Exhibit 99.1

THIS IS A SOLICITATION OF VOTES TO ACCEPT OR REJECT A PLAN OF REORGANIZATION PRIOR TO THE FILING OF VOLUNTARY REORGANIZATION CASES UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE.[1] BECAUSE NO CHAPTER 11 CASE HAS YET BEEN COMMENCED, THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THE DEBTORS INTEND TO SUBMIT THIS DISCLOSURE STATEMENT TO THE BANKRUPTCY COURT FOR APPROVAL FOLLOWING SOLICITATION AND THE DEBTORS’ FILING FOR RELIEF UNDER CHAPTER 11 OF THE BANKRUPTCY CODE. THE INFORMATION IN THIS DISCLOSURE STATEMENT IS SUBJECT TO CHANGE AND SUBJECT TO THE PLAN AND OTHER DEFINITIVE DOCUMENTS. EXCEPT AS OTHERWISE SPECIFIED HEREIN OR AS MAY BE COMMUNICATED BY THE DEBTORS, THE SOLICITATION OF VOTES ON THE PLAN WITH RESPECT TO HOLDERS OF CLASS 3, CLASS 5, AND CLASS 6 CLAIMS IS BEING MADE PRIOR TO THE FILING OF VOLUTNARY REORGANIZATION CASES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PURSUANT TO EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING PURSUANT TO SECTION 4(A)(2) THEREOF, AND APPLICABLE UNITED STATES STATE SECURITIES LAWS, AND ONLY FROM HOLDERS OF SUCH CLAIMS WHO ARE AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) OF THE SECURITIES ACT (“ACCREDITED INVESTORS”) OR A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“QIB”). AFTER THE PETITION DATE, THE DEBTORS WILL RELY ON SECTION 1145(A) OF THE BANKRUPTCY CODE, SECTION 4(A)(2) OF THE SECURITIES ACT, OR OTHER EXEMPTIONS UNDER THE SECURITIES ACT AND BLUE SKY LAWS TO EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND BLUE SKY LAWS THE OFFER, ISSUANCE, AND DISTRIBUTION OF THE SECURITIES DESCRIBED HEREIN AND UNDER THE PLAN. THIS DISCLOSURE STATEMENT IS NOT AN OFFER TO SELL ANY SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY ANY SECURITIES.

[1]	Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms elsewhere in this disclosure statement (as may be amended, supplemented, or otherwise modified from time to time, this “Disclosure Statement”) or in the Joint Prepackaged Chapter 11 Plan of Reorganization of Inotiv, Inc. and its Affiliated Debtors (as may be amended, supplemented, or otherwise modified from time to time, the “Plan”), as applicable.

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
hOUSTON dIVISION

In re: Inotiv, Inc., et al.,[1] Debtors.	Chapter 11 Case No. 26-[_______] ([___])

DISCLOSURE STATEMENT FOR THE

JOINT PREPACKAGED CHAPTER 11 PLAN OF

REORGANIZATION OF INOTIV, INC. and its affiliated debtors

ROPES & GRAY LLP

Cristine Pirro Schwarzman (pro hac vice pending)

Daniel I. Forman (pro hac vice pending)

1211 Avenue of the Americas

New York, New York 10036

Telephone: (212) 596-9000

Facsimile: (212) 596-9090

E-mail: cristine.schwarzman@ropesgray.com

dan.forman@ropesgray.com

HUNTON ANDREWS KURTH LLP
Timothy A. (“Tad”) Davidson II (TX Bar No. 24012503
Phillip M. Guffy (TX Bar No. 24113705)
Kaleb Bailey (TX Bar No. 24136717)

600 Travis Street, Suite 4200
Houston, Texas 77002
Telephone: (713) 220-4200
Facsimile: (713) 220-4285
Email: taddavidson@hunton.com

pguffy@hunton.com

kbailey@hunton.com

Proposed Co-Counsel to the Debtors and Debtors in Possession	Proposed Co-Counsel to the Debtors and Debtors in Possession

[1]	The Debtors in these chapter 11 cases, together with the last four digits of each Debtor’s federal tax identification number, are as follows: Inotiv LAMS West Inc. (7130); Inotiv, Inc. (5024); BAS Evansville, Inc. (3157); BASi Gaithersburg, LLC (9967); Bronco Research Services, LLC (2654); Envigo Bioproducts, Inc. (2644); Envigo Global Services Inc. (6521); Envigo Holding I, Inc. (3754); Envigo New Holdco, LLC (9828); Envigo RMS B.V., Inc. (8162); Envigo RMS, LLC (3840); ERPP, Inc. (2545); Histion, LLC (2199); Inotiv Boulder, LLC (9567); Inotiv Nashville, LLC (8480); Inotiv Research Models, LLC (6700); Integrated Laboratory Systems, LLC (3696); Precisium Solutions, LLC (2043); Seventh Wave Laboratories, LLC (3138). The Debtors’ service address is 2701 Kent Avenue, West Lafayette, IN 47906.

important information regarding this disclosure statement FOR Solicitation of Votes on the JOINT prepackaged Chapter 11 Plan of REORGANIZATION OF INOTIV, inc. and its affiliated debtors From the Holders of Outstanding CLAIMS IN THE FOLLOWING CLASSes:

Voting Class	Name of Class Under the Plan
Class 3	PREPETITION first lien claims
class 5	PREPETITION PIK Notes claims
class 6	PREPETITION Unsecured Convertible notes claims

If you are A HOLDER OF A CLAIM OR CLAIMS in ONE OR MORE OF THE CLASSES LISTED ABOVE, You are receiving this document and the accompanying materials because you MAY BE entitled to vote on the plan

DELIVERY OF CLASS 3 BALLOTS

Ballots must be actually received by the Solicitation Agent by 4:00 p.m. (prevailing CENTRAL Time) on JULY 6, 2026 (the “Voting Deadline”)

VIA FIRST CLASS MAIL,
OVERNIGHT COURIER, OR HAND DELIVERY AT:

inotiv BALLOT PROCESSING
C/O Kroll RESTRUCTURING ADMINISTRATION LLC

850 THIRD AVENUE, SUITE 412

BROOKLYN, NY 11232

TO ARRANGE FOR HAND DELIVERY, PLEASE EMAIL INOTIVBALLOTS@RA.KROLL.COM (WITH “INOTIV BALLOT DELIVERY’ IN THE SUBJECT LINE) AT LEAST 24 HOURS PRIOR TO ARRIVAL AT THE ABOVE ADDRESS AND PROVIDE THE ANTICIPATED DATE AND TIME OF DELIVERY

OR BY SUBMITTING AN ELECTRONIC BALLOT THROUGH THE SOLICITATION AGENT’S DEDICATED ONLINE PORTAL (THE “E-BALLOTING PORTAL”). TO SUBMIT YOUR BALLOT THROUGH THE E-BALLOTING PORTAL, VISIT HTTPS://RESTRUCTURING.RA.KROLL.COM/INOTIVBALLOTS, CLICK ON THE “sUBMIT e-bALLOT” LINK UNDER THE “CASE NAVIGATION” SECTION OF THE DEBTORS’ WEBSITE AND FOLLOW THE INSTRUCTIONS TO SUBMIT YOUR BALLOT.

DELIVERY OF CLASS 5 AND CLASS 6 BENEFICIAL HOLDER BALLOTS

In order for your vote to count, your Nominee must receive your vote, in sufficient time for your Nominee to include your vote on a Master Ballot that must be received by the SOLICITATION Agent on or before the Voting Deadline, which is July 6, 2026, at 4:00 p.m., prevailing Central Time. Please allow sufficient time for your vote to be included on the Master Ballot completed by your Nominee. If a Master Ballot recording your vote is not received by the Voting Deadline, and if the Voting Deadline is not extended, your vote will only count in the Debtors’ sole discretion. If you are not an Eligible Holder (or the authorized signatory of an Eligible Holder), you may not submit a pre-petition Ballot. Any pre-petition Ballot received by a non-Eligible Holder (or on behalf of a non-Eligible Holder) will not be counted.

If your Beneficial HOLDER Ballot has been “pre-validated” by your Nominee, including a signature and medallion guarantee OR AUTHORIZED SIGNATORY LIST, certifying your Claim amount for voting purposes as of the Voting Record Date, you may submit such “pre-validated” Ballot directly to the SOLICITATIONAgent by electronic mail at InotivBallots@ra.kroll.com (with “Inotiv Ballot Submission” in the subject line). “Pre-validated” Beneficial holder Ballots may also be submitted in paper format directly to the SOLICITATIONAgent in the return envelope provided, if any, or otherwise by regular mail, overnight courier, or hand delivery to:

Inotiv, Inc. Ballot Processing Center

c/o Kroll Restructuring Administration LLC

850 Third Avenue, Suite 412

Brooklyn, NY 11232

DELIVERY OF CLASS 5 AND CLASS 6 MASTER BALLOTS

PLEASE COMPLETE, SIGN, AND DATE THE MASTER BALLOT AND RETURN IT BY THE VOTING DEADLINE VIA ELECTRONIC MAIL SERVICE TO INOTIVBALLOTS@RA.KROLL.COM OR VIA FIRST CLASS MAIL, OVERNIGHT COURIER, OR HAND DELIVERY TO:

Inotiv, Inc. Ballot Processing Center

c/o Kroll Restructuring Administration LLC

850 Third Avenue, Suite 412

Brooklyn, NY 11232

ii

IF THE SOLICITATION AGENT DOES NOT ACTUALLY RECEIVE THE MASTER BALLOT ON OR BEFORE JULY 6, 2026 AT 4:00 P.M., PREVAILING CENTRAL TIME, AND IF THE VOTING DEADLINE IS NOT EXTENDED, THE VOTES TRANSMITTED ON THE MASTER BALLOT MAY BE COUNTED TOWARD CONFIRMATION OF THE PLAN ONLY IN THE DISCRETION OF THE DEBTORS.

BALLOTS RECEIVED VIA MEANS OTHER THAN the
aforementioned MEANS WILL NOT BE COUNTED.

If you have any questions on the procedures for voting on the
Plan, please contact KROLL
(THE DEBTORS’ SOLICITATION AGENT) AT:

(844) 408-3698 (domestic toll-free)
OR +1 (646) 825-3849 (INTERNATIONAL TOLL)

or email: INOTIVINFO@RA.KROLL.com; SUBJECT LINE: “INOTIV”

Inotiv, Inc. and its affiliated debtors (each, a “Debtor” and together, the “Debtors”) submit this Disclosure Statement pursuant to section 1125 of the Bankruptcy Code for use in solicitation of votes on the Plan. The Plan is anticipated to be filed with the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). A copy of the Plan is attached hereto as Exhibit A. This Disclosure Statement provides information regarding the Plan, which the Debtors are seeking to have confirmed by the Bankruptcy Court. The Debtors are providing the information in this Disclosure Statement to certain Holders of Claims for purposes of soliciting votes to accept or reject the Plan.

Pursuant to the Restructuring Support Agreement, which is attached hereto as Exhibit B, the Plan is currently supported by the Debtors and Holders who hold a substantial majority of the Claims in the Voting Classes.

The Plan provides that the following parties, in their capacity as such, are Releasing Parties, deemed to grant the releases provided for therein: (a) each Released Party; (b) each Estate; (c) each Holder of Claims who (i) votes to accept the Plan, (ii) is presumed to accept the Plan, (iii) is entitled to vote on the Plan and abstains from doing so, or (iv) votes to reject the Plan and, in each case, does not affirmatively opt out of the Third-Party Release by checking the applicable box on its Opt-Out Release Form or Ballot, in accordance with the procedures set forth in the Scheduling Order; (d) all Holders of Claims and Interests who are deemed to reject the Plan and who, in each case, affirmatively opt in to the Third-Party Release by checking the applicable box on their Opt-In Release Form indicating that they opt to grant the Third-Party Release in accordance with the procedures set forth in the Scheduling Order; and (e) each Related Party of each Entity in clauses (a) through (d), solely to the extent such Related Party (i) would be obligated to grant a release under the principles of agency if it were so directed by the Entity in the foregoing clauses (a) through (d) to whom they are related, or (ii) may assert Claims or Causes of Action on behalf of or in a derivative capacity by or through an Entity in the foregoing clauses (a) through (d). For the avoidance of doubt, an Entity shall not be a Releasing Party if such Entity timely and properly opts out of, or does not opt in to, as applicable, the Third-Party Release or timely objects to the Third-Party Release, either through formal objection filed on the docket of the Chapter 11 Cases or informal objection provided to the Debtors in writing, including by electronic mail, and such objection is not resolved or withdrawn from the docket of the Chapter 11 Cases or in writing, including via electronic mail, as applicable, before Confirmation. For the avoidance of doubt, (y) no Holder of Claims or Interests that is deemed to reject the Plan shall be a Releasing Party unless such Holder affirmatively opts in to the Third-Party Release and (z) any opt-out election made by a Consenting Stakeholder in any capacity in contravention of the Restructuring Support Agreement is void ab initio.

iii

Holders of Claims in Classes 1, 2, 4, and 7 may opt out of becoming a Releasing Party by checking the applicable box on the Opt-Out Form or filing an objection to the Plan, as described above. Holders of Claims in Classes 3, 5, and 6 (collectively, the “Voting Classes”) may opt out of becoming a Releasing Party by checking the applicable box on their respective Ballot or by filing an objection to the Plan as described above. Holders of Claims or Interests in Classes 10 and 11 may opt in to becoming a Released Party and a Releasing Party by checking the applicable box on their Opt-In Form.

The consummation and effectiveness of the Plan are subject to certain material conditions precedent described herein and set forth in Article VIII of the Plan. There is no assurance that the Bankruptcy Court will confirm the Plan or approve this Disclosure Statement or, if the Bankruptcy Court does confirm the Plan, that the conditions necessary for the Plan to become effective will be satisfied or, in the alternative, waived.

You are encouraged to read this Disclosure Statement (including “Certain Factors to Be Considered” described in Article VI of this Disclosure Statement) and the Plan in their entirety before submitting your Ballot to vote on the Plan.

The Debtors urge each Holder of a Claim or Interest to consult with its own advisors with respect to any legal, financial, securities, tax, or business advice in reviewing this Disclosure Statement, the Plan, and each transaction contemplated by the Plan.

The Debtors strongly encourage Holders of Claims in the Voting Classes to read this Disclosure Statement and the Plan in their entirety before voting to accept or reject the Plan. Assuming the requisite acceptances to the Plan are obtained, the Debtors will seek the Bankruptcy Court’s approval of the Plan at the Combined Hearing.

RECOMMENDATION BY THE DEBTORS

THE Debtors’ governing bodies have approved the RESTRUCTURING transactions contemplated by the Plan AND DESCRIBED IN THIS DISCLOSURE STATEMENT, AND THE DEBTORS BELIEVE THAT THE PLAN IS FAIR AND EQUITABLE, MAXIMIZEs THE VALUE OF THE Debtors’ ESTATE, AND PROVIDEs THE BEST RECOVERY TO CLAIM HOLDERS. AT THIS TIME, THE Debtors believe THAT THE PLAN AND RELATED restructuring TRANSACTIONS REPRESENT THE BEST ALTERNATIVE FOR ACCOMPLISHING THE DEBTORS’ overall RESTRUCTURING OBJECTIVES. the DEBTORS, THEREFORE, STRONGLY recommend that all Holders of claims whose votes are being solicited submit Ballots to accept the Plan by returning their ballots so as to be actually received by the Solicitation Agent no later than jULY 6, 2026 at 4:00 p.m. (prevailing CENTRAL Time) pursuant to the instructions set forth herein and in the ballots.

iv

SPECIAL NOTICE REGARDING FEDERAL AND STATE SECURITIES LAWS

The Bankruptcy Court has not reviewed this Disclosure Statement or the Plan, and the securities to be issued on or after the Plan Effective Date will not be issued pursuant to a registration statement filed with the United States Securities and Exchange Commission (the “SEC”) under the United States Securities Act of 1933 (as amended, the “Securities Act”) or any securities regulatory authority of any state under any state securities law (“Blue Sky Laws”). The Plan has not been approved or disapproved by the SEC or any state regulatory authority, and neither the SEC nor any state regulatory authority has passed upon the accuracy or adequacy of the information contained in this Disclosure Statement or the Plan. Any representation to the contrary is a criminal offense. The Debtors are relying on exemptions from the registration requirements of the Securities Act, including section 4(a)(2) thereof and/or Regulation D promulgated thereunder, and on equivalent exemptions under Blue Sky Laws, to exempt from registration under the Securities Act and Blue Sky Laws the offer to certain Holders of Claims in the Voting Classes of new securities prior to the Petition Date, including in connection with the prepetition solicitation of votes to accept or reject the Plan (the “Solicitation”).

After the Petition Date, the Debtors will rely on section 1145(a) of the Bankruptcy Code, Section 4(a)(2) of the Securities Act, or other exemptions under the Securities Act and Blue Sky Laws to exempt from registration under the Securities Act and Blue Sky Laws the offer, issuance, and distribution of the securities described herein and under the Plan. Neither the Solicitation nor this Disclosure Statement constitutes an offer to sell or the solicitation of an offer to buy securities in any state or jurisdiction in which such offer or solicitation is not authorized.

Except to the extent publicly available, this Disclosure Statement, the Plan, and the information set forth herein and therein are confidential. This Disclosure Statement and the Plan may contain material non-public information concerning the Debtors, its subsidiaries, and their respective debt and securities. Each recipient hereby acknowledges that it (a) is aware that the federal securities laws of the United States prohibit any person who has material non-public information about a company, which is obtained from the company or its representatives, from purchasing or selling securities of such company or from communicating the information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such Securities and (b) is familiar with the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).

v

DISCLAIMER

This Disclosure Statement contains summaries of certain provisions of the Plan and certain other documents and financial information. The information included in this Disclosure Statement is provided solely for the purpose of soliciting acceptances of the Plan and should not be relied upon for any purpose other than to determine whether and how to vote on the Plan. All Holders of Claims entitled to vote are advised and encouraged to read this Disclosure Statement and the Plan in their entirety before voting. The Debtors believe that these summaries are fair and accurate. The summaries of the financial information and the documents that are attached to, or incorporated by reference in, this Disclosure Statement are qualified in their entirety by reference to such information and documents. In the event of any inconsistency or discrepancy between a description in this Disclosure Statement, on the one hand, and the terms and provisions of the Plan or the financial information and documents incorporated in this Disclosure Statement by reference, on the other hand, the Plan or the financial information and documents, as applicable, shall govern for all purposes.

Except as otherwise provided in the Plan or in accordance with applicable law, the Debtors are under no duty to update or supplement this Disclosure Statement. The Bankruptcy Court’s approval of this Disclosure Statement, which the Debtors will seek at the Combined Hearing, does not constitute a guarantee of the accuracy or completeness of the information contained herein or the Bankruptcy Court’s endorsement of the merits of the Plan. The statements and financial information contained in this Disclosure Statement have been made as of the date hereof unless otherwise specified. Holders of Claims or Interests reviewing this Disclosure Statement should not assume at the time of such review that there have been no changes in the facts set forth in this Disclosure Statement since the date of this Disclosure Statement. No Holder of a Claim or Interest should rely on any information, representations, or inducements that are not contained in or are inconsistent with the information contained in this Disclosure Statement, the documents attached to this Disclosure Statement, and the Plan. This Disclosure Statement does not constitute legal, business, financial, or tax advice. Any Person or Entity desiring any such advice should consult with their own advisors. Additionally, this Disclosure Statement has not been approved or disapproved by the Bankruptcy Court, the SEC, or any securities regulatory authority of any state under Blue Sky Laws. The Debtors are soliciting acceptances of the Plan prior to commencing any cases under chapter 11 of the Bankruptcy Code.

The financial information contained in or incorporated by reference into this Disclosure Statement has not been audited, except as specifically indicated otherwise.  The Debtors’ management (“Management”), in consultation with their advisors, has prepared the financial projections attached hereto as Exhibit D and described in this Disclosure Statement.  The financial projections, while presented with numerical specificity, necessarily were based on a variety of estimates and assumptions that are inherently uncertain and may be beyond the control of Management.  Important factors that may affect actual results and cause Management forecasts not to be achieved include, but are not limited to, risks and uncertainties relating to the Debtors’ businesses (including their ability to achieve strategic goals, objectives, and targets over applicable periods), industry performance, the regulatory environment, general business and economic conditions, and other factors.  The Debtors caution that no representations can be made as to the accuracy of these projections or to their ultimate performance compared to the information contained in the forecasts or that the forecasted results will be achieved.  Therefore, the financial projections may not be relied upon as a guarantee or other assurance that the actual results will occur.

vi

Regarding contested matters, adversary proceedings, and other pending, threatened, or potential litigation or other actions, this Disclosure Statement does not constitute, and may not be construed as, an admission of fact, liability, stipulation, or waiver by the Debtors or any other party, but rather as a statement made in the context of settlement negotiations in accordance with Rule 408 of the Federal Rules of Evidence and any analogous state or foreign laws or rules. As such, this Disclosure Statement shall not be construed to be conclusive advice on the tax, securities, financial, or other effects of the Plan to Holders of Claims against or Interests in, the Debtors or any other party in interest. Please refer to Article VI of this Disclosure Statement, entitled “Certain Factors to Be Considered” for a discussion of certain risk factors that Holders of Claims and Interests voting on the Plan should consider.

Except as otherwise expressly set forth herein, all information, representations, or statements contained herein have been provided by the Debtors. No person is authorized by the Debtors in connection with this Disclosure Statement, the Plan, or the Solicitation to give any information or to make any representation or statement regarding this Disclosure Statement, the Plan, or the Solicitation, in each case, other than as contained in this Disclosure Statement and the exhibits attached hereto or as otherwise incorporated herein by reference or referred to herein. If any such information, representation, or statement is given or made, it may not be relied upon as having been authorized by the Debtors.

This Disclosure Statement contains certain forward-looking statements, all of which are based on various estimates and assumptions. Such forward-looking statements are subject to inherent uncertainties and to a wide variety of significant business, economic, and competitive risks, including, but not limited to, those summarized herein. When used in this Disclosure Statement, the words “anticipate,” “believe,” “estimate,” “will,” “may,” “intend,” and “expect” and similar expressions generally identify forward-looking statements. Although the Debtors believe that their plans, intentions, and expectations reflected in the forward-looking statements are reasonable, they cannot be sure that they will be achieved. These statements are only predictions and are not guarantees of future performance or results. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by a forward-looking statement. All forward-looking statements attributable to the Debtors or Persons or Entities acting on their behalf are expressly qualified in their entirety by the cautionary statements set forth in this Disclosure Statement, including those set forth in Article VI hereof. Forward-looking statements speak only as of the date on which they are made. Except as required by law, the Debtors expressly disclaim any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

vii

Page

Article I INTRODUCTION		2
Article II THE PLAN		3
2.1	Treatment of Unclassified Claims	3
2.2	Treatment of Classified Claims and Interests	7
2.3	Special Provision Governing Unimpaired Claims	10
2.4	Compromise or Settlement of Controversies	10
2.5	Sources of Consideration for Plan Distribution	11
2.6	Restructuring Transactions	11
2.7	Continued Corporate Existence	12
2.8	Private Company	12
2.9	Corporate Action	13
2.10	Vesting of Assets	13
2.11	Indemnification Provisions in Organizational Documents	14
2.12	Cancellation of Existing Securities and Agreements	16
2.13	Cancellation of Certain Existing Security Interests	17
2.14	Approval of the Exit Financing Facilities and the Exit Financing Documents	18
2.15	Issuance of the New Equity Interests	19
2.16	Issuance of New Warrants	19
2.17	Exemption from Registration Requirements	19
2.18	Organizational Documents	21
2.19	Exemption from Certain Transfer Taxes and Recording Fees	21
2.20	Managers, Directors, and Officers of the Company	21
2.21	Incentive Plans	22
2.22	Effectuating Documents; Further Transactions	22
2.23	Employment Obligations	22
2.24	Retained Causes of Action	23
2.25	Assumption of Executory Contracts and Unexpired Leases	24
2.26	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	25
2.27	Claims Based on Rejection of Executory Contracts or Unexpired Leases	26
2.28	Indemnification Obligations	26
2.29	Contracts and Leases Entered Into After the Petition Date	26
2.30	Insurance Policies	27
2.31	Reservation of Rights	27
2.32	Conditions Precedent to the Plan Effective Date	27
2.33	Discharge of Claims and Termination of Interests; Compromise and Settlement of Claims, Interests, and Controversies	30
2.34	Release, Injunction, and Related Provisions	30
2.35	Setoffs and Recoupment	34
2.36	Release of Liens	35
2.37	No Substantive Consolidation	35
Article III Voting procedures and requirements		35
3.1	Class Entitled to Vote on the Plan	35
3.2	Votes Required for Acceptance by a Class	36
3.3	Certain Factors to Be Considered Prior to Voting	36
3.4	Classes Not Entitled To Vote on the Plan	37
3.5	Disputes Regarding Impairment	37
3.6	Nonconsensual Confirmation	37

viii

3.7	Subordinated Classes	38
3.8	Vacant Classes	38
3.9	Intercompany Interests	38
3.10	No Waiver	38
3.11	Solicitation Procedures	38
3.12	Voting Procedures	39
Article IV Corporate and CAPITAL STRUCTURE		41
4.1	Prepetition Corporate and Capital Structure	41
Article V CIRCUMSTANCES LEADING TO THESE CHAPTER 11 CASES		44
5.1	Challenges Facing the Company	44
5.2	Debtors’ Efforts to Address Business Challenges	47
Article VI CERTAIN FACTORS TO BE CONSIDERED		49
6.1	General	49
6.2	Risks Relating to the Plan and Other Bankruptcy Law Considerations	49
6.3	Risks Relating to the Restructuring Transactions	57
6.4	Risks Relating to the New Equity Interests and New Warrants	59
6.5	Risks Relating to the Debtors’ Businesses	63
6.6	Certain Tax Implications of the Chapter 11 Cases and the Plan	65
6.7	Disclosure Statement Disclaimer	65
Article VII CONFIRMATION OF THE PLAN		68
7.1	The Confirmation Hearing	68
7.2	Confirmation Standards	68
7.3	Best Interests Test/Liquidation Analysis	68
7.4	Feasibility	69
7.5	Confirmation Without Acceptance by All Impaired Classes	70
7.6	Alternatives to Confirmation and Consummation of the Plan	71
Article VIII IMPORTANT SECURITIES LAW DISCLOSURE		71
8.1	Exemption from Registration Requirements	71
8.2	Resales of the Securities	72
Article IX CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN		74
Article X CONCLUSION AND RECOMMENDATION		99

EXHIBITS

Exhibit A Exhibit B	Plan Restructuring Support Agreement
Exhibit C	Liquidation Analysis
Exhibit D Exhibit E	Financial Projections Valuation Analysis
Exhibit F	Corporate Organizational Chart

ix

Executive Summary

The Plan implements a prepackaged restructuring agreed to among the Debtors and the Holders of the vast majority of Claims in the Voting Classes who have executed the Restructuring Support Agreement and are supportive of the Plan and the Restructuring Transactions.

The Restructuring Transactions will result in a significant deleveraging of the Debtors’ capital structure, as reflected in the charts below

Capital Structure as of the Petition Date

Instrument	Approx. Amount Outstanding (mm)
Bridge Facility Delayed Draw Term Loans	$40.5
First Lien Claims	$274.9
Prepetition PIK Notes	$28.3
DOJ Settlement Payments	13.3
Unsecured Convertible Notes	$131.7
Total Debt[2]	$488.7
Common Stock[4]	$10.5
Total	$499.2

Structure Post-Emergence

Instrument	Approx. Amount Outstanding (mm)
Exit Facility	$150	[1]
DOJ Settlement Payments	$13.3
Total Debt[3]	$163.3
New Equity Interests	$84

Total	$247.3

The anticipated benefits of the Plan include, without limitation, the following:

(a)	An exit term loan credit facility (the “Exit Term Loan Facility”) consisting of senior secured first lien term loans in an aggregate principal amount of up to $150 million (including paid-in-kind interest, fees, OID, or premiums to be earned and capitalized upon issuance);

(b)	Conversion of approximately $315.4 million of Prepetition First Lien Claims into (i) 93% of the New Equity Interests, on a fully diluted basis, subject to dilution on account of the New Warrants and the Management Incentive Plan, and (ii) new Exit Term Loans;

(c)	Conversion of approximately $28.3 million of Prepetition PIK Notes Claims into 21% of the Notes Recovery (i.e., a pro rata share of 7% of the New Equity Interests and the New Warrants);

(d)	Conversion of approximately $131.7 million of Prepetition Unsecured Convertible Notes Claims into (i) 79% of the Notes Recovery (i.e., a pro rata share of 7% of the New Equity Interests and the New Warrants);

(e)	Payment in full or Reinstatement of all General Unsecured Claims;

(f)	The anticipated assumption of all Unexpired Leases and Executory Contracts, with continued performance and payment thereunder in the ordinary course; and

(g)	Prompt emergence from chapter 11

The Plan provides for a comprehensive restructuring of the Debtors’ prepetition obligations, preserves the going-concern value of the Debtors’ businesses, maximizes all creditor recoveries, and protects the jobs of the Debtors’ invaluable employees, including Management.

The purpose of this Disclosure Statement is to provide Holders of Claims entitled to vote to accept or reject the Plan with adequate information about (i) the Debtors’ businesses and certain historical events, (ii) the chapter 11 cases which the Debtors intend to file (the “Chapter 11 Cases”), (iii) the rights of Holders of Claims or Interests under the Plan, and (iv) other information necessary to enable a hypothetical investor typical of the Holders of Claims or Interests in the Chapter 11 Cases to make an informed judgment about the Plan.

[1]	To include Exit and Upfront Fees paid-in-kind.

[2]	“Total Debt” reflects the funded debt instruments and does not reflect general unsecured claims—including, approximately $550,000 on account of a PPP Loan (as further detailed in the First Day Declaration).

[3]	“Total Debt” reflects the funded debt instruments and does not reflect general unsecured claims—including, approximately $550,000 on account of a PPP Loan (as further detailed in the First Day Declaration).

[4]	The Common Stock market capitalization is as of April 16, 2026.

Article I
INTRODUCTION

Inotiv, Inc. (“Inotiv” and, together with its subsidiaries, the “Company”), began operations in 1975 as Bioanalytical Systems, Inc. and completed an initial public offering in 1997. On March 18, 2021, the Company changed its corporate name to Inotiv, Inc. to reflect a broader strategic vision: the creation of a vertically integrated, full-service contract research organization capable of supporting the entire preclinical drug development continuum from early-stage target identification and discovery through regulatory submission-ready safety studies.

To realize that vision, the Company executed fourteen strategic acquisitions over approximately 48 months between July 2018 and July 2022, transforming the Company from a single-site analytical services provider into a two-segment platform of meaningful scale. This investment phase built a full-service drug discovery and development contract research organization (“CRO”) through disciplined M&A activity, adding access to critical Research Model supply chains and initiating organic investments to create capacity for growth. Most notably, the Company completed its acquisition of Envigo RMS Holding Corp. (“Envigo”) on November 5, 2021. Envigo was a leader in breeding, supply, and distribution of purpose-bred laboratory animals used in preclinical safety and efficacy testing (“Research Models”). The Company established its Research and Models Services (“RMS”) segment through the Envigo acquisition, positioning Inotiv as one of the few CROs in the world capable of offering both nonclinical testing services and a proprietary supply of Research Models. These Research Models play a vital role in advancing human health, as medications and medical devices must undergo rigorous preclinical safety testing before being administered to human patients. The Company’s integrated platform enables pharmaceutical and biotechnology clients to conduct this essential work under a single provider with the highest standards of scientific integrity and animal welfare.

The acquisition of Envigo was funded through (i) borrowings under a new senior secured credit agreement, dated as of November 5, 2021 among the Company, as borrower, the subsidiary guarantors party thereto, the lenders party thereto, and Acquiom Agency Services LLC, as successor administrative agent and collateral agent (the “First Lien Credit Agreement”), and (ii) the net proceeds of the $140.0 million aggregate principal offering of 3.25% Convertible Senior Notes due 2027 among the Company, BAS Evansville, Inc., as guarantor, and U.S. Bank National Association, as trustee (the “Prepetition Unsecured Convertible Notes”).

In addition to the Envigo transaction, the Company’s acquisitions included Orient BioResource Center Inc., Robinson Services, Inc. and a series of Discovery and Safety Assessment (“DSA”) focused transactions that built Inotiv’s drug discovery and development capabilities. These acquisitions, including Seventh Wave Laboratories, Integrated Laboratory Systems, Bronco Research Services, Histion, Bolder BioPATH, HistoTox Labs, Gateway Pharmacology, Pre-Clinical Research Services, Protypia, Plato Biopharma, certain assets from BioReliance and the Gaithersburg, Maryland operations from Smithers Avanza, added specialized scientific expertise spanning toxicology, pathology, in vivo pharmacology, bioanalytical method development, surgical modeling, and related disciplines, and established the Company’s geographic presence across key U.S. life sciences markets. Since 2023, the Company has focused on optimization, consolidation, and integration across both operating segments, including reducing the RMS operating footprint from 23 to 11 facilities to increase efficiency, revenues per facility, and enhance quality and animal welfare.

Today, the Company is headquartered in West Lafayette, Indiana and operates across 22 sites encompassing 24 owned or leased facilities spread across four countries. Approximately 86% of the Company’s facilities are located in the United States, with the remainder across Europe and the Middle East. The Company also maintains 11 distribution hubs and warehouse facilities to support its Research Model and non-human primate (“NHP”) logistics operations. The Company’s common shares trade on the NASDAQ under the ticker symbol “NOTV.”

The Debtors intend to file the Chapter 11 Cases to implement the terms of the prepackaged Plan and the go-forward business strategy on which the prepackaged Plan is based. In that regard, the Chapter 11 Cases will comprehensively restructure the Debtors’ prepetition capital structure, preserve the going-concern value of the Debtors’ businesses, maximize all creditor recoveries (including by reinstating General Unsecured Claims in full and assuming all Executory Contracts and Unexpired Leases), and protect the jobs of the Company’s employees. The Plan’s consummation and the significant deleveraging of approximately $325.4 million (or about 66.6% of the prepetition funded indebtedness) will enable the post-emergence Company to allocate capital to essential research and development. These investments aim to drive profitability and maintain competitiveness in the highly regulated and competitive sector.

Article II
THE PLAN

2.1	Treatment of Unclassified Claims

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims (including Professional Fee Claims and DIP Claims) and Priority Tax Claims (collectively, the “Unclassified Claims”) have not been classified and thus are excluded from the Classes of Claims and Interests set forth in Article III of the Plan. The Plan provides for the following treatment of each of the Unclassified Claims as well as statutory fees the Debtors in connection with the Chapter 11 Cases:

Claim	Plan Treatment
Administrative Claims

Section 2.1 of the Plan only applies to Administrative Claims that are not DIP Claims, Transaction Expenses, Bankruptcy Fees, or Professional Fee Claims.

Unless otherwise agreed to by the Holder of an Allowed Administrative Claim and the Debtors or the Reorganized Debtors, as applicable, to the extent an Administrative Claim has not already been paid in full, Reinstated, or otherwise satisfied during the Chapter 11 Cases, each Holder of an Allowed Administrative Claim shall receive in full and final satisfaction of its Allowed Administrative Claim an amount of Cash equal to the unpaid portion of such Allowed Administrative Claim in accordance with the following: (i) if such Administrative Claim is Allowed on or prior to the Plan Effective Date, on the Plan Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Administrative Claim becomes due or as soon as reasonably practicable thereafter); (ii) if such Administrative Claim is Allowed after the Plan Effective Date, on the date such Administrative Claim is Allowed or as soon as reasonably practicable thereafter (or, if not then due, when such Administrative Claim is due or as soon as reasonably practicable thereafter); (iii) at such time and upon such terms as may be agreed upon by the Holder of such Allowed Administrative Claim and the Debtors or the Reorganized Debtors, as applicable (in each case, with the reasonable consent of the Required Consenting First Lien Lenders); or (iv) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court.

Requests for payment of Administrative Claims need not be filed on the docket of the Chapter 11 Cases for Administrative Claims that (i) relate to post-petition ordinary course operations (ii) previously have been Allowed by Final Order of the Bankruptcy Court or pursuant to Section 2.1 of the Plan, or (iii) the (Reorganized) Debtors (with the reasonable consent of the Required Consenting First Lien Lenders) have otherwise agreed in writing (email being sufficient) do not require such a filing.

The Reorganized Debtors may settle Administrative Claims in the ordinary course of business without further Bankruptcy Court approval. The Debtors or the Reorganized Debtors, as applicable, may also choose to object to any Administrative Claim no later than ninety (90) days after the Plan Effective Date, subject to extensions by the Bankruptcy Court, agreement in writing of the parties, or on motion of a party in interest approved by the Bankruptcy Court. Unless the Debtors or the Reorganized Debtors (or other party with standing) objects to a timely-filed and properly served Administrative Claim, such Administrative Claim shall be deemed Allowed in the amount requested. In the event that the Debtors or the Reorganized Debtors (or other party with standing) objects to an Administrative Claim, the parties may confer to try to reach a settlement and, failing that, the Bankruptcy Court shall determine whether such Administrative Claim should be allowed and, if so, in what amount.

Priority Tax Claims	Except to the extent that a Holder of an Allowed Priority Tax Claim (to the extent unpaid) agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code. To the extent any Allowed Priority Tax Claim is not due and owing on or before the Plan Effective Date, such Claim shall be paid on or before the later of (i) in accordance with the terms of any agreement between the Debtors or the Reorganized Debtors and the Holder of such Allowed Priority Tax Claim, (ii) when such Allowed Priority Tax Claim becomes due and payable under applicable non-bankruptcy Law, or (iii) in the ordinary course of business. On the Plan Effective Date, any Liens securing any Allowed Priority Tax Claims shall be deemed released, terminated, and extinguished, in each case without further notice to or order of the Bankruptcy Court, act, or action under applicable law, regulation, order or rule, or the vote, consent, authorization, or approval of any Entity. The Reorganized Debtors shall have the right to pay any Allowed Priority Tax Claim or any remaining balances of an Allowed Priority Tax Claim (together with accrued but unpaid interest) in full at any time on or after the Plan Effective Date without premium or penalty.
Professional Fee Claims	All final requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses must be filed no later than the first Business Day that is sixty (60) days after the Plan Effective Date. After notice and a hearing in accordance with applicable Law, including any procedures established by the Bankruptcy Code and prior Bankruptcy Court orders, the Allowed amounts of such Professional Fee Claims shall be determined by the Bankruptcy Court.

On or before the Plan Effective Date, the Reorganized Debtors shall establish (if not already established) and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount. Subject to the last sentence of Section 2.3(b) of the Plan, the Professional Fee Escrow Account shall be maintained in trust solely for the benefit of the Retained Professionals, and such funds shall not be considered property of the Debtors’ Estates, the Debtors, or the Reorganized Debtors. Subject to the last sentence of Section 2.3(b) of the Plan, no Liens, Claims, or Interests shall encumber the Professional Fee Escrow Account in any way; provided that Liens granted pursuant to the DIP Facility Documents and Exit Financing Documents, as applicable, shall encumber amounts in the Professional Fee Escrow Account constituting the Residual Fee Escrow Interest. The Reorganized Debtors shall be obligated to pay Allowed Professional Fee Claims in excess of the Professional Fee Reserve Amount. The amount of Professional Fee Claims owing to the Retained Professionals shall be paid in Cash to such Retained Professionals from funds held in the Professional Fee Escrow Account when such Professional Fee Claims are Allowed by a Final Order of the Bankruptcy Court; provided that in the event the Professional Fee Reserve Amount is insufficient to satisfy the Professional Fee Claims, the Reorganized Debtors shall be required to satisfy the Allowed amounts of the remainder of any outstanding Professional Fee Claims. When all such Allowed amounts owing to Retained Professionals have been paid in full, any remaining amount in the Professional Fee Escrow Account (the “Residual Fee Escrow Interest”) shall promptly revert to the Reorganized Debtors without any further action or order of the Bankruptcy Court or any other Entity. For the avoidance of doubt, the Debtors’ and Reorganized Debtors’ obligations with respect to Professional Fee Claims shall not be limited nor deemed limited in any way to the balance of funds held in the Professional Fee Escrow.

The Retained Professionals shall reasonably estimate in good faith their accrued Professional Fee Claims prior to and as of the Plan Effective Date and shall deliver such estimate to the Debtors no later than three (3) Business Days before the anticipated Plan Effective Date; provided that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Retained Professional. If a Retained Professional does not provide such estimate, the Reorganized Debtors may estimate the unbilled fees and expenses of such Retained Professional; provided that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Retained Professional. The total amount estimated as of the Plan Effective Date shall consist of the Professional Fee Reserve Amount; provided that the Reorganized Debtors shall use Cash on hand to increase the amount held in the Professional Fee Escrow Account to the extent fee applications are filed after the Plan Effective Date in excess of the amount held in the Professional Fee Escrow Account based on such estimates.

From and after the Confirmation Date, but prior to the Plan Effective Date, any requirement that Retained Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors or Reorganized Debtors (as applicable) may employ and pay any Retained Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court. On and after the Plan Effective Date, the Reorganized Debtors shall pay in Cash the reasonable and documented legal, professional, or other fees and expenses incurred by the Debtors or the Reorganized Debtors (as applicable) after the Confirmation Date but prior to the Plan Effective Date in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, except as otherwise specifically provided in the Plan. The Reorganized Debtors shall pay, within ten (10) Business Days after submission of a detailed invoice to the Reorganized Debtors, such reasonable Claims for compensation or reimbursement of expenses incurred by the Retained Professionals of the Debtors after the Confirmation Date but prior to the Plan Effective Date. If the Debtors or Reorganized Debtors (as applicable) dispute the reasonableness of any such invoice, the Debtors or Reorganized Debtors (as applicable) or the affected professional may submit such dispute to the Bankruptcy Court for a determination of the reasonableness of any such invoice, and the disputed portion of such invoice shall not be paid until the dispute is resolved.

DIP Claims

The DIP Claims shall be Allowed Claims in the full amount outstanding under the DIP Credit Agreement as of the Plan Effective Date, including principal, interest, fees, premiums, costs, other charges, and expenses, and all other obligations related to the DIP Facility arising under the DIP Credit Agreement, including, for the avoidance of doubt, the Exit Premium and Upfront Premium.

Notwithstanding anything to the contrary herein, except to the extent that a Holder of an Allowed DIP Claim agrees to less favorable treatment, on the Plan Effective Date, the Holders of all Allowed DIP Claims, in full and final satisfaction, settlement, release, and discharge of and in exchange for all such DIP Claims, shall receive either Cash or Exit Term Loans issued under the Exit Term Loan Facility in an aggregate outstanding principal amount equal to the principal amount of the DIP Loans outstanding under the DIP Facility Documents on the Plan Effective Date (including (A) the amount of the Upfront Premium paid in-kind in the form of DIP Loans upon the closing of the DIP Facility, (B) the amount of the Exit Premium (to be paid in accordance with the DIP Credit Agreement), and (C) accrued and unpaid interest as of the Plan Effective Date, but excluding (y) Transaction Expenses and fees and expenses payable to the DIP Agent under the DIP Facility Documents, including fees and expenses of counsel, and (z) indemnification obligations solely to the extent due and payable in Cash, which amounts in the foregoing clauses (y) through (z), for the avoidance of doubt, shall be paid in full in Cash on the Plan Effective Date), which Exit Term Loans shall be funded on a cashless basis by rolling over such amounts outstanding under the DIP Facility Documents.

Transaction Expenses and DIP Facility Expenses

The Transaction Expenses, fees and expenses payable to the Prepetition Agent under the Prepetition First Lien Credit Agreement, and the fees and expenses payable to the DIP Agent under the DIP Facility Documents, in each case, including fees and expenses of counsel, incurred (or estimated to be incurred) up to and including the Plan Effective Date shall be paid in full in Cash on the Plan Effective Date (to the extent not previously paid prior to the Plan Effective Date) without any requirement to file a fee application with the Bankruptcy Court, and without any requirement for Bankruptcy Court review or approval. All Transaction Expenses, and fees and expenses payable to the Prepetition Agent, the DIP Agent, and the Trustee, in each case including fees and expenses of counsel, to be paid on the Plan Effective Date shall be estimated prior to and as of the Plan Effective Date and such estimates shall be delivered to the Debtors at least one (1) Business Day before the anticipated Plan Effective Date (or such other period as the Debtors and the Required Consenting First Lien Lenders may reasonably agree); provided, that such estimate shall not limit any party’s entitlement to be paid or repaid its Transaction Expenses or fees and expenses payable to the Prepetition Agent, the DIP Agent, or the Trustee, including fees and expenses of counsel. In addition, following the Plan Effective Date, the applicable Reorganized Debtors shall continue to pay in Cash all Transaction Expenses, whether incurred before, on, or after the Plan Effective Date without any requirement for notice or Bankruptcy Court review or approval.

Notwithstanding anything to the contrary contained herein, any unpaid Claim payable on account of the Transaction Expenses that the (Reorganized) Debtors are obligated to pay hereunder or under any of the DIP Facility Documents and for which the (Reorganized) Debtors have received an invoice, shall constitute an Allowed Administrative Claim and shall be paid on a current basis in full in Cash on the Effective Date or as reasonably practicable thereafter, or to the extent accrued after the Effective Date, on a current basis in full in Cash as invoiced. Nothing herein shall require the DIP Lenders, DIP Agent, or the Consenting Stakeholders to file applications or Proofs of Claim, or otherwise seek approval of the Bankruptcy Court as a condition to payment of such Allowed Administrative Claims.
Bankruptcy Fees	Following the Effective Date, the Reorganized Debtors shall pay the Bankruptcy Fees for each open Chapter 11 Case for each quarter (including any fraction thereof) until the first to occur of the Chapter 11 Cases being converted, dismissed, or closed.

2.2	Treatment of Classified Claims and Interests

The Plan establishes a comprehensive classification of Claims and Interests. The table below summarizes the classification, treatment, voting rights, and estimated recoveries of the Claims and Interests, by Class, under the Plan. Amounts in the rightmost column under the heading “Projected Plan Recovery” are estimates only and are based on certain assumptions described herein and set forth in greater detail in the Liquidation Analysis (as defined below) attached hereto as Exhibit C. Accordingly, recoveries actually received by Holders of Claims and Interests in a liquidation scenario may differ materially from the projected recoveries listed in the table below.

Class	Claims and Interests	Treatment	Status	Voting Right	Projected Plan Recovery
1	Other Priority Claims	Except to the extent that the Debtors and a Holder of an Allowed Other Priority Claim agree to a less favorable treatment, or to the extent already paid or otherwise satisfied, each Allowed Other Priority Claim shall be Reinstated or each Holder of an Allowed Other Priority Claim shall receive on the Plan Effective Date or as soon as reasonably practicable thereafter, in full and final satisfaction, settlement, release, and discharge of, and in exchange for such Holder’s Allowed Other Priority Claim, at the option of the (Reorganized) Debtors (with the reasonable consent of the Required Consenting First Lien Lenders), (A) payment in full in Cash on the later of the Plan Effective Date and the date that is 30 Business Days after the date on which such Other Priority Claim becomes an Allowed Claim in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Claim, in each case, or as soon as reasonably practicable thereafter, (B) such other treatment rendering its Allowed Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code, or (C) other treatment in a manner consistent with section 1129(a)(9) of the Bankruptcy Code.	Unimpaired	No (conclusively presumed to accept)	100%

2	Other Secured Claims	Except to the extent that the Debtors and a Holder of an Allowed Other Secured Claim agree to a less favorable treatment, or to the extent already paid or otherwise satisfied, each Allowed Other Secured Claim shall be Reinstated or each Holder of an Allowed Other Secured Claim shall receive on the Plan Effective Date or as soon as reasonably practicable thereafter, in full and final satisfaction, settlement, release, and discharge of, and in exchange for such Holder’s Allowed Other Secured Claim, at the option of the (Reorganized) Debtors (with the reasonable consent of the Required Consenting First Lien Lenders), (A) payment in full in Cash of such Allowed Claim, payable on the later of the Plan Effective Date and the date that is 30 Business Days after the date on which such Claim becomes an Allowed Claim in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Claim, in each case, or as soon as reasonably practicable thereafter, or (B) such other treatment so as to render such Allowed Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code.	Unimpaired	No (conclusively presumed to accept)	100%
3	Prepetition First Lien Claims

Except to the extent that the Debtors and a Holder of an Allowed Prepetition First Lien Claim agree to a less favorable treatment, or to the extent already paid or otherwise satisfied, each Holder of an Allowed Prepetition First Lien Claim shall receive on the Plan Effective Date or as soon as reasonably practicable thereafter, in full and final satisfaction, settlement, release, and discharge of, and in exchange for such Holder’s Allowed Prepetition First Lien Claim its Pro Rata share of:

(a)    93% of the New Equity Interests, on a fully diluted basis, subject to dilution on account of the New Warrants and the Management Incentive Plan; and

(b)   The Remaining Exit Term Loans

			Impaired	Yes
4	DOJ Claims	Except to the extent that the Debtors and a Holder of an Allowed DOJ Claim agrees to a less favorable treatment, all DOJ Claims shall be Reinstated.	Unimpaired	No (conclusively presumed to accept)

5	Prepetition PIK Notes Claims	Except to the extent that the Debtors and a Holder of an Allowed Prepetition PIK Notes Claim agree to a less favorable treatment, or to the extent already paid or otherwise satisfied, each Holder of an Allowed Prepetition PIK Notes Claim shall receive on the Plan Effective Date or as soon as reasonably practicable thereafter, in full and final satisfaction, settlement, release, and discharge of, and in exchange for such Holder’s Allowed PIK Notes Claim its Pro Rata share of 21% of the Notes Recovery.	Impaired	Yes
6	Prepetition Unsecured Convertible Notes Claims	Except to the extent that the Debtors and a Holder of an Allowed Prepetition Unsecured Convertible Notes Claim agree to a less favorable treatment, or to the extent already paid or otherwise satisfied, each Holder of an Allowed Prepetition Unsecured Convertible Notes Claim shall receive on the Plan Effective Date or as soon as reasonably practicable thereafter, in full and final satisfaction, settlement, release, and discharge of, and in exchange for such Holder’s Allowed Prepetition Unsecured Convertible Notes Claim, its Pro Rata share of 79% of the Notes Recovery.	Impaired	Yes
7	General Unsecured Claims	Except to the extent that the Debtors and a Holder of an Allowed General Unsecured Claim agree to a less favorable treatment, or to the extent already paid or otherwise satisfied, each General Unsecured Claim shall be Reinstated on the Plan Effective Date, or each Holder of an Allowed General Unsecured Claim shall receive on the Plan Effective Date, in full and final satisfaction, settlement, release, and discharge of, and in exchange for such Holder’s Allowed General Unsecured Claim at the option of the (Reorganized) Debtors (with the reasonable consent of the Required Consenting First Lien Lenders) such other treatment so as to render such Allowed Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code. On and after the Plan Effective Date, the Reorganized Debtors shall continue to pay each Holder of a General Unsecured Claim in the ordinary course of business, subject to the Reorganized Debtors’ right to dispute such Claim in the ordinary course of business.	Unimpaired	No (conclusively presumed to accept)	100%

8	Intercompany Claims	On the Plan Effective Date, each Allowed Intercompany Claim shall be Reinstated (including, as amended), distributed, contributed, set off, settled, cancelled and released, or otherwise addressed at the election of the (Reorganized) Debtors, with the consent of the Required Consenting First Lien Lenders.	Unimpaired / Impaired	No (conclusively presumed to accept or deemed to not accept)	100% / 0%
9	Intercompany Interests	On the Plan Effective Date, each Intercompany Interest shall be Reinstated (including, as amended), distributed, contributed, set off, settled, cancelled and released, or otherwise addressed at the election of the Reorganized Debtors, with the consent of the Required Consenting First Lien Lenders.	Unimpaired / Impaired	No (conclusively presumed to accept or deemed to not accept)	100% / 0%
10	Section 510(b) Claims	On the Plan Effective Date, all Section 510(b) Claims shall be discharged and released, and each Holder of a Section 510(b) Claim shall not receive or retain any distribution, property, or other value on account of its Section 510(b) Claim.	Impaired	No (deemed to reject)	0%
11	Existing Equity Interests	On the Plan Effective Date, and without the need for any further corporate or limited liability company action or approval of any board of directors, board of managers, members, shareholders, or officers of any (Reorganized) Debtor, as applicable, all Existing Equity Interests shall be cancelled, released, extinguished, or otherwise eliminated without any distribution, and will be of no further force or effect, and each Holder of an Existing Equity Interest shall not receive or retain any distribution, property, or other value on account of such Existing Equity Interest.	Impaired	No (deemed to reject)	0%

2.3	Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, the DIP Orders, or the DIP Facility Documents, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights in respect of any Unimpaired Claim, including, but not limited to, all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claim.

2.4	Compromise or Settlement of Controversies

Other than as specifically set forth in the Plan, the Plan shall be deemed a motion to approve the good-faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies, pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement under Bankruptcy Rule 9019, as well as a finding by the Bankruptcy Court that such settlement and compromise is fair, equitable, reasonable, and in the best interests of the Debtors and their Estates. Subject to Article VI of the Plan, all distributions made to Holders of Allowed Claims and Allowed Interests (as applicable) in any Class are intended to be and shall be final.

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classifications, distributions, releases, and other benefits provided under the Plan, upon the Plan Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies resolved under the Plan, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement under Bankruptcy Rule 9019.

2.5	Sources of Consideration for Plan Distribution

The Debtors shall fund distributions under the Plan with: (1) Cash on hand, including Cash from operations; (2) the proceeds of the Exit Term Loan Facility; (3) the proceeds of the Exit RCF; (4) the New Equity Interests; and (5) the New Warrants. Cash payments to be made pursuant to the Plan will be made by the Debtors or the Reorganized Debtors. The Reorganized Debtors shall be entitled to transfer funds between and among their affiliates as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy their obligations under the Plan. Except as set forth in the Plan, any changes in intercompany account balances resulting from such transfers shall be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices and shall not violate the terms of the Plan.

From and after the Plan Effective Date, subject to any applicable limitations set forth in any post-Plan Effective Date agreement (including, without limitation, the Exit Financing Documents, the New Organizational Documents, and the New Warrant Documents), the Company shall have the right and authority without further order of the Bankruptcy Court to raise additional capital and obtain additional financing as the New Boards (or other applicable governing body) deems appropriate.

2.6	Restructuring Transactions

Following the Confirmation Date and subject to any applicable limitations set forth in any post-Plan Effective Date agreements, the Company may take all actions as may be reasonably necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, in each case, as contemplated by, subject to the consent rights under, and in accordance with, the Restructuring Support Agreement and the DIP Facility Documents (the “Restructuring Transactions”), including but not limited to: (a) the execution and delivery of appropriate agreements or other documents of reorganization containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable Law; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of the Plan; (c) the filing of appropriate certificates of conversion, formation or incorporation or consolidation with the appropriate governmental authorities pursuant to applicable Law; (d) the execution, delivery, and filing, if applicable, of the Exit Financing Documents, the New Warrant Documents, and the New Organizational Documents; (e) such other transactions that are required to effectuate the Restructuring Transactions including any mergers, consolidations, restructurings, conversions, dispositions, transfers, formations, organizations, dissolutions, or liquidations; and (f) all other actions that the Reorganized Debtors reasonably determine are necessary or appropriate. For the purposes of effectuating the Plan, none of the Restructuring Transactions (including Section 4.5 of the Plan) contemplated in the Plan shall constitute a change of control under any agreement, contract, or document of the Debtors.

2.7	Continued Corporate Existence

Except as otherwise provided in the Plan or any Restructuring Transactions Memorandum, or as otherwise may be agreed between the Debtors and the Required Consenting First Lien Lenders, each Debtor, as a Reorganized Debtor, shall continue to exist on and after the Plan Effective Date as a separate legal Entity with all of the powers available to such legal Entity under applicable Law and pursuant to the New Organizational Documents, without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) in accordance with such applicable Law. On or after the Plan Effective Date, without prejudice to the rights of any party to a contract or other agreement with a Reorganized Debtor, each Reorganized Debtor may, without the need for approval of the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, take such action as permitted by applicable Law, and such Reorganized Debtor’s organizational documents, as such Reorganized Debtor may determine is reasonable and appropriate, including, without limitation, causing: (a) the Reorganized Debtor to be merged into another Debtor or one or more of its Affiliates; (b) the Reorganized Debtor to be dissolved; (c) the conversion of the Reorganized Debtor from one entity type to another entity type; (d) the legal name of the Reorganized Debtor to be changed; (e) the closure of the Reorganized Debtor’s Chapter 11 Case on the Plan Effective Date or any time thereafter; or (f) the reincorporation of the Reorganized Debtor under the Law of a jurisdiction other than the Law under which the Debtor is currently incorporated.

2.8	Private Company

The Reorganized Parent (a) shall emerge from the Chapter 11 Cases on the Plan Effective Date as a private company and the New Equity Interests shall not be listed on a public stock exchange, (b) subject to the provisions of this paragraph, shall not be a public reporting company pursuant to the Exchange Act and the rules and regulations promulgated thereunder, nor shall it be voluntarily subjected to any reporting requirements promulgated by the SEC, and (c) shall not be required to list the New Equity Interests on a U.S. or any foreign stock exchange. To the extent the following actions have not been completed on or prior to the Plan Effective Date, the Reorganized Parent shall (i) take all actions reasonably necessary or desirable to delist the Existing Equity Interests from The Nasdaq Capital Market and to deregister under the Exchange Act as promptly as practicable in compliance with SEC rules, (ii) file post-effective amendments to terminate all of the Company’s and Reorganized Parent’s effective registration statements under the Securities Act and deregister any and all unsold securities thereunder, (iii) file a Form 15 to terminate the Debtors’ registration under the Exchange Act and to suspend the Debtors’ reporting obligations under the Exchange Act with respect to the Existing Equity Interests, and (iv) take all actions reasonably necessary or desirable to ensure that the Reorganized Debtors shall not be required to list the New Equity Interests on a recognized securities exchange, except, in each case, as otherwise may be required pursuant to the New Organizational Documents, as applicable, and that the Reorganized Debtors shall not be subjected to any reporting requirements promulgated by the SEC.

2.9	Corporate Action

On the Plan Effective Date, all actions contemplated by the Plan and the Restructuring Transactions shall be deemed authorized and approved in all respects, including: (i) the selection of the managers or directors, as applicable, and officers of the Reorganized Debtors; (ii) the issuance of the New Equity Interests and the New Warrants under the Plan; (iii) the execution and entry into the Exit Financing Documents (and any related fees in connection therewith), the New Warrant Documents, and the New Organizational Documents; (iv) the formation or dissolution (if any) of any Entities pursuant to, and the implementation of the Restructuring Transactions and performance of all actions and transactions contemplated by the Plan, including the Restructuring Transactions Memorandum; and (v) all other actions contemplated by the Plan or Restructuring Transactions (whether to occur before, on, or after the Plan Effective Date), and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court. All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors and any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be deemed to have timely occurred and shall be in effect and shall be authorized and approved in all respects, without any requirement of further action by the security holders, directors, or officers of the Debtors, Reorganized Debtors, or otherwise.

On or before the Plan Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and, as applicable, directed, to issue, execute, and deliver the agreements, documents, securities, certificates of conversion, certificates of formation, certificates of incorporation, operating agreements, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the name of and on behalf of the Reorganized Debtors, including the New Organizational Documents, the Exit Financing Documents, the New Warrant Documents, and any and all agreements, documents, securities, and instruments relating to the foregoing.

The authorizations and approvals contemplated by Section 4.6 of the Plan shall be effective notwithstanding any requirements under non-bankruptcy Law.

2.10	Vesting of Assets

Except as otherwise provided in (i) the Plan, (ii) the Confirmation Order, (iii) with respect to the Liens securing the DIP Facility, which Liens shall be retained by the DIP Agent to secure the Exit Term Loan Facility, the Exit RCF, and any remaining obligations under the DIP Facility, (iv) any Restructuring Transactions Memorandum, or (v) any agreement, instrument, or other document incorporated in, or entered into in connection with or pursuant to the Plan or the Plan Supplement, on the Plan Effective Date, all property of the Estates of the Debtors, including all Claims, Intercompany Interests, rights, and Causes of Action, and any property acquired by the Debtors under or in connection with the Plan, shall vest in the Reorganized Debtors free and clear of all Claims, Liens, charges, other encumbrances, and interests. Subject to the terms of the Plan, on and after the Plan Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property and prosecute, compromise, or settle any Claims (including any Administrative Claims) and Causes of Action without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules.

On the Plan Effective Date, all documents, books, and records of the Debtors shall be deemed transferred and assigned to the Reorganized Debtors, and such transfer or assignment shall not result in the destruction or waiver of any attorney-client privilege, work-product protection, joint defense or common interest privilege, or other privilege or protection of immunity (i) held by any or all of the Debtors or their Estates, (ii) held by the board of directors (or similar body) or any subcommittee of the board of directors (or similar body) of any of the Debtors, or (iii) attaching to any document, communication, or thing (regardless of media); each such privilege shall be transferred to and vest exclusively in the Reorganized Debtors. For the avoidance of doubt, any communications prior to the Plan Effective Date between the Debtors, the DIP Agent, the Prepetition Agent, the Trustees, the Consenting Stakeholders, and their respective Related Parties shall be protected by common interest privilege.

2.11	Indemnification Provisions in Organizational Documents

Any D&O Liability Insurance Policies (including, without limitation, any “tail policy” and all agreements, documents, or instruments related thereto) pursuant to which any of the Debtors’ current or former directors, officers, managers, or other employees are insured shall remain in force through the expiration of any such Insurance Policy (or “tail policy,” as applicable). The Company shall not terminate or otherwise reduce the “side-A” coverage under any D&O Liability Insurance Policies in effect immediately prior to the Plan Effective Date. Any directors and officers of the Company who served in such capacity at any time before or after the Plan Effective Date shall be entitled, subject to and in accordance with the terms and conditions of such policy in all respects, to the full benefits of any such policy for the full term of such policy regardless of whether such directors or officers remain “insureds” after the Plan Effective Date. Notwithstanding anything in the Plan to the contrary, the Company shall retain the ability to supplement such D&O Liability Insurance Policies as the Company reasonably deems necessary, including by purchasing any tail coverage (including a tail policy).

On or before the Plan Effective Date, to the extent not already obtained, the Debtors shall obtain a new D&O Liability Insurance Policy and a “tail policy” for the existing D&O Liability Insurance Policy for the benefit of the Debtors’ current and former directors, officers, managers, or other employees on terms no less favorable than the Debtors’ existing director, officer, manager, and employee coverage and with an available aggregate limit of liability upon the Plan Effective Date of no less than the aggregate limit of liability under the existing director, officer, manager, and employee coverage upon placement, at the expense of the Debtors or the Reorganized Debtors, as applicable. Alternatively, if the D&O Liability Insurance Policy has not expired, the Debtors shall assume (and assign to the Reorganized Debtors if necessary), pursuant to section 365(a) of the Bankruptcy Code, pursuant to the terms of the Plan and Confirmation Order, the D&O Liability Insurance Policy.

All Indemnification Obligations (and provisions) currently in place (whether in the by-laws, certificates of incorporation, articles of limited partnership, limited liability company agreements, deeds of indemnity, board resolutions, management agreements or employment or indemnification contracts, or otherwise) for the current and former directors, officers, employees, attorneys, other professionals, and agents of the Debtors and such current and former directors’ and officers’ respective affiliates shall be assumed by the Debtors pursuant to the provisions in Article V of the Plan, to the extent assumable, and shall remain irrevocable obligations of the Reorganized Debtors, in each case, in the form set forth therein immediately prior to the Plan Effective Date, irrespective of when such obligation arose. On and after the Plan Effective Date, the New Organizational Documents shall provide for indemnification, defense, reimbursement, exculpation, and/or limitation of liability of, and advancement of fees and expenses to, the current and former directors, officers, employees, and agents of the Company to the fullest extent permitted by Law and at least to the same extent as the organizational documents of each respective Company Party as of the Petition Date, and such obligations shall be irrevocable and survive the effectiveness of the Restructuring Transactions.

No Reorganized Debtor shall amend or restate its certificate of incorporation, bylaws, or similar organizational document after the Plan Effective Date to terminate or materially adversely affect (a) any Reorganized Debtor’s obligations referred to in Section 4.8 of the Plan or (b) the rights of such managers, directors, officers, employees, or agents referred to in Section 4.8 of the Plan.

2.12	Cancellation of Existing Securities and Agreements

On the Plan Effective Date, except as otherwise specifically provided for in the Plan or the Confirmation Order, including, for the avoidance of doubt, with respect to the Exit Financing Documents and the Liens securing the DIP Facility, which Liens shall be retained by the DIP Agent to secure the Exit Term Loan Facility, any Exit RCF, and any remaining obligations under the DIP Facility: (i) any certificate, share, note, bond, agreement, indenture, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest (except such certificates, notes, or other instruments or documents evidencing indebtedness or obligations of the Debtors that are specifically Reinstated or Unimpaired pursuant to the Plan (including the DOJ Claims)) shall be cancelled, terminated and of no further force or effect, without further act or action, and the Debtors and the Reorganized Debtors shall not have any continuing obligations thereunder, except, with respect to the Prepetition PIK Notes Indenture and the Prepetition Unsecured Convertible Notes Indenture, as necessary to (a) enforce the rights, Claims and interests of the Trustee and any predecessor thereof vis-a-vis parties other than the Released Parties; (b) allow the receipt of and to make distributions under the Plan in accordance with the terms of the Prepetition PIK Notes Indenture and the Prepetition Unsecured Convertible Notes Indenture, as applicable; (c) permit the Trustee to preserve any rights of the Trustee and any predecessor thereof as against any money or property distributable to Holders of Prepetition PIK Notes Claims or Prepetition Unsecured Convertible Notes Claims, as applicable; (d) permit the Trustee to seek compensation and reimbursement for any function necessary to effectuate the foregoing; (e) preserve any rights of the Trustee to payment of fees, expenses, and indemnification obligations as against any distributions, including any rights to priority of payment and/or to exercise charging liens pursuant to the Prepetition PIK Notes Indenture or the Prepetition Unsecured Convertible Notes Indenture, as applicable, and enforce its rights, Claims, and interests, vis-à-vis any party other than the Debtors; and (f) allow the Trustee to appear and participate in the Chapter 11 Cases or any other proceeding with respect to clauses (a) through (e) above, as applicable, and any other proceedings or appeals related to the Plan; and with respect to the Prepetition First Lien Credit Agreement, as necessary to (u) enforce the rights, Claims and interests of the Prepetition Agent and any predecessor thereof vis-a-vis parties other than the Released Parties; (v) allow the receipt of and to make distributions under the Plan in accordance with the terms of the Prepetition First Lien Credit Agreement; (w) permit the Prepetition Agent to preserve any rights of the Prepetition Agent and any predecessor thereof as against any money or property distributable to Holders of Prepetition First Lien Claims; (x) permit the Prepetition Agent to seek compensation and reimbursement for any function necessary to effectuate the foregoing; (y) preserve any rights of the Prepetition Agent to payment of fees, expenses, and indemnification obligations as against any distributions, including any rights to priority of payment with respect to the Prepetition First Lien Lenders, and enforce its rights, Claims, and interests, vis-à-vis any party other than the Debtors; and (z) allow the Prepetition Agent to appear and participate in the Chapter 11 Cases or any other proceeding with respect to clauses (u) through (y) above, as applicable, and any other proceedings or appeals related to the Plan; and (ii) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, certificates of designation, bylaws or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors (except such agreements, certificates, notes, or other instruments evidencing indebtedness or obligations of the Debtors that are specifically Reinstated or assumed pursuant to the Plan, if any) shall be released and discharged; provided, that notwithstanding Confirmation or the occurrence of the Plan Effective Date, any agreement that governs the rights of a Holder of a Prepetition PIK Notes Claim, a Prepetition Unsecured Convertible Notes Claim, or a Prepetition First Lien Claim shall also continue in effect to allow the Trustee or the Prepetition Agent, as applicable, to appear and be heard in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court to enforce the respective obligations owed to such parties under the Plan. Holders of or parties to such cancelled or terminated certificates, shares, notes, bonds, agreements, indentures, purchase rights, options, warrants, or other instruments or documents directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest shall have no rights arising from or related thereto, or the cancellation thereof, except the rights, distributions, and treatment provided for pursuant to the Plan or the Confirmation Order.

Notwithstanding such cancellation and discharge, subject to the applicable provisions of the Plan (including Section 3.3(i)) and the Confirmation Order:

(1)	The interests of the Reorganized Debtors in their direct and indirect subsidiaries shall remain unaffected by the Plan, unless such other treatment is agreed in accordance with the Plan.

(2)	The DIP Facility Documents shall continue in effect solely for purposes of allowing the DIP Agent to (A) receive distributions from the Debtors under the Plan and to make further distributions to the Holders of DIP Claims on account of such DIP Claims, as set forth in Article VI of the Plan; (B) enforce its interests with respect to the DIP Lenders; (C) enforce its rights to payment of fees, premiums expenses, and indemnification obligations as against any money or property distributable to Holders of DIP Claims, including any rights to priority of payment with respect to the DIP Lenders; and (D) appear and be heard in the Bankruptcy Court or in any other court of competent jurisdiction to enforce any obligation owed to the DIP Agent or Holders of DIP Claims under the Plan.

Except for the foregoing, subject to the performance by the Trustee, the Prepetition Agent, and the DIP Agent of their respective obligations under the Plan, the Trustee, the Prepetition Agent, and the DIP Agent and their respective agents shall be relieved of all further duties and responsibilities related to the Prepetition PIK Notes Indenture, the Prepetition Unsecured Convertible Notes Indenture, the Prepetition First Lien Credit Agreement, and the DIP Facility Documents, as applicable, upon the occurrence of the Plan Effective Date, and the Prepetition PIK Notes Indenture, the Prepetition Unsecured Convertible Notes Indenture, and the Prepetition First Lien Credit Agreement shall automatically be terminated.

2.13	Cancellation of Certain Existing Security Interests

Upon the full payment or other satisfaction of an Allowed Other Secured Claim or Allowed DIP Claim or promptly thereafter, the Holder of such Claims shall deliver to the Debtors or Reorganized Debtors, as applicable, any collateral or other property of the Debtors held by such Holder, together with any termination statements, instruments of satisfaction, or releases of all security interests with respect to its Claims that may be reasonably required to terminate any related financing statements, guaranties, mortgages, mechanics’ or other Liens, or lis pendens, or similar interests or documents.

Furthermore, upon full payment or other satisfaction of the foregoing Claims, on or after the Plan Effective Date, the Debtors or the Reorganized Debtors, at their expense, may, in their sole discretion, take any action necessary to terminate, cancel, extinguish, or evidence the release of any and all guaranties, mortgages, deeds of trust, Liens, pledges, and other security interests with respect to such Claims, including, without limitation, the preparation and filing of any and all documents necessary to terminate, satisfy, or release any guaranties, mortgages, deeds of trust, Liens, pledges, and other security interests, including, without limitation, UCC-3 termination statements.

2.14	Approval of the Exit Financing Facilities and the Exit Financing Documents

On the Plan Effective Date, the Reorganized Debtors’ funded debt shall consist of the Exit Term Loan Facility and may also consist of the Exit RCF. The Reorganized Debtors may use the Exit Term Loan Facility and any Exit RCF, for any purpose permitted by the Exit Term Loan Facility Documents or the Exit RCF Documents (together, the “Exit Financing Documents”), including the funding of obligations under the Plan and satisfaction of ongoing working capital needs.

Confirmation of the Plan shall be deemed to constitute approval of the Exit Term Loan Facility, any Exit RCF, the Exit Financing Documents (including all transactions contemplated thereby, such as any supplementation or additional syndication of the Exit Term Loan Facility or any Exit RCF, and all actions to be taken, undertakings to be made and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein), and, subject to the occurrence of the Plan Effective Date, authorization for the Reorganized Debtors to enter into and perform their obligations under the Exit Financing Documents, and such other documents as may be reasonably required or appropriate, in each case, in accordance therewith.

The Exit Financing Documents shall constitute legal, valid, binding, and authorized obligations of the Reorganized Debtors, enforceable in accordance with their terms. The financial accommodations to be extended pursuant to the Exit Financing Documents are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, are reasonable, shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy Law.

On the Plan Effective Date, all of the Liens and security interests granted or to be granted in accordance with the Exit Financing Documents shall: (i) be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Financing Documents; (ii) be deemed automatically, without any further action being required by the Debtors, the Reorganized Debtors any agent under the Exit Term Loans or any Exit RCF, or any of the Exit Lenders, perfected on the Plan Effective Date on a first-priority basis, subject only to (solely with respect to the first-priority nature of such Liens and security interests) such Liens and security interests as may be permitted to be senior thereto under the Exit Financing Documents; (iii) not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy Law; and (iv) shall be senior to any Liens that the DIP Claims were senior to, including the DOJ Claims. While not necessary, the Reorganized Debtors and the Entities granting such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents in connection with such Liens and security interests under the provisions of the applicable state, provincial, federal, or other Law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable Law to give notice of such Liens and security interests to third parties.

2.15	Issuance of the New Equity Interests

Units of the New Equity Interests shall be authorized under the New Organizational Documents. The New Equity Interests (other than those issued pursuant to the Management Incentive Plan, which shall be issued as contemplated thereby and in accordance therewith) shall be issued on the Plan Effective Date and distributed as soon as practicable thereafter in accordance with the Plan, including to Holders of Allowed Prepetition First Lien Claims, Allowed Prepetition PIK Notes Claims, and Allowed Prepetition Unsecured Convertible Notes Claims, as applicable, pursuant to Article III of the Plan. All New Equity Interests issuable in accordance with the Plan, when so issued, shall be duly authorized, validly issued, fully paid, and non-assessable. The issuance of the New Equity Interests will be authorized without the need for any further corporate action and without any further action by any Holder of a Claim or Interest. All Holders of New Equity Interests, however issued, shall be deemed to be a party to, and bound by, the applicable New Organizational Documents, in accordance with their terms, without the requirement to execute a signature page thereto.

All Existing Equity Interests outstanding prior to the Plan Effective Date (including all rights exchangeable or exercisable for shares of Existing Equity Interests) shall be extinguished upon the Plan Effective Date, and Holders thereof shall not receive any payment or property on account of any such Existing Equity Interests.

2.16	Issuance of New Warrants

The New Warrants shall be authorized under the New Warrant Documents. The New Warrants shall be issued on the Plan Effective Date and distributed as soon as practicable thereafter in accordance with the Plan to Holders of Allowed Prepetition PIK Notes Claims and Allowed Prepetition Unsecured Convertible Notes Claims as a component of the Notes Recovery, pursuant to Article III of the Plan. All New Warrants issuable in accordance with the Plan, when so issued, shall be duly authorized and validly issued, and any New Equity Interests issuable upon the exercise of the New Warrants shall, when issued, be duly authorized, validly issued, fully paid, and non-assessable. The issuance of the New Warrants (and the issuance of New Equity Interests upon the exercise thereof in accordance with the terms of the New Warrant Documents) will be authorized without the need for any further corporate action and without any further action by any Holder of a Claim or Interest. All Holders of New Warrants shall be deemed to be a party to, and bound by, the applicable New Warrant Documents, in accordance with their terms, without the requirement to execute a signature page thereto.

2.17	Exemption from Registration Requirements

The issuance, and distribution of the New Equity Interests and the New Warrants (including any New Equity Interests issuable upon the exercise of the New Warrants) pursuant to the terms of the Plan, shall be exempt from registration under the Securities Act, or any state or local law requiring registration for the offer and sale of a security, in reliance upon the exemption provided in section 1145(a) of the Bankruptcy Code to the maximum extent permitted by law, or, if section 1145(a) of the Bankruptcy Code is not available, then the New Equity Interests and the New Warrants (including any New Equity Interests issuable upon the exercise of the New Warrants) will be offered, issued, and distributed under the Plan pursuant to other applicable exemptions from registration under the Securities Act and any other applicable securities laws.

Any New Equity Interests or New Warrants (including any New Equity Interests issuable upon the exercise of the New Warrants) issued to an entity that is an “underwriter” with respect to such securities, as that term is defined in section 1145(b) of the Bankruptcy Code (collectively, the “Private Securities”), shall be issued in reliance upon Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and on equivalent state law registration exemptions or, solely to the extent such exemptions are not available, other available exemptions from registration under the Securities Act. All of the New Equity Interests and New Warrants (including any New Equity Interests issuable upon the exercise of the New Warrants) issuable under the Plan other than the Private Securities (collectively, the “1145 Securities”) shall be exempt, without further act or actions by any Entity, from registration under the Securities Act and any other applicable securities laws pursuant to section 1145 of the Bankruptcy Code or pursuant to other applicable exemptions from registration under the Securities Act and any other applicable securities Laws.

Subject to the transfer provisions, if any, and other applicable provisions of the New Organizational Documents and the New Warrant Documents, the New Equity Interests and New Warrants comprising 1145 Securities may be resold without registration under the Securities Act or other federal securities Laws pursuant to the exemption provided by section 4(a)(1) of the Securities Act, unless the holder (i) is an “underwriter” with respect to such securities, as that term is defined in section 1145(b) of the Bankruptcy Code, (ii) is an “affiliate” of the Reorganized Debtors (as defined in Rule 144(a)(1) in the Securities Act), or (iii) has been such an “affiliate” within ninety (90) days of such transfer.

The Private Securities will be considered “restricted securities” and may not be transferred except pursuant to an effective registration statement or under an available exemption from the registration requirements of the Securities Act, subject to, in each case, the transfer provisions, if any, and other applicable provisions set forth in the New Warrant Documents and the New Organizational Documents.

Neither the Debtors, the Reorganized Debtors, nor any other Entity shall be required to provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the New Equity Interests or the New Warrants under applicable securities laws. DTC and any transfer agent (as applicable) shall be required to accept and conclusively rely upon the Plan or Confirmation Order in lieu of a legal opinion regarding whether the New Equity Interests or the New Warrants are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services (to the extent applicable).

Notwithstanding anything to the contrary in the Plan, no Entity (including DTC and any transfer agent) shall be entitled to require a legal opinion regarding the validity of any transaction contemplated by the Plan, including whether the New Equity Interests and the New Warrants are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

2.18	Organizational Documents

On the Plan Effective Date, the Reorganized Debtors and, if necessary or advisable (as reasonably determined by the Company and the Required Consenting Stakeholders), their non-Debtor subsidiaries shall enter into such agreements and amend their corporate governance documents to the extent necessary to implement the terms and provisions of the Plan. The New Organizational Documents shall comply with section 1123(a)(6) of the Bankruptcy Code and shall provide for terms consistent with those set forth in the Restructuring Support Agreement and otherwise in accordance with the consent rights set forth therein.

2.19	Exemption from Certain Transfer Taxes and Recording Fees

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfer from the Debtors to the Reorganized Debtors or to any Entity pursuant to, in contemplation of, or in connection with the Plan, the Restructuring Transactions, or pursuant to: (i) the issuance, distribution, transfer, or exchange of any debt, securities, or other interest in the Debtors or the Reorganized Debtors, including the New Equity Interests, the New Warrants, the Exit Term Loan Facility and the Exit RCF, if any; (ii) the creation, modification, consolidation, or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means, including the grant of collateral as security for any or all of the Exit Term Loan Facility and the Exit RCF; (iii) the making, assignment, or recording of any lease or sublease; or (iv) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any Stamp or Similar Tax or governmental assessment, and the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. Unless the Bankruptcy Court orders otherwise, all sales, transfers, and assignments of owned and leased property approved by the Bankruptcy Court on or before the Plan Effective Date shall be deemed to have been in furtherance of, or in connection with, the Plan.

2.20	Managers, Directors, and Officers of the Company

Except to the extent that a member of the board of directors or board of managers, or the sole manager, as applicable, of any Debtor is designated in the Plan Supplement to serve as a director, manager, or sole manager of the Reorganized Debtors on the Plan Effective Date, the members of the board of directors or board of managers, or the sole manager, as applicable, of any Debtor prior to the Plan Effective Date, in their capacities as such, shall have no continuing obligations to the Reorganized Debtors on or after the Plan Effective Date, and each such director, manager, or sole manager shall be deemed to have resigned or shall otherwise cease to be a director, manager, or sole manager of the Reorganized Debtors on the Plan Effective Date.

Each of the directors, managers, sole managers and officers of the Company shall serve pursuant to the terms of the applicable New Organizational Documents of the Reorganized Debtors and may be designated, replaced, or removed in accordance with such New Organizational Documents. The size and composition of the Reorganized Debtors’ New Boards shall be determined by the Required Consenting First Lien Lenders, in consultation with the Debtors. The members of the Reorganize Debtors’ New Boards, if known, shall be disclosed prior to the Combined Hearing in accordance with section 1129(a)(5) of the Bankruptcy Code.

2.21	Incentive Plans

(a)            All Existing Equity and equity-based awards and plans (including phantom awards denominated in equity, options, and equity appreciation rights), granted to employees, directors, or other service providers, whether or not vested, shall be cancelled as of the Plan Effective Date.

(b)            The Reorganized Parent may reserve for senior management a pool of up to 10% of the New Equity Interests, on a fully diluted basis (assuming the New Warrants are treated as having been fully exercised), that are issued and outstanding on the Plan Effective Date for the Management Incentive Plan, on terms to be determined by the Reorganized Parent’s New Board.

2.22	Effectuating Documents; Further Transactions

Prior to, on, and after the Plan Effective Date, the Debtors and Reorganized Debtors and the directors, managers, officers, authorized persons, and members of the board of directors or managers and directors thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and provisions of the Plan, the Restructuring Support Agreement, the Exit Financing Documents, the New Warrant Documents, any Restructuring Transactions Memorandum, the New Organizational Documents, and any other securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, actions, or consents except for those expressly required pursuant to the Plan.

For the avoidance of doubt, the Confirmation Order shall be deemed to, pursuant to both section 1123 and section 363 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effectuate any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan.

2.23	Employment Obligations

Subject to Section 2.21(a) of this Disclosure Statement, on the Plan Effective Date, and without limiting any authority provided to the New Boards under each Reorganized Debtor’s respective New Organizational Documents, each Reorganized Debtor shall (a) amend, adopt, assume, or honor in the ordinary course of business any contracts, agreements, policies, programs, or plans, in accordance with their respective terms, for, among other things, compensation, including any incentive plans, retention plans, health care benefits, disability benefits, deferred compensation benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation insurance, supplemental executive retirement plans, and accidental death and dismemberment insurance for the directors, officers, and employees of any Company Party who served in such capacity before and after the Plan Effective Date, and (b) honor, in the ordinary course of business, Claims of employees employed as of the Plan Effective Date for accrued vacation time arising prior to the RSA Effective Date and not otherwise paid in the ordinary course of business or pursuant to court order. Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Plan Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable Law. For the avoidance of doubt, nothing herein shall impact or limit the ability of any Company Party to amend, modify, or terminate such arrangements in accordance with their terms following the Plan Effective Date.

Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Plan Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable Law. For the avoidance of doubt, nothing in the Plan shall impact or limit the ability of any Company Party to amend, modify, or terminate such arrangements in accordance with their terms following the Plan Effective Date. For the avoidance of doubt, all equity or equity-based awards and plans (including phantom awards denominated in equity, options, and equity appreciation rights), granted to employees, directors, or other service providers, whether or not vested, shall be cancelled as of the Plan Effective Date.

Notwithstanding anything to the contrary above, [(i) all existing employment and change-in-control agreements, (ii) all existing severance arrangements, and (iii) all existing incentive awards denominated in cash shall be assumed (subject to any modifications set forth in the Plan or the Management Incentive Plan) on the Plan Effective Date, or each Company Party shall enter into new agreements with such employees on terms and conditions acceptable to the Company and such employees, respectively, at the election of such employee.

2.24	Retained Causes of Action

Unless any Causes of Action or Claims against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan, the DIP Orders, or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue any and all Causes of Action or Claims in the ordinary course, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement (collectively, the “Retained Causes of Action”), and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action and Claims shall be preserved notwithstanding the occurrence of the Plan Effective Date. The Reorganized Debtors may pursue such Retained Causes of Action or Claims and may exercise any and all rights in connection therewith. For the avoidance of doubt, in no instance will any Cause of Action preserved pursuant to Section 4.22 of the Plan include any Claim or Cause of Action with respect to, or against, a Released Party that is released under the Plan. For the avoidance of doubt, the Debtor Release, including without limitation the scope of the Released Parties, is subject in all respects to the conclusion of the Investigation and the Special Committee’s determination with respect to any potential Claims or Causes of Action, if any, identified therein, and the Debtors expressly reserve the right to determine prior to Confirmation of the Plan not to release and to bring any such Claims or Causes of Action.

No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against it. Unless any such Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, assigned, or settled in the Plan, Confirmation Order, or a Final Order, all such Causes of Action shall be expressly reserved by the Reorganized Debtors for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation of the Plan. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan.

2.25	Assumption of Executory Contracts and Unexpired Leases

All Executory Contracts and Unexpired Leases of the Debtors shall be assumed absent an objection as set forth in Section 5.2 of the Plan or an order requiring rejection, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, pursuant to section 365 of the Bankruptcy Code as of the Plan Effective Date, except for those Executory Contracts and Unexpired Leases that, in each case, (i) have been assumed or rejected by the Debtors by prior order of the Bankruptcy Court, (ii) are the subject of a motion to reject filed by the Debtors pending on the Plan Effective Date, (iii) are identified as rejected Executory Contracts and Unexpired Leases by the Debtors on Schedule of Rejected Executory Contracts and Unexpired Leases, if any, filed in the Plan Supplement, which may be amended by the Debtors up to and through the Plan Effective Date to add or remove Executory Contracts and Unexpired Leases by filing with the Bankruptcy Court a subsequent Plan Supplement and serving it on the affected non-Debtor contract parties; or (iv) are rejected or terminated pursuant to the terms of the Plan (the remaining Executory Contracts and Unexpired Leases being the “Assumed Contracts and Leases”). The Assumed Contracts and Leases shall be fully enforceable by the Reorganized Debtors in accordance with the terms thereof, except as otherwise modified by the provisions of the Plan, or by any order of the Bankruptcy Court. Any rejection of an Executory Contract or Unexpired Lease pursuant to the Plan, including the designation of any Executory Contract or Unexpired Lease on the Schedule of Rejected Executory Contracts and Unexpired Leases, shall be subject to the prior consent of the Required Consenting First Lien Lenders and the other consent rights in the Restructuring Support Agreement.

The Confirmation Order shall constitute an order of the Bankruptcy Court: (i) approving the assumption of all Assumed Contracts and Leases, as described in the Plan, pursuant to Bankruptcy Code sections 365(a) and 1123(b)(2); (ii) providing that each assumption, assumption and assignment, or rejection, as the case may be, is in the best interests of the Reorganized Debtors, their Estates, and all parties in interest in the Chapter 11 Cases; and (iii) providing that the requirements for assumption or assumption and assignment of any Executory Contract or Unexpired Lease to be assumed have been satisfied. Unless otherwise indicated, all assumptions or rejections of Executory Contracts or Unexpired Leases pursuant to the Plan are effective as of the Plan Effective Date.

Except as otherwise provided in the Plan or agreed to by the Debtors and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith, and do not elevate to administrative expense priority any prepetition Claims of the counterparties to the Executory Contracts and Unexpired Leases against any Debtor.

2.26	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

Unless otherwise agreed in writing by such counterparty, any monetary defaults that are required to be cured to assume an Executory Contract or Unexpired Lease shall be satisfied pursuant to section 365(b)(1) of the Bankruptcy Code in the ordinary course of business. Any counterparty to an Executory Contract or Unexpired Lease that fails to timely raise any objection that could have been raised under section 365 of the Bankruptcy Code shall be deemed to have consented to the Debtors’ assumption of such Executory Contract or Unexpired Lease, to the extent any such consent is required, and all such counterparties shall be forever enjoined and barred from objecting to the Debtors’ assumption of such Executory Contract or Unexpired Lease for any reason.

If there is a dispute regarding (i) the amount of any Cure Cost, (ii) the ability of the Reorganized Debtors to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed or (iii) any other matter pertaining to assumption, then the Bankruptcy Court shall retain jurisdiction in all respects to hear such disputes; provided that the occurrence of any such dispute shall not prevent or delay Confirmation or Consummation of the Plan; provided further that the (Reorganized) Debtors may settle, with the reasonable consent of the Required Consenting First Lien Lenders, any such dispute without any further notice to any party or any action, order, or approval of the Bankruptcy Court; provided further that notwithstanding anything to the contrary in the Plan, the Debtors reserve the right to either reject or nullify the assumption of any Executory Contract or Unexpired Lease within forty-five (45) days after the entry of a Final Order resolving an objection to assumption, determining the Cure Cost under an Executory Contract or Unexpired Lease that was subject to a dispute, or resolving any request for adequate assurance of future performance required to assume such Executory Contract or Unexpired Lease.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise, and the continued performance thereunder (or the payment of a Cure Cost, if any), shall result in the full release, satisfaction, and cure of any defaults thereunder, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of such assumption or assumption and assignment. Any and all Proofs of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed or assumed and assigned in the Chapter 11 Cases, including pursuant to the Confirmation Order, and for which any Cure Cost has been fully paid pursuant to Section 5.2 of the Plan, shall be deemed Disallowed and expunged as of the Plan Effective Date, without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.

With respect to payment of any Cure Costs or disputes over any Cure Costs, none of the (Reorganized) Debtors or any other Entity, as applicable, shall have any obligation to recognize or deal with any Entity other than the non-Debtor party to the applicable Executory Contract or Unexpired Lease as of the Distribution Date, even if such non-Debtor party has sold, assigned, or otherwise transferred its Cure Costs.

2.27	Claims Based on Rejection of Executory Contracts or Unexpired Leases

If the rejection by the Debtors, pursuant to the Plan or otherwise, of an Executory Contract or Unexpired Lease gives rise to a Claim, a Proof of Claim must be filed within thirty (30) days after the earlier of (i) notice of entry of the Confirmation Order or (ii) other notice that the Executory Contract or Unexpired Lease has been rejected. Any Claims not filed within the applicable time period will be forever barred from assertion against the Debtors, the Reorganized Debtors, their Estates, and their property, and shall be deemed Disallowed and expunged as of the Plan Effective Date, without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.

2.28	Indemnification Obligations

Any and all Indemnification Obligations in favor of the Indemnified Parties shall remain in full force and effect in accordance with Section 4.8 of the Plan and shall not be discharged, impaired, or otherwise affected by the Plan. All such obligations shall be deemed and treated as Executory Contracts that are assumed by the Debtors under the Plan and shall continue as obligations of the Reorganized Debtors.

All of the Debtors’ rights to indemnification by third parties shall vest in the Reorganized Debtors on the Plan Effective Date.

2.29	Contracts and Leases Entered Into After the Petition Date

Contracts and leases entered into after the Petition Date by the Debtors, including any Executory Contracts and Unexpired Leases assumed by the Debtors, shall be performed by the Debtors or Reorganized Debtors liable thereunder in the ordinary course of their business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

2.30	Insurance Policies

All Insurance Policies pursuant to which the Debtors have any obligations in effect as of the Plan Effective Date shall be deemed and treated as Executory Contracts pursuant to the Plan and shall be assumed by the Reorganized Debtors and shall continue in full force and effect thereafter in accordance with such policy’s respective terms.

2.31	Reservation of Rights

Nothing contained in the Plan shall constitute an admission by the Debtors that any contract or lease is in fact an Executory Contract or Unexpired Lease or that the Reorganized Debtors have any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption, the (Reorganized) Debtors shall have ninety (90) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease pursuant to the Plan. If any such dispute is not timely resolved, either party may submit the dispute to the Bankruptcy Court for adjudication.

2.32	Conditions Precedent to the Plan Effective Date

The following are conditions precedent to the Plan Effective Date that must be satisfied or waived pursuant to Section 8.2 of the Plan:

(a)	the following documents shall have been executed, are consistent with the Restructuring Support Agreement, and shall be in full force and effect substantially contemporaneous with the consummation of the Restructuring Transactions, and shall not be stayed, modified, revised, or vacated, or subject to any pending appeal, and shall not have been terminated prior to the Plan Effective Date: (i) the New Organizational Documents; (ii) the Exit Financing Documents; (iii) the New Warrant Documents; (iv) such other orders, agreements, and documentation necessary or desirable to consummate and document the transactions contemplated by the Restructuring Support Agreement and the Plan; (v) to the extent not included in the foregoing, all other Definitive Documents and financing documents needed to effectuate the Restructuring Transactions; and (vi) all other material customary documents delivered in connection with transactions of this type (including, without limitation, any and all other documents implementing, achieving, contemplated by or relating to the Restructuring Transactions);

(b)	(i) the Restructuring Support Agreement shall not have been terminated by the Company or the Required Consenting First Lien Lenders; (ii) the Restructuring Support Agreement shall not have been invalidated or deemed unenforceable by the Bankruptcy Court or any other Governmental Unit; and (iii) to the extent not otherwise waived, there shall not be continuing any properly noticed cure period with respect to any event, occurrence, or condition that would permit the Required Consenting First Lien Lender, the Required Consenting Noteholders or the Company Parties to terminate the Restructuring Support Agreement in accordance with its terms following the end of such cure period;

(c)	all Milestones set forth in the Restructuring Support Agreement shall have been met or waived in accordance with the terms thereof;

(d)	the Bankruptcy Court shall have entered the Confirmation Order, which shall not have been stayed, reversed, vacated, amended, supplemented, or modified, and shall remain in full force and effect;

(e)	the Bankruptcy Court shall have entered an order approving this Disclosure Statement;

(f)	the Bankruptcy Court shall have entered the DIP Orders, and the Final DIP Order shall remain in full force and effect in a form acceptable to the Required Lenders (as defined in the DIP Credit Agreement);

(g)	no Default or Event of Default (each as defined in the DIP Credit Agreement or DIP Orders, as applicable) shall have occurred and be continuing under the DIP Credit Agreement or the DIP Orders, as applicable, that has not been waived by the DIP Agent or cured by the Debtors in a manner consistent with the DIP Facility Documents;

(h)	each of (i) the Exit Term Loan Facility, (ii) any Exit RCF, (iii) the New Equity Interests, and (iv) the New Warrants shall have been entered into, issued, or completed, as applicable, and any funding or distributions required thereunder shall have occurred substantially contemporaneously with consummation of the Restructuring Transactions, in each case, in accordance with the terms of the Restructuring Support Agreement, the Exit Financing Documents, the New Organizational Documents, the New Warrant Documents, and the documents and agreements governing the same;

(i)	all documents, certificates, and agreements necessary to implement the Plan shall have been executed and tendered for delivery to the required parties and, to the extent required, filed with the applicable Governmental Units in accordance with applicable Laws, and all conditions precedent to the effectiveness of such documents and agreements shall have been satisfied or waived pursuant to the terms thereof (or will be satisfied and waived substantially concurrently with the occurrence of the Plan Effective Date);

(j)	all actions necessary to implement the Plan shall have been effected;

(k)	all requisite governmental, regulatory, and material third-party approvals, KYC requirements, and any other authorizations, consents, rulings, or documents required to implement and effectuate the Restructuring Transactions shall have been obtained;

(l)	there shall be no ruling, judgment, or order issued by any Governmental Unit or court of competent jurisdiction making illegal, enjoining or otherwise preventing or prohibiting Consummation or any Restructuring Transaction;

(m)	the Professional Fee Escrow Account shall have been established and the Professional Fee Reserve Amount shall have been funded in accordance with the Plan;

(n)	the Debtors shall have paid in full in Cash all Transaction Expenses, and any similar expenses as provided for in the Restructuring Support Agreement, the Plan, and/or the DIP Facility Documents, and fees and expenses payable to the Prepetition Agent, and the DIP Agent under the applicable agreements, including fees and expenses of counsel incurred or estimated to be incurred, through the Plan Effective Date;

(o)	the conditions to the effectiveness of the Exit Term Loan Facility and any Exit RCF set forth in the Exit Financing Documents (other than the occurrence of the Plan Effective Date) shall have been or contemporaneously will be satisfied or waived;

(p)	the final version of the Plan Supplement and all of the schedules, documents, and exhibits contained therein (and any amendment thereto) shall have been filed in a manner consistent with the consent rights contained in the Plan and in the Restructuring Support Agreement; and

(q)	each Definitive Document shall be in form and substance consistent with the Restructuring Support Agreement (including the consent rights therein); and

(r)	every other deed, agreement, filing, notification, certificate, letter, instrument, or other document related to the Restructuring Transactions or obtaining court, regulatory, or other third-party approval thereof shall be consistent with the Restructuring Support Agreement in all respects (as reasonably determined by the Required Consenting First Lien Lenders in consultation with the Debtors).

For the avoidance of doubt, any condition that requires any agreement, order or document to be in full force and effect, or entered by the Bankruptcy Court, as applicable, shall include a requirement that such agreement, order or document is consistent with the Restructuring Support Agreement and otherwise in form and substance as set forth in the Restructuring Support Agreement.

2.33	Discharge of Claims and Termination of Interests; Compromise and Settlement of Claims, Interests, and Controversies

Pursuant to and to the fullest extent permitted by section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in full and final satisfaction, settlement, release, and discharge, effective as of the Plan Effective Date, of all Interests and Claims of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against the Debtors, the Reorganized Debtors or any of their properties, including property of the Estates, and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, including demands, liabilities, and Causes of Action that arose before the Plan Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Plan Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (i) a Proof of Claim is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (ii) a Claim or Interest is Allowed; or (iii) the Holder of such Claim or Interest has accepted or rejected, or been deemed to accept or reject, the Plan. Except as otherwise provided in the Plan, any default by the Debtors or their Affiliates with respect to any Claim or Interest that existed immediately prior to or on account of the filing of the Chapter 11 Cases shall be deemed cured on the Plan Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Plan Effective Date occurring, except as otherwise expressly provided in the Plan.

2.34            Release, Injunction, and Related Provisions

(a)            Compromise and Settlement of Claims, Interests, and Controversies

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the Plan is and shall be deemed a good-faith compromise and settlement of all Claims, Interests, Causes of Action and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Allowed Interest, or any distribution to be made on account of such Allowed Claim or Allowed Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, Causes of Action and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and reasonable. The compromises, settlements, and releases described in the Plan shall be deemed nonseverable from each other and from all other terms of the Plan. In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Plan Effective Date, the Reorganized Debtors may compromise and settle Claims against, and Interests in, the Debtors and their Estates and the Retained Causes of Action.

(b)            Releases by the Debtors

EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, PURSUANT TO SECTION 1123(B) OF THE BANKRUPTCY CODE, FOR GOOD AND VALUABLE CONSIDERATION, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, AS OF THE PLAN EFFECTIVE DATE, EACH RELEASED PARTY IS HEREBY DEEMED, CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER RELEASED AND DISCHARGED BY AND ON BEHALF OF EACH AND ALL OF THE DEBTORS, THEIR ESTATES, AND THE REORGANIZED DEBTORS, IN EACH CASE ON BEHALF OF THEMSELVES AND THEIR RESPECTIVE SUCCESSORS, ASSIGNS, AND REPRESENTATIVES, AND ANY AND ALL OTHER ENTITIES WHO MAY PURPORT TO ASSERT ANY CLAIM OR CAUSE OF ACTION, DIRECTLY OR DERIVATIVELY, BY, THROUGH, FOR, OR BECAUSE OF THE FOREGOING ENTITIES, FROM ANY AND ALL CLAIMS AND CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED OR ASSERTABLE ON BEHALF OF THE DEBTORS, THEIR ESTATES, AND THE REORGANIZED DEBTORS, WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, ASSERTED OR UNASSERTED, ACCRUED OR UNACCRUED, EXISTING OR HEREINAFTER ARISING, WHETHER IN LAW OR EQUITY, WHETHER SOUNDING IN TORT OR CONTRACT, WHETHER ARISING UNDER FEDERAL OR STATE STATUTORY OR COMMON LAW, OR ANY OTHER APPLICABLE INTERNATIONAL, FOREIGN, OR DOMESTIC LAW, RULE, STATUTE, REGULATION, TREATY, RIGHT, DUTY, REQUIREMENT, OR OTHERWISE, THAT THE DEBTORS, THE ESTATES, THE REORGANIZED DEBTORS, THEIR RESPECTIVE RELATED PARTIES, OR ANY OTHER ENTITIES CLAIMING UNDER OR THROUGH THEM WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY), OR ON BEHALF OF THE HOLDER OF ANY CLAIM AGAINST, OR EQUITY INTEREST IN, A DEBTOR OR OTHER ENTITY, OR THAT ANY HOLDER OF ANY CLAIM AGAINST OR EQUITY INTEREST IN A DEBTOR OR OTHER ENTITY COULD HAVE ASSERTED ON BEHALF OF THE DEBTORS BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS OR THEIR NON-DEBTOR AFFILIATES (INCLUDING THE MANAGEMENT, OWNERSHIP, OR OPERATION THEREOF OR OTHERWISE, OR THE PURCHASE, SALE, OR RESCISSION OF ANY SECURITY THEREOF), THE RESTRUCTURING TRANSACTIONS, THE CHAPTER 11 CASES, THE DEBTORS’ IN- OR OUT-OF-COURT RESTRUCTURING EFFORTS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THE PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS OR INTERACTIONS BETWEEN OR AMONG ANY DEBTOR AND ANY RELEASED PARTY (EXCLUDING ANY ASSUMED EXECUTORY CONTRACT OR UNEXPIRED LEASE, OTHER THAN THE RESTRUCTURING SUPPORT AGREEMENT), THE RESTRUCTURING OF ANY CLAIM OR INTEREST BEFORE OR DURING THE CHAPTER 11 CASES, THE RESTRUCTURING SUPPORT AGREEMENT, THE PREPETITION FIRST LIEN CREDIT AGREEMENT, THE PREPETITION PIK NOTES INDENTURE, THE PREPETITION UNSECURED CONVERTIBLE NOTES INDENTURE, THE DIP FACILITY, THE DIP FACILITY DOCUMENTS, THE EXIT TERM LOAN FACILITY, THE EXIT FINANCING DOCUMENTS, THE NEW ORGANIZATIONAL DOCUMENTS, THE NEW WARRANT DOCUMENTS, THE DISCLOSURE STATEMENT, THE PLAN, THE PLAN SUPPLEMENT, THE CONFIRMATION ORDER, THE FIRST DAY PLEADINGS, ALL OTHER DEFINITIVE DOCUMENTS, ANY OTHER CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE RESTRUCTURING TRANSACTIONS OR THE CHAPTER 11 CASES, THE FORMULATION, PREPARATION, MARKETING, DISSEMINATION, NEGOTIATION, OR FILING OF ANY OF THE FOREGOING, THE COMMENCEMENT OF THE CHAPTER 11 CASES, THE PURSUIT OF CONFIRMATION, THE PURSUIT OF CONSUMMATION, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN, INCLUDING THE ISSUANCE OR DISTRIBUTION OF SECURITIES PURSUANT TO THE PLAN, OR THE DISTRIBUTION OF PROPERTY UNDER THE PLAN OR ANY OTHER RELATED AGREEMENT RELATED TO THE RESTRUCTURING TRANSACTIONS, OR UPON ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN SECTION 9.3(A) OF THE PLAN, THE RELEASES SET FORTH THEREIN DO NOT RELEASE (I) ANY POST-PLAN EFFECTIVE DATE OBLIGATIONS OF ANY PARTY OR ENTITY UNDER THE PLAN, ANY RESTRUCTURING TRANSACTION, OR ANY DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT, OR IN CONNECTION WITH, THE PLAN, (II) ANY RETAINED CAUSES OF ACTION, (III) ANY RELEASED PARTY FROM CLAIMS OR CAUSES OF ACTION ARISING FROM AN ACT OR OMISSION THAT IS JUDICIALLY DETERMINED BY A FINAL ORDER TO HAVE CONSTITUTED FRAUD, CRIMINAL MISCONDUCT, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT, OR (IV) ANY REINSTATED CLAIMS OR CAUSES OF ACTION ASSERTED OR ASSERTABLE BY ANY NON-DEBTOR AFFILIATE(S) AGAINST ANY OTHER NON-DEBTOR AFFILIATE(S) OR THE DEBTORS.

(c)            Releases by Holders of Claims and Interests

EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, FOR GOOD AND VALUABLE CONSIDERATION, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, AS OF THE PLAN EFFECTIVE DATE, EACH RELEASING PARTY CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER RELEASES AND DISCHARGES EACH RELEASED PARTY FROM ANY AND ALL CLAIMS AND CAUSES OF ACTION ARISING PRIOR TO THE PLAN EFFECTIVE DATE, WHETHER KNOWN OR UNKNOWN, WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, ASSERTED OR UNASSERTED, ACCRUED OR UNACCRUED, EXISTING OR HEREINAFTER ARISING, WHETHER IN LAW OR EQUITY, WHETHER SOUNDING IN TORT OR CONTRACT, WHETHER ARISING UNDER FEDERAL OR STATE STATUTORY OR COMMON LAW, OR ANY OTHER APPLICABLE INTERNATIONAL, FOREIGN, OR DOMESTIC LAW, RULE, STATUTE, REGULATION, TREATY, RIGHT, DUTY, REQUIREMENT, OR OTHERWISE, THAT THE RELEASING PARTIES WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY), BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS OR THEIR NON-DEBTOR AFFILIATES (INCLUDING THE MANAGEMENT, OWNERSHIP, OR OPERATION THEREOF OR OTHERWISE, OR THE PURCHASE, SALE, OR RESCISSION OF ANY SECURITY THEREOF), THE RESTRUCTURING TRANSACTIONS, THE CHAPTER 11 CASES, THE DEBTORS’ IN- OR OUT-OF-COURT RESTRUCTURING EFFORTS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THE PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS OR INTERACTIONS BETWEEN OR AMONG ANY RELEASING PARTY AND ANY RELEASED PARTY, THE RESTRUCTURING OF ANY CLAIM OR INTEREST BEFORE OR DURING THE CHAPTER 11 CASES, THE RESTRUCTURING SUPPORT AGREEMENT, THE PREPETITION FIRST LIEN CREDIT AGREEMENT, THE DIP FACILITY, THE DIP FACILITY DOCUMENTS, THE EXIT TERM LOAN FACILITY, THE EXIT FINANCING DOCUMENTS, THE NEW ORGANIZATIONAL DOCUMENTS, THE NEW WARRANT DOCUMENTS, THE DISCLOSURE STATEMENT, THE PLAN, THE PLAN SUPPLEMENT, THE CONFIRMATION ORDER, THE FIRST DAY PLEADINGS, ANY OTHER DEFINITIVE DOCUMENTS, ANY OTHER CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE RESTRUCTURING TRANSACTIONS OR THE CHAPTER 11 CASES, THE FORMULATION, PREPARATION, MARKETING, DISSEMINATION, NEGOTIATION, OR FILING OF ANY OF THE FOREGOING, THE COMMENCEMENT OF THE CHAPTER 11 CASES, THE PURSUIT OF CONFIRMATION, THE PURSUIT OF CONSUMMATION, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN, INCLUDING THE ISSUANCE OR DISTRIBUTION OF SECURITIES PURSUANT TO THE PLAN, OR THE DISTRIBUTION OF PROPERTY UNDER THE PLAN OR ANY OTHER RELATED AGREEMENT RELATED TO THE RESTRUCTURING TRANSACTIONS, OR UPON ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN SECTION 9.3(B) OF THE PLAN, THE RELEASES CONTAINED IN SUCH SECTION SHALL NOT BE CONSTRUED AS RELEASING (I) ANY RELEASED PARTY FROM CLAIMS OR CAUSES OF ACTION ARISING FROM AN ACT OR OMISSION THAT IS JUDICIALLY DETERMINED BY A FINAL ORDER TO HAVE CONSTITUTED FRAUD, WILLFUL MISCONDUCT, CRIMINAL MISCONDUCT, OR GROSS NEGLIGENCE, (II) ANY POST-PLAN EFFECTIVE DATE OBLIGATIONS OF ANY PARTY OR ENTITY UNDER THE PLAN, THE CONFIRMATION ORDER, OR ANY DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT, OR IN CONNECTION WITH, THE PLAN OR THE TRANSACTIONS CONTEMPLATED BY THE CONFIRMATION ORDER, OR (III) ANY REINSTATED CLAIMS OR CAUSES OF ACTION ASSERTED OR ASSERTABLE BY ANY NON-DEBTOR AFFILIATE(S) AGAINST ANY OTHER NON-DEBTOR AFFILIATE(S) OR THE DEBTORS.

(d)            Exculpation and Limitation of Liability

WITHOUT AFFECTING OR LIMITING THE RELEASES SET FORTH IN SECTION 9.3 OF THE PLAN, AND NOTWITHSTANDING ANYTHING IN SECTION 9.4 OF THE PLAN TO THE CONTRARY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NO EXCULPATED PARTY SHALL HAVE OR INCUR LIABILITY FOR, AND EACH EXCULPATED PARTY IS HEREBY EXCULPATED FROM, ANY CAUSE OF ACTION BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS OR THEIR NON-DEBTOR AFFILIATES (INCLUDING THE MANAGEMENT, OWNERSHIP, OR OPERATION THEREOF OR OTHERWISE, OR THE PURCHASE, SALE, OR RESCISSION OF ANY SECURITY THEREOF), THE RESTRUCTURING TRANSACTIONS, THE CHAPTER 11 CASES, THE DEBTORS’ RESTRUCTURING EFFORTS, THE RESTRUCTURING OF ANY CLAIM OR INTEREST, THE RESTRUCTURING SUPPORT AGREEMENT, THE PREPETITION FIRST LIEN CREDIT AGREEMENT, THE DIP FACILITY, THE DIP FACILITY DOCUMENTS, THE EXIT TERM LOAN FACILITY, THE EXIT FINANCING DOCUMENTS, THE NEW ORGANIZATIONAL DOCUMENTS, THE NEW WARRANT DOCUMENTS, THE DISCLOSURE STATEMENT, THE PLAN, THE PLAN SUPPLEMENT, THE CONFIRMATION ORDER, THE FIRST DAY PLEADINGS, ANY OTHER DEFINITIVE DOCUMENTS, ANY OTHER CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE RESTRUCTURING TRANSACTIONS OR THE CHAPTER 11 CASES, THE FORMULATION, PREPARATION, MARKETING, DISSEMINATION, NEGOTIATION, OR FILING OF ANY OF THE FOREGOING, THE COMMENCEMENT OF THE CHAPTER 11 CASES, THE PURSUIT OF CONFIRMATION, THE PURSUIT OF CONSUMMATION, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN, INCLUDING THE ISSUANCE OR DISTRIBUTION OF SECURITIES PURSUANT TO THE PLAN, OR THE DISTRIBUTION OF PROPERTY UNDER THE PLAN OR ANY OTHER RELATED AGREEMENT RELATED TO THE RESTRUCTURING TRANSACTIONS, OR UPON ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE DURING THE PERIOD BETWEEN THE PETITION DATE AND THE PLAN EFFECTIVE DATE. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE EXCULPATIONS IN THE PLAN SHALL NOT EXCULPATE ANY ENTITY FROM CLAIMS OR CAUSES OF ACTION ARISING FROM AN ACT OR OMISSION THAT IS JUDICIALLY DETERMINED BY A FINAL ORDER TO HAVE CONSTITUTED FRAUD, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE. FOR THE AVOIDANCE OF DOUBT, THE EXCULPATIONS CONTAINED IN THE PLAN WILL BE IN ADDITION TO, AND NOT IN LIMITATION OF, THE RELEASES SET FORTH IN THE PLAN.

(e)            Injunction

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN, OR FOR DISTRIBUTIONS REQUIRED TO BE PAID OR DELIVERED PURSUANT TO THE PLAN OR THE CONFIRMATION ORDER, ALL ENTITIES THAT HAVE HELD, HOLD, OR MAY HOLD CLAIMS, INTERESTS, OR CAUSES OF ACTION THAT ARE (I) RELEASED OR DISCHARGED PURSUANT TO THE PLAN, OR (II) SUBJECT TO EXCULPATION PURSUANT TO THE PLAN, AND ALL OTHER PARTIES IN INTEREST, ARE PERMANENTLY ENJOINED, FROM AND AFTER THE PLAN EFFECTIVE DATE, FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST, THE DEBTORS, THE REORGANIZED DEBTORS, THE RELEASED PARTIES, AND/OR THE EXCULPATED PARTIES (TO THE EXTENT OF THE EXCULPATION PROVIDED HEREIN WITH RESPECT TO THE EXCULPATED PARTIES), AS APPLICABLE, WITH RESPECT TO SUCH CLAIMS, INTERESTS, AND CAUSES OF ACTION: (A) COMMENCING, CONDUCTING, OR CONTINUING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY SUIT, ACTION, OR OTHER PROCEEDING OF ANY KIND (INCLUDING ANY PROCEEDING IN A JUDICIAL, ARBITRAL, ADMINISTRATIVE, OR OTHER FORUM) ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, INTERESTS, OR CAUSES OF ACTION; (B) ENFORCING, LEVYING, ATTACHING (INCLUDING ANY PREJUDGMENT ATTACHMENT), COLLECTING, OR OTHERWISE RECOVERING IN ANY MANNER OR BY ANY MEANS, WHETHER DIRECTLY OR INDIRECTLY, ANY JUDGMENT, AWARD, DECREE, OR ORDER AGAINST SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, INTERESTS, OR CAUSES OF ACTION; (C) CREATING, PERFECTING, OR OTHERWISE ENFORCING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY LIEN OR ENCUMBRANCE OF ANY KIND AGAINST SUCH ENTITIES OR THE PROPERTY OR THE ESTATES OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, INTERESTS, OR CAUSES OF ACTION; (D) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION, OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM SUCH ENTITIES OR AGAINST THE PROPERTY OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, INTERESTS, OR CAUSES OF ACTION UNLESS SUCH ENTITY HAS TIMELY ASSERTED SUCH SETOFF RIGHT IN A TIMELY FILED PROOF OF CLAIM OR OTHER DOCUMENT FILED WITH THE BANKRUPTCY COURT EXPLICITLY PRESERVING SUCH SETOFF; (E) ACTING OR PROCEEDING IN ANY MANNER, IN ANY PLACE WHATSOEVER, THAT DOES NOT CONFORM TO OR COMPLY WITH THE PROVISIONS OF THE PLAN AND CONFIRMATION ORDER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW; AND (F) COMMENCING OR CONTINUING, IN ANY MANNER OR IN ANY PLACE, ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, INTERESTS, OR CAUSES OF ACTION RELEASED, SETTLED, AND/OR TREATED PURSUANT TO THE PLAN.

UPON ENTRY OF THE CONFIRMATION ORDER, ALL HOLDERS OF CLAIMS AND INTERESTS AND THEIR RESPECTIVE RELATED PARTIES, IN THEIR CAPACITIES AS SUCH, SHALL BE ENJOINED FROM TAKING ANY ACTIONS TO INTERFERE WITH THE IMPLEMENTATION OR CONSUMMATION OF THE PLAN.

NO PERSON OR ENTITY MAY COMMENCE OR PURSUE A CLAIM OR CAUSE OF ACTION OF ANY KIND AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, THE EXCULPATED PARTIES, OR THE RELEASED PARTIES THAT RELATES TO OR IS REASONABLY LIKELY TO RELATE TO ANY ACT OR OMISSION IN CONNECTION WITH, RELATING TO, OR ARISING OUT OF A CLAIM OR CAUSE OF ACTION RELEASED, DISCHARGED, SETTLED, OR THAT IS SUBJECT TO EXCULPATION PURSUANT TO THE PLAN, WITHOUT THE BANKRUPTCY COURT (I) FIRST DETERMINING, AFTER NOTICE AND A HEARING, THAT SUCH CLAIM OR CAUSE OF ACTION REPRESENTS A COLORABLE CLAIM OF ANY KIND, AND (II) SPECIFICALLY AUTHORIZING SUCH PERSON OR ENTITY TO BRING SUCH CLAIM OR CAUSE OF ACTION AGAINST ANY SUCH DEBTOR, REORGANIZED DEBTOR, EXCULPATED PARTY, OR RELEASED PARTY.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE INJUNCTION DOES NOT ENJOIN ANY PARTY UNDER THE PLAN, THE CONFIRMATION ORDER, OR UNDER ANY OTHER DEFINITIVE DOCUMENT OR OTHER DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THE PLAN OR THE CONFIRMATION ORDER, FROM BRINGING AN ACTION TO ENFORCE THE TERMS OF THE PLAN, THE CONFIRMATION ORDER, THE RESTRUCTURING SUPPORT AGREEMENT, ANY OTHER DEFINITIVE DOCUMENT, OR ANY OTHER DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THE PLAN OR THE CONFIRMATION ORDER.

THE INJUNCTIONS IN SECTION 9.5 OF THE PLAN SHALL EXTEND TO ANY SUCCESSORS OF THE DEBTORS, THE REORGANIZED DEBTORS, THE RELEASED PARTIES, AND THE EXCULPATED PARTIES AND THEIR RESPECTIVE PROPERTY AND INTERESTS IN PROPERTY. EACH OF THE DEBTORS, THE REORGANIZED DEBTORS, THE EXCULPATED PARTIES, AND THE RELEASED PARTIES IS EXPRESSLY AUTHORIZED HEREBY TO SEEK THE ENFORCEMENT OF THE INJUNCTIONS IN SECTION 9.5 OF THE PLAN.

2.35	Setoffs and Recoupment

Except as otherwise provided in the Plan or in the DIP Orders, the Reorganized Debtors, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable bankruptcy or non-bankruptcy Law, or as may be agreed to by the Holder of an Allowed Claim, may set off or recoup against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim, any Claims, rights, and Causes of Action of any nature that the Debtors or Reorganized Debtors may hold against the Holder of such Allowed Claim, to the extent such Claims, rights, or Causes of Action have not been otherwise compromised or settled on or prior to the Plan Effective Date (whether pursuant to the Plan, a Final Order or otherwise); provided that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by such Reorganized Debtors of any such Claims, rights, and Causes of Action.

In no event shall any Holder of Claims be entitled to set off or recoup any Claim against any Claim, right, or Cause of Action of a Debtor or a Reorganized Debtor, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors in accordance with Section 11.11 of the Plan on or before the Plan Effective Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

2.36	Release of Liens

Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Plan Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates (other than (i) Liens securing the DIP Facility, which Liens shall be retained by the DIP Agent to secure the Exit Term Loan Facility, the Exit RCF, and any remaining obligations under the DIP Facility, (ii) any mortgages, deeds of trust, Liens, pledges, or other security interests securing Claims that are Reinstated pursuant to the Plan, and (iii) any mortgages, deeds of trust, Liens, pledges, or other security interests granted pursuant to, or otherwise permitted under, the Exit Financing Documents) shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns.

To the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to the Plan, or any agent for such Holder, has filed or recorded publicly any Liens or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Plan Effective Date, such Holder (or the agent for such Holder) shall take, and is hereby directed to take, any and all steps requested by the Debtors or the Reorganized Debtors that are necessary or desirable to record, evidence, or effectuate the cancellation, release, or extinguishment of such Liens or security interests, including the making of any applicable filings or recordings, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such Holder’s (or the applicable agents for such Holder’s) behalf.

2.37	No Substantive Consolidation

The Plan is being proposed as a joint plan of reorganization of the Debtors for administrative purposes only and constitutes a separate chapter 11 plan of reorganization for each Debtor. The Plan is not premised upon the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in the Plan.

Article III
Voting procedures and requirements

3.1            Class Entitled to Vote on the Plan

The following Voting Classes are entitled to vote to accept or reject the Plan:

Class	Claim or Interest	Status	Voting Rights
3	Prepetition First Lien Claims	Impaired	Yes
5	Prepetition PIK Notes Claims	Impaired	Yes
6	Prepetition Unsecured Convertible Notes Claims	Impaired	Yes

If your Claim or Interest is not included in one of the Voting Classes, you are not entitled to vote with respect to the Plan and you will not receive Solicitation Materials (as defined below). If you are a Holder of a Claim in one or more of the Voting Classes, you should read your ballot(s) and carefully follow the instructions included therein. Please use only the ballot(s) that accompany the applicable Solicitation Materials, if any, or the ballot(s) that the Debtors, or the Solicitation Agent, on behalf of the Debtors, otherwise provided to you.

3.2            Votes Required for Acceptance by a Class

Under the Bankruptcy Code, acceptance of a plan of reorganization by a class of claims or interests is determined by calculating the amount and, if a class of claims, the number, of claims and interests voting to accept, as a percentage of the allowed claims or interests, as applicable, that have voted. Acceptance by a class of claims requires an affirmative vote of more than one-half (1/2) in number of total allowed claims that have voted and an affirmative vote of at least two-thirds (2/3) in dollar amount of the total allowed claims that have voted. Acceptance by a class of interests requires an affirmative vote of at least two-thirds (2/3) in amount of the total allowed interests that have voted.

3.3            Certain Factors to Be Considered Prior to Voting

There are a variety of factors that all Holders of Claims entitled to vote on the Plan should consider prior to voting to accept or reject the Plan. These factors may impact recoveries under the Plan and include, among other things:

·	unless otherwise specifically indicated, the financial information contained in this Disclosure Statement has not been audited and is based on an analysis of data available at the time of the preparation of the Plan and this Disclosure Statement;

·	although the Debtors believe that the Plan complies with all applicable provisions of the Bankruptcy Code, the Debtors can neither assure such compliance nor that the Bankruptcy Court will confirm the Plan;

·	the Debtors will seek Confirmation without the acceptance of the Plan by all Impaired Classes in accordance with section 1129(b) of the Bankruptcy Code; and

·	any delays of either Confirmation or Consummation could result in, among other things, increased Administrative Claims and Professional Fee Claims.

While these factors could affect distributions available to Holders of Allowed Claims or Interests under the Plan, the occurrence or impact of such factors may not necessarily affect the validity of the vote of the Voting Classes or necessarily require a re-solicitation of the votes of Holders of Claims or Interests in the Voting Classes pursuant to section 1127 of the Bankruptcy Code.

For a further discussion of risk factors, please refer to “Certain Factors to Be Considered” described in Article VI of this Disclosure Statement.

3.4            Classes Not Entitled To Vote on the Plan

Under the Bankruptcy Code, Holders of Claims and Interests are not entitled to vote if their contractual rights are Unimpaired by the proposed Plan or if they will receive no property under the Plan. Accordingly, the following Classes of Claims against and Interests in the Debtors are not entitled to vote to accept or reject the Plan (the “Non-Voting Classes”):

Class	Claim or Interest	Status	Voting Rights
1	Other Priority Claims	Unimpaired	No (conclusively presumed to accept)
2	Other Secured Claims	Unimpaired	No (conclusively presumed to accept)
4	DOJ Claims	Unimpaired	No (conclusively presumed to accept)
7	General Unsecured Claims	Unimpaired	No (conclusively presumed to accept)
8	Intercompany Claims	Unimpaired/ Impaired	No (conclusively presumed to accept or deemed not to accept)
9	Intercompany Interests	Unimpaired/ Impaired	No (conclusively presumed to accept or deemed not to accept)
10	Section 510(b) Claims	Impaired	No (deemed not to accept)
11	Existing Equity Interests	Impaired	No (deemed to reject)

Holders of Claims in Classes 1, 2, 4, and 7 may opt-out of becoming a Releasing Party by checking the applicable box on the opt-out form provided to such Holders. Holders of Claims or Interests in Classes 10 and 11 may opt-in to becoming a Releasing Party by checking the applicable box on the opt-in form provided to such Holders.

3.5            Disputes Regarding Impairment

If a Holder of a Claim or Interest disputes the classification of such Holder’s Claim or Interest, then upon the filing of an objection to the Plan by such Holder, the Bankruptcy Court shall, after notice and a hearing, determine the proper classification of such Claim or Interest on or before the Confirmation Date.

3.6            Nonconsensual Confirmation

Because certain Classes of Claims or Interests are deemed to reject the Plan, the Debtors will seek Confirmation of the Plan under section 1129(b) of the Bankruptcy Code.

3.7           Subordinated Classes

The allowance, classification, and treatment of all Allowed Claims and Interests, and the respective distributions and treatments under the Plan, shall take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, except where otherwise provided in the Plan, the Debtors reserve the right to reclassify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination rights relating thereto.

3.8           Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Combined Hearing shall not be deemed to have voted on the Plan for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

3.9           Intercompany Interests

To the extent Reinstated under the Plan, distributions on account of Intercompany Interests are not being received by Holders of such Intercompany Interests on account of their Intercompany Interests but for the purposes of administrative convenience and due to the importance of maintaining the corporate structure of the Reorganized Debtors.

3.10         No Waiver

Nothing contained in the Plan shall be construed to waive the Debtors’ or Reorganized Debtors’ right to object on any basis to any Claim, including after the Plan Effective Date.

3.11          Solicitation Procedures

(a)            Solicitation Agent

The Debtors have retained Kroll Restructuring Administration LLC to act as, among other things, the Solicitation Agent in connection with the solicitation of votes to accept or reject the Plan.

(b)            Materials

The following materials constitute the solicitation materials (collectively, the “Solicitation Materials”) distributed to Holders of Claims in the Voting Classes (Class 3, Class 5, and Class 6):

·	the notice of the Combined Hearing;

·	this Disclosure Statement and all exhibits hereto, including the Plan and all exhibits thereto and the Restructuring Support Agreement; and

·	an applicable Ballot with voting instructions and return envelope.

Holders of Claims or Interests in all Non-Voting Classes are receiving (a) the notice of a combined hearing for the approval of the Disclosure Statement and Confirmation of the Plan (the “Combined Hearing Notice”), and (b) a notice of non-voting status and (c) a form allowing such Holders to either opt-in or opt-out of becoming a Released Party, based on the nature of such Holder’s Claim or Interest (such materials collectively, the “Non-Voting Materials”).

(c)            Distribution of Materials

One day prior to the Petition Date, the Debtors caused the Solicitation Materials to be distributed to “Eligible Holders” of Claims in the Voting Classes (i.e., Holders of Claims in the Voting Classes who are QIBs or Accredited Investors). Following entry of the Scheduling Order, the Debtors will cause the Solicitation Agent to distribute the Solicitation Materials to all Holders of Claims in the Voting Classes and the Non-Voting Materials to Holders of Claims or Interests in the Non-Voting Classes, publish the required publication notice, and mail the Combined Hearing Notice.

The Solicitation Materials (except the Ballots) may also be obtained from the Solicitation Agent by: (i) calling the Solicitation Agent at (844) 408-3698 (domestic toll-free) or (646) 825-3849 (international toll) or (ii) emailing InotivInfo@ra.krolll.com and referencing “Inotiv” in the subject line. After the Debtors file the Chapter 11 Cases, you may also obtain copies of any pleadings filed with the Bankruptcy Court (including the Plan and this Disclosure Statement) for free by visiting the Debtors’ restructuring website, https://www.kroll.com/Inotiv, or for a fee via PACER at https://www.pacer.gov/.

3.12         Voting Procedures

May 26, 2026, at 6:00 p.m. prevailing Central Time (the “Voting Record Date”) is the date that was used for determining which Holders of Claims are entitled to vote to accept or reject the Plan and receive the Solicitation Materials in accordance with the solicitation procedures.

A Holder of a Class 3 Prepetition First Lien Claim may submit their Ballot by completing, executing, and sending such Ballot in the return envelope provided with the Solicitation Materials via mail, overnight courier, or hand delivery to the following address: Inotiv, Inc. Ballot Processing, c/o Kroll Restructuring Administration LLC, 850 Third Avenue, Suite 412, Brooklyn, NY 11232 so that the Ballot is actually received by the Solicitation Agent on or before the Voting Deadline, which is July 6, 2026 at 4:00 p.m. (prevailing Central Time). Alternatively, a Holder of a Class 3 Prepetition First Lien Claim may submit an electronic ballot through the Solicitation Agent’s dedicated E-Ballot portal, by going to https://restructuring.ra.kroll.com/InotivBallots, clicking on the “Submit E-Ballot” link under the “Case Navigation” section of the website, and following the instructions to submit the Ballot electronically. Any Holder who wishes to submit an E-Ballot must enter the Unique E-Ballot ID# provided on the Holder’s paper Ballot.

A Holder of a Class 5 Prepetition PIK Notes Claim or a Class 6 Prepetition Unsecured Convertible Notes Claim must complete, execute, and submitted their Ballot to the bank, broker or other intermediary (each a “Nominee”) which holds their publicly traded securities in “street name,” or otherwise submit its voting instructions according to its Nominee’s instructions, in sufficient time for the Nominee to transcribe the beneficial holders’ voting instructions onto a Master Ballot and submit the Master Ballot to the Solicitation Agent via first class mail, overnight courier, or hand delivery at Inotiv, Inc. Ballot Processing, c/o Kroll Restructuring Administration LLC, 850 Third Avenue, Suite 412, Brooklyn, NY 11232, or via email at InotivBallots@ra.kroll.com, so that such Master Ballot is actually received by the Solicitation Agent on or before the Voting Deadline, which is July 6, 2026 at 4:00 p.m. (prevailing Central Time).

You may receive more than one Ballot if you hold Claims in more than one Voting class or if you hold Claims through one or more affiliated funds or Nominees. You should complete and return each Ballot the Solicitation Agent or your Nominee (as applicable) according to the instructions set forth on each Ballot. Separate Claims held by affiliated funds in a particular Class shall not be aggregated, and the vote of each such affiliated fund related to its Claims shall be treated as a separate vote to accept or reject the Plan, as applicable. If you hold any portion of a single Claim, you and all other Holders of any portion of such Claim will be (i) treated as a single creditor for voting purposes and (ii) required to vote every portion of such Claim collectively to either accept or reject the Plan.

IF A BALLOT IS RECEIVED AFTER THE VOTING DEADLINE, IT WILL NOT BE COUNTED UNLESS THE DEBTORS DETERMINE OTHERWISE OR AS ORDERED BY THE BANKRUPTCY COURT.

ANY BALLOT THAT IS PROPERLY EXECUTED BY THE HOLDER OF A CLAIM OR INTEREST BUT THAT DOES NOT CLEARLY INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN OR ANY BALLOT THAT INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN WILL NOT BE COUNTED FOR PURPOSES OF ACCEPTING OR REJECTING THE PLAN.

EACH HOLDER OF A CLAIM IN A VOTING CLASS MUST VOTE ALL OF ITS CLAIMS IN SUCH VOTING CLASS EITHER TO ACCEPT OR REJECT THE PLAN AND MAY NOT SPLIT SUCH VOTES. BY SIGNING AND RETURNING A BALLOT, EACH HOLDER OF A CLAIM OR INTEREST WILL CERTIFY TO THE BANKRUPTCY COURT AND THE DEBTORS THAT NO OTHER BALLOTS WITH RESPECT TO SUCH CLAIM HAVE BEEN CAST OR, IF ANY OTHER BALLOTS HAVE BEEN CAST WITH RESPECT TO SUCH CLAIM, SUCH OTHER BALLOTS INDICATED THE SAME VOTE TO ACCEPT OR REJECT THE PLAN. IF A HOLDER CASTS MULTIPLE BALLOTS WITH RESPECT TO THE SAME CLAIM AND THOSE BALLOTS ARE IN CONFLICT WITH EACH OTHER, THE LAST VALID BALLOT RECEIVED BY THE SOLICITATION AGENT PRIOR TO THE VOTING DEADLINE SHALL BE COUNTED AND ALL PREVIOUSLY-RECEIVED BALLOTS SHALL NOT BE COUNTED.

IT IS IMPORTANT THAT THE HOLDER OF A CLAIM IN A VOTING CLASS FOLLOW THE SPECIFIC INSTRUCTIONS PROVIDED ON SUCH HOLDER’S BALLOT AND THE ACCOMPANYING INSTRUCTIONS. NO BALLOT MAY BE WITHDRAWN OR MODIFIED AFTER THE VOTING DEADLINE WITHOUT THE DEBTORS’ PRIOR CONSENT OR PERMISSION OF THE BANKRUPTCY COURT.

EXCEPT AS OTHERWISE SPECIFIED HEREIN OR AS MAY BE COMMUNICATED BY THE DEBTORS, PRIOR TO ENTRY OF THE SOLICITATION PROCEDURES ORDER, THE SOLICITATION OF VOTES ON THE PLAN WITH RESPECT TO THE VOTING CLASSES IS BEING MADE PURSUANT TO EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING PURSUANT TO SECTION 4(A)(2) THEREOF, AND APPLICABLE UNITED STATES STATE SECURITIES LAWS, AND ONLY FROM HOLDERS OF SUCH CLAIMS WHO ARE ACCREDITED INVESTORS OR QIBs.

Article IV
Corporate and CAPITAL STRUCTURE

4.1            Prepetition Corporate and Capital Structure

(a)            Corporate Structure

An organizational chart illustrating the corporate structure of the Debtors and their non-Debtor affiliates is annexed hereto as Exhibit E.

(b)            The Debtors’ Capital Structure

As of the Petition Date, the Debtors have approximately $488.7 million of funded debt obligations, consisting of obligations under the under the Prepetition First Lien Credit Agreement, the Prepetition PIK Notes Indenture, and the Prepetition Unsecured Convertible Notes Indenture. The following table summarizes the Debtors’ prepetition capital structure (as of the date hereof) with respect to its funded and other debt:

Instrument	Approx. Amount Outstanding as of the Petition Date in Millions	Rate	Maturity	Security
Prepetition Secured Loans
Prepetition First Lien Credit Agreement – Bridge Facility Delayed Draw Term Loans	$40.5	PIK: 6.25% Cash: Adjusted Term SOFR + 1.50%	Oct. 15, 2026	First lien on substantially all assets and proceeds of the Borrower and Prepetition Secured Loan Guarantors
Prepetition First Lien Credit Agreement – First Lien Claims	$274.9	PIK: 0.25% Cash: Adjusted Term SOFR + 6.50%	Nov. 5, 2026	First lien on substantially all assets and proceeds of the Borrower and Prepetition Secured Loan Guarantors
Prepetition PIK Notes
Prepetition PIK Notes Indenture	$28.3	15.00%	Feb. 4, 2027	Second lien on substantially all assets and proceeds of the Issuer and Prepetition PIK Notes Guarantors
DOJ
DOJ Settlement Payments	$13.3	4.18%	June 3, 2028	Third lien on substantially all assets and proceeds of the DOJ Settlement Parties
Prepetition Unsecured Convertible Notes
Prepetition Unsecured Convertible Notes Indenture	$131.7	3.250%	Oct. 15, 2027	Unsecured
Total (Approx.) $488.7

(1)	Prepetition First Lien Term Loans and Bridge Facility Delayed Draw Term Loans

On November 5, 2021, Inotiv (“Borrower”) entered into the Prepetition First Lien Credit Agreement with (i) each of the Company guarantors from time to time party thereto, (iii) the Prepetition First Lien Lenders, and (iv) Jefferies Finance LLC, as administrative agent and collateral agent (“Jefferies”), pursuant to which the Prepetition First Lien Lenders extended to Borrower (i) a term loan facility in an aggregate principal amount equal to $165,000,000, (ii) a delayed draw term loan facility in an aggregate principal amount equal to $35,000,000, and (iii) a revolving facility in an aggregate principal amount equal to $15,000,000 (the “Initial Revolving Facility”).

On January 27, 2022, the parties to the Prepetition First Lien Credit Agreement entered into the First Amendment to Credit Agreement, pursuant to which the Prepetition First Lien Lenders extended to Borrower (i) a 2022 incremental term loan facility in an aggregate principal amount equal to $40,000,000 and (ii) a 2022 delayed draw term loan facility in an aggregate principal amount equal to $35,000,000. The proceeds of the 2022 incremental term loan facility were used to fund the acquisition of Orient BioResource Center, Inc., a Texas corporation.

Between 2022 and 2026, the Company entered into various amendments to the Prepetition First Lien Credit Agreement to, inter alia, modify interest rates, adjust baskets, make mechanical changes, impose new compliance requirements in relation to the Resolution Agreement (as defined below) and modify financial covenant requirements.

On May 14, 2026, parties to Prepetition First Lien Credit Agreement entered into the Ninth Amendment to Credit Agreement, along with and Acquiom Agency Services LLC, as successor administrative agent and successor collateral agent (“Acquiom”), pursuant to which (i) the Prepetition First Lien Lenders extended to Borrower the Bridge Facility Delayed Draw Term Loans and (ii) Borrower repaid the Initial Revolving Facility in full.

The Prepetition First Lien Term Loans have a maturity date of November 5, 2026, and bear interest at a floating rate of Adjusted Term SOFR (as defined in the Prepetition First Lien Credit Agreement) plus 6.75%, 0.25% of which is payable in kind. The Bridge Facility Delayed Draw Term Loans have a maturity date of October 15, 2026, and bear interest at a floating rate of Adjusted Term SOFR plus 7.75%, 6.25% of which is payable in kind. The Prepetition First Lien Term Loans and the Bridge Facility Delayed Draw Term Loans are the Company’s senior secured first lien obligations, are secured by substantially all of the Company’s and its domestic subsidiaries’ assets and are guaranteed on a senior secured first lien basis by the Company-guarantors. The Bridge Facility Delayed Draw Term Loans have priority in terms of payment over the Prepetition First Lien Term Loans. As of the date hereof, approximately $315.4 million of principal remains outstanding under the Prepetition First Lien Credit Agreement.

(2)	Prepetition PIK Notes Indenture

Pursuant to the Prepetition PIK Notes Indenture by and among (i) Borrower, as issuer (ii) each of the guarantors from time to time party thereto (together with Borrower, the “Prepetition PIK Notes Obligors”), (iii) the Prepetition PIK Noteholders, and (iv) U.S. Bank Trust Company, National Association, as Trustee and Notes Collateral Agent, (the “Prepetition PIK Notes Trustee”), the Prepetition PIK Noteholders and the Prepetition PIK Notes Trustee extended the Prepetition PIK Notes for the benefit of the Prepetition PIK Notes Obligors.

The Prepetition PIK Notes have a maturity date of February 4, 2027, and bear interest at a fixed rate of 15.00% per year, payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, in kind. The Prepetition PIK Notes are the Company’s senior secured second lien obligations, are secured by substantially all of the Company’s and its domestic subsidiaries’ assets and are guaranteed on a senior secured second lien basis by the subsidiary guarantors. As of the date hereof, approximately $28.3 million of principal remains outstanding under the Prepetition PIK Notes Indenture.

(3)	Intercreditor Agreement

On September 13, 2024, Jefferies, in its capacity as administrative agent and collateral agent under the Prepetition First Lien Credit Agreement, and the Prepetition PIK Notes Trustee, acting in its capacity as PIK Notes Trustee, entered into that certain Intercreditor Agreement (as amended, restated, supplemented, amended and restated or otherwise modified from time to time prior to the Petition Date, the “Intercreditor Agreement”). Acquiom later succeeded Jefferies in its capacity as First Lien Agent (as defined in the Intercreditor Agreement).

The Intercreditor Agreement, among other things, governs certain relative contractual rights of the Prepetition First Lien Lenders and the Prepetition PIK Noteholders. The Intercreditor Agreement controls the rights and obligations of holders of the Debtors’ obligations outstanding under the Prepetition First Lien Credit Agreement and the Prepetition PIK Notes Indenture with respect to, among other things, priority, matters of debtor-in-possession financing, the use of cash collateral, and adequate protection, among other things. Any liens held by or on behalf of Acquiom or any Prepetition First Lien Lender on the Collateral (as defined in the Intercreditor Agreement) that secure obligations under the Prepetition First Lien Credit Agreement are senior in priority to liens granted to the Prepetition PIK Notes Trustee or any Prepetition PIK Noteholder on the Collateral that secures obligations under the Prepetition PIK Notes Indenture.

(4)	Prepetition Unsecured Convertible Notes Indenture

Pursuant to the Prepetition Unsecured Convertible Notes Indenture, by and among (i) Borrower, as issuer, (ii) each of the guarantors from time to time party thereto (together with Borrower, the “Prepetition Unsecured Convertible Notes Obligors”), (iii) the Prepetition Unsecured Convertible Noteholders, and (iv) U.S. Bank National Association, as Trustee (as defined in the Prepetition Unsecured Convertible Notes Indenture) (in such capacity, the “Prepetition Unsecured Convertible Notes Trustee”), the Prepetition Unsecured Convertible Noteholders and the Prepetition Unsecured Convertible Notes Trustee extended the Prepetition Unsecured Convertible Notes for the benefit of the Prepetition Unsecured Convertible Notes Obligors.

The Prepetition Unsecured Convertible Notes have a maturity date of October 15, 2027, and bear interest at a fixed rate of 3.25% per year, payable semi-annually in arrears on April 15 and October 15 of each year. The Prepetition Unsecured Convertible Notes are not convertible prior to April 15, 2027 except upon the occurrence of certain events. From and after April 15, 2027, the Prepetition Unsecured Convertible Notes are convertible at the Prepetition Unsecured Convertible Noteholders’ discretion. Upon conversion, the Company may elect whether the Prepetition Unsecured Convertible Notes are exchanged for cash, shares of common stock or a combination thereof. As of the Petition Date, approximately $131.7 million of principal remains outstanding under the Prepetition Unsecured Convertible Notes Indenture.

(5)	DOJ Claims

Pursuant to the Resolution Agreement (as defined below), the Company agreed to pay to United States Department of Justice (“DOJ”) approximately $22.0 million in fines (the “DOJ Fines”). The DOJ Fines accrue interest at a rate of 4.18%, which is payable on June 3, 2028. The settlement embodied in the Resolution Agreement is the Company’s senior secured third lien obligation and is secured by substantially all of the settlement parties’ assets. As of the date hereof, approximately $13.3 million of principal remains outstanding under the DOJ Fines.

Article V
CIRCUMSTANCES LEADING TO THESE CHAPTER 11 CASES

5.1            Challenges Facing the Company

(a)            Industry Headwinds

(i)	Market Competition

The CRO and Research Model industry in which the Company operates are highly competitive and have experienced significant consolidation in recent years. The Company competes for business not only with other CROs but also with internal discovery and development departments within its client companies. The industry has historically been diverse, with more than 1,000 CROs worldwide, ranging from small, regional niche laboratories to global, comprehensive service providers with tens of thousands of employees. Industry consolidation has accelerated competitive pressures, particularly among larger companies competing for both clients and acquisition candidates. In particular, expansion of offshore CROs, including the international expansion of contract research providers in lower-cost markets, has intensified competitive pressure on domestic providers like the Company.

Competition in the Company’s two operating segments is driven by scientific and technological expertise, quality, reputation, responsiveness, price, scope of product and related service offerings, and geographic presence. In the DSA segment, the Company faces competition from numerous CROs, including two public companies in the United States and three public companies in China. In the RMS segment, competition ranges from academic institutions and large biopharmaceutical companies that derive and maintain their own rodent colonies, to commercial competitors that may offer a similar or overlapping range of products and services. The Company’s principal RMS competitors include one public company in the United States, four privately-held domestic companies, one government-funded not-for-profit entity, and one privately-held European company. In both segments, certain competitors have greater capital, technical, and other resources than the Company, while smaller, specialized competitors may compete effectively on the basis of price and concentrated focus.

The RMS segment is characterized by significant barriers to entry. Establishing a competitive Research Models platform requires, among other things, the construction of bio-secure barrier production facilities and flexible-film isolator production facilities, the development and maintenance of colonies encompassing over 250 species and strains of animal models (including over 80 genetically engineered rodent models), and adherence to rigorous biosecurity and operating protocols, an undertaking that requires years of sustained capital investment and specialized expertise to replicate at scale. The competitive dynamics described above, and in particular, the increasing pressure from international competitors with lower cost structures, have contributed to the challenges facing the Company and underscore the importance of the balance sheet restructuring contemplated by the Plan in positioning the Company to compete effectively on a go-forward basis.

(ii)	Regulatory Environment

The Company’s business has been affected by evolving regulatory and policy developments across the CRO and preclinical research industry. The Company operates in a highly regulated environment. Its animal research facilities are subject to the Animal Welfare Act, enforced by the United States Department of Agriculture through its Animal and Plant Health Inspection Service, which establishes standards for the humane treatment, care, and handling of animals by breeders, dealers, and research facilities. Its DSA laboratories must conform to Good Laboratory Practice regulations promulgated by the FDA and Environmental Protection Agency, and certain operations are subject to the Controlled Substances Act administered by the Drug Enforcement Agency, which requires heightened security and control procedures for projects involving narcotic and habit-forming substances. Noncompliance with any of these standards can result in penalties ranging from substantial fines and warning letters to license suspension or revocation, disqualification of study data, or criminal prosecution. In addition, the Company’s import and export of NHPs is subject to oversight by the U.S. Fish and Wildlife Service and international conventions governing the cross-border transfer of research animals. The Company’s business is directly tied to research and development spending by pharmaceutical and biotechnology companies, much of which is influenced by government policy and regulatory requirements that mandate preclinical testing before new therapies may be administered to human patients.

Client research and development funding levels, particularly those impacted by government sources such as the U.S. National Institutes of Health (“NIH”), have also created headwinds for the Company’s business. The NIH is the largest public funder of biomedical research globally, with a current annual budget of approximately $48.0 billion. The current U.S. Administration has proposed a reduction to the NIH’s fiscal year 2026 budget of approximately 40%, and in February 2025 announced a policy that would reduce research grants by limiting payments for indirect overhead costs to 15% (down from an average of approximately 27%). In addition, a proposed consolidation of 27 federal health agencies has introduced further uncertainty regarding the direction and level of government-funded research. Because some of the Company’s clients depend on government funding for research and development, reductions in such funding may adversely affect the Company’s client base and the demand for its services and products.

(b)            Market Competition and Macroeconomic Pressures

The CRO and Research Model industry in which the Company operates are highly competitive and have experienced significant consolidation in recent years. The Company competes for business not only with other CROs but also with internal discovery and development departments within its client companies. The industry has historically been diverse, with more than 1,000 CROs worldwide, ranging from small, regional niche laboratories to global, comprehensive service providers with tens of thousands of employees. Industry consolidation has accelerated competitive pressures, particularly among larger companies competing for both clients and acquisition candidates. In particular, expansion of offshore CROs, including the international expansion of contract research providers in lower-cost markets, has intensified competitive pressure on domestic providers like the Company.

(c)            Capital Structure Overhang

The Company’s balance sheet is burdened by an outsized debt load of approximately $488.7 million in total funded debt arising from the Prepetition First Lien Credit Agreement, the DOJ Fines, the Prepetition PIK Notes Indenture, and the Prepetition Unsecured Convertible Notes Indenture. For the first six months of 2026, the Company incurred approximately $27.5 million in interest expenses alone. This capital structure has required the Debtors to commit significant capital to servicing its funded debt obligations and away from operational investments and growth initiatives.

(d)            Ongoing Litigation

On or around June 3, 2024, Inotiv, Envigo Global Services, Inc., a Pennsylvania corporation, and Envigo RMS, LLC, a Delaware limited liability company (collectively, the “DOJ Settlement Parties”), entered into a Resolution and Plea Agreement (the “Resolution Agreement”) with the DOJ, pursuant to which, inter alia, the DOJ Settlement Parties entered a plea of guilty in connection with violations Chapter 54 of Title 7 (the Animal Welfare Act) and 33 U.S.C. §§ 1311 and 1319(c) of the Clean Water Act. Pursuant to the Resolution Agreement, the DOJ Settlement Parties agreed to (i) pay the DOJ Fines, equal to $22.0 million, plus interest, payable in annual installments of $5.0 million on or before each of June 3, 2025, June 3, 2026 and June 3, 2027 and $7.0 million on or before June 3, 2028, (ii) pay $6.5 million, plus interest, in community and environmental support obligations, (iii) expend at least $7.0 million in animal welfare-related improvements to its facilities and personnel related to animal welfare, and (iv) appoint a compliance monitor to review the Company’s compliance with certain laws and establish new standards exceeding what may be required by such laws, with the monitorship term extending through at least January 20, 2028.

The Company has made substantial investments in connection with its compliance obligations. These ongoing compliance costs have placed a significant and continuing strain on the Company’s liquidity and operational capacity, further limiting its ability to address its capital structure challenges outside of a formal restructuring process.

5.2            Debtors’ Efforts to Address Business Challenges

(a)            Strategic Review and Lender Engagement

Recognizing the need for a comprehensive approach to the Company’s capital structure, the Company engaged Ropes & Gray LLP and Hunton Andrews Kurth LLP as legal counsel, Perella Weinberg Partners LP (“PWP”) as investment banker, and FTI Consulting, Inc. (“FTI”) as financial advisor, each to assist the Company in exploring potential strategic and financial alternatives.

In connection with the restructuring efforts described above, the Prepetition First Lien Lenders comprising the First Lien Ad Hoc Group engaged Davis Polk & Wardwell LLP and Haynes and Boone, LLP as legal counsel and Berkeley Research Group, LLC as financial advisor, and the Prepetition PIK Noteholders and the Prepetition Unsecured Noteholders comprising the Ad Hoc Noteholder Group engaged Paul, Weiss, Rifkind, Wharton & Garrison LLP and Cole Schotz P.C. as legal counsel.

(b)            Appointment of Special Committee

On May 14, 2026, the Company furthered its efforts to consider strategic alternatives by (i) establishing the Special Committee with the exclusive authority to review, develop, investigate, negotiate, and approve entry into restructuring transactions, and (ii) appointing two experienced independent fiduciaries, Eugene I. Davis and John T. Young, Jr., as new independent directors and, together with Michael J. Harrington, an existing independent director, to serve on the Special Committee. The Special Committee is empowered to review, evaluate, and execute strategic and/or financial alternatives in light of the Company’s cash flow, liquidity, and general financial condition, including the possibility of seeking additional financing or undertaking a recapitalization transaction, or other reorganization or restructuring. Additionally, the Special Committee has been delegated certain authority to negotiate, approve, or decline restructuring transactions including the entry into the definitive agreements, in its sole discretion, and to take any other actions as the Special Committee deems necessary to discharge its duties.

(c)            Financing Efforts

Beginning in the second half of 2025, the Company engaged in earnest discussions with its existing funded debt holders and potential third-party financing sources to explore comprehensive solutions to the Company’s financial challenges. The Company and its advisors pursued several capital structure alternatives, including (i) refinancing the Prepetition First Lien Claims, (ii) equitizing the Prepetition PIK Notes and Prepetition Unsecured Convertible Notes in conjunction with a broader refinancing transaction, and (iii) facilitating an extension of the prepetition secured loans coupled with an equitization of the Prepetition PIK Notes and Prepetition Unsecured Convertible Notes. In support of these efforts, PWP conducted a comprehensive financing outreach process, as outlined in greater detail in the Declaration of John Cesarz In Support of the Debtors’ Emergency Motion for Entry of Interim and Final Orders (I) Authorizing the Debtors to Obtain Postpetition Senior Secured Superpriority Financing, (II) Granting Liens and Providing Claims with Superpriority Administrative Expense Status, (III) Scheduling a Final Hearing, and (IV) Granting Related Relief, which the Debtors will file on the Petition Date.

Despite significant efforts, the Company was unable to achieve the requisite support among Prepetition First Lien Lenders to consummate an out-of-court transaction. The Prepetition First Lien Lenders were only willing to provide financing in the form of bridge loans (the “Bridge Facility Delayed Draw Term Loans”) to ensure that the Company had sufficient immediate funding while negotiations toward a longer-term solution continued. The Bridge Facility Delayed Draw Term Loans was provided on a pro rata basis by all Prepetition First Lien Lenders and was designed to fund the Company’s continued exploration of strategic alternatives, including preparation for a potential chapter 11 filing if it was determined that an in-court transaction was the best viable path to successfully address the Company’s capital structure.

Finally, after months of good faith, arm’s length negotiations, careful evaluation of all available alternatives, and the exchange of multiple proposals between the Company and the Consenting Stakeholders, the Company was successful in driving consensus around the balance-sheet restructuring transaction to be effectuated through the pre-packaged Plan. After exhausting all viable out-of-court alternatives, the Company, in consultation with its experienced restructuring professionals and the Special Committee, determined that a chapter 11 filing represented the most efficient and value-maximizing path to effectuate a comprehensive recapitalization of its balance sheet. Before filing the chapter 11 cases, the Debtors have received votes in favor of the Plan from Holders Prepetition First Lien Claims, Prepetition PIK Notes Claims, and Prepetition Unsecured Convertible Notes Claims, which, the Debtors believe, are sufficient for each Voting Class to accept the Plan. The Plan envisions the equitization of a significant portion of the Debtors’ prepetition funded debt to right-size the Company’s capital structure, with Holders of Prepetition First Lien Claims receiving the substantial majority of the New Equity Interests and Exit Term Loans, and Holders of Prepetition PIK Notes Claims and Prepetition Unsecured Convertible Notes Claims receiving a minority equity allocation and New Warrants. Critically, General Unsecured Creditors and the DOJ will be unimpaired under the Plan, and all Executory Contracts and Unexpired Leases are anticipated to be assumed, thereby preserving the Debtors’ key commercial relationships and enabling the Company to emerge from chapter 11 as a stronger, deleveraged enterprise positioned to serve its customers, employees, and stakeholders on a go-forward basis.

In addition, the Restructuring Support Agreement executed prior to filing with the Consenting Stakeholders contemplates, among other things: (i) a DIP Facility consisting of $25.0 million in new money commitments and a $40.5 million roll-up of the Bridge Facility Delayed Draw Term Loans, to be provided by the DIP Lenders; (ii) upon the Plan Effective Date, an Exit Facility pursuant to which all DIP obligations would be terminated and replaced on a dollar-for-dollar basis by a new senior secured first lien term loan; (iii) certain case milestones to drive forward a streamlined case timeline; and (iv) most critically, reflects strong support by the Consenting Stakeholders who represent a substantial majority of the Company’s prepetition capital structure.

Importantly, the Restructuring Support Agreement and Plan provide the Company with a clear and viable path forward and a framework to successfully exit chapter 11 in a timely fashion with the support of a substantial majority of the Company’s capital structure. The Restructuring Support Agreement and the prepackaged Plan are the product of months of hard-fought negotiations that yielded a constructive outcome. The Restructuring Support Agreement is supported by substantially all the Debtors’ major stakeholders as of the time of the filing, is designed to avoid a prolonged in-court process, and positions the Company to complete its financial restructuring, prosecute and implement the Plan and emerge as a going concern. The restructuring made possible by the Restructuring Support Agreement, and the prepackaged Plan presents a cost-effective path to a timely emergence from chapter 11 and positions the Company for sustained growth. The execution of the Restructuring Support Agreement and solicitation of the prepackaged Plan were undertaken only after careful consideration by the Company’s management and the Special Committee, in consultation with their experienced financial and legal advisors. Based on the foregoing, the Company believes executing the Restructuring Support Agreement and soliciting votes on the Prepackaged Plan was in the best interest of all parties in interest.

Article VI
CERTAIN FACTORS TO BE CONSIDERED

6.1            General

THE FOLLOWING PROVIDES A SUMMARY OF VARIOUS IMPORTANT CONSIDERATIONS AND RISK FACTORS ASSOCIATED WITH THE PLAN; HOWEVER, IT IS NOT EXHAUSTIVE. PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN, ALL HOLDERS OF CLAIMS THAT ARE ENTITLED TO VOTE SHOULD READ AND CAREFULLY CONSIDER THE FACTORS SET FORTH HEREIN, AS WELL AS ALL OTHER INFORMATION SET FORTH OR OTHERWISE REFERENCED IN THIS DISCLOSURE STATEMENT. ALTHOUGH THESE RISK FACTORS ARE MANY, THESE FACTORS SHOULD NOT BE REGARDED AS CONSTITUTING THE ONLY RISKS PRESENT IN CONNECTION WITH THE DEBTORS’ BUSINESS, THE PLAN AND ITS IMPLEMENTATION, OR THE SECURITIES OF THE REORGANIZED DEBTORS.

6.2            Risks Relating to the Plan and Other Bankruptcy Law Considerations

(a)	A Holder of a Claim or Interest May Object to, and the Bankruptcy Court May Disagree with, the Debtors’ Classification of Claims and Interests

Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an equity interest in a particular class only if such claim or equity interest is substantially similar to the other claims or equity interests in such class. The Debtors believe that the classification of Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because the Debtors created eleven Classes of Claims or Interests, each encompassing Claims or Interests, as applicable, that are substantially similar to the other Claims or Interests in each such Class. However, a Holder of a Claim or Interest could challenge the Debtors’ classification. In such an event, the cost of the Chapter 11 Cases and the time needed to confirm the Plan may increase, and there can be no assurance that the Bankruptcy Court will agree with the Debtors’ classification. If the Bankruptcy Court concludes that the classifications of Claims and Interests under the Plan do not comply with the requirements of the Bankruptcy Code, the Debtors may need to modify the Plan. Such modification could require re-solicitation of votes on the Plan. The Plan may not be confirmed if the Bankruptcy Court determines that the Debtors’ classification of Claims and Interests is not appropriate.

(b)	The Debtors May Not Be Able to Satisfy the Voting Requirements for Confirmation of the Plan

If votes are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan, the Debtors may seek, as promptly as practicable thereafter, Confirmation. If the Plan does not receive the required support from any Voting Class, the Debtors may elect to amend the Plan, seek to sell their assets pursuant to section 363 of the Bankruptcy Code, or proceed with liquidation. There can be no assurance that the terms of any such alternative chapter 11 plan or sale pursuant to section 363 of the Bankruptcy Code would be similar or as favorable to the Holders of Allowed Claims or Interests as the Restructuring Transactions contemplated by the Plan.

(c)	The Bankruptcy Court May Not Confirm the Plan or May Require the Debtors to Re-Solicit Votes with Respect to the Plan

The Debtors cannot assure you that the Plan will be confirmed by the Bankruptcy Court. Section 1129 of the Bankruptcy Code, which sets forth the requirements for confirmation of a plan of reorganization, requires, among other things, a finding by the Bankruptcy Court that the plan of reorganization is “feasible,” that it has been proposed “in good faith” that all claims and interests have been classified in compliance with the provisions of section 1122 of the Bankruptcy Code, and that, under the plan of reorganization, each holder of a claim or interest within each impaired class either accepts the plan or receives or retains cash or property of a value, as of the date the plan of reorganization becomes effective, that is not less than the value such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. With respect to any impaired Classes of Claims or Interests that do not accept the Plan or are deemed not to accept the Plan, section 1129(b) requires that the Plan be fair and equitable and not discriminate unfairly with respect to such Classes.

There can be no assurance that the Bankruptcy Court will conclude that the feasibility test and other requirements of section 1129 of the Bankruptcy Code have been met with respect to the Plan. There can be no assurance that modifications to the Plan will not be required for Confirmation, or that such modifications would not require a re-solicitation of votes on the Plan.

The Bankruptcy Court could decline to approve this Disclosure Statement and determine that the votes in favor of the Plan should be disregarded. The Debtors then would be required to recommence the solicitation process, which could include filing an alternative plan of reorganization and disclosure statement. This process includes a Bankruptcy Court hearing with respect to the required approval of a disclosure statement, followed by (after Bankruptcy Court approval) solicitation of claim and equity interest holder votes for the plan of reorganization, followed by a confirmation hearing at which the Bankruptcy Court will determine whether the requirements for confirmation have been satisfied, including the requisite claim or interest holder acceptances.

If the Plan is not confirmed, these Chapter 11 Cases may be converted into cases under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be appointed or elected to liquidate the Debtors’ assets for distribution in accordance with the priorities established by the Bankruptcy Code. A discussion of the effects that a chapter 7 liquidation would have on the recoveries of Holders of Claims or Interests and the Debtors’ analysis thereof are set forth in the unaudited liquidation analysis, which is attached hereto as Exhibit C (the “Liquidation Analysis”). The Debtors believe that liquidation under chapter 7 of the Bankruptcy Code would result in, among other things, smaller distributions being made to creditors and interest holders than those provided for in the Plan because of:

·	the likelihood that the Debtors’ assets would have to be sold or otherwise disposed of in a disorderly fashion over a short period of time rather than reorganizing or selling in a controlled manner, affecting the business as a going concern;

·	additional administrative expenses involved in the appointment of a chapter 7 trustee; and

·	additional expenses and Claims, some of which would be entitled to priority, that would be generated during the liquidation.

(d)	Risk of Non-Approval of the Disclosure Statement as Containing Adequate Information

Because the Chapter 11 Cases have not yet been commenced, this Disclosure Statement has not, as of the date hereof, been approved by the Bankruptcy Court as containing “adequate information” within the meaning of section 1125(a) of the Bankruptcy Code. Upon filing, the Debtors will promptly seek entry of an order by the Bankruptcy Court conditionally approving this Disclosure Statement, and the Debtors will seek a Final Order approving the Disclosure Statement at the Combined Hearing (which Final Order may be part of the Confirmation Order). While the Debtors believe that this Disclosure Statement provides “adequate information” within the meaning of section 1125(a), there can be no assurance that the Bankruptcy Court will reach the same conclusion.

(e)	Even if the Debtors Receive All Necessary Acceptances for the Plan to Become Effective, the Debtors May Fail to Meet All Conditions Precedent to Effectiveness of the Plan

Although the Debtors believe that the Plan Effective Date would occur shortly after the Confirmation Date, there can be no assurance as to such timing.

The Confirmation and Consummation of the Plan are subject to certain conditions set forth in Section 8.1 of the Plan that may or may not be satisfied. The Debtors cannot assure you that all requirements for Confirmation and Consummation required under the Plan and Bankruptcy Code will be satisfied. If each condition precedent to Confirmation is not met or waived, the Plan will not be confirmed, and if each condition precedent to Consummation is not met or waived, the Plan Effective Date will not occur. In the event that the Plan is not confirmed or is not consummated, the Debtors may seek to confirm an alternative plan of reorganization or convert their cases to chapter 7 cases.

(f)            The Bankruptcy Court May Find the Solicitation of Acceptances Inadequate

The Debtors may solicit votes prior to the commencement of a chapter 11 case in accordance with sections 1125(g) and 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018(b). Bankruptcy Rule 3018(b) provides that a holder of a claim or interest who has accepted or rejected a plan before the commencement of the case under the Bankruptcy Code will not be deemed to have accepted or rejected the plan if the court finds after notice and a hearing that: (a) the plan was not sent to substantially all creditors and equity security holders of the same class; (b) an unreasonably short time was prescribed for those creditors and equity security holders to accept or reject the plan; or (c) the solicitation did not comply with section 1126(b) of the Bankruptcy Code. Section 1126(b) of the Bankruptcy Code provides that a holder of a claim or interest that has accepted or rejected a plan before the commencement of a case under the Bankruptcy Code is deemed to have accepted or rejected the plan if (i) the solicitation of such acceptance or rejection was in compliance with applicable nonbankruptcy law, rule or regulation governing the adequacy of disclosure in connection with such solicitation or (ii) there is no such law, rule, or regulation, and such acceptance or rejection was solicited after disclosure to such holder of adequate information (as defined by section 1125(a) of the Bankruptcy Code). While the Debtors believe that the requirements of sections 1125(g) and 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018(b) will be met, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

(g)	There is a Risk of Loss of Support for the Plan

The Plan is currently supported by the Consenting Stakeholders, but there is a risk that unforeseen changes in circumstances could result in the loss of support for the Plan by such stakeholders prior to Confirmation, including a termination of the Restructuring Support Agreement or a Default or Event of Default under the DIP Facility. Any such loss of support could adversely affect the Debtors’ ability to confirm and consummate the Plan.

(h)	The Bankruptcy Court May Dismiss Some or All of the Chapter 11 Cases

Certain parties in interest may contest the Debtors’ authority to commence or prosecute the Chapter 11 Cases. If, pursuant to any such proceeding, the Bankruptcy Court finds that the Debtors could not commence the Chapter 11 Cases for any reason, the Debtors may be unable to consummate the transactions contemplated by the Plan. If the Chapter 11 Cases are dismissed, the Debtors may be forced to cease operations due to insufficient funding or liquidate their business in another forum to the detriment of all parties in interest.

(i)	Parties May Object to the Plan on Account of the Debtors’ Releases, Third-Party Releases, Exculpations, or Injunction Provisions

Any party in interest, including the United States Trustee for the Southern District of Texas (the “U.S. Trustee”), could object to the (i) Debtors release contained in Section 9.3(a) of the Plan, (ii) the consensual third-party release contained in Section 9.3(b) of the Plan, (iii) the exculpation contained in Section 9.4 of the Plan, or (iv) the injunction contained in Section 9.5 of the Plan. In response to such an objection, the Bankruptcy Court could determine that any of these provisions are not valid under the Bankruptcy Code. If the Bankruptcy Court makes such a determination, the Plan could not be confirmed without modifying the Plan to alter or remove the applicable provision. This could result in substantial delay in Confirmation of the Plan, or the Plan not being confirmed at all.

(j)	The Debtors May Seek To Amend, Waive, Modify, or Withdraw the Plan at Any Time Prior to Confirmation

The Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, and consistent with the terms of the Plan, to amend the terms of the Plan or waive any conditions thereto if and to the extent such amendments or waivers are necessary or desirable to consummate the Plan. The potential impact of any such amendment or waiver on the Holders of Claims or Interests cannot presently be foreseen but may include a change in the economic impact of the Plan on some or all of the proposed Classes or a change in the relative rights of such Classes. All Holders of Claims or Interests will receive notice of such amendments or waivers required by applicable law and the Bankruptcy Court. If, after receiving sufficient acceptances, but prior to Confirmation, the Debtors seek to modify the Plan, the previously solicited acceptances will be valid only if (i) all classes of adversely affected creditors and interest holders accept the modification in writing, or (ii) the Bankruptcy Court determines, after notice to designated parties, that such modification was de minimis or purely technical or otherwise did not adversely change the treatment of Holders of accepting Claims and Interests or is otherwise permitted by the Bankruptcy Code.

(k)	The Chapter 11 Cases May Have Material Adverse Effects on the Debtors’ Operations

The commencement of the Chapter 11 Cases could adversely affect the relationships between the Debtors and their respective customers, employees, partners, vendors, and other parties. The process will also involve additional expense and may divert some of the attention of the Debtors’ management away from business operations. Although the Plan is designed to minimize the duration of the Chapter 11 Cases, it is impossible to predict with certainty the amount of time that the Debtors may spend in bankruptcy or to assure parties in interest that the Plan will be confirmed. Even if confirmed on a timely basis, bankruptcy proceedings to confirm the Plan could have an adverse effect on the Debtors’ business. While the Debtors expect to continue normal operations during the Chapter 11 Cases, such adverse effects could materially impair the Debtors’ operations and adversely affect the Debtors’ ability to reorganize and emerge.

(l)	The Debtors Cannot Predict the Amount of Time Spent in Bankruptcy for the Purpose of Implementing the Plan, and a Lengthy Bankruptcy Case Could Disrupt the Debtors’ Business, as Well as Impair the Prospect for Reorganization on the Terms Contained in the Plan

While the Debtors believe that the Chapter 11 Cases will be of short duration and will not be materially disruptive to the Debtors’ business, there can be no assurance as to such timing or lack of disruptiveness. The Chapter 11 Cases could last considerably longer than anticipated if, for example, Confirmation is contested or the conditions to Confirmation or Consummation are not satisfied or waived.

Although the Plan and Restructuring Support Agreement are designed to minimize the length of the bankruptcy proceedings, it is impossible to predict with certainty the amount of time that the Debtors may spend in bankruptcy, and the Debtors cannot be certain that the Plan will be confirmed.  Even if confirmed on a timely basis, a bankruptcy proceeding to confirm the Plan could itself have an adverse effect on the Debtors’ business.  There is a risk, due to uncertainty about the Debtors’ futures that, among other things:

·	customers could move to the Debtors’ competitors;

·	employees could be distracted from performance of their duties or more easily attracted to other career opportunities; and

·	suppliers, vendors, or other business partners could terminate their relationships with the Debtors or demand financial assurances or enhanced performance, any of which could impair the Debtors’ future prospects.

A lengthy bankruptcy case also would involve additional expenses and divert the attention of Management from the operation of the Debtors’ business. The disruption that the bankruptcy process would have on the Debtors’ business could increase with the length of time it takes to complete the Chapter 11 Cases. If the Debtors are unable to obtain Confirmation on a timely basis, the Debtors may be forced to operate in bankruptcy for an extended period of time while they try to develop a different plan of reorganization that can be confirmed. A protracted bankruptcy case could increase both the probability and the magnitude of the adverse effects described above.

(m)	Other Parties in Interest Might Be Permitted to Propose Alternative Plans of Reorganization That May Be Less Favorable to Certain of the Debtors’ Constituencies Than the Plan

Other parties in interest could seek authority from the Bankruptcy Court to propose an alternative plan of reorganization to the Plan. Under the Bankruptcy Code, a debtor-in-possession initially has the exclusive right to propose and solicit acceptances of a plan of reorganization for the first 120 days of the bankruptcy case. However, such exclusivity period can be reduced or terminated upon order of the Bankruptcy Court. If such an order were to be entered, parties in interest other than the Debtors would then have the opportunity to propose alternative plans of reorganization. If another party in interest were to propose an alternative plan of reorganization following expiration or termination of the Debtors’ exclusivity period, such a plan may be less favorable to existing Holders of Claims or Interests.

(n)	The Debtors May Be Unsuccessful in Obtaining First Day Orders To Permit Them to Continue Operating in the Ordinary Course of Business

The Debtors have attempted to address potential concerns of their customers, vendors, employees and other key parties in interest that might arise from the filing of the Chapter 11 Cases through a variety of provisions incorporated into or contemplated by the Plan and relief to be sought at the outset of the Chapter 11 Cases, including the Interim DIP Order as well as other orders permitting the Debtors to pay amounts owed to all general unsecured creditors and employee obligations consistent with their ordinary course practices. However, there can be no guarantee that the Debtors will be successful in obtaining the necessary approvals of the Bankruptcy Court for such arrangements or for every party in interest the Debtors may seek to treat in this manner, and, as a result, the Debtors’ business might suffer.

(o)	The Bankruptcy Court May Not Approve the DIP Facility

Upon commencing the Chapter 11 Cases, the Debtors will ask the Bankruptcy Court to authorize the Debtors to enter into postpetition financing arrangements to fund the Chapter 11 Cases. Such access to postpetition financing will provide liquidity during the pendency of the Chapter 11 Cases. There can be no assurance that the Bankruptcy Court will approve the DIP Facility on the terms requested. If the Bankruptcy Court does not approve the DIP Facility, this will give rise to certain termination events under the Restructuring Support Agreement, which, if exercised, may result in loss of support for the Plan. Moreover, if the Chapter 11 Cases take longer than expected to conclude, the Debtors may exhaust the DIP Facility prior to Confirmation. There is no assurance that the Debtors will be able to obtain an extension of the right to obtain further postpetition financing, in which case, the liquidity necessary for the orderly functioning of the Debtors’ business may be impaired materially.

(p)	Certain Claims May Not Be Discharged and Could Have a Material Adverse Effect on the Debtors’ Financial Condition and Results of Operations

The Bankruptcy Code provides that the confirmation of a plan of reorganization discharges the Debtors from substantially all debts arising prior to confirmation. With few exceptions, all Claims that arise prior to a debtor’s bankruptcy filing or before confirmation of a plan of reorganization (a) would be subject to compromise or treatment under the plan of reorganization or (b) would be discharged in accordance with the terms of the plan of reorganization. Any Claims not ultimately discharged through a plan of reorganization could be asserted against the Reorganized Debtors and may have an adverse effect on the Reorganized Debtors’ financial condition and results of operations.

(q)	Risk of Termination of the Restructuring Support Agreement or Other Plan Documents

The Restructuring Support Agreement contains certain provisions that give the parties thereto the ability to terminate the agreement upon the occurrence or non-occurrence of certain events, including failure to achieve certain milestones during the Chapter 11 Cases by certain dates or breach of any variance or reporting covenants contemplated thereunder. Termination of the Restructuring Support Agreement could result in protracted Chapter 11 Cases, which could significantly and detrimentally impact the Debtors’ relationships with vendors, suppliers, employees, and major customers.

(r)	The Restructuring of the Debtors May Adversely Affect the Debtors’ Tax Attributes

Under federal income tax law, a corporation is generally permitted to deduct from taxable income net operating losses (“NOLs”) carried forward from prior years. Any NOLs remaining upon implementation of the Plan may be able to offset future taxable income for up to 20 years in the case of NOLs arising before 2018 and indefinitely for NOLs arising in taxable years that begin in or after 2018, thereby reducing their future aggregate tax obligations. As of September 30, 2025, the Debtors estimate that they have approximately $48.8 million of federal NOLs and $129.4 million of gross state NOLs. These NOLs provide the potential for material future tax savings or other tax structuring possibilities in these Chapter 11 Cases.

Other significant tax attributes include basis and deferred interest deductions. The Debtors believe that they have a significant amount of tax basis in their assets for U.S. federal income tax purposes. Depending on the type of asset, tax basis may be recovered when an asset is sold or otherwise disposed of, and/or over time in the case of an asset that is depreciable or amortizable. In either case, basis recovery and related deductions can reduce a taxpayer’s tax liability in future periods. The Debtors also estimate that they have approximately $125.1 million of interest deductions that have been deferred under section 163(j) of the Iternal Revenue Code of 1986, as amended (the “Tax Code”) (the “163(j) Deductions”). These 163(j) Deductions also provide the potential for material future tax savings.

The Reorganized Debtors’ ability to utilize their NOL carryforwards and other tax attributes to offset future taxable income and to reduce federal income tax liability is subject to certain additional requirements and restrictions. In general, depending on how the Restructuring Transactions are structured, it is possible that such NOLs and other tax attributes may not carry over to the Reorganized Debtors.

Even if the Restructuring Transactions are structured in a manner so as to allow such NOLs and other tax attributes to carry over to the Reorganized Debtors, such tax attributes could be reduced by the amount of cancellation of debt income (“CODI”) arising in a chapter 11 case under section 108 of the Tax Code or to offset any taxable gains recognized by the Debtors attributable to the Restructuring Transactions.

In addition, if the Debtors experience an “ownership change,” as defined in section 382 of the Tax Code, then the Reorganized Debtors’ ability to use the NOL carryforwards may be substantially limited, which could have a negative impact on the Reorganized Debtors’ financial position and results of operations. Generally, there is an “ownership change” if one or more stockholders owning 5 percent or more of a corporation’s stock have aggregate increases in their ownership of such stock of more than 50 percentage points over the prior three-year period.

Following the implementation of a plan of reorganization, it is possible that an “ownership change” may occur. Under section 382 of the Tax Code, absent an applicable exception, if a corporation undergoes an “ownership change,” the amount of its NOLs that may be utilized to offset future taxable income generally is subject to an annual limitation.

In addition, certain trading activity and certain other actions prior to the Plan Effective Date relating to direct and indirect ownership of equity and securities of the Debtors could result in an “ownership change” of the Debtors independent of the Plan, which could adversely affect the ability to fully utilize the Debtors’ tax attributes. In an attempt to minimize the likelihood of such an ownership change occurring, the Debtors are filing a motion to obtain a protective trading order at the inception of the Chapter 11 Cases.

The amount of any such NOLs and other tax attributes remains subject to audit and potential adjustment by the IRS, and such tax attributes may be materially reduced as a result of the Restructuring Transactions.

For a detailed description of the effect Consummation of the Plan may have on the Debtors’ tax attributes, see the section entitled “Certain United States Federal Income Tax Consequences of the Plan” below.

6.3            Risks Relating to the Restructuring Transactions

(a)	The Debtors will Be Subject to Business Uncertainties and Contractual Restrictions Prior to the Plan Effective Date

Uncertainty about the effects of the Plan or the Chapter 11 Cases on employees may have an adverse effect on the Debtors. These uncertainties may impair the Debtors’ ability to retain and motivate key personnel and could cause customers and others that deal with the Debtors to defer entering into contracts with the Debtors or making other decisions concerning the Debtors or seek to change existing business relationships with the Debtors. In addition, if key employees depart because of uncertainty about their future roles and potential complexities of the Restructuring Transactions, the Debtors’ business, financial condition, liquidity, and results of operations could be adversely affected.

(b)	There Is Inherent Uncertainty in the Debtors’ Financial Projections

The Financial Projections attached hereto as Exhibit D include projections covering the Debtors’ operations through September 2030. These projections are based on integral assumptions, including Confirmation and Consummation of the Plan in accordance with its terms, the anticipated future performance of the Debtors, industry performance, general business and economic conditions, and other matters, many of which are beyond the control of the Debtors and some or all of which may not materialize.

In addition, unanticipated events and circumstances occurring after the date hereof may affect the actual financial results of the Debtors. These variations may be material and may adversely affect the value of the New Equity Interests and the ability of the Debtors to make payments with respect to their indebtedness. Because the actual results achieved may vary from projected results, perhaps significantly, the Financial Projections should not be relied upon as a guarantee or other assurance of the actual results that will occur.

Further, during the Chapter 11 Cases, the Debtors expect that their financial results will continue to be volatile as restructuring activities and expenses significantly impact the Debtors’ consolidated financial statements. As a result, the Debtors’ historical financial performance likely will not be indicative of their financial performance after the Petition Date. In addition, if the Debtors emerge from the Chapter 11 Cases, the amounts reported in subsequent consolidated financial statements may materially change relative to historical consolidated financial statements, including as a result of revisions to the Debtors’ operating plans pursuant to a plan of reorganization. The Debtors also may be required to adopt fresh start accounting, in which case their assets and liabilities will be recorded at fair value as of the fresh start reporting date, which may differ materially from the recorded values of assets and liabilities on the Debtors’ consolidated balance sheets. The Debtors’ financial results after the application of fresh start accounting also may be different from historical trends.

Lastly, the business plan was developed by the Debtors with the assistance of their advisors. There can be no assurances that the Debtors’ business plan will not change, perhaps materially, as a result of decisions that the New Boards may make after reevaluating the strategic direction of the Debtors and their business plan. Any deviations from the Debtors’ existing business plan would necessarily cause a deviation from the Financial Projections and could result in materially different outcomes from those projected.

(c)	Failure to Implement the Restructuring Transactions and Confirm and Consummate the Plan Could Negatively Impact the Debtors

If the Restructuring Transactions are not implemented, the Debtors may consider other restructuring alternatives available at that time, which may include the filing of an alternative chapter 11 plan, conversion to chapter 7, commencement of section 363 sales of the Debtors’ assets, or any other transaction that would maximize value of the Debtors’ estate. Any alternative restructuring proposal may be on terms less favorable to Holders of Claims against and Interests in the Debtors than the terms of the Plan. Any delay in Confirmation, or the threat of rejection of the Plan by the Bankruptcy Court, could add substantial expense and uncertainty to the process.

If the Plan is not confirmed and consummated, the ongoing business of the Debtors may be adversely affected and there may be various consequences, including:

·	the adverse impact to the Debtors’ business caused by the failure to pursue other beneficial opportunities due to the focus on the Restructuring Transactions, without realizing any of the anticipated benefits of the Restructuring Transactions;

·	the incurrence of substantial costs by the Debtors in connection with the Restructuring Transactions, without realizing any of the anticipated benefits of the Restructuring Transactions;

·	the possibility, for the Debtors, of being unable to repay indebtedness when due and payable; and

·	the Debtors pursuing non-prepackaged chapter 11 or chapter 7 proceedings, resulting in recoveries for creditors and interest holders that are less than contemplated under the Plan, or resulting in no recovery for certain creditors and interest holders.

(d)	The Reorganized Debtors May Not Be Able to Service Their Post-Petition Indebtedness

The Exit Term Loan Facility and any Exit RCF are intended to provide the Debtors liquidity to operate their business and carry out their business plan after the Plan Effective Date. However, there is no assurance that the Reorganized Debtors will be able to meet all of the terms and conditions of the Exit Financing Documents, which may hinder the Debtors’ ability to consummate the Plan. There is a risk that the Reorganized Debtors default under the Exit Term Loan Facility or any Exit RCF and the lenders thereunder take enforcement actions against the Reorganized Debtors, including execution or foreclosure against assets thereof. The Reorganized Debtors’ ability to service their debt obligations will depend on, among other things, their compliance with affirmative and negative covenants and their future operating performance, which depends partly on economic, financial, competitive, and other factors beyond their control. The Reorganized Debtors may not be able to generate sufficient cash from operations to meet their debt service obligations as well as fund necessary capital expenditures. In addition, if they need to refinance their debt, obtain additional financing, or sell assets or equity, the Reorganized Debtors may not be able to do so on commercially reasonable terms, if at all.

(e)	Restrictive Covenants

The Exit Financing Documents are expected to be contain various covenants that will limit the discretion of the Reorganized Debtors’ management by restricting the Reorganized Debtors’ ability to, among other things, incur additional indebtedness, incur liens, pay dividends or make certain restricted payments, make investments, consummate certain asset sales, enter into certain transactions with affiliates, merge, consolidate and/or sell or dispose of all or substantially all of their assets. As a result of these covenants, the Reorganized Debtors will be limited in the manner in which they conduct their business, and they may be unable to engage in favorable business activities or finance future operations or capital needs.

(f)	Even if the Restructuring Transactions are Successful, the Debtors will Continue to Face Risks

The Restructuring Transactions are generally designed to reduce the amount of the Debtors’ cash interest expense and improve the Debtors’ liquidity and financial and operational flexibility to generate long-term growth. Even if the Restructuring Transactions are implemented, the Debtors will continue to face a number of risks, including certain risks that are beyond the Debtors’ control, such as changes in economic conditions or in the Debtors’ industry. As a result of these risks and others, there is no guarantee that the Restructuring Transactions will achieve the Debtors’ stated goals.

6.4            Risks Relating to the New Equity Interests and New Warrants

Creditors in the Voting Classes will receive in partial or total satisfaction of their Claims, as applicable, New Equity Interests (and, if applicable, New Warrants). The ultimate recoveries under the Plan on account of such securities will depend on the realizable value of such securities. The securities to be issued pursuant to the Plan are subject to a number of material risks, including, but not limited to, those specified below. Prior to voting on the Plan, each Holder of Claims in the Voting Classes should carefully consider the risk factors specified or referred to below, as well as all of the information contained in the Plan and this Disclosure Statement. By virtue of the New Warrants being exercisable into New Equity Interests, risks that relate to the New Equity Interest will necessarily also affect the New Warrants.

(a)	The Value of the New Equity Interests and New Warrants is Not Intended to Represent Potential Market Value, and May Become Depressed Following the Plan Effective Date

The valuation of the Reorganized Debtors, attached hereto as Exhibit E, is not intended to represent the trading value of New Equity Interests or be indicative of the value of the New Warrants in public or private markets, and such trading value is subject to additional uncertainties and contingencies, all of which are difficult to predict. Actual market prices of such securities at issuance will depend upon, among other things: (i) prevailing interest rates; (ii) conditions in the financial markets; (iii) the anticipated initial securities holdings of prepetition creditors, some of whom may prefer to liquidate their investment rather than hold it on a long-term basis; and (iv) other factors that generally influence the prices of securities. The actual market price of the New Equity Interests and New Warrants is likely to be volatile. Many factors, including factors unrelated to the Reorganized Debtors’ actual operating performance and other factors not possible to predict, could cause the market price of the New Equity Interests and New Warrants to rise and fall. Accordingly, the values stated herein and in the Plan of the New Equity Interests to be issued pursuant to the Plan does not necessarily reflect, and should not be construed as reflecting, values that will be attained for the New Equity Interests and New Warrants in the public or private markets. In addition, following the Plan Effective Date, holders of such instruments may elect to engage in sales to satisfy withholding tax requirements or to obtain liquidity. Such sales and the volume of such instruments available for trading could cause the related trading prices to be depressed, particularly in the absence of established trading markets therefor.

(b)	A Liquid Trading Market May Not Develop for the New Equity Interests and New Warrants

The New Equity Interests and New Warrants are being newly issued in connection with the Plan and, accordingly, there is currently no established public trading market therefor. The Debtors do not currently contemplate applying to list any of the foregoing instruments on any national securities exchange or to arrange for quotation on any automated dealer quotation system and, as such, make no assurance that liquid trading markets for the New Equity Interests or New Warrants will develop. The liquidity of any market for the New Equity Interests and New Warrants will depend, among other things, upon the number of Holders of New Equity Interests and New Warrants, the Reorganized Debtors’ financial performance, and the market for similar instruments, none of which can be determined or predicted. In addition, the New Organizational Documents and New Warrant Documents may also contain restrictions on the transferability of the foregoing instruments, which may adversely affect the liquidity in any trading market. Accordingly, holders of the New Equity Interests and New Warrants may bear certain risks associated with holding New Equity Interests for an indefinite period of time.

(c)	The Acquisition of the New Equity Interests and New Warrants, Including Through the Plan, May Be Subject to Regulatory Restrictions

The acquisition of New Equity Interests and New Warrants, including through the Plan, and the ability to exercise such New Warrants or vote such New Equity Interests, may be subject to compliance with regulatory requirements and/or prior regulatory approvals by the holder or acquirer of the New Equity Interests and New Warrants. Such regulatory approvals may include, without limitation, approvals from any other regulatory body or bodies, or the satisfaction of any notification and waiting period requirements, such as those of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder (the “HSR Act”). The applicability of regulatory approvals may depend on the amount of New Equity Interests to be acquired or to be voted, as applicable, or, in the case of the HSR Act, if certain size of parties and size of transaction thresholds are satisfied and no exemption is applicable. The ability to obtain regulatory approvals may depend upon the business activities of the proposed acquirers of New Equity Interests and New Warrants, and the affiliates of such proposed acquirers. Regulatory approvals may be denied, conditioned, or delayed and may not be available. Denial, condition, or delay could prevent a proposed holder from acquiring New Equity Interests and New Warrants and could prevent a holder from exercising or voting its securities. A holder or acquirer of New Equity Interests or New Warrants should consult with its own legal counsel with regard to compliance with and/or obtaining appropriate regulatory approvals. The acquisition of New Equity Interests or New Warrants, or the exercise or voting of the same, prior to obtaining and/or complying with any necessary regulatory approvals, may result in liability including potentially substantial civil penalties.

(d)	Certain Holders of the New Equity Interests and New Warrants May be Restricted in their Ability to Transfer or Sell such Interests

The recipients of securities of the Reorganized Debtors under the Plan who are deemed “underwriters” as defined in section 1145(b) of the Bankruptcy Code will be restricted in their ability to transfer or sell their securities. In addition, Private Securities, and securities issued under the Plan to affiliates, or persons who become affiliates, of the Reorganized Debtors, if any, will be subject to restrictions on resale. These persons will be permitted to transfer or sell such securities only pursuant to an effective registration statement under the Securities Act, or pursuant to the provisions of Rule 144 under the Securities Act, if available, or another available exemption from the registration requirements of the Securities Act. These restrictions may adversely impact the value of the Reorganized Debtors’ securities and make it more difficult for such persons to dispose of their securities, or to realize value on such securities, at a time when they wish to do so. The Debtors make no representation regarding the right of any holder of securities of the Reorganized Debtors to freely resell such securities. See Article VIII of this Disclosure Statement entitled “Important Securities Law Disclosure.” In addition, the New Equity Interests and New Warrants may be subject to restrictions on transferability pursuant to the terms of the New Organizational Documents and New Warrants Documents, as applicable.

The availability of the exemption under Section 1145 of the Bankruptcy Code, Section 4(a)(2) under the Securities Act, or any other applicable exemption from securities laws will not be a condition to the occurrence of the Plan Effective Date.

(e)	The Terms of the New Equity Interests, New Warrants, New Organizational Documents, and New Warrant Documents are Subject to Change Based on Negotiation and the Approval of the Bankruptcy Court

The final terms of the New Equity Interests, New Warrants, the New Organizational Documents and New Warrant Documents are subject to change based on negotiations between the Debtors and the applicable Consenting Stakeholders, and the results of such negotiations may alter the terms of the New Equity Interests, New Warrants, New Organizational Documents and New Warrant Documents in a material manner and may affect the rights of holders of New Equity Interests and New Warrants following the Plan Effective Date. As a result, the final terms of the New Equity Interests, New Warrants, the New Organizational Documents and the New Warrant Documents may be different than as described in the Plan, the Restructuring Support Agreement, and this Disclosure Statement.

(f)	A Small Number of Holders or Voting Blocks May Control the Reorganized Debtors

Consummation of the Plan may result in a small number of holders owning a significant percentage of the outstanding New Equity Interests in the Reorganized Debtors. These holders, may, among other things, exercise significant influence over the business and affairs of the Reorganized Debtors, including over the election of directors or managers and approval of significant mergers and other material corporate transactions. The interests of such holders may conflict with the interests of other stockholders. Further, the possibility that one or more holders of significant numbers of the New Equity Interests may determine to sell all or a large portion of their New Equity Interests in a short period of time may adversely affect the market price of the New Equity Interests.

(g)	The Issuance of New Equity Interests Under the Management Incentive Plan, As Well As Future Equity Issuances, Will Dilute the New Equity Interests

On the Plan Effective Date, a percentage of the New Equity Interests will be reserved for issuance in connection with the Management Incentive Plan. If the Reorganized Debtors distribute such equity-based awards to eligible participants pursuant to the Management Incentive Plan, it is contemplated that such distributions will dilute the New Equity Interests issued under the Plan and the ownership percentage represented by the New Equity Interests distributed under the Plan.

In the future, similar to all companies, additional equity financings or other equity issuances by the Reorganized Debtors could adversely affect the value of the New Equity Interests and the New Warrants. The amount and dilutive effect of any of the foregoing could be material.

(h)	New Equity Interests and New Warrants are Subordinated to the Indebtedness of the Reorganized Debtors

In any liquidation, dissolution, or winding up of the Reorganized Debtors, the New Equity Interests and New Warrants would rank junior to all debt claims and other liabilities against the Reorganized Debtors. As a result, holders of New Equity Interests and New Warrants will not be entitled to receive any payment or other distribution of assets upon the liquidation, dissolution, or winding up of the Reorganized Debtors until after all of their obligations to their debt holders have been satisfied.

(i)	The Reorganized Debtors will be a Private Company

The Reorganized Debtors do not expect to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. As a result, holders of the New Equity Interests may receive substantially less information with respect to the Reorganized Debtors’ business than they would have received if the Reorganized Debtors were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. The Reorganized Debtors will also be not subject to the requirements of the proxy rules under Section 14 of the Exchange Act. The suspension of the reporting obligations under the Exchange Act would likely further reduce the limited trading market and liquidity for the New Equity Interests and New Warrants and may negatively impact the value of, and ability to sell, such securities. In addition, holders of New Equity Interests and New Warrants may not be able to rely on Rule 144 under the Securities Act to sell their securities in the absence of current public information about the Reorganized Debtors, which would limit the trading in such securities. In addition, the Reorganized Debtors might also have substantially less access to capital markets, as compared to a public company, and be severely limited in their ability to use equity to effect acquisitions as a non-reporting company.

(j)	The Reorganized Debtors May Not Pay Any Dividends on the New Equity Interests

The Reorganized Debtors may not pay any dividends on the New Equity Interests, and covenants in the Reorganized Debtors’ debt instruments on and after the Plan Effective Date are expected to restrict their ability to pay dividends. The success of an investment in the Reorganized Debtors may depend entirely upon any future appreciation in the value of the New Equity Interests and New Warrants and the ability to resell such New Equity Interests or New Warrants in order to realize such appreciation. There is, however, no guarantee that the New Equity Interests or New Warrants will appreciate in value or even maintain their initial valuations, or that a holder thereof will be able to resell such New Equity Interests or New Warrants at such valuation or at all.

6.5            Risks Relating to the Debtors’ Businesses

(a)	The Debtors May Not Be Able To Implement the Business Plan

The Debtors may not achieve their business plan and financial restructuring strategy. In such event, the Reorganized Debtors may be unable to restructure their funded debt or be forced to sell all or parts of their business, develop and implement further restructuring plans not contemplated in this Disclosure Statement, or become subject to further insolvency proceedings.

(b)	The Debtors’ Financial Projections Are Subject to Inherent Uncertainty Due to the Numerous Assumptions Upon Which They Are Based

The Debtors’ Financial Projections are based on numerous assumptions including: (i) timely Confirmation and Consummation pursuant to the terms of the Plan; (ii) the anticipated future performance of the Debtors; (iii) industry performance; (iv) general business and economic conditions; and (v) other matters, many of which are beyond the control of the Debtors and some or all of which may not materialize. In addition, unanticipated events and circumstances occurring subsequent to the date that this Disclosure Statement is approved by the Bankruptcy Court may affect the actual financial results of the Debtors’ operations. These variations may be material and may adversely affect the ability of the Debtors to make payments with respect to indebtedness following Consummation. Because the actual results achieved throughout the periods covered by the projections may vary from the projected results, the projections should not be relied upon as an assurance of the actual results that will occur. Except with respect to the projections and except as otherwise specifically and expressly stated, this Disclosure Statement does not reflect any events that may occur subsequent to the date of this Disclosure Statement. Such events may have a material impact on the information contained in this Disclosure Statement. The Debtors do not intend to update the Financial Projections, and therefore the Financial Projections will not reflect the impact of any subsequent events not already accounted for in the assumptions underlying the Financial Projections.

(c)	The Debtors May Not Be Able to Generate Sufficient Cash to Service All of Their Indebtedness

The Debtors’ ability to make scheduled payments on, or refinance their debt obligations, depends on the Debtors’ financial condition and operating performance, which are subject to prevailing economic, industry, and competitive conditions and to certain financial, business, legislative, regulatory, and other factors beyond the Debtors’ control. The Debtors may be unable to maintain a level of cash flow from operating activities sufficient to permit the Debtors to pay the principal, premium, if any, and interest on their post-emergence indebtedness, including, without limitation, borrowings in connection with emergence.

(d)	Existing and Increased Competition in the Industry or Decreasing Demand for the Debtors’ Products May Adversely Affect the Debtors’ Business and Results of Operations

The Debtors compete with other companies in the industry that offer similar products and provide similar services as those offered by the Debtors. The Debtors’ competitors may be able to adopt more aggressive pricing and promotional policies, adapt to changes in customer preferences or requirements more quickly, devote greater resources to the design, sourcing, distribution, marketing, and sale of their products than the Debtors. In addition, the Debtors’ competitors may seek to emulate facets of the Debtors’ business strategy, which could result in a reduction of any competitive advantage or special appeal that the Debtors might possess. An inability to overcome potential competitive disadvantages or effectively market the Debtors’ products relative to the Debtors’ competitors could have an adverse effect on the Debtors’ business and results of operations.

(e)	The Debtors Must Continue to Retain, Motivate, and Recruit Executives and Other Key Employees, Which May Be Difficult in Light of Uncertainty Regarding the Plan, and Failure To Do So Could Negatively Affect the Debtors’ Business

The Reorganized Debtors’ success will depend, in part, on the efforts of their executive officers, their management team, and other key employees. These individuals possess sales, marketing, financial, administrative, technological, and other skills that are critical to the operation of the Debtors’ business. If the Reorganized Debtors lose or suffer an extended interruption in the services of one or more of their executive officers, managers, or other key employees, the Reorganized Debtors’ business, operational results, and financial condition may be negatively impacted.

(f)	The Reorganized Debtors May Be Adversely Affected by Litigation, Including Litigation Arising Out of the Chapter 11 Cases

The Debtors and their non-Debtor subsidiaries are currently defendants in a number of legal actions or threatened legal actions against the Company and, as discussed above, owe continued obligations related to the DOJ Claims arising from litigation with the DOJ and the United States Attorney’s Office for the Western District of Virginia. Further, the Company may also be involved in various other litigation, claims, and other proceedings, including proceedings relating to the conduct of the Company’s business and employee relations, which so long as they remain unresolved represent a legal issue and potential Claims for monetary damages. As the Plan proposes to leave Unimpaired all General Unsecured Claims and for the DOJ Claims to be Reinstated, upon the occurrence of the Plan Effective Date, these actions will be permitted to continue and shall be unaffected by these Chapter 11 Cases, other than those actions which assert Claims arising under Section 510(b) of the Bankruptcy Code or which are otherwise released pursuant to the Plan.

Additionally, in the future, the Debtors may become a party to litigation. In general, litigation can be expensive and time consuming to bring or defend against. Such litigation could result in settlements or damages that could significantly affect the Debtors’ financial results. It is also possible that certain parties will commence litigation with respect to the treatment of their Claims under the Plan. It is not possible to predict the potential litigation that the Debtors may become party to, nor the final resolution of such litigation. The impact of any such litigation on the Reorganized Debtors’ business and financial stability, however, could be material.

(g)	Other Risk Factors Disclosed in Annual 10-K and Quarterly 10-Q Filings

The Company has filed certain public filings with the Securities and Exchange Commission, including Form 10-K annual reports and Form 10-Q quarterly reports, which contain additional risk factors that should be considered in connection with the Plan and the Company’s business and operations.

6.6            Certain Tax Implications of the Chapter 11 Cases and the Plan

Holders of Allowed Claims in the Voting Classes should carefully review Article IX of this Disclosure Statement, “Certain United States Federal Income Tax Consequences of the Plan,” to determine how the tax implications of the Plan and the Chapter 11 Cases may adversely affect the Debtors, Reorganized Debtors, and Holders of such Claims.

6.7            Disclosure Statement Disclaimer

(a)            Information Contained Herein Is Solely for Soliciting Votes

The information contained in this Disclosure Statement is for the purpose of soliciting acceptances of the Plan and may not be relied upon for any other purpose. Specifically, this Disclosure Statement is not legal aircdvice to any Person or Entity. The contents of this Disclosure Statement should not be construed as legal, business, or tax advice. Each reader should consult its own legal counsel and accountant with regard to any legal, tax, and other matters concerning its Claim or Interest. This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote to accept or reject the Plan and whether to object to Confirmation.

(b)            Disclosure Statement May Contain Forward-Looking Statements

This Disclosure Statement may contain “forward-looking statements”. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may,” “expect,” “anticipate,” “estimate,” or “continue,” the negative thereof, or other variations thereon or comparable terminology.

The Debtors consider all statements regarding anticipated or future matters, including the following, to be forward-looking statements: any future effects as a result of the filing or pendency of the Chapter 11 Cases; financing plans; competitive position; business strategy; budgets; projected cost reductions; projected dividends; projected price increases; effect of changes in accounting due to recently issued accounting standards; projected and estimated liability costs; growth opportunities for existing products and services; results of litigation; disruption of operations; contractual obligations; projected general market conditions; plans and objectives of management for future operations; off-balance sheet arrangements; the Debtors’ expected future financial position, liquidity, results of operations, profitability, and cash flows; and growth opportunities for existing products and services.

Such statements are based on a variety of estimates and assumptions that are inherently uncertain and may be beyond the control of the Management.  Important factors that may affect whether such forward-looking statements materialize include, but are not limited to, risks and uncertainties relating to the Debtors’ business (including their ability to achieve strategic goals, objectives, and targets over applicable periods), industry performance, the regulatory environment, general business and economic conditions, and other factors, including Management’s forecasts of key economic variables which may be significantly impacted by, among other factors, changes in the competitive environment, prices of goods, services, and labor, regulatory changes, or a variety of other factors, including the factors listed in this Disclosure Statement.

Accordingly, statements concerning these, and other matters are not guarantees of the Debtors’ future performance. The reader is cautioned that all forward-looking statements are necessarily speculative. The Liquidation Analysis, the recovery projections, and other information contained herein and attached hereto are estimates only, and the timing and amount of actual distributions to Holders of Allowed Claims and Interests may be affected by many factors that cannot be predicted. Forward-looking statements represent the Debtors’ estimates and assumptions only as of the date such statements were made. There are risks, uncertainties, and other important factors that could cause the Debtors’ actual performance or achievements to be materially different from those they may project, and the Debtors undertake no obligation to update any such statement.

(c)	No Legal, Business, or Tax Advice Is Provided to You by This Disclosure Statement

THIS DISCLOSURE STATEMENT IS NOT LEGAL, BUSINESS, OR TAX ADVICE TO YOU. The contents of this Disclosure Statement should not be construed as legal, business, or tax advice. Each Holder of a Claim or Interest should consult his or her own legal counsel and accountant with regard to any legal, tax, and other matters concerning his or her Claim or Interest. This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote on the Plan or object to Confirmation.

(d)            No Admissions Made

The information and statements contained in this Disclosure Statement will neither (i) constitute an admission of any fact or liability by any Entity (including the Debtors) nor (ii) be deemed evidence of the tax or other legal effects of the Plan on the Debtors, Holders of Allowed Claims or Interests, or any other parties in interest.

(e)            Failure to Identify Litigation Claims or Projected Objections

No reliance should be placed on the fact that a particular litigation Claim or projected objection to a particular Claim or Equity Interest is, or is not, identified in this Disclosure Statement. All Parties, including the Debtors, reserve the right to continue to investigate Claims and Interests and file and prosecute objections to Claims and Interests.

(f)            No Waiver of Right to Object or Right to Recover Transfers and Assets

The vote by a Holder of a Claim for or against the Plan does not constitute a waiver or release of any Claims or rights of the Debtors to object to that Holder’s Claim, or to bring Causes of Action or recover any preferential, fraudulent, or other voidable transfer of assets, regardless of whether any Claims or Causes of Action of the Debtors or their Estates are specifically or generally identified herein.

(g)	Information Was Provided by the Debtors and Was Relied Upon by the Debtors’ Advisors

Counsel to and other advisors retained by the Debtors have relied upon information provided by the Debtors in connection with the preparation of this Disclosure Statement. Although counsel to and other advisors retained by the Debtors have performed certain limited due diligence in connection with the preparation of this Disclosure Statement, they have not independently verified the information contained herein.

(h)	The Potential Exists for Inaccuracies and the Debtors Have No Duty to Update

The Debtors make the statements contained in this Disclosure Statement as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has not been a change in the information set forth herein since such date. Although the Debtors have used their reasonable business judgment to ensure the accuracy of all the information provided in this Disclosure Statement and in the Plan, the Debtors nonetheless cannot, and do not, confirm the current accuracy of all statements appearing in this Disclosure Statement. Further, although the Debtors may subsequently update the information in this Disclosure Statement, the Debtors have no affirmative duty to do so unless ordered by the Bankruptcy Court.

(i)            No Representations Outside of this Disclosure Statement Are Authorized

No representations concerning or relating to the Debtors, the Chapter 11 Cases, or the Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement. In deciding whether to vote to accept or reject the Plan, you should not rely upon any representations or inducements made to secure your acceptance or rejection of the Plan that are other than as contained in, or included with, this Disclosure Statement, unless otherwise indicated herein. You should promptly report unauthorized representations or inducements to the counsel to the Debtors and the U.S. Trustee.

Article VII

CONFIRMATION OF THE PLAN

The following is a brief summary of the Confirmation process. Holders of Claims and Interests are encouraged to review the relevant provisions of the Bankruptcy Code and to consult with their own advisors.

7.1           The Confirmation Hearing

Under section 1128(a) of the Bankruptcy Code, the Bankruptcy Court, after notice, may hold a hearing to confirm a plan of reorganization. The Debtors will request, on the Petition Date, that the Bankruptcy Court approve the Plan and Disclosure Statement at the Combined Hearing and set a date for such Combined Hearing. The Combined Hearing may, however, be continued from time to time without further notice other than an adjournment announced in open court, or a notice of adjournment filed with the Bankruptcy Court and served in accordance with the Bankruptcy Rules, without further notice to parties in interest. The Bankruptcy Court, in its discretion and prior to the Combined Hearing, may put in place additional procedures governing the Combined Hearing. Subject to section 1127 of the Bankruptcy Code, the Plan may be modified, if necessary, prior to, during, or as a result of the Combined Hearing, without further notice to parties in interest.

Additionally, section 1128(b) of the Bankruptcy Code provides that a party in interest may object to Confirmation. The Debtors, in the same motion requesting a date for the Combined Hearing, will request that the Bankruptcy Court set a date and time for parties in interest to file objections to Confirmation of the Plan. An objection to Confirmation of the Plan must be filed with the Bankruptcy Court and served on the Debtors and certain other parties in interest in accordance with the applicable order of the Bankruptcy Court so that it is actually received on or before the deadline to file such objections as set forth therein.

7.2           Confirmation Standards

Among the requirements for Confirmation of the Plan pursuant to Bankruptcy Code section 1129 are: (i) the Plan is in the “best interests” of holders of Claims of Interests; (ii) the Plan is feasible and (iii) the Plan is accepted by all Impaired Classes of Claims or Interests, or if rejected by an Impaired Class or if an Impaired Class is deemed to reject, the Plan “does not discriminate unfairly” and is “fair and equitable” as to the rejecting Class(es).

At the Combined Hearing, the Bankruptcy Court will determine among other things whether the Plan satisfies all of the requirements of Bankruptcy Code section 1129. The Debtors believe that: (i) the Plan satisfies or will satisfy all of the necessary statutory requirements of the Bankruptcy Code; (ii) the Debtors have complied or will have complied with all of the necessary requirements of chapter 11; and (iii) the Plan has been proposed in good faith.

7.3          Best Interests Test/Liquidation Analysis

Section 1129(a)(7) of the Bankruptcy Code requires that each Holder of an Impaired Claim or Interest either (a) accepts the Plan or (b) receives or retains under the Plan property of a value, as of the Plan Effective Date, that is not less than the value such Holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. The Debtors, with the assistance of FTI, have prepared the Liquidation Analysis to assist Holders of Claims and Interests in evaluating the Plan. The Liquidation Analysis is based on the value of the Debtors’ assets and liabilities as of a certain date and incorporates various estimates and assumptions, including a hypothetical conversion to a chapter 7 liquidation as of a certain date. Based on the Liquidation Analysis, the Debtors believe that the value of any distributions if the Chapter 11 Cases were converted to a case under chapter 7 of the Bankruptcy Code would be no greater than the value of distributions under the Plan. As a result, the Debtors believe Holders of Claims and Interests in all Impaired Classes will recover at least as much as a result of Confirmation of the Plan as they would recover through a hypothetical chapter 7 liquidation, and that, accordingly, the Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code.

The Liquidation Analysis is subject to potentially material changes, including with respect to economic and business conditions and legal rulings. Therefore, the actual liquidation value of the Debtors could vary materially from the estimate provided in the Liquidation Analysis.

THE LIQUIDATION ANALYSIS HAS BEEN PREPARED SOLELY FOR USE IN THIS DISCLOSURE STATEMENT AND DOES NOT REPRESENT VALUES THAT ARE APPROPRIATE FOR ANY OTHER PURPOSE. NOTHING CONTAINED IN THE LIQUIDATION ANALYSIS IS INTENDED TO BE OR CONSTITUTES A CONCESSION BY OR ADMISSION OF ANY DEBTOR FOR ANY PURPOSE.

7.4           Feasibility

The Bankruptcy Code requires that a Debtor demonstrate that confirmation of a plan of reorganization is not likely to be followed by liquidation or the need for further financial reorganization. For purposes of determining whether the Plan meets this requirement, the Debtors have analyzed their ability to meet their obligations under the Plan. As part of this analysis and with the assistance of its advisors, the Debtors prepared projections for the five fiscal years ending 2026 to 2030, which, together with the assumptions on which they are based, are attached hereto as Exhibit D (the “Financial Projections”). For purposes of the Financial Projections, the Debtors have assumed a Plan Effective Date of July 17, 2026. The Financial Projections assume that the Plan will be implemented in accordance with its stated terms. Based on such Financial Projections, the Debtors believe that they will be able to make all payments required under the Plan while conducting ongoing business operations. Therefore, Consummation of the Plan is not likely to be followed by liquidation or the need for further reorganization.

The Financial Projections are based on forecasts of key economic variables and may be significantly impacted by, among other factors, changes in the competitive environment, prices of goods, services, and labor, regulatory changes, or a variety of other factors, including the factors listed in this Disclosure Statement. The Debtors are currently unaware of any circumstances as of the date of this Disclosure Statement that would require the re-forecasting of the Financial Projections due to a material change in the Debtors’ prospects. Accordingly, the estimates and assumptions underlying the Financial Projections are inherently uncertain and are subject to significant business, economic, and competitive uncertainties. Therefore, such projections, estimates, and assumptions are not necessarily indicative of current values or future performance, which may be significantly less or more favorable than set forth herein. The Financial Projections should be read in conjunction with the assumptions, qualifications, and explanations set forth in this Disclosure Statement.

7.5           Confirmation Without Acceptance by All Impaired Classes

The Bankruptcy Code permits confirmation of a plan even if it is not accepted by all impaired classes, as long as (i) the plan otherwise satisfies the requirements for confirmation, (ii) at least one impaired class of claims has accepted the plan without taking into consideration the votes of any insiders in such class, and (iii) the plan is “fair and equitable” and does not “discriminate unfairly” as to any impaired class that has not accepted the plan. These so-called “cram down” provisions are set forth in section 1129(b) of the Bankruptcy Code.

(a)            No Unfair Discrimination

The no “unfair discrimination” test applies to Classes of Claims or Interests that are of equal priority and are receiving different treatment under the Plan. The test does not require that the treatment be the same or equivalent, but that such treatment be “fair.” The Debtors do not believe the Plan discriminates unfairly against any Impaired Class of Claims or Interests. The Debtors believe the Plan and the treatment of all Classes of Claims and Interests under the Plan satisfy the foregoing requirements for nonconsensual confirmation.

(b)            Fair and Equitable Test

The “fair and equitable” test applies to classes of different priority and status (e.g., secured versus unsecured) and includes the general requirement that no class of claims receives more than 100% of the amount of the allowed claims in the class. As to the dissenting (or deemed rejecting) class, the test sets different standards depending upon the type of claims or equity interests in the class.

A plan is fair and equitable as to a class of unsecured claims that rejects a plan if the plan provides (i) for each holder of a claim included in the rejecting class to receive or retain on account of that claim property that has a value, as of the plan effective date, equal to the allowed amount of such claim; or (ii) that the holder of any claim or interest that is junior to the claims of such class will not receive or retain on account of such junior claim or interest any property at all.

A plan is fair and equitable as to a class of interests that rejects a plan if the plan provides (i) for each holder of an interest included in the rejecting class to receive or retain on account of that interest property that has a value, as of the plan effective date, equal to the greatest of (a) the allowed amount of any fixed liquidation preference to which such interest holder is entitled, (b) any fixed redemption price to which such interest holder is entitled, or (c) the value of such interest; or (ii) the holder of any interest that is junior to the interests of the rejecting class will not receive or retain any property under the plan on account of such junior interest.

The Debtors submit that Confirmation of the Plan pursuant to the “cramdown” provisions of Bankruptcy Code section 1129(b), if necessary, is proper, as the Plan is structured so that it does not “discriminate unfairly” and satisfies the “fair and equitable” requirement. The Debtors believe that the Plan and the treatment of all Classes of Claims and Interests under the Plan satisfy the foregoing requirements for nonconsensual Confirmation of the Plan.

7.6           Alternatives to Confirmation and Consummation of the Plan

Subject to the Restructuring Support Agreement, if the Plan cannot be confirmed, the Debtors may seek to (i) prepare and present to the Bankruptcy Court an alternative chapter 11 plan for confirmation, (ii) effect a merger or sale transaction, including, potentially, a sale of all or substantially all of the Debtors’ assets pursuant to section 363 of the Bankruptcy Code, or (iii) liquidate their assets and business under chapter 7 of the Bankruptcy Code. If the Debtors were to pursue a liquidation of their assets and business in chapter 7, the Debtors would convert the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, and a trustee would be appointed to liquidate the assets of the Debtors for distribution in accordance with the priorities established by the Bankruptcy Code. A discussion of the effects that a chapter 7 liquidation would have on creditors’ recoveries and the Debtors are described in the Liquidation Analysis attached hereto as Exhibit C.

Article VIII
IMPORTANT SECURITIES LAW DISCLOSURE

8.1           Exemption from Registration Requirements

The New Equity Interests and New Warrants will be “securities” as defined in section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code and any applicable Blue Sky Law.

The Debtors are relying on exemptions from the registration requirements of the Securities Act, including Section 4(a)(2) thereof, and applicable Blue Sky Laws, to exempt the offer of the New Equity Interests and New Warrants (including any New Equity Interests issuable upon the exercise of the New Warrants) that may be deemed to be made pursuant to the prepetition solicitation of votes on the Plan. Accordingly, no registration statement will be filed under the Securities Act with respect to the offer of the New Equities Interests or New Warrants that may be deemed to be made pursuant to the prepetition solicitation of votes on the Plan. To ensure that the prepetition solicitation is exempt from the registration requirements of the Securities Act, the ballots used in the prepetition solicitation of votes on the Plan include a certification that the voting holder of the related Claims is an “accredited investor” or a “qualified institutional buyer” (each as defined under the Securities Act).

The offering, issuance, and distribution of the New Equity Interests and New Warrants (including any New Equity Interests issuable upon the exercise of the New Warrants) under the Plan after the Petition Date shall be exempt from registration requirements under Securities Act, or any state or local law requiring registration for offer and sale of a security, in reliance upon the exemption provided in section 1145(a) of the Bankruptcy Code to the maximum extent permitted by law, or, if section 1145(a) of the Bankruptcy Code is not available, then the New Equity Interests and New Warrants will be offered, issued, and distributed under the Plan pursuant to other applicable exemptions from registration under the Securities Act and any other applicable securities laws.

Any New Equity Interests or New Warrants (including any New Equity Interests issuable upon the exercise of the New Warrants) issued to an entity that is an “underwriter” with respect to such securities, as that term is defined in section 1145(b) of the Bankruptcy Code (collectively, the “Private Securities”) shall be issued in reliance upon Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and on equivalent state law registration exemptions or, solely to the extent such exemptions are not available, other available exemptions from registration under the Securities Act. All of the New Equity Interests and New Warrants (including any New Equity Interests issuable upon the exercise of the New Warrants) issuable under the Plan other than the Private Securities (collectively, the “1145 Securities”) shall be exempt, without further act or actions by any Entity, from registration under the Securities Act and any other applicable securities laws pursuant to section 1145 of the Bankruptcy Code or pursuant to other applicable exemptions from registration under the Securities Act and any other applicable securities Law.

Subject to the transfer provisions, if any, and other applicable provisions of the New Organizational Documents and New Warrant Documents, the New Equity Interests and the New Warrants (including any New Equity Interests issuable upon the exercise of the New Warrants) comprising 1145 Securities may be resold without registration under the Securities Act or other federal securities Laws pursuant to the exemption provided by section 4(a)(1) of the Securities Act, unless the holder (i) is an “underwriter” with respect to such securities, as that term is defined in section 1145(b) of the Bankruptcy Code, (ii) is an “affiliate” of the Reorganized Debtors (as defined in Rule 144(a)(1) under the Securities Act), or (iii) has been such an “affiliate” within ninety (90) days of such transfer.

The Private Securities will be considered “restricted securities” and may not be transferred except pursuant to an effective registration statement or under an available exemption from the registration requirements of the Securities Act, subject to, in each case, the transfer provisions, if any, and other applicable provisions set forth in the New Organizational Documents and the New Warrant Documents.

Neither the Debtors, the Reorganized Debtors, nor any other Entity shall be required to provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the New Equity Interests or the New Warrants under applicable securities laws. DTC and any transfer agent (as applicable) shall be required to accept and conclusively rely upon the Plan or Confirmation Order in lieu of a legal opinion regarding whether the New Equity Interests or the New Warrants are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services (to the extent applicable).

Notwithstanding anything to the contrary in the Plan, no Person (including DTC and any transfer agent) shall be entitled to require a legal opinion regarding the validity of any transaction contemplated by the Plan, including whether the New Equity Interests or the New Warrants are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

8.2          Resales of the Securities

1145 Securities may be resold without registration under the Securities Act or other federal law or Blue Sky Laws pursuant to the exemption provided by section 4(a)(1) of the Securities Act and similar exemptions provided by the respective laws of the several states, provided, however, that, subject to the provisions below, such securities will not be freely tradable if, at the time of transfer, the holder thereof is an “affiliate” of the Reorganized Debtors, as defined in Rule 144(a)(1) under the Securities Act, or had been such an “affiliate” within 90 days of such transfer. In addition, as noted above and below, the exemptions provided for in section 1145(a) of the Bankruptcy Code do not apply to an entity that is deemed an “underwriter” as such term is defined in section 1145(b) of the Bankruptcy Code, who will receive Private Securities.

Section 1145(b)(1) of the Bankruptcy Code defines an “underwriter” as one who, except with respect to “ordinary trading transactions” of an entity that is not an “issuer”: (i) purchases a claim against, interest in, or claim for an administrative expense in the case concerning, the Debtors, if such purchase is with a view to distribution of any security received or to be received in exchange for such claim or interest; (ii) offers to sell securities offered or sold under a plan for the holders of such securities; (iii) offers to buy securities offered or sold under a plan from the holders of such securities, if such offer to buy is (a) with a view to distribution of such securities and (b) under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan; or (iv) is an issuer with respect to such securities within the meaning of section 2(a)(11) of the Securities Act.

The definition of an “issuer” for purposes of whether a person is an underwriter under section 1145(b)(1)(D) of the Bankruptcy Code, by reference to section 2(a)(11) of the Securities Act, includes as “statutory underwriters” all “affiliates,” which are all persons who, directly or indirectly, control, are controlled by, or are under common control with, an issuer of securities. The reference to “issuer,” as used in the definition of “underwriter” contained in section 2(a)(11) of the Securities Act, is intended to cover “Controlling Persons” of the issuer of the securities. “Control,” as defined in rule 405 of the Securities Act, means to possess, directly or indirectly, the power to direct or cause the direction of the management and policies of a person, whether through owning voting securities, by contract, or otherwise. Accordingly, an officer or director of a Debtor or its successor may be deemed to be a “controlling person” of the Debtor or successor under a plan of reorganization, particularly if the management position or directorship is coupled with ownership of a significant percentage of the Debtors’ or their successors’ voting securities.

Securities issued pursuant to Section 4(a)(2) of the Securities Act (including securities issued to entities that are deemed “underwriters,” which will be Private Securities) are “restricted securities” (as defined under Rule 144 of the Securities Act) and may not be resold absent an exemption from the registration requirements of the Securities Act and applicable Blue Sky Laws. Under certain circumstances, Holders of New Equity Interests or New Warrants who are “underwriters” or “affiliates” or whose New Equity Interests or New Warrants are Private Securities (or 1145 Securities) may be entitled to resell such securities pursuant to the limited safe harbor resale provisions of Rule 144 of the Securities Act.

Rule 144 defines an affiliate of the issuer as “a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer.” A non-affiliate of an issuer that is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and who has not been an affiliate of the issuer during the ninety days preceding such sale may resell securities after a one-year holding period whether or not there is current public information regarding the issuer. An affiliate of an issuer that is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act may resell restricted securities after the one-year holding period, if applicable, if at the time of the sale certain current public information regarding the issuer is available. An affiliate must also comply with certain volume limitations, manner of sale requirements and certain other conditions of Rule 144.

Whether any particular Person would be deemed to be an “underwriter” with respect to the New Equity Interests or New Warrants or an “affiliate” of the Reorganized Debtors would depend upon various facts and circumstances applicable to that Person. Accordingly, the Debtors express no view as to whether any Person would be deemed an “underwriter” with respect to the New Equity Interests or New Warrants or an “affiliate” of the Reorganized Debtors and, in turn, whether any Person may freely resell New Equity Interests or New Warrants.

Accordingly, the Debtors recommend that potential recipients of the New Equity Interests and New Warrants consult their own counsel concerning their ability to freely trade such securities without registration under the Securities Act or any applicable Blue Sky Law. In addition, the Debtors do not currently contemplate applying to list these securities on any national securities exchange. The Debtors make no representation concerning the ability of a person to dispose of the New Equity Interests or New Warrants.

Article IX
CERTAIN UNITED STATES FEDERAL
INCOME TAX CONSEQUENCES OF THE PLAN

The following discussion is a summary of certain United States (“U.S.”) federal income tax consequences of the consummation of the Plan to the Debtors, Reorganized Debtors, and to Holders of Prepetition First Lien Claims, Prepetition PIK Notes Claims or Prepetition Unsecured Convertible Notes Claims. The following summary does not address the U.S. federal income tax consequences to holders of Claims or Interests not entitled to vote to accept or reject the Plan. This summary is based on the IRC, the U.S. Treasury Regulations promulgated thereunder (the “Treasury Regulations”), judicial authorities, published administrative positions of the U.S. Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this Disclosure Statement and all of which are subject to change or differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those summarized herein. Due to the lack of definitive judicial and administrative authority in a number of areas, substantial uncertainty may exist with respect to some of the tax consequences described below. No opinion of counsel has been obtained. The Debtors do not intend to seek a ruling from the IRS regarding the tax consequences of the Plan discussed below. The discussion below is not binding upon the IRS or the courts. No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position than any position discussed herein.

This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to the Debtors, Reorganized Debtors, or to Holders of Prepetition First Lien Claims, Prepetition PIK Notes Claims or Prepetition Unsecured Convertible Notes Claims in light of their individual circumstances. This discussion does not address tax issues with respect to such Holders of Claims subject to special treatment under the U.S. federal income tax laws (including, for example, banks, mutual funds, governmental authorities or agencies, pass-through entities, beneficial owners of pass-through entities, subchapter S corporations, controlled foreign corporations, passive foreign investment companies, brokers, dealers and traders in securities, insurance companies, financial institutions, tax exempt organizations, small business investment companies, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, former citizens or residents of the United States, persons that use the accrual method of accounting that are required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements, persons who are related to the Debtors within the meaning of the IRC, persons using a mark-to-market method of accounting, persons subject to any minimum tax, Holders of Claims or Interests who are themselves in bankruptcy, real estate investment trusts, regulated investment companies and those holding, or who will hold, Claims, the New Equity Interests or any other consideration to be received under the Plan, as part of a hedge, straddle, conversion, or other integrated transaction). No aspect of state, local, estate, gift, or non-U.S. taxation is addressed, nor is the 3.8% Medicare Tax on net investment income, nor any considerations under any applicable tax treaty. Furthermore, this summary assumes that Holders of Claims hold only Claims in a single Class and hold Claims as “capital assets” (within the meaning of section 1221 of the IRC). This summary does not address any special arrangements or contractual rights that are not being received or entered into in respect of an underlying Claim. This summary also assumes that, except as otherwise mentioned herein, that each Holder has not taken a bad debt deduction with respect to a Claim (or any portion thereof) in the current or any prior year and such Claim did not become completely or partially worthless in a prior taxable year and the various debt and other arrangements to which the Debtors and Reorganized Debtors are or will be a party will be respected for U.S. federal income tax purposes in accordance with their form, and, to the extent relevant, that any Prepetition First Lien Claims constitute interests in the Debtors “solely as a creditor” for purposes of section 897 of the IRC. This summary does not discuss differences in tax consequences to Holders of Prepetition First Lien Claims, Prepetition PIK Notes Claims or Prepetition Unsecured Convertible Notes Claims that act or receive consideration in a capacity other than any other Holder of a Claim of the same Class or Classes, and the tax consequences for such Holders may differ materially from those described below.

For purposes of this discussion, a “U.S. Holder” is a Holder of a Prepetition First Lien Claim, Prepetition PIK Notes Claim, or Prepetition Unsecured Convertible Notes Claim that is:  (i) an individual citizen or resident of the United States for U.S. federal income tax purposes; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of the source of such income; or (iv) a trust (a) if a court within the United States is able to exercise primary jurisdiction over the trust’s administration and one or more United States persons has authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. For purposes of this discussion, a “Non-U.S. Holder” is any Holder of a Prepetition First Lien Claim, Prepetition PIK Notes Claim, or Prepetition Unsecured Convertible Notes Claim that is not a U.S. Holder other than any partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes). This discussion does not address the tax considerations to Non-U.S. Holders of Prepetition PIK Notes Claims or Prepetition Unsecured Convertible Notes Claims except with respect to Information Reporting and Withholding and FATCA, as defined below.

If a partnership (or other entity treated as a pass-through entity for U.S. federal income tax purposes) is a Holder of a Prepetition First Lien Claim, Prepetition PIK Notes Claim or Prepetition Unsecured Convertible Notes Claim, the tax treatment of a partner (or other beneficial owner) of such entity generally will depend upon the status of the partner (or other beneficial owner) and the activities of the partner (or other beneficial owner) and the entity. Partners (or other beneficial owners) of partnerships (or other pass-through entities) that are Holders of Prepetition First Lien Claims, Prepetition PIK Notes Claims or Prepetition Unsecured Convertible Notes Claims should consult their respective tax advisors regarding the U.S. federal income tax consequences of the Plan.

It is generally expected, and this summary assumes, that the issuer of New Equity Interests, the issuer of Exit Term Loans, and the issuer of the New Warrants and entity for whose stock the New Warrants are exercisable will each be classified as a corporation for U.S. federal income tax purposes.

ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM. ALL HOLDERS OF CLAIMS OR INTERESTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF THE PLAN.

(a)	Certain U.S. Federal Income Tax Consequences to the Debtors and Reorganized Debtors

(1)	Characterization of the Restructuring Transactions

The Debtors expect that the Restructuring Transactions will be structured in one of two ways: (i) as a taxable sale of the assets and/or stock of any Debtor or subsidiary of any Debtor where each Reorganized Debtor that acquires the assets and the Reorganized Debtor that issues New Equity Interests to applicable Holders of Claims is classified as a corporation for U.S. federal income tax purposes (a “Taxable Transaction”) or (ii) as a recapitalization or reorganization of the Debtors where the new issuer is classified as a corporation for U.S. federal income tax purposes (a “Reorganization Transaction”). It has not yet been determined how the Restructuring Transactions will be structured. Such decision will depend on, among other things, whether assets being sold (or deemed to be sold) pursuant to a Taxable Transaction have an aggregate tax basis in excess of their aggregate fair market value (i.e., a “built-in gain”) or an aggregate fair market value less than their aggregate tax basis (i.e., a “built-in loss”), the amount of the expected reduction in the aggregate tax basis of such assets by excluded CODI, whether sufficient tax attributes are available to offset any such built-in gain, future tax benefits associated with a step-up (if any) in the tax basis of the Debtors’ assets as a result of a Taxable Transaction, whether any excess loss account or deferred intercompany transaction would be triggered, and the amount and character of any losses with respect to the stock of any applicable Debtor, in each case for U.S. federal, state, and local income tax purposes.

If the Restructuring Transactions are structured in whole or in part as a Taxable Transaction involving the transfer (or deemed transfer) of the Debtors’ assets, the Debtors generally would realize gain or loss in an amount equal to the difference between the value of the consideration received by the Debtors plus certain liabilities treated as assumed (which aggregate amount generally should equal the fair market value of the assets transferred (or deemed to be transferred) by the Debtors, unless the amount of liabilities assumed exceeds the fair market value of the assets transferred or deemed to be transferred) and the Debtors’ tax basis in such assets. Realized gains, if any, may be offset in whole or in part by current-year losses and deductions, which may include interest deductions that may be (or become) available under section 163(j) of the IRC, and net operating loss carryforwards from prior years; provided that any such gain that is ordinary in nature may not be offset by capital losses. Any taxable gain remaining after such offsets would result in a cash tax obligation that would need to be satisfied by the Reorganized Debtors.

If the Restructuring Transactions are structured as a Reorganization Transaction, subject to the finalization of the structure and the ongoing tax analysis, the Debtors may avoid recognizing material taxable gain or loss as a result of the Restructuring Transactions, but there can be no assurance in this regard. In connection with a Reorganization Transaction, the Debtors will likely be subject to the application of section 382 of the Tax Code and may recognize a material amount of CODI and be subject to rules with respect to CODI as described below.

The tax consequences to the Debtors of the Restructuring Transactions, including the potential amount of cash tax liability (if any) resulting from a Taxable Transaction, remain subject to ongoing analysis.

(2)	Effects of the Restructuring Transactions on Tax Attributes of Debtors

A.	Existing Tax Attributes

The Debtors estimate that, as of the taxable year ending September 30, 2025, the consolidated group of the common parent (Inotiv) (the “Debtor Tax Group”) had approximately $48.8 million in federal NOL carryforwards, $129.4 million in state NOLs, and $125.1 million in 163(j) Deductions. The Debtors expect to incur additional NOLs for the period through the Plan Effective Date. The amount of any such NOLs and other tax attributes (“Tax Attributes”) remains subject to audit and potential adjustment by the IRS. In addition, as discussed below, the Debtors’ NOLs and other Tax Attributes may be, in connection with the implementation of the Plan, significantly reduced, subject to limitation, or entirely unavailable to the Reorganized Debtors, and the amount of NOLs and other Tax Attributes available will likely depend on the manner in which the Restructuring Transactions are consummated.

For example, in a Taxable Transaction, if the Reorganized Debtors purchase (or are deemed to purchase) assets or stock of any Debtor, the Reorganized Debtors will take a fair market value basis in the transferred assets or stock. However, if a Taxable Transaction involves a purchase of stock, the Debtor whose stock is transferred (i) will retain its basis in its assets, unless the Debtors and/or Reorganized Debtors timely make certain elections provided for under the Tax Code to treat such stock purchase as the purchase of the Debtors’ assets, and (ii) may succeed to certain tax attributes of the Debtor Tax Group, subject to reduction for CODI as discussed below. To the extent the Restructuring Transactions are consummated as a Taxable Transaction treated as an asset transfer, the Debtor Tax Group’s NOLs and other Tax Attributes will not carry over to the Reorganized Debtors.

In the case of a Reorganization Transaction (or a Taxable Transaction structured as a stock sale), such Tax Attributes may be materially reduced as a result of the Restructuring Transactions as described below in “Cancellation of Debt and Reduction of Tax Attributes.” In addition, certain trading activity and certain other actions prior to the Plan Effective Date relating to direct and indirect ownership of equity and securities of the Debtors could result in an “ownership change” of the Debtors independent of the Plan which could adversely affect the ability to fully utilize the Tax Attributes.

B.	Cancellation of Debt and Preservation of Tax Attributes

In general, absent an exception, a debtor will realize and recognize CODI upon satisfaction of its outstanding indebtedness for total consideration less than the amount of such indebtedness. The amount of CODI, in general, is the excess of (a) the adjusted issue price of the indebtedness satisfied, over (b) the sum of: (i) the amount of Cash paid; (ii) the issue price of any new indebtedness of the taxpayer issued; and (iii) the fair market value of any other new consideration (including stock or warrants of the debtor) given in satisfaction of such satisfied indebtedness at the time of the exchange.

Under section 108 of the IRC, a debtor is not, however, required to include any amount of CODI in gross income if the debtor is under the jurisdiction of a court in a case under chapter 11 of the Bankruptcy Code and the discharge of debt occurs pursuant to that proceeding. Instead, as a consequence of such exclusion, a debtor must reduce its tax attributes by the amount of CODI that it excluded from gross income pursuant to section 108 of the IRC. In general, the Tax Attributes of a debtor will be reduced in the following order: (a) NOLs and NOL carryforwards; (b) general business credit carryovers; (c) minimum tax credit carryovers (d) capital loss carryovers; (e) tax basis in assets, which includes the stock of subsidiaries (subject to the Asset Tax Basis Floor, as described below); (f) passive activity loss and credit carryovers; and (g) foreign tax credits. 163(j) Deductions are not subject to reduction under these rules. The reduction in tax attributes occurs only after the tax for the year of the debt discharge has been determined. Any excess CODI over the amount of available tax attributes will generally not give rise to U.S. federal income tax and will generally have no other U.S. federal income tax impact. Alternatively, a debtor with CODI may elect first to reduce the basis of its depreciable assets pursuant to section 108(b)(5) of the IRC.

The aggregate tax basis of the Debtors in their assets is not required to be reduced below the amount of indebtedness (determined on an entity-by-entity basis) that the Debtors will be subject to immediately after the cancellation of debt giving rise to CODI (the “Asset Tax Basis Floor”). Generally, all of an entity’s obligations (including intercompany debt) that are treated as debt under general U.S. federal income tax principles are taken into account in determining an entity’s Asset Tax Basis Floor.

As noted above, in connection with the Restructuring Transactions, the Debtors expect to realize CODI. Even if NOLs or other Tax Attributes carry over to the Reorganized Debtors (e.g., in a Reorganization Transaction or a Taxable Transaction structured as a stock sale), the Debtors’ NOL carryforwards allocable to periods prior to the Plan Effective Date and/or the Debtors’ tax basis in their assets may be substantially reduced or eliminated as a result of the CODI. The exact amount of the CODI (if any) that will be realized by the Debtors, and any resulting reduction in the tax attributes of the Debtors and their affiliates, will not be determinable until after the Consummation, both because the Debtors have not yet determined how the Restructuring Transactions will be structured, and because the amount of CODI will depend, in part, on the fair market value of the New Equity Interests and the New Warrants and the “issue price” of the Exit Term Loans, which cannot be known until after the Plan is consummated. Accordingly, the Debtors are currently unable to determine the precise effect that the CODI exclusion rules will have on the tax attributes of the Reorganized Debtors.

C.	Limitation of NOL Carryforwards and Other Tax Attributes Under Sections 382 and 383 of the Tax Code

Even if NOLs or other Tax Attributes carry over to the Reorganized Debtors (e.g., in a Reorganization Transaction, or a Taxable Transaction structured as a stock sale), after giving effect to the reduction in Tax Attributes resulting from excluded CODI, the Reorganized Debtors’ ability to use any remaining Tax Attributes post-emergence will be subject to certain limitations under sections 382 and 383 of the IRC.

Under sections 382 and 383 of the Tax Code, if the Debtors undergo an “ownership change,” (as determined for purposes of those sections) the amount of its NOLs and NOL carryforwards, 163(j) Deductions, tax credit carryforwards, net unrealized built-in losses, and possibly certain other attributes of the Reorganized Debtors allocable to periods prior to the Plan Effective Date (collectively, “Pre-Change Losses”) that may be utilized to offset future taxable income generally are subject to an annual limitation. For this purpose, if the Debtors have a net unrealized built-in gain at time of an “ownership change,” any built-in gains recognized (or, according to a currently effective IRS notice, treated as recognized) during the following five years (up to the amount of the original net unrealized built-in gain) generally will increase the annual limitation in the year recognized, such that the Reorganized Debtors would be permitted to use their Pre-Change Losses against such built-in gain income in addition to its regular annual allowance (except if the structure does not allow such Pre-Change Losses to carry over to the Reorganized Debtors). Alternatively, if the Debtors have a net unrealized built-in loss at the time of an “ownership change” (taking into account most assets and items of “built-in” income and deductions), then built-in losses (including amortization or depreciation deductions attributable to such built-in losses) and deductions recognized during the following five years (up to the amount of the original net unrealized built-in loss) generally will be treated as Pre-Change Losses and similarly will be subject to the annual limitation. In general, a debtor’s (or consolidated group’s) net unrealized built-in loss will be deemed to be zero unless it is greater than the lesser of (i) $10,000,000, or (ii) fifteen percent (15%) of the fair market value of its assets (with certain adjustments) before the ownership change. Special rules apply in determining the net unrealized built-in loss and/or gain of a consolidated group.

The rules of sections 382 and 383 of the Tax Code are complicated, but as a general matter, the Debtors anticipate that the issuance of New Equity Interests and New Warrants pursuant to the Plan will likely result in an “ownership change” of the Debtors for these purposes. The Reorganized Debtors’ use of their Pre-Change Losses (if any) will be subject to limitation under sections 382 and 383 of the Tax Code (in addition to any limitations in effect pursuant to such sections prior to the Restructuring) unless an exception to the general rules of sections 382 and 383 of the Tax Code applies.

(i)	General Section 382 Annual Limitation

In general, the amount of the annual limitations to which a corporation that undergoes an “ownership change” would be subject (the “382 Limitation”) is equal to the product of (a) the fair market value of the stock of the corporation immediately before the “ownership change” (with certain adjustments), multiplied by (b) the “long-term tax-exempt rate” (which is the highest of the adjusted federal long-term rates in effect for any month in the 3-calendar-month period ending with the calendar month in which the “ownership change” occurs, currently: [ ]% for July 2026). As discussed above, the 382 Limitation may be increased by the amount of net unrealized built-in gain (if any) at the time of the ownership change, to the extent that the Debtors recognize certain built-in gains in their assets during the five-year period following the ownership change, or are treated as recognizing built-in gains pursuant to the safe harbors provided in IRS Notice 2003-65 (as modified by IRS Notice 2018-30). Section 383 of the Tax Code applies a similar limitation to capital loss carryforwards and tax credits. Any unused limitation may be carried forward, thereby increasing the annual limitation in the subsequent taxable year. As discussed below, however, special rules may apply in the case of a corporation that experiences an ownership change as the result of a bankruptcy proceeding.

Notwithstanding the rules described above, if subsequent to an “ownership change,” a debtor corporation and its subsidiaries do not continue such debtor corporation’s historic business, or do not use a significant portion of their historic business assets in a new business, for the two years after the ownership change, the annual limitation resulting from the ownership change is zero, which precludes any utilization of the corporation’s Pre-Change Losses (absent any increases due to the recognition of any built-in gains as of the time of the ownership change).

(ii)	Special Bankruptcy Exceptions

Special rules may apply in the case of a corporation that experiences an “ownership change” as a result of a bankruptcy proceeding. An exception to the foregoing annual limitation rules generally applies when shareholders, and creditors of a debtor corporation in chapter 11 holding certain “qualified indebtedness” (generally, indebtedness that (i) was held by the creditor at least 18 months before the date of filing of the chapter 11 case or (ii) arose in the ordinary course of the trade or business of the debtor corporation and is held by the person who at all times held the beneficial interest in such indebtedness), receive, in respect of their Claims, at least fifty percent (50%) of the vote and value of the stock of the Reorganized Debtors (or a controlling corporation if also in chapter 11) pursuant to a confirmed chapter 11 plan (the “382(l)(5) Exception”). If a debtor qualifies for the 382(l)(5) Exception, such debtor’s Pre-Change Losses are not subject to the annual limitations described above, but, instead, NOLs, NOL carryforwards, and 163(j) Deductions will be reduced by the amount of any interest deductions claimed during the three taxable years preceding the effective date of the plan of reorganization, and during the part of the taxable year prior to and including the effective date of the plan of reorganization, in respect of all debt converted into stock in the reorganization. If the 382(l)(5) Exception applies and the Reorganized Debtors undergo another “ownership change” within two years after the Plan Effective Date, then the Debtors’ Pre-Change Losses thereafter would be effectively eliminated in their entirety. If the Reorganized Debtors were to undergo another “ownership change” after the expiration of this two-year period, the resulting 382 Limitation would be determined under the regular rules for ownership changes. The Debtors have not determined whether the 382(l)(5) Exception will be available or, if it is available, whether the Reorganized Debtors will elect out of its application.

Where the 382(l)(5) Exception is not applicable to a corporation in bankruptcy (either because a debtor does not qualify for the 382(l)(5) Exception or a debtor otherwise elects not to utilize the 382(l)(5) Exception), a second special rule will generally apply (the “382(l)(6) Exception”). Under the 382(l)(6) Exception, the 382 Limitation will be calculated by reference to the lesser of the value of a debtor corporation’s new stock (with certain adjustments) immediately after the ownership change or the value of such debtor corporation’s assets (determined without regard to liabilities) immediately before the ownership change. This differs from the ordinary rule that requires the fair market value of a debtor corporation that undergoes an “ownership change” to be determined before the events giving rise to the change. The 382(l)(6) Exception also differs from the 382(l)(5) Exception because the debtor corporation is not required to reduce its NOLs, NOL carryforwards and 163(j) Deductions by the amount of interest deductions claimed within the prior three-year period, and the debtor may undergo a change of ownership within two years without automatically triggering the effective elimination of its Pre-Change Losses. The resulting limitation would be determined under the regular rules for ownership changes.

If the Restructuring Transactions are structured as a Taxable Transaction that is treated as an asset transfer, the Reorganized Debtors are not expected to succeed to the Debtors’ NOLs and other Tax Attributes, with the result that section 382 of the Tax Code should not be relevant to the Reorganized Debtors. If the Restructuring Transactions are structured as a Reorganization Transaction or a stock transfer where the Reorganized Debtors succeed to any of the Debtors Pre-Change Losses, the application of section 382 of the IRC, including whether the 382(l)(5) Exception may apply, will need to be considered after taking into account any reduction of NOLs or other Tax Attributes for CODI. The analysis of any such impact of section 382 of the IRC, if any, has not yet been finalized.

(b)	Certain U.S. Federal Income Tax Consequences to U.S. Holders of Allowed Claims Entitled to Vote

(1)	Consequences to Holders of Claims in the Voting Classes

Pursuant to the Plan, and in complete and final satisfaction of their Claims, each Holder of: (a) Prepetition First Lien Claims will receive its Pro-Rata Share of (i) 93% of the New Equity Interests (subject to dilution on account of the New Warrants and the Management Incentive Plan) and (ii) the Remaining Exit Term Loans; (b) Prepetition PIK Notes Claims will receive its Pro-Rata Share of 21% of the Notes Recovery (which Notes Recovery consists of New Equity Interests and New Warrants); and (c) Prepetition Unsecured Convertible Notes Claims will receive its Pro-Rata Share of 79% of the Notes Recovery. The tax consequences to a U.S. Holder of one or more Claims in the Voting Classes from the exchange of such Claims for New Equity Interests, Remaining Exit Term Loans, and/or Notes Recovery (as applicable) will depend, in each case, on whether the Restructuring Transactions are structured as a Reorganization Transaction or a Taxable Transaction. If the Restructuring Transactions are structured as a Taxable Transaction, then it is expected that the restructuring should be a fully taxable transaction with respect to such U.S. Holder with the consequences described below in “Fully Taxable Exchange.” If the Restructuring Transactions are structured as a Reorganization Transaction, then the tax consequences to such U.S. Holder from such exchange will further depend on whether the Prepetition First Lien Claims, Prepetition PIK Notes Claims, and the Prepetition Unsecured Convertible Notes Claims as well as the New Equity Interests, Remaining Exit Term Loans, and/or Notes Recovery (as applicable) are treated as “stock or securities” for U.S. federal income tax purposes. A right to acquire stock generally is treated as a “security.” The New Equity Interests are expected to be treated as “stock” for U.S. federal income tax purposes if they are issued by an entity that is a corporation for U.S. federal income tax purposes, in which case the New Warrants would similarly be expected to be treated as a “security.”

Neither the Tax Code nor the Treasury Regulations define the term “security.” Whether a debt instrument constitutes a “security” for U.S. federal income tax purposes is determined based on all the relevant facts and circumstances, but most authorities have held that the length of the term of a debt instrument is an important factor in determining whether such instrument is a security for U.S. federal income tax purposes. These authorities have indicated that a term of less than five years is evidence that the instrument is not a security, whereas a term of ten years or more is evidence that it is a security. There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including the security for payment, the creditworthiness of the obligor, the subordination or lack thereof to other creditors, the right to vote or otherwise participate in the management of the obligor, convertibility of the instrument into an equity interest of the obligor, whether payments of interest are fixed, variable, or contingent, and whether such payments are made on a current basis or accrued.

The following discusses the potential treatment of the Prepetition First Lien Claims, Prepetition PIK Notes Claims, or Prepetition Unsecured Convertible Notes Claims as “securities” for U.S. federal income tax purposes and takes no position as to their treatment. U.S. Holders of Prepetition First Lien Claims, Prepetition PIK Notes Claims, or Prepetition Unsecured Convertible Notes Claims, as the case may be, are urged to consult their own tax advisors regarding the appropriate status of their Claims as “securities” (or otherwise) for U.S. federal income tax purposes.

An exchange of Prepetition First Lien Claims, Prepetition PIK Notes Claims, or Prepetition Unsecured Convertible Notes Claims that qualify as “securities” for (in whole or in part) stock or securities of the same issuer (as generally contemplated if the Restructuring Transactions are structured as a Reorganization Transaction) should qualify as a tax “reorganization” within the meaning of section 368(a) of the Tax Code (“Recapitalization”), with the consequences described below in “Recapitalization Treatment.” If none of the Prepetition First Lien Claims, Prepetition PIK Notes Claims, or the Prepetition Unsecured Convertible Notes Claims, as applicable with respect to a U.S. Holder, qualify as “securities” for U.S. federal income tax purposes or are exchanged for stock or securities of a different issuer or other consideration, the restructuring should be a fully taxable transaction with respect to such U.S. Holder with the consequences described below in “Fully Taxable Exchange.” even if the Restructuring Transactions were structured as a Reorganization Transaction. If a U.S. Holder of Prepetition First Lien Claims, Prepetition PIK Notes, or Prepetition Unsecured Convertible Notes Claims holds such Claims that qualify as “securities” as well as Prepetition First Lien Claims, Prepetition PIK Notes Claims, or Prepetition Unsecured Convertible Notes Claims that do not qualify as “securities,” in each case for U.S. federal income tax purposes, then a portion of the consideration received would be treated as received in respect of the “securities” and may qualify as a Recapitalization as described below, while another portion of the consideration received would be treated as received in respect of the Prepetition First Lien Claims, Prepetition PIK Notes Claims, or Prepetition Unsecured Convertible Notes Claims that do not qualify as “securities” in a fully taxable exchange as described below.

A.	Recapitalization Treatment

If the exchange by a U.S. Holder of Prepetition First Lien Claims, Prepetition PIK Notes Claims, or Prepetition Unsecured Convertible Notes Claims for New Equity Interests, Remaining Exit Term Loans, or Notes Recovery (as applicable) qualifies for Recapitalization treatment, the U.S. Holder generally will not recognize gain or loss. However, a U.S. Holder would have ordinary interest income to the extent of any consideration allocable to accrued but unpaid interest or possibly accrued original issue discount (“OID”) not previously included in income. See “Accrued Interest” below. In addition, if any portion of the consideration received for Prepetition First Lien Claims, Prepetition PIK Notes Claims, or Prepetition Unsecured Convertible Notes Claims does not qualify as “stock or securities” for U.S. federal income tax purposes, then a U.S. Holder will generally recognize with respect to such Claims gain up to the lesser of (i) the gain that would be recognized if the Holder of such Claims disposed of such Claims for U.S. federal income tax purposes in a fully taxable transaction and (ii) the value of such portion of the consideration that does not qualify as “stock or securities” for U.S. federal income tax purposes (such portion, “boot”).

In an exchange that qualifies for Recapitalization treatment, the aggregate tax basis of a U.S. Holder of a Prepetition First Lien Claim, Prepetition PIK Notes Claim, or Prepetition Unsecured Convertible Notes Claim in the New Equity Interests, Remaining Exit Term Loans, and Notes Recovery (as applicable) treated as “stock or securities” for U.S. federal income tax purposes and received in exchange for its Prepetition First Lien Claim, Prepetition PIK Notes Claim, or Prepetition Unsecured Convertible Notes Claim would equal the applicable U.S. Holder’s aggregate adjusted tax basis in the Claim exchanged therefor, increased by any gain recognized in the exchange and an amount equal to the fair market value of the New Equity Interests, Remaining Exit Term Loans, or Notes Recovery, if any, attributable to accrued stated interest (to the extent such amount had not been previously included in the U.S. Holder’s aggregate adjusted tax basis in the Claim), and decreased by any money, the fair market value of any boot received, and any loss recognized on the exchange. The holding period of a U.S. Holder of Prepetition First Lien Claims, Prepetition PIK Notes Claims, or Prepetition Unsecured Convertible Notes Claims in the New Equity Interests, Remaining Exit Term Loans, or Notes Recovery (as applicable) treated as “stocks or securities” for U.S. federal income tax purposes and received in exchange for its Prepetition First Lien Claims, Prepetition PIK Notes Claims, or Prepetition Unsecured Convertible Notes Claims would include its holding period in the Allowed Claim exchanged therefor, except to the extent of any consideration received in respect of accrued but unpaid interest or possibly accrued OID or treated as imputed interest income. The tax basis of a U.S. Holder of a Prepetition First Lien Claim, Prepetition PIK Notes Claim, or Prepetition Unsecured Convertible Notes Claim in any boot received in the exchange would equal the fair market value of the boot. The U.S. Holder's the holding period in the boot generally would begin on the day following the Plan Effective Date.

B.	Fully Taxable Exchange

In the case of a taxable exchange, a U.S. Holder of a Prepetition First Lien Claim, Prepetition PIK Notes Claim, or Prepetition Unsecured Convertible Notes Claim generally would recognize gain or loss in an amount equal to the difference, if any, between (i) the sum of the aggregate fair market value of the New Equity Interests, the issue price of the Remaining Exit Term Loans, or the fair market value of the Notes Recovery received (other than, in each case, to the extent received in respect of a Claim for accrued but unpaid interest and possibly accrued OID) and (ii) the U.S. Holder’s adjusted tax basis in the Prepetition First Lien Claim, Prepetition PIK Notes Claim, or Prepetition Unsecured Convertible Notes Claim exchanged therefor (other than any tax basis attributable to accrued but unpaid interest and possibly accrued OID). See “Character of Gain or Loss,” below. A U.S. Holder would have ordinary interest income to the extent of any consideration allocable to accrued but unpaid interest or possibly accrued OID not previously included in income. See “Accrued Interest,” below.

In the case of a taxable exchange, a U.S. Holder’s tax basis in the New Equity Interests, Remaining Exit Term Loans, or the Notes Recovery received would equal the fair market value of such New Equity Interests, Remaining Exit Term Loans, and Notes Recovery, respectively. The U.S. Holder’s holding period in the New Equity Interests, Remaining Exit Term Loans, and/or Notes Recovery generally would begin on the day following the Plan Effective Date.

(2)	Character of Gain or Loss

When gain or loss is recognized by a U.S. Holder, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss is determined by a number of factors, including the tax status of the U.S. Holder, whether the Prepetition First Lien Claim, Prepetition PIK Notes Claim, or Prepetition Unsecured Convertible Notes Claim constitutes a capital asset in the hands of the U.S. Holder and how long it has been held, whether the Prepetition First Lien Claim, Prepetition PIK Notes Claim, or Prepetition Unsecured Convertible Notes Claim was acquired at a market discount, and whether and to what extent the U.S. Holder previously claimed a bad debt deduction.

A.	Accrued Interest

To the extent that any amount received by a U.S. Holder of a Claim under the Plan is attributable to accrued interest or OID during its holding period on the debt instruments on such Claim, the receipt of such amount generally should be taxable to the U.S. Holder as ordinary interest income (to the extent not already taken into income by the U.S. Holder). Conversely, a U.S. Holder of a Claim may be able to recognize a deductible loss to the extent that any accrued interest on the debt instruments constituting such Claim was previously included in the U.S. Holder’s gross income but was not paid in full by the Debtors. Such loss may be ordinary, but the tax law is unclear on this point. However, the IRS has privately ruled that a holder of a “security” of a corporate issuer, in an otherwise tax-free exchange, could not claim a current loss with respect to any accrued but unpaid OID. Accordingly, it is also unclear whether, in similar circumstances or by analogy, if Recapitalization treatment were to apply, any U.S. Holder of a Prepetition First Lien Claim, Prepetition PIK Notes Claim, or Prepetition Unsecured Convertible Notes Claim would be required to recognize a capital loss, rather than an ordinary loss, with respect to previously included OID with respect to such Claim that is not paid in full.

If the fair market value of the consideration received by a U.S. Holder is not sufficient to fully satisfy all principal and interest on Claims, the extent to which such consideration will be attributable to accrued interest is unclear. The Plan provides that, unless otherwise required by law (as reasonably determined by the Reorganized Debtors), distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to the remainder of such Claims, including any portion of such Claims for accrued but unpaid interest as Allowed therein (in contrast, for example, to a pro rata allocation of a portion of the exchange consideration received between principal and interest, or an allocation first to accrued but unpaid interest). There is no assurance that the IRS will respect such allocation for U.S. federal income tax purposes. Certain legislative history indicates that an allocation of consideration as between principal and interest provided in a chapter 11 plan of reorganization is binding for U.S. federal income tax purposes, and certain case law generally indicates that a final payment on a distressed debt instrument that is insufficient to repay outstanding principal and interest will be allocated to principal, rather than interest. Certain Treasury Regulations treat payments as allocated first to any accrued but untaxed interest. Holders of Claims are urged to consult their own tax advisor regarding the allocation of consideration and the inclusion and deductibility of accrued but unpaid interest for U.S. federal income tax purposes.

B.	Market Discount

In addition, a U.S. Holder that acquired a Claim from a prior holder at a “market discount” may be subject to the market discount rules of the IRC. A U.S. Holder that purchased its Claim from a prior holder would be considered to have purchased such Claim with “market discount” if the U.S. Holder’s adjusted tax basis in its Claim is less than the adjusted issue price of such Claim by at least a statutorily defined de minimis amount. Under these rules, gain recognized on the exchange of Claims (other than in respect of a Claim for accrued but unpaid interest) generally would be treated as ordinary income to the extent of the market discount accrued (on a straight line basis or, at the election of the U.S. Holder, on a constant yield basis) during the U.S. Holder’s period of ownership, unless the U.S. Holder elected to include the market discount in income as it accrued. If a U.S. Holder of Claims did not elect to include market discount in income as it accrued and, thus, under these rules, was required to defer all or a portion of any deductions for interest on debt incurred or maintained to purchase or carry its Claims, such deferred amounts would in the case of a fully taxable exchange become deductible at the time of the exchange (but would continue to be deferred in the event of Recapitalization treatment).

In the event of Recapitalization treatment, the Tax Code indicates that, under Treasury Regulations to be issued, any accrued market discount in respect of the Prepetition First Lien Claims, Prepetition PIK Notes Claims, or Prepetition Unsecured Convertible Notes Claims in excess of the gain recognized in the exchange is not expected to be currently includible in income. However, such accrued market discount would carry over to any non-recognition property received in exchange therefore, i.e., to the relevant New Equity Interests, Remaining Exit Term Loans, or Notes Recovery. Any gain recognized by a U.S. Holder upon a subsequent disposition of such property would be treated as ordinary income to the extent of any accrued market discount carried over not previously included in income. To date, specific Treasury Regulations implementing this rule have not been issued. U.S. Holders should consult their own tax advisors concerning the application of the market discount rules to their Claim.

(3)	U.S. Federal Income Tax Consequences to U.S. Holders Owning and Disposing of New Equity Interests

A.	Dividends on New Equity Interests

Any distributions made on account of the New Equity Interests will constitute dividends for U.S. federal income tax purposes to the extent of the current or accumulated earnings and profits of the Reorganized Debtors as determined under U.S. federal income tax principles. Certain qualified dividends received by a non-corporate taxpayer are taxed at preferential rates. To the extent that a holder receives distributions that would otherwise constitute dividends for U.S. federal income tax purposes but that exceed such current and accumulated earnings and profits, such distributions will be treated first as a non-taxable return of capital reducing the holder’s basis in its shares. Any such distributions in excess of the holder’s basis in its shares (determined on a share-by-share basis) generally will be treated as capital gain.

Distributions that constitute dividends for U.S. federal income tax purposes and are paid to U.S. Holders that are corporations generally will be eligible for the dividends-received deduction. However, the dividends-received deduction is only available if certain holding period requirements are satisfied. The length of time that a shareholder has held its stock is reduced for any period during which the shareholder’s risk of loss with respect to the stock is diminished by reason of the existence of certain options, contracts to sell, short sales, or similar transactions.

B.	Sale, Redemption, or Repurchase of New Equity Interests

Unless a non-recognition provision of the Tax Code applies, and subject to the market discount rules discussed above under “—Character of Gain or Loss--Market Discount”, U.S. Holders generally will recognize capital gain or loss upon the sale, redemption, or other taxable disposition of New Equity Interests. Such capital gain will be long-term capital gain if, at the time of the sale, exchange, retirement, or other taxable disposition, the U.S Holder held the applicable non-Cash consideration for more than one year. Long-term capital gains of a non-corporate taxpayer generally are taxed at preferential rates. Under the recapture rules of section 108(e)(7) of the IRC, a U.S. Holder may be required to treat gain recognized on such dispositions of the New Equity Interests as ordinary income if such U.S. Holder took a bad debt deduction with respect to its Claim or recognized an ordinary loss on the exchange of its Claim for New Equity Interests.

For a description of certain limitations on the deductibility of capital losses, see the section entitled “Limitation on Use of Capital Losses” below.

(4)	Ownership and Disposition of the Remaining Exit Term Loans

Depending on the manner in which the Restructuring Transactions are implemented, the consideration received by Holders of Prepetition First Lien Claims, which may include some combination of the New Equity and Remaining Exit Term Loans, collectively, may be treated as an “investment unit” issued in exchange for the Prepetition First Lien Claims. In such case, the “issue price” of the Remaining Exit Term Loans for purposes of the analysis herein may depend, in part, on the “issue price” of the “investment unit,” and the respective fair market values of the elements of consideration that compose the “investment unit.” The “issue price” of an “investment unit” is generally determined in the same manner as the “issue price” of a debt instrument. As a result, if the foregoing rules apply, the “issue price” of the “investment unit” will depend on whether the “investment unit” is considered, for U.S. federal income tax purposes and applying rules similar to those applied to debt instruments, to be traded on an established securities market. In general, a debt instrument will be treated as traded on an established securities market if, at any time during the 31-day period ending 15 days after the issue date, (a) a “sales price” for an executed purchase of the debt instrument appears on a medium that is made available to issuers of debt instruments, persons that regularly purchase or sell debt instruments, or persons that broker purchases or sales of debt instruments, (b) a “firm” price quote for the debt instrument is available from at least one broker, dealer or pricing service for the debt instrument, and the quoted price is substantially the same as the price for which the person receiving the quoted price could purchase or sell the debt instrument, or (c) there are one or more “indicative” quotes available from at least one broker, dealer or pricing service for debt instrument. Debt issues under $100.0 million are not treated as traded for these purposes.

If the “investment unit” is considered to be traded on an established market, the “issue price” of the “investment unit” would be the fair market value of the “investment unit” on the date the Remaining Exit Term Loans is issued. The law is unclear on whether an “investment unit” is treated as publicly traded if some, but not all, elements of such “investment unit” are publicly traded. The law is further unclear on how to determine the “issue price” of debt instruments, such as Exit Term Loans, that are included as an element of an “investment unit” but are also issued to other holders outside of an “investment unit,” in light of the fact that all Exit Term Loans (whether issued in respect of Prepetition First Lien Claims or DIP Claims) must have the same “issue price.” It is possible that the “issue price” of Exit Term Loans will be determined based on the “issue price” as calculated for the issuance of Exit Term Loans to Holders of DIP Claims, or that the “issue price” will be determined based on the fair market value of the “investment unit” issued to Holders of Prepetition First Lien Claims.

An issuer’s application of these rules is binding on all Holders unless a Holder explicitly discloses a different allocation on a timely filed income tax return for the taxable year that includes the acquisition date of the relevant debt instrument.

A.	Effect of Certain Contingencies

The Reorganized Debtors expect to take the position that the loans issued under the Remaining Exit Term Loans to Holders of Prepetition First Lien Claims in exchange for their Prepetition First Lien Claims are not subject to the Treasury Regulations applicable to contingent payment debt instruments. The Reorganized Debtors’ position is binding on a U.S. Holder unless such Holder discloses its contrary position in the manner required by applicable U.S. Treasury Regulations. However, the IRS may take a contrary position contrary to Reorganized Debtors’ position, which could adversely affect the amount, timing, and character of a U.S. Holder’s income with respect to Remaining Exit Term Loans. If the Remaining Exit Term Loans are treated as contingent payment debt instruments, each U.S. Holder would be required to take into account interest using a constant yield method based on the issuer’s “comparable yield,” which generally is the rate at which the issuer could issue a fixed rate debt instrument with terms and conditions otherwise similar to the Remaining Exit Term Loans. In addition, any gain recognized by a U.S. Holder in respect of the Remaining Exit Term Loans would be treated as ordinary interest income. U.S. Holders should consult their own tax advisors regarding the potential application to the Remaining Exit Term Loans of the contingent payment debt instrument rules and the consequences thereof. This discussion assumes that the Remaining Exit Term Loans are not treated as a contingent payment debt instrument.

B.	Acquisition Premium and Bond Premium

If a U.S. Holder of Prepetition First Lien Claims receives an initial tax basis in the Remaining Exit Term Loans that is less than or equal to the stated redemption price at maturity of such debt instrument, but greater than the “adjusted issue price” of such instrument, the U.S. Holder should be treated as acquiring such debt instruments with an “acquisition premium.” Unless an election is made, the U.S. Holder generally should reduce the amount of OID otherwise includible in gross income for an accrual period by an amount equal to the amount of OID otherwise includible in gross income multiplied by a fraction, the numerator of which is the excess of the U.S. Holder’s initial tax basis in its interest in such debt instrument over such debt instrument’s “adjusted issue price,” and the denominator of which is the excess of the sum of all amounts payable on such debt instrument over its “adjusted issue price.”

If a U.S. Holder of a Prepetition First Lien Claim receives an initial tax basis in any Remaining Exit Term Loans that exceeds the stated redemption price at maturity of such debt instrument, such U.S. Holder should be treated as acquiring such debt instrument with “bond premium.” Such U.S. Holder generally may elect to amortize the bond premium over the term of such debt instrument on a constant yield method as an offset to interest (including any OID) when includible in income under such U.S. Holder’s regular accounting method. If a U.S. Holder does not elect to amortize the premium, that premium may decrease the gain or increase the loss such U.S. Holder would otherwise recognize on disposition of such debt instrument.

C.	OID and Interest with Respect to the Remaining Exit Term Loans

Cash interest on the Remaining Exit Term Loans will be includable by a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with such Holder’s regular method of accounting for U.S. federal income tax purposes.

A debt instrument is treated as issued with OID for U.S. federal income tax purposes if its “issue price” is less than its stated redemption price at maturity by more than a de minimis amount. A debt instrument’s stated redemption price at maturity includes all principal and interest payable over the term of the debt instrument, other than “qualified stated interest.” Stated interest payable at a fixed rate is “qualified stated interest” if it is unconditionally payable in cash at least annually. The terms of the Remaining Exit Term Loans, including the extent to which they will be issued with OID, have not yet been determined; to the extent the issue price is less than the face amount of such debt, the Remaining Exit Term Loans may be considered to be issued with OID. If the Remaining Exit Term Loans are issued with OID, a U.S. Holder generally (i) will be required to include the OID in gross income as ordinary interest income as it accrues on a constant yield to maturity basis over the term of the Remaining Exit Term Loans, in advance of the receipt of the cash attributable to such OID and regardless of the Holder’s method of accounting for U.S. federal income tax purposes, but (ii) will not be required to recognize additional income upon the receipt of any Cash payment on the Remaining Exit Term Loans that is attributable to previously accrued OID that has been included in its income. If the amount of OID on the Remaining Exit Term Loans is de minimis, rather than being characterized as interest, any payment attributable to the de minimis OID will be treated as gain from the sale of the Remaining Exit Term Loans, and a pro rata amount of such de minimis OID must be included in income as principal payments are received on the Remaining Exit Term Loans.

If, pursuant to the rules described above, a U.S. Holder’s initial tax basis in a Remaining Exit Term Loans is greater than the “issue price” of such debt but less than the stated principal amount of such debt, such Remaining Exit Term Loans will have an “acquisition premium.” Alternatively, if a U.S. Holder’s initial tax basis in the Remaining Exit Term Loans exceeds its stated principal amount, the U.S. Holder will be considered to have acquired the Remaining Exit Term Loans with “amortizable bond premium.” See the discussion above at “Ownership and Disposition of the Remaining Exit Term Loans—Acquisition Premium and Bond Premium” for a discussion of the application of the OID rules in such circumstances. If, pursuant to the rules described above, a U.S. Holder’s initial tax basis in the Remaining Exit Term Loans is less than the “issue price” of such debt, see the above section, entitled “Character of Gain or Loss—Market Discount.”

D.	Sale, Exchange, Retirement or Other Disposition by a U.S. Holder

A U.S. Holder’s adjusted tax basis in Remaining Exit Term Loans will depend on the steps used to effect the Restructuring Transactions as discussed above.

A U.S. Holder generally will recognize capital gain or loss on the sale, exchange, retirement or other taxable disposition of Remaining Exit Term Loans equal to the difference, if any, between the amount realized on the sale, exchange, retirement or other disposition of the Remaining Exit Term Loans (less any amounts attributable to accrued but unpaid interest, which will be subject to tax in the manner described below under “Character of Gain or Loss—Accrued Interest” to the extent not previously so taxed), and the U.S. Holder’s adjusted tax basis in the Remaining Exit Term Loans.

Any gain or loss recognized on the sale, exchange, retirement, or other taxable disposition of Remaining Exit Term Loans will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the Remaining Exit Term Loans for more than one year as of the date of disposition. Long-term capital gain of a non-corporate U.S. Holder generally is taxed at preferential rates. The ability of a U.S. Holder to offset capital losses against ordinary income is limited. The deductibility of capital losses is subject to certain limitations.

Prospective investors should consult their own tax advisors as to the U.S. federal income tax consequences of disposing of the Remaining Exit Term Loans.

(5)	Ownership and Disposition of the New Warrants

A.	Certain Adjustments of Strike Price or Distributions

The New Warrants may provide that the strike price at which holders of New Warrants may acquire equity of Reorganized Debtors will be subject to adjustment from time to time upon the occurrence of certain events, including that such strike price may be reduced to the extent of any distributions (via dividend, repurchase or sale) made by Reorganized Debtors to holders of New Equity Interests. Under section 305 of the IRC, a change in conversion ratio or any transaction having a similar effect on the interest of a holder of New Warrants may be treated as a distribution with respect to any holder of New Warrants whose proportionate interest in Reorganized Debtors’ earnings or profits is increased by such change or transaction. Thus, under certain circumstances, which may or may not occur, such an adjustment pursuant to the terms of the New Warrants may be treated as a taxable distribution to U.S. Holders of New Warrants to the extent of Reorganized Debtors’ current or accumulated earnings or profits, without regard to whether such U.S. Holder of New Warrants received any cash or other property. In particular, an adjustment that occurs as a result of cash distributions to holders of New Equity Interests will likely be treated as a taxable distribution to holders of New Warrants to the extent such holders proportionate interest in Reorganized Debtors’ earnings or profits is increased by such adjustment. In the event of such a taxable distribution, a holder’s basis in its New Warrants will be increased by an amount equal to the deemed taxable distribution. In addition, the New Warrants may provide for distributions to be made on the New Warrants if, for example, cash distributions are made to holders of New Equity Interests. The taxation of a cash distribution received with respect to a New Warrant is unclear. It is possible that such a distribution would be treated as a distribution on common stock, although other treatments may also be possible.

The rules with respect to adjustments are complex and U.S. Holders of New Warrants should consult their own tax advisors in this regard.

B.	Exercise of New Warrants

A U.S. Holder that elects to exercise the New Warrants will be treated as purchasing, in exchange for its New Warrants and the amount of any cash paid by such U.S. Holder to exercise the New Warrants, the New Equity Interests it is entitled to purchase pursuant to the New Warrants. Such a purchase will generally be treated as the exercise of an option under general tax principles, and as such a U.S. Holder should not recognize income, gain or loss for U.S. federal income tax purposes when it exercises the New Warrants. A U.S. Holder’s aggregate tax basis in the New Equity Interests received upon exercise of the New Warrants will equal the sum of the amount of any cash paid by the U.S. Holder to exercise its New Warrants plus such U.S. Holder’s tax basis in its New Warrants immediately before the New Warrants are exercised. A U.S. Holder’s holding period for the New Equity Interests received pursuant to the exercise of the New Warrants should begin on the day following the date it receives such New Equity Interests.

A cashless exercise of the New Warrants may be a non-taxable event, either because the exercise is not a gain recognition event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, the U.S. Holder’s adjusted tax basis in the New Equity Interests upon exercise of the New Warrants would equal the U.S. Holder’s adjusted tax basis in the New Warrants. If the cashless exercise is treated as not being a gain recognition event, the U.S. Holder’s holding period in the New Equity Interests upon exercise of the New Warrants should begin on the day following the date such holder exercises the New Warrants.

A U.S. Holder that does not exercise the New Warrants should be entitled to claim a capital loss equal to such U.S. Holder’s adjusted tax basis in the New Warrants, subject to any limitations on such U.S. Holder’s ability to utilize capital losses as described below more generally under “Limitations on Use of Capital Losses.” Such loss generally will be a long-term capital loss if, at the time of expiration, the U.S. Holder’s holding period in the New Warrants is more than one year.

C.	Sale of New Warrants

In general, U.S. Holders will recognize gain or loss upon the sale of a New Warrant in an amount equal to the difference between the amount realized on the sale and such holder’s adjusted tax basis in such New Warrant. Unless a non-recognition provision applies, and subject to the market discount rules discussed above under “—Character of Gain or Loss--Market Discount”, U.S. Holders generally will recognize capital gain or loss upon the sale or other taxable disposition of the New Warrants. Such capital gain will be long-term capital gain if, at the time of the sale or other taxable disposition, the U.S. Holder’s holding period in the New Warrants is more than one year. Long-term capital gains of an individual taxpayer generally are taxed at preferential rates. The deductibility of capital losses is subject to certain limitations as described below.

A U.S. Holder of a Claim who recognizes capital losses as a result of the distributions under the Plan will be subject to limits on the use of such capital losses. For a non-corporate U.S. Holder, capital losses may be used to offset any capital gains (without regard to holding periods), and also ordinary income to the extent of the lesser of (1) $3,000 annually ($1,500 for married individuals filing separate returns) or (2) the excess of the capital losses over the capital gains. A non-corporate U.S. Holder may carry over unused capital losses and apply them against future capital gains and a portion of their ordinary income for an unlimited number of years. For corporate holders, capital losses may only be used to offset capital gains. A corporate U.S. Holder that has more capital losses than may be used in a tax year may carry back unused capital losses to the three years preceding the capital loss year or may carry over unused capital losses for the five years following the capital loss year.

(6)	Medicare Tax

Certain U.S. Holders that are individuals, estates, or trusts are required to pay an additional 3.8 percent (3.8%) tax on, among other things, interest, dividends and gains from the sale or other disposition of capital assets. U.S. Holders that are individuals, estates, or trusts should consult their own tax advisors regarding the effect, if any, of this tax provision on their ownership and disposition of any consideration to be received under the Plan.

(c)	Certain U.S. Federal Income Tax Consequences to Non-U.S. Holders of Prepetition First Lien Claims

The following discussion includes only certain U.S. federal income tax consequences of the Consummation of the Plan to Non-U.S. Holders of Prepetition First Lien Claims, and all references to Non-U.S. Holders in this section shall refer solely to holders of such Prepetition First Lien Claims. The discussion does not include any non-U.S. tax considerations. The rules governing the U.S. federal income tax consequences to Non-U.S. Holders of Prepetition First Lien Claims are complex. Each Non-U.S. Holder of Prepetition First Lien Claims should consult its own tax advisor regarding the U.S. federal, state, and local and the foreign tax consequences of Consummation of the Plan and the Restructuring Transactions to such Non-U.S. Holder of Prepetition First Lien Claims as well as the ownership and disposition of non-Cash consideration.

(1)	Gain Recognition

Whether a Non-U.S. Holder realizes gain or loss on the exchange and the amount of such gain or loss is generally determined in the same manner as set forth above in connection with U.S. Holders.

Subject to the discussion below concerning FATCA and backup withholding, any gain realized by a Non-U.S. Holder on the exchange of its Prepetition First Lien Claim generally will not be subject to U.S. federal income taxation unless (a) the Non-U.S. Holder is an individual who was present in the United States for 183 days or more during the taxable year in which the exchange occurs and certain other conditions are met, or (b) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (and if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States).

If the first exception applies, to the extent that any gain is taxable, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of thirty percent (30%) (or at a reduced rate or exemption from tax under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the exchange. If the second exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to any gain realized on the exchange in the same manner as a U.S. Holder. In addition, if such a Non-U.S. Holder is a corporation, it may be subject to a branch profits tax equal to thirty percent (30%) (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

(2)	Distributions in Respect of Accrued but Unpaid Interest or OID

Subject to the discussion of backup withholding and FATCA (as defined below), payments to a Non-U.S. Holder that are attributable to either (i) interest on (or OID accruals with respect to) the Remaining Exit Term Loans received under the Plan, or (ii) accrued but untaxed interest on the Prepetition First Lien Claim generally will qualify for the so-called “portfolio interest exemption” and, therefore, will not be subject to U.S. federal income or withholding tax, provided that the withholding agent has received or receives, prior to payment, appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E) establishing that the Non-U.S. Holder is not a U.S. person, unless:

·	the Non-U.S. Holder actually or constructively owns ten percent (10%) or more of the total combined voting power of all classes of the New Equity Interests;

·	the Non-U.S. Holder is a “controlled foreign corporation” that is a “related person” with respect to the Debtors (each, within the meaning of the IRC);

·	the Non-U.S. Holder is a bank receiving interest described in section 881(c)(3)(A) of the IRC; or

·	such interest (or OID) is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (in which case, provided the Non-U.S. Holder provides a properly executed IRS Form W-8ECI (or successor form) to the withholding agent), the Non-U.S. Holder (i) generally will not be subject to withholding tax, but (ii) will be subject to U.S. federal income tax in the same manner as a U.S. Holder (unless an applicable income tax treaty provides otherwise), and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Holder’s effectively connected earnings and profits that are attributable to the accrued but untaxed interest at a rate of thirty percent (30%) (or at a reduced rate or exemption from tax under an applicable income tax treaty).

A Non-U.S. Holder that does not qualify for exemption from withholding tax with respect to interest under the rules described above generally will be subject to withholding of U.S. federal income tax at a thirty percent (30%) rate (or at a reduced rate or exemption from tax under an applicable income tax treaty) on (i) interest (or OID) on the Remaining Exit Term Loans received under the Plan and (ii) payments that are attributable to accrued but untaxed interest on such Non-U.S. Holder’s Prepetition First Lien Claim. For purposes of providing a properly executed IRS Form W-8BEN or W-8BEN-E, special procedures are provided under applicable Treasury Regulations for payments through qualified foreign intermediaries or certain financial institutions that hold customers’ securities in the ordinary course of their trade or business. As described above in more detail, the Plan provides that the aggregate consideration to be distributed to holders of Allowed Claims will be allocated first to the principal amount of such Allowed Claims, with any excess allocated to unpaid interest that accrued on these Allowed Claims, if any. The IRS could take the position that the consideration received by a Non-U.S. Holder should be allocated in some way other than as provided in the Plan. Non-U.S. Holders of Prepetition First Lien Claims should consult their own tax advisors regarding the proper allocation of the consideration received by them under the Plan.

(3)	Ownership and Disposition of Remaining Exit Term Loans

A.	Interest

Subject to the discussion below concerning FATCA and backup withholding, payments of interest on the Remaining Exit Term Loans or any paying agent to a Non-U.S. Holder will not be subject to U.S. federal income tax (collected by means of withholding), provided that such non-U.S. Holder qualifies for the “portfolio interest exemption” as described above under “Distributions in Respect of Accrued but Unpaid Interest or OID.”

Payments of interest on the Remaining Exit Term Loans that do not meet the above-described requirements will be subject to a U.S. federal income tax of 30% (or such lower rate provided by an applicable income tax treaty if a Non-U.S. Holder validly and timely establishes eligibility to receive the benefits of such treaty) collected by means of withholding. To claim a reduction or exemption under a tax treaty, a Non-U.S. Holder generally must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other appropriate documentation) and claim the reduction or exemption on the form.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. A Non-U.S. Holder may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlements to benefits under any applicable income tax treaty.

B.	Sale or Other Taxable Disposition of Remaining Exit Term Loans

Subject to the discussion below concerning FATCA and backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to any gain realized on the sale or other disposition (including a cash redemption) of the Remaining Exit Term Loans received under the Plan unless:

·	such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

·	such gain is effectively connected with such Non-U.S. Holder’s conduct of a U.S. trade or business (and if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States);

If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of thirty percent (30%) (or at a reduced rate or exemption from tax under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of disposition. If the second exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such gain in the same manner as a U.S. Holder, and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to earnings and profits effectively connected with a U.S. trade or business that are attributable to such gains at a rate of thirty percent (30%) (or at a reduced rate or exemption from tax under an applicable income tax treaty).

(4)	Ownership and Disposition of New Equity Interests

A.	Distributions

Any distributions made with respect to New Equity Interests will constitute dividends for U.S. federal income tax purposes to the extent of Reorganized Debtors’ current or accumulated earnings and profits as determined under U.S. federal income tax principles. Unless Reorganized Debtors are considered a “U.S. real property holding corporation” (a “USRPHC”) (see discussion below), to the extent that a Non-U.S. Holder receives distributions that would otherwise constitute dividends for U.S. federal income tax purposes, but that exceed such current and accumulated earnings and profits, such distributions will be treated first as a non-taxable return of capital reducing the Non-U.S. Holder’s basis in its shares. Any such distributions in excess of a Non-U.S. Holder’s basis in its shares (determined on a share-by-share basis) generally will be treated as capital gain from a sale or exchange (and the respective excess distributions as proceeds from a sale or exchange).

Except as described below, dividends paid with respect to New Equity Interests held by a Non-U.S. Holder that are not effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business (or if an income tax treaty applies, are not attributable to a permanent establishment maintained by such non-U.S. Holder in the United States) will be subject to withholding at a rate of thirty percent (30%) (or lower treaty rate or exemption from tax, if applicable). A Non-U.S. Holder generally will be required to satisfy certain IRS certification requirements in order to claim a reduction of or exemption from withholding under a tax treaty by filing IRS Form W-8BEN or W-8BEN-E (or a successor form) upon which the Non-U.S. Holder certifies, under penalties of perjury, its status as a non-U.S. person and its entitlement to the lower treaty rate or exemption from tax with respect to such payments. Dividends paid with respect to New Equity Interests held by a Non-U.S. Holder that are effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business (and if an income tax treaty applies, are attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States) generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder, and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Holder’s effectively connected earnings and profits that are attributable to the dividends at a rate of thirty percent (30%) (or at a reduced rate or exemption from tax under an applicable income tax treaty).

If the Reorganized Parent is considered a USRPHC, distributions to a Non-U.S. Holder generally will be subject to withholding by Reorganized Debtors at a rate of fifteen percent (15%) to the extent they are not treated as dividends for U.S. federal income tax purposes. Exceptions to such withholding may also be available to the extent a Non-U.S. Holder furnishes a certificate qualifying such Non-U.S. Holder for a reduction or exemption of withholding pursuant to applicable Treasury Regulations. The Debtors have not undertaken an analysis of whether they are or have been a USRPHC (see discussion below).

B.	Sale or Other Taxable Disposition of New Equity Interests

Subject to the discussion below concerning FATCA and backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to any gain recognized on the sale or other taxable disposition of New Equity Interests unless:

·	such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met;

·	such gain is effectively connected with such Non-U.S. Holder’s conduct of a U.S. trade or business (and if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States); or

·	Reorganized Debtors are or have been during a specified testing period a USRPHC for U.S. federal income tax purposes.

If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of disposition of the New Equity Interests. If the second exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such gain in the same manner as a U.S. Holder, and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to earnings and profits effectively connected with a U.S. trade or business that are attributable to such gains at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty).

If the third exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax on any gain recognized on the disposition of all or a portion of its New Equity Interests under the Foreign Investment in Real Property Tax Act and the Treasury Regulations thereunder (“FIRPTA”). Taxable gain from the disposition of an interest in a USRPHC (generally equal to the difference between the amount realized and such Non-U.S. Holder’s adjusted tax basis in such interest) will constitute effectively connected income pursuant to the application of the second exception described above. Further, the buyer of the New Equity Interests will be required to withhold a tax equal to fifteen percent (15%) of the amount realized on the sale. The amount of any such withholding would be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the Non-U.S. Holder properly and timely files a tax return with the IRS. Special rules would apply if the New Equity Interests were to be regularly traded on an established securities market. However, the Debtors do not expect the New Equity Interests to be regularly traded on an established securities market as of the Plan Effective Date and have not determined whether the New Equity Interests will be regularly traded on an established securities market at any time after the Plan Effective Date.

In general, a corporation is a USRPHC as to a Non-U.S. Holder if the fair market value of the corporation’s U.S. real property interests (as defined in the Tax Code and applicable Treasury Regulations) equals or exceeds fifty percent (50%) of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (applying certain look-through rules to evaluate the assets of subsidiaries) at any time within the shorter of the five-year period ending on the effective time of the applicable disposition by the Non-U.S. Holder or the period of time the Non-U.S. Holder held stock of such corporation. As noted above, the Debtors have not undertaken an analysis to determine whether they currently are, or have been, a USRPHC.

A full or partial redemption of the New Equity Interests generally will be treated as a distribution taxable as a dividend to the extent of Reorganized Debtors’ current or accumulated earnings and profits unless it can be satisfactorily established that, for U.S. federal income tax purposes, (i) the redemption is “not essentially equivalent to a dividend,” (ii) the redemption results in a “complete termination” of the holder’s interest in the stock (both preferred and common) of Reorganized Debtors or (iii) the redemption is “substantially disproportionate” with respect to the holder, all within the meaning of section 302(b) of the Tax Code. In such event, any amount constituting a dividend for U.S. federal income tax purposes generally would be subject to U.S. federal withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty, unless such dividend is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States). A withholding agent (which may include Reorganized Debtors) might not make a determination as to whether the cash received upon redemption is subject to such withholding, including because the application of Section 302 of the Tax Code will depend on a Non-U.S. Holder’s particular circumstances. Accordingly, withholding agents may withhold tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the entire amount of the redemption amount made to such Non-U.S. Holder, unless (1) the withholding agent has established special procedures allowing Non-U.S. Holders to certify that they are exempt from such withholding tax and (2) such Non-U.S. Holders are able to certify that they meet the requirements of such exemption (e.g., because such Non-U.S. Holders are not treated as receiving a dividend under the Section 302 tests described above). However, there can be no assurance that a withholding agent will establish such special certification procedures. If a withholding agent withholds excess amounts from the cash consideration so payable to a Non-U.S. Holder, such Non-U.S. Holder may obtain a refund of any such excess amounts by timely filing an appropriate claim with the IRS.  Non-U.S. Holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances, the procedures for claiming treaty benefits or otherwise establishing an exemption from U.S. withholding tax with respect to payments received in redemption of their New Equity Interests.

(d)	FATCA

Sections 1471 through 1474 of the IRC, U.S. Treasury Regulations promulgated thereunder, guidance from the IRS and intergovernmental agreements and subject to further guidance (“FATCA”), foreign financial institutions and certain other foreign entities must report certain information with respect to their U.S. account holders and investors or be subject to withholding at a rate of thirty percent (30%) on the receipt of “withholdable payments.” For this purpose, “withholdable payments” are generally U.S. source payments of fixed or determinable, annual or periodical income (including interest and in the case of the New Equity Interests and New Warrants, any dividends or deemed dividends). FATCA withholding will apply even if the applicable payment would not otherwise be subject to U.S. federal nonresident withholding.

Withholding with respect to the gross proceeds of a disposition of any stock, debt instrument, or other property that can produce U.S.-source dividends or interest has been eliminated under proposed Treasury Regulations, which can be relied on until final regulations become effective.

Each Non-U.S. Holder should consult its own tax advisor regarding the possible impact of these rules on such Non-U.S. Holder’s ownership of the Remaining Exit Term Loans and the New Equity Interests and New Warrants.

(e)	Information Reporting and Withholding

The Debtors, Reorganized Debtors, Distribution Agent and applicable withholding agents will be required to withhold all amounts required by law to be withheld from payments of interest and dividends, whether in connection with distributions under the Plan or in connection with payments made on account of consideration received pursuant to the Plan, and will comply with all applicable information reporting requirements. In the case of a Non-U.S. Holder, the IRS may make the information returns reporting such interest and dividends and withholding available to the tax authorities in the country in which such Non-U.S. Holder is resident. In general, information reporting requirements may apply to distributions or payments under the Plan. All distributions to holders of Allowed Claims under the Plan are subject to any applicable tax withholding. Under U.S. federal income tax law, interest, dividends, and other reportable payments may, under certain circumstances, be subject to “backup withholding” at the then applicable withholding rate (currently twenty-four percent (24%)). Backup withholding generally applies if the holder (a) fails to furnish its social security number or other taxpayer identification number, (b) furnishes an incorrect taxpayer identification number, (c) fails properly to report interest or dividends, or (d) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the tax identification number provided is its correct number and that it is not subject to backup withholding (generally in the form of a properly executed IRS Form W-9 for a U.S. Holder, and, for a Non-U.S. Holder, in the form of a properly executed applicable IRS Form W-8 (or otherwise establishes such Non-U.S. Holder’s eligibility for an exemption). Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions. Holders of Allowed Claims are urged to consult their tax advisors regarding the Treasury Regulations governing backup withholding and whether the transactions contemplated by the Plan would be subject to these Treasury Regulations.

In addition, Treasury Regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, certain transactions that result in the taxpayer claiming a loss in excess of specified thresholds. Holders of Claims subject to the Plan are urged to consult their tax advisors regarding these regulations and whether the transactions contemplated by the Plan would be subject to these regulations and require disclosure on the holders’ tax returns.

THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF SUCH HOLDER’S CIRCUMSTANCES AND INCOME TAX SITUATION. ALL HOLDERS OF CLAIMS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR NON-U.S. TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

[Remainder of page intentionally left blank.]

Article X
CONCLUSION AND RECOMMENDATION

The Debtors believe that Confirmation and Consummation of the Plan is preferable to all other alternatives. Consequently, the Debtors urge all Holders of Claims or Interests entitled to vote with respect to the Plan and to evidence such acceptance by returning their ballots so they will be received by the Solicitation Agent no later than 4:00 p.m. (prevailing Central Time) on [·], 2026.

Dated: June 2, 2026

Respectfully submitted,

Inotiv, Inc.
(on behalf of itself and its affiliated Debtors)

By:	/s/ Beth A. Taylor
	Name:	Beth A. Taylor
	Title:	Chief Financial Officer

Prepared by:

Dated:	June 2, 2026	HUNTON ANDREWS KURTH LLP
Houston, Texas
/s/ Timothy A. (“Tad”) Davidson

Timothy A. (“Tad”) Davidson II (Texas Bar No. 24012503)

Ashley L. Harper (Texas Bar No. 24065272)

Philip M. Guffy (Texas Bar No. 24113705)

600 Travis Street, Suite 4200

Houston, Texas 77002

Telephone: (713) 220-4200

Facsimile: (713) 220-4285

Email: taddavidson@hunton.com

  ashleyharper@hunton.com

  pguffy@hunton.com

ROPES & GRAY LLP

Cristine Pirro Schwarzman (pro hac vice admission pending)

Daniel I. Forman (pro hac vice admission pending)

1211 Avenue of the Americas

New York, New York 10036

Telephone: (212) 596-9000

Facsimile: (212) 596-9090

E-mail: cristine.schwarzman@ropesgray.com

   dan.forman@ropesgray.com

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EXHIBIT A

Plan

IMPORTANT: THIS PLAN OF REORGANIZATION AND THE ACCOMPANYING SOLICITATION MATERIALS HAVE NOT BEEN APPROVED BY THE BANKRUPTCY COURT AS CONTAINING “ADEQUATE INFORMATION” WITHIN THE MEANING OF 11 U.S.C. § 1125(a). FOLLOWING COMMENCEMENT OF SOLICITATION, THE DEBTORS EXPECT TO SEEK AN ORDER OR ORDERS OF THE BANKRUPTCY COURT, AMONG OTHER THINGS: (1) APPROVING THE SOLICITATION OF VOTES AS HAVING BEEN IN COMPLIANCE WITH 11 U.S.C. § 1126(b); AND (2) CONFIRMING THIS PLAN OF REORGANIZATION PURSUANT TO 11 U.S.C. § 1129.

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE Southern district of texas

houston division

In re: Inotiv, Inc., et al., [1] Debtors.	Chapter 11 Case No. 26-[_______] ([___]) (Jointly Administered)

JOINT PREPACKAGED CHAPTER 11 PLAN

OF REORGANIZATION OF INOTIV, INC. AND ITS AFFILIATED DEBTORS

ROPES & GRAY LLP

Cristine Pirro Schwarzman (pro hac vice pending)

Daniel I. Forman (pro hac vice pending)

1211 Avenue of the Americas

New York, New York 10036

Telephone: (212) 596-9000

Facsimile: (212) 596-9090

E-mail: cristine.schwarzman@ropesgray.com

dan.forman@ropesgray.com

Proposed Co-Counsel to the Debtors and Debtors in Possession

HUNTON ANDREWS KURTH LLP
Timothy A. (“Tad”) Davidson II (TX Bar No. 24012503

Phillip M. Guffy (TX Bar No. 24113705)

Kaleb Bailey (TX Bar No. 24136717)
600 Travis Street
Suite 4200
Houston, Texas 77002
Telephone: (713) 220-4200
Email: taddavidson@hunton.com

phillipguffy@hunton.com

kbailey@hunton.com

Proposed Co-Counsel to the Debtors and Debtors in Possession

[1]	The Debtors in these chapter 11 cases, together with the last four digits of each Debtor’s federal tax identification number, are as follows: Inotiv LAMS West Inc. (7130); Inotiv, Inc. (5024); BAS Evansville, Inc. (3157); BASi Gaithersburg, LLC (9967); Bronco Research Services, LLC (2654); Envigo Bioproducts, Inc. (2644); Envigo Global Services Inc. (6521); Envigo Holding I, Inc. (3754); Envigo New Holdco, LLC (9828); Envigo RMS B.V., Inc. (8162); Envigo RMS, LLC (3840); ERPP, Inc. (2545); Histion, LLC (2199); Inotiv Boulder, LLC (9567); Inotiv Nashville, LLC (8480); Inotiv Research Models, LLC (6700); Integrated Laboratory Systems, LLC (3696); Precisium Solutions, LLC (2043); Seventh Wave Laboratories, LLC (3138). The Debtors’ service address is 2701 Kent Avenue, West Lafayette, IN 47906.

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JOINT PREPACKAGED CHAPTER 11 PLAN

OF REORGANIZATION OF INOTIV, INC. AND ITS AFFILIATED DEBTORS

Inotiv, Inc. and its affiliated debtors and debtors in possession in the above-captioned chapter 11 cases (each, a “Debtor” and, collectively, the “Debtors”) propose this joint prepackaged plan of reorganization (this “Plan”) for the resolution of the outstanding Claims against and Interests in the Debtors pursuant to chapter 11 of the Bankruptcy Code. Capitalized terms used in this Plan and not otherwise defined have the meanings ascribed to such terms in Article I hereof.

The Debtors seek to consummate the Restructuring Transactions on the Effective Date of this Plan. Each Debtor is a proponent of this Plan within the meaning of section 1129 of the Bankruptcy Code. The Plan shall apply as a separate Plan for each Debtor, and the classification of Claims and Interests set forth herein shall apply separately for each Debtor.

Reference is made to the accompanying Disclosure Statement for a discussion of the Debtors’ history, businesses, results of operations, historical financial information, projections, and future operations, as well as a summary and analysis of this Plan and certain related matters, including distributions to be made under this Plan.

ALL HOLDERS OF CLAIMS AND INTERESTS ENTITLED TO VOTE ARE STRONGLY ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

Article I.
DEFINED TERMS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME

Section 1.1      Defined Terms.

The following terms shall have the respective meanings specified below when used in capitalized form in this Plan:

1.            “Ad Hoc Groups” means, collectively, the First Lien Ad Hoc Group and the Ad Hoc Noteholder Group.

2.            “Ad Hoc Noteholder Group” has the meaning set forth in the Restructuring Support Agreement.

3.            “Ad Hoc Noteholder Group Fees and Expenses” has the meaning set forth in the Restructuring Support Agreement.

4.            “Administrative Claims” means any and all requests for payment of costs or expenses of the kind specified in section 503(b) or 507(b) of the Bankruptcy Code and entitled to priority under section 507 of the Bankruptcy Code, including, but not limited to: (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Plan Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) Bankruptcy Fees; (c) Allowed Professional Fee Claims; (d) any adequate protection Claim provided for in the DIP Orders; and (e) the Transaction Expenses.

5.            “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code (including non-Debtor Entities) as if the Entity referenced were a Debtor.

6.            “Allowed” means, with respect to a Claim or Interest: (i) any Claim or Interest as to which no objection to allowance has been interposed (either in the Bankruptcy Court or in the ordinary course of business) on or before the applicable time period fixed by applicable non-bankruptcy law or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or as to which any objection has been determined by a Final Order, either before or after the Plan Effective Date, to the extent such objection is determined in favor of the respective Holder; (ii) any Claim or Interest as to which the liability of the Debtors and the amount thereof are determined by a Final Order of a court of competent jurisdiction other than the Bankruptcy Court, either before or after the Plan Effective Date; or (iii) any Claim or Interest expressly deemed Allowed by this Plan. A Claim or Interest that is Allowed shall include a Claim or Interest that is Disputed to the extent such Claim or Interest becomes Allowed after the Plan Effective Date. A Claim that is Allowed shall be net of any valid setoff exercised with respect to such Claim pursuant to the provisions of the Bankruptcy Code and applicable non-bankruptcy law. Unless otherwise specified herein, in section 506(b) of the Bankruptcy Code, or by Final Order of the Bankruptcy Court, a Claim that is Allowed shall not, for purposes of distributions under this Plan, include interest on such Claim accruing from or after the Petition Date.

7.            “Avoidance Actions” means any and all actual or potential avoidance, recovery, subordination, or other Claims, Causes of Action, or remedies that may be brought by or on behalf of the Debtors or their Estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy Law, including Claims, Causes of Action, or remedies under sections 502, 510, 542, 544, 545, 547 through 553, and 724(a) of the Bankruptcy Code or under similar local, state, federal, or foreign statutes and common law, including fraudulent transfer Laws.

8.            “Ballot” means a ballot (electronic or otherwise) accompanying the Disclosure Statement upon which certain Holders of Impaired Claims entitled to vote on this Plan shall, among other things, indicate their acceptance or rejection of this Plan in accordance with this Plan and the procedures governing the solicitation process.

9.            “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as may be amended.

10.            “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas presiding over the Chapter 11 Cases or, in the event of any withdrawal of reference under 28 U.S.C. § 157, the United States District Court for the Southern District of Texas.

11.            “Bankruptcy Fees” means any and all fees or charges assessed against the Debtors’ Estates under section 1930 of title 28 of the United States Code and, to the extent applicable, accrued interest thereon arising under section 3717 of title 31 of the United States Code, or as otherwise agreed by the U.S. Trustee.

12.          “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, promulgated under section 2075 of title 28 of the United States Code, the Official Bankruptcy Forms, or the local rules of the Bankruptcy Court, together with any amendments made thereto subsequent to the Petition Date, to the extent that any such amendments are applicable to the Chapter 11 Cases, and the general, local, and chambers rules of the Bankruptcy Court.

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13.          “Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York, New York.

14.          “Cash” means the legal tender of the United States of America or the equivalent thereof.

15.          “Cash Collateral” has the meaning ascribed to it in section 363(a) of the Bankruptcy Code.

16.          “Causes of Action” means any and all Claims, interests, damages, remedies, causes of action, demands, rights, debts, actions, judgments, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, disputed or undisputed, secured or unsecured, asserted or assertable, direct or derivative, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise, including but not limited to: (a) all rights of setoff, counterclaim, or recoupment and Claims under contracts or for breaches of duties imposed by Law; (b) the right to object to or otherwise contest Claims or Interests; (c) Claims pursuant to sections 362, 510, 542 through 550, or 553 of the Bankruptcy Code; (d) Avoidance Actions; and (e) such Claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code.

17.          “Chapter 11 Cases” means the cases pending for the Debtors under chapter 11 of the Bankruptcy Code in the Bankruptcy Court.

18.          “Claim” has the meaning set forth in section 101(5) of the Bankruptcy Code.

19.          “Claims Register” means the official register of Claims maintained by Kroll Restructuring Administration LLC.

20.          “Class” means a group of Claims or Interests classified together pursuant to section 1122(a)(1) of the Bankruptcy Code.

21.          “Cole Schotz” means Cole Schotz P.C.

22.          “Combined Hearing” means the hearing to be held by the Bankruptcy Court to consider the adequacy of the Disclosure Statement and confirmation of this Plan under sections 1125 and 1129 of the Bankruptcy Code, respectively, as such hearing may be adjourned or continued from time to time.

23.          “Company” means Inotiv, Inc., an Indiana corporation, and all of its direct and indirect subsidiaries.

24.          “Confirmation” means the entry of the Confirmation Order by the Bankruptcy Court on the docket of the Chapter 11 Cases.

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25.          “Confirmation Date” means the date upon which the Confirmation Order is entered on the docket maintained by the Bankruptcy Court pursuant to Bankruptcy Rule 5003.

26.          “Confirmation Order” means the order of the Bankruptcy Court in the Chapter 11 Cases confirming this Plan and approving the Disclosure Statement on a final basis, consistent and in accordance with the Restructuring Support Agreement.

27.          “Consenting First Lien Lenders” has the meaning set forth in the Restructuring Support Agreement.

28.          “Consenting Noteholders” has the meaning set forth in the Restructuring Support Agreement.

29.          “Consenting PIK Noteholders” has the meaning set forth in the Restructuring Support Agreement.

30.          “Consenting Stakeholders” has the meaning set forth in the Restructuring Support Agreement.

31.          “Consenting Unsecured Convertible Noteholders” has the meaning set forth in the Restructuring Support Agreement.

32.          “Consummation” means the occurrence of the Plan Effective Date.

33.          “Cure Cost” means any amount required to cure any monetary default under any Executory Contract or Unexpired Lease (or such lesser amount as may be agreed upon by parties to an Executory Contract or Unexpired Lease) that is assumed by the Debtors pursuant to sections 365 and 1123 of the Bankruptcy Code.

34.          “D&O Liability Insurance Policies” means all insurance policies issued to or providing coverage at any time to the Debtors for directors’, managers’, and officers’ liability existing as of the Petition Date (including any “tail policy”) and all agreements, documents, or instruments relating thereto.

35.          “Debtor Release” means the release set forth in Section 9.3(a) of this Plan.

36.          “Debtors” has the meaning set forth in the introductory paragraph of this Plan.

37.          “Definitive Documents” has the meaning set forth in the Restructuring Support Agreement. For the avoidance of doubt, the Definitive Documents will be subject to the consent rights set forth herein, in the Restructuring Support Agreement, and in the DIP Facility Documents.”

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38.          “DIP Agent” means Acquiom Agency Services LLC, as administrative and collateral agent for the DIP Lenders under the DIP Facility Documents, or any successor agents thereunder.

39.          “DIP Claims” means any and all Claims against the Debtors related to, arising out of, arising under, or arising in connection with the DIP Facility Documents, including all ‘Obligations’ under (and as defined in) the DIP Credit Agreement.

40.          “DIP Credit Agreement” means that certain superpriority secured debtor-in-possession credit agreement that governs the DIP Facility dated on or around the Petition Date, by and among Inotiv, Inc., as borrower, the other Debtors, as guarantors, the lenders party thereto, and the DIP Agent, as may be amended, modified, or supplemented from time to time in accordance with the terms thereof, in each case, consistent and in accordance with the DIP Orders.

41.          “DIP Facility” means the super-priority secured term loan debtor in possession financing facility in an aggregate amount equal to $65.5 million (plus the amount of the Upfront Premium), consisting of (a) “new money” super priority DIP Loans in an aggregate principal amount of $25.0 million, with an initial draw of up to $16.0 million available upon entry of the Interim DIP Order and the remaining amount available upon satisfaction of certain conditions set forth in the DIP Credit Agreement (i.e., not subject to entry of a Final DIP Order) and (b) a “roll up” of $40.5 million of Bridge Facility Delayed Draw Term Loans (as defined in the Prepetition First Lien Credit Agreement).

42.          DIP Facility Documents” means the DIP Credit Agreement, all agreements, notes, instruments, and any other documents delivered pursuant thereto or in connection therewith, including the DIP Agent fee letter, the DIP Motion, and the DIP Orders, together with all documentation executed or delivered in connection therewith as may be amended, modified, or supplemented from time to time, in each case, consistent and in accordance with the DIP Orders.

43.          “DIP Lenders” means the lenders party to the DIP Credit Agreement with respect to the DIP Facility, in their respective capacities as such.

44.          “DIP Loans” means the term loans issued under the DIP Credit Agreement.

45.          “DIP Motion” means the motion filed by the Debtors seeking entry of the DIP Orders, together with any declarations, affidavits, or other documents filed in connection with such motion.

46.          “DIP Orders” means, collectively, the Interim DIP Order, the Final DIP Order, and any other orders sought or entered in the Chapter 11 Cases authorizing debtor in possession financing or the use of Cash Collateral.

47.          “Disallowed” means, with respect to any Claim, a Claim or any portion thereof that: (a) has been disallowed by a Final Order or not otherwise Allowed hereunder; (b) is an Administrative Claim for which no request for payment of an Administrative Claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law or the Plan (though, for the avoidance of doubt, there is no need to file any such request with respect to Administrative Claims that arise in the ordinary course of the Debtors’ business during the Chapter 11 Cases); (c) has been withdrawn by agreement of the Debtors and the Holder thereof; or (d) has been withdrawn by the Holder thereof.

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48.          “Disclosure Statement” means the disclosure statement with respect to this Plan, including all exhibits and schedules thereto, as it may be amended from time to time, that is prepared and distributed in accordance with sections 1125, 1126(b), and 1145 of the Bankruptcy Code, Bankruptcy Rule 3018, other applicable Law, and the DIP Facility Documents.

49.          “Disclosure Statement Order” means the order of the Bankruptcy Court approving the Disclosure Statement, which order may be the Confirmation Order.

50.          “Disputed” means, with respect to any Claim or Interest, except as otherwise provided herein, a Claim or Interest that has not been Allowed or Disallowed.

51.          “Distribution Date” means the date on which Holders of Claims or Interests are eligible to receive distributions under this Plan, which date shall be the Plan Effective Date, or such other date agreed to by the Debtors and the Required Consenting First Lien Lenders.

52.          “DOJ Claims” means the Claims against certain Debtors arising under that certain Plea Agreement, dated June 3, 2024, made by and between the Company, the United States Attorney’s Office for the Western District of Virginia, and the United States Department of Justice.

53.          “DTC” means the Depository Trust Company.

54.          “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

55.          “Equity Security” has the meaning set forth in section 101(16) of the Bankruptcy Code.

56.          “Estate” means, as to each Debtor, the estate created for the Debtor pursuant to section 541 of the Bankruptcy Code upon the commencement of its Chapter 11 Case.

57.          “Exchange Act” means the Securities Exchange Act of 1934, as amended, 15 U.S.C. §§ 78a et seq., as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

58.          “Exculpated Parties” means, collectively, and in each case solely in its capacity as such, to the fullest extent by law: (a) each of the Debtors and their Estates; (b) each Reorganized Debtor; and (c) with respect to the Debtors and Reorganized Debtors, each of their independent directors.

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59.          “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

60.          “Existing Equity Interests” means any Interests in Inotiv, Inc. in existence immediately before the Plan Effective Date.

61.          “Exit Financing Documents” means, collectively, the Exit Term Loan Documents and any Exit RCF Documents.

62.          “Exit Lenders” means the DIP Lenders on the Plan Effective Date and the other lenders from time to time under the Exit Term Loan Facility and the Exit RCF, including their designees, successors, and permitted assigns, in each case, in their capacities as such.

63.          “Exit Premium” has the meaning set forth in the DIP Credit Agreement.

64.          “Exit RCF”  means a revolving or asset-based credit facility entered into by the Reorganized Debtors on the Plan Effective Date with the Required Consenting First Lien Lenders’ consent, if any, on the terms and conditions set forth in the Exit RCF Documents.

65.          “Exit RCF Documents” means, to the extent applicable, the agreements memorializing the Exit RCF, including any amendments, modifications, supplements thereto, and together with any related notes, certificates, agreements, intercreditor agreements, security agreements, mortgages, deeds of trust, documents, and instruments (including any amendments, restatements, supplements, or modifications of any of the foregoing) related to or executed in connection therewith.

66.          “Exit Term Loans” means the term loans issued under the Exit Term Loan Facility.

67.          “Exit Term Loan Documents” means the agreements memorializing the Exit Term Loan Facility, including any amendments, modifications, supplements thereto, and together with any related notes, certificates, agreements, intercreditor agreements, security agreements, mortgages, deeds of trust, documents, and instruments (including any amendments, restatements, supplements, or modifications of any of the foregoing) related to or executed in connection therewith.

68.          “Exit Term Loan Facility” means the senior secured first lien term loan facility to be entered into by the Reorganized Debtors on the Plan Effective Date in an aggregate principal amount of $150 million (including paid-in-kind interest, fees, OID, or premiums to be earned and capitalized upon issuance) on the terms and conditions set forth in the Exit Term Loan Documents.

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69.          “Federal Judgment Rate” means the federal judgment rate in effect as of the Petition Date.

70.          “Final DIP Order” means an order of the Bankruptcy Court approving the DIP Facility on a final basis.

71.          “Final Order” means, as applicable, an order, ruling, or judgment of the Bankruptcy Court or any other court of competent jurisdiction, as applicable, which has not been reversed, vacated, or stayed and as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or motion for reargument or rehearing is pending, or as to which any right to appeal, petition for certiorari, reargue, or rehear has been waived in writing or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court, or other court of competent jurisdiction (as applicable) has been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing has been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing has expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable state or provincial court rules of civil procedure, may be filed with respect to such order, ruling, or judgment shall not cause an order, ruling, or judgment not to be a Final Order.

72.          “First Lien Ad Hoc Group” has the meaning set forth in the Restructuring Support Agreement.

73.          “First Lien Ad Hoc Group Advisors” means (i) Davis Polk & Wardwell LLP, (ii) Haynes and Boone, LLP, (iii) Berkeley Research Group, LLC, and (iv) any consultants or other professionals retained by the First Lien Ad Hoc Group in connection with the Restructuring Transactions.

74.          “First Lien Ad Hoc Group Fees and Expenses” has the meaning set forth in the Restructuring Support Agreement.

75.          “First Lien Lenders” means the holders of Prepetition Term Loans.

76.          “Funded Reserve Account” has the meaning set forth in the DIP Orders.

77.          “General Unsecured Claims” means any prepetition, unsecured Claim against any Debtor that is not an Administrative Claim, Other Secured Claim, Priority Tax Claim, Other Priority Claim, Prepetition First Lien Claim, Prepetition PIK Notes Claim, Prepetition Unsecured Convertible Notes Claim, DOJ Claim, Section 510(b) Claim, or Intercompany Claim, or any Claim that is secured, subordinated, or otherwise entitled to priority under the Bankruptcy Code.

78.          “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

79.          “Holder” means the beneficial holder of, or investment advisor, sub-advisor, or manager of discretionary accounts or funds that beneficially hold, any Claim or Interest.

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80.          “Impaired” means, with respect to a Claim or Interest, such Claim or Interest that falls within a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

81.          “Indemnification Obligation” means the Debtors’ obligations to indemnify, reimburse, or otherwise hold financially harmless the Indemnified Parties with respect to or based upon any act or omission taken or omitted in any of the relevant capacities, or for or on behalf of the Debtors, pursuant to and to the maximum extent provided by the Debtors’ certificates of incorporation, certificates of formation, bylaws and similar corporate documents, as in effect as of immediately prior to the Plan Effective Date.

82.          “Indemnified Parties” means, solely in their capacities as such, the Debtors’ current and former directors, officers, managers, employees, attorneys, other professionals, and agents, and such current and former directors’, officers’, managers’, and employees’ respective Affiliates to the extent set forth herein, that were employed or served in such capacity on or after the Petition Date and that are owed Indemnification Obligations by the Debtors; provided, that Indemnified Parties shall not include legal Entities that are direct or indirect non-Debtor shareholders of the Debtors, other than the Debtors’ employees, directors, or officers, in their capacities as such, and solely to the extent that such individuals are owed Indemnification Obligations.

83.          “Insurance Policies” means all insurance policies, including all D&O Liability Insurance Policies, that have been issued at any time that provide coverage, benefits, or proceeds to the Debtors (or their predecessors) and all agreements, documents, or instruments relating thereto.

84.          “Intercompany Claims” means any and all Claims against a Debtor held by any other Debtor or any direct or indirect subsidiary of a Debtor.

85.          “Intercompany Interests” means any Interests in any Company Party other than Inotiv, Inc.

86.          “Interests” means any Equity Security or other ownership interest in any Debtor, including any and all issued, unissued, authorized, or outstanding shares of common stock, preferred stock, membership, limited liability company interests (whether certificated or uncertificated), or partnership interests, or other instrument evidencing an ownership interest in any Debtor, whether or not transferable, including any warrants, options, restricted stock units, equity appreciation rights, restricted equity, phantom equity, equity-based awards or contractual rights to purchase, subscribe for or acquire such equity interests at any time and all rights arising with respect thereto (in each case, whether or not arising under or in connection with any employment agreement).

87.          “Interim DIP Order” means an order of the Bankruptcy Court approving the DIP Facility on an interim basis.

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88.          “Investigation” means the investigation being conducted by the Special Committee with respect to any potential Claims or Causes of Action that may be asserted by or on behalf of the Debtors or their Estates.

89.          “Law” means any federal, state, local, or foreign “law” (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court).

90.          “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

91.          “Management Incentive Plan” means a management incentive plan of the Reorganized Parent to be implemented on or after the Plan Effective Date, which may make available to the Company’s employees and directors, a pool of up to 10% of the New Equity Interests, on a fully diluted basis (assuming the New Warrants are treated as having been fully exercised), which, including with respect to amount, form, participation, and vesting, shall be determined by the Reorganized Parent’s New Board and which shall be in form and substance reasonably acceptable to the Debtors and Required Consenting First Lien Lenders and filed with the Plan Supplement.

92.          “Milestones” means the milestones set forth in the Restructuring Support Agreement.

93.          “New Boards” means the initial boards of directors (or similar governing body) of the Company (including the Reorganized Debtors) (and all committees thereof), the size and composition of which shall be determined in accordance with the New Organizational Documents.

94.          “New Equity Interests” means the equity interests of the Reorganized Parent authorized under the New Organizational Documents and issued pursuant to this Plan on the Plan Effective Date.

95.          “New Money DIP Loans” means ‘New Money Loans,’ as defined in the DIP Credit Agreement.

96.          “New Organizational Documents” means any document with respect to the governance of any of the Reorganized Parent and its subsidiaries following the consummation of the Restructuring Transactions, and any certificates of formation, charters, certificates or articles of incorporation, bylaws, operating agreements, limited liability company agreements, documentation governing, or required to issue or distribute, the New Equity Interests, or other applicable organizational documents or charter documents and any shareholder agreement or other shareholder documents, including any amended or amended and restated versions thereof.

97.          “New Warrant Documents” means the documents governing the New Warrants.

98.          “New Warrants” means the warrants to be issued by the Reorganized Parent on the Plan Effective Date, exercisable into New Equity Interests on the terms set forth in the New Warrant Documents.

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99.          “Non-Voting Classes” means Classes 1, 2, 4, 7, 8, 9, 10, and 11 of this Plan.

100.          “Notes Recovery” means (a) 7% of the New Equity Interests, on a fully diluted basis, subject to dilution on account of the New Warrants and the Management Incentive Plan, and (b) the New Warrants.

101.          “Opt-In Form” means the form by which Holders of Claims and Interests in Non-Voting Classes deemed to reject the Plan may opt-in to becoming a Releasing Party by checking the applicable box on such form.

102.        “Opt-Out Form” means the form by which Holders of Claims and Interests in Non-Voting Classes that are Unimpaired under this Plan may opt-out of becoming a Releasing Party by checking the applicable box on such form.

103.        “Other Priority Claims” means any Claim (other than an Administrative Claim or a Priority Tax Claim) against any of the Debtors entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

104.        “Other Secured Claims” means any Secured Claim against any of the Debtors that is not a DIP Claim or a Prepetition First Lien Claim. For the avoidance of doubt, for purposes of the Plan, the Prepetition PIK Notes Claims are not Secured Claims.

105.        “Paul, Weiss” means Paul, Weiss, Rifkind, Wharton & Garrison LLP.

106.        “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

107.        “Petition Date” means the date on which the Debtors filed petitions for relief commencing the Chapter 11 Cases.

108.        “Plan” means this joint prepackaged plan of reorganization filed by the Debtors under chapter 11 of the Bankruptcy Code that embodies the Restructuring Transactions, including all exhibits and schedules to this Plan, and any Plan Supplement, as they may be amended, supplemented or modified from time to time in accordance with the terms hereof, the terms of the Restructuring Support Agreement (including the consent rights therein), the Bankruptcy Code, and the Bankruptcy Rules.

109.        “Plan Effective Date” means the date upon which all conditions precedent to the effectiveness of this Plan set forth in Section 8.1 hereof have been satisfied or waived in accordance with the terms of this Plan, and on which the Restructuring Transactions become effective or are consummated.

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110.            “Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to this Plan, as the same may be amended, modified, or supplemented, which may include, without limitation, the following (or summaries of the material terms thereof): (a) the identity of the known members of the New Boards and the nature and compensation for any director who is an ‘insider’ under the Bankruptcy Code; (b) the New Organizational Documents; (c) the Management Incentive Plan; (d) the Schedule of Retained Causes of Action; (e) the Schedule of Rejected Executory Contracts and Unexpired Leases, if any; (f) the Exit Financing Documents; (g) the New Warrant Documents; (h) the Restructuring Transactions Memorandum, if any; (i) all exhibits, attachments, supplements, annexes, schedules, and ancillary documents related to each of the foregoing; and (j) any additional documents filed with the Bankruptcy Court before the Plan Effective Date as additional documents or amendments to the Plan Supplement.

111.            “Private Securities” has the meaning set forth in Section 4.14 of this Plan.

112.            “Prepetition Agent” has the meaning set forth in the Restructuring Support Agreement.

113.            “Prepetition First Lien Claims” has the meaning set forth in the Restructuring Support Agreement.

114.            “Prepetition First Lien Credit Agreement” has the meaning set forth in the Restructuring Support Agreement.

115.            “Prepetition First Lien Lenders” has the meaning set forth in the Restructuring Support Agreement.

116.            “Prepetition Noteholder” has the meaning set forth in the Restructuring Support Agreement.

117.            “Prepetition Notes Claims” has the meaning set forth in the Restructuring Support Agreement.

118.            “Prepetition PIK Notes” has the meaning set forth in the Restructuring Support Agreement.

119.            “Prepetition PIK Notes Claims” has the meaning set forth in the Restructuring Support Agreement..

120.            “Prepetition PIK Notes Indenture” has the meaning set forth in the Restructuring Support Agreement.

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121.            “Prepetition PIK Noteholder” has the meaning set forth in the Restructuring Support Agreement.

122.            “Prepetition Term Loans” has the meaning set forth in the Restructuring Support Agreement.

123.            “Prepetition Unsecured Convertible Noteholder” has the meaning set forth in the Restructuring Support Agreement.

124.            “Prepetition Unsecured Convertible Notes” has the meaning set forth in the Restructuring Support Agreement.

125.            “Prepetition Unsecured Convertible Notes Claims” has the meaning set forth in the Restructuring Support Agreement.

126.            “Prepetition Unsecured Convertible Notes Indenture” has the meaning set forth in the Restructuring Support Agreement.

127.            “Priority Tax Claims” means any and all Claims against a Debtor of the kind specified in section 507(a)(8) of the Bankruptcy Code.

128.            “Professional Fee Claims” means any and all Claims of a Retained Professional against a Debtor seeking a payment of compensation for services rendered or reimbursement of expenses incurred on or as of the Petition Date and through and including the Plan Effective Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code. To the extent that the Bankruptcy Court denies or reduces by a Final Order any amount of a Retained Professional’s fees or expenses, then the amount by which such fees or expenses are reduced or denied shall reduce the applicable Professional Fee Claim.

129.            “Professional Fee Escrow Account” means an interest-bearing escrow account in an amount equal to the Professional Fee Reserve Amount to be funded and maintained by the Reorganized Debtors on and after the Plan Effective Date solely for the purpose of paying all Allowed and unpaid Professional Fee Claims, which account may be the Funded Reserve Account.

130.            “Professional Fee Reserve Amount” means the aggregate accrued and unpaid Professional Fee Claims through the Plan Effective Date as reasonably estimated by the Retained Professionals in good faith (which estimates shall be provided to counsel to the Debtors and Consenting First Lien Lenders at least three Business Days prior to the anticipated Plan Effective Date) in accordance with Article II of this Plan.

131.            “Pro-Rata Share” means with respect to any distribution on account of any Allowed Claim in any Class, a distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Allowed Claim bears to the aggregate amount of all Allowed Claims in such Class.

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132.            “Proof of Claim” has the meaning set forth in Bankruptcy Rule 3001, or a motion or request for payment of fees, costs, or expenses made pursuant to section 503 of the Bankruptcy Code filed in the Chapter 11 Cases.

133.            “Reinstated” or “Reinstatement” mean, with respect to Claims and Interests, the treatment provided for in section 1124 of the Bankruptcy Code.

134.            “Related Parties” means, to the fullest extent permitted by law, with respect to any Entity, such Entity’s predecessors, successors, assigns, and Affiliates (whether by operation of Law or otherwise) and subsidiaries, and each of their respective managed accounts or funds, affiliated investment funds or investment vehicles, and each of their respective current and former equity holders (regardless of whether such equity interests are held directly or indirectly), officers, directors, managers, principals, shareholders, members, partners, limited partners, general partners, participants, employees, agents, advisory board members, financial advisors, attorneys, accountants, actuaries, investment bankers, consultants, representatives, management companies, fund advisors, fiduciaries, trustees, direct and indirect parent Entities, “controlling persons” (within the meaning of the federal securities law), heirs, administrators and executors, current, former, and future associated entities, managed or advised entities, accounts or funds, and other professionals, in each case acting in such capacity whether current or former, including in their capacity as directors of the Company, as applicable.

135.            “Released Parties” means, collectively, and in each case solely in its capacity as such: (a) each Debtor; (b) each Reorganized Debtor; (c) each Consenting First Lien Lender; (d) each Consenting PIK Noteholder; (e) each Consenting Unsecured Convertible Noteholder; (f) each DIP Lender; (g) the DIP Agent; (h) the Trustee; (i) the Prepetition Agent; (j) each current and former Affiliate of each Entity in clauses (a) through clause (i); and each Related Party of each Entity in clauses (a) through clause (j); provided, however, that, in each case, an Entity shall not be a Released Party if it: (x) elects to opt out of the Third-Party Release; or (y) timely objects to the Third-Party Release and such objection is not withdrawn or otherwise resolved before the Confirmation Order is entered. For the avoidance of doubt and notwithstanding anything herein to the contrary, no non-Releasing Party shall be a Released Party under the Plan.

136.            “Releases” means the releases given by the Releasing Parties to the Released Parties under Article IX hereof.

137.            “Releasing Parties” means, collectively, and in each case solely in its capacity as such, (a) each Released Party; (b) each Estate; (c) each Holder of Claims who (i) votes to accept the Plan, (ii) is presumed to accept the Plan, (iii) is entitled to vote on the Plan and abstains from doing so, or (iv) votes to reject the Plan and, in each case, does not affirmatively opt out of the Third-Party Release by checking the applicable box on its Opt-Out Release Form or Ballot, in accordance with the procedures set forth in the Scheduling Order; (d) all Holders of Claims and Interests who are deemed to reject this Plan and who, in each case, affirmatively opt in to the Third-Party Release by checking the applicable box on their Opt-In Release Form indicating that they opt to grant the Third-Party Release in accordance with the procedures set forth in the Scheduling Order; and (e) each Related Party of each Entity in clauses (a) through (d), solely to the extent such Related Party (i) would be obligated to grant a release under the principles of agency if it were so directed by the Entity in the foregoing clauses (a) through (d) to whom they are related, or (ii) may assert Claims or Causes of Action on behalf of or in a derivative capacity by or through an Entity in the foregoing clauses (a) through (d). For the avoidance of doubt, an Entity shall not be a Releasing Party if such Entity timely and properly opts out of, or does not opt in to, as applicable, the Third-Party Release or timely objects to the Third-Party Release, either through formal objection filed on the docket of the Chapter 11 Cases or informal objection provided to the Debtors in writing, including by electronic mail, and such objection is not resolved or withdrawn from the docket of the Chapter 11 Cases or in writing, including via electronic mail, as applicable, before Confirmation. For the avoidance of doubt, (y) no Holder of Claims or Interests that is deemed to reject the Plan shall be a Releasing Party unless such Holder affirmatively opts in to the Third-Party Release and (z) any opt-out election made by a Consenting Stakeholder in any capacity in contravention of the Restructuring Support Agreement is void ab initio.

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138.            “Remaining Case” has the meaning set forth in Section 11.19(a) of this Plan.

139.            “Remaining Exit Term Loans” means the Exit Term Loans that are not provided to the DIP Lenders in satisfaction of DIP Claims.

140.            “Reorganized Debtors” means, collectively, the Debtors and any successors thereto, by merger, consolidation, or otherwise, including, without limitation, the Reorganized Parent, as reorganized on or after the Plan Effective Date, in accordance with this Plan.

141.            “Reorganized Parent” means as determined by the Debtors with the express consent of the Required Consenting First Lien Lenders, either (a) Inotiv, Inc., as reorganized pursuant to and under this Plan, or any successor or assign thereto by merger, consolidation, reorganization, or otherwise, or (b) a new Entity that may be formed or caused to be formed to, among other things, directly or indirectly acquire substantially all of the assets or equity of the Company and issue the New Equity Interests to be distributed pursuant to this Plan, in each case, on and after the Plan Effective Date.

142.            “Required Consenting First Lien Lenders” has the meaning set forth in the Restructuring Support Agreement.

143.            “Required Consenting Noteholders” has the meaning set forth in the Restructuring Support Agreement.

144.            “Residual Fee Escrow Interest” has the meaning set forth in Section 2.3(b) of this Plan.

145.            “Restructuring Support Agreement” means that certain Restructuring Support Agreement, dated as of June 2, 2026, by and among the Company Parties and the Consenting Stakeholders, including all exhibits, annexes, and schedules thereto, as may be further amended, modified, or supplemented from time to time, in accordance with its terms.

146.            “Restructuring Transactions” means the transactions necessary to complete this Plan, as further described in the Restructuring Support Agreement and Section 4.3 hereof.

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147.            “Restructuring Transactions Memorandum” means a document setting forth the material components of the transactions that are required to effectuate the Restructuring Transactions contemplated by the Restructuring Support Agreement and this Plan, including any “restructuring steps memo,” “tax steps memo,” or other document describing steps to be taken and the related tax considerations in connection with the Restructuring Transactions, which document may be included in the Plan Supplement.

148.            “Retained Causes of Action” has the meaning set forth in Section 4.21(a) of this Plan.

149.            “Retained Professional” means an Entity: (a) employed in these Chapter 11 Cases pursuant to a Final Order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Plan Effective Date pursuant to (i) sections 327, 328, 329, 330, or 331 of the Bankruptcy Code or (ii) an order entered by the Bankruptcy Court authorizing such retention; or (b) for which compensation and reimbursement has been Allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code, provided, that, that "Retained Professional" shall not include any professional retained pursuant to section 327(e) of the Bankruptcy Code.

150.            “RSA Execution Date” means the date upon which the Restructuring Support Agreement is made and entered into by and among the Company Parties, the Consenting First Lien Lenders, and the Consenting Noteholders.

151.            “Schedule of Rejected Executory Contracts and Unexpired Leases” means the schedule of certain Executory Contracts and Unexpired Leases to be rejected by the Debtors pursuant to this Plan, if any.

152.            “Schedule of Retained Causes of Action” means the schedule of certain Causes of Action of the Debtors that are not released, waived, exculpated, or transferred pursuant to this Plan, as the same may be amended, modified, or supplemented from time to time.

153.            “Scheduling Motion” means a motion seeking entry of the Scheduling Order, consistent and in accordance with the Restructuring Support Agreement.

154.            “Scheduling Order” means an order (a) scheduling deadlines, hearings, and other dates with respect to Plan solicitation and confirmation and (b) approving the Solicitation Materials and related procedures, in each case, on a final basis, and consistent and in accordance with the Restructuring Support Agreement.

155.            “Section 510(b) Claims” means any Claim or Cause of Action against any Debtor (i) arising from rescission of a purchase or sale of shares, notes, or any other securities of any Debtor or any Affiliate thereof, (ii) for damages arising from the purchase or sale of any such security, (iii) for violations of the securities laws, misrepresentations, or any similar Claims related to the foregoing or otherwise subject to subordination under section 510(b) of the Bankruptcy Code, (iv) for reimbursement, contribution, or indemnification allowed under section 502 of the Bankruptcy Code on account of any such Claim, including Claims based upon allegations that a Debtor made false and misleading statements or engaged in other deceptive acts in connection with the offer or sale of securities, or (v) for attorneys’ fees, other charges, or costs incurred on account of any of the foregoing Claims or Causes of Action.

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156.            “Secured Claims” means any and all Claims against any of the Debtors that are secured by a Lien on, or security interest in, property in which any of the Debtors has an interest, or that has the benefit of rights of setoff under section 553 of the Bankruptcy Code, which Lien or right of setoff, as the case may be, is valid, perfected, and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy law, but only to the extent of the value of the Holder’s interest in the Debtors’ interest in such property, or to the extent of the amount subject to setoff, which value shall be determined as provided in section 506 of the Bankruptcy Code. For the avoidance of doubt, for purposes of the Plan, the Prepetition PIK Notes Claims are not Secured Claims.

157.            “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

158.            “Security” has the meaning set forth in section 101(49) of the Bankruptcy Code.

159.            “Solicitation Agent” means Kroll Restructuring Administration LLC in its capacity as the proposed solicitation agent for the Debtors.

160.            “Solicitation Materials” means the solicitation materials to accompany the Disclosure Statement (or to be sent to non-voting creditors in lieu of the Disclosure Statement), consistent and in accordance with the Restructuring Support Agreement, including (i) the Ballot and applicable voting instructions, (ii) the Disclosure Statement and all exhibits thereto, including this Plan, (iii) the Opt-Out Form, (iv) the Opt-In Form, and (v) any other documents necessary to effect or approve the solicitation of votes with respect to the Restructuring Transactions to be consummated pursuant to this Plan, each of which shall be in form and substance as set forth in, and consistent with, the Restructuring Support Agreement.

161.            “Special Committee” means the special committee of the board of directors or managers, as applicable, of each of the Debtors, formed to investigate potential Claims and Causes of Action on behalf of the Debtors and their Estates.

162.            “Stamp or Similar Tax” means any stamp tax, recording tax, personal property tax, conveyance fee, intangibles or similar tax, real estate transfer tax, sales tax, use tax, transaction privilege tax, privilege taxes, and other similar taxes imposed or assessed by any Governmental Unit.

163.            “Third-Party Release” means the release set forth in Section 9.3(b) of this Plan.

164.            “Transaction Expenses” means, collectively, the First Lien Ad Hoc Group Fees and Expenses and the Ad Hoc Noteholder Group Fees and Expenses, and the reasonable and documented prepetition and postpetition fees and out-of-pocket expenses incurred or accrued by the Prepetition Agent, the DIP Agent, the DIP Lenders, and the Trustee; in each case, without further order of, or application to, the Bankruptcy Court by such consultant or professionals, including the requirement for the filing of retention applications, fee applications, or any other applications in the Chapter 11 Cases.

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165.            “Trustee” means U.S. Bank Trust Company, National Association, and its successors and assigns, in its capacity as trustee under the Prepetition PIK Notes Indenture and the Prepetition Unsecured Convertible Notes Indenture, as applicable.

166.            “Upfront Premium” has the meaning set forth in the DIP Credit Agreement.

167.            “U.S. Trustee” the Office of the United States Trustee for the Southern District of Texas.

168.            “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

169.            “Unimpaired” means, with respect to any Claim or Interest, such Claim or Interest that is not Impaired.

Section 1.2     Rules of Interpretation and Computation of Time.

(a)            For purposes herein: (i) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (ii) unless otherwise specified, any reference herein to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (iii) unless otherwise specified, any reference herein to an existing document or exhibit having been filed or to be filed shall mean that document or exhibit, as it may thereafter be amended, restated, amended and restated, supplemented, waived or otherwise modified; (iv) unless otherwise specified, all references herein to “Articles” and “Sections” are references to Articles and Sections, respectively, of this Plan; (v) the words ‘‘herein,’’ “hereof,” and ‘‘hereto’’ refer to this Plan in its entirety rather than to a particular portion of this Plan; (vi) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitations, and shall be deemed to be followed by the words “without limitation”; (vii) references to “shareholders,” “directors,” or “officers” shall also include “members” or “managers,” as applicable, as such terms are defined under the applicable state limited liability company Laws; (viii) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; and (ix) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply.

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(b)            The provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein, unless otherwise provided for herein.

(c)            All references in this Plan to monetary figures refer to currency of the United States of America, unless otherwise expressly provided.

(d)            Except as otherwise specifically provided in the Plan to the contrary, or unless the context requires otherwise, references herein to the Debtors or the Reorganized Debtors (including the use of “(Reorganized) Debtors” shall be deemed to be written as “the Debtors or the Reorganized Debtors, as applicable.”

Section 1.3     Consent Rights.

The Plan (including the Plan Supplement) and all other Definitive Documents, including any amendments, restatements, supplements, or other modifications thereto, and any consents, waivers, or other deviations thereunder or therefrom, shall be acceptable to the Required Consenting First Lien Lenders and the Required Lenders (as defined in the DIP Credit Agreement) and solely to the extent set forth in the Restructuring Support Agreement, the Required Consenting Noteholders.

Notwithstanding anything to the contrary herein, the Confirmation Order, or the Disclosure Statement (in each case, without giving effect to the exhibits and other attachments thereto), all consent, consultation, and approval rights set forth in the Restructuring Support Agreement and the DIP Facility Documents are incorporated herein by reference (including to the applicable definitions in Section 1.1) and are fully enforceable as if stated in full herein, and all such documents shall be consistent with the Restructuring Support Agreement in all respects. Without limiting the generality of the foregoing, any document or deliverable referenced in this Plan shall be subject to the applicable consent rights of and right to be cooperated in good-faith and coordinated with the Required Consenting Stakeholders in accordance with the Restructuring Support Agreement regardless of whether or not expressly stated herein. In case of a conflict with respect to consent, consultation, or approval rights between the Restructuring Support Agreement or a Definitive Document, on the one hand, and the Plan, on the other hand, the former shall control and govern.

Article II.
UNCLASSIFIED CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims (including Professional Fee Claims and DIP Claims), and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims and Interests set forth in Article III hereof.

Section 2.1      Administrative Claims.

This Section 2.1 only applies to Administrative Claims that are not DIP Claims, Transaction Expenses, Bankruptcy Fees, or Professional Fee Claims.

(a)            Unless otherwise agreed to by the Holder of an Allowed Administrative Claim and the Debtors or the Reorganized Debtors, as applicable, to the extent an Administrative Claim has not already been paid in full, Reinstated, or otherwise satisfied during the Chapter 11 Cases, each Holder of an Allowed Administrative Claim shall receive in full and final satisfaction of its Allowed Administrative Claim an amount of Cash equal to the unpaid portion of such Allowed Administrative Claim in accordance with the following: (i) if such Administrative Claim is Allowed on or prior to the Plan Effective Date, on the Plan Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Administrative Claim becomes due or as soon as reasonably practicable thereafter); (ii) if such Administrative Claim is Allowed after the Plan Effective Date, on the date such Administrative Claim is Allowed or as soon as reasonably practicable thereafter (or, if not then due, when such Administrative Claim is due or as soon as reasonably practicable thereafter); (iii) at such time and upon such terms as may be agreed upon by the Holder of such Allowed Administrative Claim and the Debtors or the Reorganized Debtors, as applicable (in each case, with the reasonable consent of the Required Consenting First Lien Lenders); or (iv) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court.

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(b)            Requests for payment of Administrative Claims need not be filed on the docket of the Chapter 11 Cases for Administrative Claims that (i) relate to post-petition ordinary course operations (ii) previously have been Allowed by Final Order of the Bankruptcy Court or pursuant to this Section 2.1, or (iii) the (Reorganized) Debtors (with the reasonable consent of the Required Consenting First Lien Lenders) have otherwise agreed in writing (email being sufficient) do not require such a filing.

(c)            The Reorganized Debtors may settle Administrative Claims in the ordinary course of business without further Bankruptcy Court approval. The Debtors or the Reorganized Debtors, as applicable, may also choose to object to any Administrative Claim no later than ninety (90) days after the Plan Effective Date, subject to extensions by the Bankruptcy Court, agreement in writing of the parties, or on motion of a party in interest approved by the Bankruptcy Court. Unless the Debtors or the Reorganized Debtors (or other party with standing) objects to a timely-filed and properly served Administrative Claim, such Administrative Claim shall be deemed Allowed in the amount requested. In the event that the Debtors or the Reorganized Debtors (or other party with standing) objects to an Administrative Claim, the parties may confer to try to reach a settlement and, failing that, the Bankruptcy Court shall determine whether such Administrative Claim should be allowed and, if so, in what amount.

Section 2.2     Priority Tax Claims.

Except to the extent that a Holder of an Allowed Priority Tax Claim (to the extent unpaid) agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code. To the extent any Allowed Priority Tax Claim is not due and owing on or before the Plan Effective Date, such Claim shall be paid on or before the later of (i) the date agreed by and between the Debtors or the Reorganized Debtors and the Holder of such Allowed Priority Tax Claim, (ii) when such Allowed Priority Tax Claim becomes due and payable under applicable non-bankruptcy Law, or (iii) in the ordinary course of business. On the Plan Effective Date, any Liens securing any Allowed Priority Tax Claims shall be deemed released, terminated, and extinguished, in each case without further notice to or order of the Bankruptcy Court, act, or action under applicable law, regulation, order or rule, or the vote, consent, authorization, or approval of any Entity. The Reorganized Debtors shall have the right to pay any Allowed Priority Tax Claim or any remaining balance of an Allowed Priority Tax Claim (together with accrued but unpaid interest) in full at any time on or after the Effective Date without premium or penalty.

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Section 2.3     Professional Fee Claims.

(a)            All final requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses must be filed no later than the first Business Day that is sixty (60) days after the Plan Effective Date. After notice and a hearing in accordance with applicable Law, including any procedures established by the Bankruptcy Code and prior Bankruptcy Court orders, the Allowed amounts of such Professional Fee Claims shall be determined by the Bankruptcy Court.

(b)            On or before the Plan Effective Date, the (Reorganized) Debtors shall establish (if not already established) and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount, which account shall either be the Funded Reserve Account or, if not the Funded Reserve Account, shall first be funded utilizing Cash remaining in the Funded Reserve Account after satisfaction and discharge of all DIP Claims. The Professional Fee Escrow Account shall be maintained in trust solely for the benefit of the Retained Professionals, and such funds shall not be considered property of the Debtors’ Estates, the Debtors, or the Reorganized Debtors. Subject to the last sentence of this Section 2.3(b), no Liens, Claims, or Interests shall encumber the Professional Fee Escrow Account in any way; provided that Liens granted pursuant to the DIP Facility Documents and Exit Financing Documents, as applicable, shall encumber amounts in the Professional Fee Escrow Account constituting the Residual Fee Escrow Interest. The Reorganized Debtors shall be obligated to pay Allowed Professional Fee Claims in excess of the Professional Fee Reserve Amount, if any. The amount of Professional Fee Claims owing to the Retained Professionals shall be paid in Cash to such Retained Professionals from funds held in the Professional Fee Escrow Account when such Professional Fee Claims are Allowed by a Final Order of the Bankruptcy Court; provided that in the event the Professional Fee Reserve Amount is insufficient to satisfy the Professional Fee Claims, the (Reorganized) Debtors shall be required to satisfy the Allowed amounts of the remainder of any outstanding Professional Fee Claims. When all such Allowed amounts owing to Retained Professionals have been paid in full, any remaining amount in the Professional Fee Escrow Account (the “Residual Fee Escrow Interest”) shall promptly revert to the Reorganized Debtors without any further action or order of the Bankruptcy Court or any other Entity. For the avoidance of doubt, the Debtors’ and Reorganized Debtors’ obligations with respect to Professional Fee Claims shall not be limited nor be deemed limited in any way to the balance of funds held in the Professional Fee Escrow.

(c)            The Retained Professionals shall reasonably estimate in good faith their accrued Professional Fee Claims prior to and as of the Plan Effective Date and shall deliver such estimate to the Debtors and Consenting First Lien Lenders no later than three (3) Business Days before the anticipated Plan Effective Date; provided that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Retained Professional. If a Retained Professional does not provide such estimate, the (Reorganized) Debtors and Consenting First Lien Lenders may estimate the unbilled fees and expenses of such Retained Professional; provided that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Retained Professional. The Professional Fee Reserve Amount shall be deposited into the Professional Fee Escrow Account on or prior to the Plan Effective Date. The Reorganized Debtors shall use Cash on hand to increase the amount held in the Professional Fee Escrow Account to the extent fee applications are filed after the Plan Effective Date in excess of the amount held in the Professional Fee Escrow Account based on such estimates.

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(d)            From and after the Confirmation Date, but prior to the Plan Effective Date, any requirement that Retained Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors or Reorganized Debtors (as applicable) may employ and pay any Retained Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court (but subject to the Approved Budget). On and after the Plan Effective Date, the Reorganized Debtors shall pay in Cash the reasonable and documented legal, professional, or other fees and expenses incurred by the Debtors or the Reorganized Debtors (as applicable) after the Confirmation Date but prior to the Plan Effective Date in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, except as otherwise specifically provided in this Plan. The Reorganized Debtors shall pay, within ten (10) Business Days after submission of a detailed invoice to the Reorganized Debtors, such reasonable Claims for compensation or reimbursement of expenses incurred by the Retained Professionals of the Debtors after the Confirmation Date but prior to the Plan Effective Date. If the Debtors or Reorganized Debtors (as applicable) dispute the reasonableness of any such invoice, the Debtors or Reorganized Debtors (as applicable) or the affected professional may submit such dispute to the Bankruptcy Court for a determination of the reasonableness of any such invoice, and the disputed portion of such invoice shall not be paid until the dispute is resolved.

Section 2.4     DIP Claims.

(a)            The DIP Claims shall be Allowed Claims in the full amount outstanding under the DIP Credit Agreement as of the Plan Effective Date, including principal, interest, fees, premiums, costs, other charges, and expenses, and all other obligations related to the DIP Facility arising under the DIP Credit Agreement, including, for the avoidance of doubt, the Exit Premium and Upfront Premium.

(b)            Notwithstanding anything to the contrary herein, except to the extent that a Holder of an Allowed DIP Claim agrees to less favorable treatment, on the Plan Effective Date, the Holders of all Allowed DIP Claims, in full and final satisfaction, settlement, release, and discharge of and in exchange for all such DIP Claims, shall receive either Cash or Exit Term Loans issued under the Exit Term Loan Facility in an aggregate outstanding principal amount equal to the principal amount of the DIP Loans outstanding under the DIP Facility Documents on the Plan Effective Date (including (A) the amount of the Upfront Premium paid in-kind in the form of DIP Loans upon the closing of the DIP Facility, (B) the amount of the Exit Premium (to be paid in accordance with the DIP Credit Agreement), and (C) accrued and unpaid interest as of the Plan Effective Date, but excluding (y) Transaction Expenses and fees and expenses payable to the DIP Agent under the DIP Facility Documents, including fees and expenses of counsel, and (z) indemnification obligations solely to the extent due and payable in Cash, which amounts in the foregoing clauses (y) through (z), for the avoidance of doubt, shall be paid in full in Cash on the Plan Effective Date), which Exit Term Loans shall be funded on a cashless basis by rolling over such amounts outstanding under the DIP Facility Documents.

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Section 2.5     Transaction Expenses and DIP Facility Expenses.

(a)            The Transaction Expenses, fees and expenses payable to the Prepetition Agent under the Prepetition First Lien Credit Agreement, and the fees and expenses payable to the DIP Agent under the DIP Facility Documents, in each case, including fees and expenses of counsel, incurred (or estimated to be incurred) up to and including the Plan Effective Date shall be paid in full in Cash on the Plan Effective Date (to the extent not previously paid prior to the Plan Effective Date) without any requirement to file a fee application with the Bankruptcy Court, and without any requirement for Bankruptcy Court review or approval. All Transaction Expenses, and fees and expenses payable to the Prepetition Agent, the DIP Agent, and the Trustee, in each case including fees and expenses of counsel, to be paid on the Plan Effective Date shall be estimated prior to and as of the Plan Effective Date and such estimates shall be delivered to the Debtors at least one (1) Business Day before the anticipated Plan Effective Date (or such other period as the Debtors and the Required Consenting First Lien Lenders may reasonably agree); provided, that such estimate shall not limit any party’s entitlement to be paid or repaid its Transaction Expenses or fees and expenses payable to the Prepetition Agent, the DIP Agent, or the Trustee, including fees and expenses of counsel. In addition, following the Plan Effective Date, the applicable Reorganized Debtors shall continue to pay in Cash all Transaction Expenses, whether incurred before, on, or after the Plan Effective Date without any requirement for notice or Bankruptcy Court review or approval.

(b)            Notwithstanding anything to the contrary contained herein, any unpaid Claim payable on account of the Transaction Expenses that the (Reorganized) Debtors are obligated to pay hereunder or under any of the DIP Facility Documents and for which the (Reorganized) Debtors have received an invoice, shall constitute an Allowed Administrative Claim and shall be paid on a current basis in full in Cash on the Effective Date or as reasonably practicable thereafter, or to the extent accrued after the Effective Date, on a current basis in full in Cash as invoiced. Nothing herein shall require the DIP Lenders, DIP Agent, or the Consenting Stakeholders to file applications or Proofs of Claim, or otherwise seek approval of the Bankruptcy Court as a condition to payment of such Allowed Administrative Claims.

Section 2.6     Bankruptcy Fees.

Following the Effective Date, the Reorganized Debtors shall pay the Bankruptcy Fees for each open Chapter 11 Case for each quarter (including any fraction thereof) until the first to occur of the Chapter 11 Cases being converted, dismissed, or closed.

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Article III.
CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

Section 3.1     Classification of Claims.2

(a)            In accordance with section 1123(a)(1) of the Bankruptcy Code, the Debtors have not classified Administrative Claims (including Professional Fee Claims, DIP Claims, and Bankruptcy Fees) and Priority Tax Claims, as described in Article II hereof.

(b)            All Claims and Interests required to be classified pursuant to section 1123(a)(1) of the Bankruptcy Code are set forth below. Such classification is for all purposes, including for purposes of voting, Confirmation, and distributions pursuant to this Plan.

Section 3.2     Class Identification.

The following chart sets forth the classification of the Claims against and Interests in each Debtor, whether that Class of Claims or Interests is Impaired, and the voting rights of the members of such Class.

Class	Claims and Interests	Status	Voting Rights
1	Other Priority Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
2	Other Secured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
3	Prepetition First Lien Claims	Impaired	Entitled to Vote
4	DOJ Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
5	Prepetition PIK Notes Claims	Impaired	Entitled to Vote
6	Prepetition Unsecured Convertible Notes Claims	Impaired	Entitled to Vote
7	General Unsecured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
8	Intercompany Claims	Unimpaired/ Impaired	Not Entitled to Vote (Presumed to Accept/ Deemed to Reject)
9	Intercompany Interests	Unimpaired/ Impaired	Not Entitled to Vote (Presumed to Accept/ Deemed to Reject)
10	Section 510(b) Claims	Impaired	Not Entitled to Vote (Deemed to Reject)
11	Existing Equity Interests	Impaired	Not Entitled to Vote (Deemed to Reject)/

[2]	The Debtors reserve the right to separately classify Claims to the extent necessary to comply with any requirements under the Bankruptcy Code or applicable Law.

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Section 3.3     Treatment and Voting Rights of Claims and Interests.

Except to the extent that the Debtors and a Holder of an Allowed Claim or Allowed Interest, as applicable, agree to less favorable treatment, or to the extent already paid or otherwise satisfied, such Holder shall receive under this Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Holder’s Allowed Claim or Allowed Interest. Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the Plan Effective Date or as soon as reasonably practicable thereafter, or, if payment is not due, in accordance with its terms in the ordinary course.

(a)           Class 1—Other Priority Claims.

(i)	Classification: Class 1 consists of all Other Priority Claims.

(ii)	Treatment: Subject to the conditions described in the first paragraph of Section 3.3 of this Plan, on the Plan Effective Date, each Allowed Other Priority Claim shall be Reinstated, or each Holder of an Allowed Other Priority Claim shall receive, in full and final satisfaction of such Allowed Claim, at the option of the (Reorganized) Debtors (with the reasonable consent of the Required Consenting First Lien Lenders), (A) payment in full in Cash on the later of the Plan Effective Date and the date that is 30 Business Days after the date on which such Other Priority Claim becomes an Allowed Claim in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Claim, in each case, or as soon as reasonably practicable thereafter, (B) such other treatment rendering its Allowed Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code, or (C) other treatment in a manner consistent with section 1129(a)(9) of the Bankruptcy Code.

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(iii)	Impairment and Voting: Class 1 is Unimpaired under this Plan. Holders of Allowed Other Priority Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Thus, Holders of Allowed Other Priority Claims are not entitled to vote to accept or reject this Plan.

(b)           Class 2—Other Secured Claims.

(i)	Classification: Class 2 consists of all Other Secured Claims.

(ii)	Treatment: Subject to the conditions described in the first paragraph of Section 3.3 of this Plan, on the Plan Effective Date, each Allowed Other Secured Claim shall be Reinstated, or each Holder of an Allowed Other Secured Claim shall receive, in full and final satisfaction of such Allowed Claim, at the option of the (Reorganized) Debtors (with the reasonable consent of the Required Consenting First Lien Lenders), (A) payment in full in Cash of such Allowed Claim, payable on the later of the Plan Effective Date and the date that is 30 Business Days after the date on which such Claim becomes an Allowed Claim in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Claim, in each case, or as soon as reasonably practicable thereafter, or (B) such other treatment so as to render such Allowed Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code.

(iii)	Impairment and Voting: Class 2 is Unimpaired under this Plan. Holders of Allowed Other Secured Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Thus, Holders of Allowed Other Secured Claims are not entitled to vote to accept or reject this Plan.

(c)           Class 3—Prepetition First Lien Claims.

(i)	Classification: Class 3 consists of all Prepetition First Lien Claims.

(ii)	Allowed Amount: The Prepetition First Lien Claims shall be Allowed in an aggregate amount equal to (i) no less than $274,900,000 (representing total principal outstanding), plus (ii) all unpaid prepetition interest, fees, expenses, and other amounts outstanding under the Prepetition First Lien Credit Agreement on account of such loans.

(iii)	Treatment: Subject to the conditions described in the first paragraph of Section 3.3 of this Plan, on the Plan Effective Date, each Holder of an Allowed Prepetition First Lien Claim shall receive, in full and final satisfaction, compromise, settlement, release, and discharge of such Claims, its Pro Rata Share of:

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1.	93% of the New Equity Interests, on a fully diluted basis, subject to dilution on account of the New Warrants and the Management Incentive Plan; and

2.	the Remaining Exit Term Loans.

(iv)	Impairment and Voting: Class 3 is Impaired under this Plan. Holders of Allowed Prepetition First Lien Claims are entitled to vote to accept or reject this Plan.

(d)           Class 4—DOJ Claims.

(i)	Classification: Class 4 consists of all DOJ Claims.

(ii)	Allowance: The DOJ Claims shall be Allowed in full.

(iii)	Treatment: The DOJ Claims shall be Reinstated.

(iv)	Impairment and Voting: Class 4 is Unimpaired under this Plan. Holders of Allowed DOJ Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Thus, Holders of Allowed DOJ Claims are not entitled to vote to accept or reject this Plan.

(e)           Class 5—Prepetition PIK Notes Claims.

(i)	Classification: Class 5 consists of all Prepetition PIK Notes Claims.

(ii)	Allowed Amount: The Prepetition PIK Notes Claims shall be Allowed in an aggregate amount equal to (i) no less than $28,300,000 (representing total principal outstanding), plus (ii) all unpaid prepetition interest, fees, expenses, and other amounts outstanding under the Prepetition PIK Notes Indenture on account of such notes.

(iii)	Treatment: Subject to the conditions described in the first paragraph of Section 3.3 of this Plan, on the Plan Effective Date, each Holder of an Allowed Prepetition PIK Notes Claim shall receive, in full and final satisfaction, compromise, settlement, release, and discharge of such Claim, its Pro Rata Share of 21% of the Notes Recovery.

(iv)	Impairment and Voting: Class 5 is Impaired under this Plan. Holders of Allowed Prepetition PIK Notes Claims are entitled to vote to accept or reject this Plan.

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(f)            Class 6—Prepetition Unsecured Convertible Notes Claims.

(i)	Classification: Class 6 consists of all Prepetition Unsecured Convertible Notes Claims.

(ii)	Allowed Amount: The Prepetition Unsecured Convertible Notes Claims shall be Allowed in an aggregate amount equal to (i) no less than $131,700,000 (representing total principal outstanding), plus (ii) all unpaid prepetition interest, fees, expenses, and other amounts outstanding under the Prepetition Unsecured Convertible Notes Indenture on account of such notes.

(iii)	Treatment: Subject to the conditions described in the first paragraph of Section 3.3 of this Plan, on the Plan Effective Date, each Holder of an Allowed Prepetition Unsecured Convertible Notes Claim shall receive, in full and final satisfaction, compromise, settlement, release, and discharge of such Claim, its Pro Rata Share of 79% of the Notes Recovery.

(iv)	Impairment and Voting: Class 6 is Impaired under this Plan. Holders of Allowed Prepetition Unsecured Convertible Notes Claims are entitled to vote to accept or reject this Plan.

(g)            Class 7—General Unsecured Claims.

(i)	Classification: Class 7 consists of all General Unsecured Claims.

(ii)	Treatment: Subject to the conditions described in the first paragraph of Section 3.3 of this Plan, on the Plan Effective Date, each General Unsecured Claim shall be Reinstated, or each Holder of an Allowed General Unsecured Claim shall receive, in full and final satisfaction of such Allowed Claim, at the option of the (Reorganized) Debtors (with the reasonable consent of the Required Consenting First Lien Lenders), such other treatment so as to render such Allowed Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code. On and after the Plan Effective Date, the Reorganized Debtors shall continue to pay each Holder of a General Unsecured Claim in the ordinary course of business, subject to the Reorganized Debtors’ right to dispute such Claim in the ordinary course of business.

(iii)	Impairment and Voting: Class 7 is Unimpaired under this Plan. Holders of Allowed General Unsecured Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Thus, Holders of Allowed General Unsecured Claims are not entitled to vote to accept or reject this Plan.

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(h)           Class 8—Intercompany Claims.

(i)	Classification: Class 8 consists of all Intercompany Claims.

(ii)	Treatment: On the Plan Effective Date, each Allowed Intercompany Claim shall be Reinstated (including, as amended), distributed, contributed, set off, settled, cancelled and released, or otherwise addressed at the election of the (Reorganized) Debtors, with the consent of the Required Consenting First Lien Lenders.

(iii)	Impairment and Voting Class 8 is either Impaired with no distribution or Unimpaired under this Plan. To the extent that such Class is Unimpaired, Holders of Intercompany Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject this Plan. To the extent such Class is Impaired, Holders of Intercompany Claims are deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code and are not entitled to vote to accept or reject this Plan.

(i)            Class 9—Intercompany Interests.

(i)	Classification: Class 9 consists of all Intercompany Interests.

(ii)	Treatment: On the Plan Effective Date, each Intercompany Interest shall be Reinstated (including, as amended), distributed, contributed, set off, settled, cancelled and released, or otherwise addressed at the election of the (Reorganized) Debtors, with the consent of the Required Consenting First Lien Lenders.

(iii)	Impairment and Voting: Class 9 is either Impaired with no distribution or Unimpaired under this Plan. To the extent that such Class is Unimpaired, Holders of Intercompany Interests are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject this Plan. To the extent such Class is Impaired, Holders of Intercompany Interests are deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code and are not entitled to vote to accept or reject this Plan.

(j)            Class 10—Section 510(b) Claims.

(i)	Classification: Class 10 consists of all Section 510(b) Claims.

(ii)	Treatment: On the Plan Effective Date, all Section 510(b) Claims shall be discharged and released, and each Holder of a Section 510(b) Claim shall not receive or retain any distribution, property, or other value on account of its Section 510(b) Claim.

(iii)	Impairment and Voting: Class 10 is Impaired under this Plan. Holders of Section 510(b) Claims are deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Thus, Holders of Section 510(b) Claims are not entitled to vote to accept or reject this Plan.

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(k)            Class 11—Existing Equity Interests.

(i)	Classification: Class 11 consists of all Existing Equity Interests.

(ii)	Treatment: On the Plan Effective Date, and without the need for any further corporate or limited liability company action or approval of any board of directors, board of managers, members, shareholders, or officers of any (Reorganized) Debtor, as applicable, all Existing Equity Interests shall be cancelled, released, extinguished, or otherwise eliminated without any distribution, and will be of no further force or effect, and each Holder of an Existing Equity Interest shall not receive or retain any distribution, property, or other value on account of such Existing Equity Interest.

(iii)	Impairment and Voting: Class 11 is Impaired under this Plan. Holders of Existing Equity Interests are deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Thus, Holders of Existing Equity Interests are not entitled to vote to accept or reject this Plan.

Section 3.4     Special Provision Governing Unimpaired Claims.

Except as otherwise provided in this Plan, the DIP Orders, or the DIP Facility Documents, nothing under this Plan shall affect the Debtors’ or the Reorganized Debtors’ rights in respect of any Unimpaired Claim, including, but not limited to, all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claim.

Section 3.5     Voting; Presumptions; Solicitation.

(a)            Acceptance by Certain Impaired Classes. Only Holders of Allowed Claims in Classes 3, 5, and 6 are entitled to vote to accept or reject this Plan. An Impaired Class of Claims shall have accepted this Plan if (i) the Holders of at least two-thirds (2/3) in amount of the Allowed Claims actually voting in such Class have voted to accept this Plan and (ii) the Holders of more than one-half (1/2) in number of the Allowed Claims actually voting in such Class have voted to accept this Plan. Holders of Allowed Claims or Interests in Classes 3, 5, and 6 have received Ballots containing detailed voting instructions.

(b)            Conclusively Presumed Acceptance by Unimpaired Classes. Holders of Claims in Classes 1, 2, 4, and 7, and certain Holders of Claims and Interests in Classes 8 and 9 are conclusively presumed to accept this Plan pursuant to section 1126(f) of the Bankruptcy Code. Accordingly, such Holders are not entitled to vote to accept or reject this Plan.

(c)            Deemed Not to Accept by Certain Impaired Classes. Holders of Interests in Classes 9 and 11, and certain Holders of Claims in Classes 8 and 10, are deemed not to accept this Plan pursuant to section 1126(g) of the Bankruptcy Code. Accordingly, such Holders are not entitled to vote to accept or reject this Plan.

(d)            Disputes Regarding Impairment. If a Holder of a Claim or Interest disputes the classification of such Holder’s Claim or Interest, then upon the filing of an objection to the Plan by such Holder, the Bankruptcy Court shall, after notice and a hearing, determine the proper classification of such Claim or Interest on or before the Confirmation Date.

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Section 3.6     Nonconsensual Confirmation.

Because certain Classes of Claims or Interests are deemed to reject this Plan, the Debtors will seek Confirmation of this Plan under section 1129(b) of the Bankruptcy Code.

Section 3.7     Subordinated Claims.

The allowance, classification, and treatment of all Allowed Claims and Interests, and the respective distributions and treatments under this Plan, shall take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, except where otherwise provided herein, the Debtors reserve the right to reclassify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination rights relating thereto.

Section 3.8     Vacant Classes.

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Combined Hearing shall not be deemed to have voted on this Plan for purposes of determining acceptance or rejection of this Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

Section 3.9     No Waiver.

Nothing contained in this Plan shall be construed to waive the Debtors’ or Reorganized Debtors’ right to object on any basis to any Claim, including after the Plan Effective Date.

Article IV.
MEANS FOR IMPLEMENTATION OF THE PLAN

Section 4.1     Compromise or Settlement of Controversies.

(a)            Other than as specifically set forth herein, this Plan shall be deemed a motion to approve the good-faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies, pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement under Bankruptcy Rule 9019, as well as a finding by the Bankruptcy Court that such settlement and compromise is fair, equitable, reasonable, and in the best interests of the Debtors and their Estates. Subject to Article VI hereof, all distributions made to Holders of Allowed Claims and Allowed Interests (as applicable) in any Class are intended to be and shall be final.

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(b)            Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classifications, distributions, releases, and other benefits provided under this Plan, upon the Plan Effective Date, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies resolved under this Plan, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement under Bankruptcy Rule 9019.

Section 4.2     Sources of Consideration for Plan Distribution.

(a)            The Debtors shall fund distributions under this Plan with: (1) Cash on hand, including Cash from operations; (2) the proceeds of the Exit Term Loan Facility; (3) the New Equity Interests; and (4) the New Warrants. Cash payments to be made pursuant to this Plan will be made by the Debtors or the Reorganized Debtors. The Reorganized Debtors shall be entitled to transfer funds between and among their affiliates as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy their obligations under this Plan. Except as set forth herein, any changes in intercompany account balances resulting from such transfers shall be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices and shall not violate the terms of this Plan.

(b)            From and after the Plan Effective Date, subject to any applicable limitations set forth in any post-Plan Effective Date agreement (including, without limitation, the Exit Financing Documents, the New Organizational Documents, and the New Warrant Documents), the Reorganized Debtors shall have the right and authority without further order of the Bankruptcy Court to raise additional capital and obtain additional financing as the New Boards (or other applicable governing body) deem appropriate.

Section 4.3     Restructuring Transactions.

Following the Confirmation Date and subject to any applicable limitations set forth in any post-Plan Effective Date agreements, the Company may take all actions as may be reasonably necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate this Plan, in each case, as contemplated by, subject to the consent rights under, and in accordance with, the Restructuring Support Agreement and the DIP Facility Documents (the “Restructuring Transactions”), including but not limited to: (a) the execution and delivery of appropriate agreements or other documents of reorganization containing terms that are consistent with the terms of this Plan and that satisfy the requirements of applicable Law; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of this Plan; (c) the filing of appropriate certificates of conversion, formation or incorporation or consolidation with the appropriate governmental authorities pursuant to applicable Law; (d) the execution, delivery, and filing, if applicable, of the Exit Financing Documents, the New Warrant Documents, and the New Organizational Documents; (e) such other transactions that are required to effectuate the Restructuring Transactions including any mergers, consolidations, restructurings, conversions, dispositions, transfers, formations, organizations, dissolutions, or liquidations; and (f) all other actions that the Reorganized Debtors reasonably determine are necessary or appropriate. None of the Restructuring Transactions (including Section 4.5 of this Plan) contemplated herein shall constitute, or be deemed or interpreted to be, a change of control under any agreement, severance plan, contract, or document of the Debtors.

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Section 4.4     Continued Corporate Existence.

Except as otherwise provided in this Plan or any Restructuring Transactions Memorandum, or as otherwise may be agreed between the Debtors and the Required Consenting First Lien Lenders, each Debtor, as a Reorganized Debtor, shall continue to exist on and after the Plan Effective Date as a separate legal Entity with all of the powers available to such legal Entity under applicable Law and pursuant to the New Organizational Documents, without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) in accordance with such applicable Law. On or after the Plan Effective Date, without prejudice to the rights of any party to a contract or other agreement with a Reorganized Debtor, each Reorganized Debtor may, without the need for approval of the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, take such action as permitted by applicable Law, and such Reorganized Debtor’s organizational documents, as such Reorganized Debtor may determine is reasonable and appropriate, including, without limitation, causing: (a) the Reorganized Debtor to be merged into another Debtor or one or more of its Affiliates; (b) the Reorganized Debtor to be dissolved; (c) the conversion of the Reorganized Debtor from one entity type to another entity type; (d) the legal name of the Reorganized Debtor to be changed; (e) the closure of the Reorganized Debtor’s Chapter 11 Case on the Plan Effective Date or any time thereafter; or (f) the reincorporation of the Reorganized Debtor under the Law of a jurisdiction other than the Law under which the Debtor is currently incorporated.

Section 4.5      Private Company

The Reorganized Parent (a) shall emerge from the Chapter 11 Cases on the Plan Effective Date as a private company and the New Equity Interests shall not be listed on a public stock exchange, (b) subject to the provisions of this paragraph, shall not be a public reporting company pursuant to the Exchange Act and the rules and regulations promulgated thereunder, nor shall it be voluntarily subjected to any reporting requirements promulgated by the SEC, and (c) shall not be required to list the New Equity Interests on a U.S. or any foreign stock exchange. To the extent the following actions have not been completed on or prior to the Plan Effective Date, the Reorganized Parent shall (i) take all actions reasonably necessary or desirable to delist the Existing Equity Interests from The Nasdaq Capital Market and to deregister under the Exchange Act as promptly as practicable in compliance with SEC rules, (ii) file post-effective amendments to terminate all of the Company’s and Reorganized Parent’s effective registration statements under the Securities Act and deregister any and all unsold securities thereunder, (iii) file a Form 15 to terminate the Debtors’ registration under the Exchange Act and to suspend the Debtors’ reporting obligations under the Exchange Act with respect to the Existing Equity Interests, and (iv) take all actions reasonably necessary or desirable to ensure that the Reorganized Debtors shall not be subjected to any reporting requirements promulgated by the SEC.

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Section 4.6     Corporate Action.

(a)            On the Plan Effective Date, all actions contemplated by this Plan and the Restructuring Transactions shall be deemed authorized and approved in all respects, including: (i) the selection of the managers or directors, as applicable, and officers of the Reorganized Debtors; (ii) the issuance of the New Equity Interests and the New Warrants under this Plan; (iii) the execution and entry into the Exit Financing Documents (and any related fees in connection therewith), the New Warrant Documents, and the New Organizational Documents; (iv) the formation or dissolution (if any) of any Entities pursuant to, and the implementation of the Restructuring Transactions and performance of all actions and transactions contemplated by this Plan, including the Restructuring Transactions Memorandum; and (v) all other actions contemplated by this Plan or Restructuring Transactions (whether to occur before, on, or after the Plan Effective Date), and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court. All matters provided for in this Plan involving the corporate structure of the Debtors or the Reorganized Debtors and any corporate action required by the Debtors or the Reorganized Debtors in connection with this Plan shall be deemed to have timely occurred and shall be in effect and shall be authorized and approved in all respects, without any requirement of further action by the security holders, directors, or officers of the Debtors, Reorganized Debtors, or otherwise.

(b)            On or before the Plan Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and, as applicable, directed, to issue, execute, and deliver the agreements, documents, securities, certificates of conversion, certificates of formation, certificates of incorporation, operating agreements, and instruments contemplated by this Plan (or necessary or desirable to effect the transactions contemplated by this Plan) in the name of and on behalf of the Reorganized Debtors, including the New Organizational Documents, the Exit Financing Documents, the New Warrant Documents, and any and all agreements, documents, securities, and instruments relating to the foregoing.

(c)            The authorizations and approvals contemplated by this Section 4.6 shall be effective notwithstanding any requirements under non-bankruptcy Law.

Section 4.7     Vesting of Assets.

(a)            Except as otherwise provided in (i) this Plan, (ii) the Confirmation Order, (iii) with respect to the Liens securing the DIP Facility, which Liens shall be retained by the DIP Agent to secure the Exit Term Loan Facility, the Exit RCF, and any remaining obligations under the DIP Facility, (iv) any Restructuring Transactions Memorandum, or (v) any agreement, instrument, or other document incorporated in, or entered into in connection with or pursuant to the Plan or the Plan Supplement, on the Plan Effective Date, all property of the Estates of the Debtors, including all Claims, Intercompany Interests, rights, and Causes of Action, and any property acquired by the Debtors under or in connection with this Plan, shall vest in the Reorganized Debtors free and clear of all Claims, Liens, charges, other encumbrances, and interests. Subject to the terms of this Plan, on and after the Plan Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property and prosecute, compromise, or settle any Claims (including any Administrative Claims), Intercompany Interests, and Causes of Action without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules

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(b)            On the Plan Effective Date, all documents, books, and records of the Debtors shall be deemed transferred and assigned to the Reorganized Debtors, and such transfer or assignment shall not result in the destruction or waiver of any attorney-client privilege, work-product protection, joint defense or common interest privilege, or other privilege or protection of immunity (i) held by any or all of the Debtors or their Estates, (ii) held by the board of directors (or similar body) or any subcommittee of the board of directors (or similar body) of any of the Debtors, or (iii) attaching to any document, communication, or thing (regardless of media); each such privilege shall be transferred to and vest exclusively in the Reorganized Debtors. For the avoidance of doubt, any communications prior to the Plan Effective Date between the Debtors, the DIP Agent, the Prepetition Agent, the Trustees, the Consenting Stakeholders, and their respective Related Parties shall be protected by common interest privilege.

Section 4.8     Indemnification Provisions in Organizational Documents.

(a)            Any D&O Liability Insurance Policies (including, without limitation, any “tail policy” and all agreements, documents, or instruments related thereto) pursuant to which any of the Debtors’ current or former directors, officers, managers, or other employees are insured shall remain in force through the expiration of any such Insurance Policy (or “tail policy,” as applicable). The Company shall not terminate or otherwise reduce the “side-A” coverage under any D&O Liability Insurance Policies in effect immediately prior to the Plan Effective Date. Any directors and officers of the Company who served in such capacity at any time before or after the Plan Effective Date shall be entitled, subject to and in accordance with the terms and conditions of such policy in all respects, to the full benefits of any such policy for the full term of such policy regardless of whether such directors or officers remain “insureds” after the Plan Effective Date. Notwithstanding anything herein to the contrary, the Company shall retain the ability to supplement such D&O Liability Insurance Policies as the Company reasonably deems necessary, including by purchasing any tail coverage (including a tail policy).

(b)            On or before the Plan Effective Date, to the extent not already obtained, the Debtors shall obtain a new D&O Liability Insurance Policy and a “tail policy” for the existing D&O Liability Insurance Policy for the benefit of the Debtors’ current and former directors, officers, managers, or other employees on terms no less favorable than the Debtors’ existing director, officer, manager, and employee coverage and with an available aggregate limit of liability upon the Plan Effective Date of no less than the aggregate limit of liability under the existing director, officer, manager, and employee coverage upon placement, at the expense of the Debtors or the Reorganized Debtors, as applicable. Alternatively, if the D&O Liability Insurance Policy has not expired, the Debtors shall assume (and assign to the Reorganized Debtors if necessary, pursuant to section 365(a) of the Bankruptcy Code), pursuant to the terms of the Plan and Confirmation Order, the D&O Liability Insurance Policy.

(c)            On the Plan Effective Date, all Indemnification Obligations in favor of the Indemnified Parties shall be assumed by the Debtors pursuant to the provisions in Article V herein, to the extent assumable, and shall otherwise remain irrevocable obligations of the Reorganized Debtors, in each case, in the form set forth therein immediately prior to the Plan Effective Date.

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(d)            No Reorganized Debtor shall amend or restate its certificate of incorporation, bylaws, or similar organizational document after the Plan Effective Date to terminate or materially and adversely affect (i) any Reorganized Debtor’s Indemnification Obligations referred to in this Section 4.8 or (ii) the rights of such managers, directors, officers, employees, or agents referred to in this Section 4.8.

Section 4.9     Cancellation of Existing Securities and Agreements.

(a)            On the Plan Effective Date, except as otherwise specifically provided for in this Plan or the Confirmation Order, including, for the avoidance of doubt, with respect to the Exit Financing Documents and the Liens securing the DIP Facility, which Liens shall be retained by the DIP Agent to secure the Exit Term Loan Facility, any Exit RCF, and any remaining obligations under the DIP Facility: (i) any certificate, share, note, bond, agreement, indenture, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest (except such certificates, notes, or other instruments or documents evidencing indebtedness or obligations of the Debtors that are specifically Reinstated pursuant to this Plan (including the DOJ Claims)) shall be cancelled, terminated and of no further force or effect, without further act or action, and the Debtors and the Reorganized Debtors shall not have any continuing obligations thereunder, except, with respect to the Prepetition PIK Notes Indenture and the Prepetition Unsecured Convertible Notes Indenture, as necessary to (a) enforce the rights, Claims and interests of the Trustee and any predecessor thereof vis-a-vis parties other than the Released Parties; (b) allow the receipt of and to make distributions under the Plan in accordance with the terms of the Prepetition PIK Notes Indenture and the Prepetition Unsecured Convertible Notes Indenture, as applicable; (c) permit the Trustee to preserve any rights of the Trustee and any predecessor thereof as against any money or property distributable to Holders of Prepetition PIK Notes Claims or Prepetition Unsecured Convertible Notes Claims, as applicable; (d) permit the Trustee to seek compensation and reimbursement for any function necessary to effectuate the foregoing; (e) preserve any rights of the Trustee to payment of fees, expenses, and indemnification obligations as against any distributions, including any rights to priority of payment and/or to exercise charging liens pursuant to the Prepetition PIK Notes Indenture or the Prepetition Unsecured Convertible Notes Indenture, as applicable, and enforce its rights, Claims, and interests, vis-à-vis any party other than the Debtors; and (f) allow the Trustee to appear and participate in the Chapter 11 Cases or any other proceeding with respect to clauses (a) through (e) above, as applicable, and any other proceedings or appeals related to the Plan; and with respect to the Prepetition First Lien Credit Agreement, as necessary to (u) enforce the rights, Claims and interests of the Prepetition Agent and any predecessor thereof vis-a-vis parties other than the Released Parties; (v) allow the receipt of and to make distributions under the Plan in accordance with the terms of the Prepetition First Lien Credit Agreement; (w) permit the Prepetition Agent to preserve any rights of the Prepetition Agent and any predecessor thereof as against any money or property distributable to Holders of Prepetition First Lien Claims; (x) permit the Prepetition Agent to seek compensation and reimbursement for any function necessary to effectuate the foregoing; (y) preserve any rights of the Prepetition Agent to payment of fees, expenses, and indemnification obligations as against any distributions, including any rights to priority of payment with respect to the Prepetition First Lien Lenders, and enforce its rights, Claims, and interests, vis-à-vis any party other than the Debtors; and (z) allow the Prepetition Agent to appear and participate in the Chapter 11 Cases or any other proceeding with respect to clauses (u) through (y) above, as applicable, and any other proceedings or appeals related to the Plan; and (ii) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, certificates of designation, bylaws or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors (except such agreements, certificates, notes, or other instruments evidencing indebtedness or obligations of the Debtors that are specifically Reinstated or assumed pursuant to this Plan, if any) shall be released and discharged; provided, that notwithstanding Confirmation or the occurrence of the Plan Effective Date, any agreement that governs the rights of a Holder of a Prepetition PIK Notes Claim, a Prepetition Unsecured Convertible Notes Claim, or a Prepetition First Lien Claim shall also continue in effect to allow the Trustee or the Prepetition Agent, as applicable, to appear and be heard in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court to enforce the respective obligations owed to such parties under the Plan. Holders of or parties to such cancelled or terminated certificates, shares, notes, bonds, agreements, indentures, purchase rights, options, warrants, or other instruments or documents directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest shall have no rights arising from or related thereto, or the cancellation thereof, except the rights, distributions, and treatment provided for pursuant to this Plan or the Confirmation Order.

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(b)            Notwithstanding such cancellation and discharge, subject to the applicable provisions of this Plan (including Section 3.3(i)) and the Confirmation Order:

(i)	The interests of the Reorganized Debtors in their direct and indirect subsidiaries shall remain unaffected by this Plan, unless such other treatment is agreed in accordance with Article III hereof.

(ii)	The DIP Facility Documents shall continue in effect solely for purposes of allowing the DIP Agent to (A) receive distributions from the Debtors under this Plan and to make further distributions to the Holders of DIP Claims on account of such DIP Claims, as set forth in Article VI hereof; (B) enforce its interests with respect to the DIP Lenders; (C) enforce its rights to payment of fees, premiums, expenses, and indemnification obligations as against any money or property distributable to Holders of DIP Claims, including any rights to priority of payment with respect to the DIP Lenders; and (D) appear and be heard in the Bankruptcy Court or in any other court of competent jurisdiction to enforce any obligation owed to the DIP Agent or Holders of DIP Claims under this Plan.

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Except for the foregoing, subject to the performance by the Trustee, the Prepetition Agent, and the DIP Agent of their respective obligations under the Plan, the Trustee, the Prepetition Agent, and the DIP Agent and their respective agents shall be relieved of all further duties and responsibilities related to the Prepetition PIK Notes Indenture, the Prepetition Unsecured Convertible Notes Indenture, the Prepetition First Lien Credit Agreement, and the DIP Facility Documents, as applicable, upon the occurrence of the Plan Effective Date, and the Prepetition PIK Notes Indenture, the Prepetition Unsecured Convertible Notes Indenture, and the Prepetition First Lien Credit Agreement shall automatically be terminated.

Section 4.10     Cancellation of Certain Existing Security Interests.

(a)            Upon the full payment or other satisfaction of an Allowed Other Secured Claim or Allowed DIP Claim or promptly thereafter, the Holder of such Claims shall deliver to the Debtors or Reorganized Debtors, as applicable, any collateral or other property of the Debtors held by such Holder, together with any termination statements, instruments of satisfaction, or releases of all security interests with respect to its Claims that may be reasonably required to terminate any related financing statements, guaranties, mortgages, mechanics’ or other Liens, or lis pendens, or similar interests or documents.

(b)            Furthermore, upon full payment or other satisfaction of the foregoing Claims, on or after the Plan Effective Date, the Debtors or the Reorganized Debtors, at their expense, may, in their sole discretion, take any action necessary to terminate, cancel, extinguish, or evidence the release of any and all guaranties, mortgages, deeds of trust, Liens, pledges, and other security interests with respect to such Claims, including, without limitation, the preparation and filing of any and all documents necessary to terminate, satisfy, or release any guaranties, mortgages, deeds of trust, Liens, pledges, and other security interests, including, without limitation, UCC-3 termination statements.

Section 4.11     Approval of the Exit Financing Facilities and the Exit Financing Documents.

(a)            On the Plan Effective Date, the Reorganized Debtors’ funded debt shall consist of the Exit Term Loan Facility and may also consist of the Exit RCF. The Reorganized Debtors may use the Exit Term Loan Facility and any Exit RCF for any purpose permitted by the Exit Financing Documents, including the funding of obligations under this Plan and satisfaction of ongoing working capital needs.

(b)            Confirmation of this Plan shall be deemed to constitute approval of the Exit Term Loan Facility, any Exit RCF, the Exit Financing Documents (including all transactions contemplated thereby, such as any supplementation or additional syndication of the Exit Term Loan Facility or the Exit RCF, and all actions to be taken, undertakings to be made and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein), and, subject to the occurrence of the Plan Effective Date, authorization for the Reorganized Debtors to enter into and perform their obligations under the Exit Financing Documents, and such other documents as may be reasonably required or appropriate, in each case, in accordance therewith.

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(c)            The Exit Financing Documents shall constitute legal, valid, binding, and authorized obligations of the Reorganized Debtors, enforceable in accordance with their terms. The financial accommodations to be extended pursuant to the Exit Financing Documents are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, are reasonable, shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy Law.

(d)            On the Plan Effective Date, all of the Liens and security interests granted or to be granted in accordance with the Exit Financing Documents shall: (i) be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Financing Documents; (ii) be deemed automatically, without any further action being required by the Debtors, the Reorganized Debtors any agent under the Exit Term Loans or any Exit RCF, or any of the Exit Lenders, perfected on the Plan Effective Date on a first-priority basis, subject only to (solely with respect to the first-priority nature of such Liens and security interests) such Liens and security interests as may be permitted to be senior thereto under the Exit Financing Documents; (iii) not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy Law; and (iv) shall be senior to any Liens that the DIP Claims were senior to, including the DOJ Claims. While not necessary, the Reorganized Debtors and the Entities granting such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents in connection with such Liens and security interests under the provisions of applicable state, provincial, federal, or other Law (whether domestic or foreign) that would be applicable in the absence of this Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable Law to give notice of such Liens and security interests to third parties.

Section 4.12     Issuance of New Equity Interests.

(a)            Units of the New Equity Interests shall be authorized under the New Organizational Documents. The New Equity Interests (other than those issued pursuant to the Management Incentive Plan, which shall be issued as contemplated thereby and in accordance herewith) shall be issued on the Plan Effective Date and distributed as soon as practicable thereafter in accordance with this Plan, including to Holders of Allowed Prepetition First Lien Claims, Allowed Prepetition PIK Notes Claims, and Allowed Prepetition Unsecured Convertible Notes Claims, as applicable, pursuant to Article III hereof. All New Equity Interests issuable in accordance with this Plan, when so issued, shall be duly authorized, validly issued, fully paid, and non-assessable. The issuance of the New Equity Interests is authorized without the need for any further corporate action and without any further action by any Holder of a Claim or Interest. All Holders of New Equity Interests, however issued, shall be deemed to be a party to, and bound by, the applicable New Organizational Documents, in accordance with their terms, without the requirement to execute a signature page thereto.

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(b)            All Existing Equity Interests outstanding prior to the Plan Effective Date (including all rights exchangeable or exercisable for shares of Existing Equity Interests) shall be extinguished upon the Plan Effective Date, and Holders thereof shall not receive any payment or property on account of any such Existing Equity Interests.

Section 4.13     Issuance of New Warrants.

(a)            The New Warrants shall be authorized under the New Warrant Documents. The New Warrants shall be issued on the Plan Effective Date and distributed as soon as practicable thereafter in accordance with this Plan to Holders of Allowed Prepetition PIK Notes Claims and Allowed Prepetition Unsecured Convertible Notes Claims as a component of the Notes Recovery, pursuant to Article III hereof. All New Warrants issuable in accordance with this Plan, when so issued, shall be duly authorized and validly issued, and any New Equity Interests issuable upon the exercise of the New Warrants shall, when issued, be duly authorized, validly issued, fully paid, and non-assessable. The issuance of the New Warrants (and the issuance of New Equity Interests upon the exercise thereof in accordance with the terms of the New Warrant Documents) is authorized without the need for any further corporate action and without any further action by any Holder of a Claim or Interest. All Holders of New Warrants shall be deemed to be a party to, and bound by, the applicable New Warrant Documents, in accordance with their terms, without the requirement to execute a signature page thereto.

Section 4.14     Exemption from Registration Requirements.

(a)            The issuance and distribution of the New Equity Interests and the New Warrants (including any New Equity Interests issuable upon the exercise of the New Warrants) under this Plan shall be exempt from registration under the Securities Act, or any state or local law requiring registration for the offer and sale of a security, in reliance upon the exemption provided in section 1145(a) of the Bankruptcy Code to the maximum extent permitted by law, or, if section 1145(a) of the Bankruptcy Code is not available, then the New Equity Interests and the New Warrants (including any New Equity Interests issuable upon the exercise of the New Warrants) will be offered, issued, and distributed under this Plan pursuant to other applicable exemptions from registration under the Securities Act and any other applicable securities laws.

(b)            Any New Equity Interests or New Warrants (including any New Equity Interests issuable upon the exercise of the New Warrants) issued to an entity that is an “underwriter” with respect to such securities, as that term is defined in section 1145(b) of the Bankruptcy Code (collectively, the “Private Securities”), shall be issued in reliance upon section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, or, solely to the extent such exemptions are not available, other available exemptions from registration under the Securities Act. All New Equity Interests and New Warrants (including any New Equity Interests issuable upon the exercise of the New Warrants) issuable under this Plan other than the Private Securities (collectively, the “1145 Securities”) shall be exempt, without further act or actions by any Entity, from registration under the Securities Act and any other applicable securities laws pursuant to section 1145 of the Bankruptcy Code or pursuant to other applicable exemptions from registration under the Securities Act and any other applicable securities Laws.

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(c)            Subject to the transfer provisions, if any, and other applicable provisions of the New Organizational Documents and the New Warrant Documents, the 1145 Securities may be resold without registration under the Securities Act or other federal securities Laws pursuant to the exemption provided by section 4(a)(1) of the Securities Act, unless the holder (i) is an “underwriter” with respect to such securities, as that term is defined in section 1145(b) of the Bankruptcy Code, (ii) is an “affiliate” of the Reorganized Debtors (as defined in Rule 144(a)(1) under the Securities Act), or (iii) has been such an “affiliate” within ninety (90) days of such transfer.

(d)            The Private Securities will be considered “restricted securities” and may not be transferred except pursuant to an effective registration statement or under an available exemption from the registration requirements of the Securities Act, subject to, in each case, the transfer provisions, if any, and other applicable provisions set forth in the New Organizational Documents and the New Warrant Documents.

(e)            Neither the Debtors, the Reorganized Debtors, nor any other Entity shall be required to provide any further evidence other than this Plan or the Confirmation Order with respect to the treatment of the New Equity Interests or the New Warrants under applicable securities laws. DTC and any transfer agent (as applicable) shall be required to accept and conclusively rely upon this Plan or the Confirmation Order in lieu of a legal opinion regarding whether the New Equity Interests or the New Warrants are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services (to the extent applicable).

(f)            Notwithstanding anything to the contrary in this Plan, no Entity (including DTC and any transfer agent) shall be entitled to require a legal opinion regarding the validity of any transaction contemplated by this Plan, including whether the New Equity Interests or the New Warrants are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

Section 4.15     Organizational Documents.

On the Plan Effective Date, the Reorganized Debtors, and, if necessary or advisable (as reasonably determined by the Company and the Required Consenting Stakeholders), their non-Debtor subsidiaries shall enter into such agreements and amend their corporate governance documents to the extent necessary to implement the terms and provisions of this Plan. The New Organizational Documents shall comply with section 1123(a)(6) of the Bankruptcy Code and shall provide for terms consistent with those set forth in the Restructuring Support Agreement and otherwise in accordance with the consent rights set forth therein.

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Section 4.16     Exemption from Certain Transfer Taxes and Recording Fees.

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfer from the Debtors to the Reorganized Debtors or to any Entity pursuant to, in contemplation of, or in connection with this Plan, the Restructuring Transactions, or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, securities, or other interest in the Debtors or the Reorganized Debtors, including the New Equity Interests, the Exit Term Loan Facility, any Exit RCF, and the New Warrants, (b) the creation, modification, consolidation, or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means, including the grant of collateral as security for any or all of the Exit Term Loan Facility and the Exit RCF; (c) the making, assignment, or recording of any lease or sublease; or (d) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to this Plan, shall not be subject to any Stamp or Similar Tax or governmental assessment, and the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. Unless the Bankruptcy Court orders otherwise, all sales, transfers, and assignments of owned and leased property approved by the Bankruptcy Court on or before the Plan Effective Date shall be deemed to have been in furtherance of, or in connection with, this Plan.

Section 4.17     Managers, Directors and Officers of the Company.

(a)            Except to the extent that a member of the board of directors or board of managers, or the sole manager, as applicable, of any Debtor is designated in the Plan Supplement to serve as a director, manager, or sole manager of the Reorganized Debtors on the Plan Effective Date, the members of the board of directors or board of managers, or the sole manager, as applicable, of any Debtor prior to the Plan Effective Date, in their capacities as such, shall have no continuing obligations to the Reorganized Debtors on or after the Plan Effective Date, and each such director, manager, or sole manager shall be deemed to have resigned or shall otherwise cease to be a director, manager, or sole manager of the Reorganized Debtors on the Plan Effective Date.

(b)            Each of the directors, managers, sole managers and officers of the Company shall serve pursuant to the terms of the applicable New Organizational Documents of the Reorganized Debtors and may be designated, replaced, or removed in accordance with such New Organizational Documents. The size and composition of the Reorganized Debtors’ New Boards shall be determined by the Required Consenting First Lien Lenders in consultation with the Debtors. The members of the New Boards, if known, shall be disclosed prior to the Combined Hearing in accordance with section 1129(a)(5) of the Bankruptcy Code.

Section 4.18     Incentive Plans.

(a)            All Existing Equity and equity-based awards and plans (including phantom awards denominated in equity, options, and equity appreciation rights), granted to employees, directors, or other service providers, whether or not vested, shall be cancelled as of the Plan Effective Date.

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(b)            The Reorganized Parent may reserve for senior management a pool of up to 10% of the New Equity Interests, on a fully diluted basis (assuming the New Warrants are treated as having been fully exercised), that are issued and outstanding on the Plan Effective Date for the Management Incentive Plan, on terms to be determined by the Reorganized Parent’s New Board.

Section 4.19     Effectuating Documents; Further Transactions.

(a)            Prior to, on, and after the Plan Effective Date, the Debtors and Reorganized Debtors and the directors, managers, officers, authorized persons, and members of the board of directors or managers and directors thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and provisions of this Plan, the Restructuring Support Agreement, the Exit Financing Documents, the New Warrant Documents, any Restructuring Transactions Memorandum, the New Organizational Documents, and any other securities issued pursuant to this Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, actions, or consents except for those expressly required pursuant to this Plan.

(b)            For the avoidance of doubt, the Confirmation Order shall be deemed to, pursuant to both section 1123 and section 363 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effectuate any transaction described in, approved by, contemplated by, or necessary to effectuate this Plan.

Section 4.20     Employment Obligations

(a)            Subject to Section 4.18, on the Plan Effective Date, and without limiting any authority provided to the New Boards under each Reorganized Debtor’s respective New Organizational Documents, each Reorganized Debtor shall (a) amend, adopt, assume, or honor in the ordinary course of business any contracts, agreements, policies, programs, or plans, in accordance with their respective terms, for, among other things, compensation, including any incentive plans, retention plans, health care benefits, disability benefits, deferred compensation benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation insurance, supplemental executive retirement plans, and accidental death and dismemberment insurance for the directors, officers, and employees of any Company Party who served in such capacity before and after the Plan Effective Date, and (b) honor, in the ordinary course of business, Claims of employees employed as of the Plan Effective Date for accrued vacation time arising prior to the RSA Effective Date and not otherwise paid in the ordinary course of business or pursuant to a court order. Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Plan Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable Law. For the avoidance of doubt, nothing herein shall impact or limit the ability of any Company Party to amend, modify, or terminate such arrangements in accordance with their terms following the Plan Effective Date.

(b)            Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Plan Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable Law. For the avoidance of doubt, nothing herein shall impact or limit the ability of any Company Party to amend, modify, or terminate such arrangements in accordance with their terms following the Plan Effective Date. For the avoidance of doubt, all equity or equity-based awards and plans (including phantom awards denominated in equity, options, and equity appreciation rights), granted to employees, directors, or other service providers, whether or not vested, shall be cancelled as of the Plan Effective Date.

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(c)            Notwithstanding anything to the contrary above, (i) all existing employment and change-in-control agreements, (ii) all existing severance arrangements, and (iii) all existing incentive awards denominated in cash shall be assumed (subject to any modifications set forth in this Plan or the Management Incentive Plan) on the Plan Effective Date, or each Company Party shall enter into new agreements with such employees on terms and conditions acceptable to the Company and such employees, respectively, at the election of such employee.

Section 4.21     Retained Causes of Action.

(a)            Unless any Causes of Action or Claims against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in this Plan, the DIP Orders, or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue any and all Causes of Action or Claims in the ordinary course, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement (collectively, the “Retained Causes of Action”), and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action and Claims shall be preserved notwithstanding the occurrence of the Plan Effective Date. The Reorganized Debtors may pursue such Retained Causes of Action or Claims and may exercise any and all rights in connection therewith. For the avoidance of doubt, in no instance will any Cause of Action preserved pursuant to this Section 4.21 include any Claim or Cause of Action with respect to, or against, a Released Party that is released under the Plan. For the avoidance of doubt, the Debtor Release, including without limitation the scope of the Released Parties, is subject in all respects to the conclusion of the Investigation and the Special Committee’s determination with respect to any potential Claims or Causes of Action, if any, identified therein, and the Debtors expressly reserve the right to determine prior to Confirmation of this Plan not to release and to bring any such Claims or Causes of Action.

(b)            No Entity may rely on the absence of a specific reference in this Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against it. Unless any such Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, assigned, or settled in the Plan, Confirmation Order, or a Final Order, all such Causes of Action shall be expressly reserved by the Reorganized Debtors for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation of this Plan. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided herein.

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Section 4.22     Liability of Officers, Directors, and Agents

(a)            The provisions of section 1125(e) of the Bankruptcy Code govern the protection from liability with respect to all matters governed by section 1125(e) of the Bankruptcy Code. The Debtors and their successors (and the officers, directors or agents of the Debtors or their successors) have no liability for conduct that was authorized by an Order of the Bankruptcy Court. With respect to conduct during the period from the Petition Date through the Plan Effective Date, the Debtors and their successors (and the officers, directors or agents of the Debtors or their successors) may be subject to liability only for conduct that constituted: (i) actual fraud, (ii) gross negligence, or (iii) willful misconduct; provided that the provisions of this Section 4.22 apply only to the extent that such limitations on liability exist under applicable non-bankruptcy law. Notwithstanding this Section 4.22, this Plan does not limit liability for conduct for which the Bankruptcy Court’s approval was required by applicable Law, but for which approval was not granted.

Article V.
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Section 5.1     Assumption of Executory Contracts and Unexpired Leases.

(a)            All Executory Contracts and Unexpired Leases of the Debtors shall be assumed absent an objection as set forth in Section 5.2 hereof or an order requiring rejection, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, pursuant to section 365 of the Bankruptcy Code as of the Plan Effective Date, except for those Executory Contracts and Unexpired Leases that, in each case, (i) have been assumed or rejected by the Debtors by prior order of the Bankruptcy Court, (ii) are the subject of a motion to reject filed by the Debtors pending on the Plan Effective Date, (iii) are identified as rejected Executory Contracts and Unexpired Leases by the Debtors on the Schedule of Rejected Executory Contracts and Unexpired Leases, if any, filed in the Plan Supplement, which may be amended by the Debtors up to and through the Plan Effective Date to add or remove Executory Contracts and Unexpired Leases by filing with the Bankruptcy Court a subsequent Plan Supplement and serving it on the affected non-Debtor contract parties; or (iv) are rejected or terminated pursuant to the terms of this Plan (the remaining Executory Contracts and Unexpired Leases being the “Assumed Contracts and Leases”). The Assumed Contracts and Leases shall be fully enforceable by the Reorganized Debtors in accordance with the terms thereof, except as otherwise modified by the provisions of this Plan, or by any order of the Bankruptcy Court. Any rejection of an Executory Contract or Unexpired Lease pursuant to this Plan, including the designation of any Executory Contract or Unexpired Lease on the Schedule of Rejected Executory Contracts and Unexpired Leases, shall be subject to the prior consent of the Required Consenting First Lien Lenders and the other consent rights in the Restructuring Support Agreement.

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(b)            The Confirmation Order shall constitute an order of the Bankruptcy Court: (i) approving the assumption of all Assumed Contracts and Leases, as described in this Plan, pursuant to Bankruptcy Code sections 365(a) and 1123(b)(2); (ii) providing that each assumption, assumption and assignment, or rejection, as the case may be, is in the best interests of the Reorganized Debtors, their Estates, and all parties in interest in the Chapter 11 Cases; and (iii) providing that the requirements for assumption or assumption and assignment of any Executory Contract or Unexpired Lease to be assumed have been satisfied. Unless otherwise indicated, all assumptions or rejections of Executory Contracts or Unexpired Leases pursuant to this Plan are effective as of the Plan Effective Date.

(c)            Except as otherwise provided herein or agreed to by the Debtors and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to this Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by this Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith, and do not elevate to administrative expense priority any prepetition Claims.

Section 5.2     Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.

(a)            Unless otherwise agreed in writing by such counterparty, any monetary defaults that are required to be cured to assume an Executory Contract or Unexpired Lease shall be satisfied pursuant to section 365(b)(1) of the Bankruptcy Code in the ordinary course of business. Any counterparty to an Executory Contract or Unexpired Lease that fails to timely raise any objection that could have been raised under section 365 of the Bankruptcy Code shall be deemed to have consented to the Debtors’ assumption of such Executory Contract or Unexpired Lease, to the extent any such consent is required, and all such counterparties shall be forever enjoined and barred from objecting to the Debtors’ assumption of such Executory Contract or Unexpired Lease for any reason.

(b)            If there is a dispute regarding (i) the amount of any Cure Cost, (ii) the ability of the Reorganized Debtors to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed or (iii) any other matter pertaining to assumption, then the Bankruptcy Court shall retain jurisdiction in all respects to hear such disputes; provided that the occurrence of any such dispute shall not prevent or delay Confirmation or Consummation of this Plan; provided further that the (Reorganized) Debtors may settle, with the reasonable consent of the Required Consenting First Lien Lenders, any such dispute without any further notice to any party or any action, order, or approval of the Bankruptcy Court; provided further that notwithstanding anything to the contrary herein, the Debtors reserve the right to either reject or nullify the assumption of any Executory Contract or Unexpired Lease within forty-five (45) days after the entry of a Final Order resolving an objection to assumption, determining the Cure Cost under an Executory Contract or Unexpired Lease that was subject to a dispute, or resolving any request for adequate assurance of future performance required to assume such Executory Contract or Unexpired Lease.

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(c)            Assumption of any Executory Contract or Unexpired Lease pursuant to this Plan or otherwise, and the continued performance thereunder (or the payment of a Cure Cost, if any), shall result in the full release, satisfaction, and cure of any defaults thereunder, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of such assumption or assumption and assignment. Any and all Proofs of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed or assumed and assigned in the Chapter 11 Cases, including pursuant to the Confirmation Order, and for which any Cure Cost has been fully paid pursuant to this Section 5.2 shall be deemed Disallowed and expunged as of the Plan Effective Date, without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.

(d)            With respect to payment of any Cure Costs or disputes over any Cure Costs, none of the (Reorganized) Debtors or any other Entity, as applicable, shall have any obligation to recognize or deal with any Entity other than the non-Debtor party to the applicable Executory Contract or Unexpired Lease as of the Distribution Date, even if such non-Debtor party has sold, assigned, or otherwise transferred its Cure Costs.

Section 5.3     Claims Based on Rejection of Executory Contracts or Unexpired Leases.

If the rejection by the Debtors, pursuant to this Plan or otherwise, of an Executory Contract or Unexpired Lease gives rise to a Claim, a Proof of Claim must be filed within thirty (30) days after the earlier of (i) notice of entry of the Confirmation Order or (ii) other notice that the Executory Contract or Unexpired Lease has been rejected. Any Claims not filed within the applicable time period will be forever barred from assertion against the Debtors, the Reorganized Debtors, their Estates, and their property, and shall be deemed Disallowed and expunged as of the Plan Effective Date, without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.

Section 5.4     Indemnification Obligations.

(a)            Any and all Indemnification Obligations in favor of the Indemnified Parties shall remain in full force and effect in accordance with Section 4.8 hereof and shall not be discharged, impaired, or otherwise affected by this Plan. All such obligations shall be deemed and treated as Executory Contracts that are assumed by the Debtors under this Plan and shall continue as obligations of the Reorganized Debtors.

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(b)            All of the Debtors’ rights to indemnification by third parties shall vest in the Reorganized Debtors on the Effective Date.

Section 5.5      Contracts and Leases Entered Into After the Petition Date.

Contracts and leases entered into after the Petition Date by the Debtors, including any Executory Contracts and Unexpired Leases assumed by the Debtors, shall be performed by the Debtors or Reorganized Debtors liable thereunder in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

Section 5.6      Insurance Policies.

All Insurance Policies pursuant to which the Debtors have any obligations in effect as of the Plan Effective Date shall be deemed and treated as Executory Contracts pursuant to this Plan and shall be assumed by the Reorganized Debtors and shall continue in full force and effect thereafter in accordance with such policy’s respective terms.

Section 5.7      Reservation of Rights.

Nothing contained in this Plan shall constitute an admission by the Debtors that any contract or lease is in fact an Executory Contract or Unexpired Lease or that the Reorganized Debtors have any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption, the (Reorganized) Debtors shall have 90 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease pursuant to the Plan. If any such dispute is not timely resolved, either party may submit the dispute to the Bankruptcy Court for adjudication

Article VI.
PROVISIONS GOVERNING DISTRIBUTIONS

Section 6.1      Distribution on Account of Claims and Interests Allowed as of the Plan Effective Date.

Except as otherwise provided in this Plan or a Final Order, or as agreed to by the relevant parties receiving such distributions, distributions under this Plan on account of Claims Allowed on or before the Plan Effective Date shall be made on the Distribution Date; provided that (a) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or arising under Executory Contracts or Unexpired Leases assumed by the Debtors shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, orders, course of dealing, course of business, or industry practice and (b) in accordance with Article II of this Plan, Allowed Priority Tax Claims, unless otherwise agreed, shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code. To the extent any Allowed Priority Tax Claim is not due and owing on the Plan Effective Date, such Claim shall be paid in accordance with the terms of any agreement between a Debtor and the Holder of such Claim, or as may be due and payable under applicable non-bankruptcy Law, or in the ordinary course of business.

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Section 6.2      Distribution on Account of Claims and Interests Allowed After the Plan Effective Date.

(a)            Payments and Distributions on Disputed Claims. Except as otherwise provided in this Plan, a Final Order, or as agreed to by the relevant parties, distributions under this Plan on account of a Disputed Claim that becomes Allowed after the Plan Effective Date shall be made on or prior to the first day that is thirty (30) Business Days after such Disputed Claim become an Allowed Claim; provided that (i) Disputed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors on or before the Plan Effective Date that become Allowed after the Plan Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice and (ii) Disputed Priority Tax Claims that become Allowed Priority Tax Claims after the Plan Effective Date shall be treated as Allowed Priority Tax Claims and paid in the ordinary course of business.

(b)            Special Rules for Distributions to Holders of Disputed Claims. Notwithstanding any provision otherwise in this Plan and except as otherwise agreed to by the relevant parties, no payments or distributions shall be made with respect to a Disputed Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or agreement among the relevant parties, or by Final Order.

(c)            Timing and Calculation of Amounts to Be Distributed. Except as otherwise provided herein, on the Distribution Date (or if a Claim is not an Allowed Claim on the Distribution Date, on the date that such Claim becomes an Allowed Claim, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim shall receive the full amount of the distributions that this Plan provides for such Allowed Claims in the applicable Class. Except as otherwise provided in this Plan, or any order of the Bankruptcy Court, Holders of Claims shall not be entitled to interest, dividends, or accruals on the distributions provided for in this Plan, regardless of whether such distributions are delivered on or at any time after the Plan Effective Date.

Section 6.3      Delivery of Distributions.

(a)            Record Date for Distributions. On the Distribution Date or such other date as agreed between the (Reorganized) Debtors and the Required Consenting First Lien Lenders, the Claims Register shall be closed and any party responsible for making distributions shall be authorized and entitled to recognize only those Holders of Claims listed on the Claims Register as of the close of business on the Distribution Date; provided, that the foregoing shall not apply to any publicly held securities held in the name of, or by a nominee of, DTC (including, without limitation, the Prepetition PIK Notes and the Prepetition Unsecured Convertible Notes), as to which distributions may be made on or promptly after the Distribution Date in accordance with the applicable procedures of DTC.

(b)            Delivery of Distributions in General. Except as otherwise provided in this Plan, including with respect to any publicly held securities held in the name of, or by a nominee of, DTC (including, without limitation, the Prepetition PIK Notes and the Prepetition Unsecured Convertible Notes), as to which distributions may be made on or promptly after the Distribution Date in accordance with the applicable procedures of DTC, distributions to Holders of Allowed Claims shall be made to Holders of record as of the Distribution Date (or such other date as agreed between the (Reorganized) Debtors and the Required Consenting First Lien Lenders) by the Reorganized Debtors at the address for each such Holder as indicated on the Debtors’ records as of the date of any such distribution, the address set forth in any Proof of Claim filed by that Holder, or the address of any counsel that has appeared in the Chapter 11 Cases on behalf of such Holder; provided that the manner of such distributions shall be determined at the discretion of the Reorganized Debtors. All securities to be distributed under the Plan shall be issued in the names of such holders or their nominees in accordance with DTC’s book-entry exchange procedures (to the extent applicable) or on the books and records of a transfer agent or the Reorganized Debtors in accordance with the New Organizational Documents.

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(c)            Delivery of Distributions on Account of Prepetition First Lien Claims and Prepetition Notes Claims. Distributions on account of Allowed Prepetition First Lien Claims shall be made by or on behalf of the Reorganized Debtors directly to the Holders of such Claims, or to the Prepetition Agent for further distribution to the Holders of Allowed Prepetition First Lien Claims, in accordance with the terms of the Prepetition First Lien Credit Agreement. Distributions on account of Allowed Prepetition PIK Notes Claims and Allowed Prepetition Unsecured Convertible Notes Claims shall be made by or on behalf of the Reorganized Debtors directly to the Holders of such Claims, or to the Trustee for further distribution to the Holders of such Claims in accordance with the applicable procedures of DTC, and in each case pursuant to the terms of the Prepetition PIK Notes Indenture and the Prepetition Unsecured Convertible Notes Indenture, as applicable. All distributions to Holders of Allowed Prepetition PIK Notes Claims and Allowed Prepetition Unsecured Convertible Notes Claims shall be subject in all respects to the rights of the Trustee to assert its charging lien against such distributions as set forth in the Prepetition PIK Notes Indenture and the Prepetition Unsecured Convertible Notes Indenture, as applicable. The Trustee shall have no duties or responsibility relating to any distributions that are not DTC-eligible. Notwithstanding anything in this Plan to the contrary, and without limiting the exculpation and release provisions of this Plan, no Trustee or Prepetition Agent shall have any liability to any Entity with respect to distributions made or directed to be made by such Trustee or Prepetition Agent pursuant to this Plan. The Reorganized Debtors shall reimburse the Trustee and the Prepetition Agent promptly upon invoicing for any reasonable and documented fees and expenses (including the reasonable and documented fees and expenses of its counsel and agents) incurred on or after the Plan Effective Date in connection with the implementation of this Plan, including making distributions pursuant to, and in accordance with, this Plan, without the need for further approval or order of the Bankruptcy Court.

(d)            Delivery of Distributions on Account of DIP Claims. The DIP Agent shall be deemed to be the Holder of all DIP Claims for purposes of distributions to be made hereunder, and all distributions on account of such DIP Claims shall be made to the DIP Agent. As soon as practicable following compliance with the requirements set forth in Article VI hereof (as applicable), the DIP Agent shall arrange to deliver or direct the delivery of such distributions to or on behalf of the Holders of DIP Claims in accordance with the terms of the DIP Facility, subject to any modifications to such distributions in accordance with the terms of this Plan. Notwithstanding anything in this Plan to the contrary, and without limiting the exculpation and release provisions of this Plan, the DIP Agent shall not have any liability to any Entity with respect to distributions made or directed to be made by the DIP Agent.

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Section 6.4      Minimum Distributions.

No fractional units of New Equity Interests shall be distributed, and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to this Plan on account of an Allowed Claim would otherwise result in the issuance of a number of units of New Equity Interests that is not a whole number, the actual distribution of units of New Equity Interests shall be rounded as follows: (a) fractions of one-half (½) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (½) shall be rounded to the next lower whole number with no further payment therefore. The total number of authorized units of New Equity Interests to be distributed to Holders of Allowed Claims shall be adjusted as necessary to account for the foregoing rounding.

Section 6.5      Foreign Currency Exchange Rate.

Except as otherwise provided in a Final Order of the Bankruptcy Court, as of the Plan Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Plan Effective Date.

Section 6.6      Delivery of Distributions; Undeliverable Distributions.

(a)            Pursuant to Section 3.3(g) hereof, Holders of Allowed General Unsecured Claims may receive payment in full in Cash paid in the ordinary course of business if (i) not otherwise reinstated, (ii) not given other less favorable treatment as reasonably agreed to by the Debtors and the Required Consenting First Lien Lenders, or not given such other treatment in rendering its Allowed General Unsecured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code. If not Reinstated, distributions to Holders of Allowed General Unsecured Claims shall be made by the Reorganized Debtors at the address set forth in the Reorganized Debtors’ books and records. Distributions to Holders of Allowed Prepetition First Lien Claims, Allowed Prepetition PIK Notes Claims, and Allowed Prepetition Unsecured Convertible Notes Claims shall be made in accordance with Section 6.3 hereof. If any Holder’s distribution is returned as undeliverable, no further distributions to such Holder shall be made unless and until the Reorganized Debtors, the Prepetition Agent, or the applicable Trustee is notified of such Holder’s then current address, at which time all missed distributions shall be made to such Holder without interest. The Prepetition Agent or the applicable Trustee, as the case may be, shall deliver any non-deliverable Cash to the Reorganized Debtors no later than 180 days after the Plan Effective Date. All requests for undeliverable distributions must be made within 180 days after the Plan Effective Date, after which date the Claim of any Holder or successor to such Holder with respect to such property will be discharged and forever barred. After such date, any unclaimed or undeliverable distribution of Cash to Holders of Allowed Claims shall revert and become property of the Reorganized Debtors free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary. Any New Equity Interests or New Warrants held for distribution that remain unclaimed after such date shall be cancelled and of no further force or effect. Nothing contained in this Plan shall require the Reorganized Debtors, the Prepetition Agent, or the Trustee to attempt to locate any Holder of an Allowed Claim.

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(b)            Failure to Present Checks. Checks issued by the Reorganized Debtors on account of Allowed Claims shall be null and void if not negotiated within ninety (90) days after the issuance of such check. Any Holder of an Allowed Claim holding an un-negotiated check that does not request reissuance of such un-negotiated check within ninety (90) days after the date of mailing or other delivery of such check shall have its Claim for such un-negotiated check discharged and be discharged and forever barred, estopped, and enjoined from asserting any such Claim against the Reorganized Debtors or their property. Within ninety (90) days after the mailing or other delivery of any such distribution checks, notwithstanding applicable escheatment Laws, all such distributions shall revert to the Reorganized Debtors. Nothing contained herein shall require the Reorganized Debtors to attempt to locate any Holder of an Allowed Claim.

Section 6.7      Compliance with Tax Requirements/Allocations.

In connection with this Plan, to the extent applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on it by any Governmental Unit, and all distributions pursuant hereto shall be subject to such withholding and reporting requirements. Notwithstanding any provision in this Plan to the contrary, the Reorganized Debtors shall be authorized to take all actions reasonably necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under this Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtors reserve the right to allocate all distributions made under this Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances, and such distributions shall be treated as if distributed to the applicable Holder of the Allowed Claim or Allowed Interest.

Section 6.8      Surrender of Cancelled Instruments or Securities.

On the Plan Effective Date or as soon as reasonably practicable thereafter, each Holder of a certificate or instrument evidencing a Claim or Interest that is discharged by this Plan shall be deemed to have surrendered such certificate or instrument to the Reorganized Debtor. Except as otherwise expressly provided in this Plan, such surrendered certificate or instrument shall be cancelled solely with respect to the Debtors and Reorganized Debtors, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such certificate or instrument, including with respect to any indenture or agreement that governs the rights of the Holder of a Claim or Interest, which shall continue in effect (as modified pursuant to this Plan, to the extent applicable). Notwithstanding anything to the contrary herein, this paragraph shall not apply to certificates or instruments evidencing Claims that are Unimpaired and Reinstated under this Plan.

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Section 6.9      Claims Paid or Payable by Third Parties.

(a)            Claims Paid by Third Parties. The Debtors or the Reorganized Debtors, as applicable, shall reduce in full a Claim, and such Claim shall be Disallowed without a Claim objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or a Reorganized Debtor. Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall, within fourteen (14) days of receipt thereof, repay or return the distribution to the Reorganized Debtors, to the extent the Holder’s total recovery on account of such Claim from the third party and under this Plan exceeds the amount of such Claim as of the date of any such distribution under this Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the applicable Reorganized Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the fourteen (14)-day grace period specified above until the amount is repaid.

(b)            Claims Payable by Insurance. No distributions under this Plan shall be made on account of an Allowed Claim that is payable pursuant to any of the Debtors’ Insurance Policies, if any, until the Holder of such Allowed Claim has exhausted all remedies with respect to such Insurance Policies. To the extent that one or more of the Debtors’ insurers satisfies or agrees to satisfy in full or in part a Claim, if any, then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claim objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

(c)            Applicability of Insurance Policies. Except as otherwise provided in this Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable Insurance Policy. Nothing contained in this Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any Insurance Policies, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

Article VII.
PROCEDURES FOR RESOLVING DISPUTED CLAIMS or Interests

Section 7.1      No Filings of Proofs of Claim

(a)            Notwithstanding section 502(a) of the Bankruptcy Code, and in light of the Unimpaired status of all Allowed General Unsecured Claims under the Plan, except as provided otherwise in Section 5.3 of this Plan or by order of the Bankruptcy Court, Holders of Claims should not, and shall not be required to file Proofs of Claim with the Bankruptcy Court. The amount and validity of any disputed, contingent or unliquidated Claim shall be determined, resolved or adjudicated, as the case may be, in the manner in which such Claim would have been determined, resolved or adjudicated if the Chapter 11 Cases had not been commenced and all of the (Reorganized) Debtors’ legal and equitable rights in respect of any such Claim may be asserted after the Confirmation Date and Plan Effective Date to the same extent as if the Chapter 11 Cases had not been commenced; provided, however, that the Debtors reserve the right to file with the Bankruptcy Court an objection to any Claim as to which the Holder of such Claim has filed a Proof of Claim in the Chapter 11 Cases; provided further that this Section 7.1(a) shall not apply to any objections or disputes, including any objection or dispute that could have been raised under section 365 of the Bankruptcy Code, with respect to the Debtors’ assumption of Executory Contracts and Unexpired Leases under this Plan, and any such objections or disputes shall be subject in all respects to Sections 5.1 and 5.2 of this Plan. The Debtors shall be authorized to, and shall, resolve all Disputed Claims by withdrawing or settling such objections thereto, or by litigating to judgment in the Bankruptcy Court or such other court having jurisdiction over the validity, nature, or amount thereof.

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(b)            The Debtors or the Holder of a contingent or unliquidated Claim may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claim objection, estimation, and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any permitted mechanism.

Section 7.2      Allowance of Claims and Interests.

(a)            Except as provided in Article IX hereof, the Reorganized Debtors after the Plan Effective Date shall have and retain any and all rights and defenses the Debtors had with respect to any Claim or Interest immediately prior to the Plan Effective Date, except with respect to any Claim deemed Allowed under this Plan.

(b)            Except as expressly provided in this Plan or in any order entered in the Chapter 11 Cases prior to the Plan Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under this Plan or the Bankruptcy Court has entered a Final Order (including the Confirmation Order) in the Chapter 11 Cases allowing such Claim. All Claim settlements approved prior to the Plan Effective Date pursuant to a Final Order of the Bankruptcy Court, pursuant to Bankruptcy Rule 9019 or otherwise, shall be binding on all parties.

Section 7.3      Prosecution of Objections to Claims.

Except as otherwise specifically provided in this Plan or order of the Bankruptcy Court, and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, on and after the Plan Effective Date, the Reorganized Debtors shall have the sole authority: (1) to file, withdraw, or litigate to judgment objections to Claims or Interests; (2) to settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.

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Section 7.4      Adjustment of Claims and Interests Without Objection.

Any duplicate Claim or Interest or any Claim or Interest that has been paid, satisfied, amended, superseded, cancelled, or otherwise expunged (including pursuant to the Plan), may be adjusted or expunged (including on the Claims Register, to the extent applicable) by the Reorganized Debtors without a Claim objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court. Additionally, any Claim or Interest that is duplicative or redundant with another Claim against or Interest in the Debtors may be adjusted or expunged on the Claims Register by the Reorganized Debtors without the Reorganized Debtors having to file an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court.

Section 7.5      Disallowance of Certain Claims.

Any Claims held by Entities from which property is recoverable under sections 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be deemed Disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or an order of the Bankruptcy Court with respect thereto has been entered and all sums due have been turned over or paid to the Reorganized Debtor. All Proofs of Claim filed on account of Unimpaired Claims (including Indemnification Obligations, but other than Proofs of Claim filed pursuant to Section 5.3 or pursuant to an order of the Bankruptcy Court) shall be deemed satisfied and expunged from the Claims Register as of the Plan Effective Date to the extent such Claims are Reinstated, assumed, honored, or reaffirmed, as the case may be, pursuant to this Plan, without any further notice to or action, order, or approval of the Bankruptcy Court.

Section 7.6      Offer of Judgment.

The Reorganized Debtors are authorized to serve upon a Holder of a Claim an offer to allow judgment to be taken on account of such Claim, and, pursuant to Bankruptcy Rules 7068 and 9014, Federal Rule of Civil Procedure 68 shall apply to such offer of judgment. To the extent the Holder of a Claim or Interest must pay the costs incurred by the Reorganized Debtors after the making of such offer, the Reorganized Debtors are entitled to setoff such amounts against the amount of any distribution to be paid to such Holder without any further notice to or action, order, or approval of the Bankruptcy Court.

Section 7.7      Amendments to Claims or Interests.

On or after the Plan Effective Date, except as provided herein, a Claim or Interest may not be filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtors, and, to the extent such prior authorization is not received, any such new or amended Claim or Interest filed shall be deemed Disallowed in full and expunged without any further action.

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Section 7.8           Claims Register.

For the avoidance of doubt, notwithstanding anything to the contrary herein, on and after the Plan Effective Date, the Reorganized Debtors and the Solicitation Agent are each authorized to update the Claims Register (including via expungement) to reflect the terms of this Plan (including as set forth in Articles V–VII hereof) without the need to file an application, motion, complaint, objection, or any other legal proceeding seeking to adjust such Claim and without any further notice to or action, order, or approval of the Bankruptcy Court or the Holder of such Claim, as applicable.

Article VIII.
CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

Section 8.1      Conditions Precedent to the Plan Effective Date.

The following are conditions precedent to the Plan Effective Date that must be satisfied or waived pursuant to Section 8.2 hereof:

(a)	the following documents shall have been executed, are consistent with the Restructuring Support Agreement, shall be in full force and effect substantially contemporaneous with the consummation of the Restructuring Transactions, and shall not be stayed, modified, revised, or vacated, or subject to any pending appeal, and shall not have been terminated prior to the Plan Effective Date: (i) the New Organizational Documents; (ii) the Exit Financing Documents; (iii) the New Warrant Documents; (iv) such other orders, agreements, and documentation necessary or desirable to consummate and document the transactions contemplated by the Restructuring Support Agreement and this Plan; (v) to the extent not included in the foregoing, all other Definitive Documents and financing documents needed to effectuate the Restructuring Transactions; and (vi) all other material customary documents delivered in connection with transactions of this type (including, without limitation, any and all other documents implementing, achieving, contemplated by or relating to the Restructuring Transactions);

(b)	(i) the Restructuring Support Agreement shall not have been terminated by the Debtors or the Required Consenting First Lien Lenders; (ii) the Restructuring Support Agreement shall not have been invalidated or deemed unenforceable by the Bankruptcy Court or any other Governmental Unit; and (iii) to the extent not otherwise waived, there shall not have occurred or be continuing any event, occurrence, or condition (without regard to whether any notice thereof has been given or whether the passage of time would have to occur) that would permit the Required Consenting First Lien Lenders or the Debtors to terminate the Restructuring Support Agreement in accordance with its terms immediately upon notice, or following the passage of time, as applicable;

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(c)	all Milestones set forth in the Restructuring Support Agreement shall have been met or waived in accordance with the terms thereof;

(d)	the Bankruptcy Court shall have entered the Confirmation Order, which shall not have been stayed, reversed, vacated, amended, supplemented, or modified, and shall remain in full force and effect;

(e)	the Bankruptcy Court shall have entered the Disclosure Statement Order;

(f)	the Bankruptcy Court shall have entered the DIP Orders, and the Final DIP Order shall remain in full force and effect in a form acceptable to the Required Lenders (as defined in the DIP Credit Agreement);

(g)	no Default or Event of Default (each as defined in the DIP Credit Agreement or DIP Orders, as applicable) shall have occurred and be continuing under the DIP Credit Agreement or the DIP Orders, as applicable, that has not been waived by the DIP Agent or cured by the Debtors in a manner consistent with the DIP Facility Documents;

(h)	each of (i) the Exit Term Loan Facility, (ii) any Exit RCF, (iii) the New Equity Interests, and (iv) the New Warrants shall have been entered into, issued, or completed, as applicable, and any funding or distributions required thereunder shall have occurred substantially contemporaneously with consummation of the Restructuring Transactions, in each case, in accordance with the terms of the Restructuring Support Agreement, the Exit Financing Documents, the New Organizational Documents, the New Warrant Documents, and the documents and agreements governing the same;

(i)	all documents, certificates, and agreements necessary to implement this Plan shall have been executed and tendered for delivery to the required parties and, to the extent required, filed with the applicable Governmental Units in accordance with applicable Laws, and all conditions precedent to the effectiveness of such documents and agreements shall have been satisfied or waived pursuant to the terms thereof (or will be satisfied and waived substantially concurrently with the occurrence of the Plan Effective Date);

(j)	all actions necessary to implement this Plan shall have been effected;

(k)	all requisite governmental, regulatory, and material third-party approvals, KYC requirements, and any other authorizations, consents, rulings, or documents required to implement and effectuate the Restructuring Transactions shall have been obtained;

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(l)	there shall be no ruling, judgment, or order issued by any Governmental Unit or court of competent jurisdiction making illegal, enjoining or otherwise preventing or prohibiting Consummation or any Restructuring Transaction;

(m)	the Professional Fee Escrow Account shall have been established and the Professional Fee Reserve Amount shall have been funded in accordance with this Plan;

(n)	the Debtors shall have paid in full in Cash all Transaction Expenses, and any similar expenses as provided for in the Restructuring Support Agreement, this Plan, and/or the DIP Facility Documents, and fees and expenses payable to the Prepetition Agent, and the DIP Agent under the applicable agreements, including fees and expenses of counsel incurred or estimated to be incurred, through the Plan Effective Date;

(o)	the conditions to the effectiveness of the Exit Term Loan Facility and any Exit RCF set forth in the Exit Financing Documents (other than the occurrence of the Plan Effective Date) shall have been or contemporaneously will be satisfied or waived;

(p)	the final version of the Plan Supplement and all of the schedules, documents, and exhibits contained therein (and any amendment thereto) shall have been filed in a manner consistent with the consent rights contained herein and in the Restructuring Support Agreement;

(q)	each Definitive Document shall be in form and substance shall be consistent with the Restructuring Support Agreement (including the consent rights therein); and

(r)	every other deed, agreement, filing, notification, certificate, letter, instrument, or other document related to the Restructuring Transactions or obtaining court, regulatory, or other third-party approval thereof shall be consistent with the Restructuring Support Agreement in all respects (as reasonably determined by the Required Consenting First Lien Lenders in consultation with the Debtors).

For the avoidance of doubt, any condition that requires any agreement, order or document to be in full force and effect, or entered by the Bankruptcy Court, as applicable, shall include a requirement that such agreement, order or document is consistent with the Restructuring Support Agreement and otherwise in form and substance as set forth in the Restructuring Support Agreement.

Section 8.2      Waiver of Conditions Precedent.

The Debtors, with the consent of the Required Consenting First Lien Lenders (and, with respect to, and to the extent of, the documents over which the Required Consenting Noteholders have consent rights over, the Required Consenting Noteholders), may waive or otherwise modify any of the conditions to the Effective Date set forth above at any time, without any notice to parties in interest and without any further notice to or action, order, or approval of the Bankruptcy Court, and without any formal action other than a proceeding to confirm this Plan; provided, that the conditions in Section 8.1(n) may only be waived with the express written consent of each affected payee. The failure of the Debtors or Reorganized Debtors, as applicable, to exercise any of the foregoing rights shall not be deemed a waiver of such rights or any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

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Section 8.3      Substantial Consummation of Plan.

Substantial consummation of this Plan under section 1101(2) of the Bankruptcy Code shall be deemed to occur on the Plan Effective Date.

Article IX.
EFFECT OF PLAN CONFIRMATION

Section 9.1      [Reserved]

Section 9.2      Discharge of Claims and Termination of Interests; Compromise and Settlement of Claims, Interests, and Controversies.

Pursuant to and to the fullest extent permitted by section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in this Plan, the distributions, rights, and treatment that are provided in this Plan shall be in full and final satisfaction, settlement, release, and discharge, effective as of the Plan Effective Date, of all Interests and Claims of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against the Debtors, the Reorganized Debtors or any of their properties, including property of the Estates, and regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims, including demands, liabilities, and Causes of Action that arose before the Plan Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Plan Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (i) a Proof of Claim is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (ii) a Claim or Interest is Allowed; or (iii) the Holder of such Claim or Interest has accepted or rejected, or been deemed to accept or reject, this Plan. Except as otherwise provided herein, any default by the Debtors or their Affiliates with respect to any Claim or Interest that existed immediately prior to or on account of the filing of the Chapter 11 Cases shall be deemed cured on the Plan Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Plan Effective Date occurring, except as otherwise expressly provided in this Plan.

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Section 9.3      Releases.

(a)            RELEASES BY THE DEBTORS. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS PLAN OR THE CONFIRMATION ORDER, PURSUANT TO SECTION 1123(B) OF THE BANKRUPTCY CODE, FOR GOOD AND VALUABLE CONSIDERATION, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, AS OF THIS PLAN EFFECTIVE DATE, EACH RELEASED PARTY IS HEREBY DEEMED, CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER RELEASED AND DISCHARGED BY AND ON BEHALF OF EACH AND ALL OF THE DEBTORS, THEIR ESTATES, AND THE REORGANIZED DEBTORS, IN EACH CASE ON BEHALF OF THEMSELVES AND THEIR RESPECTIVE SUCCESSORS, ASSIGNS, AND REPRESENTATIVES, AND ANY AND ALL OTHER ENTITIES WHO MAY PURPORT TO ASSERT ANY CLAIM OR CAUSE OF ACTION, DIRECTLY OR DERIVATIVELY, BY, THROUGH, FOR, OR BECAUSE OF THE FOREGOING ENTITIES, FROM ANY AND ALL CLAIMS AND CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED OR ASSERTABLE ON BEHALF OF THE DEBTORS, THEIR ESTATES, AND THE REORGANIZED DEBTORS, WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, ASSERTED OR UNASSERTED, ACCRUED OR UNACCRUED, EXISTING OR HEREINAFTER ARISING, WHETHER IN LAW OR EQUITY, WHETHER SOUNDING IN TORT OR CONTRACT, WHETHER ARISING UNDER FEDERAL OR STATE STATUTORY OR COMMON LAW, OR ANY OTHER APPLICABLE INTERNATIONAL, FOREIGN, OR DOMESTIC LAW, RULE, STATUTE, REGULATION, TREATY, RIGHT, DUTY, REQUIREMENT, OR OTHERWISE, THAT THE DEBTORS, THE ESTATES, THE REORGANIZED DEBTORS, THEIR RESPECTIVE RELATED PARTIES, OR ANY OTHER ENTITIES CLAIMING UNDER OR THROUGH THEM WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY), OR ON BEHALF OF THE HOLDER OF ANY CLAIM AGAINST, OR EQUITY INTEREST IN, A DEBTOR OR OTHER ENTITY, OR THAT ANY HOLDER OF ANY CLAIM AGAINST OR EQUITY INTEREST IN A DEBTOR OR OTHER ENTITY COULD HAVE ASSERTED ON BEHALF OF THE DEBTORS BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS OR THEIR NON-DEBTOR AFFILIATES (INCLUDING THE MANAGEMENT, OWNERSHIP, OR OPERATION THEREOF OR OTHERWISE, OR THE PURCHASE, SALE, OR RESCISSION OF ANY SECURITY THEREOF), THE RESTRUCTURING TRANSACTIONS, THE CHAPTER 11 CASES, THE DEBTORS’ IN- OR OUT-OF-COURT RESTRUCTURING EFFORTS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THIS PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS OR INTERACTIONS BETWEEN OR AMONG ANY DEBTOR AND ANY RELEASED PARTY (EXCLUDING ANY ASSUMED EXECUTORY CONTRACT OR UNEXPIRED LEASE, OTHER THAN THE RESTRUCTURING SUPPORT AGREEMENT), THE RESTRUCTURING OF ANY CLAIM OR INTEREST BEFORE OR DURING THE CHAPTER 11 CASES, THE RESTRUCTURING SUPPORT AGREEMENT, THE PREPETITION FIRST LIEN CREDIT AGREEMENT, THE PREPETITION PIK NOTES INDENTURE, THE PREPETITION UNSECURED CONVERTIBLE NOTES INDENTURE, THE DIP FACILITY, THE DIP FACILITY DOCUMENTS, THE EXIT TERM LOAN FACILITY, THE EXIT FINANCING DOCUMENTS, THE NEW ORGANIZATIONAL DOCUMENTS, THE NEW WARRANT DOCUMENTS, THE DISCLOSURE STATEMENT, THIS PLAN, THE PLAN SUPPLEMENT, THE CONFIRMATION ORDER, THE FIRST DAY PLEADINGS, ALL OTHER DEFINITIVE DOCUMENTS, ANY OTHER CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE RESTRUCTURING TRANSACTIONS OR THE CHAPTER 11 CASES, THE FORMULATION, PREPARATION, MARKETING, DISSEMINATION, NEGOTIATION, OR FILING OF ANY OF THE FOREGOING, THE COMMENCEMENT OF THE CHAPTER 11 CASES, THE PURSUIT OF CONFIRMATION, THE PURSUIT OF CONSUMMATION, THE ADMINISTRATION AND IMPLEMENTATION OF THIS PLAN, INCLUDING THE ISSUANCE OR DISTRIBUTION OF SECURITIES PURSUANT TO THIS PLAN, OR THE DISTRIBUTION OF PROPERTY UNDER THIS PLAN OR ANY OTHER RELATED AGREEMENT RELATED TO THE RESTRUCTURING TRANSACTIONS, OR UPON ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE.

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NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION 9.3(A), THE RELEASES SET FORTH HEREIN DO NOT RELEASE (I) ANY POST-PLAN EFFECTIVE DATE OBLIGATIONS OF ANY PARTY OR ENTITY UNDER THIS PLAN, ANY RESTRUCTURING TRANSACTION, OR ANY DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT, OR IN CONNECTION WITH, THIS PLAN, (II) ANY RETAINED CAUSES OF ACTION, (III) ANY RELEASED PARTY FROM CLAIMS OR CAUSES OF ACTION ARISING FROM AN ACT OR OMISSION THAT IS JUDICIALLY DETERMINED BY A FINAL ORDER TO HAVE CONSTITUTED FRAUD, CRIMINAL MISCONDUCT, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT, OR (IV) ANY REINSTATED CLAIMS OR CAUSES OF ACTION ASSERTED OR ASSERTABLE BY ANY NON-DEBTOR AFFILIATE(S) AGAINST ANY OTHER NON-DEBTOR AFFILIATE(S) OR THE DEBTORS.

(b)            RELEASES BY HOLDERS OF CLAIMS AND INTERESTS. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS PLAN OR THE CONFIRMATION ORDER, FOR GOOD AND VALUABLE CONSIDERATION, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, AS OF THE PLAN EFFECTIVE DATE, EACH RELEASING PARTY CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER RELEASES AND DISCHARGES EACH RELEASED PARTY FROM ANY AND ALL CLAIMS AND CAUSES OF ACTION ARISING PRIOR TO THE PLAN EFFECTIVE DATE, WHETHER KNOWN OR UNKNOWN, WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, ASSERTED OR UNASSERTED, ACCRUED OR UNACCRUED, EXISTING OR HEREINAFTER ARISING, WHETHER IN LAW OR EQUITY, WHETHER SOUNDING IN TORT OR CONTRACT, WHETHER ARISING UNDER FEDERAL OR STATE STATUTORY OR COMMON LAW, OR ANY OTHER APPLICABLE INTERNATIONAL, FOREIGN, OR DOMESTIC LAW, RULE, STATUTE, REGULATION, TREATY, RIGHT, DUTY, REQUIREMENT, OR OTHERWISE, THAT THE RELEASING PARTIES WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY), BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS OR THEIR NON-DEBTOR AFFILIATES (INCLUDING THE MANAGEMENT, OWNERSHIP, OR OPERATION THEREOF OR OTHERWISE, OR THE PURCHASE, SALE, OR RESCISSION OF ANY SECURITY THEREOF), THE RESTRUCTURING TRANSACTIONS, THE CHAPTER 11 CASES, THE DEBTORS’ IN- OR OUT-OF-COURT RESTRUCTURING EFFORTS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THIS PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS OR INTERACTIONS BETWEEN OR AMONG ANY RELEASING PARTY AND ANY RELEASED PARTY, THE RESTRUCTURING OF ANY CLAIM OR INTEREST BEFORE OR DURING THE CHAPTER 11 CASES, THE RESTRUCTURING SUPPORT AGREEMENT, THE PREPETITION FIRST LIEN CREDIT AGREEMENT, THE DIP FACILITY, THE DIP FACILITY DOCUMENTS, THE EXIT TERM LOAN FACILITY, THE EXIT FINANCING DOCUMENTS, THE NEW ORGANIZATIONAL DOCUMENTS, THE NEW WARRANT DOCUMENTS, THE DISCLOSURE STATEMENT, THIS PLAN, THE PLAN SUPPLEMENT, THE CONFIRMATION ORDER, THE FIRST DAY PLEADINGS, ANY OTHER DEFINITIVE DOCUMENTS, ANY OTHER CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE RESTRUCTURING TRANSACTIONS OR THE CHAPTER 11 CASES, THE FORMULATION, PREPARATION, MARKETING, DISSEMINATION, NEGOTIATION, OR FILING OF ANY OF THE FOREGOING, THE COMMENCEMENT OF THE CHAPTER 11 CASES, THE PURSUIT OF CONFIRMATION, THE PURSUIT OF CONSUMMATION, THE ADMINISTRATION AND IMPLEMENTATION OF THIS PLAN, INCLUDING THE ISSUANCE OR DISTRIBUTION OF SECURITIES PURSUANT TO THIS PLAN, OR THE DISTRIBUTION OF PROPERTY UNDER THIS PLAN OR ANY OTHER RELATED AGREEMENT RELATED TO THE RESTRUCTURING TRANSACTIONS, OR UPON ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE.

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Notwithstanding anything to the contrary in the foregoing, the releases contained in this section 9.3(b) shall not be construed as releasing (i) any Released Party from Claims or Causes of Action arising from an act or omission that is judicially determined by a Final Order to have constituted actual fraud, willful misconduct, criminal misconduct, or gross negligence, (ii) any post-Plan Effective Date obligations of any party or Entity under thIS Plan, the Confirmation Order, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement thIS Plan or the transactions contemplated by the Confirmation Order, or (iii) any Claims or Causes of Action asserted or assertable by any non-Debtor Affiliate(s) against any other non-Debtor Affiliate(s) or the Debtors.

Section 9.4      Exculpation and Limitation of Liability.

WITHOUT AFFECTING OR LIMITING THE RELEASES SET FORTH IN SECTION 9.3 OF THIS PLAN, AND NOTWITHSTANDING ANYTHING IN THIS SECTION 9.4 TO THE CONTRARY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NO EXCULPATED PARTY SHALL HAVE OR INCUR LIABILITY FOR, AND EACH EXCULPATED PARTY IS HEREBY EXCULPATED FROM, ANY CAUSE OF ACTION BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS OR THEIR NON-DEBTOR AFFILIATES (INCLUDING THE MANAGEMENT, OWNERSHIP, OR OPERATION THEREOF OR OTHERWISE, OR THE PURCHASE, SALE, OR RESCISSION OF ANY SECURITY THEREOF), THE RESTRUCTURING TRANSACTIONS, THE CHAPTER 11 CASES, THE DEBTORS’ RESTRUCTURING EFFORTS, THE RESTRUCTURING OF ANY CLAIM OR INTEREST, THE RESTRUCTURING SUPPORT AGREEMENT, THE PREPETITION FIRST LIEN CREDIT AGREEMENT, THE DIP FACILITY, THE DIP FACILITY DOCUMENTS, THE EXIT TERM LOAN FACILITY, THE EXIT FINANCING DOCUMENTS, THE NEW ORGANIZATIONAL DOCUMENTS, THE NEW WARRANT DOCUMENTS, THE DISCLOSURE STATEMENT, THIS PLAN, THE PLAN SUPPLEMENT, THE CONFIRMATION ORDER, THE FIRST DAY PLEADINGS, ANY OTHER DEFINITIVE DOCUMENTS, ANY OTHER CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE RESTRUCTURING TRANSACTIONS OR THE CHAPTER 11 CASES, THE FORMULATION, PREPARATION, MARKETING, DISSEMINATION, NEGOTIATION, OR FILING OF ANY OF THE FOREGOING, THE COMMENCEMENT OF THE CHAPTER 11 CASES, THE PURSUIT OF CONFIRMATION, THE PURSUIT OF CONSUMMATION, THE ADMINISTRATION AND IMPLEMENTATION OF THIS PLAN, INCLUDING THE ISSUANCE OR DISTRIBUTION OF SECURITIES PURSUANT TO THIS PLAN, OR THE DISTRIBUTION OF PROPERTY UNDER THIS PLAN OR ANY OTHER RELATED AGREEMENT RELATED TO THE RESTRUCTURING TRANSACTIONS, OR UPON ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE DURING THE PERIOD BETWEEN THE PETITION DATE AND THE PLAN EFFECTIVE DATE. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE EXCULPATIONS IN THIS PLAN SHALL NOT EXCULPATE ANY ENTITY FROM CLAIMS OR CAUSES OF ACTION ARISING FROM AN ACT OR OMISSION THAT IS JUDICIALLY DETERMINED BY A FINAL ORDER TO HAVE CONSTITUTED FRAUD, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE. FOR THE AVOIDANCE OF DOUBT, THE EXCULPATIONS CONTAINED IN THIS PLAN WILL BE IN ADDITION TO, AND NOT IN LIMITATION OF, THE RELEASES SET FORTH IN THIS PLAN.

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Section 9.5      Injunction.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS PLAN, OR FOR DISTRIBUTIONS REQUIRED TO BE PAID OR DELIVERED PURSUANT TO THIS PLAN OR THE CONFIRMATION ORDER, ALL ENTITIES THAT HAVE HELD, HOLD, OR MAY HOLD CLAIMS, INTERESTS, OR CAUSES OF ACTION THAT ARE (I) RELEASED OR DISCHARGED PURSUANT TO THIS PLAN, OR (II) SUBJECT TO EXCULPATION PURSUANT TO THIS PLAN, AND ALL OTHER PARTIES IN INTEREST, ARE PERMANENTLY ENJOINED, FROM AND AFTER THIS PLAN EFFECTIVE DATE, FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST, THE DEBTORS, THE REORGANIZED DEBTORS, THE RELEASED PARTIES, AND/OR THE EXCULPATED PARTIES (TO THE EXTENT OF THE EXCULPATION PROVIDED HEREIN WITH RESPECT TO THE EXCULPATED PARTIES), AS APPLICABLE, WITH RESPECT TO SUCH CLAIMS, INTERESTS, AND CAUSES OF ACTION: (A) COMMENCING, CONDUCTING, OR CONTINUING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY SUIT, ACTION, OR OTHER PROCEEDING OF ANY KIND (INCLUDING ANY PROCEEDING IN A JUDICIAL, ARBITRAL, ADMINISTRATIVE, OR OTHER FORUM) ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, INTERESTS, OR CAUSES OF ACTION; (B) ENFORCING, LEVYING, ATTACHING (INCLUDING ANY PREJUDGMENT ATTACHMENT), COLLECTING, OR OTHERWISE RECOVERING IN ANY MANNER OR BY ANY MEANS, WHETHER DIRECTLY OR INDIRECTLY, ANY JUDGMENT, AWARD, DECREE, OR ORDER AGAINST SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, INTERESTS, OR CAUSES OF ACTION; (C) CREATING, PERFECTING, OR OTHERWISE ENFORCING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY LIEN OR ENCUMBRANCE OF ANY KIND AGAINST SUCH ENTITIES OR THE PROPERTY OR THE ESTATES OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, INTERESTS, OR CAUSES OF ACTION; (D) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION, OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM SUCH ENTITIES OR AGAINST THE PROPERTY OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, INTERESTS, OR CAUSES OF ACTION UNLESS SUCH ENTITY HAS TIMELY ASSERTED SUCH SETOFF RIGHT IN A TIMELY FILED PROOF OF CLAIM OR OTHER DOCUMENT FILED WITH THE BANKRUPTCY COURT EXPLICITLY PRESERVING SUCH SETOFF; (E) ACTING OR PROCEEDING IN ANY MANNER, IN ANY PLACE WHATSOEVER, THAT DOES NOT CONFORM TO OR COMPLY WITH THE PROVISIONS OF THIS PLAN AND CONFIRMATION ORDER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW; AND (F) COMMENCING OR CONTINUING, IN ANY MANNER OR IN ANY PLACE, ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, INTERESTS, OR CAUSES OF ACTION RELEASED, SETTLED, AND/OR TREATED PURSUANT TO THIS PLAN.

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UPON ENTRY OF THE CONFIRMATION ORDER, ALL HOLDERS OF CLAIMS AND INTERESTS AND THEIR RESPECTIVE RELATED PARTIES, IN THEIR CAPACITIES AS SUCH, SHALL BE ENJOINED FROM TAKING ANY ACTIONS TO INTERFERE WITH THE IMPLEMENTATION OR CONSUMMATION OF THIS PLAN.

NO PERSON OR ENTITY MAY COMMENCE OR PURSUE A CLAIM OR CAUSE OF ACTION OF ANY KIND AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, THE EXCULPATED PARTIES, OR THE RELEASED PARTIES THAT RELATES TO OR IS REASONABLY LIKELY TO RELATE TO ANY ACT OR OMISSION IN CONNECTION WITH, RELATING TO, OR ARISING OUT OF A CLAIM OR CAUSE OF ACTION RELEASED, DISCHARGED, SETTLED, OR THAT IS SUBJECT TO EXCULPATION PURSUANT TO THIS PLAN, WITHOUT THE BANKRUPTCY COURT (I) FIRST DETERMINING, AFTER NOTICE AND A HEARING, THAT SUCH CLAIM OR CAUSE OF ACTION REPRESENTS A COLORABLE CLAIM OF ANY KIND, AND (II) SPECIFICALLY AUTHORIZING SUCH PERSON OR ENTITY TO BRING SUCH CLAIM OR CAUSE OF ACTION AGAINST ANY SUCH DEBTOR, REORGANIZED DEBTOR, EXCULPATED PARTY, OR RELEASED PARTY.

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NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE INJUNCTION DOES NOT ENJOIN ANY PARTY UNDER THIS PLAN, THE CONFIRMATION ORDER, OR UNDER ANY OTHER DEFINITIVE DOCUMENT OR OTHER DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THIS PLAN OR THE CONFIRMATION ORDER, FROM BRINGING AN ACTION TO ENFORCE THE TERMS OF THIS PLAN, THE CONFIRMATION ORDER, THE RESTRUCTURING SUPPORT AGREEMENT, ANY OTHER DEFINITIVE DOCUMENT, OR ANY OTHER DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THIS PLAN OR THE CONFIRMATION ORDER.

THE INJUNCTIONS IN THIS SECTION 9.5 SHALL EXTEND TO ANY SUCCESSORS OF THE DEBTORS, THE REORGANIZED DEBTORS, THE RELEASED PARTIES, AND THE EXCULPATED PARTIES AND THEIR RESPECTIVE PROPERTY AND INTERESTS IN PROPERTY. EACH OF THE DEBTORS, THE REORGANIZED DEBTORS, THE EXCULPATED PARTIES, AND THE RELEASED PARTIES IS EXPRESSLY AUTHORIZED HEREBY TO SEEK THE ENFORCEMENT OF THE INJUNCTIONS IN THIS SECTION 9.5.

Section 9.6      Setoffs and Recoupment.

(a)            Except as otherwise provided herein or in the DIP Orders, the Reorganized Debtors pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable bankruptcy or non-bankruptcy Law, or as may be agreed to by the Holder of an Allowed Claim, may set off or recoup against any Allowed Claim and the distributions to be made pursuant to this Plan on account of such Allowed Claim, any Claims, rights, and Causes of Action of any nature that the Debtors or Reorganized Debtors may hold against the Holder of such Allowed Claim, to the extent such Claims, rights, or Causes of Action have not been otherwise compromised or settled on or prior to the Plan Effective Date (whether pursuant to this Plan, a Final Order or otherwise); provided that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim pursuant to this Plan shall constitute a waiver or release by such Reorganized Debtors of any such Claims, rights, and Causes of Action.

(b)            In no event shall any Holder of Claims be entitled to set off or recoup any Claim against any Claim, right, or Cause of Action of a Debtor or a Reorganized Debtor, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors in accordance with Section 11.11 hereof on or before the Plan Effective Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

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Section 9.7      Release of Liens.

(a)            Except as otherwise provided herein or in any Definitive Document, contract, instrument, release, or other agreement or document created pursuant to this Plan, on the Plan Effective Date and concurrently with the applicable distributions made pursuant to this Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns.

(b)            To the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to this Plan, or any agent for such Holder, has filed or recorded publicly any Liens or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Plan Effective Date, such Holder (or the agent for such Holder) shall take, and is hereby directed to take, any and all steps requested by the Debtors or the Reorganized Debtors that are necessary or desirable to record, evidence, or effectuate the cancellation, release, or extinguishment of such Liens or security interests, including the making of any applicable filings or recordings, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such Holder’s (or the applicable agents for such Holder’s) behalf.

Section 9.8      Protection Against Discriminatory Treatment.

In accordance with section 525 of the Bankruptcy Code, and consistent with paragraph 2 of Article VI of the United States Constitution, no Governmental Unit shall discriminate against any (Reorganized) Debtor or any Entity with which a (Reorganized) Debtor has been or is associated, solely because such (Reorganized) Debtor (i) is or was a debtor under chapter 11, (ii) may have been insolvent before the commencement of the Chapter 11 Cases or during the Chapter 11 Cases prior to the Effective Date, or (iii) has not paid a debt that is dischargeable in the Chapter 11 Cases.

Section 9.9      Securities and Exchange Commission.

Notwithstanding any language to the contrary herein, in the Disclosure Statement, or in the Confirmation Order, no provision shall (a) preclude the United States Securities and Exchange Commission from enforcing its police or regulatory powers or (b) enjoin, limit, impair, or delay it from commencing or continuing any Claims, Causes of Action, proceedings, or investigations against any non-Debtor Entity in any forum.

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Article X.
RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order or the occurrence of the Plan Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and this Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

(a)            Allow, Disallow, determine, liquidate, classify, estimate, or establish the priority, nature, validity, amount, or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance, priority or amount of Claims or Interests;

(b)            Decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Retained Professionals authorized pursuant to the Bankruptcy Code or this Plan;

(c)            Resolve any matters related to: (i) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which any Debtor is party or with respect to which any Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Cure Costs arising therefrom, including Cure Costs pursuant to section 365 of the Bankruptcy Code; (ii) any actual or purported contractual obligation under any Executory Contract or Unexpired Lease that is assumed; and (iii) any dispute regarding whether a contract or lease is or was executory or expired;

(d)            Ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of this Plan;

(e)            Adjudicate, decide, or resolve any motions, adversary proceedings, contested, or litigated matters, and any other matters, and grant or deny any applications involving the Debtors that may be pending on the Plan Effective Date;

(f)            Resolve any matters related to recovering assets of the Debtors and property of the Debtors’ estates, wherever located;

(g)            Adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

(h)            Resolve any and all avoidance or recovery actions under sections 105, 502(d), 542 through 551, or 553 of the Bankruptcy Code;

(i)            Resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the interpretation or enforcement of this Plan or any Entity’s obligations incurred in connection with this Plan;

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(j)            Enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of this Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with this Plan, including the Disclosure Statement, the Confirmation Order, and the Restructuring Support Agreement;

(k)            Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of this Plan;

(l)            Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, or other provisions contained in this Plan and enter such orders as may be necessary or appropriate to implement such releases, injunctions, or other provisions;

(m)            Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Interest for amounts not timely repaid;

(n)            Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

(o)            Determine any other matters that may arise in connection with or relating to this Plan, the Disclosure Statement, the Confirmation Order, the Restructuring Support Agreement, or any contract, instrument, release, indenture, or other agreement or document created in connection with this Plan or the Disclosure Statement;

(p)            Enter an order or final decree concluding or closing the Chapter 11 Cases;

(q)            Adjudicate any and all disputes arising from or relating to distributions under this Plan or the Restructuring Transactions;

(r)            Consider any modifications of this Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

(s)            Hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with this Plan (other than any dispute arising after the Plan Effective Date under, or directly with respect to, the Exit Financing Documents, the New Warrant Documents, the New Organizational Documents, and the Management Incentive Plan, which such disputes shall be adjudicated in accordance with the terms of the Exit Financing Documents, the New Warrant Documents, the New Organizational Documents, and the respective documents evidencing the Management Incentive Plan, respectively);

(t)            Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, or 1146 of the Bankruptcy Code;

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(u)            Hear and determine all disputes involving the existence, nature, or scope of the Debtors’ discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program effectuated hereby;

(v)            Enforce all orders previously entered by the Bankruptcy Court; and

(w)            Hear any other matter not inconsistent with the Bankruptcy Code, this Plan, or the Confirmation Order.

Article XI.
MISCELLANEOUS PROVISIONS

Section 11.1      Immediate Binding Effect.

Notwithstanding Bankruptcy Rules 3020(e), 6003, 6004(h), or 7062 or otherwise, upon the occurrence of the Plan Effective Date (or, to the extent expressly provided herein or in the Confirmation Order, the Confirmation Date), the terms of this Plan and the final versions of the documents contained in the Plan Supplement shall be immediately effective and enforceable and deemed binding upon, and inure to the benefit of, the Debtors, the Reorganized Debtors, any and all Holders of Claims and Interests (irrespective of whether Holders of such Claims or Interests have or are deemed to have accepted this Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in this Plan, each Entity acquiring property under this Plan, any and all non-Debtor parties to Executory Contracts and Unexpired Leases, all other parties in interest in the Chapter 11 Cases, and their respective Related Parties. The Confirmation Order shall operate as a waiver of any stay of enforcement otherwise applicable, including pursuant to Bankruptcy Rules 3020(e) and 7062.

Section 11.2      No Substantive Consolidation.

The Plan is being proposed as a joint plan of reorganization of the Debtors for administrative purposes only and constitutes a separate chapter 11 plan of reorganization for each Debtor. The Plan is not premised upon the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in the Plan.

Section 11.3      Amendments.

(a)            Plan Modifications. Subject to the limitations contained in this Plan, the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules: (a) to amend or modify this Plan prior to the entry of the Confirmation Order, including amendments or modifications to satisfy section 1129(b) of the Bankruptcy Code; and (b) after the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as the case may be, may, upon order of the Bankruptcy Court, amend or modify this Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in this Plan in such manner as may be necessary to carry out the purpose and intent of this Plan; provided that such amendment in (a) or (b) above shall be reasonably acceptable to the Required Consenting First Lien Lenders and subject to the consent rights set forth in the Restructuring Support Agreement and the DIP Facility Documents.

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(b)            Effect of Confirmation on Modifications. Entry of the Confirmation Order shall constitute approval of all modifications or amendments to this Plan since the solicitation thereof pursuant to section 1127(a) of the Bankruptcy Code, and a finding that such amendments or other modifications to the Plan do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019.

(c)            Certain Technical Amendments. Prior to the Plan Effective Date, with the reasonable consent of the Required Consenting First Lien Lenders and subject to the consent rights set forth in the Restructuring Support Agreement and the DIP Facility Documents, the Debtors may make appropriate technical adjustments and modifications to this Plan without further order or approval of the Bankruptcy Court.

Section 11.4      Revocation or Withdrawal of Plan.

Subject to the conditions to the Plan Effective Date, and subject to the terms of the Restructuring Support Agreement, the Debtors reserve the right to revoke or withdraw this Plan prior to the entry of the Confirmation Order and to file subsequent plans of reorganization. If the Debtors revoke or withdraw this Plan, or if entry of the Confirmation Order or the Plan Effective Date does not otherwise occur, then: (a) this Plan shall be null and void in all respects; (b) any settlement or compromise embodied in this Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected by this Plan and any document or agreement executed pursuant hereto shall be deemed null and void; and (c) nothing contained in this Plan shall: (i) constitute a waiver or release of any Causes of Action or any Claims by or against, or any Interests in, the Debtors or any other Entity; (ii) prejudice in any manner the rights of the Debtors or any other Entity; or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity.

Section 11.5      Governing Law.

Except to the extent that the Bankruptcy Code, the Bankruptcy Rules, or other federal Law, rule, or regulation is applicable, or to the extent that an exhibit, supplement, or other document related to this Plan (including, without limitation, the DIP Facility Documents, the Exit Financing Documents, the New Organizational Documents, the New Warrant Documents, and the documents related to any Management Incentive Plan), provides otherwise, this Plan shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the principles of conflict of Laws thereof that would require application of the Law of another jurisdiction.

Section 11.6      Successors and Assigns.

The rights, benefits, and obligations of any Entity named or referred to in this Plan shall be binding on and shall inure to the benefit of any heir, executor, administrator, successor, Affiliate, assign, officer, director, agent, representative, attorney, beneficiary, or guardian, if any, of each such Entity.

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Section 11.7      No Successor Liability.

Except as otherwise expressly provided in this Plan and the Confirmation Order, the Reorganized Debtors (a) are not, and shall not be deemed to assume, agree to perform, pay or otherwise have any responsibilities for any liabilities or obligations of the Debtors or any other Entity relating to or arising out of the operations or the assets of the Debtors on or prior to the Plan Effective Date, (b) are not, and shall not be, successors to the Debtors by reason of any theory of law or equity or responsible for the knowledge or conduct of the Debtors prior to the Plan Effective Date and (c) shall not have any successor or transferee liability of any kind or character.

Section 11.8      Severability.

Subject to the terms of the Restructuring Support Agreement, if, prior to the entry of the Confirmation Order, any term or provision of this Plan is determined by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to render it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as so altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remaining terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

Section 11.9      Filing of Additional Documents.

On or before the Plan Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan, subject to the terms of this Plan and the Restructuring Support Agreement. The Debtors or Reorganized Debtors, as applicable, and all Holders of Claims or Interests receiving distributions pursuant to this Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan or the Confirmation Order.

Section 11.10      Reservation of Rights.

This Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order. None of the filing of this Plan, any statement or provision contained in this Plan, or the taking of any action by the Debtors with respect to this Plan or the Disclosure Statement, shall be or shall be deemed to be an admission or waiver of any rights of the Debtors with respect to the Holders of Claims or Interests or any other matter prior to the Plan Effective Date.

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Section 11.11      Service of Documents.

Any pleading, notice, or other document required by this Plan to be served on or delivered to the Debtors or Reorganized Debtors shall be served on:

Inotiv, Inc.

2701 Kent Avenue,

West Lafayette, IN 47906

Attn: President

Email: bleasure@inotivco.com

with copies to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036

Attn:                Cristine Pirro Schwarzman

Daniel I. Forman

Email:              cristine.schwarzman@ropesgray.com

daniel.forman@ropesgray.com

Proposed Co-Counsel to the Debtors

and

Hunton Andrews Kurth LLP

600 Travis Street, Suite 4200

Houston, Texas 77002

Attn:                Timothy A. (“Tad”) Davidson II

Philip M. Guffy

Kaleb Bailey

E-mail:            taddavidson@hunton.com

philipguffy@hunton.com

kbailey@hunton.com

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Proposed Co-Counsel to the Debtors

and

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017-3918

Attn:                 Damian Schaible

Jonah A. Peppiatt

Amber Leary

Moshe Melcer

Email:             damian.schaible@davispolk.com

jonah.peppiatt@davispolk.com

amber.leary@davispolk.com

moshe.melcer@davispolk.com

Co-Counsel to the First Lien Ad Hoc Group

and

Haynes and Boone, LLP

1221 McKinney Street, Suite 4000

Houston, TX 77010-2008

Attn:                Charles A. Beckham Jr.

Kelli Stephenson Norfleet

Arsalan Muhammad

David Trausch

Email:             charles.beckham@haynesboone.com

kelli.norfleet@haynesboone.com

arsalan.muhammad@haynesboone.com

david.trausch@haynesboone.com

Co-Counsel to the First Lien Ad Hoc Group

and

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attn:               Jacob A. Adlerstein

Timothy Cruickshank

Lucian Wang

Email:              jadlerstein@paulweiss.com

tcruikshank@paulweiss.com

lwang@paulweiss.com

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Co-Counsel to the Ad Hoc Noteholder Group

and

Cole Schotz P.C.

1325 Avenue of the Americas

New York, NY 10019

Attn:               Daniel F. X. Geoghan

Email:              dgeoghan@coleschotz.com

Co-Counsel to the Ad Hoc Noteholder Group

and

Office of the United States Trustee

Southern District of Texas

515 Rusk Street, Suite 3516

Houston, TX 77002

Attn:               Christopher Ross Travis

                        Jayson B. Ruff

Email:             c.ross.travis@usdoj.gov

                        jayson.b.ruff@usdoj.gov

After the Effective Date, the Reorganized Debtors are authorized (but not directed) to send a notice to Entities informing them that in order to continue to receive documents pursuant to Bankruptcy Rule 2002, they must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have filed such renewed requests.

Section 11.12      Section 1125(e) of the Bankruptcy Code.

As of the Confirmation Date, (a) the Debtors and their Related Parties shall be deemed to have solicited acceptances of this Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including section 1125(e) of the Bankruptcy Code, and any applicable non-bankruptcy Law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation and (b) the Debtors and the Consenting First Lien Lenders, the Prepetition Agent, the Consenting PIK Noteholders, the Consenting Unsecured Convertible Noteholders, the Trustees, and each of their respective Related Parties shall be deemed to have participated in good faith, and in compliance with the applicable provisions of the Bankruptcy Code, in the offer and issuance of any securities under this Plan, and, therefore, are not, and on account of such offer, issuance and solicitation shall not be, liable at any time for any violation of any applicable Law, rule or regulation governing the solicitation of acceptances or rejections of this Plan or the offer and issuance of any securities under this Plan.

Section 11.13      Tax Reporting and Compliance.

The Reorganized Debtors shall be authorized to request an expedited determination under section 505(b) of the Bankruptcy Code for all tax returns filed for, or on behalf of, the Debtors for any and all taxable periods ending after the Petition Date through, and including, the Plan Effective Date.

Section 11.14      Exhibits, Schedules, and Supplements.

All exhibits, schedules, and supplements to this Plan are incorporated into and are a part of this Plan as if fully set forth herein.

Section 11.15      Entire Agreement.

Except as otherwise indicated, and without limiting the effectiveness or the Restructuring Support Agreement, on the Plan Effective Date, this Plan shall supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into this Plan.

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Section 11.16      Allocation of Payments.

To the extent that any Allowed Claim entitled to distribution hereunder is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for all U.S. federal income tax purposes, be allocated to the principal amount of such Claim first, and then, to the extent that the consideration exceeds such principal amount, to the portion of such Claim representing accrued but unpaid interest (but solely to the extent that interest is an allowable portion of such Allowed Claim).

Section 11.17      Conflicts.

In the event of a conflict or inconsistency between this Plan and the Disclosure Statement, the terms of this Plan shall control in all respects. In the event of a conflict between this Plan and a Final Order of the Bankruptcy Court (other than the Confirmation Order), the Plan shall control. In the event of a conflict between this Plan (without reference to the Plan Supplement) and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document or in the Confirmation Order). In the event of a conflict between this Plan (including the Plan Supplement) and any other executed Definitive Document, the terms of the relevant executed Definitive Document shall control (unless stated in the Confirmation Order). The provisions of this Plan and of the Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided that if there is determined to be any inconsistency between any Plan provision and any provision of the Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of the Confirmation Order shall govern and any such provision of the Confirmation Order shall be deemed a modification of this Plan and shall control and take precedence.

Section 11.18      Closing of Chapter 11 Cases; Case Caption.

(a)            As of the Plan Effective Date, all of the Chapter 11 Cases, other than the Chapter 11 Case of [·] (the “Remaining Case”), shall be closed (and the Confirmation Order shall serve as the final decree for such cases) without the need for further motion, notice, or order. After the Retained Professionals’ final fee applications have been filed, heard (if applicable), and resolved, the Reorganized Debtor in the Remaining Case may submit an order to the Bankruptcy Court under certification of counsel closing the Remaining Case; provided, that matters concerning Claims may be heard and adjudicated in any (Reorganized) Debtor’s Chapter 11 Case that remains open regardless of whether the applicable Claim is against a (Reorganized) Debtor in a Chapter 11 Case that is closed.

(b)            Notwithstanding any prior order entered in the Chapter 11 Cases to the contrary (e.g., any joint administration order), on or after the Confirmation Date, the (Reorganized) Debtors are authorized, without further order of the Bankruptcy Court, to revise the consolidated case caption of the Chapter 11 Cases, thereby reflecting changes to any of the (Reorganized) Debtors’ legal names, by filing a notice of such change with the Bankruptcy Court. Upon the filing of such notice of caption change, the (Reorganized) Debtors and all other parties are directed to use such updated case caption in all further pleadings and other papers filed in the Chapter 11 Cases and any adversary proceeding commenced thereunder.

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Section 11.19      Term of Injunctions or Stays.

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Plan Effective Date or the date indicated in any order providing for such injunction or stay. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

Respectfully submitted,

Inotiv, Inc.
(on behalf of itself and its affiliated Debtors)

By:	/s/
Name: Beth A. Taylor
Title: Chief Financial Officer

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EXHIBIT B

Restructuring Support Agreement

THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER OR ACCEPTANCE WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTIONS 1125 OR 1126 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS OR PROVISIONS OF THE BANKRUPTCY CODE. THIS RESTRUCTURING SUPPORT AGREEMENT DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS WITH RESPECT TO THE TRANSACTIONS DESCRIBED or otherwise referred to HEREIN, WHICH TRANSACTIONS WILL BE SUBJECT in all respects TO THE COMPLETION OF DEFINITIVE DOCUMENTS INCORPORATING, OR OTHERWISE IN ACCORDANCE WITH, THE TERMS AND CONDITIONS SET FORTH HEREIN, AND THE CLOSING OF ANY SUCH TRANSACTION SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS and the consent RIGHTS OF THE PARTIES SET FORTH HEREIN AND therein. NOTHING CONTAINED IN THIS RESTRUCTURING SUPPORT AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT is made and entered into as of June 2, 2026 (the “Execution Date”), by and among the following parties (each of the following described in sub-clauses (i) through (vi) of this preamble, a “Party”):

i.	Inotiv, Inc., an Indiana corporation, and each of its undersigned subsidiaries (each, a “Company Party” and collectively, the “Company”);

ii.	the undersigned beneficial holders of, or investment advisors, sub-advisors, or managers of discretionary accounts or funds that beneficially hold, Prepetition First Lien Claims (in each case, solely in their respective capacities as such) that have executed and delivered counterpart signature pages to this Agreement (together with any Prepetition First Lien Lenders that execute and deliver a Joinder from time to time after the date hereof in accordance herewith, the “Consenting First Lien Lenders”) in accordance herewith;

iii.	the undersigned beneficial holders of, or investment advisors, sub-advisors, or managers of discretionary accounts or funds that beneficially hold, Prepetition PIK Notes Claims (in each case, solely in their respective capacities as such) that have executed and delivered counterpart signature pages to this Agreement (together with any Prepetition PIK Noteholders that execute and deliver a Joinder from time to time after the date hereof in accordance herewith, the “Consenting PIK Noteholders”) in accordance herewith; and

iv.	the undersigned beneficial holders of, or investment advisors, sub-advisors, or managers of discretionary accounts or funds that beneficially hold, Prepetition Unsecured Convertible Notes Claims (in each case, solely in their respective capacities as such) that have executed and delivered counterpart signature pages to this Agreement (together with any Prepetition Unsecured Convertible Noteholders that execute and deliver a Joinder from time to time after the date hereof in accordance herewith, the “Consenting Unsecured Convertible Noteholders,” and together with the Consenting First Lien Lenders and Consenting PIK Noteholders, the “Consenting Stakeholders”) in accordance herewith.

RECITALS

WHEREAS, the Company and the undersigned Consenting Stakeholders have in good faith and at arm’s length negotiated certain restructuring transactions with respect to the Company’s capital structure on the terms set forth in this Agreement, including, for the avoidance of doubt, as specified in the term sheet attached hereto as Exhibit B (together with all exhibits, annexes, schedules, term sheets, and other attachments thereto, the “Restructuring Term Sheet,” and such transactions, the “Restructuring Transactions”);

WHEREAS, the Company intends to implement the Restructuring Transactions through the commencement by the Debtors of voluntary, “straddle prepackaged” cases under chapter 11 of the Bankruptcy Code in the Bankruptcy Court (the “Chapter 11 Cases”);

WHEREAS, as of the date hereof, (a) the Consenting First Lien Lenders hold more than 66.67% of the aggregate principal amount of the Prepetition First Lien Claims, (b) the Consenting PIK Noteholders hold more than 66.67% of the aggregate principal amount of the Prepetition PIK Notes Claims, and (c) the Consenting Unsecured Convertible Noteholders hold more than 66.67% of the aggregate principal amount of the Prepetition Unsecured Convertible Notes Claims; and

WHEREAS, the Parties have agreed to express their mutual support and take certain actions in support of the Restructuring Transactions on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants, representations, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

AGREEMENT

Section 1.               Definitions and Interpretation.

1.01.         Definitions. The following terms shall have the following definitions:

“Ad Hoc Groups” means, collectively, the First Lien Ad Hoc Group and the Ad Hoc Noteholder Group.

“Ad Hoc Noteholder Group” means that certain ad hoc group of Prepetition Unsecured Convertible Noteholders and Prepetition PIK Noteholders represented by Paul, Weiss, and Cole Schotz as the membership thereof may change from time to time.

“Ad Hoc Noteholder Group Fees and Expenses” means the reasonable and documented fees and expenses incurred by (a) Paul, Weiss, which fees and expenses incurred on or after the Execution Date shall not exceed $350,000, and (b) Cole Schotz, which fees and expenses incurred before, on, or after the Execution Date shall not exceed $50,000, in each case, in connection with the representation of the Ad Hoc Noteholder Group, in connection with the negotiation or implementation of this Agreement or the Restructuring Transactions (payable in accordance with the applicable fee reimbursement letter entered into by any Debtor and such professionals and to the extent not otherwise paid pursuant to the DIP Orders or DIP Documents).

“Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code as if such entity was a debtor in a case under the Bankruptcy Code.

“Agent/Trustee” means any current administrative agent, indenture trustee, collateral trustee, or other trustee, agent, or similar Entity (including any current successors) in connection with the DIP Facility, Prepetition Term Loans, Prepetition PIK Notes, or Prepetition Unsecured Convertible Notes.

2

“Agreement” means this agreement together with all exhibits (including, for the avoidance of doubt, the Restructuring Term Sheet and the attachments thereto), annexes, signature pages, schedules, and other attachments hereto in accordance with Section 13.02.

“Agreement Effective Date” means the date on which the conditions set forth in Section 2 have been satisfied or waived by the appropriate Parties in accordance with this Agreement.

“Agreement Effective Period” means, with respect to a Party, the period from the Agreement Effective Date to the Termination Date applicable to that Party.

“Alternative Restructuring Proposal” means any written or oral plan, inquiry, proposal, offer, bid, term sheet, discussion, or agreement with respect to any sale, disposition, new-money investment, restructuring, reorganization, merger, amalgamation, acquisition, consolidation, dissolution, financing (including any debtor-in-possession financing or exit financing) or refinancing (debt or equity), liquidation, share issuance, consent solicitation, exchange offer, tender offer, recapitalization, plan of reorganization, share exchange, business combination, joint venture, partnership, or similar transaction involving the Company Parties or their assets, debt, equity, or other interests that, in each case, is an alternative to any Restructuring Transaction or is inconsistent with this Agreement or the Restructuring Transactions.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas presiding over the Chapter 11 Cases or, in the event of any withdrawal of reference under 28 U.S.C. § 157, the United States District Court for the Southern District of Texas.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the local rules, procedures, and general orders of the Bankruptcy Court, as in effect on the Petition Date.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York, New York.

“Cash Collateral” has the meaning ascribed to it in section 363(a) of the Bankruptcy Code.

“Causes of Action” means any Claims, Interests, damages, remedies, causes of action, demands, rights, actions, controversies, proceedings, agreements, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, Liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, whether arising before, on, or after the Petition Date, in contract, tort, Law, equity, or otherwise. For the avoidance of doubt, Causes of Action include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by Law or in equity; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) claims and defenses set forth in section 558 of the Bankruptcy Code; and (e) any avoidance actions arising under chapter 5 of the Bankruptcy Code or under similar local, state, federal, or foreign statutes and common law, including fraudulent transfer laws.

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“Chapter 11 Cases” has the meaning set forth in the recitals to this Agreement.

“Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any Debtor.

“Cole Schotz” means Cole Schotz P.C.

“Company Claim/Interest” means any Claim against, or Interest in, a Company Party or, where the context requires, a Debtor.

“Company Party” has the meaning set forth in the preamble to this Agreement.

“Company Termination Notice” has the meaning set forth in Section 10.03.

“Confidentiality Agreement” means any executed confidentiality agreement, including with respect to the issuance of a “cleansing letter” or other public disclosure of material non-public information, in connection with or related to any potential transaction involving the Company.

“Confirmation Order” means an order of the Bankruptcy Court in the Chapter 11 Cases confirming the Plan and approving the Disclosure Statement on a final basis, consistent and in accordance herewith.

“Consenting First Lien Lender Termination Notice” has the meaning set forth in Section 10.01.

“Consenting First Lien Lenders” has the meaning set forth in the preamble to this Agreement.

“Consenting Noteholders” means, collectively, the Consenting PIK Noteholders and the Consenting Unsecured Convertible Noteholders.

“Consenting Noteholder Termination Notice” has the meaning set forth in Section 10.02.

“Consenting PIK Noteholders” has the meaning set forth in the preamble to this Agreement.

“Consenting Stakeholders” has the meaning set forth in the preamble to this Agreement.

“Consenting Unsecured Convertible Noteholders” has the meaning set forth in the preamble to this Agreement.

“Debtors” means the Company Parties listed on Schedule 1 hereto, in their respective capacities as debtors in the Chapter 11 Cases.

“Defaulting DIP Lender” has the meaning set forth in Section 12.01(d).

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“Definitive Documents” has the meaning set forth in Section 3.01.

“DIP Claims” means any Claim on account of the DIP Facility, including all “Obligations” under (and as defined in) the DIP Credit Agreement.

“DIP Closing Date” means “Closing Date,” as defined in the DIP Credit Agreement.

“DIP Commitment” has the meaning set forth in Section 12.01(a).

“DIP Credit Agreement” means that certain Credit Agreement, to be dated on or around the Petition Date, by and among Inotiv, Inc., as borrower, the other Debtors, as guarantors, the lenders party thereto, and Acquiom Agency Services LLC,substantially in the form attached to the Restructuring Term Sheet as Annex 2, which shall, among other things, govern the DIP Facility.

“DIP Documents” means, collectively, the DIP Orders, the DIP Credit Agreement, and all other agreements, documents, and instruments delivered or to be entered into in connection therewith, including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, and other security documents, in each case, consistent and in accordance herewith.

“DIP Facility” means that certain superpriority secured first lien debtor-in-possession facility governed by the DIP Credit Agreement and the DIP Orders.

“DIP Lenders” means “Lenders,” as defined in the DIP Credit Agreement, in their respective capacities as such.

“DIP Motion” means the motion filed by the Debtors seeking entry of the DIP Orders, together with any declarations, affidavits, or other documents filed in connection with such motion, in each case, consistent and in accordance herewith.

“DIP Orders” means, collectively, the Interim DIP Order, the Final DIP Order, and any other orders sought or entered in the Chapter 11 Cases authorizing debtor-in-possession financing or the use of Cash Collateral, in each case, consistent and in accordance herewith.

“Disclosure Statement” means the disclosure statement with respect to the Plan, consistent and in accordance herewith. For the avoidance of doubt, subject to applicable Law, the Disclosure Statement may be combined with the Plan.

“Entity” has the meaning ascribed to it in section 101(15) of the Bankruptcy Code.

“Execution Date” has the meaning set forth in the preamble to this Agreement.

“Exit Premium” has the meaning set forth in the DIP Credit Agreement.

“Exit RCF Documents” shall mean the credit agreement for any Exit RCF, and all other agreements, documents, and instruments delivered or to be entered into in connection therewith, including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, and other security documents, in each case, consistent and in accordance herewith.

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“Exit RCF” has the meaning set forth in the Restructuring Term Sheet.

“Exit Term Loan Documents” shall mean the credit agreement for the Exit Term Loan Facility, and all other agreements, documents, and instruments delivered or to be entered into in connection therewith, including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, and other security documents, in each case, consistent and in accordance herewith.

“Exit Term Loan Facility” has the meaning set forth in the Restructuring Term Sheet.

“File,” “Filed,” or “Filing” means file, filed, or filing in the Chapter 11 Cases with the Bankruptcy Court.

“Final DIP Order” means the order entered in the Chapter 11 Cases authorizing, among other things, the Debtors’ entry into the DIP Facility on a final basis, consistent and in accordance herewith.

“First Day Pleadings” means the motions, declarations, pleadings, proposed orders, and other documents that the Debtors File on or around the Petition Date requesting certain “first day” relief, or supporting the request for such relief, in each case, consistent and in accordance herewith.

“First Lien Ad Hoc Group” means that certain ad hoc group of Prepetition First Lien Lenders represented by the First Lien Ad Hoc Group Advisors, as the membership thereof may change from time to time.

“First Lien Ad Hoc Group Advisors” means (a) Davis Polk & Wardwell LLP, (b) Haynes and Boone, LLP, (c) Berkeley Research Group, LLC, and (d) any consultants or other professionals retained by the First Lien Ad Hoc Group in connection with the Restructuring Transactions.

“First Lien Ad Hoc Group Fees and Expenses” means (a) all reasonable and documented fees and expenses incurred by the First Lien Ad Hoc Group Advisors in connection with the representation of the First Lien Ad Hoc Group, regardless of whether such fees and expenses are incurred before, on, or after the Execution Date, in each case, in connection with the negotiation or implementation of this Agreement or the Restructuring Transactions and (b) all reasonable and documented fees and expenses incurred by the First Lien Ad Hoc Group’s prior counsel through May 18, 2026, in each case payable in accordance with the applicable fee reimbursement letters entered into by the Company and such professionals and to the extent not otherwise paid pursuant to the DIP Orders or other DIP Documents. Notwithstanding anything herein to the contrary, the amounts referenced in the immediately preceding clause (b) shall be remitted with proceeds of the DIP Facility.

“Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

“Interests” means any equity security (as defined in section 101(16) of the Bankruptcy Code), limited liability company interests, and any other equity, ownership, beneficial, or profits interests in any Company Party, whether or not transferable, and options, warrants, rights, or other securities, agreements, or interests to acquire or subscribe for, or which are exercisable, convertible, or exchangeable into or for the shares (or any class thereof) of, common stock, preferred stock, limited partner interests, general partner interests, limited liability company interests, or other equity, ownership, beneficial, or profits interests in or of any Company Party, contractual or otherwise (in each case, whether or not arising under or in connection with any employment agreement).

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“Interim DIP Order” means the order entered in the Chapter 11 Cases authorizing, among other things, the Debtors’ entry into the DIP Facility on an interim basis, consistent and in accordance herewith.

“Joinder” means a joinder to this Agreement substantially in the form attached hereto as Exhibit A.

“Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a Governmental Unit of competent jurisdiction (including the Bankruptcy Court).

“Lien” has the meaning ascribed to it in section 101(37) of the Bankruptcy Code.

“Management Incentive Plan” has the meaning set forth in the Restructuring Term Sheet.

“Milestones” means the applicable milestones set forth in Section 4, as they may be extended or waived in accordance herewith.

“New Equity Interests” means the common stock, limited liability company membership units, or functional equivalent thereof of the Reorganized Parent to be issued on the Plan Effective Date, consistent and in accordance herewith.

“New Money DIP Loans” means “New Money Loans,” as defined in the DIP Credit Agreement.

“New Organizational Documents” means any document with respect to the governance of any of the Reorganized Parent and its subsidiaries following the consummation of the Restructuring Transactions, and any certificates of formation, charters, certificates or articles of incorporation, bylaws, operating agreements, limited liability company agreements, documentation governing, or required to issue or distribute, the New Equity Interests, or other applicable organizational documents or charter documents and any shareholder agreements or other shareholder documents, including any amended or amended and restated versions thereof, in each case, consistent and in accordance herewith.

“New Warrant Documents” means the documents governing the New Warrants.

“New Warrants” has the meaning set forth in the Restructuring Term Sheet.

“Non-Defaulting DIP Lender” has the meaning set forth in Section 12.01(d).

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“Noteholder Governance Matters” has the meaning set forth in the Restructuring Term Sheet.

“Party” has the meaning set forth in the preamble to this Agreement.

“Paul, Weiss” means Paul, Weiss, Rifkind, Wharton & Garrison LLP.

“Permitted Assignment” has the meaning set forth in Section 12.01(b).

“Petition Date” means the date on which the first Chapter 11 Case is commenced.

“Plan” means the Debtors’ joint prepackaged plan of reorganization, substantially in the form attached to the Restructuring Term Sheet as Annex 1, that will effectuate the Restructuring Transactions, together with the Plan Supplement and all other exhibits or other attachments thereto, in each case, consistent and in accordance herewith.

“Plan Effective Date” means the date upon which all conditions precedent to the effectiveness of the Plan have been satisfied or waived in accordance with the terms of this Agreement and the Plan, and on which the Restructuring Transactions become effective or are consummated.

“Plan Supplement” means the compilation of documents and forms of, or term sheets with respect to, documents, schedules, and exhibits to the Plan that will be Filed by the Debtors, in each case, consistent and in accordance herewith. For the avoidance of doubt, certain of the New Organizational Documents and Exit Term Loan Documents shall be included in the Plan Supplement.

“Prepetition First Lien Claim” means any Claim on account of the Prepetition Term Loans, including all “Obligations” under (and as defined in) the Prepetition First Lien Credit Agreement.

“Prepetition First Lien Credit Agreement” means that certain Credit Agreement, dated as of November 5, 2021, by and among Inotiv, Inc., as borrower, the guarantors and lenders party thereto, and Acquiom Agency Services LLC, as successor administrative agent and collateral agent.

“Prepetition First Lien Lenders” means the holders of Prepetition Term Loans.

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“Prepetition Noteholder” means, collectively, the Prepetition PIK Noteholders and the Prepetition Unsecured Convertible Noteholders.

“Prepetition Notes Claim” means, collectively, the Prepetition PIK Notes Claims and the Prepetition Unsecured Convertible Notes Claims.

“Prepetition PIK Notes Claim” means any Claim against a Company Party arising under, derived from, based on, or related to the Prepetition PIK Notes.

“Prepetition PIK Noteholder” means the holder of a Prepetition PIK Notes Claim, solely in its capacity as such.

“Prepetition PIK Notes” means the 15.00% Senior Secured Second Lien PIK Notes due 2027 issued by Inotiv, Inc. under the Prepetition PIK Notes Indenture.

“Prepetition PIK Notes Indenture” means that certain Indenture, dated as of September 13, 2024, by and among Inotiv, Inc., as issuer, the guarantors party thereto, and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent, governing the Prepetition PIK Notes.

“Prepetition Term Loans” means “Loans,” as defined in the Prepetition First Lien Credit Agreement.

“Prepetition Unsecured Convertible Noteholder” means the holder of a Prepetition Unsecured Convertible Notes Claim, solely in its capacity as such.

“Prepetition Unsecured Convertible Notes” means the 3.25% Convertible Senior Notes due 2027 issued by Inotiv, Inc. under the Prepetition Unsecured Convertible Notes Indenture.

“Prepetition Unsecured Convertible Notes Claim” means any Claim against a Company Party arising under, derived from, based on, or related to the Prepetition Unsecured Convertible Notes.

“Prepetition Unsecured Convertible Notes Indenture” means that certain Indenture, dated as of September 27, 2021, by and among Inotiv, Inc., as issuer, BAS Evansville, Inc., as guarantor, and U.S. Bank National Association, as trustee, governing the Prepetition Unsecured Convertible Notes.

“Qualified Marketmaker” means an Entity that (a) holds itself out to the market as standing ready in the ordinary course of business to purchase from customers and sell to customers Company Claims/Interests (or enter with customers into long and short positions in Company Claims/Interests), in its capacity as a dealer or market maker in Company Claims/Interests, and (b) is in fact regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

“Related Fund” has the meaning set forth in Section 12.01(b).

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“Reorganized Parent” means as determined by the Debtors with the express consent of the Required Consenting First Lien Lenders, either (a) Inotiv, Inc., as reorganized pursuant to and under the Plan, or any successor or assign thereto by merger, consolidation, reorganization, or otherwise, or (b) a new Entity that may be formed or caused to be formed to, among other things, directly or indirectly acquire substantially all of the assets or equity of the Company and issue the New Equity Interests to be distributed pursuant to the Plan, in each case, on and after the Plan Effective Date.

“Required Consenting First Lien Lenders” means, as of the relevant date, at least two unaffiliated Consenting First Lien Lenders holding more than 66.66% in aggregate principal amount of Prepetition First Lien Claims that are held by all Consenting First Lien Lenders in the aggregate; provided, that if there are fewer than five unaffiliated Consenting First Lien lenders at such time, “Required Consenting First Lien Lenders” shall mean those Consenting First Lien Lenders holding more than 66.66% in aggregate principal amount of Prepetition First Lien Claims that are held by all Consenting First Lien Lenders in the aggregate.

“Required Consenting Noteholders” means, as of the relevant date, at least two unaffiliated Consenting Noteholders that are members of the Ad Hoc Noteholder Group holding more than 66.66% in aggregate principal amount of Prepetition Notes Claims that are held by all Consenting Noteholders that are members of the Ad Hoc Noteholder Group.

“Required DIP Lenders” means “Required Lenders,” as defined in the DIP Credit Agreement.

“Restructuring Term Sheet” has the meaning set forth in the recitals to this Agreement.

“Restructuring Transactions” has the meaning set forth in the recitals to this Agreement.

“Restructuring Transactions Memorandum” means a document setting forth the material components of the transactions that are required to effectuate the Restructuring Transactions contemplated by this Agreement and the Plan, including any “restructuring steps memo,” “tax steps memo,” or other document describing steps to be taken and the related tax considerations in connection with the Restructuring Transactions, which document may be included in the Plan Supplement.

“Rules” means Rule 501(a)(1), (2), (3), (7), (8), (9), (12), and (13) of the Securities Act.

“Scheduling Motion” means a motion seeking entry of the Scheduling Order, consistent and in accordance herewith.

“Scheduling Order” means an order (a) scheduling deadlines, hearings, and other dates with respect Plan solicitation and confirmation and (b) approving the Solicitation Materials and related procedures, in each case, on a final basis, and consistent and in accordance herewith.

“Securities Act” means the Securities Act of 1933.

“Solicitation Materials” means the solicitation materials to accompany the Disclosure Statement (or to be sent to non-voting creditors in lieu of the Disclosure Statement), consistent and in accordance herewith.

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“Termination Date” means, with respect to a Party, the date on which termination of this Agreement as to such Party is effective in accordance with Section 10.

“Transaction Expenses” means, collectively, the First Lien Ad Hoc Group Fees and Expenses and the Ad Hoc Noteholder Group Fees and Expenses.

“Transfer” means to sell, resell, reallocate, use, pledge, assign, transfer, hypothecate, participate, donate, or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales, or other transactions), but excluding any pledge or assignment of security interest to secure obligations of a party to a Federal Reserve Bank or any other central bank.

“Transferee” means the recipient of a Transfer.

“Upfront Premium” has the meaning set forth in the DIP Credit Agreement.

1.02.         Interpretation. For purposes of this Agreement, unless otherwise specified:

(a)            in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender;

(b)            capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form;

(c)            any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions;

(d)            any reference herein to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms; provided, that any capitalized terms herein which are defined with reference to another agreement, are defined with reference to such other agreement as of the Execution Date, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the Execution Date;

(e)            all references herein to “Sections” are references to Sections of this Agreement;

(f)            the words “herein,” “hereof,” “hereunder,” and “hereto” refer to this Agreement in its entirety rather than to any particular portion of this Agreement;

(g)            captions and headings to Sections, schedules, and other exhibits are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Agreement;

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(h)            references to “shareholders,” “directors,” or “officers” shall also include “members” or “managers,” as applicable, as such terms are defined under the applicable limited liability company Laws;

(i)             the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and are deemed to be followed by the words “without limitation”;

(j)             any reference herein to a contract, lease, instrument, release, indenture, or other agreement includes all exhibits, schedules, annexes, and other attachments thereto;

(k)            all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time;

(l)             any consent, notice, acceptance, approval, amendment or other modification, permission, request, or waiver hereof, hereunder, pursuant hereto, or contemplated hereby, and required hereby to be “in writing,” may take the form of, or be transmitted via, email, portable document format (.pdf), facsimile, or comparable media or means of communication;

(m)           all monetary figures referenced herein are denominated in U.S. dollars;

(n)            the term “subsidiary” refers to direct and indirect subsidiaries;

(o)            the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein; all times of day referenced herein are stated in prevailing Central Time; in the event that any payment or act hereunder is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date;

(p)            any reference herein to an Entity as a holder of a Claim or Interest includes that Entity’s permitted successors and assigns; and

(q)            the word “or” is not exclusive.

Section 2.            Effectiveness of this Agreement. This Agreement shall become effective and binding upon each of the Parties at 12:00 a.m. on the Agreement Effective Date, which is the date on which all of the following conditions have been satisfied or waived in accordance with this Agreement:

(a)            each Company Party shall have executed and delivered counterpart signature pages of this Agreement (which signature pages may be delivered by counsel and in electronic form) to counsel to each of the Ad Hoc Groups;

(b)            Prepetition First Lien Lenders holding more than 66.67% in aggregate principal amount of Prepetition First Lien Claims shall have executed and delivered counterpart signature pages of this Agreement (which signature pages may be delivered by counsel and in electronic form) to the Company’s counsel and each Ad Hoc Group’s counsel;

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(c)            Prepetition PIK Noteholders holding more than 66.67% in aggregate principal amount of Prepetition PIK Notes Claims shall have executed and delivered counterpart signature pages of this Agreement (which signature pages may be delivered by counsel and in electronic form) to the Company’s counsel and each Ad Hoc Group’s counsel;

(d)            Prepetition Unsecured Convertible Noteholders holding more than 66.67% in aggregate principal amount of Prepetition Unsecured Convertible Notes Claims shall have executed and delivered counterpart signature pages of this Agreement (which signature pages may be delivered by counsel and in electronic form) to the Company’s counsel and each Ad Hoc Group’s counsel;

(e)            the Company shall have paid and reimbursed in cash all outstanding Transaction Expenses due and owing pursuant to invoices delivered to the Company (or an advisor thereto) at least one Business Day prior to the Agreement Effective Date; and

(f)            the Company’s counsel shall have given notice to counsel to the Ad Hoc Groups that the other conditions to the Agreement Effective Date set forth in this Section 2 have occurred;

provided, with respect to any Consenting Stakeholder that becomes Party hereto via Joinder pursuant to Section 7, this Agreement shall become effective as to such Consenting Stakeholder at the time it executes and delivers a Joinder in accordance herewith.

Section 3.            Definitive Documents.

3.01.        The definitive documents governing the Restructuring Transactions shall include the following (collectively, and in each case, consistent and in accordance herewith, the “Definitive Documents”):

(a)            the Plan, including the Plan Supplement;

(b)            the Confirmation Order;

(c)            the Disclosure Statement;

(d)            the Scheduling Motion, the Scheduling Order, and the Solicitation Materials;

(e)            the First Day Pleadings;

(f)            the “second day” pleadings that the Debtors reasonably determine, in consultation with the Consenting First Lien Lenders and the Consenting Noteholders, are necessary or desirable to file (excluding any “retention applications”);

(g)            the DIP Motion, DIP Orders, DIP Credit Agreement, and all other DIP Documents;

(h)           the New Organizational Documents;

(i)            documents related to the Management Incentive Plan;

(j)             the New Warrant Documents;

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(k)           the Exit Term Loan Documents;

(l)            any Restructuring Transactions Memorandum;

(m)          any Exit RCF Documents; and

(n)           any and all, in each case material (as reasonably determined by the Consenting First Lien Lenders in consultation with the Debtors), other deeds, agreements, Filings, notifications, certificates, letters, instruments, or other documents related to the Restructuring Transactions or obtaining court, regulatory, or other third-party approval thereof.

3.02.          Each Definitive Document not executed or in a form attached hereto as of the Execution Date (including any amendments or modifications thereto) (a) remains subject to good-faith negotiation and completion, (b) shall be consistent herewith in all respects, and (c) shall be in form and substance reasonably acceptable in all respects to the Company, the Required Consenting First Lien Lenders, and, solely (i) with respect to the New Warrant Documents, (ii) with respect to the terms in the New Organizational Documents related to, and to the extent of, the Noteholder Governance Matters, or (iii) to the extent a document adversely and disproportionately affects the treatment, rights, obligations, or economic recovery of the Consenting Noteholders, the Required Consenting Noteholders, in each case, acting in good faith; provided, that (x) the DIP Documents shall be in form and substance acceptable to the Required DIP Lenders and (y) the Exit Term Loan documents shall be in form and substance acceptable to the Consenting First Lien Lenders that will constitute “Required Lenders” thereunder. Every other deed, agreement, filing, notification, certificate, letter, instrument, or other document related to the Restructuring Transactions or obtaining court, regulatory, or other third-party approval thereof shall be consistent herewith in all respects (as reasonably determined by the Required Consenting First Lien Lenders and the Company). In the event that a Definitive Document or any other document referenced in this Section 3 fails to satisfy the requirements of this Section 3, any covenants, commitments, or obligations of any Party thereunder shall be null and void and of no force and effect until such time as such Definitive Document or other document satisfies such requirements.

Section 4.            Milestones. The Debtors shall implement the Restructuring Transactions in accordance with the following milestones, unless waived, extended, or otherwise modified in writing by the Required Consenting First Lien Lenders (including through email from their counsel):

(a)            solicitation of acceptances from the Parties to this Agreement with respect to the Chapter 11 Plan shall begin prior to the commencement of the Chapter 11 Cases;

(b)            the Petition Date shall have occurred no later than June 4, 2026;

(c)            no later than one calendar day after the Petition Date, the Debtors shall have Filed the Plan, the Disclosure Statement, the DIP Motion (including the proposed Interim DIP Order), the Scheduling Motion (including the proposed Scheduling Order), and the First Day Pleadings;

(d)            no later than three days after the Petition Date, the Bankruptcy Court shall have entered (or so ordered the same on the record) the Interim DIP Order and the Scheduling Order;

(e)            no later than 45 days after the Petition Date, the Bankruptcy Court shall have entered (or so ordered the same on the record) the Final DIP Order and the Confirmation Order; provided, that, if there is a “second day hearing” or other non-emergency hearing after entry of the Interim DIP Order and before the hearing to consider Plan confirmation, solely with respect to the Final DIP Order, this Milestone shall be the date of such hearing; and

(f)            no later than 50 days after the Petition Date, the Plan Effective Date shall have occurred.

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Section 5.            Consenting Stakeholders’ Commitments.

5.01.         Affirmative Commitments. Subject to Section 5.04, during the Agreement Effective Period, each Consenting Stakeholder agrees, severally and not jointly, in respect of all its Company Claims/Interests, to:

(a)            support the Restructuring Transactions and vote and exercise any powers or rights available to it (including in any board, shareholders’, or creditors’ meeting or in any process requiring voting or approval to which they are legally entitled to participate) in each case in favor of any matter requiring approval to the extent reasonably necessary to implement the Restructuring Transactions in accordance with this Agreement and the Definitive Documents;

(b)            without creating any obligation to incur any out-of-pocket costs that are not Transaction Expenses payable hereunder by the Company or provide anything in the nature of an indemnity or otherwise, give any notice, order, instruction, or direction to the applicable Agents/Trustees reasonably necessary to vote on the Plan or otherwise consummate the Restructuring Transactions;

(c)            negotiate in good faith and use reasonable efforts to execute and implement the Definitive Documents consistent with this Agreement, in each case, solely to the extent such Consenting Stakeholder is or is required to be a party thereto or such Definitive Document is required to be in form and substance reasonably acceptable to the majority of Consenting Stakeholders holding the same Company Claims/Interests as such Consenting Stakeholder pursuant to Section 3.02;

(d)            negotiate in good faith and use commercially reasonable efforts to execute, deliver, and perform its obligations under any other agreements reasonably necessary or desirable to consummate the Restructuring Transactions in accordance with this Agreement and the Definitive Documents;

(e)            consider in good faith any appropriate additional or alternative provisions or agreements necessary to address any legal, financial, or structural impediment that may arise that may prevent, hinder, delay, or otherwise impede, or are necessary to effectuate, the consummation of the Restructuring Transactions in accordance herewith and the Definitive Documents;

(f)            cooperate in good faith to structure and implement the Restructuring Transactions in a tax-efficient manner (taking into consideration the tax impact to the Company Parties and the Consenting First Lien Lenders) and in accordance with the Restructuring Term Sheet; and

(g)            inform counsel to the Company Parties as soon as reasonably practicable (but in any event within five Business Days) after becoming aware (it being understood that there is no duty to inquire) of (i) any matter or circumstance which they know or believe to be a material impediment to the implementation or consummation of the Restructuring Transactions, (ii) any material breach of any of the terms, conditions, representations, warranties, or covenants set forth herein (including a breach by any Consenting Stakeholder), or (iii) any representation made by the Consenting Stakeholders hereunder is or proves to have been incorrect or misleading in any material respect on the Agreement Effective Date.

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5.02.         Negative Commitments. Subject to Section 5.04, during the Agreement Effective Period, each Consenting Stakeholder agrees, severally and not jointly, in respect of all of its Company Claims/Interests, that it shall not directly or indirectly:

(a)            object to, delay, impede, or take any other action to materially interfere with acceptance, implementation, or consummation of any Restructuring Transaction;

(b)            seek, solicit, propose, support, assist, engage in negotiations in connection with, or participate in the formulation, preparation, filing, or prosecution of, any Alternative Restructuring Proposal;

(c)            file any motion, pleading, or other document with the Bankruptcy Court or any other court (including any modifications or amendments thereto) that, in whole or in part, is not consistent with this Agreement or any Definitive Document;

(d)            initiate, or cause to be initiated on its behalf, any litigation or proceeding of any kind with respect to the Chapter 11 Cases, this Agreement, or the Restructuring Transactions against the other Parties other than to enforce this Agreement or any Definitive Document or as otherwise permitted under this Agreement;

(e)            exercise any right or remedy for the enforcement, collection, or recovery of any Company Claims/Interests other than to comply with its affirmative commitments and commitments related to the Chapter 11 Cases hereunder; or

(f)            object to, delay, impede, or take any other action to interfere with the Company’s ownership and possession of their assets, wherever located.

5.03.         Commitments Related to the Chapter 11 Cases. Subject to Section 5.04, during the Agreement Effective Period, each Consenting Stakeholder agrees, severally and not jointly, in respect of all its Company Claims/Interests in a “voting class” under the Plan, that it shall, subject to receipt by such Consenting Stakeholder, whether before or after the commencement of the Chapter 11 Cases, of the Plan, Disclosure Statement, and Solicitation Materials:

(a)            vote each of its Company Claims/Interests to accept the Plan by delivering its duly executed and completed ballot accepting the Plan prior to the voting deadline;

(b)            to the extent it is permitted to elect whether to opt out of the releases set forth in the Plan, elect not to opt out of such releases, and to the extent it is permitted to elect whether to opt in to the releases set forth in the Plan, elect to opt in to such releases, in each case, by timely delivering its duly executed and completed ballots indicating such election;

(c)            not, directly or indirectly, change, withdraw, amend, or revoke (or cause to be changed, withdrawn, amended, or revoked) any vote or election referred to in the immediately preceding subclauses (a) or (b), other than as permitted in Section 10.06 or elsewhere herein; and

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(d)           will not directly or indirectly object to, delay, impede, or interfere with, any Filing that is consistent with this Agreement, unless such Filing unreasonably, materially, and adversely affects any Consenting Stakeholder in a manner that is disproportionate to all other similarly situated Consenting Stakeholders.

5.04.            Additional Provisions Regarding the Consenting Stakeholders’ Commitments. Nothing in this Agreement shall or shall be construed to:

(a)            prohibit or limit any Consenting Stakeholder from protecting and preserving its rights, remedies, and interests, including its Claims against, or Interests in, the Company, and any action relating to maintenance, protection, or preservation of any collateral, in each case to the extent not materially inconsistent herewith;

(b)            prohibit or limit any Consenting Stakeholder from appearing as a party in interest in the Chapter 11 Case, to the extent not materially inconsistent herewith;

(c)            affect the ability of any Consenting Stakeholder to consult with any other Consenting Stakeholder, the Company, or any other party in interest in the Chapter 11 Cases (including any statutory committee or the United States Trustee);

(d)            impair or waive the rights of any Consenting Stakeholder to assert or raise any objection permitted under this Agreement or the Definitive Documents in connection with the Restructuring Transactions;

(e)            prevent any Consenting Stakeholder from enforcing this Agreement or any Definitive Document, or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement or any Definitive Document, or exercising its rights or remedies reserved herein or in any Definitive Document;

(f)             prevent any Consenting Stakeholder from taking any action which is required by, or to comply with, applicable Law (as determined by them in good faith after consultation with legal counsel (which may be internal counsel)); provided that if such Consenting Stakeholder intends to take any action that is otherwise materially inconsistent with this Agreement and is reasonably expected to have an adverse impact on the Restructuring Transactions in order to comply with applicable Law, such Consenting Stakeholder shall, to the extent reasonably practicable or as reasonably believed to be permitted by applicable Law, provide at least five Business Days’ advance written notice to the other Parties prior to taking any such action;

(g)            require any Consenting Stakeholder to take any action which is prohibited by applicable Law or to waive or forego the benefit of any applicable legal professional privilege (as determined by them in good faith after consultation with legal counsel (which may be internal counsel)); provided that if such Consenting Stakeholder intends to refuse to take any action in a manner that is otherwise materially inconsistent with this Agreement and is reasonably expected to have an adverse impact on the Restructuring Transactions in order to comply with applicable Law, such Consenting Stakeholder shall, to the extent permitted by applicable Law, provide at least five Business Days’ advance written notice to the other Parties prior to taking such action;

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(h)            require any Consenting Stakeholder to (i) incur, assume, become liable in respect of, or suffer any expenses, liabilities, or other obligations or (ii) agree to or become bound by any commitments, undertakings, concessions, indemnities, or other arrangements that could result in expenses, liabilities, or other obligations to such Consenting Stakeholder, except (y) with respect to costs and expenses that a Company Party has agreed to reimburse on terms satisfactory to such Consenting Stakeholder or (z) as expressly set forth and agreed to in this Agreement or any Definitive Document;

(i)             prevent any Consenting Stakeholder by reason of this Agreement or the Restructuring Transactions from making, seeking, or receiving any regulatory filings, notifications, consents, determinations, authorizations, permits, approvals, licenses, or the like;

(j)            prohibit any Consenting Stakeholder from exercising any consent rights or their rights or remedies specifically reserved herein or in the Definitive Documents, or from taking any action that is not materially inconsistent with this Agreement;

(k)            limit the rights or obligations of any Consenting First Lien Lender, Consenting PIK Noteholder, or Consenting Unsecured Convertible Noteholder under, or constitute a waiver or amendment of any term or provision of, the Prepetition First Lien Credit Agreement, Prepetition PIK Notes Indenture, or Prepetition Unsecured Convertible Notes Indenture, respectively;

(l)            constitute a termination or release of any Liens on, or security interests in, any of the assets or properties of the Company that secure the obligations under the Prepetition First Lien Credit Agreement or the Prepetition PIK Notes Indenture, except as may be set forth in any Definitive Document that is approved by the Bankruptcy Court; or

(m)            require any Consenting Stakeholder to pursue, or become a plaintiff in, any legal action, litigation, or other adversarial proceeding.

Section 6.            Company’s Commitments.

6.01.         Affirmative Commitments. Subject to Section 6.03, during the Agreement Effective Period, each Company Party agrees to (in each case, consistent with the Milestones established hereby):

(a)            pursue, support, implement, and consummate the Restructuring Transactions in accordance herewith, and timely take all actions contemplated thereby and as reasonably necessary to support and consummate the Restructuring Transactions, including (i) with respect to obtaining any and all necessary regulatory or other third-party approvals to consummate the Restructuring Transactions and (ii) by using commercially reasonable efforts to seek additional support for the Restructuring Transactions from its other material stakeholders (and consult with the Consenting Stakeholders regarding the status and the material terms of any such negotiations);

(b)            support and take all steps reasonably necessary and desirable to facilitate solicitation of the Plan in accordance with this Agreement;

(c)            to the extent any legal or structural impediment arises that may prevent, hinder, or delay the consummation of any Restructuring Transaction, support and take all steps reasonably necessary or desirable to address any such impediment, in each case, in a manner reasonably acceptable to the Required Consenting First Lien Lenders, in consultation with the Required Consenting Noteholders;

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(d)            use commercially reasonable efforts to obtain, file, submit, or register all required regulatory or other third-party approvals, filings, registrations, or notices that are necessary or advisable for the implementation or consummation of the Restructuring Transactions and approval by the Bankruptcy Court of the Definitive Documents (as applicable);

(e)            negotiate in good faith and use commercially reasonable efforts to execute, deliver, and perform its obligations under the Definitive Documents or any other agreements reasonably necessary or desirable to consummate the Restructuring Transactions in accordance with this Agreement and the Definitive Documents;

(f)             provide counsel for the Consenting First Lien Lenders and counsel for the Consenting Noteholders drafts of all Definitive Documents that the Debtors intend to File as soon as reasonably practicable, but in no event less than two Business Days (or such shorter period in light of exigent circumstances) prior to such Filing;

(g)            as reasonably requested by the Required Consenting First Lien Lenders or Required Consenting Noteholders (which may be through the First Lien Ad Hoc Group Advisors or Paul, Weiss), cause the Company’s advisors to inform or confer with one or more First Lien Ad Hoc Group Advisors or Paul, Weiss as to: (i) the status and progress of the Restructuring Transactions, including progress in relation to the negotiations of the Definitive Documents; (ii) the status of obtaining any necessary or desirable authorizations (including any consents) with respect to the Restructuring Transactions from each Consenting Stakeholder, any competent judicial body, Governmental Unit, or banking, taxation, supervisory, or regulatory body; (iii) the Company’s material business and financial performance; and (iv) in the case of each of the immediately preceding clauses (i)–(iii), provide timely and reasonable responses to reasonable diligence requests with respect to the foregoing, subject to any applicable restrictions and limitations set forth in any Confidentiality Agreements then in effect;

(h)            inform counsel to the Consenting Stakeholders as soon as reasonably practicable (but in any event within two Business Days) after becoming aware of (i) any matter or circumstance which they know or believe to be a material impediment to the implementation or consummation of the Restructuring Transactions, (ii) any notice of any commencement of any material involuntary insolvency proceedings, legal suit for payment of debt, or securement of security from or by any Entity in respect of any Company Party, (iii) any material breach of any of the terms, conditions, representations, warranties, or covenants set forth herein (including a breach by any Company Party), (iv) the receipt of a Consenting First Lien Lender Termination Notice, (v) the receipt of a Consenting Noteholder Termination Notice, or (vi) any representation or statement made or deemed to be made by the Company hereunder is or proves to have been incorrect or misleading in any material respect when made or deemed to be made;

(i)            use commercially reasonable efforts to maintain their good standing under the Laws of the state or other jurisdiction in which it is incorporated, organized, or formed;

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(j)            actively oppose and object to the efforts of any Entity seeking to (i) object to, delay, impede, or take any other action to interfere with the acceptance, implementation, or consummation of any Restructuring Transaction or (ii) apply the equitable doctrine of marshaling, section 506(c) of the Bankruptcy Code, or section 552(b) of the Bankruptcy Code with respect to the DIP Facility or the Prepetition Term Loans;

(k)            except as otherwise expressly set forth in, or otherwise contemplated by, this Agreement, use commercially reasonable efforts to (i) conduct its businesses and operations only in the ordinary course in a manner that is materially consistent with past practices, any budget in effect in accordance with a DIP Order, and in compliance with Law, (ii) maintain its physical assets, properties, and facilities in their working order condition and repair as of the Execution Date, in the ordinary course, in a manner that is consistent with past practices, and in compliance with Law (ordinary wear and tear and casualty and condemnation excepted), (iii) maintain its books and records, (iv) maintain all insurance policies, or suitable replacements therefor, in full force and effect, in the ordinary course, in a manner that is materially consistent with past practices, and in compliance with Law, and (v) preserve intact its business organizations and relationships with third parties (including creditors, lessors, licensors, suppliers, distributors, and customers) and employees, in the ordinary course, in a manner that is consistent in all material respects with past practices, and in compliance with Law;

(l)            cooperate in good faith to structure and implement the Restructuring Transactions in a tax-efficient manner (taking into consideration the tax impact to the Company Parties and the Consenting First Lien Lenders) and in accordance with the Restructuring Term Sheet;

(m)            following the Petition Date, and regardless of whether the Plan Effective Date has occurred, pay or reimburse in cash, all Transaction Expenses due and owing pursuant to summary invoices delivered to the Company (or an advisor thereto) on a regular and continuing basis and, if applicable, in accordance with, and subject to the terms set forth in, the DIP Orders or any other order of the Bankruptcy Court authorizing such payment, it being understood that, in the event a Termination Date occurs with respect to the Company, the Company shall remain obligated to pay outstanding Transaction Expenses that are accrued and unpaid as of, and through, such Termination Date;

(n)            (i) inform counsel to each Consenting Stakeholder in writing of receipt of such Alternative Restructuring Proposal within two Business Days thereof, together with a copy of any such written Alternative Restructuring Proposal, including all annexes, ancillary terms, and other components of such proposal, or a reasonably detailed summary of each oral proposal, including the identify of the Entity involved, (ii) provide counsel to each Consenting Stakeholder reasonable updates as to the status and progress of such Alternative Restructuring Proposal, and promptly respond to reasonable information requests from the Ad Hoc Groups and their advisors relating thereto, and (iii) inform counsel to each Consenting Stakeholder in writing immediately upon the Company’s determination to pursue or not pursue any such proposal, in each case, subject to any Confidentiality Agreements between the Company and the Entity submitting such proposal; and

(o)            promptly (and in any event within three Business Days) notify counsel to the First Lien Ad Hoc Group and Paul, Weiss in writing of (i) any newly pending, threatened (in writing), or commenced litigation, arbitration, governmental investigation, or other proceeding against any Company Party (or non-Party subsidiary thereof) involving Claims in excess of $1,000,000 (or involving Claims that the Company reasonably determines may exceed $1,000,000), individually or in the aggregate or (ii) any existing litigation, arbitration, governmental investigation, or other proceeding against any Company Party (or non-Party subsidiary thereof) that results in, or is reasonably likely to result in, Claims in excess of $1,000,000, individually or in the aggregate, including any material updates or developments related thereto.

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6.02.         Negative Commitments. Subject to Section 6.03, during the Agreement Effective Period, unless expressly permitted or contemplated hereby, the Company Parties shall not, without the Required Consenting First Lien Lenders’ prior written consent and, except with respect to subclauses (h)–(k) of this Section 6.02, the Required Consenting Noteholders (in the case of subclauses (h)–(k) of this Section 6.02, to the extent applicable, such consent to not be unreasonably withheld, conditioned, or delayed) (provided, that, if the Required Consenting First Lien Lenders provide such prior written consent, then it shall not be deemed a breach of this Agreement for the Company Parties to take action in accordance with such waiver; provided further, that in such case, the Required Consenting Noteholders shall have the right to terminate this Agreement in accordance with Section 10.02(q), directly or indirectly, and shall not direct or enable any other Entity to:

(a)            object to, delay, impede, or take any other action that is inconsistent with or would frustrate approval, acceptance, implementation, or consummation of any Restructuring Transaction;

(b)            modify, amend, supplement, waive, terminate, or execute any Definitive Document, in whole or in part, in a manner that is not materially consistent with this Agreement;

(c)            file any motion, pleading, or other document with the Bankruptcy Court or any other court (including any modifications or amendments thereto) that, in whole or in part, is not consistent with this Agreement or any Definitive Document;

(d)            seek, solicit, propose, support, assist, engage in negotiations in connection with, or participate in the formulation, preparation, filing, or prosecution of, any Alternative Restructuring Proposal;

(e)            initiate, or cause to be initiated on its behalf, any litigation or proceeding of any kind with respect to the Chapter 11 Cases, this Agreement, or the Restructuring Transactions against the other Parties other than to enforce this Agreement or any Definitive Document or as otherwise permitted under this Agreement;

(f)            seek discovery in connection with, or prepare or commence an avoidance action or other legal proceeding that challenges, (i) the amount, validity, allowance, character, enforceability, or priority of any Company Claims/Interests of any Consenting Stakeholder or (ii) the validity, enforceability, or perfection of any Lien or other encumbrance securing (or purporting to secure) any Company Claims/Interests of any Consenting Stakeholder;

(g)            seek application of the equitable doctrine of marshaling, section 506(c) of the Bankruptcy Code, or section 552(b) of the Bankruptcy Code with respect to the DIP Facility or the Prepetition Term Loans;

(h)            except to the extent required by this Agreement or otherwise required to consummate the Restructuring Transactions, make or change any tax election (including a tax classification), change any annual tax accounting period, adopt or change any method of tax accounting, file any amended tax return, enter into any closing agreement, settle any tax claim or assessment, surrender any right to claim a tax refund, offset, or other reduction in tax liability, or consent to any extension or waiver of the limitation period applicable to any tax claim or assessment that would materially affect the Company, any non-Party subsidiary thereof, or the Consenting Stakeholders;

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(i)             prior to the Plan Effective Date, (i) authorize, create, issue, sell, or grant any additional Interests or (ii) reclassify, recapitalize, redeem, purchase, acquire, declare any distribution on, or make any distribution on any Interests;

(j)             except in connection with the Restructuring Transactions or in the ordinary course of business and consistent with past practice, or unless disclosed to the Consenting Stakeholders in writing at least three Business Days prior to the Execution Date, incur any indebtedness or guarantee any indebtedness of another Entity involving amounts greater than $500,000 in principal amount in the aggregate across all such transactions; or

(k)            except in the ordinary course of business and consistent with past practice, or unless disclosed to the Consenting Stakeholders in writing at least three Business Days prior to the Execution Date;

(i)            sell any assets (including any intellectual property) in a transaction or a series of transactions having a fair market value of $1,000,000 or greater;

(ii)           terminate or release (A) any obligors or guarantors of their obligations under the Prepetition First Lien Credit Agreement, Prepetition PIK Notes Indenture, or Prepetition Unsecured Convertible Notes Indenture or (B) any Liens on, security interests in, or guarantees of any of the Company’s assets that secure the obligations thereunder;

(iii)           settle, or agree to settlement terms regarding, any (A) material Claims or Causes of Action brought against any Company Party or any non-Party subsidiary thereof (including those asserted by a Governmental Unit) or (B) Claims or Causes of Action brought against any Company Party or any non-Party subsidiary thereof involving any Company Party or any non-Party subsidiary thereof being solely obligated, without recourse against any third party, to pay principal amounts greater than $1,000,000 (though, for the avoidance of doubt, nothing herein shall prohibit, prevent, or otherwise limit the Company’s or its non-Party subsidiaries’ ability to settle any Claims or Causes of Action against it for which the consideration will be entirely paid by insurance or some other third party);

(iv)          (A) enter into or amend, establish, adopt, supplement, or otherwise materially modify or accelerate (1) any deferred compensation, incentive, success, retention, bonus, or other compensatory arrangements, policies, programs, practices, plans (including key employee incentive programs, key employee retention plans, or plans of similar nature), or agreements, including offer letters, employment agreements, consulting agreements, severance arrangements, or change-in-control arrangements with or for the benefit of any current or former director, officer, manager, or agent or (2) any contracts, arrangements, or commitments that entitle any current or former director, officer, employee, managing members, or member-managers, or any current attorney, accountant, investment banker, or other professional to indemnification from the Company or any non-Party subsidiary thereof, (B) materially modify or terminate any existing compensation or benefit plans or arrangements (including employment agreements), or (C) file a motion or seek other approval with respect to the immediately preceding subclause (A) or (B), provided that the immediately preceding subclauses (A) (solely with respect to entry, establishment, and adoption) and (C) shall not apply to the executive retention plan or key employee retention plan disclosed in the Company’s 8-K Current Report, dated May 13, 2026, as contemplated on such date;

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(v)           materially amend or change its existing organizational or other governing documents; or

(vi)          (A) engage in any merger, consolidation, disposition, acquisition, investment, dividend, incurrence of material indebtedness, or other similar transaction, in each case, outside the ordinary course of business, (B) enter into any material contract or agreement, or amend, waive, or terminate any such agreement, in each case, outside the ordinary course of business; or (C) reject any material agreement, contract, or lease agreement pursuant to section 365 of the Bankruptcy Code.

6.03.            Additional Provisions Regarding the Company Parties’ Commitments.

(a)            Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require a Company Party or the board of directors, board of managers, or similar governing body of a Company Party, to, in good faith and after consulting with counsel, take or refrain from taking any action with respect to the Restructuring Transactions (including terminating this Agreement in accordance herewith) to the extent taking or failing to take such action would be inconsistent with applicable Law, inconsistent with its corporate benefit, inconsistent with the exercise of its fiduciary duties, or result in any criminal liability for the relevant Entity, and any such action or inaction pursuant to this Section 6.03 shall not constitute or be deemed to constitute a breach of this Agreement. The Company Parties shall provide prompt written notice (within two Business Days) of any determination made in accordance with this Section 6.03(a).

(b)            Notwithstanding anything to the contrary in this Agreement, each Company Party and its respective directors, officers, employees, investment bankers, attorneys, accountants, consultants, and other advisors or representatives shall have the right to: (i)  consider, receive, analyze, discuss, respond to, cooperate with, assist, participate in, facilitate, and negotiate any unsolicited Alternative Restructuring Proposals received by any Company Party; (ii) provide access to non-public information concerning any Company Party to any Entity involved in such proposal who requests such information and enters into Confidentiality Agreements with the Company in connection therewith; (iii) maintain or continue discussions or negotiations with respect to such unsolicited Alternative Restructuring Proposals; and (iv) enter into or continue discussions or negotiations with holders of Company Claims/Interests (including any Consenting Stakeholder), any other party in interest in the Chapter 11 Cases (including any statutory committee or the United States Trustee), or any other Entity regarding the Restructuring Transactions or such Alternative Restructuring Proposals. For the avoidance of doubt, this Section 6.03(b) is subject to Section 6.01(n).

(c)            Nothing in this Agreement shall, or shall be deemed to: (i) impair or waive the rights of any Company Party to assert or raise any objection permitted under this Agreement in connection with the implementation of the Restructuring Transactions; (ii) affect the ability of any Company Party to consult with any Consenting Stakeholder or any other party in interest in the Chapter 11 Cases (including any statutory committee or the United States Trustee); (iii) prevent any Company Party from enforcing this Agreement or any Definitive Document or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement or any Definitive Document; (iv) prevent the Company from taking any action that is required to comply with applicable Law or its fiduciary duties; (v) require the Company to take any action which is prohibited by applicable Law or to waive or forego the benefit of any applicable legal professional privilege; (vi) be construed to prevent the Company from exercising any consent rights provided to it, or its rights or remedies specifically reserved herein or in the Definitive Documents; or (vii) require the Company to pursue, or become a plaintiff in, any legal action, litigation, or other adversarial proceeding.

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Section 7.            Transfer of Interests and Securities.

7.01.         Transfers. Except to the extent provided in Section 7.02 or 7.04, this Agreement shall not limit, restrict, or otherwise affect a Consenting Stakeholder’s right, authority, or power to purchase or Transfer any Company Claims/Interests, including any right, title, or interest in a Company Claim/Interest.

7.02.         Transfer Restrictions. During the Agreement Effective Period, and subject to the terms and conditions hereof, each Consenting Stakeholder agrees, solely with respect to itself, as expressly identified and limited on its signature page or Joinder hereto, and not in any other manner or with respect to any Affiliates, not to Transfer any right, title, or interest in a Company Claim/Interest, unless (a)(i) the Transferee is Party hereto or (ii) if the Transferee is not already Party hereto, the Transferee agrees in writing to be bound hereby by executing a Joinder and delivering executed copies thereof in accordance herewith and (b) the Transferee is (i) a qualified institutional buyer as defined in rule 144A of the Securities Act, (ii) a non-U.S. person in an offshore transaction as defined under Regulation S under the Securities Act, or (iii) an institutional accredited investor (as defined in the Rules). Upon compliance with the requirements of this Section 7.02, including delivery of a Joinder (if applicable), the transferor shall be deemed to relinquish its rights (and be released from its obligations) hereunder to the extent of such rights and obligations in respect of such transferred Company Claims/Interests. Any Transfer in violation of this Section 7 shall be void ab initio and each other Party shall have the right to enforce the voiding of such purported Transfer. Any Consenting Stakeholder that (purportedly) makes a Transfer in violation of this Section 7 shall remain obligated hereunder unless and until a Transfer is completed in accordance herewith.

7.03.         General Exception. Notwithstanding anything herein to the contrary, this Section 7 shall not apply to the grant of any Lien or encumbrance on any right, title, or interest in any Company Claims/Interests in favor of a bank or broker-dealer holding custody of any such right, title, or interest in the Company Claims/Interests in the ordinary course of business that is released upon the Transfer of any such right, title, or interest in a Company Claim/Interest provided, that such grant of any Lien or encumbrance does not adversely affect in any way such Consenting Stakeholder’s ability to perform its obligations under Sections 5.01(a) or 5.03(a)  at the time such obligations are required to be performed.

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7.04.        Qualified Marketmaker Exceptions.

(a)            Notwithstanding Section 7.02, a Consenting Stakeholder may Transfer any right, title, or interest in its Company Claims/Interests to an Entity that is acting in its capacity as a Qualified Marketmaker without the requirement that the Qualified Marketmaker execute a Joinder or be a Party hereto only if (i) such Consenting Stakeholder (or its advisor, including a First Lien Ad Hoc Group Advisor or Paul, Weiss) provides notice of any such Transfer no later than the date that is two Business Days after such Transfer to the other Parties’ counsel in accordance with Section 13.10 and (ii) any subsequent Transfer by such Qualified Marketmaker of the right, title, or interest in such Company Claims/Interests is to a Transferee that (A) is a Party hereto at the time of such Transfer or (B) becomes a Party hereto in accordance with Section 7.02, and (C) the Transferee is unaffiliated with such Qualified Marketmaker (and the Transfer documentation between the transferor Consenting Stakeholder and such Qualified Marketmaker shall contain a requirement that provides as such).

(b)            Notwithstanding Section 7.04(a), a Qualified Marketmaker may Transfer any right, title, or interest in any Company Claims/Interests that it acquires from a Party hereto to another Qualified Marketmaker without the requirement that the Transferee Qualified Marketmaker execute a Joinder or be a Party hereto, only if the Transferee Qualified Marketmaker agrees that any subsequent Transfer by such Transferee Qualified Marketmaker of the right, title, or interest in such Company Claims/Interests will be to a Transferee that (i) is a Party hereto at the time of such Transfer or (ii) becomes a Party hereto by the date of settlement of such Transfer by executing a Joinder pursuant to Section 7.02 (and the Transfer documentation between the transferor Qualified Marketmaker and such Transferee Qualified Marketmaker shall contain a requirement that provides as such).

(c)            At the time of a Transfer by any Consenting Stakeholder hereto of any Company Claims/Interests to a Qualified Marketmaker:

(i)            if such Company Claims/Interests may be voted in favor of the Plan, the Consenting Stakeholder transferring its Company Claims/Interests must first timely and properly vote such Company Claims/Interests in accordance with the requirements of this Agreement or ensure that such Qualified Marketmaker becomes Party hereto by executing a Joinder pursuant to Section 7.02; and

(ii)            to the extent that a Qualified Marketmaker that is not otherwise a Party is eligible and entitled to vote the Company Claims/Interests acquired pursuant to Section 7.04(a), is not otherwise precluded from voting such Company Claims/Interests in favor of the Plan, and receives a separate ballot for such Company Claims/Interests, such Qualified Marketmaker shall timely and properly vote such Company Claims/Interests in favor of the Plan as contemplated hereunder.

(d)            Notwithstanding Section 7.02, to the extent a Consenting Stakeholder is acting in its capacity as a Qualified Marketmaker, it may Transfer any right, title, or interest in any Company Claims/Interests that it acquires from a holder thereof that is not a Party hereto without the requirement that the Transferee execute a Joinder or be a Party hereto.

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7.05.         Effect of Delivery of Joinder. By executing and delivering a Joinder as provided under Section 7.02 or 7.04, a Transferee or other signatory thereof:

(a)            becomes and shall be treated for all purposes hereunder as a Party hereto with respect to the transferred Company Claims/Interests and with respect to all other Company Claims/Interests that the Transferee holds or subsequently acquires, subject to Sections 7.03 and 7.04(d);

(b)            agrees to be bound by all terms of this Agreement; and

(c)            is deemed, without further action, to make to the other Parties the representations and warranties that the Parties make in Section 8 and Section 9, in each case as of the date of the Joinder.

7.06.         Effect of Transfer. A Consenting Stakeholder that Transfers any right, title, or interest in any Company Claims/Interests in accordance with the this Section 7 shall, subject to delivery of a Joinder with respect thereto, be deemed to relinquish its rights and be released from its obligations hereunder solely to the extent of such transferred Company Claims/Interests, though, for the avoidance of doubt, subject to Section 13.19; provided, that in no event shall such Transfer relieve any Consenting Stakeholder from liability for its breach or non-performance of its obligations hereunder prior to such Transfer.

7.07.        Additional Claims. This Agreement shall not limit, restrict, or otherwise affect in any way a Consenting Stakeholder’s right, authority, or power to acquire any additional Company Claims/Interests, and such acquired Company Claims/Interests shall automatically and immediately upon acquisition by a Consenting Stakeholder (or Affiliate thereof) be deemed to be subject to the terms hereof, subject to Sections 7.03 and 7.04(d). During the Agreement Effective Period, to the extent a Consenting Stakeholder acquires additional Company Claims/Interests, such Party (or its advisor, including a First Lien Ad Hoc Group Advisor or Paul, Weiss) shall provide notice of any such acquisition (including the amount and type of Company Claims/Interests acquired) and deliver a current list of its Company Claims/Interests to the Company’s counsel and, in the case of a Consenting First Lien Lender, counsel to the First Lien Ad Hoc Group, within three Business Days of such acquisition.

7.08.         No Obligation. This Section 7 does not impose any obligation on the Company to issue any “cleansing letter” or otherwise publicly disclose information for the purpose of enabling a Consenting Stakeholder to Transfer any of its Company Claims. Notwithstanding anything to the contrary herein, if the Company and another Party have entered into a Confidentiality Agreement, or if section 11.12 of the Prepetition First Lien Credit Agreement applies to such Party, the terms of such Confidentiality Agreement or section 11.12 of the Prepetition First Lien Credit Agreement shall continue to apply and remain in full force and effect according to its terms, and this Agreement does not supersede any rights or obligations of the Company otherwise arising under such Confidentiality Agreements or section 11.12 of the Prepetition First Lien Credit Agreement.

7.09.         The Company hereby consents to any Transfer of Term Loans effected or purported to be effected prior to the Execution Date (or for which the conditions to effectiveness of such Transfer other than a Company Party’s consent have been met prior to the Execution Date) by or to a Consenting Stakeholder, that are identified in writing by a First Lien Ad Hoc Group Advisor to the Company or any of its advisors at least one Business Day prior to the Execution Date. The Company hereby agrees that each Consenting Stakeholder is permitted to Transfer and acquire Term Loans, either on assignment or participation, without further consent of any Company Party, to the extent such approval would otherwise be required under the Prepetition First Lien Credit Agreement, and this Section 7.09 shall serve as evidence of the Company’s consent for purposes of any such requirement. The Company further agrees to use best efforts to promptly execute additional consent documentation in respect of such Transfers to the extent reasonably requested by a Consenting Stakeholder. For the avoidance of doubt, other than with respect to the consents described in this Section 7.09, this Section 7.09 is subject to the applicable Transfer requirements or restrictions set forth in Section 7 and in the Prepetition First Lien Credit Agreement.

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Section 8.            Consenting Stakeholders’ Representations and Warranties. Each Consenting Stakeholder severally, and not jointly, represents and warrants that, as of the Agreement Effective Date applicable to it, and as of the Plan Effective Date:

(a)            it is, or is the Affiliate of, the beneficial owner (including open purchases but excluding open sales) of the aggregate principal amount of the Company Claims/Interests or is the nominee, investment manager, or advisor for beneficial holders of the Company Claims/Interests reflected in, and, having made reasonable inquiry, is not the beneficial owner of any Company Claims/Interests other than those reflected in, such Consenting Stakeholder’s signature page or Joinder to this Agreement, as applicable (as may be updated pursuant to Section 7);

(b)            it has the full power and authority to act on behalf of, vote, and consent to matters concerning, such Company Claims/Interests;

(c)            such Company Claims/Interests are free and clear of any pledge, Lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, transfer, or encumbrances of any kind, that would adversely affect in any way such Consenting Stakeholder’s ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed;

(d)            it has the full power to vote, approve changes to, and Transfer all of its Company Claims/Interests as contemplated by this Agreement, subject to applicable Law;

(e)            it has made no Transfer of, and has not entered into any agreement to Transfer, in whole or in part, any portion of its right, title, or interests in its Company Claims/Interests;

(f)            it is a sophisticated party with respect to the subject matter of this Agreement and the Restructuring Transactions;

(g)            solely with respect to holders of Company Claims/Interests, (i) it is either (A) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (B) not a U.S. person (as defined in Regulation S of the Securities Act), or (C) an institutional accredited investor (as defined in the Rules) and (ii) any securities acquired by the Consenting Stakeholder (or its designated Affiliate) in connection with the Restructuring Transactions will have been acquired for investment and not with a view to distribution or resale in violation of the Securities Act; and

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(h)            (i) it has reviewed, or has had the opportunity to review, with the assistance of professional and legal advisors of its choosing, all information it deems necessary and appropriate for such Consenting Stakeholder to evaluate the financial and other risks inherent in the Restructuring Transactions and has such knowledge and experience in financial and business matters of this type that it is capable of evaluating the merits and risks of entering into this Agreement and the Restructuring Transactions and of making an informed investment decision in connection therewith, and its decision to execute this Agreement and participate in any of the Restructuring Transactions contemplated hereby has been based upon such of its own independent review and analysis of the business and affairs of the Company Parties and the Restructuring Transactions that it considers sufficient and reasonable for purposes of entering into this Agreement and the Restructuring Transactions, and such decision is not in reliance upon any representations or warranties of any other Party (or any such other Party’s financial, legal, or other professional advisors), other than such express representations and warranties of the Parties contained herein; (ii) it understands that the securities contemplated by this Agreement and the Restructuring Transactions have not been, and are not contemplated to be, registered under the Securities Act and may not be resold without registration under the Securities Act except pursuant to a specific exemption from the registration provisions of the Securities Act; and (iii) it is not acquiring the securities contemplated by this Agreement and the Restructuring Transactions as a result of any advertisement, article, notice, or other communication regarding such securities published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

Section 9.            Mutual Representations, Warranties, and Covenants. Each Party, severally, and not jointly, represents and warrants that, as of the Agreement Effective Date applicable to it, and as of the Plan Effective Date:

(a)            it is validly existing and in good standing under the Laws of the state of its organization, incorporation, or formation, and this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(b)            except as expressly provided in this Agreement, any Definitive Documents, or the Bankruptcy Code, no consent or approval is required by any other Entity in order for it to effectuate any Restructuring Transaction, or to perform its respective obligations under this Agreement;

(c)            the entry into and performance by it of this Agreement or the Restructuring Transactions do not, and will not, conflict in any material respect with any Law or regulation applicable to it or with any of its articles of association, memorandum of association, or other constitutional or organizational documents;

(d)            it has (or will have, at the relevant time) all requisite corporate or other power and authority to enter into, execute, and deliver this Agreement and to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement; and

(e)            it is not party to any restructuring or similar agreement or arrangement with any other Party that has not been disclosed to all Parties.

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Section 10.            Termination Events.

10.01.       Consenting First Lien Lender Termination Events. This Agreement may be terminated with respect to all Parties by the Required Consenting First Lien Lenders by delivering to the Company’s counsel written notice (a “Consenting First Lien Lender Termination Notice”) in accordance with Section 13.10 of the occurrence of any of the following events (unless waived in writing by the Required Consenting First Lien Lenders in their sole discretion):

(a)            (i) the breach hereof in any material respect by any Company Party or (ii) the breach hereof by Consenting Noteholders which would result in non-breaching Consenting Noteholders owning or controlling less than 66.67% of any class of outstanding Prepetition Notes Claims, which breach, in either case, remains uncured (to the extent curable) for five Business Days after delivery of a Consenting First Lien Lender Termination Notice detailing any such breach;

(b)            the issuance by any Governmental Unit, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins or would reasonably be expected to prevent the consummation of a material portion of the Restructuring Transactions and (ii) such ruling or order either (A) has been issued at the request of any Company Party in contravention hereof or (B) remains in effect for 10 Business Days after delivery of a related Consenting First Lien Lender Termination Notice;

(c)            the Bankruptcy Court grants relief, or any Company Party or Consenting Noteholders representing a material portion of the Prepetition Notes seeks relief (without the prior written consent of the Required Consenting First Lien Lenders), that is materially inconsistent with this Agreement in any material respect, including by entering (or seeking) an order granting the DIP Motion or confirming the Plan which order is not a DIP Order or the Confirmation Order, respectively (i.e., such order does not comply with Section 3.02), and such order remains in effect or such request is not withdrawn (or amended to comply herewith) within five Business Days after delivery of a related Consenting First Lien Lender Termination Notice;

(d)            the Bankruptcy Court enters, or any Company Party or Consenting Noteholders representing a material portion of the Prepetition Notes Files (without the prior written consent of the Required Consenting First Lien Lenders) a motion or application seeking, an order, (i) converting one or more of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, (ii) appointing an examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code or a trustee in any Chapter 11 Case, (iii) rejecting this Agreement; (iv) dismissing a Chapter 11 Case, or (v) reversing or vacating the Confirmation Order or any other order which is a Definitive Document;

(e)            any Company Party (i) withdraws, revokes, or otherwise modifies any Restructuring Transaction or Definitive Document, including by withdrawing the Plan or Disclosure Statement or modifying the same in a manner inconsistent herewith, (ii) files, proposes, approves, or otherwise supports, or enters into a term sheet or definitive documentation with respect to, an Alternative Restructuring Proposal, or (iii) in either case, supports the same or publicly announces its intention to do the same;

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(f)            the Company fails to meet a Milestone, which has not been waived or extended in accordance with this Agreement, unless such failure is the result of any act, omission, or delay on the part of the terminating Consenting First Lien Lender in violation hereof;

(g)            any Debtor loses the exclusive right to file or solicit acceptances of a plan of reorganization;

(h)            any Company Party or Consenting Noteholders representing a material portion of the Prepetition Notes executes, Files, or delivers any Definitive Document that is not, or amends or otherwise modifies this Agreement or any Definitive Document in a manner that is not, consistent with this Agreement or otherwise reasonably acceptable to the Required Consenting First Lien Lenders (subject to Section 3.02);

(i)            any Company Party or Consenting Noteholders representing a material portion of the Prepetition Notes (i) Files any motion seeking to avoid, disallow, subordinate, or recharacterize any Company Claim/Interest held by any Consenting First Lien Lender or (ii) supports any application, adversary proceeding, or Cause of Action referred to in the immediately preceding clause (i) filed by a third party, or consents to the standing of any such third party to bring such application, adversary proceeding, or Cause of Action;

(j)            any Company Party, except as contemplated hereby and without the Required Consenting First Lien Lenders’ written consent, (i) voluntarily commences any case or files any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, receivership, reorganization, or other relief under any federal, state, or foreign bankruptcy, insolvency, administrative receivership, or similar Law now or hereafter in effect, (ii) is the subject of an involuntary case under the Bankruptcy Code that is not dismissed or withdrawn within 45 days of the commencement of such proceeding, or any Company Party consents to the institution of, or fails to contest in a timely and appropriate manner, any involuntary proceeding or petition described in the preceding clause (i), (iii) applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator, or similar official with respect to any Company Party or for a substantial part of such Company Party’s assets, (iv) makes a general assignment or arrangement for the benefit of creditors, or (v) takes any corporate action for the purpose of authorizing any of the foregoing;

(k)           the Bankruptcy Court enters an order invalidating, disallowing, subordinating, recharacterizing, or limiting, as applicable, any Company Claim/Interest held by any Consenting First Lien Lender and such order is not reversed or stayed after 14 days from the Bankruptcy Court’s entry; provided, that (x) only the affected Consenting First Lien Lender may exercise the termination right under this clause (j) (notwithstanding anything to the contrary contained in this Section 10.01) and (y) such termination shall be effective only as to such affected Consenting First Lien Lender and shall not terminate this Agreement as to any other Party;

(l)            the Bankruptcy Court grants relief terminating, annulling, or modifying the automatic stay (as set forth in Section 362 of the Bankruptcy Code) with regard to any material asset (other than with respect to insurance proceeds) of any Debtor and such order materially and adversely affects any Company Party’s ability to operate its business in the ordinary course or to consummate the Restructuring Transactions and such order is not reversed or stayed after 14 days from the Bankruptcy Court’s entry;

(m)            this Agreement is terminated as to any Company Party, including if a Company Party terminates this Agreement in accordance with Section 6.03;

(n)            if at any time the Consenting PIK Noteholders own or control less than 66.67% in aggregate principal amount of all outstanding Prepetition PIK Notes Claims;

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(o)            if at any time the Consenting Unsecured Convertible Noteholders own or control less than 66.67% in aggregate principal amount of all outstanding Prepetition Unsecured Convertible Notes Claims;

(p)            following the solicitation of votes on the Plan, the Consenting PIK Noteholders and Consenting Unsecured Convertible Noteholders that have not breached or terminated this Agreement (or as to which this Agreement has not been terminated) no longer comprise more than one-half in number of the holders of Prepetition PIK Notes Claims or Prepetition Unsecured Convertible Notes Claims, respectively, that have actually voted to accept or reject the Plan;

(q)            (i) a default or event of default has occurred and is continuing under, and has not been waived or timely cured in accordance with, the DIP Facility, (ii) any DIP Order is entered in a form not acceptable to the Required Consenting Stakeholders, (iii) any DIP Order is reversed, stayed, dismissed, vacated, reconsidered, modified, or amended in a manner that is not approved by the Required Consenting Stakeholders, or (iv) the DIP Facility is terminated in accordance with its terms;

(r)             the Company fails to pay any and all due and outstanding First Lien Ad Hoc Group Fees and Expenses, as and when required hereby, and such First Lien Ad Hoc Group Fees and Expenses have not been paid within seven Business Days of receipt by the Company of written notice of such nonpayment; or

(s)            any Company Party, or the board of directors, board of managers, or similar governing body of any Company Party, determines in good faith, after consulting with counsel, (i) that proceeding with any of the Restructuring Transactions would be inconsistent with the exercise of its fiduciary duties or applicable Law, (ii) in the exercise of its fiduciary duties, to pursue an Alternative Restructuring Proposal, or (iii) sends notice of the type contemplated in the last sentence of Section 6.03(a).

10.02.       Consenting Noteholder Termination Events. This Agreement may be terminated with respect to the Consenting Noteholders by the Required Consenting Noteholders by delivering to the Company’s counsel written notice (a “Consenting Noteholder Termination Notice”) in accordance with Section 13.10 of the occurrence of any of the following events (unless waived in writing by the Required Consenting Noteholders in their sole discretion):

(a)            the breach hereof in any material respect by any Company Party or Consenting First Lien Lenders that would result in non-breaching Consenting First Lien Lenders owning or controlling less than 66.67% in aggregate principal amount of all outstanding Prepetition First Lien Claims, which breach remains uncured (to the extent curable) for five Business Days after delivery of a Consenting Noteholder Termination Notice detailing any such breach;

(b)            the issuance by any Governmental Unit, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins or would reasonably be expected to prevent the consummation of a material portion of the Restructuring Transactions and (ii) such ruling or order either (A) has been issued at the request of any Company Party in contravention hereof or (B) remains in effect for 10 Business Days after delivery of a related Consenting Noteholder Termination Notice;

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(c)            the Bankruptcy Court grants relief, or any Company Party or Consenting First Lien Lenders representing a material portion of the Prepetition First Lien Claims seeks relief (without the prior written consent of the Required Consenting Noteholders), that is materially inconsistent with this Agreement in any material respect, including by entering (or seeking) an order granting the DIP Motion or confirming the Plan which order is not a DIP Order or the Confirmation Order, respectively (but solely to the extent the Consenting Noteholders have consent or approval rights under Section 3.02 with respect thereto), and such order remains in effect or such request is not withdrawn (or amended to comply herewith) within five Business Days after delivery of a related Consenting Noteholder Termination Notice;

(d)            the Bankruptcy Court enters, or any Company Party or Consenting First Lien Lenders representing a material portion of the Prepetition First Lien Claims Files (without the prior written consent of the Required Consenting Noteholders) a motion or application seeking, an order, (i) converting one or more of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, (ii) appointing an examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code or a trustee in any Chapter 11 Case, (iii) rejecting this Agreement; (iv) dismissing a Chapter 11 Case, or (v) reversing or vacating the Confirmation Order or any other order which is a Definitive Document;

(e)            any Company Party (i) withdraws, revokes, or otherwise modifies any Restructuring Transaction or Definitive Document (but solely to the extent the Consenting Noteholders have consent or approval rights under Section 3.02 with respect thereto), including by withdrawing the Plan or Disclosure Statement or modifying the same in a manner inconsistent herewith, (ii) files, proposes, approves, or otherwise supports, or enters into a term sheet or definitive documentation with respect to, an Alternative Restructuring Proposal, or (iii) in either case, supports the same or publicly announces its intention to do the same;

(f)            any Debtor loses the exclusive right to file or solicit acceptances of a plan of reorganization;

(g)            any Company Party or the Consenting First Lien Lenders representing a material portion of the Prepetition First Lien Claims executes, Files, or delivers any Definitive Document that is not, or amends or otherwise modifies this Agreement or any Definitive Document in a manner that is not, consistent with the Consenting Noteholder’s consent or approval rights under Section 3.02;

(h)            any Company Party, or the Consenting First Lien Lenders representing a material portion of the Prepetition First Lien Claims, (i) Files any motion seeking to avoid, disallow, subordinate, or recharacterize any Company Claim/Interest held by any Consenting Noteholder or (ii) supports any application, adversary proceeding, or Cause of Action referred to in the immediately preceding clause (i) filed by a third party, or consents to the standing of any such third party to bring such application, adversary proceeding, or Cause of Action;

(i)            any Company Party, except as contemplated hereby and without the Required Consenting Noteholders’ written consent, (i) voluntarily commences any case or files any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, receivership, reorganization, or other relief under any federal, state, or foreign bankruptcy, insolvency, administrative receivership, or similar Law now or hereafter in effect, (ii) is the subject of an involuntary case under the Bankruptcy Code that is not dismissed or withdrawn within 45 days of the commencement of such proceeding, or any Company Party consents to the institution of, or fails to contest in a timely and appropriate manner, any involuntary proceeding or petition described in the preceding clause (i), (iii) applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator, or similar official with respect to any Company Party or for a substantial part of such Company Party’s assets, (iv) makes a general assignment or arrangement for the benefit of creditors, or (v) takes any corporate action for the purpose of authorizing any of the foregoing;

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(j)            the Bankruptcy Court grants relief terminating, annulling, or modifying the automatic stay (as set forth in Section 362 of the Bankruptcy Code) with regard to any material asset (other than with respect to insurance proceeds) of any Debtor and such order materially and adversely affects any Company Party’s ability to operate its business in the ordinary course or to consummate the Restructuring Transactions and such order is not reversed or stayed after 14 days from the Bankruptcy Court’s entry;

(k)           if at any time the Consenting First Lien Lenders own or control less than 66.67% in aggregate principal amount of all outstanding Prepetition First Lien Claims;

(l)            this Agreement is terminated as to any Company Party, including if a Company Party terminates this Agreement in accordance with Section 6.03;

(m)          the obligations under the DIP Facility have been accelerated following a default or event of default under the DIP Documents;

(n)            the Company fails to pay any and all due and outstanding Ad Hoc Noteholder Group Fees and Expenses, as and when required hereby, and such Ad Hoc Noteholder Group Fees and Expenses have not been paid within seven Business Days of receipt by the Company of written notice of such nonpayment;

(o)           any Company Party, or the board of directors, board of managers, or similar governing body of any Company Party, determines in good faith, after consulting with counsel, (i) that proceeding with any of the Restructuring Transactions would be inconsistent with the exercise of its fiduciary duties or applicable Law, (ii) in the exercise of its fiduciary duties, to pursue an Alternative Restructuring Proposal, or (iii) sends notice of the type contemplated in the last sentence of  Section 6.03(a);

(p)           the Plan Effective Date does not occur within 75 days after the Petition Date, it being understood that the Parties will negotiate in good faith to waive this requirement in order to permit consummation of the Restructuring Transactions in an efficient manner; or

(q)           the Required Consenting First Lien Lenders, but not the Required Consenting Noteholders, waive a covenant in Section 6.02 over which the Required Consenting Noteholders have a consent right over, and the Company acts in accordance with such waiver; provided, that any termination effected pursuant to this subclause (p) shall only take effect 10 Business Days after delivery of the related Consenting Noteholder Termination Notice.

10.03.      Company Party Termination Events. Any Company Party may terminate this Agreement as to all Parties by delivering written notice to all other Parties (or their counsel) in accordance with Section 13.10 (a “Company Termination Notice”) of the occurrence of any of the following events (unless waived in writing by the Company in its sole discretion); provided, that notwithstanding anything to the contrary in this Section 10.03, the Company may not exercise any termination right set forth in this Section 10.03 to the extent that the applicable event or circumstance giving rise to such termination right was caused by, directed by, or requested by any Company Party (or any Affiliate thereof) or any Entity acting at the direction thereof for the purpose of creating or facilitating a right to terminate this Agreement:

(a)            the breach in any material respect by a Consenting First Lien Lender that would result in the non-breaching Consenting First Lien Lenders owning or controlling less than 66.67% in aggregate principal amount of all outstanding Prepetition First Lien Claims, which breach, in each case, remains uncured (to the extent curable) for five Business Days after delivery of the related Company Termination Notice;

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(b)            (i) the breach in any material respect by a Consenting PIK Noteholder that would result in the non-breaching Consenting PIK Noteholders owning or controlling less than 66.67% in aggregate principal amount of all outstanding Prepetition PIK Notes Claims, which breach, in each case, remains uncured (to the extent curable) for five Business Days after delivery of the related Company Termination Notice or (ii) if at any time the Consenting PIK Noteholders own or control less than 66.67% in aggregate principal amount of all outstanding Prepetition PIK Notes Claims; provided, that the Company’s termination right pursuant to this Section 10.03(b) shall only apply to the Consenting PIK Noteholders, and shall not enable the Company to terminate this Agreement as to any other Party;

(c)            (i) the breach in any material respect by a Consenting Unsecured Convertible Noteholder that would result in the non-breaching Consenting Unsecured Convertible Noteholders owning or controlling less than 66.67% in aggregate principal amount of all outstanding Prepetition Unsecured Convertible Notes Claims, which breach, in each case, remains uncured (to the extent curable) for five Business Days after delivery of the related Company Termination Notice or (ii) if at any time the Consenting Unsecured Convertible Noteholders own or control less than 66.67% in aggregate principal amount of all outstanding Prepetition Unsecured Convertible Notes Claims; provided, that the Company’s termination right pursuant to this Section 10.03(c) shall only apply to the Consenting Unsecured Convertible Noteholders, and shall not enable the Company to terminate this Agreement as to any other Party;

(d)            following the solicitation of votes on the Plan, the Consenting PIK Noteholders and Consenting Unsecured Convertible Noteholders that have not breached or terminated this Agreement (or as to which this Agreement has not been terminated) no longer comprise more than one-half in number of the holders of Prepetition PIK Notes Claims or Prepetition Unsecured Convertible Notes Claims, respectively, that have actually voted to accept or reject the Plan;

(e)            the issuance by any Governmental Unit, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins or would reasonably be expected to prevent the consummation of a material portion of the Restructuring Transactions and (ii) such ruling or order either (A) has been issued at the request of a Consenting Stakeholder in contravention hereof or (B) remains in effect for 10 Business Days after delivery of a related Company Termination Notice;

(f)            the Bankruptcy Court grants relief, or the Consenting First Lien Lenders comprising the Required Consenting First Lien Lenders seek relief (without the Company’s prior written consent), that is materially inconsistent with this Agreement in any material respect, including by entering (or seeking) an order granting the DIP Motion or confirming the Plan which order is not a DIP Order or the Confirmation Order, respectively (i.e., such order does not comply with Section 3.02), and such order remains in effect or such request is not withdrawn (or amended to comply herewith) within five Business Days after delivery of a related Company Termination Notice;

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(g)            the board of directors, board of managers, or similar governing body of any Company Party determines in good faith, after consulting with counsel, (i) that proceeding with any of the Restructuring Transactions would be inconsistent with the exercise of its fiduciary duties or applicable Law or (ii) in the exercise of its fiduciary duties, to pursue an Alternative Restructuring Proposal, and such determination is not rescinded within three Business Days after delivery of a related Company Termination Notice;

(h)            the Bankruptcy Court enters an order denying confirmation of the Plan and such order shall not have been reversed or vacated within fourteen (14) days of entry; or

(i)            the entry of an order by the Bankruptcy Court or the filing of a motion or application by any Consenting First Lien Lender, (i) converting one or more of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, (ii) appointing an examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code or a trustee in one or more of the Chapter 11 Cases of a Company Party, or (iv) dismissing one or more of the Chapter 11 Cases of a material Company Party.

10.04.      Mutual Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual written agreement among (a) the Required Consenting First Lien Lenders, (b) the Required Consenting Noteholders, (c) each Company Party.

10.05.      Automatic Termination. This Agreement shall terminate automatically without any further required action or notice upon the Plan Effective Date.

10.06.      Effect of Termination. Upon the occurrence of a Termination Date as to a Party, this Agreement shall be of no further force and effect as to such Party and each Party subject to such termination shall, except as otherwise expressly provided in this Agreement or any Definitive Document, be released from its liabilities, obligations, commitments, undertakings, and agreements under or related to this Agreement, shall have no further rights, benefits, or privileges hereunder, and shall have the rights and remedies that it would have had, had it not entered into this Agreement, and no such rights or remedies shall be deemed waived pursuant to a claim of laches or estoppel, and shall be entitled to take all actions, whether with respect to the Restructuring Transactions or otherwise, that it would have been entitled to take had it not entered into this Agreement, including with respect to any Company Claims/Interests or Causes of Action. Upon the occurrence of a Termination Date prior to the Confirmation Order being entered by a Bankruptcy Court, any and all consents or ballots tendered by the Parties subject to such termination before a Termination Date shall be deemed, for all purposes, to be null and void from the first instance, shall not be considered or otherwise used in any manner by the Parties in connection with the Restructuring Transactions, this Agreement, or otherwise, and may be withdrawn or otherwise modified. Nothing in this Agreement shall or shall be construed to prohibit a Company Party or any Consenting Stakeholder from contesting whether any such termination is in accordance herewith or to seek enforcement of any rights under this Agreement that arose or existed before a Termination Date. Except as expressly provided in this Agreement or any Definitive Document, nothing herein is intended to, shall be deemed to, or does, in any manner waive, limit, impair, or restrict (a) any right or ability of any Company Party to protect or preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Consenting Stakeholder, and (b) any right or ability of any Consenting Stakeholder to protect or preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Company Party or other Consenting Stakeholder. No purported termination of this Agreement shall be effective under this Section 10.06 or otherwise if the Party seeking to terminate this Agreement is in material breach of this Agreement, except a termination pursuant to Section 6.03, and nothing in this Section 10.06 shall restrict any Company Party’s right to terminate this Agreement in accordance with Section 6.03.

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Section 11.            Amendments and Waivers.

(a)            This Agreement may only be amended, supplemented, or otherwise modified, and any condition, requirement, term, or provision hereof or hereunder, may only be waived, in writing by (i) each Company Party, (ii) the Required Consenting First Lien Lenders, (iii) solely to the extent an amendment, waiver, supplement, or other modification hereof or hereunder (A) adversely affects the economic treatment of the Claims held by any Consenting Stakeholder in a manner that is disproportionate to the Claims held by similarly situated parties or (B) otherwise materially and adversely affects the economic rights or releases of any Consenting Stakeholder in a manner that is disproportionate to the economic rights or releases of similarly situated parties, such Consenting Stakeholder, and (iv) solely to the extent an amendment, waiver, supplement, or other modification hereof or hereunder (A) relates to the New Warrant Documents, (B) relates to the terms of the New Organizational Documents related to, and to the extent of, the Noteholder Governance Matters, or (C) disproportionately affects the rights, obligations, treatment, or economic recovery of the Consenting PIK Noteholders or Consenting Unsecured Convertible Noteholders, the Required Consenting Noteholders; provided, that (y) any modification to this Section 11 requires each Party’s written consent and (z) any modification to the definition of Required Consenting First Lien Lenders shall require the written consent of each Consenting First Lien Lender and any modification to the definition of Required Consenting Noteholders shall require the written consent of each Consenting Noteholder.

(b)            In determining whether any consent or approval has been given by or obtained from the necessary Consenting Stakeholders, any Consenting Stakeholder that is in material breach of its covenants, obligations, representations, or warranties under this Agreement (and the related Company Claims/Interests held by such Party) shall be excluded from such determination, and the Company Claims/Interests held by such Party shall be treated as if they were not outstanding.

(c)            Any proposed or purported amendment, waiver, supplement, or other modification hereof or hereunder that does not comply with this Section 11 shall be ineffective and void ab initio.

(d)            The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy or any provision of this Agreement, nor shall any single or partial exercise of such right, power, or remedy by such Party preclude any other or further exercise of such right, power, or remedy or the exercise of any other right, power, or remedy. All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by Law.

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Section 12.            DIP Financing.

12.01.       DIP Commitments.

(a)            Subject to its termination rights herein, and subject to the conditions described herein (including, for the avoidance of doubt, the Restructuring Term Sheet and the DIP Credit Agreement), each Consenting First Lien Lender, in its capacity as DIP Lender, severally and not jointly, agrees to make (or to cause, in accordance with Section 12.01(b), its Related Funds to make) New Money DIP Loans in an aggregate principal amount equal to its ratable portion relative to the Prepetition First Lien Claims held by all First Lien Lenders as of the Petition Date (the “DIP Commitments”). The aggregate amount of DIP Commitments made by all Consenting First Lien Lenders shall be $25,000,000.

(b)            Prior to the DIP Closing Date, any Consenting First Lien Lender may assign all or a portion of its DIP Commitments hereunder to (i) any other Consenting First Lien Lender or (ii) any (A) Affiliate of such Consenting First Lien Lender or (B) investment fund, account, vehicle, or other Entity that is administered, managed, or advised by such Consenting First Lien Lender, its Affiliates, or any Entity (or Affiliate of such Entity) that administers, advises, or manages such Consenting First Lien Lender (collectively, “Related Funds,” and any such permitted assignment, a “Permitted Assignment”), in each case, pursuant to documentation reasonably acceptable to the Debtors (such consent not to be unreasonably withheld, conditioned, or delayed; provided that the Parties hereto hereby agree that withholding consent in connection with a proposed assignment to any “defaulting lender” under the Prepetition First Lien Credit Agreement or “disqualified institution” under the DIP Credit Agreement is reasonable); provided, further, that a Consenting First Lien Lender’s rights and obligations under this Section 12.01 shall not otherwise be assignable by such Consenting First Lien Lender without the prior written consent of the Debtors’ (such consent not to be unreasonably withheld, conditioned, or delayed; provided, that the Parties hereto hereby agree that withholding consent in connection with a proposed assignment to any “defaulting lender” under the Prepetition First Lien Credit Agreement or any “disqualified institution” under the DIP Credit Agreement is reasonable) and the Required Consenting First Lien Lenders; provided, further, that (1) the assigning Consenting First Lien Lender shall provide written notice of any Permitted Assignment to the Debtors and the First Lien Ad Hoc Group Advisors promptly following such Permitted Assignment (and, in any event, within three Business Days thereof) and (2) no Consenting First Lien Lender shall be released, relieved, or novated from its obligations under this Section 12.01 (including its DIP Commitments) in connection with any Permitted Assignment.

(c)            Each Consenting First Lien Lender’s undertakings and agreements under this Section 12.01 are subject to (i) the satisfaction or waiver of the conditions precedent expressly set forth in Section 4.01 of the DIP Credit Agreement and (ii) the occurrence of the “roll-up” exchange in accordance with Section 2.01(b)(i) of the DIP Credit Agreement.

(d)            The rights and obligations of each Consenting First Lien Lender under this Section 12.01 shall be several and not joint, and no failure of any Consenting First Lien Lender to comply with any of its obligations hereunder shall prejudice the rights or obligations of any other Consenting First Lien Lender; provided, that in the event that any Consenting First Lien Lender fails to fund its DIP Commitment on the DIP Closing Date (each, a “Defaulting DIP Lender”), each Consenting First Lien Lender that is not a Defaulting DIP Lender (each, a “Non-Defaulting DIP Lender”) shall be offered the option to fund (but shall be under no obligation to fund) such Defaulting DIP Lender’s DIP Commitment, in whole or in part, on a ratable basis, and, if any Non-Defaulting DIP Lender agrees to fund such Defaulting DIP Lender’s DIP Commitment, such Non-Defaulting DIP Lender shall be entitled to all or a proportionate share, as the case may be, of the benefits and rights that would otherwise be owing and payable to, such Defaulting DIP Lender under the DIP Facility, including any related fees and commitment premiums as set forth in the DIP Credit Agreement that would otherwise be issued to such Defaulting DIP Lender.

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(e)            As consideration for the agreements and commitments under this Section 12.01, the Company Parties collectively agree to pay to the DIP Lenders the Upfront Premium and Exit Premium pursuant to the terms of the DIP Credit Agreement, each to be earned on the DIP Closing Date and paid in accordance with the DIP Credit Agreement. Following the DIP Closing Date, any permissible Transfer of DIP Loans by a DIP Lender will result in a transfer of such DIP Lender’s Exit Premium unless otherwise agreed between such DIP Lender and the Transferee. For the avoidance of doubt, the DIP Lenders’ commitments under this Section 12.01 shall be entirely conditioned upon, and subject to, the payment of the Upfront Premium on the DIP Closing Date.

(f)             Each DIP Lender may, in its sole discretion, share or reallocate all or a portion of any fees or premiums contained in the DIP Credit Agreement with or to any of its respective Related Funds.

(g)            This Section 12.01 is intended to be solely for the benefit of the Debtors and the DIP Lenders and is not intended to and does not confer any benefits upon, or create any rights in favor of, any other Entity.

12.02.       Representations of the DIP Lenders. In connection with all aspects of the DIP Commitments contemplated by this Agreement, each DIP Lender, severally and not jointly, acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the transactions and commitments described herein regarding the DIP Facility and DIP Commitments are arm’s-length commercial transactions, (ii) such DIP Lender has consulted its own legal, accounting, regulatory, and tax advisors to the extent it has deemed appropriate, and (iii) such DIP Lender is capable of evaluating, and understands and accepts, the terms, risks, and conditions of the transactions contemplated hereby; (b)(i) such DIP Lender has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, arranger, intermediary, initial purchaser, underwriter, agent, or fiduciary for any other DIP Lender, any of their Affiliates, or any other Entity and (ii) no DIP Lender has any obligation to any other DIP Lender, its Related Funds, or any other Entity with respect to the DIP Facility and DIP Commitments (whether as fiduciary, agent, or otherwise) except those obligations expressly set forth herein (including, for the avoidance of doubt, the Restructuring Term Sheet and the DIP Credit Agreement); and (c) the DIP Lenders and their Affiliates may be engaged in a broad range of transactions that involve interests that differ from the other DIP Lenders and their respective Affiliates, and the DIP Lenders have no obligation to disclose any of such interests to any other DIP Lender or its Affiliates. Each DIP Lender acknowledges that it has, independently and without reliance upon any other DIP Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and that it has not relied on the credit analysis and decision or due diligence investigation of any other DIP Lender. To the fullest extent permitted by Law, each DIP Lender hereby waives and releases any Causes of Action that it may have against any other DIP Lender or its Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of the DIP Commitments contemplated by this Agreement.

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Section 13.            Miscellaneous.

13.01.      Acknowledgement. Notwithstanding any other provision herein, this Agreement is not and shall not be deemed to be an offer with respect to any securities or solicitation of acceptances of a plan of reorganization for purposes of sections 1125 or 1126 of the Bankruptcy Code or otherwise. Any such offer or solicitation will be made only in compliance with all applicable securities Laws, provisions of the Bankruptcy Code, and any other applicable Law.

13.02.      Exhibits Incorporated by Reference; Conflicts. Each exhibit, annex, signature page, schedule, and other attachment hereto (together with any attachments thereto) is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement include such attachments (it being understood and agreed that any actions and obligations required to be taken by any Party that are included in the attachments hereto but not in this Agreement are to be considered “covenants” of such Party and therefore covenants of this Agreement, notwithstanding the failure of any specific provision in any of the attachments to be re-copied into this Agreement). In the event of any inconsistency between this Agreement (without reference to the exhibits, annexes, signature pages, schedules, and other attachments hereto) and any exhibit, annex, signature page, schedule, or other attachment hereto, this Agreement (without reference to the exhibits, annexes, signature pages, schedules, and other attachments hereto) shall govern; provided, that in the event of any inconsistency between this Agreement (without reference to the Restructuring Term Sheet) and the Restructuring Term Sheet, the Restructuring Term Sheet shall govern; provided, further, that in the event of any inconsistency between the Restructuring Term Sheet (without reference to the exhibits, annexes, signature pages, schedules, and other attachments hereto) and any executed Definitive Document, such executed Definitive Document shall govern.

13.03.       Further Assurances. Subject to the other terms of this Agreement, the Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters specified herein, as may be reasonably appropriate or necessary, or as may be required by order of the Bankruptcy Court, from time to time, to effectuate the Restructuring Transactions, as applicable.

13.04.       Complete Agreement. Except as otherwise explicitly provided herein, this Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings, and agreements, oral or written, among the Parties with respect thereto, other than any Confidentiality Agreement.

13.05.      GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Each Party agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, to the extent possible, in the Bankruptcy Court, and solely in connection with claims arising under this Agreement (a) irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court, (b) waives any objection to laying venue in any such action or proceeding in the Bankruptcy Court, and (c) waives any objection that the Bankruptcy Court is an inconvenient forum or does not have jurisdiction over any Party.

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13.06.      Trial by Jury Waiver. EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13.07.       Execution of Agreement. This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each Entity executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.

13.08.      Rules of Construction. This Agreement is the product of negotiations among the Company and the Consenting Stakeholders, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof. The Company and the Consenting Stakeholders were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel.

13.09.      Successors and Assigns; Third Parties. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable. There are no third-party beneficiaries under this Agreement (except, with respect to the Company Parties’ obligations hereunder to pay the Transaction Expenses, the recipients of such payments), and the rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other Entity.

13.10.      Notices. All notices hereunder shall be deemed given if in writing and delivered, by email, courier, or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice):

(a)            if to a Company Party, to:

Inotiv, Inc.
2701 Kent Avenue

West Lafayette, Indiana 47906
Attn: Andrea Castetter
Email: Andrea.castetter@inotiv.com

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with a copy to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, New York 10036

Attn:       Cristine Pirro Schwarzman

Daniel I. Forman

Regina M. Castillo

Email:      cristine.schwarzman@ropesgray.com

dan.forman@ropesgray.com

regina.castillo@ropesgray.com

and to:

Ropes & Gray LLP
191 North Wacker Drive, 32nd Floor
Chicago, Illinois 60606
Attn:        Conor P. McNamara

Email:      conor.mcnamara@ropesgray.com

(b)            if to a Consenting First Lien Lender, the address or email address set forth on such Party’s signature page or Joinder hereto, with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attn:       Damian Schaible

Jonah Peppiatt

Amber Leary

Moshe Melcer

Email:     damian.schaible@davispolk.com

jonah.peppiatt@davispolk.com

amber.leary@davispolk.com

moshe.melcer@davispolk.com

(c)            if to a Consenting Noteholder (in each case, who is not a Consenting First Lien Lender), the address or email address set forth on such Party’s signature page or Joinder hereto, with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attn:       Jacob A. Adlerstein

Timothy Cruickshank

Lucian Wang

Email:     jadlerstein@paulweiss.com

tcruickshank@paulweiss.com

lwang@paulweiss.com

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Any notice given by delivery, mail, or courier shall be effective when received.

13.11.      Independent Due Diligence and Decision Making. Each Consenting Stakeholder hereby confirms that its decision to execute this Agreement has been based upon its independent investigation of the Company’s operations, businesses, financial and other conditions, and prospects. The Parties acknowledge and agree that they are not relying on any representations or warranties other than as set forth herein.

13.12.      Enforceability of Agreement. Each Party to the extent enforceable waives any right to assert that the exercise of termination rights under this Agreement is subject to the automatic stay provisions of the Bankruptcy Code, and expressly stipulates and consents hereunder to the prospective modification of such provisions for purposes of exercising termination rights under this Agreement, to the extent the Bankruptcy Court determines that such relief is required.

13.13.      Waiver. If the Restructuring Transactions are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms or the payment of damages or any other remedy to which a Party may be entitled under this Agreement. If the Restructuring Transactions are not consummated, or if this Agreement is terminated for any reason, nothing herein shall be construed as a waiver by any Party of any rights, remedies, claims, or defenses, and the Parties fully reserve any and all of their rights.

13.14.      Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party, and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.

13.15.      Several, Not Joint, Claims. Except where otherwise specified, the agreements, representations, warranties, and obligations of the Parties under this Agreement are, in all respects, several and not joint.

13.16.      Severability and Construction. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect if essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable.

13.17.      Remedies Cumulative. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.

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13.18.      Specific Execution. The Parties understand that the Consenting Stakeholders are engaged in a wide range of financial services and businesses. In furtherance of the foregoing and notwithstanding anything set forth herein, if a Consenting Stakeholder enters into or joins this Agreement by expressly indicating on its signature page or Joinder hereto that it is so entering or joining this Agreement through an identified business unit or trading desk as identified on such signature page or Joinder in respect of the amounts set forth, the terms hereof shall apply only to that identified business unit or trading desk, and not to any other business unit or trading desk within such legal entity that has not signed or become Party hereto (in accordance with the terms hereof) separately in respect of any Company Claims/Interests that such other business unit or trading desk legally or beneficially owns and, therefore, such Consenting Stakeholder shall not be required to procure compliance with this Agreement on behalf of such other business unit or trading desk within that legal entity.

13.19.      Survival. Notwithstanding (a) any Transfer of any Company Claims/Interests in accordance with this Agreement or (b) the termination of this Agreement in accordance with its terms, Section 6.01(m), Section 10.06, and this Section 13 (and Section 1, solely to the extent applicable to such Sections) shall survive such Transfer or termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof and thereof.

13.20.       Email Consents. Any consent, notice, acceptance, approval, amendment, or other modification, permission, request, or waiver hereof, hereunder, pursuant hereto, or contemplated hereby may be conveyed in writing between counsel to the applicable Parties without representations or warranties of any kind on behalf of such counsel.

13.21.       Good-Faith Cooperation. The Parties shall cooperate with each other in good faith and shall coordinate their activities (to the extent practicable) in respect of all matters concerning the implementation and consummation of the Restructuring Transactions.

13.22.      Publicity. The Company shall submit drafts to counsel to the First Lien Ad Hoc Group and the Ad Hoc Noteholder Group of any press releases or other public filings or statements that constitute disclosure of the existence or terms of this Agreement or any amendment to the terms of this Agreement at least two Business Days prior to making any such disclosure, shall afford them a reasonable opportunity under the circumstances to comment on such materials, and shall incorporate any such reasonable comments in good faith. Except as required by Law or otherwise permitted under the terms of any Confidentiality Agreement or similar agreement between the Company and any Consenting Stakeholder, no Party or its advisors shall (a) use the name of any Consenting Stakeholder in any public manner (including in any press release) with respect to this Agreement, the Restructuring Transactions, or any Definitive Document or (b) disclose to any Entity (including, for the avoidance of doubt, any other Consenting Stakeholder), other than the Company’s advisors who are under obligations of confidentiality to the Company with respect to such disclosure, and whose compliance with such obligations the Company shall be responsible for), the principal amount or percentage of any Company Claims/Interests held by any Consenting Stakeholder without such Consenting Stakeholder’s prior written consent (it being understood and agreed that each Consenting Stakeholder’s signature page to this Agreement or Joinder shall, at the very least, be redacted to remove the name of such Consenting Stakeholder and the amount or percentage of Company Claims/Interests held by such Consenting Stakeholder to the extent this Agreement is filed on the docket in the Chapter 11 Cases or otherwise made publicly available); provided, that (i) if such disclosure is required by Law, the disclosing Party shall afford the relevant Consenting Stakeholder a reasonable opportunity to review and comment in advance of such disclosure and the Company shall take all reasonable measures to limit such disclosure and (ii) this Section 13.22 shall not prohibit the disclosure of the aggregate percentage or aggregate principal amount of Company Claims/Interests held by the Consenting Stakeholders collectively, on a facility-by-facility or class-by-class basis. Notwithstanding this Section 13.22, any Party may disclose the identities of the other Parties in any action to enforce this Agreement or in any action for damages as a result of any breaches hereof and any Party may disclose, to the extent expressly consented to in writing in advance by a Consenting Stakeholder, such Consenting Stakeholder’s identity and individual holdings.

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13.23.      Direction to Agents/Trustees. Each Consenting Stakeholder, in its respective capacity as a Prepetition First Lien Lender, Prepetition PIK Noteholder, or Prepetition Unsecured Convertible Noteholder, agrees that this Agreement shall be deemed a direction to the applicable Agent/Trustee (a) to take all actions consistent with this Agreement to support consummation of the Restructuring Transactions, including consenting to use of Cash Collateral under any DIP Order, and (b) to take or refrain from taking actions consistent with each Consenting Stakeholder’s obligations set forth herein.

***

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

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IN WITNESS WHEREOF, the parties hereto have caused this Restructuring Support Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

INOTIV, INC.,

BAS EVANSVILLE, INC.,

SEVENTH WAVE LABORATORIES, LLC,

BRONCO RESEARCH SERVICES LLC,

BASi GAITHERSBURG LLC,

INOTIV BOULDER, LLC,

INOTIV RESEARCH MODELS, LLC,

ENVIGO RMS, LLC,

ENVIGO RMS B.V., INC.,

ENVIGO NEW HOLDCO, LLC,

ENVIGO GLOBAL SERVICES INC.,

ERPP, INC.,

ENVIGO BIOPRODUCTS, INC.,

ENVIGO HOLDING I, INC.,

INTEGRATED LABORATORY SYSTEMS, LLC,

INOTIV LAMS WEST INC.,

HISTION, LLC,

INOTIV NASHVILLE LLC,

PRECISIUM SOLUTIONS, LLC,

as the Company

By:	/s/ Beth A. Taylor
Name:	Beth A. Taylor
Title:	Chief Financial Officer

[Company’s Signature Page to the Restructuring Support Agreement]

Consenting Stakeholder Signature Page to
the Restructuring Support Agreement

[Lender Name]
By:
Name:
Title:

Notice Address:
Attention:
Phone:
Email (required):

Aggregate Principal Amounts
Prepetition First Lien Claims
Prepetition PIK Notes Claims
Prepetition Unsecured Convertible Notes Claims
Existing Equity Interests

Schedule 1

Debtors

1.	Inotiv, Inc.
2.	Inotiv LAMS West Inc.
3.	BAS Evansville, Inc.
4.	BASi Gaithersburg, LLC
5.	Bronco Research Services, LLC
6.	Envigo Bioproducts, Inc.
7.	Envigo Global Services Inc.
8.	Envigo Holdings I, Inc.
9.	Envigo New Holdco, LLC
10.	Envigo RMS B.V., Inc.
11.	Envigo RMS, LLC
12.	ERPP, Inc.
13.	Histion, LLC
14.	Inotiv Boulder, LLC
15.	Inotiv Nashville, LLC
16.	Inotiv Research Models, LLC
17.	Integrated Laboratory Systems, LLC
18.	Precisium Solutions, LLC
19.	Seventh Wave Laboratories, LLC

Exhibit A

Form of Joinder

This joinder agreement (the “Joinder”) to that certain Restructuring Support Agreement (as the same has been or may be hereafter amended, restated, or otherwise modified from time to time in accordance therewith, the “Agreement”),1 dated as of June [2], 2026, by and among Inotiv, Inc., the other Company Parties, and the Consenting Stakeholders, is executed and delivered by the undersigned (the “Joinder Party”) as of the date specified below.

The Joinder Party hereby:

(1)	acknowledges that it has received, has read, and understands the Agreement;

(2)	acknowledges that it becomes and shall be treated for all purposes under the Agreement as a Consenting Stakeholder with respect to (i) all Company Claims/Interests that the Joinder Party holds and (ii) any transferred Company Claims/Interests to the same extent the transferor was bound by the Agreement;

(3)	agrees to be subject to and bound by all of the terms of the Agreement as if it had delivered an executed signature page thereto and, if the transferor of the Company Claims/Interests acquired by the Joinder Party voted on the Plan in accordance with the Agreement before the effectiveness of such Transfer, by the vote of the transferor with respect to such Transferred Company Claims/Interests (including the release opt-in/opt-out election);

(4)	is deemed, without further action, to make to the other Parties as of the date hereof the representations and warranties that the Parties make in Section 8, Section 9, and Section 13.11 of the Agreement; and

(5)	agrees that Sections 13.05– 13.07 and 13.12– 13.13 of the Agreement apply mutatis mutandis to this Joinder.

[Signature page follows]

[1]	Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement. Section 1.02 of the Agreement applies hereto. The Agreement shall control over any provision in this Joinder that is inconsistent with the Agreement.

Date:

[Lender Name]
By:
Name:
Title:

Notice Address:
Attention:
Phone:
Email (required):

Aggregate Principal Amounts
Prepetition First Lien Claims
Prepetition PIK Notes Claims
Prepetition Unsecured Convertible Notes Claims
Existing Equity Interests

Exhibit B

Restructuring Term Sheet

Inotiv, Inc., et al.
Restructuring Term Sheet

This term sheet (the “Restructuring Term Sheet”) contains certain material terms and conditions of the proposed Restructuring Transactions of Inotiv, Inc., an Indiana corporation (“Parent”) and certain of its direct and indirect Debtor and non-Debtor subsidiaries (together with Inotiv, collectively, the “Company”). This is the Restructuring Term Sheet referred to in, and appended as Exhibit B to, the Restructuring Support Agreement, dated as of June 2, 2026, by and among the Company and the other parties signatory thereto (the “RSA”). Capitalized terms used but not immediately or otherwise defined herein shall have the meanings ascribed to such terms elsewhere herein, in the RSA, or the prepackaged chapter 11 plan of reorganization substantially in the form attached hereto as Annex 1 (the “Plan”), as applicable. For the avoidance of doubt, the rules of interpretation set forth in Section 1.02 of the RSA apply hereto.

THIS RESTRUCTURING TERM SHEET IS NOT AN OFFER, ACCEPTANCE, OR SOLICITATION WITH RESPECT TO ANY SECURITIES, LOANS, OR OTHER INSTRUMENTS OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTIONS 1125 OR 1126 OF THE BANKRUPTCY CODE. ANY SUCH OFFER, ACCEPTANCE, OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE LAW, INCLUDING SECURITIES LAWS OR PROVISIONS OF THE BANKRUPTCY CODE.

THIS TERM SHEET DOES NOT ADDRESS ALL MATERIAL TERMS THAT WOULD BE REQUIRED IN CONNECTION WITH ANY POTENTIAL RESTRUCTURING TRANSACTION AND ANY AGREEMENT IS SUBJECT TO THE EXECUTION OF DEFINITIVE DOCUMENTATION CONSISTENT WITH THIS RESTRUCTURING TERM SHEET AND OTHERWISE ACCEPTABLE TO THE PARTIES TO THE RSA, CONSISTENT WITH THEIR RESPECTIVE CONSENT AND APPROVAL RIGHTS SET FORTH THEREIN OR IN THE PLAN. THIS RESTRUCTURING TERM SHEET HAS BEEN PRODUCED FOR DISCUSSION AND SETTLEMENT PURPOSES ONLY AND IS SUBJECT TO RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND OTHER SIMILAR APPLICABLE LAW.

OVERVIEW OF RESTRUCTURING TRANSACTIONS
Debtors	The Entities that are listed on Schedule 1 to the RSA that commence the Chapter 11 Cases (as defined below), which shall also be signatories to the RSA (each a “Debtor” and, collectively, the “Debtors”).
Restructuring Transactions

The Restructuring Transactions will be consummated through the Plan, which shall be filed and confirmed in voluntary prepackaged cases under chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”) commenced by the Debtors, after they begin soliciting acceptances of the Plan, in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).

Each Holder of an Allowed[1] Company Claim/Interest shall receive under the Plan the treatment described in this Restructuring Term Sheet, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such holder’s Allowed Company Claim/Interest, except to the extent different treatment is agreed to by the Debtors or the reorganized Debtors (the “Reorganized Debtors”) and the holder of such Allowed Company Claim/Interest.
Cash Collateral and DIP Facilities

The Consenting First Lien Lenders shall provide for the consensual use of cash collateral and a two-draw term loan facility in an aggregate amount equal to $65.5 million (the “DIP Facility”) plus the amount of the Upfront Premium in accordance with the terms and conditions set forth in the DIP Credit Agreement attached hereto as Annex 2 (the “DIP Credit Agreement,” and the term loans issued thereunder, the “DIP Loans”) and the DIP Orders (and subject to the consent rights set forth in the DIP Documents and the RSA), consisting of (a) “new money” super priority DIP Loans in an aggregate principal amount of $25.0 million, with an initial draw of up to $16.0 million available upon entry of the Interim DIP Order and the remaining New Money DIP Commitments available upon satisfaction of certain conditions set forth in the DIP Credit Agreement (i.e., not subject to entry of a Final DIP Order) and (b) a “roll up” of $40.5 million of Bridge Facility Delayed Draw Term Loans (as defined in the Prepetition First Lien Credit Agreement). The “new money” DIP Loans will be senior in the collateral proceeds waterfall to the “roll up” DIP Loans.

The DIP Facility shall have terms as set forth in the DIP Credit Agreement.

The DIP Loans shall be provided by each Consenting First Lien Lender (or, to the extent designated, its respective successors or permitted assigns) (collectively, in their capacities as such, the “DIP Lenders”), on a ratable basis.

[1]	As further set forth in the Plan, for purposes hereof and thereof, “Allowed” means, with respect to a Claim or Interest, except as otherwise provided in the Plan: (a) a Claim or Interest that either (i) is not Disputed or (ii) has been allowed by a Final Order; (b) a Claim or Interest that is allowed, compromised, settled, or otherwise resolved (i) pursuant to the terms of the Plan, (ii) in any stipulation that is approved by the Bankruptcy Court by a Final Order, or (iii) pursuant to any contract, instrument, indenture, or other agreement entered into or assumed in connection herewith; (c) a Claim relating to a rejected Executory Contract or Unexpired Lease that either (i) is not a Disputed Claim or (ii) has been allowed by a Final Order; or (d) a Claim or Interest as to which a Proof of Claim or Proof of Interest, as applicable, has been timely filed and as to which no objection has been filed.

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Claims and Interests to be Restructured:

·      Prepetition First Lien Claims: All Claims arising from the Prepetition Term Loans under the Prepetition First Lien Credit Agreement, which shall be Allowed in an aggregate amount equal to (i) no less than $274.9 million (representing total principal outstanding as of the Petition Date), plus (ii) all unpaid prepetition interest, fees, expenses, and other amounts outstanding under the Prepetition First Lien Credit Agreement on account of such loans (the “Prepetition First Lien Claims”).

·      DOJ Claims: The Claims arising under that certain Plea Agreement, dated June 3, 2024, made by and between the Company, the United States Attorney’s Office for the Western District of Virginia, and the United States Department of Justice (the “DOJ”) (the “DOJ Claims”).

·      Prepetition PIK Notes Claims: All Claims arising from the Prepetition PIK Notes under the Prepetition PIK Notes Indenture, which shall be Allowed in an aggregate amount equal to (i) no less than $28.3 million (representing total principal outstanding as of the Petition Date), plus (ii) all unpaid prepetition interest, fees, expenses, and other amounts outstanding under the Prepetition PIK Notes Indenture on account of such loans (the “Prepetition PIK Notes Claims”).

·      Prepetition Unsecured Convertible Notes Claims: All Claims arising from the Prepetition Unsecured Convertible Notes under the Prepetition Convertible Unsecured Notes Indenture, which shall be Allowed in an aggregate amount equal to (i) no less than $131.7 million (representing total principal outstanding as of the Petition Date), plus (ii) all unpaid prepetition interest, fees, expenses, and other amounts outstanding under the Prepetition Convertible Unsecured Notes Indenture on account of such notes (the “Prepetition Unsecured Convertible Notes Claims”).

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·      General Unsecured Claims: Consisting of any prepetition Claim that is not an Administrative Claim, Other Secured Claim,[2] Priority Tax Claim,[3] Other Priority Claim,[4] Prepetition First Lien Claim, Prepetition PIK Notes Claim, Prepetition Unsecured Convertible Notes Claim, DOJ Claim, Section 510(b) Claim, or Intercompany Claim, or any Claim that is secured, subordinated, or otherwise entitled to priority under the Bankruptcy Code (the “General Unsecured Claims”).

·      Intercompany Claims: Consisting of claims held by any non-Debtor subsidiary of the Parent or by any Debtor against a Debtor.

·      Intercompany Interests: Consisting of any Interests in any Company Party other than Parent.

·      Section 510(b) Claims: A Claim or Cause of Action against any Debtor (a) arising from rescission of a purchase or sale of shares, notes, or any other securities of any Debtor or any Affiliate thereof, (b) for damages arising from the purchase or sale of any such security, (c) for violations of the securities laws, misrepresentations, or any similar Claims related to the foregoing or otherwise subject to subordination under section 510(b) of the Bankruptcy Code, (d) for reimbursement, contribution, or indemnification allowed under section 502 of the Bankruptcy Code on account of any such Claim, including Claims based upon allegations that a Debtor made false and misleading statements or engaged in other deceptive acts in connection with the offer or sale of securities, or (e) for attorneys’ fees, other charges, or costs incurred on account of any of the foregoing Claims or Causes of Action.

·      Existing Equity Interests: Consisting of any Interests in Parent (the “Existing Equity Interests”).

[2]	As further set forth in the Plan, for purposes hereof and thereof, “Other Secured Claim” means any Secured Claim that is not a DIP Claim or Prepetition First Lien Claim. For the avoidance of doubt, for purposes of the Plan, the Prepetition PIK Notes Claims are not Secured Claims.
[3]	As further set forth in the Plan, for purposes hereof and thereof, “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.
[4]	As further set forth in the Plan, for purposes hereof and thereof, “Other Priority Claim” means any Claim (other than an Administrative Claim or a Priority Tax Claim) entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

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Exit Term Loan Facility[5]

On the Plan Effective Date, the Reorganized Debtors shall enter into a senior secured first lien term loan facility (the “Exit Term Loan Facility,” and the term loans issued thereunder, the “Exit Term Loans”) in an aggregate principal amount of up to $150 million (inclusive of paid in-kind interest, fees, OID, or premiums to be earned and capitalized upon issuance) on the terms and conditions to be set forth in the Exit Term Loan Documents; provided, that the Exit Facility shall have the following terms:

·      Rate: S + 750 (1% floor)

·      Maturity: 5 years

·      Call Protection: 105/103/101

·      Covenants: Customary for senior secured term loans of this type, with terms to be agreed by the Required Consenting First Lien Lenders.

Exit RCF	On the Plan Effective Date, the Reorganized Debtors may, with the Required Consenting First Lien Lenders’ consent, enter into a revolving credit facility on terms and conditions to be agreed upon by the Debtors and the Required Consenting First Lien Lenders (the “Exit RCF”), which terms and conditions shall be subject to the consent rights set forth in the RSA and the Plan.
New Equity Interests	On the Plan Effective Date, the Reorganized Parent shall issue a single class of common equity interests (the “New Equity Interests”) to holders of Allowed Prepetition First Lien Claims, Allowed Prepetition PIK Notes Claims, and Allowed Prepetition Unsecured Convertible Notes Claims in accordance with this Restructuring Term Sheet and the Plan.
New Warrants

On the Plan Effective Date, the Reorganized Parent shall issue warrants exercisable into New Equity Interests representing 11% of New Equity Interests issued on the Plan Effective Date, in the aggregate, on a fully diluted basis, subject to dilution by the Management Incentive Plan (the “New Warrants”), which New Warrants shall be distributed to holders of Allowed Prepetition PIK Notes Claims and Allowed Prepetition Unsecured Convertible Notes Claims in accordance with this Restructuring Term Sheet and the Plan.

The New Warrants shall have the following terms, and such other terms set forth in the New Warrant Documents (subject to the consent rights set forth in the RSA and the Plan):

·       Strike Price: Equal to an implied share price using a post-transaction enterprise value equal to $350 million.

·       Exercise Period: Four years following the Plan Effective Date.

·       Anti-Dilution / Adjustments: Customary Black-Scholes protection.

·       Voting Rights: The New Warrants will have no voting rights prior to exercise.

[5]	Subject to further negotiation between the Company and the Required Consenting First Lien Lenders.

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TREATMENT OF CERTAIN CLAIMS AND INTERESTS
Each Holder of an Allowed Company Claim/Interest in the Chapter 11 Cases, shall receive under the Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of and in exchange for such holder’s Allowed Company Claim/Interest, except (a) to the extent different treatment is agreed to by the Reorganized Debtors and the Holder of such Allowed Claim or Interest, as applicable, in each case subject to the consent rights set forth in the RSA and the Plan, (b) such holder agrees to less favorable treatment than it would otherwise be entitled to, or (c) such Claim has already been paid or otherwise satisfied.
Administrative Claims	Each Holder of an Allowed Administrative Claim,[6] in full and final satisfaction of such Allowed Claim, shall be paid in full in cash on the Plan Effective Date or in the ordinary course of business as and when due (including, with respect to Professional Fee Claims,[7] following allowance by the Bankruptcy Court), or otherwise receive treatment consistent with section 1129(a) of the Bankruptcy Code.	N/A
DIP Claims	On the Plan Effective Date, each Allowed DIP Claim shall receive payment in full of the Allowed DIP Claims via the conversion of such Claim into Exit Term Loans without payment of cash and by means of cashless settlement.	N/A

[6]	As further set forth in the Plan, for purposes hereof and thereof, “Administrative Claim” means a Claim arising on or after the Petition Date and before the Plan Effective Date for costs and expenses of administration of the Chapter 11 Cases pursuant to sections 503(b) and entitled to priority under sections 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Plan Effective Date of preserving the Debtors’ estates and operating the Debtors’ businesses; (b) Allowed Professional Fee Claims; and (c) all fees and charges assessed against the Debtors’ estates pursuant to 28 U.S.C. § 1930.
[7]	As further set forth in the Plan, for purposes hereof and thereof, “Professional Fee Claims” means, at any given moment, all Administrative Claims arising from all accrued fees and expenses (including success fees) for services rendered by professionals through and including the Plan Effective Date under sections 328, 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code to the extent such fees and expenses have not been paid pursuant to or in accordance with an order of the Bankruptcy Court and regardless of whether a fee application has been Filed for such fees and expenses.

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Other Priority Claims	Each Allowed Other Priority Claim shall be reinstated, or each holder of an Allowed Other Priority Claim shall receive, in full and final satisfaction of such Allowed Claim, at the option of the (Reorganized) Debtors (with the reasonable consent of the Required Consenting First Lien Lenders), (a) payment in full in cash on the later of the Plan Effective Date and the date that is 30 Business Days after the date on which such Other Priority Claim becomes an Allowed Claim in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Claim, in each case, or as soon as reasonably practicable thereafter, or (b) such other treatment rendering its Allowed Claim unimpaired in accordance with section 1124 of the Bankruptcy Code, or (d) other treatment in a manner consistent with section 1129(a)(9) of the Bankruptcy Code.	Unimpaired – Presumed to Accept.
Other Secured Claims	Each Allowed Other Secured Claim shall be reinstated, or each holder of an Allowed Other Secured Claim shall receive, in full and final satisfaction of such Allowed Claim, at the option of the (Reorganized) Debtors (with the reasonable consent of the Required Consenting First Lien Lenders), (a) payment in full in cash of such Allowed Claim, payable on the later of the Plan Effective Date and the date that is 30 Business Days after the date on which such Claim becomes an Allowed Claim in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Claim, in each case, or as soon as reasonably practicable thereafter, or (b) such other treatment so as to render such Allowed Claim unimpaired pursuant to section 1124 of the Bankruptcy Code.	Unimpaired – Presumed to Accept.
Prepetition First Lien Claims

On the Plan Effective Date, each holder of a Prepetition First Lien Claim shall receive, in full and final satisfaction, compromise, settlement, release, and discharge of such Claims, its pro rata share of:

(a)   93% of the New Equity Interests, subject to dilution on account of the New Warrants and the Management Incentive Plan; and

(b)   the remaining Exit Term Loans (i.e., the Exit Term Loans that were not provided to the DIP Lenders in satisfaction of the DIP Claims).

Impaired – Entitled to Vote

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DOJ Claims	The DOJ Claims shall be Allowed and shall, on the Plan Effective Date, be reinstated.	Unimpaired – Presumed to Accept
Prepetition PIK Notes Claims	On the Plan Effective Date, each holder of an Allowed Prepetition PIK Notes Claim shall receive, in full and final satisfaction, compromise, settlement, release and discharge of such Claim, its pro rata share of 21% of the Notes Recovery.[8]	Impaired – Entitled to Vote
Prepetition Unsecured Convertible Notes Claims	On the Plan Effective Date, each holder of an Allowed Prepetition Unsecured Convertible Notes Claim shall receive, in full and final satisfaction, compromise, settlement, release and discharge of such Claim, its pro rata share of 79% of the Notes Recovery.	Impaired – Entitled to Vote
General Unsecured Claims	Each Allowed General Unsecured Claim shall be reinstated, or each holder of an Allowed General Unsecured Claim shall receive, in full and final satisfaction of such Allowed Claim, at the option of the Debtors (with the reasonable consent of the Required Consenting First Lien Lenders), such other treatment so as to render such Allowed Claim unimpaired pursuant to section 1124 of the Bankruptcy Code.	Unimpaired – Presumed to Accept
Intercompany Claims	Each Allowed Intercompany Claim shall be reinstated (including, as amended), distributed, contributed, set off, settled, cancelled and released, or otherwise addressed at the election of the (Reorganized) Debtors with the consent of the Required Consenting First Lien Lenders.	Impaired – Deemed to Reject or Unimpaired – Presumed to Accept

[8]	“Notes Recovery” shall mean, collectively, (a) 7% of the New Equity Interests, subject to dilution on account of the New Warrants and the Management Incentive Plan and (b) the New Warrants.

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Intercompany Interests	Each Intercompany Interest shall be reinstated (including, as amended), distributed, contributed, set off, settled, cancelled and released, or otherwise addressed at the election of the (Reorganized) Debtors with the consent of the Required Consenting First Lien Lenders.	Impaired – Deemed to Reject or Unimpaired – Presumed to Accept
Section 510(b) Claims	On the Plan Effective Date, all Section 510(b) Claims shall be discharged and released, and each Holder of a Section 510(b) Claim shall not receive or retain any distribution, property, or other value on account of its Section 510(b) Claim.	Impaired – Deemed to Reject
Existing Equity Interests	On the Plan Effective Date, and without the need for any further corporate or limited liability company action or approval of any board of directors, board of managers, members, shareholders, or officers of any (Reorganized) Debtor, as applicable, all Existing Equity Interests shall be cancelled, released, extinguished, or otherwise eliminated without any distribution, and will be of no further force or effect, and each holder of an Existing Equity Interest shall not receive or retain any distribution, property, or other value on account of such Existing Equity Interest.	Impaired – Deemed to Reject

OTHER KEY TERMS
Executory Contracts and Unexpired Leases	Each Executory Contract[9] and Unexpired Lease[10] to which a Debtor is party that is not rejected as of the Plan Effective Date (either pursuant to the Plan or a separate motion) will be deemed assumed pursuant to section 365 of the Bankruptcy Code. Any rejection of an Executory Contract or Unexpired Lease or contract rejection schedule to be included in a Plan Supplement will be subject to the consent of the Required Consenting First Lien Lenders.
Securities Laws Matters	The New Equity Interests and New Warrants will be issued pursuant to section 1145 of the Bankruptcy Code (the “Section 1145 Exemption”) to the maximum extent possible and, to the extent the Section 1145 Exemption is unavailable, in reliance on the exemption provided by section 4(a)(2) under the Securities Act or another applicable exemption.

[9]	As further set forth in the Plan, for purposes hereof and thereof, “Executory Contract” means a contract to which a Debtor is a party that is subject to assumption, assumption and assignment, or rejection under section 365 or 1123 of the Bankruptcy Code.
[10]	As further set forth in the Plan, for purposes hereof and thereof, “Unexpired Lease” means a nonresidential lease to which a Debtor is a party that is subject to assumption, assumption and assignment, or rejection under section 365 or 1123 of the Bankruptcy Code.

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Governance

The size and composition of the initial board of directors (or similar governing body) of the Reorganized Parent (the “New Board”) (and all committees thereof) shall be determined by the Required Consenting First Lien Lenders, in consultation with the Debtors.

In connection with the Plan Effective Date, and consistent with section 1123(a)(6) of the Bankruptcy Code, the Reorganized Debtors and the other Company Parties shall (re)adopt the New Organizational Documents, which shall be subject, in each case, to the consent rights set forth in the RSA and the Plan, and shall provide for customary drag, tag, information, consent and preemptive rights for each holder of New Equity Interests that was a Consenting Stakeholder prior to the Plan Effective Date, subject to and in accordance with the terms of this Restructuring Term Sheet. All holders of New Equity Interests issued pursuant to the Plan shall have substantially the same rights, privileges, preferences and remedies under the terms of the New Organizational Documents, other than any specific rights granted to a Consenting First Lien Lender due to its relative ownership in Reorganized Parent compared to the Consenting Noteholders, as set forth in this Restructuring Term Sheet.

Notwithstanding anything to the contrary set forth in this Restructuring Term Sheet, the RSA, or the Plan, the Consenting Noteholders shall be entitled to at least the following rights and protections under the terms of the New Organizational Documents (collectively, the “Noteholder Governance Matters”):

1.     Drag Rights. Customary drag protections and limitations, including right to participate for the same form of consideration (and with the same rights to elect certain forms of consideration) and on the same terms and conditions (including customary representations, restrictive and other covenants (excluding any non-compete restrictions), indemnities, limitations on liability and agreements) as the Consenting First Lien Lenders.

2.    Preemptive Rights. Customary preemptive rights to participate in new equity issuances (inclusive of convertible securities) pro rata and on the same terms (including price and timing) as the Consenting First Lien Lenders. The Consenting Noteholders shall retain such rights for so long as they and their affiliate transferees collectively hold any New Equity Interests issued pursuant to the Plan.

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3.     Tag Rights. Customary tag/piggyback rights to sell their interests for the same form of consideration (and with the same rights to elect certain forms of consideration) and on the same terms and conditions (including customary representations, restrictive and other covenants, indemnities, limitations of liability, and agreements) as the Consenting First Lien Lenders. The Consenting Noteholders shall retain such rights for so long as they and their affiliate transferees collectively hold any New Equity Interests issued pursuant to the Plan.

4.     Information Rights. Customary information rights, including delivery of quarterly reporting to the extent delivered under the Exit Credit Facility Documents.

5.     Transfer Rights. The New Equity Interests held by the Consenting Noteholders will not be subject to any lockups that are not generally applicable to other holders of New Equity Interests, except to the extent required for legal, regulatory or tax purposes. To the extent the right to transfer tag and preemptive rights in connection with a sale or transfer of equity interests is subject to any ownership or other threshold, such threshold and any terms relating to such right shall apply to all holders of New Equity Interests equally.

6.     Consent Rights. Consenting Noteholders will have consent rights over at least the following actions:

a)     Amendments. Any amendment to the terms of the New Organizational Documents or New Warrant Documents or any waiver of the provisions thereof, in each case:

i.      that disproportionately and adversely affects the rights or obligations of the Consenting Noteholders (excluding any amendments necessary to reflect issuances of additional equity in compliance with the terms thereof) relative to other holders of New Equity Interests; or

ii.     that modifies (x) the drag, tag, transfer, information, preemptive or consent rights of the Consenting Noteholders under the New Organizational Documents, (y) the terms (including order of priority) of the distribution waterfall set forth in the New Organizational Documents, other than to implement new units issued subject to preemptive rights set forth herein, or (z) the terms, covenants or conditions of the New Warrants (to be set forth in the New Warrant Documents);

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b)     Dividends. Any declaration or payment of any dividend or distribution that is paid on a non-pro rata basis;

c)     Redemptions. Any redemption, repurchase or acquisition of any equity of Reorganized Parent that is on a non-pro rata basis, other than the redemption or repurchase of equity securities pursuant to the Management Incentive Plan;

d)     Tax Structure. Any change to Reorganized Parent’s tax status (including the U.S. federal income tax classification or tax residency) that adversely and disproportionately affects any Consenting Noteholder.

7.     Related Party Transactions. Each Related Party Transaction (including any amendments or modifications thereof and the waiver of any rights on behalf of Reorganized Parent or any of its subsidiaries) will be subject to a customary approval process.

Management Incentive Plan	The New Board may implement a management incentive plan pursuant to which equity-based awards for up to 10% of New Equity Interests of Reorganized Parent, on a fully diluted basis (assuming the New Warrants are treated as having been fully exercised), may be made available to the Company’s employees and directors, the terms of which, including with respect to amount, form, participation, and vesting, shall be determined by the New Board (the “Management Incentive Plan”).
Employment Obligations	The Plan shall provide for provisions relating to Employment Obligations on the terms set forth in the Plan attached hereto as Annex 1.
Tax Structure	To the extent practicable, the Restructuring Transactions and the consideration received in the Restructuring Transactions shall be structured in a manner that: (a) minimizes any current taxes payable as a result of the consummation of the Restructuring Transactions, (b) optimizes the tax efficiency (including by way of the preservation or enhancement of favorable tax attributes, or potentially moving certain businesses to new entities incorporated in different jurisdictions) of the Restructuring Transactions to the Company, and (c) otherwise achieve (as agreed to by the Company and the Required Consenting First Lien Lenders) the most tax efficient and advantageous structure to optimize the tax treatment of the Company (including the Reorganized Debtors) and the Required Consenting First Lien Lenders.

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Special Committee	The Special Committee’s Investigation is ongoing. The Debtor Release, including without limitation the scope of the Released Parties, is subject in all respects to the conclusion of the Investigation and the Special Committee’s determination with respect to any potential claims or Causes of Action, if any, identified therein, and the Debtors expressly reserve the right to determine prior to Confirmation of the Plan not to release and to bring any such claims or Causes of Action.
Discharge, Release, Injunction, and Exculpation	The Plan shall provide for customary release, discharge, injunction, and exculpation provisions, substantially in the form set forth in the Plan attached hereto as Annex 1; provided, that the Debtor Release, including without limitation the scope of the Released Parties, shall be subject in all respects to the conclusion of the Special Committee’s investigation and the Special Committee’s determination with respect to any potential claims or Causes of Action, if any, identified therein, and the Debtors expressly reserve the right to determine prior to Confirmation of the Plan not to release and to bring any such claims or Causes of Action.
Indemnification Obligations	The plan shall provide for provisions relating to Company Indemnification Obligations on the terms set forth in the Plan attached hereto as Annex 1.
Retained Causes of Action	The Reorganized Debtors shall retain all rights to commence and pursue any Causes of Action, other than any Causes of Action that the Debtors have released pursuant to the release and exculpation provisions provided for in the Plan.
Professional Fee Escrow	The Plan shall provide for a Professional Fee Escrow on the terms set forth in the Plan attached hereto as Annex 1.
Restructuring Expenses	The Debtors shall pay, as set forth in the Restructuring Support Agreement, the DIP Orders and the Plan, as applicable, the Restructuring Expenses.
Conditions Precedent to the Plan Effective Date	The occurrence of the Plan Effective Date shall be subject to the satisfaction of certain conditions precedent as set forth in the Plan attached hereto as Annex 1.

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Retention of Jurisdiction	The Plan shall provide that the Bankruptcy Court shall retain jurisdiction.
Reservation of Rights

The execution of the RSA is without prejudice to the Parties’ rights to negotiate the Definitive Documents.

The terms and conditions of the Plan, the DIP Facility, the Exit Term Loan Facility, the New Warrant Documents, the New Organizational Documents, and any other Definitive Document not otherwise set forth herein shall be subject to the consent rights set forth in the RSA and the Plan.

Nothing herein is an admission of any kind. If the Restructuring Transactions are not consummated for any reason, all Parties reserve all of their respective rights.

Other Customary Plan Provisions	The Plan will provide for other standard and customary provisions, including in respect of the cancellation of existing Company Claims/Interests, the vesting of assets, release of Liens, and the resolution of disputed claims, in each case subject to the consent rights set forth in the RSA.

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Annex 1

Plan

IMPORTANT: THIS PLAN OF REORGANIZATION AND THE ACCOMPANYING SOLICITATION MATERIALS HAVE NOT BEEN APPROVED BY THE BANKRUPTCY COURT AS CONTAINING “ADEQUATE INFORMATION” WITHIN THE MEANING OF 11 U.S.C. § 1125(a). FOLLOWING COMMENCEMENT OF SOLICITATION, THE DEBTORS EXPECT TO SEEK AN ORDER OR ORDERS OF THE BANKRUPTCY COURT, AMONG OTHER THINGS: (1) APPROVING THE SOLICITATION OF VOTES AS HAVING BEEN IN COMPLIANCE WITH 11 U.S.C. § 1126(b); AND (2) CONFIRMING THIS PLAN OF REORGANIZATION PURSUANT TO 11 U.S.C. § 1129.

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE Southern district of texas

houston division

In re: Inotiv, Inc., et al., [1] Debtors.	Chapter 11 Case No. 26-[_______] ([___]) (Jointly Administered)

JOINT PREPACKAGED CHAPTER 11 PLAN

OF REORGANIZATION OF INOTIV, INC. AND ITS AFFILIATED DEBTORS

ROPES & GRAY LLP

Cristine Pirro Schwarzman (pro hac vice pending)

Daniel I. Forman (pro hac vice pending)

1211 Avenue of the Americas

New York, New York 10036

Telephone: (212) 596-9000

Facsimile: (212) 596-9090

E-mail: cristine.schwarzman@ropesgray.com

dan.forman@ropesgray.com

Proposed Co-Counsel to the Debtors and Debtors in Possession

HUNTON ANDREWS KURTH LLP
Timothy A. (“Tad”) Davidson II (TX Bar No. 24012503

Phillip M. Guffy (TX Bar No. 24113705)

Kaleb Bailey (TX Bar No. 24136717)
600 Travis Street
Suite 4200
Houston, Texas 77002
Telephone: (713) 220-4200
Email: taddavidson@hunton.com

phillipguffy@hunton.com

kbailey@hunton.com

Proposed Co-Counsel to the Debtors and Debtors in Possession

[1]	The Debtors in these chapter 11 cases, together with the last four digits of each Debtor’s federal tax identification number, are as follows: Inotiv LAMS West Inc. (7130); Inotiv, Inc. (5024); BAS Evansville, Inc. (3157); BASi Gaithersburg, LLC (9967); Bronco Research Services, LLC (2654); Envigo Bioproducts, Inc. (2644); Envigo Global Services Inc. (6521); Envigo Holding I, Inc. (3754); Envigo New Holdco, LLC (9828); Envigo RMS B.V., Inc. (8162); Envigo RMS, LLC (3840); ERPP, Inc. (2545); Histion, LLC (2199); Inotiv Boulder, LLC (9567); Inotiv Nashville, LLC (8480); Inotiv Research Models, LLC (6700); Integrated Laboratory Systems, LLC (3696); Precisium Solutions, LLC (2043); Seventh Wave Laboratories, LLC (3138). The Debtors’ service address is 2701 Kent Avenue, West Lafayette, IN 47906.

ii

iii

JOINT PREPACKAGED CHAPTER 11 PLAN

OF REORGANIZATION OF INOTIV, INC. AND ITS AFFILIATED DEBTORS

Inotiv, Inc. and its affiliated debtors and debtors in possession in the above-captioned chapter 11 cases (each, a “Debtor” and, collectively, the “Debtors”) propose this joint prepackaged plan of reorganization (this “Plan”) for the resolution of the outstanding Claims against and Interests in the Debtors pursuant to chapter 11 of the Bankruptcy Code. Capitalized terms used in this Plan and not otherwise defined have the meanings ascribed to such terms in Article I hereof.

The Debtors seek to consummate the Restructuring Transactions on the Effective Date of this Plan. Each Debtor is a proponent of this Plan within the meaning of section 1129 of the Bankruptcy Code. The Plan shall apply as a separate Plan for each Debtor, and the classification of Claims and Interests set forth herein shall apply separately for each Debtor.

Reference is made to the accompanying Disclosure Statement for a discussion of the Debtors’ history, businesses, results of operations, historical financial information, projections, and future operations, as well as a summary and analysis of this Plan and certain related matters, including distributions to be made under this Plan.

ALL HOLDERS OF CLAIMS AND INTERESTS ENTITLED TO VOTE ARE STRONGLY ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

Article I.
DEFINED TERMS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME

Section 1.1      Defined Terms.

The following terms shall have the respective meanings specified below when used in capitalized form in this Plan:

1.            “Ad Hoc Groups” means, collectively, the First Lien Ad Hoc Group and the Ad Hoc Noteholder Group.

2.            “Ad Hoc Noteholder Group” has the meaning set forth in the Restructuring Support Agreement.

3.            “Ad Hoc Noteholder Group Fees and Expenses” has the meaning set forth in the Restructuring Support Agreement.

4.            “Administrative Claims” means any and all requests for payment of costs or expenses of the kind specified in section 503(b) or 507(b) of the Bankruptcy Code and entitled to priority under section 507 of the Bankruptcy Code, including, but not limited to: (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Plan Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) Bankruptcy Fees; (c) Allowed Professional Fee Claims; (d) any adequate protection Claim provided for in the DIP Orders; and (e) the Transaction Expenses.

5.            “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code (including non-Debtor Entities) as if the Entity referenced were a Debtor.

6.            “Allowed” means, with respect to a Claim or Interest: (i) any Claim or Interest as to which no objection to allowance has been interposed (either in the Bankruptcy Court or in the ordinary course of business) on or before the applicable time period fixed by applicable non-bankruptcy law or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or as to which any objection has been determined by a Final Order, either before or after the Plan Effective Date, to the extent such objection is determined in favor of the respective Holder; (ii) any Claim or Interest as to which the liability of the Debtors and the amount thereof are determined by a Final Order of a court of competent jurisdiction other than the Bankruptcy Court, either before or after the Plan Effective Date; or (iii) any Claim or Interest expressly deemed Allowed by this Plan. A Claim or Interest that is Allowed shall include a Claim or Interest that is Disputed to the extent such Claim or Interest becomes Allowed after the Plan Effective Date. A Claim that is Allowed shall be net of any valid setoff exercised with respect to such Claim pursuant to the provisions of the Bankruptcy Code and applicable non-bankruptcy law. Unless otherwise specified herein, in section 506(b) of the Bankruptcy Code, or by Final Order of the Bankruptcy Court, a Claim that is Allowed shall not, for purposes of distributions under this Plan, include interest on such Claim accruing from or after the Petition Date.

7.            “Avoidance Actions” means any and all actual or potential avoidance, recovery, subordination, or other Claims, Causes of Action, or remedies that may be brought by or on behalf of the Debtors or their Estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy Law, including Claims, Causes of Action, or remedies under sections 502, 510, 542, 544, 545, 547 through 553, and 724(a) of the Bankruptcy Code or under similar local, state, federal, or foreign statutes and common law, including fraudulent transfer Laws.

8.            “Ballot” means a ballot (electronic or otherwise) accompanying the Disclosure Statement upon which certain Holders of Impaired Claims entitled to vote on this Plan shall, among other things, indicate their acceptance or rejection of this Plan in accordance with this Plan and the procedures governing the solicitation process.

9.            “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as may be amended.

10.            “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas presiding over the Chapter 11 Cases or, in the event of any withdrawal of reference under 28 U.S.C. § 157, the United States District Court for the Southern District of Texas.

11.            “Bankruptcy Fees” means any and all fees or charges assessed against the Debtors’ Estates under section 1930 of title 28 of the United States Code and, to the extent applicable, accrued interest thereon arising under section 3717 of title 31 of the United States Code, or as otherwise agreed by the U.S. Trustee.

12.          “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, promulgated under section 2075 of title 28 of the United States Code, the Official Bankruptcy Forms, or the local rules of the Bankruptcy Court, together with any amendments made thereto subsequent to the Petition Date, to the extent that any such amendments are applicable to the Chapter 11 Cases, and the general, local, and chambers rules of the Bankruptcy Court.

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13.          “Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York, New York.

14.          “Cash” means the legal tender of the United States of America or the equivalent thereof.

15.          “Cash Collateral” has the meaning ascribed to it in section 363(a) of the Bankruptcy Code.

16.          “Causes of Action” means any and all Claims, interests, damages, remedies, causes of action, demands, rights, debts, actions, judgments, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, disputed or undisputed, secured or unsecured, asserted or assertable, direct or derivative, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise, including but not limited to: (a) all rights of setoff, counterclaim, or recoupment and Claims under contracts or for breaches of duties imposed by Law; (b) the right to object to or otherwise contest Claims or Interests; (c) Claims pursuant to sections 362, 510, 542 through 550, or 553 of the Bankruptcy Code; (d) Avoidance Actions; and (e) such Claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code.

17.          “Chapter 11 Cases” means the cases pending for the Debtors under chapter 11 of the Bankruptcy Code in the Bankruptcy Court.

18.          “Claim” has the meaning set forth in section 101(5) of the Bankruptcy Code.

19.          “Claims Register” means the official register of Claims maintained by Kroll Restructuring Administration LLC.

20.          “Class” means a group of Claims or Interests classified together pursuant to section 1122(a)(1) of the Bankruptcy Code.

21.          “Cole Schotz” means Cole Schotz P.C.

22.          “Combined Hearing” means the hearing to be held by the Bankruptcy Court to consider the adequacy of the Disclosure Statement and confirmation of this Plan under sections 1125 and 1129 of the Bankruptcy Code, respectively, as such hearing may be adjourned or continued from time to time.

23.          “Company” means Inotiv, Inc., an Indiana corporation, and all of its direct and indirect subsidiaries.

24.          “Confirmation” means the entry of the Confirmation Order by the Bankruptcy Court on the docket of the Chapter 11 Cases.

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25.          “Confirmation Date” means the date upon which the Confirmation Order is entered on the docket maintained by the Bankruptcy Court pursuant to Bankruptcy Rule 5003.

26.          “Confirmation Order” means the order of the Bankruptcy Court in the Chapter 11 Cases confirming this Plan and approving the Disclosure Statement on a final basis, consistent and in accordance with the Restructuring Support Agreement.

27.          “Consenting First Lien Lenders” has the meaning set forth in the Restructuring Support Agreement.

28.          “Consenting Noteholders” has the meaning set forth in the Restructuring Support Agreement.

29.          “Consenting PIK Noteholders” has the meaning set forth in the Restructuring Support Agreement.

30.          “Consenting Stakeholders” has the meaning set forth in the Restructuring Support Agreement.

31.          “Consenting Unsecured Convertible Noteholders” has the meaning set forth in the Restructuring Support Agreement.

32.          “Consummation” means the occurrence of the Plan Effective Date.

33.          “Cure Cost” means any amount required to cure any monetary default under any Executory Contract or Unexpired Lease (or such lesser amount as may be agreed upon by parties to an Executory Contract or Unexpired Lease) that is assumed by the Debtors pursuant to sections 365 and 1123 of the Bankruptcy Code.

34.          “D&O Liability Insurance Policies” means all insurance policies issued to or providing coverage at any time to the Debtors for directors’, managers’, and officers’ liability existing as of the Petition Date (including any “tail policy”) and all agreements, documents, or instruments relating thereto.

35.          “Debtor Release” means the release set forth in Section 9.3(a) of this Plan.

36.          “Debtors” has the meaning set forth in the introductory paragraph of this Plan.

37.          “Definitive Documents” has the meaning set forth in the Restructuring Support Agreement. For the avoidance of doubt, the Definitive Documents will be subject to the consent rights set forth herein, in the Restructuring Support Agreement, and in the DIP Facility Documents.”

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38.          “DIP Agent” means Acquiom Agency Services LLC, as administrative and collateral agent for the DIP Lenders under the DIP Facility Documents, or any successor agents thereunder.

39.          “DIP Claims” means any and all Claims against the Debtors related to, arising out of, arising under, or arising in connection with the DIP Facility Documents, including all ‘Obligations’ under (and as defined in) the DIP Credit Agreement.

40.          “DIP Credit Agreement” means that certain superpriority secured debtor-in-possession credit agreement that governs the DIP Facility dated on or around the Petition Date, by and among Inotiv, Inc., as borrower, the other Debtors, as guarantors, the lenders party thereto, and the DIP Agent, as may be amended, modified, or supplemented from time to time in accordance with the terms thereof, in each case, consistent and in accordance with the DIP Orders.

41.          “DIP Facility” means the super-priority secured term loan debtor in possession financing facility in an aggregate amount equal to $65.5 million (plus the amount of the Upfront Premium), consisting of (a) “new money” super priority DIP Loans in an aggregate principal amount of $25.0 million, with an initial draw of up to $16.0 million available upon entry of the Interim DIP Order and the remaining amount available upon satisfaction of certain conditions set forth in the DIP Credit Agreement (i.e., not subject to entry of a Final DIP Order) and (b) a “roll up” of $40.5 million of Bridge Facility Delayed Draw Term Loans (as defined in the Prepetition First Lien Credit Agreement).

42.          DIP Facility Documents” means the DIP Credit Agreement, all agreements, notes, instruments, and any other documents delivered pursuant thereto or in connection therewith, including the DIP Agent fee letter, the DIP Motion, and the DIP Orders, together with all documentation executed or delivered in connection therewith as may be amended, modified, or supplemented from time to time, in each case, consistent and in accordance with the DIP Orders.

43.          “DIP Lenders” means the lenders party to the DIP Credit Agreement with respect to the DIP Facility, in their respective capacities as such.

44.          “DIP Loans” means the term loans issued under the DIP Credit Agreement.

45.          “DIP Motion” means the motion filed by the Debtors seeking entry of the DIP Orders, together with any declarations, affidavits, or other documents filed in connection with such motion.

46.          “DIP Orders” means, collectively, the Interim DIP Order, the Final DIP Order, and any other orders sought or entered in the Chapter 11 Cases authorizing debtor in possession financing or the use of Cash Collateral.

47.          “Disallowed” means, with respect to any Claim, a Claim or any portion thereof that: (a) has been disallowed by a Final Order or not otherwise Allowed hereunder; (b) is an Administrative Claim for which no request for payment of an Administrative Claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law or the Plan (though, for the avoidance of doubt, there is no need to file any such request with respect to Administrative Claims that arise in the ordinary course of the Debtors’ business during the Chapter 11 Cases); (c) has been withdrawn by agreement of the Debtors and the Holder thereof; or (d) has been withdrawn by the Holder thereof.

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48.          “Disclosure Statement” means the disclosure statement with respect to this Plan, including all exhibits and schedules thereto, as it may be amended from time to time, that is prepared and distributed in accordance with sections 1125, 1126(b), and 1145 of the Bankruptcy Code, Bankruptcy Rule 3018, other applicable Law, and the DIP Facility Documents.

49.          “Disclosure Statement Order” means the order of the Bankruptcy Court approving the Disclosure Statement, which order may be the Confirmation Order.

50.          “Disputed” means, with respect to any Claim or Interest, except as otherwise provided herein, a Claim or Interest that has not been Allowed or Disallowed.

51.          “Distribution Date” means the date on which Holders of Claims or Interests are eligible to receive distributions under this Plan, which date shall be the Plan Effective Date, or such other date agreed to by the Debtors and the Required Consenting First Lien Lenders.

52.          “DOJ Claims” means the Claims against certain Debtors arising under that certain Plea Agreement, dated June 3, 2024, made by and between the Company, the United States Attorney’s Office for the Western District of Virginia, and the United States Department of Justice.

53.          “DTC” means the Depository Trust Company.

54.          “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

55.          “Equity Security” has the meaning set forth in section 101(16) of the Bankruptcy Code.

56.          “Estate” means, as to each Debtor, the estate created for the Debtor pursuant to section 541 of the Bankruptcy Code upon the commencement of its Chapter 11 Case.

57.          “Exchange Act” means the Securities Exchange Act of 1934, as amended, 15 U.S.C. §§ 78a et seq., as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

58.          “Exculpated Parties” means, collectively, and in each case solely in its capacity as such, to the fullest extent by law: (a) each of the Debtors and their Estates; (b) each Reorganized Debtor; and (c) with respect to the Debtors and Reorganized Debtors, each of their independent directors.

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59.          “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

60.          “Existing Equity Interests” means any Interests in Inotiv, Inc. in existence immediately before the Plan Effective Date.

61.          “Exit Financing Documents” means, collectively, the Exit Term Loan Documents and any Exit RCF Documents.

62.          “Exit Lenders” means the DIP Lenders on the Plan Effective Date and the other lenders from time to time under the Exit Term Loan Facility and the Exit RCF, including their designees, successors, and permitted assigns, in each case, in their capacities as such.

63.          “Exit Premium” has the meaning set forth in the DIP Credit Agreement.

64.          “Exit RCF”  means a revolving or asset-based credit facility entered into by the Reorganized Debtors on the Plan Effective Date with the Required Consenting First Lien Lenders’ consent, if any, on the terms and conditions set forth in the Exit RCF Documents.

65.          “Exit RCF Documents” means, to the extent applicable, the agreements memorializing the Exit RCF, including any amendments, modifications, supplements thereto, and together with any related notes, certificates, agreements, intercreditor agreements, security agreements, mortgages, deeds of trust, documents, and instruments (including any amendments, restatements, supplements, or modifications of any of the foregoing) related to or executed in connection therewith.

66.          “Exit Term Loans” means the term loans issued under the Exit Term Loan Facility.

67.          “Exit Term Loan Documents” means the agreements memorializing the Exit Term Loan Facility, including any amendments, modifications, supplements thereto, and together with any related notes, certificates, agreements, intercreditor agreements, security agreements, mortgages, deeds of trust, documents, and instruments (including any amendments, restatements, supplements, or modifications of any of the foregoing) related to or executed in connection therewith.

68.          “Exit Term Loan Facility” means the senior secured first lien term loan facility to be entered into by the Reorganized Debtors on the Plan Effective Date in an aggregate principal amount of $150 million (including paid-in-kind interest, fees, OID, or premiums to be earned and capitalized upon issuance) on the terms and conditions set forth in the Exit Term Loan Documents.

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69.          “Federal Judgment Rate” means the federal judgment rate in effect as of the Petition Date.

70.          “Final DIP Order” means an order of the Bankruptcy Court approving the DIP Facility on a final basis.

71.          “Final Order” means, as applicable, an order, ruling, or judgment of the Bankruptcy Court or any other court of competent jurisdiction, as applicable, which has not been reversed, vacated, or stayed and as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or motion for reargument or rehearing is pending, or as to which any right to appeal, petition for certiorari, reargue, or rehear has been waived in writing or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court, or other court of competent jurisdiction (as applicable) has been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing has been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing has expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable state or provincial court rules of civil procedure, may be filed with respect to such order, ruling, or judgment shall not cause an order, ruling, or judgment not to be a Final Order.

72.          “First Lien Ad Hoc Group” has the meaning set forth in the Restructuring Support Agreement.

73.          “First Lien Ad Hoc Group Advisors” means (i) Davis Polk & Wardwell LLP, (ii) Haynes and Boone, LLP, (iii) Berkeley Research Group, LLC, and (iv) any consultants or other professionals retained by the First Lien Ad Hoc Group in connection with the Restructuring Transactions.

74.          “First Lien Ad Hoc Group Fees and Expenses” has the meaning set forth in the Restructuring Support Agreement.

75.          “First Lien Lenders” means the holders of Prepetition Term Loans.

76.          “Funded Reserve Account” has the meaning set forth in the DIP Orders.

77.          “General Unsecured Claims” means any prepetition, unsecured Claim against any Debtor that is not an Administrative Claim, Other Secured Claim, Priority Tax Claim, Other Priority Claim, Prepetition First Lien Claim, Prepetition PIK Notes Claim, Prepetition Unsecured Convertible Notes Claim, DOJ Claim, Section 510(b) Claim, or Intercompany Claim, or any Claim that is secured, subordinated, or otherwise entitled to priority under the Bankruptcy Code.

78.          “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

79.          “Holder” means the beneficial holder of, or investment advisor, sub-advisor, or manager of discretionary accounts or funds that beneficially hold, any Claim or Interest.

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80.          “Impaired” means, with respect to a Claim or Interest, such Claim or Interest that falls within a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

81.          “Indemnification Obligation” means the Debtors’ obligations to indemnify, reimburse, or otherwise hold financially harmless the Indemnified Parties with respect to or based upon any act or omission taken or omitted in any of the relevant capacities, or for or on behalf of the Debtors, pursuant to and to the maximum extent provided by the Debtors’ certificates of incorporation, certificates of formation, bylaws and similar corporate documents, as in effect as of immediately prior to the Plan Effective Date.

82.          “Indemnified Parties” means, solely in their capacities as such, the Debtors’ current and former directors, officers, managers, employees, attorneys, other professionals, and agents, and such current and former directors’, officers’, managers’, and employees’ respective Affiliates to the extent set forth herein, that were employed or served in such capacity on or after the Petition Date and that are owed Indemnification Obligations by the Debtors; provided, that Indemnified Parties shall not include legal Entities that are direct or indirect non-Debtor shareholders of the Debtors, other than the Debtors’ employees, directors, or officers, in their capacities as such, and solely to the extent that such individuals are owed Indemnification Obligations.

83.          “Insurance Policies” means all insurance policies, including all D&O Liability Insurance Policies, that have been issued at any time that provide coverage, benefits, or proceeds to the Debtors (or their predecessors) and all agreements, documents, or instruments relating thereto.

84.          “Intercompany Claims” means any and all Claims against a Debtor held by any other Debtor or any direct or indirect subsidiary of a Debtor.

85.          “Intercompany Interests” means any Interests in any Company Party other than Inotiv, Inc.

86.          “Interests” means any Equity Security or other ownership interest in any Debtor, including any and all issued, unissued, authorized, or outstanding shares of common stock, preferred stock, membership, limited liability company interests (whether certificated or uncertificated), or partnership interests, or other instrument evidencing an ownership interest in any Debtor, whether or not transferable, including any warrants, options, restricted stock units, equity appreciation rights, restricted equity, phantom equity, equity-based awards or contractual rights to purchase, subscribe for or acquire such equity interests at any time and all rights arising with respect thereto (in each case, whether or not arising under or in connection with any employment agreement).

87.          “Interim DIP Order” means an order of the Bankruptcy Court approving the DIP Facility on an interim basis.

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88.          “Investigation” means the investigation being conducted by the Special Committee with respect to any potential Claims or Causes of Action that may be asserted by or on behalf of the Debtors or their Estates.

89.          “Law” means any federal, state, local, or foreign “law” (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court).

90.          “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

91.          “Management Incentive Plan” means a management incentive plan of the Reorganized Parent to be implemented on or after the Plan Effective Date, which may make available to the Company’s employees and directors, a pool of up to 10% of the New Equity Interests, on a fully diluted basis (assuming the New Warrants are treated as having been fully exercised), which, including with respect to amount, form, participation, and vesting, shall be determined by the Reorganized Parent’s New Board and which shall be in form and substance reasonably acceptable to the Debtors and Required Consenting First Lien Lenders and filed with the Plan Supplement.

92.          “Milestones” means the milestones set forth in the Restructuring Support Agreement.

93.          “New Boards” means the initial boards of directors (or similar governing body) of the Company (including the Reorganized Debtors) (and all committees thereof), the size and composition of which shall be determined in accordance with the New Organizational Documents.

94.          “New Equity Interests” means the equity interests of the Reorganized Parent authorized under the New Organizational Documents and issued pursuant to this Plan on the Plan Effective Date.

95.          “New Money DIP Loans” means ‘New Money Loans,’ as defined in the DIP Credit Agreement.

96.          “New Organizational Documents” means any document with respect to the governance of any of the Reorganized Parent and its subsidiaries following the consummation of the Restructuring Transactions, and any certificates of formation, charters, certificates or articles of incorporation, bylaws, operating agreements, limited liability company agreements, documentation governing, or required to issue or distribute, the New Equity Interests, or other applicable organizational documents or charter documents and any shareholder agreement or other shareholder documents, including any amended or amended and restated versions thereof.

97.          “New Warrant Documents” means the documents governing the New Warrants.

98.          “New Warrants” means the warrants to be issued by the Reorganized Parent on the Plan Effective Date, exercisable into New Equity Interests on the terms set forth in the New Warrant Documents.

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99.          “Non-Voting Classes” means Classes 1, 2, 4, 7, 8, 9, 10, and 11 of this Plan.

100.          “Notes Recovery” means (a) 7% of the New Equity Interests, on a fully diluted basis, subject to dilution on account of the New Warrants and the Management Incentive Plan, and (b) the New Warrants.

101.          “Opt-In Form” means the form by which Holders of Claims and Interests in Non-Voting Classes deemed to reject the Plan may opt-in to becoming a Releasing Party by checking the applicable box on such form.

102.        “Opt-Out Form” means the form by which Holders of Claims and Interests in Non-Voting Classes that are Unimpaired under this Plan may opt-out of becoming a Releasing Party by checking the applicable box on such form.

103.        “Other Priority Claims” means any Claim (other than an Administrative Claim or a Priority Tax Claim) against any of the Debtors entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

104.        “Other Secured Claims” means any Secured Claim against any of the Debtors that is not a DIP Claim or a Prepetition First Lien Claim. For the avoidance of doubt, for purposes of the Plan, the Prepetition PIK Notes Claims are not Secured Claims.

105.        “Paul, Weiss” means Paul, Weiss, Rifkind, Wharton & Garrison LLP.

106.        “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

107.        “Petition Date” means the date on which the Debtors filed petitions for relief commencing the Chapter 11 Cases.

108.        “Plan” means this joint prepackaged plan of reorganization filed by the Debtors under chapter 11 of the Bankruptcy Code that embodies the Restructuring Transactions, including all exhibits and schedules to this Plan, and any Plan Supplement, as they may be amended, supplemented or modified from time to time in accordance with the terms hereof, the terms of the Restructuring Support Agreement (including the consent rights therein), the Bankruptcy Code, and the Bankruptcy Rules.

109.        “Plan Effective Date” means the date upon which all conditions precedent to the effectiveness of this Plan set forth in Section 8.1 hereof have been satisfied or waived in accordance with the terms of this Plan, and on which the Restructuring Transactions become effective or are consummated.

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110.            “Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to this Plan, as the same may be amended, modified, or supplemented, which may include, without limitation, the following (or summaries of the material terms thereof): (a) the identity of the known members of the New Boards and the nature and compensation for any director who is an ‘insider’ under the Bankruptcy Code; (b) the New Organizational Documents; (c) the Management Incentive Plan; (d) the Schedule of Retained Causes of Action; (e) the Schedule of Rejected Executory Contracts and Unexpired Leases, if any; (f) the Exit Financing Documents; (g) the New Warrant Documents; (h) the Restructuring Transactions Memorandum, if any; (i) all exhibits, attachments, supplements, annexes, schedules, and ancillary documents related to each of the foregoing; and (j) any additional documents filed with the Bankruptcy Court before the Plan Effective Date as additional documents or amendments to the Plan Supplement.

111.            “Private Securities” has the meaning set forth in Section 4.14 of this Plan.

112.            “Prepetition Agent” has the meaning set forth in the Restructuring Support Agreement.

113.            “Prepetition First Lien Claims” has the meaning set forth in the Restructuring Support Agreement.

114.            “Prepetition First Lien Credit Agreement” has the meaning set forth in the Restructuring Support Agreement.

115.            “Prepetition First Lien Lenders” has the meaning set forth in the Restructuring Support Agreement.

116.            “Prepetition Noteholder” has the meaning set forth in the Restructuring Support Agreement.

117.            “Prepetition Notes Claims” has the meaning set forth in the Restructuring Support Agreement.

118.            “Prepetition PIK Notes” has the meaning set forth in the Restructuring Support Agreement.

119.            “Prepetition PIK Notes Claims” has the meaning set forth in the Restructuring Support Agreement..

120.            “Prepetition PIK Notes Indenture” has the meaning set forth in the Restructuring Support Agreement.

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121.            “Prepetition PIK Noteholder” has the meaning set forth in the Restructuring Support Agreement.

122.            “Prepetition Term Loans” has the meaning set forth in the Restructuring Support Agreement.

123.            “Prepetition Unsecured Convertible Noteholder” has the meaning set forth in the Restructuring Support Agreement.

124.            “Prepetition Unsecured Convertible Notes” has the meaning set forth in the Restructuring Support Agreement.

125.            “Prepetition Unsecured Convertible Notes Claims” has the meaning set forth in the Restructuring Support Agreement.

126.            “Prepetition Unsecured Convertible Notes Indenture” has the meaning set forth in the Restructuring Support Agreement.

127.            “Priority Tax Claims” means any and all Claims against a Debtor of the kind specified in section 507(a)(8) of the Bankruptcy Code.

128.            “Professional Fee Claims” means any and all Claims of a Retained Professional against a Debtor seeking a payment of compensation for services rendered or reimbursement of expenses incurred on or as of the Petition Date and through and including the Plan Effective Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code. To the extent that the Bankruptcy Court denies or reduces by a Final Order any amount of a Retained Professional’s fees or expenses, then the amount by which such fees or expenses are reduced or denied shall reduce the applicable Professional Fee Claim.

129.            “Professional Fee Escrow Account” means an interest-bearing escrow account in an amount equal to the Professional Fee Reserve Amount to be funded and maintained by the Reorganized Debtors on and after the Plan Effective Date solely for the purpose of paying all Allowed and unpaid Professional Fee Claims, which account may be the Funded Reserve Account.

130.            “Professional Fee Reserve Amount” means the aggregate accrued and unpaid Professional Fee Claims through the Plan Effective Date as reasonably estimated by the Retained Professionals in good faith (which estimates shall be provided to counsel to the Debtors and Consenting First Lien Lenders at least three Business Days prior to the anticipated Plan Effective Date) in accordance with Article II of this Plan.

131.            “Pro-Rata Share” means with respect to any distribution on account of any Allowed Claim in any Class, a distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Allowed Claim bears to the aggregate amount of all Allowed Claims in such Class.

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132.            “Proof of Claim” has the meaning set forth in Bankruptcy Rule 3001, or a motion or request for payment of fees, costs, or expenses made pursuant to section 503 of the Bankruptcy Code filed in the Chapter 11 Cases.

133.            “Reinstated” or “Reinstatement” mean, with respect to Claims and Interests, the treatment provided for in section 1124 of the Bankruptcy Code.

134.            “Related Parties” means, to the fullest extent permitted by law, with respect to any Entity, such Entity’s predecessors, successors, assigns, and Affiliates (whether by operation of Law or otherwise) and subsidiaries, and each of their respective managed accounts or funds, affiliated investment funds or investment vehicles, and each of their respective current and former equity holders (regardless of whether such equity interests are held directly or indirectly), officers, directors, managers, principals, shareholders, members, partners, limited partners, general partners, participants, employees, agents, advisory board members, financial advisors, attorneys, accountants, actuaries, investment bankers, consultants, representatives, management companies, fund advisors, fiduciaries, trustees, direct and indirect parent Entities, “controlling persons” (within the meaning of the federal securities law), heirs, administrators and executors, current, former, and future associated entities, managed or advised entities, accounts or funds, and other professionals, in each case acting in such capacity whether current or former, including in their capacity as directors of the Company, as applicable.

135.            “Released Parties” means, collectively, and in each case solely in its capacity as such: (a) each Debtor; (b) each Reorganized Debtor; (c) each Consenting First Lien Lender; (d) each Consenting PIK Noteholder; (e) each Consenting Unsecured Convertible Noteholder; (f) each DIP Lender; (g) the DIP Agent; (h) the Trustee; (i) the Prepetition Agent; (j) each current and former Affiliate of each Entity in clauses (a) through clause (i); and each Related Party of each Entity in clauses (a) through clause (j); provided, however, that, in each case, an Entity shall not be a Released Party if it: (x) elects to opt out of the Third-Party Release; or (y) timely objects to the Third-Party Release and such objection is not withdrawn or otherwise resolved before the Confirmation Order is entered. For the avoidance of doubt and notwithstanding anything herein to the contrary, no non-Releasing Party shall be a Released Party under the Plan.

136.            “Releases” means the releases given by the Releasing Parties to the Released Parties under Article IX hereof.

137.            “Releasing Parties” means, collectively, and in each case solely in its capacity as such, (a) each Released Party; (b) each Estate; (c) each Holder of Claims who (i) votes to accept the Plan, (ii) is presumed to accept the Plan, (iii) is entitled to vote on the Plan and abstains from doing so, or (iv) votes to reject the Plan and, in each case, does not affirmatively opt out of the Third-Party Release by checking the applicable box on its Opt-Out Release Form or Ballot, in accordance with the procedures set forth in the Scheduling Order; (d) all Holders of Claims and Interests who are deemed to reject this Plan and who, in each case, affirmatively opt in to the Third-Party Release by checking the applicable box on their Opt-In Release Form indicating that they opt to grant the Third-Party Release in accordance with the procedures set forth in the Scheduling Order; and (e) each Related Party of each Entity in clauses (a) through (d), solely to the extent such Related Party (i) would be obligated to grant a release under the principles of agency if it were so directed by the Entity in the foregoing clauses (a) through (d) to whom they are related, or (ii) may assert Claims or Causes of Action on behalf of or in a derivative capacity by or through an Entity in the foregoing clauses (a) through (d). For the avoidance of doubt, an Entity shall not be a Releasing Party if such Entity timely and properly opts out of, or does not opt in to, as applicable, the Third-Party Release or timely objects to the Third-Party Release, either through formal objection filed on the docket of the Chapter 11 Cases or informal objection provided to the Debtors in writing, including by electronic mail, and such objection is not resolved or withdrawn from the docket of the Chapter 11 Cases or in writing, including via electronic mail, as applicable, before Confirmation. For the avoidance of doubt, (y) no Holder of Claims or Interests that is deemed to reject the Plan shall be a Releasing Party unless such Holder affirmatively opts in to the Third-Party Release and (z) any opt-out election made by a Consenting Stakeholder in any capacity in contravention of the Restructuring Support Agreement is void ab initio.

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138.            “Remaining Case” has the meaning set forth in Section 11.19(a) of this Plan.

139.            “Remaining Exit Term Loans” means the Exit Term Loans that are not provided to the DIP Lenders in satisfaction of DIP Claims.

140.            “Reorganized Debtors” means, collectively, the Debtors and any successors thereto, by merger, consolidation, or otherwise, including, without limitation, the Reorganized Parent, as reorganized on or after the Plan Effective Date, in accordance with this Plan.

141.            “Reorganized Parent” means as determined by the Debtors with the express consent of the Required Consenting First Lien Lenders, either (a) Inotiv, Inc., as reorganized pursuant to and under this Plan, or any successor or assign thereto by merger, consolidation, reorganization, or otherwise, or (b) a new Entity that may be formed or caused to be formed to, among other things, directly or indirectly acquire substantially all of the assets or equity of the Company and issue the New Equity Interests to be distributed pursuant to this Plan, in each case, on and after the Plan Effective Date.

142.            “Required Consenting First Lien Lenders” has the meaning set forth in the Restructuring Support Agreement.

143.            “Required Consenting Noteholders” has the meaning set forth in the Restructuring Support Agreement.

144.            “Residual Fee Escrow Interest” has the meaning set forth in Section 2.3(b) of this Plan.

145.            “Restructuring Support Agreement” means that certain Restructuring Support Agreement, dated as of June 2, 2026, by and among the Company Parties and the Consenting Stakeholders, including all exhibits, annexes, and schedules thereto, as may be further amended, modified, or supplemented from time to time, in accordance with its terms.

146.            “Restructuring Transactions” means the transactions necessary to complete this Plan, as further described in the Restructuring Support Agreement and Section 4.3 hereof.

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147.            “Restructuring Transactions Memorandum” means a document setting forth the material components of the transactions that are required to effectuate the Restructuring Transactions contemplated by the Restructuring Support Agreement and this Plan, including any “restructuring steps memo,” “tax steps memo,” or other document describing steps to be taken and the related tax considerations in connection with the Restructuring Transactions, which document may be included in the Plan Supplement.

148.            “Retained Causes of Action” has the meaning set forth in Section 4.21(a) of this Plan.

149.            “Retained Professional” means an Entity: (a) employed in these Chapter 11 Cases pursuant to a Final Order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Plan Effective Date pursuant to (i) sections 327, 328, 329, 330, or 331 of the Bankruptcy Code or (ii) an order entered by the Bankruptcy Court authorizing such retention; or (b) for which compensation and reimbursement has been Allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code, provided, that, that "Retained Professional" shall not include any professional retained pursuant to section 327(e) of the Bankruptcy Code.

150.            “RSA Execution Date” means the date upon which the Restructuring Support Agreement is made and entered into by and among the Company Parties, the Consenting First Lien Lenders, and the Consenting Noteholders.

151.            “Schedule of Rejected Executory Contracts and Unexpired Leases” means the schedule of certain Executory Contracts and Unexpired Leases to be rejected by the Debtors pursuant to this Plan, if any.

152.            “Schedule of Retained Causes of Action” means the schedule of certain Causes of Action of the Debtors that are not released, waived, exculpated, or transferred pursuant to this Plan, as the same may be amended, modified, or supplemented from time to time.

153.            “Scheduling Motion” means a motion seeking entry of the Scheduling Order, consistent and in accordance with the Restructuring Support Agreement.

154.            “Scheduling Order” means an order (a) scheduling deadlines, hearings, and other dates with respect to Plan solicitation and confirmation and (b) approving the Solicitation Materials and related procedures, in each case, on a final basis, and consistent and in accordance with the Restructuring Support Agreement.

155.            “Section 510(b) Claims” means any Claim or Cause of Action against any Debtor (i) arising from rescission of a purchase or sale of shares, notes, or any other securities of any Debtor or any Affiliate thereof, (ii) for damages arising from the purchase or sale of any such security, (iii) for violations of the securities laws, misrepresentations, or any similar Claims related to the foregoing or otherwise subject to subordination under section 510(b) of the Bankruptcy Code, (iv) for reimbursement, contribution, or indemnification allowed under section 502 of the Bankruptcy Code on account of any such Claim, including Claims based upon allegations that a Debtor made false and misleading statements or engaged in other deceptive acts in connection with the offer or sale of securities, or (v) for attorneys’ fees, other charges, or costs incurred on account of any of the foregoing Claims or Causes of Action.

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156.            “Secured Claims” means any and all Claims against any of the Debtors that are secured by a Lien on, or security interest in, property in which any of the Debtors has an interest, or that has the benefit of rights of setoff under section 553 of the Bankruptcy Code, which Lien or right of setoff, as the case may be, is valid, perfected, and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy law, but only to the extent of the value of the Holder’s interest in the Debtors’ interest in such property, or to the extent of the amount subject to setoff, which value shall be determined as provided in section 506 of the Bankruptcy Code. For the avoidance of doubt, for purposes of the Plan, the Prepetition PIK Notes Claims are not Secured Claims.

157.            “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

158.            “Security” has the meaning set forth in section 101(49) of the Bankruptcy Code.

159.            “Solicitation Agent” means Kroll Restructuring Administration LLC in its capacity as the proposed solicitation agent for the Debtors.

160.            “Solicitation Materials” means the solicitation materials to accompany the Disclosure Statement (or to be sent to non-voting creditors in lieu of the Disclosure Statement), consistent and in accordance with the Restructuring Support Agreement, including (i) the Ballot and applicable voting instructions, (ii) the Disclosure Statement and all exhibits thereto, including this Plan, (iii) the Opt-Out Form, (iv) the Opt-In Form, and (v) any other documents necessary to effect or approve the solicitation of votes with respect to the Restructuring Transactions to be consummated pursuant to this Plan, each of which shall be in form and substance as set forth in, and consistent with, the Restructuring Support Agreement.

161.            “Special Committee” means the special committee of the board of directors or managers, as applicable, of each of the Debtors, formed to investigate potential Claims and Causes of Action on behalf of the Debtors and their Estates.

162.            “Stamp or Similar Tax” means any stamp tax, recording tax, personal property tax, conveyance fee, intangibles or similar tax, real estate transfer tax, sales tax, use tax, transaction privilege tax, privilege taxes, and other similar taxes imposed or assessed by any Governmental Unit.

163.            “Third-Party Release” means the release set forth in Section 9.3(b) of this Plan.

164.            “Transaction Expenses” means, collectively, the First Lien Ad Hoc Group Fees and Expenses and the Ad Hoc Noteholder Group Fees and Expenses, and the reasonable and documented prepetition and postpetition fees and out-of-pocket expenses incurred or accrued by the Prepetition Agent, the DIP Agent, the DIP Lenders, and the Trustee; in each case, without further order of, or application to, the Bankruptcy Court by such consultant or professionals, including the requirement for the filing of retention applications, fee applications, or any other applications in the Chapter 11 Cases.

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165.            “Trustee” means U.S. Bank Trust Company, National Association, and its successors and assigns, in its capacity as trustee under the Prepetition PIK Notes Indenture and the Prepetition Unsecured Convertible Notes Indenture, as applicable.

166.            “Upfront Premium” has the meaning set forth in the DIP Credit Agreement.

167.            “U.S. Trustee” the Office of the United States Trustee for the Southern District of Texas.

168.            “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

169.            “Unimpaired” means, with respect to any Claim or Interest, such Claim or Interest that is not Impaired.

Section 1.2     Rules of Interpretation and Computation of Time.

(a)            For purposes herein: (i) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (ii) unless otherwise specified, any reference herein to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (iii) unless otherwise specified, any reference herein to an existing document or exhibit having been filed or to be filed shall mean that document or exhibit, as it may thereafter be amended, restated, amended and restated, supplemented, waived or otherwise modified; (iv) unless otherwise specified, all references herein to “Articles” and “Sections” are references to Articles and Sections, respectively, of this Plan; (v) the words ‘‘herein,’’ “hereof,” and ‘‘hereto’’ refer to this Plan in its entirety rather than to a particular portion of this Plan; (vi) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitations, and shall be deemed to be followed by the words “without limitation”; (vii) references to “shareholders,” “directors,” or “officers” shall also include “members” or “managers,” as applicable, as such terms are defined under the applicable state limited liability company Laws; (viii) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; and (ix) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply.

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(b)            The provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein, unless otherwise provided for herein.

(c)            All references in this Plan to monetary figures refer to currency of the United States of America, unless otherwise expressly provided.

(d)            Except as otherwise specifically provided in the Plan to the contrary, or unless the context requires otherwise, references herein to the Debtors or the Reorganized Debtors (including the use of “(Reorganized) Debtors” shall be deemed to be written as “the Debtors or the Reorganized Debtors, as applicable.”

Section 1.3     Consent Rights.

The Plan (including the Plan Supplement) and all other Definitive Documents, including any amendments, restatements, supplements, or other modifications thereto, and any consents, waivers, or other deviations thereunder or therefrom, shall be acceptable to the Required Consenting First Lien Lenders and the Required Lenders (as defined in the DIP Credit Agreement) and solely to the extent set forth in the Restructuring Support Agreement, the Required Consenting Noteholders.

Notwithstanding anything to the contrary herein, the Confirmation Order, or the Disclosure Statement (in each case, without giving effect to the exhibits and other attachments thereto), all consent, consultation, and approval rights set forth in the Restructuring Support Agreement and the DIP Facility Documents are incorporated herein by reference (including to the applicable definitions in Section 1.1) and are fully enforceable as if stated in full herein, and all such documents shall be consistent with the Restructuring Support Agreement in all respects. Without limiting the generality of the foregoing, any document or deliverable referenced in this Plan shall be subject to the applicable consent rights of and right to be cooperated in good-faith and coordinated with the Required Consenting Stakeholders in accordance with the Restructuring Support Agreement regardless of whether or not expressly stated herein. In case of a conflict with respect to consent, consultation, or approval rights between the Restructuring Support Agreement or a Definitive Document, on the one hand, and the Plan, on the other hand, the former shall control and govern.

Article II.
UNCLASSIFIED CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims (including Professional Fee Claims and DIP Claims), and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims and Interests set forth in Article III hereof.

Section 2.1      Administrative Claims.

This Section 2.1 only applies to Administrative Claims that are not DIP Claims, Transaction Expenses, Bankruptcy Fees, or Professional Fee Claims.

(a)            Unless otherwise agreed to by the Holder of an Allowed Administrative Claim and the Debtors or the Reorganized Debtors, as applicable, to the extent an Administrative Claim has not already been paid in full, Reinstated, or otherwise satisfied during the Chapter 11 Cases, each Holder of an Allowed Administrative Claim shall receive in full and final satisfaction of its Allowed Administrative Claim an amount of Cash equal to the unpaid portion of such Allowed Administrative Claim in accordance with the following: (i) if such Administrative Claim is Allowed on or prior to the Plan Effective Date, on the Plan Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Administrative Claim becomes due or as soon as reasonably practicable thereafter); (ii) if such Administrative Claim is Allowed after the Plan Effective Date, on the date such Administrative Claim is Allowed or as soon as reasonably practicable thereafter (or, if not then due, when such Administrative Claim is due or as soon as reasonably practicable thereafter); (iii) at such time and upon such terms as may be agreed upon by the Holder of such Allowed Administrative Claim and the Debtors or the Reorganized Debtors, as applicable (in each case, with the reasonable consent of the Required Consenting First Lien Lenders); or (iv) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court.

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(b)            Requests for payment of Administrative Claims need not be filed on the docket of the Chapter 11 Cases for Administrative Claims that (i) relate to post-petition ordinary course operations (ii) previously have been Allowed by Final Order of the Bankruptcy Court or pursuant to this Section 2.1, or (iii) the (Reorganized) Debtors (with the reasonable consent of the Required Consenting First Lien Lenders) have otherwise agreed in writing (email being sufficient) do not require such a filing.

(c)            The Reorganized Debtors may settle Administrative Claims in the ordinary course of business without further Bankruptcy Court approval. The Debtors or the Reorganized Debtors, as applicable, may also choose to object to any Administrative Claim no later than ninety (90) days after the Plan Effective Date, subject to extensions by the Bankruptcy Court, agreement in writing of the parties, or on motion of a party in interest approved by the Bankruptcy Court. Unless the Debtors or the Reorganized Debtors (or other party with standing) objects to a timely-filed and properly served Administrative Claim, such Administrative Claim shall be deemed Allowed in the amount requested. In the event that the Debtors or the Reorganized Debtors (or other party with standing) objects to an Administrative Claim, the parties may confer to try to reach a settlement and, failing that, the Bankruptcy Court shall determine whether such Administrative Claim should be allowed and, if so, in what amount.

Section 2.2     Priority Tax Claims.

Except to the extent that a Holder of an Allowed Priority Tax Claim (to the extent unpaid) agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code. To the extent any Allowed Priority Tax Claim is not due and owing on or before the Plan Effective Date, such Claim shall be paid on or before the later of (i) the date agreed by and between the Debtors or the Reorganized Debtors and the Holder of such Allowed Priority Tax Claim, (ii) when such Allowed Priority Tax Claim becomes due and payable under applicable non-bankruptcy Law, or (iii) in the ordinary course of business. On the Plan Effective Date, any Liens securing any Allowed Priority Tax Claims shall be deemed released, terminated, and extinguished, in each case without further notice to or order of the Bankruptcy Court, act, or action under applicable law, regulation, order or rule, or the vote, consent, authorization, or approval of any Entity. The Reorganized Debtors shall have the right to pay any Allowed Priority Tax Claim or any remaining balance of an Allowed Priority Tax Claim (together with accrued but unpaid interest) in full at any time on or after the Effective Date without premium or penalty.

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Section 2.3     Professional Fee Claims.

(a)            All final requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses must be filed no later than the first Business Day that is sixty (60) days after the Plan Effective Date. After notice and a hearing in accordance with applicable Law, including any procedures established by the Bankruptcy Code and prior Bankruptcy Court orders, the Allowed amounts of such Professional Fee Claims shall be determined by the Bankruptcy Court.

(b)            On or before the Plan Effective Date, the (Reorganized) Debtors shall establish (if not already established) and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount, which account shall either be the Funded Reserve Account or, if not the Funded Reserve Account, shall first be funded utilizing Cash remaining in the Funded Reserve Account after satisfaction and discharge of all DIP Claims. The Professional Fee Escrow Account shall be maintained in trust solely for the benefit of the Retained Professionals, and such funds shall not be considered property of the Debtors’ Estates, the Debtors, or the Reorganized Debtors. Subject to the last sentence of this Section 2.3(b), no Liens, Claims, or Interests shall encumber the Professional Fee Escrow Account in any way; provided that Liens granted pursuant to the DIP Facility Documents and Exit Financing Documents, as applicable, shall encumber amounts in the Professional Fee Escrow Account constituting the Residual Fee Escrow Interest. The Reorganized Debtors shall be obligated to pay Allowed Professional Fee Claims in excess of the Professional Fee Reserve Amount, if any. The amount of Professional Fee Claims owing to the Retained Professionals shall be paid in Cash to such Retained Professionals from funds held in the Professional Fee Escrow Account when such Professional Fee Claims are Allowed by a Final Order of the Bankruptcy Court; provided that in the event the Professional Fee Reserve Amount is insufficient to satisfy the Professional Fee Claims, the (Reorganized) Debtors shall be required to satisfy the Allowed amounts of the remainder of any outstanding Professional Fee Claims. When all such Allowed amounts owing to Retained Professionals have been paid in full, any remaining amount in the Professional Fee Escrow Account (the “Residual Fee Escrow Interest”) shall promptly revert to the Reorganized Debtors without any further action or order of the Bankruptcy Court or any other Entity. For the avoidance of doubt, the Debtors’ and Reorganized Debtors’ obligations with respect to Professional Fee Claims shall not be limited nor be deemed limited in any way to the balance of funds held in the Professional Fee Escrow.

(c)            The Retained Professionals shall reasonably estimate in good faith their accrued Professional Fee Claims prior to and as of the Plan Effective Date and shall deliver such estimate to the Debtors and Consenting First Lien Lenders no later than three (3) Business Days before the anticipated Plan Effective Date; provided that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Retained Professional. If a Retained Professional does not provide such estimate, the (Reorganized) Debtors and Consenting First Lien Lenders may estimate the unbilled fees and expenses of such Retained Professional; provided that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Retained Professional. The Professional Fee Reserve Amount shall be deposited into the Professional Fee Escrow Account on or prior to the Plan Effective Date. The Reorganized Debtors shall use Cash on hand to increase the amount held in the Professional Fee Escrow Account to the extent fee applications are filed after the Plan Effective Date in excess of the amount held in the Professional Fee Escrow Account based on such estimates.

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(d)            From and after the Confirmation Date, but prior to the Plan Effective Date, any requirement that Retained Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors or Reorganized Debtors (as applicable) may employ and pay any Retained Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court (but subject to the Approved Budget). On and after the Plan Effective Date, the Reorganized Debtors shall pay in Cash the reasonable and documented legal, professional, or other fees and expenses incurred by the Debtors or the Reorganized Debtors (as applicable) after the Confirmation Date but prior to the Plan Effective Date in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, except as otherwise specifically provided in this Plan. The Reorganized Debtors shall pay, within ten (10) Business Days after submission of a detailed invoice to the Reorganized Debtors, such reasonable Claims for compensation or reimbursement of expenses incurred by the Retained Professionals of the Debtors after the Confirmation Date but prior to the Plan Effective Date. If the Debtors or Reorganized Debtors (as applicable) dispute the reasonableness of any such invoice, the Debtors or Reorganized Debtors (as applicable) or the affected professional may submit such dispute to the Bankruptcy Court for a determination of the reasonableness of any such invoice, and the disputed portion of such invoice shall not be paid until the dispute is resolved.

Section 2.4     DIP Claims.

(a)            The DIP Claims shall be Allowed Claims in the full amount outstanding under the DIP Credit Agreement as of the Plan Effective Date, including principal, interest, fees, premiums, costs, other charges, and expenses, and all other obligations related to the DIP Facility arising under the DIP Credit Agreement, including, for the avoidance of doubt, the Exit Premium and Upfront Premium.

(b)            Notwithstanding anything to the contrary herein, except to the extent that a Holder of an Allowed DIP Claim agrees to less favorable treatment, on the Plan Effective Date, the Holders of all Allowed DIP Claims, in full and final satisfaction, settlement, release, and discharge of and in exchange for all such DIP Claims, shall receive either Cash or Exit Term Loans issued under the Exit Term Loan Facility in an aggregate outstanding principal amount equal to the principal amount of the DIP Loans outstanding under the DIP Facility Documents on the Plan Effective Date (including (A) the amount of the Upfront Premium paid in-kind in the form of DIP Loans upon the closing of the DIP Facility, (B) the amount of the Exit Premium (to be paid in accordance with the DIP Credit Agreement), and (C) accrued and unpaid interest as of the Plan Effective Date, but excluding (y) Transaction Expenses and fees and expenses payable to the DIP Agent under the DIP Facility Documents, including fees and expenses of counsel, and (z) indemnification obligations solely to the extent due and payable in Cash, which amounts in the foregoing clauses (y) through (z), for the avoidance of doubt, shall be paid in full in Cash on the Plan Effective Date), which Exit Term Loans shall be funded on a cashless basis by rolling over such amounts outstanding under the DIP Facility Documents.

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Section 2.5     Transaction Expenses and DIP Facility Expenses.

(a)            The Transaction Expenses, fees and expenses payable to the Prepetition Agent under the Prepetition First Lien Credit Agreement, and the fees and expenses payable to the DIP Agent under the DIP Facility Documents, in each case, including fees and expenses of counsel, incurred (or estimated to be incurred) up to and including the Plan Effective Date shall be paid in full in Cash on the Plan Effective Date (to the extent not previously paid prior to the Plan Effective Date) without any requirement to file a fee application with the Bankruptcy Court, and without any requirement for Bankruptcy Court review or approval. All Transaction Expenses, and fees and expenses payable to the Prepetition Agent, the DIP Agent, and the Trustee, in each case including fees and expenses of counsel, to be paid on the Plan Effective Date shall be estimated prior to and as of the Plan Effective Date and such estimates shall be delivered to the Debtors at least one (1) Business Day before the anticipated Plan Effective Date (or such other period as the Debtors and the Required Consenting First Lien Lenders may reasonably agree); provided, that such estimate shall not limit any party’s entitlement to be paid or repaid its Transaction Expenses or fees and expenses payable to the Prepetition Agent, the DIP Agent, or the Trustee, including fees and expenses of counsel. In addition, following the Plan Effective Date, the applicable Reorganized Debtors shall continue to pay in Cash all Transaction Expenses, whether incurred before, on, or after the Plan Effective Date without any requirement for notice or Bankruptcy Court review or approval.

(b)            Notwithstanding anything to the contrary contained herein, any unpaid Claim payable on account of the Transaction Expenses that the (Reorganized) Debtors are obligated to pay hereunder or under any of the DIP Facility Documents and for which the (Reorganized) Debtors have received an invoice, shall constitute an Allowed Administrative Claim and shall be paid on a current basis in full in Cash on the Effective Date or as reasonably practicable thereafter, or to the extent accrued after the Effective Date, on a current basis in full in Cash as invoiced. Nothing herein shall require the DIP Lenders, DIP Agent, or the Consenting Stakeholders to file applications or Proofs of Claim, or otherwise seek approval of the Bankruptcy Court as a condition to payment of such Allowed Administrative Claims.

Section 2.6     Bankruptcy Fees.

Following the Effective Date, the Reorganized Debtors shall pay the Bankruptcy Fees for each open Chapter 11 Case for each quarter (including any fraction thereof) until the first to occur of the Chapter 11 Cases being converted, dismissed, or closed.

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Article III.
CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

Section 3.1     Classification of Claims.2

(a)            In accordance with section 1123(a)(1) of the Bankruptcy Code, the Debtors have not classified Administrative Claims (including Professional Fee Claims, DIP Claims, and Bankruptcy Fees) and Priority Tax Claims, as described in Article II hereof.

(b)            All Claims and Interests required to be classified pursuant to section 1123(a)(1) of the Bankruptcy Code are set forth below. Such classification is for all purposes, including for purposes of voting, Confirmation, and distributions pursuant to this Plan.

Section 3.2     Class Identification.

The following chart sets forth the classification of the Claims against and Interests in each Debtor, whether that Class of Claims or Interests is Impaired, and the voting rights of the members of such Class.

Class	Claims and Interests	Status	Voting Rights
1	Other Priority Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
2	Other Secured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
3	Prepetition First Lien Claims	Impaired	Entitled to Vote
4	DOJ Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
5	Prepetition PIK Notes Claims	Impaired	Entitled to Vote
6	Prepetition Unsecured Convertible Notes Claims	Impaired	Entitled to Vote
7	General Unsecured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
8	Intercompany Claims	Unimpaired/ Impaired	Not Entitled to Vote (Presumed to Accept/ Deemed to Reject)
9	Intercompany Interests	Unimpaired/ Impaired	Not Entitled to Vote (Presumed to Accept/ Deemed to Reject)
10	Section 510(b) Claims	Impaired	Not Entitled to Vote (Deemed to Reject)
11	Existing Equity Interests	Impaired	Not Entitled to Vote (Deemed to Reject)/

[2]	The Debtors reserve the right to separately classify Claims to the extent necessary to comply with any requirements under the Bankruptcy Code or applicable Law.

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Section 3.3     Treatment and Voting Rights of Claims and Interests.

Except to the extent that the Debtors and a Holder of an Allowed Claim or Allowed Interest, as applicable, agree to less favorable treatment, or to the extent already paid or otherwise satisfied, such Holder shall receive under this Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Holder’s Allowed Claim or Allowed Interest. Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the Plan Effective Date or as soon as reasonably practicable thereafter, or, if payment is not due, in accordance with its terms in the ordinary course.

(a)           Class 1—Other Priority Claims.

(i)	Classification: Class 1 consists of all Other Priority Claims.

(ii)	Treatment: Subject to the conditions described in the first paragraph of Section 3.3 of this Plan, on the Plan Effective Date, each Allowed Other Priority Claim shall be Reinstated, or each Holder of an Allowed Other Priority Claim shall receive, in full and final satisfaction of such Allowed Claim, at the option of the (Reorganized) Debtors (with the reasonable consent of the Required Consenting First Lien Lenders), (A) payment in full in Cash on the later of the Plan Effective Date and the date that is 30 Business Days after the date on which such Other Priority Claim becomes an Allowed Claim in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Claim, in each case, or as soon as reasonably practicable thereafter, (B) such other treatment rendering its Allowed Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code, or (C) other treatment in a manner consistent with section 1129(a)(9) of the Bankruptcy Code.

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(iii)	Impairment and Voting: Class 1 is Unimpaired under this Plan. Holders of Allowed Other Priority Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Thus, Holders of Allowed Other Priority Claims are not entitled to vote to accept or reject this Plan.

(b)           Class 2—Other Secured Claims.

(i)	Classification: Class 2 consists of all Other Secured Claims.

(ii)	Treatment: Subject to the conditions described in the first paragraph of Section 3.3 of this Plan, on the Plan Effective Date, each Allowed Other Secured Claim shall be Reinstated, or each Holder of an Allowed Other Secured Claim shall receive, in full and final satisfaction of such Allowed Claim, at the option of the (Reorganized) Debtors (with the reasonable consent of the Required Consenting First Lien Lenders), (A) payment in full in Cash of such Allowed Claim, payable on the later of the Plan Effective Date and the date that is 30 Business Days after the date on which such Claim becomes an Allowed Claim in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Claim, in each case, or as soon as reasonably practicable thereafter, or (B) such other treatment so as to render such Allowed Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code.

(iii)	Impairment and Voting: Class 2 is Unimpaired under this Plan. Holders of Allowed Other Secured Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Thus, Holders of Allowed Other Secured Claims are not entitled to vote to accept or reject this Plan.

(c)           Class 3—Prepetition First Lien Claims.

(i)	Classification: Class 3 consists of all Prepetition First Lien Claims.

(ii)	Allowed Amount: The Prepetition First Lien Claims shall be Allowed in an aggregate amount equal to (i) no less than $274,900,000 (representing total principal outstanding), plus (ii) all unpaid prepetition interest, fees, expenses, and other amounts outstanding under the Prepetition First Lien Credit Agreement on account of such loans.

(iii)	Treatment: Subject to the conditions described in the first paragraph of Section 3.3 of this Plan, on the Plan Effective Date, each Holder of an Allowed Prepetition First Lien Claim shall receive, in full and final satisfaction, compromise, settlement, release, and discharge of such Claims, its Pro Rata Share of:

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1.	93% of the New Equity Interests, on a fully diluted basis, subject to dilution on account of the New Warrants and the Management Incentive Plan; and

2.	the Remaining Exit Term Loans.

(iv)	Impairment and Voting: Class 3 is Impaired under this Plan. Holders of Allowed Prepetition First Lien Claims are entitled to vote to accept or reject this Plan.

(d)           Class 4—DOJ Claims.

(i)	Classification: Class 4 consists of all DOJ Claims.

(ii)	Allowance: The DOJ Claims shall be Allowed in full.

(iii)	Treatment: The DOJ Claims shall be Reinstated.

(iv)	Impairment and Voting: Class 4 is Unimpaired under this Plan. Holders of Allowed DOJ Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Thus, Holders of Allowed DOJ Claims are not entitled to vote to accept or reject this Plan.

(e)           Class 5—Prepetition PIK Notes Claims.

(i)	Classification: Class 5 consists of all Prepetition PIK Notes Claims.

(ii)	Allowed Amount: The Prepetition PIK Notes Claims shall be Allowed in an aggregate amount equal to (i) no less than $28,300,000 (representing total principal outstanding), plus (ii) all unpaid prepetition interest, fees, expenses, and other amounts outstanding under the Prepetition PIK Notes Indenture on account of such notes.

(iii)	Treatment: Subject to the conditions described in the first paragraph of Section 3.3 of this Plan, on the Plan Effective Date, each Holder of an Allowed Prepetition PIK Notes Claim shall receive, in full and final satisfaction, compromise, settlement, release, and discharge of such Claim, its Pro Rata Share of 21% of the Notes Recovery.

(iv)	Impairment and Voting: Class 5 is Impaired under this Plan. Holders of Allowed Prepetition PIK Notes Claims are entitled to vote to accept or reject this Plan.

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(f)            Class 6—Prepetition Unsecured Convertible Notes Claims.

(i)	Classification: Class 6 consists of all Prepetition Unsecured Convertible Notes Claims.

(ii)	Allowed Amount: The Prepetition Unsecured Convertible Notes Claims shall be Allowed in an aggregate amount equal to (i) no less than $131,700,000 (representing total principal outstanding), plus (ii) all unpaid prepetition interest, fees, expenses, and other amounts outstanding under the Prepetition Unsecured Convertible Notes Indenture on account of such notes.

(iii)	Treatment: Subject to the conditions described in the first paragraph of Section 3.3 of this Plan, on the Plan Effective Date, each Holder of an Allowed Prepetition Unsecured Convertible Notes Claim shall receive, in full and final satisfaction, compromise, settlement, release, and discharge of such Claim, its Pro Rata Share of 79% of the Notes Recovery.

(iv)	Impairment and Voting: Class 6 is Impaired under this Plan. Holders of Allowed Prepetition Unsecured Convertible Notes Claims are entitled to vote to accept or reject this Plan.

(g)            Class 7—General Unsecured Claims.

(i)	Classification: Class 7 consists of all General Unsecured Claims.

(ii)	Treatment: Subject to the conditions described in the first paragraph of Section 3.3 of this Plan, on the Plan Effective Date, each General Unsecured Claim shall be Reinstated, or each Holder of an Allowed General Unsecured Claim shall receive, in full and final satisfaction of such Allowed Claim, at the option of the (Reorganized) Debtors (with the reasonable consent of the Required Consenting First Lien Lenders), such other treatment so as to render such Allowed Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code. On and after the Plan Effective Date, the Reorganized Debtors shall continue to pay each Holder of a General Unsecured Claim in the ordinary course of business, subject to the Reorganized Debtors’ right to dispute such Claim in the ordinary course of business.

(iii)	Impairment and Voting: Class 7 is Unimpaired under this Plan. Holders of Allowed General Unsecured Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Thus, Holders of Allowed General Unsecured Claims are not entitled to vote to accept or reject this Plan.

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(h)           Class 8—Intercompany Claims.

(i)	Classification: Class 8 consists of all Intercompany Claims.

(ii)	Treatment: On the Plan Effective Date, each Allowed Intercompany Claim shall be Reinstated (including, as amended), distributed, contributed, set off, settled, cancelled and released, or otherwise addressed at the election of the (Reorganized) Debtors, with the consent of the Required Consenting First Lien Lenders.

(iii)	Impairment and Voting Class 8 is either Impaired with no distribution or Unimpaired under this Plan. To the extent that such Class is Unimpaired, Holders of Intercompany Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject this Plan. To the extent such Class is Impaired, Holders of Intercompany Claims are deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code and are not entitled to vote to accept or reject this Plan.

(i)            Class 9—Intercompany Interests.

(i)	Classification: Class 9 consists of all Intercompany Interests.

(ii)	Treatment: On the Plan Effective Date, each Intercompany Interest shall be Reinstated (including, as amended), distributed, contributed, set off, settled, cancelled and released, or otherwise addressed at the election of the (Reorganized) Debtors, with the consent of the Required Consenting First Lien Lenders.

(iii)	Impairment and Voting: Class 9 is either Impaired with no distribution or Unimpaired under this Plan. To the extent that such Class is Unimpaired, Holders of Intercompany Interests are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject this Plan. To the extent such Class is Impaired, Holders of Intercompany Interests are deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code and are not entitled to vote to accept or reject this Plan.

(j)            Class 10—Section 510(b) Claims.

(i)	Classification: Class 10 consists of all Section 510(b) Claims.

(ii)	Treatment: On the Plan Effective Date, all Section 510(b) Claims shall be discharged and released, and each Holder of a Section 510(b) Claim shall not receive or retain any distribution, property, or other value on account of its Section 510(b) Claim.

(iii)	Impairment and Voting: Class 10 is Impaired under this Plan. Holders of Section 510(b) Claims are deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Thus, Holders of Section 510(b) Claims are not entitled to vote to accept or reject this Plan.

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(k)            Class 11—Existing Equity Interests.

(i)	Classification: Class 11 consists of all Existing Equity Interests.

(ii)	Treatment: On the Plan Effective Date, and without the need for any further corporate or limited liability company action or approval of any board of directors, board of managers, members, shareholders, or officers of any (Reorganized) Debtor, as applicable, all Existing Equity Interests shall be cancelled, released, extinguished, or otherwise eliminated without any distribution, and will be of no further force or effect, and each Holder of an Existing Equity Interest shall not receive or retain any distribution, property, or other value on account of such Existing Equity Interest.

(iii)	Impairment and Voting: Class 11 is Impaired under this Plan. Holders of Existing Equity Interests are deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Thus, Holders of Existing Equity Interests are not entitled to vote to accept or reject this Plan.

Section 3.4     Special Provision Governing Unimpaired Claims.

Except as otherwise provided in this Plan, the DIP Orders, or the DIP Facility Documents, nothing under this Plan shall affect the Debtors’ or the Reorganized Debtors’ rights in respect of any Unimpaired Claim, including, but not limited to, all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claim.

Section 3.5     Voting; Presumptions; Solicitation.

(a)            Acceptance by Certain Impaired Classes. Only Holders of Allowed Claims in Classes 3, 5, and 6 are entitled to vote to accept or reject this Plan. An Impaired Class of Claims shall have accepted this Plan if (i) the Holders of at least two-thirds (2/3) in amount of the Allowed Claims actually voting in such Class have voted to accept this Plan and (ii) the Holders of more than one-half (1/2) in number of the Allowed Claims actually voting in such Class have voted to accept this Plan. Holders of Allowed Claims or Interests in Classes 3, 5, and 6 have received Ballots containing detailed voting instructions.

(b)            Conclusively Presumed Acceptance by Unimpaired Classes. Holders of Claims in Classes 1, 2, 4, and 7, and certain Holders of Claims and Interests in Classes 8 and 9 are conclusively presumed to accept this Plan pursuant to section 1126(f) of the Bankruptcy Code. Accordingly, such Holders are not entitled to vote to accept or reject this Plan.

(c)            Deemed Not to Accept by Certain Impaired Classes. Holders of Interests in Classes 9 and 11, and certain Holders of Claims in Classes 8 and 10, are deemed not to accept this Plan pursuant to section 1126(g) of the Bankruptcy Code. Accordingly, such Holders are not entitled to vote to accept or reject this Plan.

(d)            Disputes Regarding Impairment. If a Holder of a Claim or Interest disputes the classification of such Holder’s Claim or Interest, then upon the filing of an objection to the Plan by such Holder, the Bankruptcy Court shall, after notice and a hearing, determine the proper classification of such Claim or Interest on or before the Confirmation Date.

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Section 3.6     Nonconsensual Confirmation.

Because certain Classes of Claims or Interests are deemed to reject this Plan, the Debtors will seek Confirmation of this Plan under section 1129(b) of the Bankruptcy Code.

Section 3.7     Subordinated Claims.

The allowance, classification, and treatment of all Allowed Claims and Interests, and the respective distributions and treatments under this Plan, shall take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, except where otherwise provided herein, the Debtors reserve the right to reclassify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination rights relating thereto.

Section 3.8     Vacant Classes.

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Combined Hearing shall not be deemed to have voted on this Plan for purposes of determining acceptance or rejection of this Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

Section 3.9     No Waiver.

Nothing contained in this Plan shall be construed to waive the Debtors’ or Reorganized Debtors’ right to object on any basis to any Claim, including after the Plan Effective Date.

Article IV.
MEANS FOR IMPLEMENTATION OF THE PLAN

Section 4.1     Compromise or Settlement of Controversies.

(a)            Other than as specifically set forth herein, this Plan shall be deemed a motion to approve the good-faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies, pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement under Bankruptcy Rule 9019, as well as a finding by the Bankruptcy Court that such settlement and compromise is fair, equitable, reasonable, and in the best interests of the Debtors and their Estates. Subject to Article VI hereof, all distributions made to Holders of Allowed Claims and Allowed Interests (as applicable) in any Class are intended to be and shall be final.

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(b)            Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classifications, distributions, releases, and other benefits provided under this Plan, upon the Plan Effective Date, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies resolved under this Plan, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement under Bankruptcy Rule 9019.

Section 4.2     Sources of Consideration for Plan Distribution.

(a)            The Debtors shall fund distributions under this Plan with: (1) Cash on hand, including Cash from operations; (2) the proceeds of the Exit Term Loan Facility; (3) the New Equity Interests; and (4) the New Warrants. Cash payments to be made pursuant to this Plan will be made by the Debtors or the Reorganized Debtors. The Reorganized Debtors shall be entitled to transfer funds between and among their affiliates as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy their obligations under this Plan. Except as set forth herein, any changes in intercompany account balances resulting from such transfers shall be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices and shall not violate the terms of this Plan.

(b)            From and after the Plan Effective Date, subject to any applicable limitations set forth in any post-Plan Effective Date agreement (including, without limitation, the Exit Financing Documents, the New Organizational Documents, and the New Warrant Documents), the Reorganized Debtors shall have the right and authority without further order of the Bankruptcy Court to raise additional capital and obtain additional financing as the New Boards (or other applicable governing body) deem appropriate.

Section 4.3     Restructuring Transactions.

Following the Confirmation Date and subject to any applicable limitations set forth in any post-Plan Effective Date agreements, the Company may take all actions as may be reasonably necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate this Plan, in each case, as contemplated by, subject to the consent rights under, and in accordance with, the Restructuring Support Agreement and the DIP Facility Documents (the “Restructuring Transactions”), including but not limited to: (a) the execution and delivery of appropriate agreements or other documents of reorganization containing terms that are consistent with the terms of this Plan and that satisfy the requirements of applicable Law; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of this Plan; (c) the filing of appropriate certificates of conversion, formation or incorporation or consolidation with the appropriate governmental authorities pursuant to applicable Law; (d) the execution, delivery, and filing, if applicable, of the Exit Financing Documents, the New Warrant Documents, and the New Organizational Documents; (e) such other transactions that are required to effectuate the Restructuring Transactions including any mergers, consolidations, restructurings, conversions, dispositions, transfers, formations, organizations, dissolutions, or liquidations; and (f) all other actions that the Reorganized Debtors reasonably determine are necessary or appropriate. None of the Restructuring Transactions (including Section 4.5 of this Plan) contemplated herein shall constitute, or be deemed or interpreted to be, a change of control under any agreement, severance plan, contract, or document of the Debtors.

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Section 4.4     Continued Corporate Existence.

Except as otherwise provided in this Plan or any Restructuring Transactions Memorandum, or as otherwise may be agreed between the Debtors and the Required Consenting First Lien Lenders, each Debtor, as a Reorganized Debtor, shall continue to exist on and after the Plan Effective Date as a separate legal Entity with all of the powers available to such legal Entity under applicable Law and pursuant to the New Organizational Documents, without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) in accordance with such applicable Law. On or after the Plan Effective Date, without prejudice to the rights of any party to a contract or other agreement with a Reorganized Debtor, each Reorganized Debtor may, without the need for approval of the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, take such action as permitted by applicable Law, and such Reorganized Debtor’s organizational documents, as such Reorganized Debtor may determine is reasonable and appropriate, including, without limitation, causing: (a) the Reorganized Debtor to be merged into another Debtor or one or more of its Affiliates; (b) the Reorganized Debtor to be dissolved; (c) the conversion of the Reorganized Debtor from one entity type to another entity type; (d) the legal name of the Reorganized Debtor to be changed; (e) the closure of the Reorganized Debtor’s Chapter 11 Case on the Plan Effective Date or any time thereafter; or (f) the reincorporation of the Reorganized Debtor under the Law of a jurisdiction other than the Law under which the Debtor is currently incorporated.

Section 4.5      Private Company

The Reorganized Parent (a) shall emerge from the Chapter 11 Cases on the Plan Effective Date as a private company and the New Equity Interests shall not be listed on a public stock exchange, (b) subject to the provisions of this paragraph, shall not be a public reporting company pursuant to the Exchange Act and the rules and regulations promulgated thereunder, nor shall it be voluntarily subjected to any reporting requirements promulgated by the SEC, and (c) shall not be required to list the New Equity Interests on a U.S. or any foreign stock exchange. To the extent the following actions have not been completed on or prior to the Plan Effective Date, the Reorganized Parent shall (i) take all actions reasonably necessary or desirable to delist the Existing Equity Interests from The Nasdaq Capital Market and to deregister under the Exchange Act as promptly as practicable in compliance with SEC rules, (ii) file post-effective amendments to terminate all of the Company’s and Reorganized Parent’s effective registration statements under the Securities Act and deregister any and all unsold securities thereunder, (iii) file a Form 15 to terminate the Debtors’ registration under the Exchange Act and to suspend the Debtors’ reporting obligations under the Exchange Act with respect to the Existing Equity Interests, and (iv) take all actions reasonably necessary or desirable to ensure that the Reorganized Debtors shall not be subjected to any reporting requirements promulgated by the SEC.

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Section 4.6     Corporate Action.

(a)            On the Plan Effective Date, all actions contemplated by this Plan and the Restructuring Transactions shall be deemed authorized and approved in all respects, including: (i) the selection of the managers or directors, as applicable, and officers of the Reorganized Debtors; (ii) the issuance of the New Equity Interests and the New Warrants under this Plan; (iii) the execution and entry into the Exit Financing Documents (and any related fees in connection therewith), the New Warrant Documents, and the New Organizational Documents; (iv) the formation or dissolution (if any) of any Entities pursuant to, and the implementation of the Restructuring Transactions and performance of all actions and transactions contemplated by this Plan, including the Restructuring Transactions Memorandum; and (v) all other actions contemplated by this Plan or Restructuring Transactions (whether to occur before, on, or after the Plan Effective Date), and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court. All matters provided for in this Plan involving the corporate structure of the Debtors or the Reorganized Debtors and any corporate action required by the Debtors or the Reorganized Debtors in connection with this Plan shall be deemed to have timely occurred and shall be in effect and shall be authorized and approved in all respects, without any requirement of further action by the security holders, directors, or officers of the Debtors, Reorganized Debtors, or otherwise.

(b)            On or before the Plan Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and, as applicable, directed, to issue, execute, and deliver the agreements, documents, securities, certificates of conversion, certificates of formation, certificates of incorporation, operating agreements, and instruments contemplated by this Plan (or necessary or desirable to effect the transactions contemplated by this Plan) in the name of and on behalf of the Reorganized Debtors, including the New Organizational Documents, the Exit Financing Documents, the New Warrant Documents, and any and all agreements, documents, securities, and instruments relating to the foregoing.

(c)            The authorizations and approvals contemplated by this Section 4.6 shall be effective notwithstanding any requirements under non-bankruptcy Law.

Section 4.7     Vesting of Assets.

(a)            Except as otherwise provided in (i) this Plan, (ii) the Confirmation Order, (iii) with respect to the Liens securing the DIP Facility, which Liens shall be retained by the DIP Agent to secure the Exit Term Loan Facility, the Exit RCF, and any remaining obligations under the DIP Facility, (iv) any Restructuring Transactions Memorandum, or (v) any agreement, instrument, or other document incorporated in, or entered into in connection with or pursuant to the Plan or the Plan Supplement, on the Plan Effective Date, all property of the Estates of the Debtors, including all Claims, Intercompany Interests, rights, and Causes of Action, and any property acquired by the Debtors under or in connection with this Plan, shall vest in the Reorganized Debtors free and clear of all Claims, Liens, charges, other encumbrances, and interests. Subject to the terms of this Plan, on and after the Plan Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property and prosecute, compromise, or settle any Claims (including any Administrative Claims), Intercompany Interests, and Causes of Action without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules

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(b)            On the Plan Effective Date, all documents, books, and records of the Debtors shall be deemed transferred and assigned to the Reorganized Debtors, and such transfer or assignment shall not result in the destruction or waiver of any attorney-client privilege, work-product protection, joint defense or common interest privilege, or other privilege or protection of immunity (i) held by any or all of the Debtors or their Estates, (ii) held by the board of directors (or similar body) or any subcommittee of the board of directors (or similar body) of any of the Debtors, or (iii) attaching to any document, communication, or thing (regardless of media); each such privilege shall be transferred to and vest exclusively in the Reorganized Debtors. For the avoidance of doubt, any communications prior to the Plan Effective Date between the Debtors, the DIP Agent, the Prepetition Agent, the Trustees, the Consenting Stakeholders, and their respective Related Parties shall be protected by common interest privilege.

Section 4.8     Indemnification Provisions in Organizational Documents.

(a)            Any D&O Liability Insurance Policies (including, without limitation, any “tail policy” and all agreements, documents, or instruments related thereto) pursuant to which any of the Debtors’ current or former directors, officers, managers, or other employees are insured shall remain in force through the expiration of any such Insurance Policy (or “tail policy,” as applicable). The Company shall not terminate or otherwise reduce the “side-A” coverage under any D&O Liability Insurance Policies in effect immediately prior to the Plan Effective Date. Any directors and officers of the Company who served in such capacity at any time before or after the Plan Effective Date shall be entitled, subject to and in accordance with the terms and conditions of such policy in all respects, to the full benefits of any such policy for the full term of such policy regardless of whether such directors or officers remain “insureds” after the Plan Effective Date. Notwithstanding anything herein to the contrary, the Company shall retain the ability to supplement such D&O Liability Insurance Policies as the Company reasonably deems necessary, including by purchasing any tail coverage (including a tail policy).

(b)            On or before the Plan Effective Date, to the extent not already obtained, the Debtors shall obtain a new D&O Liability Insurance Policy and a “tail policy” for the existing D&O Liability Insurance Policy for the benefit of the Debtors’ current and former directors, officers, managers, or other employees on terms no less favorable than the Debtors’ existing director, officer, manager, and employee coverage and with an available aggregate limit of liability upon the Plan Effective Date of no less than the aggregate limit of liability under the existing director, officer, manager, and employee coverage upon placement, at the expense of the Debtors or the Reorganized Debtors, as applicable. Alternatively, if the D&O Liability Insurance Policy has not expired, the Debtors shall assume (and assign to the Reorganized Debtors if necessary, pursuant to section 365(a) of the Bankruptcy Code), pursuant to the terms of the Plan and Confirmation Order, the D&O Liability Insurance Policy.

(c)            On the Plan Effective Date, all Indemnification Obligations in favor of the Indemnified Parties shall be assumed by the Debtors pursuant to the provisions in Article V herein, to the extent assumable, and shall otherwise remain irrevocable obligations of the Reorganized Debtors, in each case, in the form set forth therein immediately prior to the Plan Effective Date.

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(d)            No Reorganized Debtor shall amend or restate its certificate of incorporation, bylaws, or similar organizational document after the Plan Effective Date to terminate or materially and adversely affect (i) any Reorganized Debtor’s Indemnification Obligations referred to in this Section 4.8 or (ii) the rights of such managers, directors, officers, employees, or agents referred to in this Section 4.8.

Section 4.9     Cancellation of Existing Securities and Agreements.

(a)            On the Plan Effective Date, except as otherwise specifically provided for in this Plan or the Confirmation Order, including, for the avoidance of doubt, with respect to the Exit Financing Documents and the Liens securing the DIP Facility, which Liens shall be retained by the DIP Agent to secure the Exit Term Loan Facility, any Exit RCF, and any remaining obligations under the DIP Facility: (i) any certificate, share, note, bond, agreement, indenture, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest (except such certificates, notes, or other instruments or documents evidencing indebtedness or obligations of the Debtors that are specifically Reinstated pursuant to this Plan (including the DOJ Claims)) shall be cancelled, terminated and of no further force or effect, without further act or action, and the Debtors and the Reorganized Debtors shall not have any continuing obligations thereunder, except, with respect to the Prepetition PIK Notes Indenture and the Prepetition Unsecured Convertible Notes Indenture, as necessary to (a) enforce the rights, Claims and interests of the Trustee and any predecessor thereof vis-a-vis parties other than the Released Parties; (b) allow the receipt of and to make distributions under the Plan in accordance with the terms of the Prepetition PIK Notes Indenture and the Prepetition Unsecured Convertible Notes Indenture, as applicable; (c) permit the Trustee to preserve any rights of the Trustee and any predecessor thereof as against any money or property distributable to Holders of Prepetition PIK Notes Claims or Prepetition Unsecured Convertible Notes Claims, as applicable; (d) permit the Trustee to seek compensation and reimbursement for any function necessary to effectuate the foregoing; (e) preserve any rights of the Trustee to payment of fees, expenses, and indemnification obligations as against any distributions, including any rights to priority of payment and/or to exercise charging liens pursuant to the Prepetition PIK Notes Indenture or the Prepetition Unsecured Convertible Notes Indenture, as applicable, and enforce its rights, Claims, and interests, vis-à-vis any party other than the Debtors; and (f) allow the Trustee to appear and participate in the Chapter 11 Cases or any other proceeding with respect to clauses (a) through (e) above, as applicable, and any other proceedings or appeals related to the Plan; and with respect to the Prepetition First Lien Credit Agreement, as necessary to (u) enforce the rights, Claims and interests of the Prepetition Agent and any predecessor thereof vis-a-vis parties other than the Released Parties; (v) allow the receipt of and to make distributions under the Plan in accordance with the terms of the Prepetition First Lien Credit Agreement; (w) permit the Prepetition Agent to preserve any rights of the Prepetition Agent and any predecessor thereof as against any money or property distributable to Holders of Prepetition First Lien Claims; (x) permit the Prepetition Agent to seek compensation and reimbursement for any function necessary to effectuate the foregoing; (y) preserve any rights of the Prepetition Agent to payment of fees, expenses, and indemnification obligations as against any distributions, including any rights to priority of payment with respect to the Prepetition First Lien Lenders, and enforce its rights, Claims, and interests, vis-à-vis any party other than the Debtors; and (z) allow the Prepetition Agent to appear and participate in the Chapter 11 Cases or any other proceeding with respect to clauses (u) through (y) above, as applicable, and any other proceedings or appeals related to the Plan; and (ii) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, certificates of designation, bylaws or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors (except such agreements, certificates, notes, or other instruments evidencing indebtedness or obligations of the Debtors that are specifically Reinstated or assumed pursuant to this Plan, if any) shall be released and discharged; provided, that notwithstanding Confirmation or the occurrence of the Plan Effective Date, any agreement that governs the rights of a Holder of a Prepetition PIK Notes Claim, a Prepetition Unsecured Convertible Notes Claim, or a Prepetition First Lien Claim shall also continue in effect to allow the Trustee or the Prepetition Agent, as applicable, to appear and be heard in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court to enforce the respective obligations owed to such parties under the Plan. Holders of or parties to such cancelled or terminated certificates, shares, notes, bonds, agreements, indentures, purchase rights, options, warrants, or other instruments or documents directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest shall have no rights arising from or related thereto, or the cancellation thereof, except the rights, distributions, and treatment provided for pursuant to this Plan or the Confirmation Order.

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(b)            Notwithstanding such cancellation and discharge, subject to the applicable provisions of this Plan (including Section 3.3(i)) and the Confirmation Order:

(i)	The interests of the Reorganized Debtors in their direct and indirect subsidiaries shall remain unaffected by this Plan, unless such other treatment is agreed in accordance with Article III hereof.

(ii)	The DIP Facility Documents shall continue in effect solely for purposes of allowing the DIP Agent to (A) receive distributions from the Debtors under this Plan and to make further distributions to the Holders of DIP Claims on account of such DIP Claims, as set forth in Article VI hereof; (B) enforce its interests with respect to the DIP Lenders; (C) enforce its rights to payment of fees, premiums, expenses, and indemnification obligations as against any money or property distributable to Holders of DIP Claims, including any rights to priority of payment with respect to the DIP Lenders; and (D) appear and be heard in the Bankruptcy Court or in any other court of competent jurisdiction to enforce any obligation owed to the DIP Agent or Holders of DIP Claims under this Plan.

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Except for the foregoing, subject to the performance by the Trustee, the Prepetition Agent, and the DIP Agent of their respective obligations under the Plan, the Trustee, the Prepetition Agent, and the DIP Agent and their respective agents shall be relieved of all further duties and responsibilities related to the Prepetition PIK Notes Indenture, the Prepetition Unsecured Convertible Notes Indenture, the Prepetition First Lien Credit Agreement, and the DIP Facility Documents, as applicable, upon the occurrence of the Plan Effective Date, and the Prepetition PIK Notes Indenture, the Prepetition Unsecured Convertible Notes Indenture, and the Prepetition First Lien Credit Agreement shall automatically be terminated.

Section 4.10     Cancellation of Certain Existing Security Interests.

(a)            Upon the full payment or other satisfaction of an Allowed Other Secured Claim or Allowed DIP Claim or promptly thereafter, the Holder of such Claims shall deliver to the Debtors or Reorganized Debtors, as applicable, any collateral or other property of the Debtors held by such Holder, together with any termination statements, instruments of satisfaction, or releases of all security interests with respect to its Claims that may be reasonably required to terminate any related financing statements, guaranties, mortgages, mechanics’ or other Liens, or lis pendens, or similar interests or documents.

(b)            Furthermore, upon full payment or other satisfaction of the foregoing Claims, on or after the Plan Effective Date, the Debtors or the Reorganized Debtors, at their expense, may, in their sole discretion, take any action necessary to terminate, cancel, extinguish, or evidence the release of any and all guaranties, mortgages, deeds of trust, Liens, pledges, and other security interests with respect to such Claims, including, without limitation, the preparation and filing of any and all documents necessary to terminate, satisfy, or release any guaranties, mortgages, deeds of trust, Liens, pledges, and other security interests, including, without limitation, UCC-3 termination statements.

Section 4.11     Approval of the Exit Financing Facilities and the Exit Financing Documents.

(a)            On the Plan Effective Date, the Reorganized Debtors’ funded debt shall consist of the Exit Term Loan Facility and may also consist of the Exit RCF. The Reorganized Debtors may use the Exit Term Loan Facility and any Exit RCF for any purpose permitted by the Exit Financing Documents, including the funding of obligations under this Plan and satisfaction of ongoing working capital needs.

(b)            Confirmation of this Plan shall be deemed to constitute approval of the Exit Term Loan Facility, any Exit RCF, the Exit Financing Documents (including all transactions contemplated thereby, such as any supplementation or additional syndication of the Exit Term Loan Facility or the Exit RCF, and all actions to be taken, undertakings to be made and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein), and, subject to the occurrence of the Plan Effective Date, authorization for the Reorganized Debtors to enter into and perform their obligations under the Exit Financing Documents, and such other documents as may be reasonably required or appropriate, in each case, in accordance therewith.

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(c)            The Exit Financing Documents shall constitute legal, valid, binding, and authorized obligations of the Reorganized Debtors, enforceable in accordance with their terms. The financial accommodations to be extended pursuant to the Exit Financing Documents are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, are reasonable, shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy Law.

(d)            On the Plan Effective Date, all of the Liens and security interests granted or to be granted in accordance with the Exit Financing Documents shall: (i) be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Financing Documents; (ii) be deemed automatically, without any further action being required by the Debtors, the Reorganized Debtors any agent under the Exit Term Loans or any Exit RCF, or any of the Exit Lenders, perfected on the Plan Effective Date on a first-priority basis, subject only to (solely with respect to the first-priority nature of such Liens and security interests) such Liens and security interests as may be permitted to be senior thereto under the Exit Financing Documents; (iii) not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy Law; and (iv) shall be senior to any Liens that the DIP Claims were senior to, including the DOJ Claims. While not necessary, the Reorganized Debtors and the Entities granting such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents in connection with such Liens and security interests under the provisions of applicable state, provincial, federal, or other Law (whether domestic or foreign) that would be applicable in the absence of this Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable Law to give notice of such Liens and security interests to third parties.

Section 4.12     Issuance of New Equity Interests.

(a)            Units of the New Equity Interests shall be authorized under the New Organizational Documents. The New Equity Interests (other than those issued pursuant to the Management Incentive Plan, which shall be issued as contemplated thereby and in accordance herewith) shall be issued on the Plan Effective Date and distributed as soon as practicable thereafter in accordance with this Plan, including to Holders of Allowed Prepetition First Lien Claims, Allowed Prepetition PIK Notes Claims, and Allowed Prepetition Unsecured Convertible Notes Claims, as applicable, pursuant to Article III hereof. All New Equity Interests issuable in accordance with this Plan, when so issued, shall be duly authorized, validly issued, fully paid, and non-assessable. The issuance of the New Equity Interests is authorized without the need for any further corporate action and without any further action by any Holder of a Claim or Interest. All Holders of New Equity Interests, however issued, shall be deemed to be a party to, and bound by, the applicable New Organizational Documents, in accordance with their terms, without the requirement to execute a signature page thereto.

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(b)            All Existing Equity Interests outstanding prior to the Plan Effective Date (including all rights exchangeable or exercisable for shares of Existing Equity Interests) shall be extinguished upon the Plan Effective Date, and Holders thereof shall not receive any payment or property on account of any such Existing Equity Interests.

Section 4.13     Issuance of New Warrants.

(a)            The New Warrants shall be authorized under the New Warrant Documents. The New Warrants shall be issued on the Plan Effective Date and distributed as soon as practicable thereafter in accordance with this Plan to Holders of Allowed Prepetition PIK Notes Claims and Allowed Prepetition Unsecured Convertible Notes Claims as a component of the Notes Recovery, pursuant to Article III hereof. All New Warrants issuable in accordance with this Plan, when so issued, shall be duly authorized and validly issued, and any New Equity Interests issuable upon the exercise of the New Warrants shall, when issued, be duly authorized, validly issued, fully paid, and non-assessable. The issuance of the New Warrants (and the issuance of New Equity Interests upon the exercise thereof in accordance with the terms of the New Warrant Documents) is authorized without the need for any further corporate action and without any further action by any Holder of a Claim or Interest. All Holders of New Warrants shall be deemed to be a party to, and bound by, the applicable New Warrant Documents, in accordance with their terms, without the requirement to execute a signature page thereto.

Section 4.14     Exemption from Registration Requirements.

(a)            The issuance and distribution of the New Equity Interests and the New Warrants (including any New Equity Interests issuable upon the exercise of the New Warrants) under this Plan shall be exempt from registration under the Securities Act, or any state or local law requiring registration for the offer and sale of a security, in reliance upon the exemption provided in section 1145(a) of the Bankruptcy Code to the maximum extent permitted by law, or, if section 1145(a) of the Bankruptcy Code is not available, then the New Equity Interests and the New Warrants (including any New Equity Interests issuable upon the exercise of the New Warrants) will be offered, issued, and distributed under this Plan pursuant to other applicable exemptions from registration under the Securities Act and any other applicable securities laws.

(b)            Any New Equity Interests or New Warrants (including any New Equity Interests issuable upon the exercise of the New Warrants) issued to an entity that is an “underwriter” with respect to such securities, as that term is defined in section 1145(b) of the Bankruptcy Code (collectively, the “Private Securities”), shall be issued in reliance upon section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, or, solely to the extent such exemptions are not available, other available exemptions from registration under the Securities Act. All New Equity Interests and New Warrants (including any New Equity Interests issuable upon the exercise of the New Warrants) issuable under this Plan other than the Private Securities (collectively, the “1145 Securities”) shall be exempt, without further act or actions by any Entity, from registration under the Securities Act and any other applicable securities laws pursuant to section 1145 of the Bankruptcy Code or pursuant to other applicable exemptions from registration under the Securities Act and any other applicable securities Laws.

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(c)            Subject to the transfer provisions, if any, and other applicable provisions of the New Organizational Documents and the New Warrant Documents, the 1145 Securities may be resold without registration under the Securities Act or other federal securities Laws pursuant to the exemption provided by section 4(a)(1) of the Securities Act, unless the holder (i) is an “underwriter” with respect to such securities, as that term is defined in section 1145(b) of the Bankruptcy Code, (ii) is an “affiliate” of the Reorganized Debtors (as defined in Rule 144(a)(1) under the Securities Act), or (iii) has been such an “affiliate” within ninety (90) days of such transfer.

(d)            The Private Securities will be considered “restricted securities” and may not be transferred except pursuant to an effective registration statement or under an available exemption from the registration requirements of the Securities Act, subject to, in each case, the transfer provisions, if any, and other applicable provisions set forth in the New Organizational Documents and the New Warrant Documents.

(e)            Neither the Debtors, the Reorganized Debtors, nor any other Entity shall be required to provide any further evidence other than this Plan or the Confirmation Order with respect to the treatment of the New Equity Interests or the New Warrants under applicable securities laws. DTC and any transfer agent (as applicable) shall be required to accept and conclusively rely upon this Plan or the Confirmation Order in lieu of a legal opinion regarding whether the New Equity Interests or the New Warrants are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services (to the extent applicable).

(f)            Notwithstanding anything to the contrary in this Plan, no Entity (including DTC and any transfer agent) shall be entitled to require a legal opinion regarding the validity of any transaction contemplated by this Plan, including whether the New Equity Interests or the New Warrants are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

Section 4.15     Organizational Documents.

On the Plan Effective Date, the Reorganized Debtors, and, if necessary or advisable (as reasonably determined by the Company and the Required Consenting Stakeholders), their non-Debtor subsidiaries shall enter into such agreements and amend their corporate governance documents to the extent necessary to implement the terms and provisions of this Plan. The New Organizational Documents shall comply with section 1123(a)(6) of the Bankruptcy Code and shall provide for terms consistent with those set forth in the Restructuring Support Agreement and otherwise in accordance with the consent rights set forth therein.

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Section 4.16     Exemption from Certain Transfer Taxes and Recording Fees.

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfer from the Debtors to the Reorganized Debtors or to any Entity pursuant to, in contemplation of, or in connection with this Plan, the Restructuring Transactions, or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, securities, or other interest in the Debtors or the Reorganized Debtors, including the New Equity Interests, the Exit Term Loan Facility, any Exit RCF, and the New Warrants, (b) the creation, modification, consolidation, or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means, including the grant of collateral as security for any or all of the Exit Term Loan Facility and the Exit RCF; (c) the making, assignment, or recording of any lease or sublease; or (d) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to this Plan, shall not be subject to any Stamp or Similar Tax or governmental assessment, and the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. Unless the Bankruptcy Court orders otherwise, all sales, transfers, and assignments of owned and leased property approved by the Bankruptcy Court on or before the Plan Effective Date shall be deemed to have been in furtherance of, or in connection with, this Plan.

Section 4.17     Managers, Directors and Officers of the Company.

(a)            Except to the extent that a member of the board of directors or board of managers, or the sole manager, as applicable, of any Debtor is designated in the Plan Supplement to serve as a director, manager, or sole manager of the Reorganized Debtors on the Plan Effective Date, the members of the board of directors or board of managers, or the sole manager, as applicable, of any Debtor prior to the Plan Effective Date, in their capacities as such, shall have no continuing obligations to the Reorganized Debtors on or after the Plan Effective Date, and each such director, manager, or sole manager shall be deemed to have resigned or shall otherwise cease to be a director, manager, or sole manager of the Reorganized Debtors on the Plan Effective Date.

(b)            Each of the directors, managers, sole managers and officers of the Company shall serve pursuant to the terms of the applicable New Organizational Documents of the Reorganized Debtors and may be designated, replaced, or removed in accordance with such New Organizational Documents. The size and composition of the Reorganized Debtors’ New Boards shall be determined by the Required Consenting First Lien Lenders in consultation with the Debtors. The members of the New Boards, if known, shall be disclosed prior to the Combined Hearing in accordance with section 1129(a)(5) of the Bankruptcy Code.

Section 4.18     Incentive Plans.

(a)            All Existing Equity and equity-based awards and plans (including phantom awards denominated in equity, options, and equity appreciation rights), granted to employees, directors, or other service providers, whether or not vested, shall be cancelled as of the Plan Effective Date.

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(b)            The Reorganized Parent may reserve for senior management a pool of up to 10% of the New Equity Interests, on a fully diluted basis (assuming the New Warrants are treated as having been fully exercised), that are issued and outstanding on the Plan Effective Date for the Management Incentive Plan, on terms to be determined by the Reorganized Parent’s New Board.

Section 4.19     Effectuating Documents; Further Transactions.

(a)            Prior to, on, and after the Plan Effective Date, the Debtors and Reorganized Debtors and the directors, managers, officers, authorized persons, and members of the board of directors or managers and directors thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and provisions of this Plan, the Restructuring Support Agreement, the Exit Financing Documents, the New Warrant Documents, any Restructuring Transactions Memorandum, the New Organizational Documents, and any other securities issued pursuant to this Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, actions, or consents except for those expressly required pursuant to this Plan.

(b)            For the avoidance of doubt, the Confirmation Order shall be deemed to, pursuant to both section 1123 and section 363 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effectuate any transaction described in, approved by, contemplated by, or necessary to effectuate this Plan.

Section 4.20     Employment Obligations

(a)            Subject to Section 4.18, on the Plan Effective Date, and without limiting any authority provided to the New Boards under each Reorganized Debtor’s respective New Organizational Documents, each Reorganized Debtor shall (a) amend, adopt, assume, or honor in the ordinary course of business any contracts, agreements, policies, programs, or plans, in accordance with their respective terms, for, among other things, compensation, including any incentive plans, retention plans, health care benefits, disability benefits, deferred compensation benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation insurance, supplemental executive retirement plans, and accidental death and dismemberment insurance for the directors, officers, and employees of any Company Party who served in such capacity before and after the Plan Effective Date, and (b) honor, in the ordinary course of business, Claims of employees employed as of the Plan Effective Date for accrued vacation time arising prior to the RSA Effective Date and not otherwise paid in the ordinary course of business or pursuant to a court order. Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Plan Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable Law. For the avoidance of doubt, nothing herein shall impact or limit the ability of any Company Party to amend, modify, or terminate such arrangements in accordance with their terms following the Plan Effective Date.

(b)            Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Plan Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable Law. For the avoidance of doubt, nothing herein shall impact or limit the ability of any Company Party to amend, modify, or terminate such arrangements in accordance with their terms following the Plan Effective Date. For the avoidance of doubt, all equity or equity-based awards and plans (including phantom awards denominated in equity, options, and equity appreciation rights), granted to employees, directors, or other service providers, whether or not vested, shall be cancelled as of the Plan Effective Date.

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(c)            Notwithstanding anything to the contrary above, (i) all existing employment and change-in-control agreements, (ii) all existing severance arrangements, and (iii) all existing incentive awards denominated in cash shall be assumed (subject to any modifications set forth in this Plan or the Management Incentive Plan) on the Plan Effective Date, or each Company Party shall enter into new agreements with such employees on terms and conditions acceptable to the Company and such employees, respectively, at the election of such employee.

Section 4.21     Retained Causes of Action.

(a)            Unless any Causes of Action or Claims against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in this Plan, the DIP Orders, or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue any and all Causes of Action or Claims in the ordinary course, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement (collectively, the “Retained Causes of Action”), and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action and Claims shall be preserved notwithstanding the occurrence of the Plan Effective Date. The Reorganized Debtors may pursue such Retained Causes of Action or Claims and may exercise any and all rights in connection therewith. For the avoidance of doubt, in no instance will any Cause of Action preserved pursuant to this Section 4.21 include any Claim or Cause of Action with respect to, or against, a Released Party that is released under the Plan. For the avoidance of doubt, the Debtor Release, including without limitation the scope of the Released Parties, is subject in all respects to the conclusion of the Investigation and the Special Committee’s determination with respect to any potential Claims or Causes of Action, if any, identified therein, and the Debtors expressly reserve the right to determine prior to Confirmation of this Plan not to release and to bring any such Claims or Causes of Action.

(b)            No Entity may rely on the absence of a specific reference in this Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against it. Unless any such Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, assigned, or settled in the Plan, Confirmation Order, or a Final Order, all such Causes of Action shall be expressly reserved by the Reorganized Debtors for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation of this Plan. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided herein.

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Section 4.22     Liability of Officers, Directors, and Agents

(a)            The provisions of section 1125(e) of the Bankruptcy Code govern the protection from liability with respect to all matters governed by section 1125(e) of the Bankruptcy Code. The Debtors and their successors (and the officers, directors or agents of the Debtors or their successors) have no liability for conduct that was authorized by an Order of the Bankruptcy Court. With respect to conduct during the period from the Petition Date through the Plan Effective Date, the Debtors and their successors (and the officers, directors or agents of the Debtors or their successors) may be subject to liability only for conduct that constituted: (i) actual fraud, (ii) gross negligence, or (iii) willful misconduct; provided that the provisions of this Section 4.22 apply only to the extent that such limitations on liability exist under applicable non-bankruptcy law. Notwithstanding this Section 4.22, this Plan does not limit liability for conduct for which the Bankruptcy Court’s approval was required by applicable Law, but for which approval was not granted.

Article V.
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Section 5.1     Assumption of Executory Contracts and Unexpired Leases.

(a)            All Executory Contracts and Unexpired Leases of the Debtors shall be assumed absent an objection as set forth in Section 5.2 hereof or an order requiring rejection, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, pursuant to section 365 of the Bankruptcy Code as of the Plan Effective Date, except for those Executory Contracts and Unexpired Leases that, in each case, (i) have been assumed or rejected by the Debtors by prior order of the Bankruptcy Court, (ii) are the subject of a motion to reject filed by the Debtors pending on the Plan Effective Date, (iii) are identified as rejected Executory Contracts and Unexpired Leases by the Debtors on the Schedule of Rejected Executory Contracts and Unexpired Leases, if any, filed in the Plan Supplement, which may be amended by the Debtors up to and through the Plan Effective Date to add or remove Executory Contracts and Unexpired Leases by filing with the Bankruptcy Court a subsequent Plan Supplement and serving it on the affected non-Debtor contract parties; or (iv) are rejected or terminated pursuant to the terms of this Plan (the remaining Executory Contracts and Unexpired Leases being the “Assumed Contracts and Leases”). The Assumed Contracts and Leases shall be fully enforceable by the Reorganized Debtors in accordance with the terms thereof, except as otherwise modified by the provisions of this Plan, or by any order of the Bankruptcy Court. Any rejection of an Executory Contract or Unexpired Lease pursuant to this Plan, including the designation of any Executory Contract or Unexpired Lease on the Schedule of Rejected Executory Contracts and Unexpired Leases, shall be subject to the prior consent of the Required Consenting First Lien Lenders and the other consent rights in the Restructuring Support Agreement.

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(b)            The Confirmation Order shall constitute an order of the Bankruptcy Court: (i) approving the assumption of all Assumed Contracts and Leases, as described in this Plan, pursuant to Bankruptcy Code sections 365(a) and 1123(b)(2); (ii) providing that each assumption, assumption and assignment, or rejection, as the case may be, is in the best interests of the Reorganized Debtors, their Estates, and all parties in interest in the Chapter 11 Cases; and (iii) providing that the requirements for assumption or assumption and assignment of any Executory Contract or Unexpired Lease to be assumed have been satisfied. Unless otherwise indicated, all assumptions or rejections of Executory Contracts or Unexpired Leases pursuant to this Plan are effective as of the Plan Effective Date.

(c)            Except as otherwise provided herein or agreed to by the Debtors and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to this Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by this Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith, and do not elevate to administrative expense priority any prepetition Claims.

Section 5.2     Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.

(a)            Unless otherwise agreed in writing by such counterparty, any monetary defaults that are required to be cured to assume an Executory Contract or Unexpired Lease shall be satisfied pursuant to section 365(b)(1) of the Bankruptcy Code in the ordinary course of business. Any counterparty to an Executory Contract or Unexpired Lease that fails to timely raise any objection that could have been raised under section 365 of the Bankruptcy Code shall be deemed to have consented to the Debtors’ assumption of such Executory Contract or Unexpired Lease, to the extent any such consent is required, and all such counterparties shall be forever enjoined and barred from objecting to the Debtors’ assumption of such Executory Contract or Unexpired Lease for any reason.

(b)            If there is a dispute regarding (i) the amount of any Cure Cost, (ii) the ability of the Reorganized Debtors to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed or (iii) any other matter pertaining to assumption, then the Bankruptcy Court shall retain jurisdiction in all respects to hear such disputes; provided that the occurrence of any such dispute shall not prevent or delay Confirmation or Consummation of this Plan; provided further that the (Reorganized) Debtors may settle, with the reasonable consent of the Required Consenting First Lien Lenders, any such dispute without any further notice to any party or any action, order, or approval of the Bankruptcy Court; provided further that notwithstanding anything to the contrary herein, the Debtors reserve the right to either reject or nullify the assumption of any Executory Contract or Unexpired Lease within forty-five (45) days after the entry of a Final Order resolving an objection to assumption, determining the Cure Cost under an Executory Contract or Unexpired Lease that was subject to a dispute, or resolving any request for adequate assurance of future performance required to assume such Executory Contract or Unexpired Lease.

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(c)            Assumption of any Executory Contract or Unexpired Lease pursuant to this Plan or otherwise, and the continued performance thereunder (or the payment of a Cure Cost, if any), shall result in the full release, satisfaction, and cure of any defaults thereunder, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of such assumption or assumption and assignment. Any and all Proofs of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed or assumed and assigned in the Chapter 11 Cases, including pursuant to the Confirmation Order, and for which any Cure Cost has been fully paid pursuant to this Section 5.2 shall be deemed Disallowed and expunged as of the Plan Effective Date, without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.

(d)            With respect to payment of any Cure Costs or disputes over any Cure Costs, none of the (Reorganized) Debtors or any other Entity, as applicable, shall have any obligation to recognize or deal with any Entity other than the non-Debtor party to the applicable Executory Contract or Unexpired Lease as of the Distribution Date, even if such non-Debtor party has sold, assigned, or otherwise transferred its Cure Costs.

Section 5.3     Claims Based on Rejection of Executory Contracts or Unexpired Leases.

If the rejection by the Debtors, pursuant to this Plan or otherwise, of an Executory Contract or Unexpired Lease gives rise to a Claim, a Proof of Claim must be filed within thirty (30) days after the earlier of (i) notice of entry of the Confirmation Order or (ii) other notice that the Executory Contract or Unexpired Lease has been rejected. Any Claims not filed within the applicable time period will be forever barred from assertion against the Debtors, the Reorganized Debtors, their Estates, and their property, and shall be deemed Disallowed and expunged as of the Plan Effective Date, without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.

Section 5.4     Indemnification Obligations.

(a)            Any and all Indemnification Obligations in favor of the Indemnified Parties shall remain in full force and effect in accordance with Section 4.8 hereof and shall not be discharged, impaired, or otherwise affected by this Plan. All such obligations shall be deemed and treated as Executory Contracts that are assumed by the Debtors under this Plan and shall continue as obligations of the Reorganized Debtors.

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(b)            All of the Debtors’ rights to indemnification by third parties shall vest in the Reorganized Debtors on the Effective Date.

Section 5.5      Contracts and Leases Entered Into After the Petition Date.

Contracts and leases entered into after the Petition Date by the Debtors, including any Executory Contracts and Unexpired Leases assumed by the Debtors, shall be performed by the Debtors or Reorganized Debtors liable thereunder in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

Section 5.6      Insurance Policies.

All Insurance Policies pursuant to which the Debtors have any obligations in effect as of the Plan Effective Date shall be deemed and treated as Executory Contracts pursuant to this Plan and shall be assumed by the Reorganized Debtors and shall continue in full force and effect thereafter in accordance with such policy’s respective terms.

Section 5.7      Reservation of Rights.

Nothing contained in this Plan shall constitute an admission by the Debtors that any contract or lease is in fact an Executory Contract or Unexpired Lease or that the Reorganized Debtors have any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption, the (Reorganized) Debtors shall have 90 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease pursuant to the Plan. If any such dispute is not timely resolved, either party may submit the dispute to the Bankruptcy Court for adjudication

Article VI.
PROVISIONS GOVERNING DISTRIBUTIONS

Section 6.1      Distribution on Account of Claims and Interests Allowed as of the Plan Effective Date.

Except as otherwise provided in this Plan or a Final Order, or as agreed to by the relevant parties receiving such distributions, distributions under this Plan on account of Claims Allowed on or before the Plan Effective Date shall be made on the Distribution Date; provided that (a) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or arising under Executory Contracts or Unexpired Leases assumed by the Debtors shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, orders, course of dealing, course of business, or industry practice and (b) in accordance with Article II of this Plan, Allowed Priority Tax Claims, unless otherwise agreed, shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code. To the extent any Allowed Priority Tax Claim is not due and owing on the Plan Effective Date, such Claim shall be paid in accordance with the terms of any agreement between a Debtor and the Holder of such Claim, or as may be due and payable under applicable non-bankruptcy Law, or in the ordinary course of business.

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Section 6.2      Distribution on Account of Claims and Interests Allowed After the Plan Effective Date.

(a)            Payments and Distributions on Disputed Claims. Except as otherwise provided in this Plan, a Final Order, or as agreed to by the relevant parties, distributions under this Plan on account of a Disputed Claim that becomes Allowed after the Plan Effective Date shall be made on or prior to the first day that is thirty (30) Business Days after such Disputed Claim become an Allowed Claim; provided that (i) Disputed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors on or before the Plan Effective Date that become Allowed after the Plan Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice and (ii) Disputed Priority Tax Claims that become Allowed Priority Tax Claims after the Plan Effective Date shall be treated as Allowed Priority Tax Claims and paid in the ordinary course of business.

(b)            Special Rules for Distributions to Holders of Disputed Claims. Notwithstanding any provision otherwise in this Plan and except as otherwise agreed to by the relevant parties, no payments or distributions shall be made with respect to a Disputed Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or agreement among the relevant parties, or by Final Order.

(c)            Timing and Calculation of Amounts to Be Distributed. Except as otherwise provided herein, on the Distribution Date (or if a Claim is not an Allowed Claim on the Distribution Date, on the date that such Claim becomes an Allowed Claim, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim shall receive the full amount of the distributions that this Plan provides for such Allowed Claims in the applicable Class. Except as otherwise provided in this Plan, or any order of the Bankruptcy Court, Holders of Claims shall not be entitled to interest, dividends, or accruals on the distributions provided for in this Plan, regardless of whether such distributions are delivered on or at any time after the Plan Effective Date.

Section 6.3      Delivery of Distributions.

(a)            Record Date for Distributions. On the Distribution Date or such other date as agreed between the (Reorganized) Debtors and the Required Consenting First Lien Lenders, the Claims Register shall be closed and any party responsible for making distributions shall be authorized and entitled to recognize only those Holders of Claims listed on the Claims Register as of the close of business on the Distribution Date; provided, that the foregoing shall not apply to any publicly held securities held in the name of, or by a nominee of, DTC (including, without limitation, the Prepetition PIK Notes and the Prepetition Unsecured Convertible Notes), as to which distributions may be made on or promptly after the Distribution Date in accordance with the applicable procedures of DTC.

(b)            Delivery of Distributions in General. Except as otherwise provided in this Plan, including with respect to any publicly held securities held in the name of, or by a nominee of, DTC (including, without limitation, the Prepetition PIK Notes and the Prepetition Unsecured Convertible Notes), as to which distributions may be made on or promptly after the Distribution Date in accordance with the applicable procedures of DTC, distributions to Holders of Allowed Claims shall be made to Holders of record as of the Distribution Date (or such other date as agreed between the (Reorganized) Debtors and the Required Consenting First Lien Lenders) by the Reorganized Debtors at the address for each such Holder as indicated on the Debtors’ records as of the date of any such distribution, the address set forth in any Proof of Claim filed by that Holder, or the address of any counsel that has appeared in the Chapter 11 Cases on behalf of such Holder; provided that the manner of such distributions shall be determined at the discretion of the Reorganized Debtors. All securities to be distributed under the Plan shall be issued in the names of such holders or their nominees in accordance with DTC’s book-entry exchange procedures (to the extent applicable) or on the books and records of a transfer agent or the Reorganized Debtors in accordance with the New Organizational Documents.

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(c)            Delivery of Distributions on Account of Prepetition First Lien Claims and Prepetition Notes Claims. Distributions on account of Allowed Prepetition First Lien Claims shall be made by or on behalf of the Reorganized Debtors directly to the Holders of such Claims, or to the Prepetition Agent for further distribution to the Holders of Allowed Prepetition First Lien Claims, in accordance with the terms of the Prepetition First Lien Credit Agreement. Distributions on account of Allowed Prepetition PIK Notes Claims and Allowed Prepetition Unsecured Convertible Notes Claims shall be made by or on behalf of the Reorganized Debtors directly to the Holders of such Claims, or to the Trustee for further distribution to the Holders of such Claims in accordance with the applicable procedures of DTC, and in each case pursuant to the terms of the Prepetition PIK Notes Indenture and the Prepetition Unsecured Convertible Notes Indenture, as applicable. All distributions to Holders of Allowed Prepetition PIK Notes Claims and Allowed Prepetition Unsecured Convertible Notes Claims shall be subject in all respects to the rights of the Trustee to assert its charging lien against such distributions as set forth in the Prepetition PIK Notes Indenture and the Prepetition Unsecured Convertible Notes Indenture, as applicable. The Trustee shall have no duties or responsibility relating to any distributions that are not DTC-eligible. Notwithstanding anything in this Plan to the contrary, and without limiting the exculpation and release provisions of this Plan, no Trustee or Prepetition Agent shall have any liability to any Entity with respect to distributions made or directed to be made by such Trustee or Prepetition Agent pursuant to this Plan. The Reorganized Debtors shall reimburse the Trustee and the Prepetition Agent promptly upon invoicing for any reasonable and documented fees and expenses (including the reasonable and documented fees and expenses of its counsel and agents) incurred on or after the Plan Effective Date in connection with the implementation of this Plan, including making distributions pursuant to, and in accordance with, this Plan, without the need for further approval or order of the Bankruptcy Court.

(d)            Delivery of Distributions on Account of DIP Claims. The DIP Agent shall be deemed to be the Holder of all DIP Claims for purposes of distributions to be made hereunder, and all distributions on account of such DIP Claims shall be made to the DIP Agent. As soon as practicable following compliance with the requirements set forth in Article VI hereof (as applicable), the DIP Agent shall arrange to deliver or direct the delivery of such distributions to or on behalf of the Holders of DIP Claims in accordance with the terms of the DIP Facility, subject to any modifications to such distributions in accordance with the terms of this Plan. Notwithstanding anything in this Plan to the contrary, and without limiting the exculpation and release provisions of this Plan, the DIP Agent shall not have any liability to any Entity with respect to distributions made or directed to be made by the DIP Agent.

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Section 6.4      Minimum Distributions.

No fractional units of New Equity Interests shall be distributed, and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to this Plan on account of an Allowed Claim would otherwise result in the issuance of a number of units of New Equity Interests that is not a whole number, the actual distribution of units of New Equity Interests shall be rounded as follows: (a) fractions of one-half (½) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (½) shall be rounded to the next lower whole number with no further payment therefore. The total number of authorized units of New Equity Interests to be distributed to Holders of Allowed Claims shall be adjusted as necessary to account for the foregoing rounding.

Section 6.5      Foreign Currency Exchange Rate.

Except as otherwise provided in a Final Order of the Bankruptcy Court, as of the Plan Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Plan Effective Date.

Section 6.6      Delivery of Distributions; Undeliverable Distributions.

(a)            Pursuant to Section 3.3(g) hereof, Holders of Allowed General Unsecured Claims may receive payment in full in Cash paid in the ordinary course of business if (i) not otherwise reinstated, (ii) not given other less favorable treatment as reasonably agreed to by the Debtors and the Required Consenting First Lien Lenders, or not given such other treatment in rendering its Allowed General Unsecured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code. If not Reinstated, distributions to Holders of Allowed General Unsecured Claims shall be made by the Reorganized Debtors at the address set forth in the Reorganized Debtors’ books and records. Distributions to Holders of Allowed Prepetition First Lien Claims, Allowed Prepetition PIK Notes Claims, and Allowed Prepetition Unsecured Convertible Notes Claims shall be made in accordance with Section 6.3 hereof. If any Holder’s distribution is returned as undeliverable, no further distributions to such Holder shall be made unless and until the Reorganized Debtors, the Prepetition Agent, or the applicable Trustee is notified of such Holder’s then current address, at which time all missed distributions shall be made to such Holder without interest. The Prepetition Agent or the applicable Trustee, as the case may be, shall deliver any non-deliverable Cash to the Reorganized Debtors no later than 180 days after the Plan Effective Date. All requests for undeliverable distributions must be made within 180 days after the Plan Effective Date, after which date the Claim of any Holder or successor to such Holder with respect to such property will be discharged and forever barred. After such date, any unclaimed or undeliverable distribution of Cash to Holders of Allowed Claims shall revert and become property of the Reorganized Debtors free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary. Any New Equity Interests or New Warrants held for distribution that remain unclaimed after such date shall be cancelled and of no further force or effect. Nothing contained in this Plan shall require the Reorganized Debtors, the Prepetition Agent, or the Trustee to attempt to locate any Holder of an Allowed Claim.

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(b)            Failure to Present Checks. Checks issued by the Reorganized Debtors on account of Allowed Claims shall be null and void if not negotiated within ninety (90) days after the issuance of such check. Any Holder of an Allowed Claim holding an un-negotiated check that does not request reissuance of such un-negotiated check within ninety (90) days after the date of mailing or other delivery of such check shall have its Claim for such un-negotiated check discharged and be discharged and forever barred, estopped, and enjoined from asserting any such Claim against the Reorganized Debtors or their property. Within ninety (90) days after the mailing or other delivery of any such distribution checks, notwithstanding applicable escheatment Laws, all such distributions shall revert to the Reorganized Debtors. Nothing contained herein shall require the Reorganized Debtors to attempt to locate any Holder of an Allowed Claim.

Section 6.7      Compliance with Tax Requirements/Allocations.

In connection with this Plan, to the extent applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on it by any Governmental Unit, and all distributions pursuant hereto shall be subject to such withholding and reporting requirements. Notwithstanding any provision in this Plan to the contrary, the Reorganized Debtors shall be authorized to take all actions reasonably necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under this Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtors reserve the right to allocate all distributions made under this Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances, and such distributions shall be treated as if distributed to the applicable Holder of the Allowed Claim or Allowed Interest.

Section 6.8      Surrender of Cancelled Instruments or Securities.

On the Plan Effective Date or as soon as reasonably practicable thereafter, each Holder of a certificate or instrument evidencing a Claim or Interest that is discharged by this Plan shall be deemed to have surrendered such certificate or instrument to the Reorganized Debtor. Except as otherwise expressly provided in this Plan, such surrendered certificate or instrument shall be cancelled solely with respect to the Debtors and Reorganized Debtors, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such certificate or instrument, including with respect to any indenture or agreement that governs the rights of the Holder of a Claim or Interest, which shall continue in effect (as modified pursuant to this Plan, to the extent applicable). Notwithstanding anything to the contrary herein, this paragraph shall not apply to certificates or instruments evidencing Claims that are Unimpaired and Reinstated under this Plan.

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Section 6.9      Claims Paid or Payable by Third Parties.

(a)            Claims Paid by Third Parties. The Debtors or the Reorganized Debtors, as applicable, shall reduce in full a Claim, and such Claim shall be Disallowed without a Claim objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or a Reorganized Debtor. Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall, within fourteen (14) days of receipt thereof, repay or return the distribution to the Reorganized Debtors, to the extent the Holder’s total recovery on account of such Claim from the third party and under this Plan exceeds the amount of such Claim as of the date of any such distribution under this Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the applicable Reorganized Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the fourteen (14)-day grace period specified above until the amount is repaid.

(b)            Claims Payable by Insurance. No distributions under this Plan shall be made on account of an Allowed Claim that is payable pursuant to any of the Debtors’ Insurance Policies, if any, until the Holder of such Allowed Claim has exhausted all remedies with respect to such Insurance Policies. To the extent that one or more of the Debtors’ insurers satisfies or agrees to satisfy in full or in part a Claim, if any, then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claim objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

(c)            Applicability of Insurance Policies. Except as otherwise provided in this Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable Insurance Policy. Nothing contained in this Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any Insurance Policies, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

Article VII.
PROCEDURES FOR RESOLVING DISPUTED CLAIMS or Interests

Section 7.1      No Filings of Proofs of Claim

(a)            Notwithstanding section 502(a) of the Bankruptcy Code, and in light of the Unimpaired status of all Allowed General Unsecured Claims under the Plan, except as provided otherwise in Section 5.3 of this Plan or by order of the Bankruptcy Court, Holders of Claims should not, and shall not be required to file Proofs of Claim with the Bankruptcy Court. The amount and validity of any disputed, contingent or unliquidated Claim shall be determined, resolved or adjudicated, as the case may be, in the manner in which such Claim would have been determined, resolved or adjudicated if the Chapter 11 Cases had not been commenced and all of the (Reorganized) Debtors’ legal and equitable rights in respect of any such Claim may be asserted after the Confirmation Date and Plan Effective Date to the same extent as if the Chapter 11 Cases had not been commenced; provided, however, that the Debtors reserve the right to file with the Bankruptcy Court an objection to any Claim as to which the Holder of such Claim has filed a Proof of Claim in the Chapter 11 Cases; provided further that this Section 7.1(a) shall not apply to any objections or disputes, including any objection or dispute that could have been raised under section 365 of the Bankruptcy Code, with respect to the Debtors’ assumption of Executory Contracts and Unexpired Leases under this Plan, and any such objections or disputes shall be subject in all respects to Sections 5.1 and 5.2 of this Plan. The Debtors shall be authorized to, and shall, resolve all Disputed Claims by withdrawing or settling such objections thereto, or by litigating to judgment in the Bankruptcy Court or such other court having jurisdiction over the validity, nature, or amount thereof.

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(b)            The Debtors or the Holder of a contingent or unliquidated Claim may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claim objection, estimation, and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any permitted mechanism.

Section 7.2      Allowance of Claims and Interests.

(a)            Except as provided in Article IX hereof, the Reorganized Debtors after the Plan Effective Date shall have and retain any and all rights and defenses the Debtors had with respect to any Claim or Interest immediately prior to the Plan Effective Date, except with respect to any Claim deemed Allowed under this Plan.

(b)            Except as expressly provided in this Plan or in any order entered in the Chapter 11 Cases prior to the Plan Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under this Plan or the Bankruptcy Court has entered a Final Order (including the Confirmation Order) in the Chapter 11 Cases allowing such Claim. All Claim settlements approved prior to the Plan Effective Date pursuant to a Final Order of the Bankruptcy Court, pursuant to Bankruptcy Rule 9019 or otherwise, shall be binding on all parties.

Section 7.3      Prosecution of Objections to Claims.

Except as otherwise specifically provided in this Plan or order of the Bankruptcy Court, and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, on and after the Plan Effective Date, the Reorganized Debtors shall have the sole authority: (1) to file, withdraw, or litigate to judgment objections to Claims or Interests; (2) to settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.

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Section 7.4      Adjustment of Claims and Interests Without Objection.

Any duplicate Claim or Interest or any Claim or Interest that has been paid, satisfied, amended, superseded, cancelled, or otherwise expunged (including pursuant to the Plan), may be adjusted or expunged (including on the Claims Register, to the extent applicable) by the Reorganized Debtors without a Claim objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court. Additionally, any Claim or Interest that is duplicative or redundant with another Claim against or Interest in the Debtors may be adjusted or expunged on the Claims Register by the Reorganized Debtors without the Reorganized Debtors having to file an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court.

Section 7.5      Disallowance of Certain Claims.

Any Claims held by Entities from which property is recoverable under sections 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be deemed Disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or an order of the Bankruptcy Court with respect thereto has been entered and all sums due have been turned over or paid to the Reorganized Debtor. All Proofs of Claim filed on account of Unimpaired Claims (including Indemnification Obligations, but other than Proofs of Claim filed pursuant to Section 5.3 or pursuant to an order of the Bankruptcy Court) shall be deemed satisfied and expunged from the Claims Register as of the Plan Effective Date to the extent such Claims are Reinstated, assumed, honored, or reaffirmed, as the case may be, pursuant to this Plan, without any further notice to or action, order, or approval of the Bankruptcy Court.

Section 7.6      Offer of Judgment.

The Reorganized Debtors are authorized to serve upon a Holder of a Claim an offer to allow judgment to be taken on account of such Claim, and, pursuant to Bankruptcy Rules 7068 and 9014, Federal Rule of Civil Procedure 68 shall apply to such offer of judgment. To the extent the Holder of a Claim or Interest must pay the costs incurred by the Reorganized Debtors after the making of such offer, the Reorganized Debtors are entitled to setoff such amounts against the amount of any distribution to be paid to such Holder without any further notice to or action, order, or approval of the Bankruptcy Court.

Section 7.7      Amendments to Claims or Interests.

On or after the Plan Effective Date, except as provided herein, a Claim or Interest may not be filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtors, and, to the extent such prior authorization is not received, any such new or amended Claim or Interest filed shall be deemed Disallowed in full and expunged without any further action.

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Section 7.8           Claims Register.

For the avoidance of doubt, notwithstanding anything to the contrary herein, on and after the Plan Effective Date, the Reorganized Debtors and the Solicitation Agent are each authorized to update the Claims Register (including via expungement) to reflect the terms of this Plan (including as set forth in Articles V–VII hereof) without the need to file an application, motion, complaint, objection, or any other legal proceeding seeking to adjust such Claim and without any further notice to or action, order, or approval of the Bankruptcy Court or the Holder of such Claim, as applicable.

Article VIII.
CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

Section 8.1      Conditions Precedent to the Plan Effective Date.

The following are conditions precedent to the Plan Effective Date that must be satisfied or waived pursuant to Section 8.2 hereof:

(a)	the following documents shall have been executed, are consistent with the Restructuring Support Agreement, shall be in full force and effect substantially contemporaneous with the consummation of the Restructuring Transactions, and shall not be stayed, modified, revised, or vacated, or subject to any pending appeal, and shall not have been terminated prior to the Plan Effective Date: (i) the New Organizational Documents; (ii) the Exit Financing Documents; (iii) the New Warrant Documents; (iv) such other orders, agreements, and documentation necessary or desirable to consummate and document the transactions contemplated by the Restructuring Support Agreement and this Plan; (v) to the extent not included in the foregoing, all other Definitive Documents and financing documents needed to effectuate the Restructuring Transactions; and (vi) all other material customary documents delivered in connection with transactions of this type (including, without limitation, any and all other documents implementing, achieving, contemplated by or relating to the Restructuring Transactions);

(b)	(i) the Restructuring Support Agreement shall not have been terminated by the Debtors or the Required Consenting First Lien Lenders; (ii) the Restructuring Support Agreement shall not have been invalidated or deemed unenforceable by the Bankruptcy Court or any other Governmental Unit; and (iii) to the extent not otherwise waived, there shall not have occurred or be continuing any event, occurrence, or condition (without regard to whether any notice thereof has been given or whether the passage of time would have to occur) that would permit the Required Consenting First Lien Lenders or the Debtors to terminate the Restructuring Support Agreement in accordance with its terms immediately upon notice, or following the passage of time, as applicable;

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(c)	all Milestones set forth in the Restructuring Support Agreement shall have been met or waived in accordance with the terms thereof;

(d)	the Bankruptcy Court shall have entered the Confirmation Order, which shall not have been stayed, reversed, vacated, amended, supplemented, or modified, and shall remain in full force and effect;

(e)	the Bankruptcy Court shall have entered the Disclosure Statement Order;

(f)	the Bankruptcy Court shall have entered the DIP Orders, and the Final DIP Order shall remain in full force and effect in a form acceptable to the Required Lenders (as defined in the DIP Credit Agreement);

(g)	no Default or Event of Default (each as defined in the DIP Credit Agreement or DIP Orders, as applicable) shall have occurred and be continuing under the DIP Credit Agreement or the DIP Orders, as applicable, that has not been waived by the DIP Agent or cured by the Debtors in a manner consistent with the DIP Facility Documents;

(h)	each of (i) the Exit Term Loan Facility, (ii) any Exit RCF, (iii) the New Equity Interests, and (iv) the New Warrants shall have been entered into, issued, or completed, as applicable, and any funding or distributions required thereunder shall have occurred substantially contemporaneously with consummation of the Restructuring Transactions, in each case, in accordance with the terms of the Restructuring Support Agreement, the Exit Financing Documents, the New Organizational Documents, the New Warrant Documents, and the documents and agreements governing the same;

(i)	all documents, certificates, and agreements necessary to implement this Plan shall have been executed and tendered for delivery to the required parties and, to the extent required, filed with the applicable Governmental Units in accordance with applicable Laws, and all conditions precedent to the effectiveness of such documents and agreements shall have been satisfied or waived pursuant to the terms thereof (or will be satisfied and waived substantially concurrently with the occurrence of the Plan Effective Date);

(j)	all actions necessary to implement this Plan shall have been effected;

(k)	all requisite governmental, regulatory, and material third-party approvals, KYC requirements, and any other authorizations, consents, rulings, or documents required to implement and effectuate the Restructuring Transactions shall have been obtained;

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(l)	there shall be no ruling, judgment, or order issued by any Governmental Unit or court of competent jurisdiction making illegal, enjoining or otherwise preventing or prohibiting Consummation or any Restructuring Transaction;

(m)	the Professional Fee Escrow Account shall have been established and the Professional Fee Reserve Amount shall have been funded in accordance with this Plan;

(n)	the Debtors shall have paid in full in Cash all Transaction Expenses, and any similar expenses as provided for in the Restructuring Support Agreement, this Plan, and/or the DIP Facility Documents, and fees and expenses payable to the Prepetition Agent, and the DIP Agent under the applicable agreements, including fees and expenses of counsel incurred or estimated to be incurred, through the Plan Effective Date;

(o)	the conditions to the effectiveness of the Exit Term Loan Facility and any Exit RCF set forth in the Exit Financing Documents (other than the occurrence of the Plan Effective Date) shall have been or contemporaneously will be satisfied or waived;

(p)	the final version of the Plan Supplement and all of the schedules, documents, and exhibits contained therein (and any amendment thereto) shall have been filed in a manner consistent with the consent rights contained herein and in the Restructuring Support Agreement;

(q)	each Definitive Document shall be in form and substance shall be consistent with the Restructuring Support Agreement (including the consent rights therein); and

(r)	every other deed, agreement, filing, notification, certificate, letter, instrument, or other document related to the Restructuring Transactions or obtaining court, regulatory, or other third-party approval thereof shall be consistent with the Restructuring Support Agreement in all respects (as reasonably determined by the Required Consenting First Lien Lenders in consultation with the Debtors).

For the avoidance of doubt, any condition that requires any agreement, order or document to be in full force and effect, or entered by the Bankruptcy Court, as applicable, shall include a requirement that such agreement, order or document is consistent with the Restructuring Support Agreement and otherwise in form and substance as set forth in the Restructuring Support Agreement.

Section 8.2      Waiver of Conditions Precedent.

The Debtors, with the consent of the Required Consenting First Lien Lenders (and, with respect to, and to the extent of, the documents over which the Required Consenting Noteholders have consent rights over, the Required Consenting Noteholders), may waive or otherwise modify any of the conditions to the Effective Date set forth above at any time, without any notice to parties in interest and without any further notice to or action, order, or approval of the Bankruptcy Court, and without any formal action other than a proceeding to confirm this Plan; provided, that the conditions in Section 8.1(n) may only be waived with the express written consent of each affected payee. The failure of the Debtors or Reorganized Debtors, as applicable, to exercise any of the foregoing rights shall not be deemed a waiver of such rights or any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

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Section 8.3      Substantial Consummation of Plan.

Substantial consummation of this Plan under section 1101(2) of the Bankruptcy Code shall be deemed to occur on the Plan Effective Date.

Article IX.
EFFECT OF PLAN CONFIRMATION

Section 9.1      [Reserved]

Section 9.2      Discharge of Claims and Termination of Interests; Compromise and Settlement of Claims, Interests, and Controversies.

Pursuant to and to the fullest extent permitted by section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in this Plan, the distributions, rights, and treatment that are provided in this Plan shall be in full and final satisfaction, settlement, release, and discharge, effective as of the Plan Effective Date, of all Interests and Claims of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against the Debtors, the Reorganized Debtors or any of their properties, including property of the Estates, and regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims, including demands, liabilities, and Causes of Action that arose before the Plan Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Plan Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (i) a Proof of Claim is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (ii) a Claim or Interest is Allowed; or (iii) the Holder of such Claim or Interest has accepted or rejected, or been deemed to accept or reject, this Plan. Except as otherwise provided herein, any default by the Debtors or their Affiliates with respect to any Claim or Interest that existed immediately prior to or on account of the filing of the Chapter 11 Cases shall be deemed cured on the Plan Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Plan Effective Date occurring, except as otherwise expressly provided in this Plan.

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Section 9.3      Releases.

(a)            RELEASES BY THE DEBTORS. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS PLAN OR THE CONFIRMATION ORDER, PURSUANT TO SECTION 1123(B) OF THE BANKRUPTCY CODE, FOR GOOD AND VALUABLE CONSIDERATION, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, AS OF THIS PLAN EFFECTIVE DATE, EACH RELEASED PARTY IS HEREBY DEEMED, CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER RELEASED AND DISCHARGED BY AND ON BEHALF OF EACH AND ALL OF THE DEBTORS, THEIR ESTATES, AND THE REORGANIZED DEBTORS, IN EACH CASE ON BEHALF OF THEMSELVES AND THEIR RESPECTIVE SUCCESSORS, ASSIGNS, AND REPRESENTATIVES, AND ANY AND ALL OTHER ENTITIES WHO MAY PURPORT TO ASSERT ANY CLAIM OR CAUSE OF ACTION, DIRECTLY OR DERIVATIVELY, BY, THROUGH, FOR, OR BECAUSE OF THE FOREGOING ENTITIES, FROM ANY AND ALL CLAIMS AND CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED OR ASSERTABLE ON BEHALF OF THE DEBTORS, THEIR ESTATES, AND THE REORGANIZED DEBTORS, WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, ASSERTED OR UNASSERTED, ACCRUED OR UNACCRUED, EXISTING OR HEREINAFTER ARISING, WHETHER IN LAW OR EQUITY, WHETHER SOUNDING IN TORT OR CONTRACT, WHETHER ARISING UNDER FEDERAL OR STATE STATUTORY OR COMMON LAW, OR ANY OTHER APPLICABLE INTERNATIONAL, FOREIGN, OR DOMESTIC LAW, RULE, STATUTE, REGULATION, TREATY, RIGHT, DUTY, REQUIREMENT, OR OTHERWISE, THAT THE DEBTORS, THE ESTATES, THE REORGANIZED DEBTORS, THEIR RESPECTIVE RELATED PARTIES, OR ANY OTHER ENTITIES CLAIMING UNDER OR THROUGH THEM WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY), OR ON BEHALF OF THE HOLDER OF ANY CLAIM AGAINST, OR EQUITY INTEREST IN, A DEBTOR OR OTHER ENTITY, OR THAT ANY HOLDER OF ANY CLAIM AGAINST OR EQUITY INTEREST IN A DEBTOR OR OTHER ENTITY COULD HAVE ASSERTED ON BEHALF OF THE DEBTORS BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS OR THEIR NON-DEBTOR AFFILIATES (INCLUDING THE MANAGEMENT, OWNERSHIP, OR OPERATION THEREOF OR OTHERWISE, OR THE PURCHASE, SALE, OR RESCISSION OF ANY SECURITY THEREOF), THE RESTRUCTURING TRANSACTIONS, THE CHAPTER 11 CASES, THE DEBTORS’ IN- OR OUT-OF-COURT RESTRUCTURING EFFORTS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THIS PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS OR INTERACTIONS BETWEEN OR AMONG ANY DEBTOR AND ANY RELEASED PARTY (EXCLUDING ANY ASSUMED EXECUTORY CONTRACT OR UNEXPIRED LEASE, OTHER THAN THE RESTRUCTURING SUPPORT AGREEMENT), THE RESTRUCTURING OF ANY CLAIM OR INTEREST BEFORE OR DURING THE CHAPTER 11 CASES, THE RESTRUCTURING SUPPORT AGREEMENT, THE PREPETITION FIRST LIEN CREDIT AGREEMENT, THE PREPETITION PIK NOTES INDENTURE, THE PREPETITION UNSECURED CONVERTIBLE NOTES INDENTURE, THE DIP FACILITY, THE DIP FACILITY DOCUMENTS, THE EXIT TERM LOAN FACILITY, THE EXIT FINANCING DOCUMENTS, THE NEW ORGANIZATIONAL DOCUMENTS, THE NEW WARRANT DOCUMENTS, THE DISCLOSURE STATEMENT, THIS PLAN, THE PLAN SUPPLEMENT, THE CONFIRMATION ORDER, THE FIRST DAY PLEADINGS, ALL OTHER DEFINITIVE DOCUMENTS, ANY OTHER CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE RESTRUCTURING TRANSACTIONS OR THE CHAPTER 11 CASES, THE FORMULATION, PREPARATION, MARKETING, DISSEMINATION, NEGOTIATION, OR FILING OF ANY OF THE FOREGOING, THE COMMENCEMENT OF THE CHAPTER 11 CASES, THE PURSUIT OF CONFIRMATION, THE PURSUIT OF CONSUMMATION, THE ADMINISTRATION AND IMPLEMENTATION OF THIS PLAN, INCLUDING THE ISSUANCE OR DISTRIBUTION OF SECURITIES PURSUANT TO THIS PLAN, OR THE DISTRIBUTION OF PROPERTY UNDER THIS PLAN OR ANY OTHER RELATED AGREEMENT RELATED TO THE RESTRUCTURING TRANSACTIONS, OR UPON ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE.

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NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION 9.3(A), THE RELEASES SET FORTH HEREIN DO NOT RELEASE (I) ANY POST-PLAN EFFECTIVE DATE OBLIGATIONS OF ANY PARTY OR ENTITY UNDER THIS PLAN, ANY RESTRUCTURING TRANSACTION, OR ANY DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT, OR IN CONNECTION WITH, THIS PLAN, (II) ANY RETAINED CAUSES OF ACTION, (III) ANY RELEASED PARTY FROM CLAIMS OR CAUSES OF ACTION ARISING FROM AN ACT OR OMISSION THAT IS JUDICIALLY DETERMINED BY A FINAL ORDER TO HAVE CONSTITUTED FRAUD, CRIMINAL MISCONDUCT, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT, OR (IV) ANY REINSTATED CLAIMS OR CAUSES OF ACTION ASSERTED OR ASSERTABLE BY ANY NON-DEBTOR AFFILIATE(S) AGAINST ANY OTHER NON-DEBTOR AFFILIATE(S) OR THE DEBTORS.

(b)            RELEASES BY HOLDERS OF CLAIMS AND INTERESTS. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS PLAN OR THE CONFIRMATION ORDER, FOR GOOD AND VALUABLE CONSIDERATION, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, AS OF THE PLAN EFFECTIVE DATE, EACH RELEASING PARTY CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER RELEASES AND DISCHARGES EACH RELEASED PARTY FROM ANY AND ALL CLAIMS AND CAUSES OF ACTION ARISING PRIOR TO THE PLAN EFFECTIVE DATE, WHETHER KNOWN OR UNKNOWN, WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, ASSERTED OR UNASSERTED, ACCRUED OR UNACCRUED, EXISTING OR HEREINAFTER ARISING, WHETHER IN LAW OR EQUITY, WHETHER SOUNDING IN TORT OR CONTRACT, WHETHER ARISING UNDER FEDERAL OR STATE STATUTORY OR COMMON LAW, OR ANY OTHER APPLICABLE INTERNATIONAL, FOREIGN, OR DOMESTIC LAW, RULE, STATUTE, REGULATION, TREATY, RIGHT, DUTY, REQUIREMENT, OR OTHERWISE, THAT THE RELEASING PARTIES WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY), BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS OR THEIR NON-DEBTOR AFFILIATES (INCLUDING THE MANAGEMENT, OWNERSHIP, OR OPERATION THEREOF OR OTHERWISE, OR THE PURCHASE, SALE, OR RESCISSION OF ANY SECURITY THEREOF), THE RESTRUCTURING TRANSACTIONS, THE CHAPTER 11 CASES, THE DEBTORS’ IN- OR OUT-OF-COURT RESTRUCTURING EFFORTS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THIS PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS OR INTERACTIONS BETWEEN OR AMONG ANY RELEASING PARTY AND ANY RELEASED PARTY, THE RESTRUCTURING OF ANY CLAIM OR INTEREST BEFORE OR DURING THE CHAPTER 11 CASES, THE RESTRUCTURING SUPPORT AGREEMENT, THE PREPETITION FIRST LIEN CREDIT AGREEMENT, THE DIP FACILITY, THE DIP FACILITY DOCUMENTS, THE EXIT TERM LOAN FACILITY, THE EXIT FINANCING DOCUMENTS, THE NEW ORGANIZATIONAL DOCUMENTS, THE NEW WARRANT DOCUMENTS, THE DISCLOSURE STATEMENT, THIS PLAN, THE PLAN SUPPLEMENT, THE CONFIRMATION ORDER, THE FIRST DAY PLEADINGS, ANY OTHER DEFINITIVE DOCUMENTS, ANY OTHER CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE RESTRUCTURING TRANSACTIONS OR THE CHAPTER 11 CASES, THE FORMULATION, PREPARATION, MARKETING, DISSEMINATION, NEGOTIATION, OR FILING OF ANY OF THE FOREGOING, THE COMMENCEMENT OF THE CHAPTER 11 CASES, THE PURSUIT OF CONFIRMATION, THE PURSUIT OF CONSUMMATION, THE ADMINISTRATION AND IMPLEMENTATION OF THIS PLAN, INCLUDING THE ISSUANCE OR DISTRIBUTION OF SECURITIES PURSUANT TO THIS PLAN, OR THE DISTRIBUTION OF PROPERTY UNDER THIS PLAN OR ANY OTHER RELATED AGREEMENT RELATED TO THE RESTRUCTURING TRANSACTIONS, OR UPON ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE.

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Notwithstanding anything to the contrary in the foregoing, the releases contained in this section 9.3(b) shall not be construed as releasing (i) any Released Party from Claims or Causes of Action arising from an act or omission that is judicially determined by a Final Order to have constituted actual fraud, willful misconduct, criminal misconduct, or gross negligence, (ii) any post-Plan Effective Date obligations of any party or Entity under thIS Plan, the Confirmation Order, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement thIS Plan or the transactions contemplated by the Confirmation Order, or (iii) any Claims or Causes of Action asserted or assertable by any non-Debtor Affiliate(s) against any other non-Debtor Affiliate(s) or the Debtors.

Section 9.4      Exculpation and Limitation of Liability.

WITHOUT AFFECTING OR LIMITING THE RELEASES SET FORTH IN SECTION 9.3 OF THIS PLAN, AND NOTWITHSTANDING ANYTHING IN THIS SECTION 9.4 TO THE CONTRARY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NO EXCULPATED PARTY SHALL HAVE OR INCUR LIABILITY FOR, AND EACH EXCULPATED PARTY IS HEREBY EXCULPATED FROM, ANY CAUSE OF ACTION BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS OR THEIR NON-DEBTOR AFFILIATES (INCLUDING THE MANAGEMENT, OWNERSHIP, OR OPERATION THEREOF OR OTHERWISE, OR THE PURCHASE, SALE, OR RESCISSION OF ANY SECURITY THEREOF), THE RESTRUCTURING TRANSACTIONS, THE CHAPTER 11 CASES, THE DEBTORS’ RESTRUCTURING EFFORTS, THE RESTRUCTURING OF ANY CLAIM OR INTEREST, THE RESTRUCTURING SUPPORT AGREEMENT, THE PREPETITION FIRST LIEN CREDIT AGREEMENT, THE DIP FACILITY, THE DIP FACILITY DOCUMENTS, THE EXIT TERM LOAN FACILITY, THE EXIT FINANCING DOCUMENTS, THE NEW ORGANIZATIONAL DOCUMENTS, THE NEW WARRANT DOCUMENTS, THE DISCLOSURE STATEMENT, THIS PLAN, THE PLAN SUPPLEMENT, THE CONFIRMATION ORDER, THE FIRST DAY PLEADINGS, ANY OTHER DEFINITIVE DOCUMENTS, ANY OTHER CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE RESTRUCTURING TRANSACTIONS OR THE CHAPTER 11 CASES, THE FORMULATION, PREPARATION, MARKETING, DISSEMINATION, NEGOTIATION, OR FILING OF ANY OF THE FOREGOING, THE COMMENCEMENT OF THE CHAPTER 11 CASES, THE PURSUIT OF CONFIRMATION, THE PURSUIT OF CONSUMMATION, THE ADMINISTRATION AND IMPLEMENTATION OF THIS PLAN, INCLUDING THE ISSUANCE OR DISTRIBUTION OF SECURITIES PURSUANT TO THIS PLAN, OR THE DISTRIBUTION OF PROPERTY UNDER THIS PLAN OR ANY OTHER RELATED AGREEMENT RELATED TO THE RESTRUCTURING TRANSACTIONS, OR UPON ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE DURING THE PERIOD BETWEEN THE PETITION DATE AND THE PLAN EFFECTIVE DATE. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE EXCULPATIONS IN THIS PLAN SHALL NOT EXCULPATE ANY ENTITY FROM CLAIMS OR CAUSES OF ACTION ARISING FROM AN ACT OR OMISSION THAT IS JUDICIALLY DETERMINED BY A FINAL ORDER TO HAVE CONSTITUTED FRAUD, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE. FOR THE AVOIDANCE OF DOUBT, THE EXCULPATIONS CONTAINED IN THIS PLAN WILL BE IN ADDITION TO, AND NOT IN LIMITATION OF, THE RELEASES SET FORTH IN THIS PLAN.

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Section 9.5      Injunction.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS PLAN, OR FOR DISTRIBUTIONS REQUIRED TO BE PAID OR DELIVERED PURSUANT TO THIS PLAN OR THE CONFIRMATION ORDER, ALL ENTITIES THAT HAVE HELD, HOLD, OR MAY HOLD CLAIMS, INTERESTS, OR CAUSES OF ACTION THAT ARE (I) RELEASED OR DISCHARGED PURSUANT TO THIS PLAN, OR (II) SUBJECT TO EXCULPATION PURSUANT TO THIS PLAN, AND ALL OTHER PARTIES IN INTEREST, ARE PERMANENTLY ENJOINED, FROM AND AFTER THIS PLAN EFFECTIVE DATE, FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST, THE DEBTORS, THE REORGANIZED DEBTORS, THE RELEASED PARTIES, AND/OR THE EXCULPATED PARTIES (TO THE EXTENT OF THE EXCULPATION PROVIDED HEREIN WITH RESPECT TO THE EXCULPATED PARTIES), AS APPLICABLE, WITH RESPECT TO SUCH CLAIMS, INTERESTS, AND CAUSES OF ACTION: (A) COMMENCING, CONDUCTING, OR CONTINUING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY SUIT, ACTION, OR OTHER PROCEEDING OF ANY KIND (INCLUDING ANY PROCEEDING IN A JUDICIAL, ARBITRAL, ADMINISTRATIVE, OR OTHER FORUM) ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, INTERESTS, OR CAUSES OF ACTION; (B) ENFORCING, LEVYING, ATTACHING (INCLUDING ANY PREJUDGMENT ATTACHMENT), COLLECTING, OR OTHERWISE RECOVERING IN ANY MANNER OR BY ANY MEANS, WHETHER DIRECTLY OR INDIRECTLY, ANY JUDGMENT, AWARD, DECREE, OR ORDER AGAINST SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, INTERESTS, OR CAUSES OF ACTION; (C) CREATING, PERFECTING, OR OTHERWISE ENFORCING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY LIEN OR ENCUMBRANCE OF ANY KIND AGAINST SUCH ENTITIES OR THE PROPERTY OR THE ESTATES OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, INTERESTS, OR CAUSES OF ACTION; (D) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION, OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM SUCH ENTITIES OR AGAINST THE PROPERTY OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, INTERESTS, OR CAUSES OF ACTION UNLESS SUCH ENTITY HAS TIMELY ASSERTED SUCH SETOFF RIGHT IN A TIMELY FILED PROOF OF CLAIM OR OTHER DOCUMENT FILED WITH THE BANKRUPTCY COURT EXPLICITLY PRESERVING SUCH SETOFF; (E) ACTING OR PROCEEDING IN ANY MANNER, IN ANY PLACE WHATSOEVER, THAT DOES NOT CONFORM TO OR COMPLY WITH THE PROVISIONS OF THIS PLAN AND CONFIRMATION ORDER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW; AND (F) COMMENCING OR CONTINUING, IN ANY MANNER OR IN ANY PLACE, ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, INTERESTS, OR CAUSES OF ACTION RELEASED, SETTLED, AND/OR TREATED PURSUANT TO THIS PLAN.

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UPON ENTRY OF THE CONFIRMATION ORDER, ALL HOLDERS OF CLAIMS AND INTERESTS AND THEIR RESPECTIVE RELATED PARTIES, IN THEIR CAPACITIES AS SUCH, SHALL BE ENJOINED FROM TAKING ANY ACTIONS TO INTERFERE WITH THE IMPLEMENTATION OR CONSUMMATION OF THIS PLAN.

NO PERSON OR ENTITY MAY COMMENCE OR PURSUE A CLAIM OR CAUSE OF ACTION OF ANY KIND AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, THE EXCULPATED PARTIES, OR THE RELEASED PARTIES THAT RELATES TO OR IS REASONABLY LIKELY TO RELATE TO ANY ACT OR OMISSION IN CONNECTION WITH, RELATING TO, OR ARISING OUT OF A CLAIM OR CAUSE OF ACTION RELEASED, DISCHARGED, SETTLED, OR THAT IS SUBJECT TO EXCULPATION PURSUANT TO THIS PLAN, WITHOUT THE BANKRUPTCY COURT (I) FIRST DETERMINING, AFTER NOTICE AND A HEARING, THAT SUCH CLAIM OR CAUSE OF ACTION REPRESENTS A COLORABLE CLAIM OF ANY KIND, AND (II) SPECIFICALLY AUTHORIZING SUCH PERSON OR ENTITY TO BRING SUCH CLAIM OR CAUSE OF ACTION AGAINST ANY SUCH DEBTOR, REORGANIZED DEBTOR, EXCULPATED PARTY, OR RELEASED PARTY.

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NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE INJUNCTION DOES NOT ENJOIN ANY PARTY UNDER THIS PLAN, THE CONFIRMATION ORDER, OR UNDER ANY OTHER DEFINITIVE DOCUMENT OR OTHER DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THIS PLAN OR THE CONFIRMATION ORDER, FROM BRINGING AN ACTION TO ENFORCE THE TERMS OF THIS PLAN, THE CONFIRMATION ORDER, THE RESTRUCTURING SUPPORT AGREEMENT, ANY OTHER DEFINITIVE DOCUMENT, OR ANY OTHER DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THIS PLAN OR THE CONFIRMATION ORDER.

THE INJUNCTIONS IN THIS SECTION 9.5 SHALL EXTEND TO ANY SUCCESSORS OF THE DEBTORS, THE REORGANIZED DEBTORS, THE RELEASED PARTIES, AND THE EXCULPATED PARTIES AND THEIR RESPECTIVE PROPERTY AND INTERESTS IN PROPERTY. EACH OF THE DEBTORS, THE REORGANIZED DEBTORS, THE EXCULPATED PARTIES, AND THE RELEASED PARTIES IS EXPRESSLY AUTHORIZED HEREBY TO SEEK THE ENFORCEMENT OF THE INJUNCTIONS IN THIS SECTION 9.5.

Section 9.6      Setoffs and Recoupment.

(a)            Except as otherwise provided herein or in the DIP Orders, the Reorganized Debtors pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable bankruptcy or non-bankruptcy Law, or as may be agreed to by the Holder of an Allowed Claim, may set off or recoup against any Allowed Claim and the distributions to be made pursuant to this Plan on account of such Allowed Claim, any Claims, rights, and Causes of Action of any nature that the Debtors or Reorganized Debtors may hold against the Holder of such Allowed Claim, to the extent such Claims, rights, or Causes of Action have not been otherwise compromised or settled on or prior to the Plan Effective Date (whether pursuant to this Plan, a Final Order or otherwise); provided that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim pursuant to this Plan shall constitute a waiver or release by such Reorganized Debtors of any such Claims, rights, and Causes of Action.

(b)            In no event shall any Holder of Claims be entitled to set off or recoup any Claim against any Claim, right, or Cause of Action of a Debtor or a Reorganized Debtor, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors in accordance with Section 11.11 hereof on or before the Plan Effective Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

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Section 9.7      Release of Liens.

(a)            Except as otherwise provided herein or in any Definitive Document, contract, instrument, release, or other agreement or document created pursuant to this Plan, on the Plan Effective Date and concurrently with the applicable distributions made pursuant to this Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns.

(b)            To the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to this Plan, or any agent for such Holder, has filed or recorded publicly any Liens or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Plan Effective Date, such Holder (or the agent for such Holder) shall take, and is hereby directed to take, any and all steps requested by the Debtors or the Reorganized Debtors that are necessary or desirable to record, evidence, or effectuate the cancellation, release, or extinguishment of such Liens or security interests, including the making of any applicable filings or recordings, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such Holder’s (or the applicable agents for such Holder’s) behalf.

Section 9.8      Protection Against Discriminatory Treatment.

In accordance with section 525 of the Bankruptcy Code, and consistent with paragraph 2 of Article VI of the United States Constitution, no Governmental Unit shall discriminate against any (Reorganized) Debtor or any Entity with which a (Reorganized) Debtor has been or is associated, solely because such (Reorganized) Debtor (i) is or was a debtor under chapter 11, (ii) may have been insolvent before the commencement of the Chapter 11 Cases or during the Chapter 11 Cases prior to the Effective Date, or (iii) has not paid a debt that is dischargeable in the Chapter 11 Cases.

Section 9.9      Securities and Exchange Commission.

Notwithstanding any language to the contrary herein, in the Disclosure Statement, or in the Confirmation Order, no provision shall (a) preclude the United States Securities and Exchange Commission from enforcing its police or regulatory powers or (b) enjoin, limit, impair, or delay it from commencing or continuing any Claims, Causes of Action, proceedings, or investigations against any non-Debtor Entity in any forum.

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Article X.
RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order or the occurrence of the Plan Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and this Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

(a)            Allow, Disallow, determine, liquidate, classify, estimate, or establish the priority, nature, validity, amount, or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance, priority or amount of Claims or Interests;

(b)            Decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Retained Professionals authorized pursuant to the Bankruptcy Code or this Plan;

(c)            Resolve any matters related to: (i) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which any Debtor is party or with respect to which any Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Cure Costs arising therefrom, including Cure Costs pursuant to section 365 of the Bankruptcy Code; (ii) any actual or purported contractual obligation under any Executory Contract or Unexpired Lease that is assumed; and (iii) any dispute regarding whether a contract or lease is or was executory or expired;

(d)            Ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of this Plan;

(e)            Adjudicate, decide, or resolve any motions, adversary proceedings, contested, or litigated matters, and any other matters, and grant or deny any applications involving the Debtors that may be pending on the Plan Effective Date;

(f)            Resolve any matters related to recovering assets of the Debtors and property of the Debtors’ estates, wherever located;

(g)            Adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

(h)            Resolve any and all avoidance or recovery actions under sections 105, 502(d), 542 through 551, or 553 of the Bankruptcy Code;

(i)            Resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the interpretation or enforcement of this Plan or any Entity’s obligations incurred in connection with this Plan;

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(j)            Enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of this Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with this Plan, including the Disclosure Statement, the Confirmation Order, and the Restructuring Support Agreement;

(k)            Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of this Plan;

(l)            Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, or other provisions contained in this Plan and enter such orders as may be necessary or appropriate to implement such releases, injunctions, or other provisions;

(m)            Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Interest for amounts not timely repaid;

(n)            Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

(o)            Determine any other matters that may arise in connection with or relating to this Plan, the Disclosure Statement, the Confirmation Order, the Restructuring Support Agreement, or any contract, instrument, release, indenture, or other agreement or document created in connection with this Plan or the Disclosure Statement;

(p)            Enter an order or final decree concluding or closing the Chapter 11 Cases;

(q)            Adjudicate any and all disputes arising from or relating to distributions under this Plan or the Restructuring Transactions;

(r)            Consider any modifications of this Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

(s)            Hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with this Plan (other than any dispute arising after the Plan Effective Date under, or directly with respect to, the Exit Financing Documents, the New Warrant Documents, the New Organizational Documents, and the Management Incentive Plan, which such disputes shall be adjudicated in accordance with the terms of the Exit Financing Documents, the New Warrant Documents, the New Organizational Documents, and the respective documents evidencing the Management Incentive Plan, respectively);

(t)            Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, or 1146 of the Bankruptcy Code;

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(u)            Hear and determine all disputes involving the existence, nature, or scope of the Debtors’ discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program effectuated hereby;

(v)            Enforce all orders previously entered by the Bankruptcy Court; and

(w)            Hear any other matter not inconsistent with the Bankruptcy Code, this Plan, or the Confirmation Order.

Article XI.
MISCELLANEOUS PROVISIONS

Section 11.1      Immediate Binding Effect.

Notwithstanding Bankruptcy Rules 3020(e), 6003, 6004(h), or 7062 or otherwise, upon the occurrence of the Plan Effective Date (or, to the extent expressly provided herein or in the Confirmation Order, the Confirmation Date), the terms of this Plan and the final versions of the documents contained in the Plan Supplement shall be immediately effective and enforceable and deemed binding upon, and inure to the benefit of, the Debtors, the Reorganized Debtors, any and all Holders of Claims and Interests (irrespective of whether Holders of such Claims or Interests have or are deemed to have accepted this Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in this Plan, each Entity acquiring property under this Plan, any and all non-Debtor parties to Executory Contracts and Unexpired Leases, all other parties in interest in the Chapter 11 Cases, and their respective Related Parties. The Confirmation Order shall operate as a waiver of any stay of enforcement otherwise applicable, including pursuant to Bankruptcy Rules 3020(e) and 7062.

Section 11.2      No Substantive Consolidation.

The Plan is being proposed as a joint plan of reorganization of the Debtors for administrative purposes only and constitutes a separate chapter 11 plan of reorganization for each Debtor. The Plan is not premised upon the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in the Plan.

Section 11.3      Amendments.

(a)            Plan Modifications. Subject to the limitations contained in this Plan, the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules: (a) to amend or modify this Plan prior to the entry of the Confirmation Order, including amendments or modifications to satisfy section 1129(b) of the Bankruptcy Code; and (b) after the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as the case may be, may, upon order of the Bankruptcy Court, amend or modify this Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in this Plan in such manner as may be necessary to carry out the purpose and intent of this Plan; provided that such amendment in (a) or (b) above shall be reasonably acceptable to the Required Consenting First Lien Lenders and subject to the consent rights set forth in the Restructuring Support Agreement and the DIP Facility Documents.

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(b)            Effect of Confirmation on Modifications. Entry of the Confirmation Order shall constitute approval of all modifications or amendments to this Plan since the solicitation thereof pursuant to section 1127(a) of the Bankruptcy Code, and a finding that such amendments or other modifications to the Plan do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019.

(c)            Certain Technical Amendments. Prior to the Plan Effective Date, with the reasonable consent of the Required Consenting First Lien Lenders and subject to the consent rights set forth in the Restructuring Support Agreement and the DIP Facility Documents, the Debtors may make appropriate technical adjustments and modifications to this Plan without further order or approval of the Bankruptcy Court.

Section 11.4      Revocation or Withdrawal of Plan.

Subject to the conditions to the Plan Effective Date, and subject to the terms of the Restructuring Support Agreement, the Debtors reserve the right to revoke or withdraw this Plan prior to the entry of the Confirmation Order and to file subsequent plans of reorganization. If the Debtors revoke or withdraw this Plan, or if entry of the Confirmation Order or the Plan Effective Date does not otherwise occur, then: (a) this Plan shall be null and void in all respects; (b) any settlement or compromise embodied in this Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected by this Plan and any document or agreement executed pursuant hereto shall be deemed null and void; and (c) nothing contained in this Plan shall: (i) constitute a waiver or release of any Causes of Action or any Claims by or against, or any Interests in, the Debtors or any other Entity; (ii) prejudice in any manner the rights of the Debtors or any other Entity; or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity.

Section 11.5      Governing Law.

Except to the extent that the Bankruptcy Code, the Bankruptcy Rules, or other federal Law, rule, or regulation is applicable, or to the extent that an exhibit, supplement, or other document related to this Plan (including, without limitation, the DIP Facility Documents, the Exit Financing Documents, the New Organizational Documents, the New Warrant Documents, and the documents related to any Management Incentive Plan), provides otherwise, this Plan shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the principles of conflict of Laws thereof that would require application of the Law of another jurisdiction.

Section 11.6      Successors and Assigns.

The rights, benefits, and obligations of any Entity named or referred to in this Plan shall be binding on and shall inure to the benefit of any heir, executor, administrator, successor, Affiliate, assign, officer, director, agent, representative, attorney, beneficiary, or guardian, if any, of each such Entity.

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Section 11.7      No Successor Liability.

Except as otherwise expressly provided in this Plan and the Confirmation Order, the Reorganized Debtors (a) are not, and shall not be deemed to assume, agree to perform, pay or otherwise have any responsibilities for any liabilities or obligations of the Debtors or any other Entity relating to or arising out of the operations or the assets of the Debtors on or prior to the Plan Effective Date, (b) are not, and shall not be, successors to the Debtors by reason of any theory of law or equity or responsible for the knowledge or conduct of the Debtors prior to the Plan Effective Date and (c) shall not have any successor or transferee liability of any kind or character.

Section 11.8      Severability.

Subject to the terms of the Restructuring Support Agreement, if, prior to the entry of the Confirmation Order, any term or provision of this Plan is determined by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to render it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as so altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remaining terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

Section 11.9      Filing of Additional Documents.

On or before the Plan Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan, subject to the terms of this Plan and the Restructuring Support Agreement. The Debtors or Reorganized Debtors, as applicable, and all Holders of Claims or Interests receiving distributions pursuant to this Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan or the Confirmation Order.

Section 11.10      Reservation of Rights.

This Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order. None of the filing of this Plan, any statement or provision contained in this Plan, or the taking of any action by the Debtors with respect to this Plan or the Disclosure Statement, shall be or shall be deemed to be an admission or waiver of any rights of the Debtors with respect to the Holders of Claims or Interests or any other matter prior to the Plan Effective Date.

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Section 11.11      Service of Documents.

Any pleading, notice, or other document required by this Plan to be served on or delivered to the Debtors or Reorganized Debtors shall be served on:

Inotiv, Inc.

2701 Kent Avenue,

West Lafayette, IN 47906

Attn: President

Email: bleasure@inotivco.com

with copies to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036

Attn:                Cristine Pirro Schwarzman

Daniel I. Forman

Email:              cristine.schwarzman@ropesgray.com

daniel.forman@ropesgray.com

Proposed Co-Counsel to the Debtors

and

Hunton Andrews Kurth LLP

600 Travis Street, Suite 4200

Houston, Texas 77002

Attn:                Timothy A. (“Tad”) Davidson II

Philip M. Guffy

Kaleb Bailey

E-mail:            taddavidson@hunton.com

philipguffy@hunton.com

kbailey@hunton.com

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Proposed Co-Counsel to the Debtors

and

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017-3918

Attn:                 Damian Schaible

Jonah A. Peppiatt

Amber Leary

Moshe Melcer

Email:             damian.schaible@davispolk.com

jonah.peppiatt@davispolk.com

amber.leary@davispolk.com

moshe.melcer@davispolk.com

Co-Counsel to the First Lien Ad Hoc Group

and

Haynes and Boone, LLP

1221 McKinney Street, Suite 4000

Houston, TX 77010-2008

Attn:                Charles A. Beckham Jr.

Kelli Stephenson Norfleet

Arsalan Muhammad

David Trausch

Email:             charles.beckham@haynesboone.com

kelli.norfleet@haynesboone.com

arsalan.muhammad@haynesboone.com

david.trausch@haynesboone.com

Co-Counsel to the First Lien Ad Hoc Group

and

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attn:               Jacob A. Adlerstein

Timothy Cruickshank

Lucian Wang

Email:              jadlerstein@paulweiss.com

tcruikshank@paulweiss.com

lwang@paulweiss.com

73

Co-Counsel to the Ad Hoc Noteholder Group

and

Cole Schotz P.C.

1325 Avenue of the Americas

New York, NY 10019

Attn:               Daniel F. X. Geoghan

Email:              dgeoghan@coleschotz.com

Co-Counsel to the Ad Hoc Noteholder Group

and

Office of the United States Trustee

Southern District of Texas

515 Rusk Street, Suite 3516

Houston, TX 77002

Attn:               Christopher Ross Travis

                        Jayson B. Ruff

Email:             c.ross.travis@usdoj.gov

                        jayson.b.ruff@usdoj.gov

After the Effective Date, the Reorganized Debtors are authorized (but not directed) to send a notice to Entities informing them that in order to continue to receive documents pursuant to Bankruptcy Rule 2002, they must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have filed such renewed requests.

Section 11.12      Section 1125(e) of the Bankruptcy Code.

As of the Confirmation Date, (a) the Debtors and their Related Parties shall be deemed to have solicited acceptances of this Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including section 1125(e) of the Bankruptcy Code, and any applicable non-bankruptcy Law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation and (b) the Debtors and the Consenting First Lien Lenders, the Prepetition Agent, the Consenting PIK Noteholders, the Consenting Unsecured Convertible Noteholders, the Trustees, and each of their respective Related Parties shall be deemed to have participated in good faith, and in compliance with the applicable provisions of the Bankruptcy Code, in the offer and issuance of any securities under this Plan, and, therefore, are not, and on account of such offer, issuance and solicitation shall not be, liable at any time for any violation of any applicable Law, rule or regulation governing the solicitation of acceptances or rejections of this Plan or the offer and issuance of any securities under this Plan.

Section 11.13      Tax Reporting and Compliance.

The Reorganized Debtors shall be authorized to request an expedited determination under section 505(b) of the Bankruptcy Code for all tax returns filed for, or on behalf of, the Debtors for any and all taxable periods ending after the Petition Date through, and including, the Plan Effective Date.

Section 11.14      Exhibits, Schedules, and Supplements.

All exhibits, schedules, and supplements to this Plan are incorporated into and are a part of this Plan as if fully set forth herein.

Section 11.15      Entire Agreement.

Except as otherwise indicated, and without limiting the effectiveness or the Restructuring Support Agreement, on the Plan Effective Date, this Plan shall supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into this Plan.

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Section 11.16      Allocation of Payments.

To the extent that any Allowed Claim entitled to distribution hereunder is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for all U.S. federal income tax purposes, be allocated to the principal amount of such Claim first, and then, to the extent that the consideration exceeds such principal amount, to the portion of such Claim representing accrued but unpaid interest (but solely to the extent that interest is an allowable portion of such Allowed Claim).

Section 11.17      Conflicts.

In the event of a conflict or inconsistency between this Plan and the Disclosure Statement, the terms of this Plan shall control in all respects. In the event of a conflict between this Plan and a Final Order of the Bankruptcy Court (other than the Confirmation Order), the Plan shall control. In the event of a conflict between this Plan (without reference to the Plan Supplement) and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document or in the Confirmation Order). In the event of a conflict between this Plan (including the Plan Supplement) and any other executed Definitive Document, the terms of the relevant executed Definitive Document shall control (unless stated in the Confirmation Order). The provisions of this Plan and of the Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided that if there is determined to be any inconsistency between any Plan provision and any provision of the Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of the Confirmation Order shall govern and any such provision of the Confirmation Order shall be deemed a modification of this Plan and shall control and take precedence.

Section 11.18      Closing of Chapter 11 Cases; Case Caption.

(a)            As of the Plan Effective Date, all of the Chapter 11 Cases, other than the Chapter 11 Case of [·] (the “Remaining Case”), shall be closed (and the Confirmation Order shall serve as the final decree for such cases) without the need for further motion, notice, or order. After the Retained Professionals’ final fee applications have been filed, heard (if applicable), and resolved, the Reorganized Debtor in the Remaining Case may submit an order to the Bankruptcy Court under certification of counsel closing the Remaining Case; provided, that matters concerning Claims may be heard and adjudicated in any (Reorganized) Debtor’s Chapter 11 Case that remains open regardless of whether the applicable Claim is against a (Reorganized) Debtor in a Chapter 11 Case that is closed.

(b)            Notwithstanding any prior order entered in the Chapter 11 Cases to the contrary (e.g., any joint administration order), on or after the Confirmation Date, the (Reorganized) Debtors are authorized, without further order of the Bankruptcy Court, to revise the consolidated case caption of the Chapter 11 Cases, thereby reflecting changes to any of the (Reorganized) Debtors’ legal names, by filing a notice of such change with the Bankruptcy Court. Upon the filing of such notice of caption change, the (Reorganized) Debtors and all other parties are directed to use such updated case caption in all further pleadings and other papers filed in the Chapter 11 Cases and any adversary proceeding commenced thereunder.

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Section 11.19      Term of Injunctions or Stays.

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Plan Effective Date or the date indicated in any order providing for such injunction or stay. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

Respectfully submitted,

Inotiv, Inc.
(on behalf of itself and its affiliated Debtors)

By:	/s/
Name: Beth A. Taylor
Title: Chief Financial Officer

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Annex 2

DIP Credit Agreement

SUPERPRIORITY SECURED DEBTOR-IN-POSSESSION

CREDIT AGREEMENT

dated as of [ ], 2026,

among

INOTIV, INC.,
as the Borrower,

THE OTHER GUARANTORS PARTY HERETO,
as Guarantors,

THE LENDERS PARTY HERETO,

and

ACQUIOM AGENCY SERVICES LLC,

as Administrative Agent and Collateral Agent

- i -

- ii -

- iii -

- iv -

ANNEXES

Annex I	Lenders and Commitments

SCHEDULES

Schedule 1.01(a)	Pledgors
Schedule 1.01(c)	Subsidiary Guarantors
Schedule 2.10(f)	[Reserved]
Schedule 3.05(b)	Real Property
Schedule 3.05(h)	Leases or Subleases of Owned Real Property
Schedule 3.07(a)	Equity Interests and Subsidiaries
Schedule 3.07(c)	Corporate Organizational Chart
Schedule 3.19(d)	UCC Filing Jurisdictions
Schedule 5.18	Post-Closing Obligations
Schedule 6.01(b)	Existing Indebtedness
Schedule 6.02(c)	Existing Liens
Schedule 6.04(a)	Existing Investments
Schedule 6.08(g)	Transactions with Affiliates
Schedule 6.14	No Further Negative Pledge

EXHIBITS

Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Interest Election Request
Exhibit E-1	[Reserved]
Exhibit E-2	[Reserved]
Exhibit E-3	[Reserved]
Exhibit F-1	Form of Perfection Certificate
Exhibit F-2	Form of Perfection Certificate Supplement
Exhibit G-1	Form of U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit G-2	Form of U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Tax Purposes)
Exhibit G-3	Form of U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Tax Purposes)
Exhibit G-4	Form of U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Tax Purposes)
Exhibit H	[Reserved]
Exhibit I	Form of Notice of Prepayment
Exhibit J	Chapter 11 Plan
Exhibit K	Interim Order

- v -

SUPERPRIORITY SECURED DEBTOR-IN-POSSESSION CREDIT AGREEMENT

This SUPERPRIORITY SECURED DEBTOR-IN-POSSESSION CREDIT AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of June [●], 2026, among INOTIV, INC., an Indiana corporation (the “Borrower”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I), the Lenders from time to time party hereto and Acquiom Agency Services LLC, as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”).

WITNESSETH:

WHEREAS, on June 3, 2026 (the “Petition Date”), the Borrower and certain Subsidiaries of the Borrower (collectively, and together with any other Affiliates that become debtors-in-possession in the Cases, the “Debtors”) filed voluntary petitions with the Bankruptcy Court initiating their respective cases that are pending under Chapter 11 of the Bankruptcy Code (each case of the Borrower and such Subsidiaries, a “Case” and, collectively, the “Cases”) and have continued in the possession of their assets and in the management of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS, the Borrower has requested that the Lenders extend credit in the form of new money term loans in an aggregate principal amount of up to $25 million and loans in an aggregate principal amount of $40,467,107.61 resulting from the roll-up of term loans under the Prepetition Credit Agreement (as defined below);

WHEREAS, the Lenders are willing to extend (or be deemed to extend) such credit to the Borrower on the terms and subject to the conditions set forth herein;

WHEREAS, the Loan Parties will derive substantial direct and indirect benefit from the making of extensions of credit under this Agreement;

WHEREAS, priority of the Indebtedness with respect to the Collateral granted to secure the Loan Document Obligations shall be as set forth in the Interim Order and the Final Order, in each case upon entry thereof by the Bankruptcy Court, and in the Security Documents; and

WHEREAS, all of the claims and the Liens granted under the Orders and the Loan Documents to the Administrative Agent and the Lenders in respect of the Loan Document Obligations shall be subject to the Carve Out.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the other Loan Documents, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Article I
DEFINITIONS

Section 1.01           Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“2024 Settlement” means, collectively, (i) that certain resolution agreement, to be entered into on or about June 3, 2024 (the “Settlement Date”), between the United States Attorney’s Office for the Western District of Virginia, the Environmental Crimes Section of the United States Department of Justice, Environment and Natural Resources Division and the Borrower, and (ii) that certain plea agreement, to be entered into on or about the Settlement Date, between the United States Attorney’s Office for the Western District of Virginia, the Environmental Crimes Section of the United States Department of Justice, Environment and Natural Resources Division, Envigo RMS, LLC and Envigo Global Services, Inc.

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“Acceptable Confirmation Order” shall mean an order of the Bankruptcy Court confirming an Acceptable Plan, in form and substance reasonably satisfactory to the Required Lenders (as the same may be amended, supplemented, or modified from time to time after entry thereof with the consent of the Required Lenders).

“Acceptable Disclosure Statement” shall mean the disclosure statement relating to an Acceptable Plan in form and substance reasonably acceptable to the Required Lenders in their sole discretion.

“Acceptable Plan” shall mean a Chapter 11 Plan for each of the Cases, which Chapter 11 Plan is in all material respects consistent with the Restructuring Support Agreement and otherwise in a form and substance satisfactory to the Required Lenders in their sole discretion (as the same may be amended, supplemented, or modified from time to time after filing thereof with the consent of the Required Lenders). The Chapter 11 Plan attached hereto as Exhibit J shall be deemed an Acceptable Plan (as the same may be amended, supplemented, or modified from time to time after filing thereof with the consent of the Required Lenders).

“ABR”, when used in reference to any Loan or Borrowing, is used when such Loan comprising such Borrowing is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any ABR Term Loan.

“ABR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“ABR Term SOFR Determination Day” shall have the meaning specified in the definition of “Term SOFR”.

“Actual Non-Operating Disbursements” shall mean the amount of actual disbursements of the Borrower and its Domestic Subsidiaries on a weekly basis and a cumulative basis for such Variance Testing Period of all such disbursements for all such line items which comprise “Non-Operating Disbursements” (each as set forth in the Budget).

“Actual Non-Recurring Costs” shall mean the amount of actual disbursements of the Borrower and its Domestic Subsidiaries, on a line-item basis, on a weekly basis and a cumulative basis for such Variance Testing Period of all such disbursements for all such line items which comprise “Non-Recurring Costs” (each as set forth in the Budget).

“Actual Operating Disbursements” shall mean the amount of actual operating disbursements made by the Borrower and its Domestic Subsidiaries, including transfers of cash to Foreign Subsidiaries on a weekly basis and a cumulative basis for such Variance Testing Period of all such disbursements for all such line items which comprise “Operating Disbursements” (each as set forth in the Budget).

2

“Actual Operating Receipts” shall mean the amount of actual receipts of the Borrower and its Domestic Subsidiaries, excluding any borrowings under this Agreement on a weekly basis and a cumulative basis for such Variance Testing Period of all such receipts for all such line items which comprise “Operating Receipts” (each as set forth in the Budget).

“Adjusted Term SOFR” shall mean, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that, notwithstanding the foregoing, for all purposes under the Loan Documents, in no event shall Adjusted Term SOFR be less than the Floor.

“Administrative Agent” shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as the successor administrative agent pursuant to Article X.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(c).

“Administrative Questionnaire” shall mean an administrative questionnaire in the form supplied from time to time by the Administrative Agent.

“Advisors” shall mean legal counsel (including foreign and local counsel, but excluding in-house counsel), auditors, engineers, accountants, consultants, appraisers or other advisors.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that, (i) for purposes of Section 6.08, the term “Affiliate” shall also include (a) any person that directly or indirectly owns more than 10% of any class of Equity Interests of the person specified and (b) any person that is an executive officer or director of the person specified and (ii) Jefferies LLC and its Affiliates shall be deemed to be Affiliates of Jefferies Finance LLC and its Affiliates.

“Agent Fee Letter” shall mean that certain Agent Fee Letter, dated as of the date hereof, by and between the Borrower and the Administrative Agent.

“Agents” shall mean the Administrative Agent and the Collateral Agent; and “Agent” shall mean any of them, as the context may require.

“Agreement” shall have the meaning assigned to such term in the preamble hereto.

“Alternate Base Rate” shall mean, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus 1/2 of 1%, (b) the Prime Rate in effect for such day and (c) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%; provided that, notwithstanding the foregoing, in no event shall the Alternate Base Rate be less than 2.00% per annum. Any change in the Alternate Base Rate due to a change in the Federal Funds Effective Rate, the Prime Rate or Adjusted Term SOFR shall take effect at the opening of business on the day of such change.

“Animal Welfare Laws” shall mean any applicable U.S. domestic state and federal civil and criminal laws relating to animal welfare or animal importation, including, without limitation, the Animal Welfare Act, codified in Title 7, United States Code, §§ 2131-2159, the Lacey Act, codified in Title 16, United States Code, §§ 3372-3374, and the anti-smuggling laws, codified in Title 18, United States Code, § 545.

3

“Anti-Corruption Laws” shall have the meaning assigned to such term in Section 3.22(a).

“Anti-Terrorism Laws” shall have the meaning assigned to such term in Section 3.21(a).

“Applicable Margin” shall mean (x) for Term SOFR Loans, 11.50%, and (y) for ABR Loans, 10.50%.

“Approved Electronic Communications” shall mean any notice, demand, communication, information, document or other material that any Loan Party provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Agents or the Lenders by means of electronic communications pursuant to Section 11.01(b).

“Approved Fund” shall mean any person (other than a natural person) that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” shall mean (a) any Disposition of any Property by any Company (excluding sales and dispositions permitted by Section 6.06 (other than Section 6.06(b)) and (b) any sale or other Disposition of any Equity Interests in a Subsidiary of the Borrower to any person other than a Loan Party.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender, as assignor, and an assignee (with the consent of any party whose consent is required pursuant to Section 11.04), and acknowledged and accepted by the Administrative Agent, substantially in the form of Exhibit A, or such other form as shall be approved by the Administrative Agent from time to time.

“Automatic Stay” means the automatic stay imposed under Section 362 of the Bankruptcy Code.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” shall mean Title 11 of the United States Code.

“Bankruptcy Court” shall mean the United States Bankruptcy Court for the Southern District of Texas or any other court having jurisdiction over the Cases from time to time.

“Bankruptcy Law” shall mean each of (i) the Bankruptcy Code, (ii) any domestic or foreign law relating to liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, administration, insolvency, reorganization, debt adjustment, receivership or similar debtor relief from time to time in effect and affecting the rights of creditors generally (including without limitation any plan of arrangement provisions of applicable corporation statutes), and (iii) any order made by a court of competent jurisdiction in respect of any of the foregoing.

4

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R § 1010.230

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Board of Directors” shall mean, with respect to any person, (a) in the case of any corporation, the board of directors of such person, (b) in the case of any limited liability company, the board of managers or board of directors, as applicable, of such person, or if such limited liability company does not have a board of managers or board of directors, the functional equivalent of the foregoing, (c) in the case of any partnership, the board of directors or board of managers, as applicable, of the general partner of such person and (d) in any other case, the functional equivalent of the foregoing.

“Borrower” shall have the meaning assigned to such term in the preamble hereto.

“Borrowing” shall mean Loans of the same Class and Type, made (or deemed made), converted or continued on the same date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit B, or such other form as shall be reasonably approved by the Administrative Agent from time to time.

“Bridge Facility Delayed Draw Term Loans” shall mean the Bridge Facility Delayed Draw Term Loans as defined in, and outstanding under, the Prepetition Credit Agreement prior to the Petition Date.

“Budget” shall mean a cash flow projection of the Borrower and its Domestic Subsidiaries, which includes line-item projections of cash, operating receipts, operating disbursements, non-operating disbursements and non-recurring costs, that is in form and substance acceptable to the Required Lenders, it being agreed that the cash flow projections delivered immediately prior to the Closing Date are in form and substance acceptable to the Required Lenders.

“Budget Variance Report” shall mean a report (a) showing, on a line item by line item and cumulative basis, the variances to the Budget of Actual Operating Receipts, Actual Operating Disbursements, Actual Non-Operating Disbursements and Actual Non-Recurring Costs, noting therein (i) management commentary on the variances, on a line item by line item basis and a cumulative basis, for such preceding (x) one (1) week period and (y) cumulative period beginning with the first week of the Budget (such cumulative period constituting the “Variance Testing Period”) (b) certified by a Responsible Officer of the Borrower and (c) in form and substance, and which shall contain supporting information, either (x) reasonably consistent with the form provided to the Required Lenders prior to the Closing Date or (y) satisfactory to the Required Lenders in their sole discretion.

“Budget Variances” shall have the meaning assigned to such term in Section 6.20.

“Budgeted Non-Operating Disbursements” shall mean, in respect of any Variance Testing Period, on a cumulative basis, the amounts that corresponds to the total under the heading “Non-Operating Disbursements” in the Budget.

5

“Budgeted Non-Recurring Costs” shall mean, in respect of any Variance Testing Period, on a line-item basis, the amounts that corresponds to the applicable line item under the heading “Non-Recurring Costs” in the Budget; provided that the line items in the Budget with the title “Professional Fees – Lender (4)”, “RCF Deferred Fee & Accrued Interest”, and “Bridge Facility Cash Interest” under the heading “Non-Recurring Costs” will not be tested.

“Budgeted Operating Disbursements” shall mean, in respect of any Variance Testing Period, the amount that corresponds to the total under the heading “Operating Disbursements” in the Budget.

“Budgeted Operating Receipts” shall mean, in respect of any Variance Testing Period, the amount that corresponds to the total under the heading “Operating Receipts” in the Budget.

“Business Day” shall mean any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

“Capital Expenditures” shall mean, without duplication, for any period (a) any expenditure or commitment to expend money made during such period for any purchase or other acquisition of any asset including capitalized leasehold improvements, which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by such persons during such period with respect to real or personal Property acquired during such period, or Synthetic Lease Obligations incurred by such persons during such period, but in each case, excluding (i) [reserved], (ii) [reserved], (iii) expenditures to the extent reimbursed within such period or paid for by a person who is not a Company (or any Affiliates thereof) in the ordinary course of business (including tenant improvements paid or reimbursed by landlords), (iv) the purchase price of equipment or other fixed assets that are purchased in the ordinary course of business substantially contemporaneously with the trade-in of existing assets in the ordinary course of business to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such assets for the assets being traded-in at such time, (v) [reserved], (vi) [reserved], (vii) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced, substituted, restored or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

“Capital Lease Obligations” shall mean, as to any Person, the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal Property, or a combination thereof, which obligations are required to be classified and accounted for as financing leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that, notwithstanding the foregoing, in no event will any lease that would have been categorized as an operating lease as determined in accordance with GAAP as of September 30, 2020 be considered a capitalized lease.

“Capital Requirements” shall mean, as to any person, any matter, directly or indirectly, (a) regarding capital adequacy, capital ratios, capital requirements, the calculation of such person’s capital or similar matters, or (b) affecting the amount of capital required to be obtained or maintained by such person or any person controlling such person (including any direct or indirect holding company), or the manner in which such person or any person controlling such person (including any direct or indirect holding company), allocates capital to any of its contingent liabilities (including letters of credit), advances, acceptances, commitments, assets or liabilities.

“Carve-Out” shall have the meaning set forth in the Interim Order or the Final Order, as applicable.

6

“Case” or “Cases” shall have the meaning assigned to such term in the Recitals herein.

“Case Milestones” shall have the meaning assigned to such term in Section 5.21.

“Cash Equivalents” shall mean, as to any person, (a) marketable securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such person, (b) time deposits and certificates of deposit of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500,000,000 and a rating of “A” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) with maturities of not more than one year from the date of acquisition by such person, (c) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any person meeting the qualifications specified in clause (b) above, (d) commercial paper issued by any person incorporated in the United States having one of the two highest ratings obtainable from S&P or Moody’s, in each case maturing not more than one year after the date of acquisition by such person, (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above and (f) demand deposit accounts maintained in the ordinary course of business with any bank meeting the qualifications specified in clause (b) above.

“Cash Flow Forecast” shall have the meaning assigned to such term in Section 5.01(i).

“Casualty Event” shall mean any involuntary loss of title or any involuntary loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any Property of any Company. “Casualty Event” shall include any taking of all or any part of any Real Property of any person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any Legal Requirement, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any person or any part thereof by any Governmental Authority, or any settlement in lieu thereof.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq.

“CFC” shall mean a Foreign Subsidiary that is a controlled foreign corporation under Section 957 of the Code.

“Change in Control” shall mean (a) an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or group or its respective subsidiaries, and any person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock of the Borrower representing more than 35% of the voting power of the total outstanding Voting Stock of the Borrower or (b) the occurrence of any “change of control” (or similar event, howsoever denominated) under any other Indebtedness with an aggregate principal amount equal to, or in excess of $2,000,000.

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“Change in Law” shall mean (a) the adoption of, or taking effect of, any law, treaty, order, rule or regulation after the Closing Date, (b) any change in any law, treaty, order, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” shall have the meaning assigned to such term in Section 11.13.

“Claims” shall have the meaning assigned to such term in Section 11.03(b).

“Closing Date” shall mean the date of the initial Credit Extensions hereunder.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean all of the “Collateral” referred to in the Security Documents (including the Orders) and all of the other assets and property that is or is intended to be subject to liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Account” shall mean a collateral account or sub-account established and maintained from time to time by the Collateral Agent for the benefit of the Secured Parties, in accordance with the provisions of Section 9.01.

“Collateral Agent” shall have the meaning assigned to such term in the preamble hereto.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” shall have the meaning assigned to such term in Section 11.01(d).

“Companies” shall mean the Borrower and the Subsidiaries; and “Company” shall mean any one of them.

“Company Parties” shall have the meaning assigned to such term in the Restructuring Support Agreement.

“Compliance Certificate” shall mean a certificate of a Financial Officer of the Borrower substantially in the form of Exhibit C.

“Contingent Obligation” shall mean, as to any person, any obligation, agreement, understanding or arrangement of such person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation, agreement, understanding or arrangement of such person, whether or not contingent: (a) to purchase any such primary obligation or any Property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase or lease Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers’ acceptances, letters of credit and similar credit arrangements, until a reimbursement obligation arises (which reimbursement obligation shall constitute Indebtedness); or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss (in whole or in part) in respect thereof; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties or other contingent obligations (other than with respect to borrowed money or capital leases) incurred in the ordinary course of business, including indemnities. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

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“Contribution Share” shall have the meaning assigned to such term in Section 7.10(a).

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Covered Party” shall have the meaning assigned to such term in Section 11.20.

“Credit Extension” shall mean the making of a Loan by a Lender.

“Debt Issuance” shall mean the incurrence by any Company of any Indebtedness after the Closing Date (other than as permitted by Section 6.01).

“Debtor” or “Debtors” shall have the meaning assigned to such term in the Recitals herein.

“Debtor Relief Laws” shall mean the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.

“Default Excess” shall have the meaning assigned to such term in Section 2.16(c).

“Default Period” shall have the meaning assigned to such term in Section 2.16(c).

“Default Rate” shall have the meaning assigned to such term in Section 2.06(c).

“Defaulted Loan” shall have the meaning assigned to such term in the definition of Defaulting Lender.

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“Defaulting Lender” shall mean any Lender that has (a) failed to fund its portion of any Borrowing on the date on which it shall have been required to fund the same (such Loan being a “Defaulted Loan”), unless the subject of a good faith dispute between the Borrower and such Lender related hereto, (b) notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under agreements in which it commits to extend credit generally, unless such notification or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such notification or public statement) cannot be satisfied, (c) failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans (unless the subject of a good faith dispute between the Borrower and such Lender); provided that any such Lender shall cease to be a Defaulting Lender under this clause (c) upon receipt of such confirmation by the Administrative Agent or the Borrower, (d) otherwise failed to pay over to the Borrower, the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due (unless such amount is subject to a good faith dispute), (e)(i) been adjudicated as, (or whose direct or indirect parent company has been adjudicated as), or determined by any Governmental Authority having regulatory authority over such person (or such person’s direct or indirect parent company) or its Properties or assets to be, insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, unless, in the case of any Lender referred to in this clause (e), the Borrower and the Administrative Agent shall be satisfied that such Lender intends, and has all approvals required to enable it, to continue to perform its obligations as a Lender hereunder. For the avoidance of doubt, a Lender shall not be deemed to be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in such Lender or its parent by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender or (f) become, or has a direct or indirect parent company that has become, the subject of a Bail-in Action; provided that, as of any date of determination, the determination of whether any Lender is a Defaulting Lender hereunder shall not take into account, and shall not otherwise impair, any amounts funded by such Lender which have been assigned by such Lender to an SPC pursuant to Section 11.04(i). Any determination by the Administrative Agent and the Borrower that a Lender is a Defaulting Lender under any one or more of clauses (a) through (f) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and each Lender.

“DIP Lien” has the meaning ascribed to such term in the Interim Order or, upon entry of the Final Order, in the Final Order, as applicable.

“Discharge of the Guaranteed Obligations” shall mean and shall have occurred when (i) all Guaranteed Obligations shall have been paid in full in cash and all other obligations under the Loan Documents shall have been performed (other than (a) those expressly stated to survive termination and (b) contingent obligations as to which no claim has been asserted) and (ii) all Commitments shall have terminated or expired.

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“Disposition” shall mean, with respect to any Property, any conveyance, sale, lease, sublease, assignment, transfer or other disposition (including by way of Sale and Leaseback Transaction) of such Property, and the terms “Dispose”, “Disposed” and “Disposing” shall have meanings correlative thereto.

“Disqualified Institution” shall mean any Person (or its subsidiaries and affiliates) who is an operating competitor of the Borrower or its subsidiaries and that is separately identified by the Borrower to the Administrative Agent by name in writing prior to the Closing Date (which list of operating competitors may be supplemented by the Borrower after the Closing Date by means of a written notice to the Administrative Agent; provided that (i) such supplementation shall not apply retroactively to disqualify any persons that have previously acquired an assignment or participation in the Loans or commitments hereunder and (ii) such list and any supplement thereto may be posted by the Administrative Agent for the Lenders.

“Disqualified Stock” shall mean any equity interest that, by its terms (or by the terms of any security or instrument into which it is convertible or for which it is exchangeable or exercisable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for shares of equity that are not Disqualified Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable (other than for shares of equity that are not Disqualified Stock) at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment (other than in shares of equity that are not Disqualified Stock) constituting a return of capital, in each case, on a date that is prior to 91 days after the maturity of the Prepetition Credit Agreement, or (b) is convertible into or exchangeable or exercisable for (i) debt securities or other indebtedness or (ii) any equity interest referred to in clause (a) above or (c) contains any repurchase or payment obligation (other than payments or dividends solely in shares of equity that are not Disqualified Stock).

“Dividend” shall mean, with respect to any person, that such person has declared or paid a dividend or returned any equity capital to the holders of its Equity Interests or authorized or made any other distribution, payment or delivery of Property (other than common equity of such person) or cash to the holders of its Equity Interests as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any of its Equity Interests outstanding (or any options or warrants issued by such person with respect to its Equity Interests), or set aside or otherwise reserved, directly or indirectly, any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any of the outstanding Equity Interests of such person (or any options or warrants issued by such person with respect to its Equity Interests). Without limiting the foregoing, “Dividends” with respect to any person shall also include all payments made or required to be made by such person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of or otherwise reserving any funds for the foregoing purposes.

“Dollars” or “$” shall mean lawful money of the United States.

“Domestic Subsidiary” shall mean any Subsidiary organized under the laws of any jurisdiction within the United States.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

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“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Employee Benefit Plan” shall mean any Pension Plan and any other “employee benefit plan” as defined in Section 3(3) of ERISA (other than a Multiemployer Plan and other than a Foreign Plan) which is or was maintained, contributed to or required to be contributed to by any Company.

“Environment” shall mean any surface or subsurface physical medium or natural resource, including air, land, soil, surface waters, ground waters, sediments (including stream and river sediments), biota and any indoor surface area, surface or physical medium, and any ecological systems and living organisms supported by these media.

“Environmental Claim” shall mean any claim, notice, demand, Order, action, suit, investigation, proceeding, or other communication or legal proceeding alleging or asserting liability or obligations under Environmental Law, including liability or obligation for investigation, enforcement proceedings, governmental response, assessment, remediation, removal, cleanup, Response, corrective action, monitoring, post-remedial or post-closure studies, investigations, operations and maintenance, injury, damage, destruction or loss to natural resources, personal injury, medical monitoring, wrongful death, property damage, fines, penalties or other costs resulting from, related to or arising out of (a) the presence, Release or threatened Release of Hazardous Materials in, on, into, through or from the Environment at any location or (b) any violation of or non-compliance with Environmental Law, and shall include any claim, notice, demand, Order, action, suit or proceeding seeking damages (including the costs of remediation), contribution, indemnification, cost recovery, penalties, fines, indemnities, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Material or alleged injury or threat of injury to human health and safety (as it relates to exposure to Hazardous Materials) or the Environment.

“Environmental Law” shall mean any and all applicable Legal Requirements relating to or imposing liability or standards of conduct concerning human health and safety (as it relates to exposure to Hazardous Materials) or pollution, preservation, or protection of the Environment, the Release, threatened Release, or the generation, manufacture, use, labeling, treatment, storage, handling, or transportation of Hazardous Material, natural resources or natural resource damages, or occupational safety or health (as it relates to exposure to Hazardous Materials).

“Environmental Permit” shall mean any permit, license, approval, consent, notifications, exemptions, registration or other authorization required by or from a Governmental Authority under any Environmental Law.

“Equity Interest” shall mean, with respect to any person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited), or if such person is a limited liability company, membership interests, and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of Property of, such partnership, whether outstanding on the Closing Date or issued on or after the Closing Date.

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“Equity Issuance” shall mean, without duplication, (a) any issuance or sale by the Borrower of any Equity Interests in the Borrower (including any Equity Interests issued upon exercise of any warrant or option or equity-based derivative) or any warrants or options or equity-based derivatives to purchase Equity Interests of the Borrower or (b) any contribution to the capital of the Borrower.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder by any Governmental Authority, as from time to time in effect.

“ERISA Affiliate” shall mean, with respect to any person, any trade or business (whether or not incorporated) that, together with such person, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001 of ERISA, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (i) a “reportable event” within the meaning of Section 4043(c) of ERISA (other than any such event with respect to which the notice requirement has been waived) with respect to any Pension Plan; (ii) the failure of any Company or any ERISA Affiliate to meet the minimum funding standard of Section 412 or 430 of the Code or Section 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure of any Company or any ERISA Affiliate to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure of any Company or any ERISA Affiliate to make any required contribution to a Multiemployer Plan, or the filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code with respect to any Pension Plan; (iii) a determination that any Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (iv) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such Pension Plan in a distress termination described in Section 4041(c) of ERISA, the termination of any Pension Plan under Section 4041(c) of ERISA or the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such Pension Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA; (v) a determination that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA; (vi) the withdrawal by any Company or any ERISA Affiliate from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability of any Company or any ERISA Affiliate pursuant to Section 4063 or 4064 of ERISA; (vii) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (viii) the imposition of liability on any Company or any ERISA Affiliate pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (ix) the complete or partial withdrawal of any Company or any ERISA Affiliate from any Multiemployer Plan (within the meaning of Sections 4203 and 4205 of ERISA) if there is any potential liability therefor, or the receipt by any Company or any ERISA Affiliate of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (x) the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; (xi) the imposition of a Lien pursuant to Section 430(k) of the Code or pursuant to ERISA or a violation of Section 436 of the Code with respect to any Pension Plan; or (xii) a Foreign Plan Event.

“Erroneous Payment” shall have the meaning assigned to it in Section 10.14(a).

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“Erroneous Payment Deficiency Assignment” shall have the meaning assigned to it in Section 10.14(d).

“Erroneous Payment Impacted Class” shall have the meaning assigned to it in Section 10.14(d).

“Erroneous Payment Return Deficiency” shall have the meaning assigned to it in Section 10.14(d).

“Erroneous Payment Subrogation Rights” shall have the meaning assigned to it in Section 10.14(d).

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning assigned to such term in Section 8.01.

“Excess Amount” shall have the meaning assigned to such term in Section 4.03(e).

“Excess Payment” shall have the meaning assigned to such term in Section 7.10(a).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Assets” shall have the meaning assigned to such term in the Security Agreement.

“Excluded Subsidiary” shall mean (i) any Subsidiary that is prohibited by applicable law at the time such Subsidiary becomes a Subsidiary from becoming a Guarantor, (ii) (A) any Subsidiary that is a CFC, and any and all direct or indirect subsidiaries of such excluded CFC or CFC Holding Company (as defined below) and (B) any Subsidiary that has no material assets other than equity (or equity and indebtedness) of excluded CFCs described in the foregoing clause (ii)(A) (a “CFC Holding Company”) and/or excluded CFC Holding Companies, in each case, to the extent making such subsidiary a Guarantor would result in material adverse tax consequences to the Borrower (as mutually determined by the Required Lenders and the Borrower), (iii) [reserved] and (iv) [reserved].

“Excluded Swap Obligation” shall mean any obligation of any Guarantor to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act (a “Swap”), if, and to the extent that, all or a portion of the guarantee by such Guarantor of, or the grant by such Guarantor or the Borrower of a security interest to secure, such Swap (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder.

“Excluded Taxes” shall mean, with respect to the Administrative Agent or any Lender, as applicable (each, a “Recipient”), of any payment to be made by or on account of any obligation of any Loan Party hereunder, or under any Loan Document, (a) Taxes imposed on (or measured by) its net income (however denominated), franchise Taxes, and branch profits Taxes, in each case (i) imposed by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b)  in the case of a Lender (other than an assignee pursuant to a request by Borrower under Section 2.16), any U.S. federal withholding Tax that (i) is imposed on amounts payable to such Recipient at the time such Recipient becomes a party to this Agreement (or designates a new lending office) or (ii) is attributable to such Lender’s failure to comply with Section 2.15(e), in each case except to the extent that such Recipient (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding Tax pursuant to Section 2.15(a), and (c) any United States federal withholding Taxes imposed under FATCA.

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“Executive Order” shall have the meaning assigned to such term in Section 3.20(a).

“Existing Lien” shall have the meaning assigned to such term in Section 6.02(b).

“Exit Premium” shall have the meaning assigned to such term in Section 2.05(b).

“Exit Term Loan Facility” shall have the meaning assigned to it in the Acceptable Plan.

“Exit Term Loan Facility Agent” shall mean the administrative agent under the Exit Term Loan Facility, which agent shall be acceptable to the Required Lenders.

“Exit Term Loans” shall have the meaning assigned to such term in the Acceptable Plan.

“Extraordinary Receipts” shall mean any cash received by the Borrower or any of its Subsidiaries not in the ordinary course of business (and not constituting Net Cash Proceeds subject to Section 2.10(c)), including, without limitation, (i) judgments, proceeds of settlements, or other consideration of any kind in connection with any cause of action, (ii) indemnity payments (except to the extent used to pay related liabilities owing to third parties unaffiliated with the Loan Parties), (iii) proceeds of tax refunds or tax credits (including any Employee Retention Tax Credit under the CARES Act) and (iv) any purchase price adjustment, escrow payment or holdback amount or similar amount received in connection with any purchase agreement (other than a working capital adjustment).

“Fair Market Value” shall mean, with respect to any asset (including any Equity Interests of any person), the price at which a willing buyer (that is not an Affiliate of the seller), and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the Board of Directors of the Borrower or, pursuant to a specific delegation of authority by such Board of Directors or a designated senior executive officer, of the Borrower (or the Subsidiary of the Borrower selling such asset).

“FATCA” shall mean sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version to the extent such version is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any intergovernmental agreements or agreements implementing the foregoing entered into pursuant to Section 1471(b) of the Code.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System of the United States arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary to the next 1/100th of 1%) of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fees” shall mean the Upfront Premium, the Administrative Agent Fees, the Exit Premium and the other fees referred to in Section 2.05.

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“Final Borrowing Amount” means $9,000,000.

“Final New Money Loan” shall have the meaning assigned to such term in Section 2.01(a)(ii).

“Final Order” means an order of the Bankruptcy Court (as such order may be amended, supplemented or modified from time to time after entry thereof in accordance with the terms hereof, but only with the written consent of the Required Lenders and (solely with respect to any provision that affects its rights or duties) the Administrative Agent or the Collateral Agent) in substantially the form of the Interim Order and in form and substance acceptable to the Required Lenders in their sole discretion, which order shall authorize and approve, among other things on a final basis, (a) the Loan Document Obligations and extensions of credit hereunder including the incurrence by the Loan Parties of secured indebtedness in accordance with this Agreement, (b) the form of this Agreement and the other Loan Documents, (c) the granting of Liens and Superpriority Claims in favor of the Agents and Lenders and (d) the other obligations of the Loan Parties under this Agreement and the other Loan Documents, and which order shall not have been vacated or reversed, shall not be subject to any stay or appeal (and for which the time to appeal, petition for certiorari, or seek re-argument or rehearing has expired, or as to which any right to appeal, petition for certiorari or seek re-argument or rehearing has been waived in writing in a manner satisfactory to the parties in interest, or if a notice of appeal, petition for certiorari, or motion for re-argument or rehearing was timely filed, the order or judgment has been affirmed by the highest court to which the order or judgment was appealed or from which the re-argument or rehearing was sought, or a certiorari has been denied, and the time to file any further appeal or to petition for certiorari or to seek further re-argument has expired) and shall not have been modified or amended without the prior written consent of the Required Lenders and, if applicable, the Administrative Agent or the Collateral Agent.

“Financial Officer” of any person shall mean any of the president, chief operating officer, chief financial officer, principal accounting officer, treasurer, or controller of such person.

“FIRREA” shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“First Day Orders” shall mean the orders entered by the Bankruptcy Court in respect of first day motions and applications in respect of the Cases.

“Floor” shall mean 2.50%.

“Foreign Lender” shall mean any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Foreign Plan” shall mean any employee pension benefit plan, fund, program, policy, arrangement, or agreement, or other similar program established, maintained or contributed to by any Company on behalf of (or for the benefit of) its employees, officers or directors employed, or otherwise engaged, outside the United States.

“Foreign Plan Event” shall mean, with respect to any Foreign Plan, (i) the existence of unfunded liabilities in excess of the amount permitted under any applicable Legal Requirement, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (ii) the failure to make the required contributions or payments, under any applicable Legal Requirement, on or before the due date for such contributions or payments, (iii) the receipt of a notice from a Governmental Authority relating to the intention to terminate such Foreign Plan or to appoint a trustee or similar official to administer such Foreign Plan, or alleging the insolvency of such Foreign Plan, or (iv) the incurrence of any liability by any Company under applicable Legal Requirements on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein.

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“Foreign Subsidiary” shall mean a Subsidiary that is not a Domestic Subsidiary.

“Funding Default” shall have the meaning assigned to such term in Section 2.16(c).

“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis.

“Governmental Authority” shall mean any federal, state, local or foreign (whether civil, administrative, criminal, military or otherwise) court, central bank or governmental agency, tribunal, authority, instrumentality or regulatory body or any subdivision thereof or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” shall have the meaning assigned to such term in Section 11.04(i).

“Guaranteed Obligations” shall have the meaning assigned to such term in Section 7.01.

“Guarantees” shall mean the guarantees issued pursuant to Article VII by each of the Guarantors.

“Guarantors” shall mean the Subsidiary Guarantors.

“Hazardous Materials” shall mean any substances, chemicals, or wastes that are listed, regulated, or otherwise defined as hazardous, toxic, radioactive, a pollutant or a contaminant (or words of similar regulatory intent or meaning), under any Environmental Laws, or which could give rise to liability under any Environmental Law, including but not limited to, polychlorinated biphenyls (“PCBs”) or any substance or compound containing PCBs, asbestos or any asbestos-containing materials in any form or condition, lead-based paint, pesticides, radon or any other radioactive materials including any source, special nuclear or by-product material, petroleum, petroleum by-products, crude oil or any fraction thereof, toxic mold, or per- or polyfluoroalkyl substances (PFAS).

“Hedging Agreement” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, currency swap transactions, cross-currency rate swap transactions, currency options, cap transactions, floor transactions, collar transactions, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options or warrants to enter into any of the foregoing), whether or not any such transaction is governed by, or otherwise subject to, any master agreement or any netting agreement, and (b) any and all transactions or arrangements of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement (or similar documentation) published from time to time by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such agreement or documentation, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedging Obligations” shall mean obligations under or with respect to Hedging Agreements.

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“Historical Financial Statements” shall mean (a) the audited consolidated balance sheet of the Borrower and certain of its Affiliates (as specified therein) as at the end of the fiscal years ended September 30, 2023, 2024 and 2025, and (b) the unaudited consolidated balance sheet of the Borrower and certain of its Affiliates (as specified therein) as at the end of the fiscal quarter ended March 31, 2026 and, in each case, the related consolidated statements of income or operations, changes in stockholders’ equity and cash flows for such fiscal periods, including the notes thereto.

“Improvements” shall have the meaning assigned to such term in Section 3.05(i).

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or advances (including unreimbursed amounts outstanding under letters of credit); (b) all obligations of such person evidenced by loan agreements, bonds, debentures, notes or similar instruments; (c) all obligations of such person under conditional sale or other title retention agreements relating to Property purchased by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property); (d) all obligations of such person issued or assumed as part of the deferred purchase price of Property or services (excluding (w) trade accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms, (x) deferred rent obligations, (y) customary obligations under employment arrangements and (z) purchase price adjustments or earn-outs that have not yet become liabilities on the balance sheet of such person in accordance with GAAP); (e) all Indebtedness of others secured by any Lien on Property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, but limited to the lower of (i) the Fair Market Value of such Property and (ii) the amount of the Indebtedness secured; (f) all Capital Lease Obligations, Purchase Money Obligations and Off-Balance Sheet Obligations of such person; (g) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of Disqualified Stock; (h) all Hedging Obligations to the extent required to be reflected on a balance sheet of such person; (i) all obligations of such person for the reimbursement of any obligor in respect of letters of credit (but only to the extent of drawn but unreimbursed amounts thereunder), letters of guaranty, bankers’ acceptances and similar credit transactions; and (j) all Contingent Obligations of such person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above. The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person’s ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that terms of such Indebtedness expressly provide that such person is not liable therefor; provided that Indebtedness shall not include accrued expenses, deferred revenue, deferred rent, deferred taxes and deferred compensation and customary obligations under employment arrangements; provided, further, that for the avoidance of doubt, any due and payable amounts attributable or related to the 2024 Settlement shall not be considered Indebtedness.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 11.03(b).

“Information” shall have the meaning assigned to such term in Section 11.12.

“Initial Borrowing” shall have the meaning assigned to such term in Section 2.01(a)(i).

“Initial Borrowing Amount” shall mean $16,000,000.

“Initial New Money Loan” shall have the meaning assigned to such term in Section 2.01(a)(i).

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“Insolvency Law” shall mean the Bankruptcy Code of the United States, and all other insolvency, bankruptcy, receivership, liquidation, conservatorship, assignment for the benefit of creditors, moratorium, rearrangement, reorganization, or similar Legal Requirements of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Insurance Policies” shall mean the insurance policies and coverages required to be maintained by each Loan Party that is an owner or lessee of Mortgaged Property with respect to the applicable Mortgaged Property pursuant to Section 5.04 and all renewals and extensions thereof.

“Insurance Requirements” shall mean, collectively, all material provisions of the Insurance Policies, all material requirements of the issuer of any of the Insurance Policies and all material Orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon any Loan Party that is an owner of Mortgaged Property and applicable to the Mortgaged Property or any use or condition thereof.

“Intellectual Property” shall have the meaning assigned to such term in Section 3.06(a).

“Interim Order” means an interim order of the Bankruptcy Court (as such order may be amended, supplemented, or modified from time to time after entry thereof in accordance with the terms hereof, but only with the written consent of the Required Lenders and (solely with respect to any provision that affects its rights or duties) the Administrative Agent or the Collateral Agent) in the form set forth as Exhibit K (with changes to such form only as are satisfactory to the Required Lenders, and solely with respect to any provision that affects the rights or duties of the Administrative Agent in its sole discretion), which order shall authorize and approve, on an interim basis, among other things, (a) the Loan Document Obligations and extensions of credit hereunder (including the Roll-Up Loans) including the incurrence by the Loan Parties of secured indebtedness in accordance with this Agreement, (b) the form of this Agreement and the other Loan Documents, (c) the granting of Liens and Superpriority Claims in favor of the Administrative Agent and Lenders, (d) the payment by the Loan Parties of the reasonable and documented fees contemplated by this Agreement, (e) the provision of adequate protection to the Secured Parties under and as defined in each of the Prepetition Secured Documents in a manner satisfactory to the Required Lenders in their sole discretion, and (f) such other matters as are usual and customary for orders of this kind, and which order shall not have been vacated or reversed, shall not be subject to any stay or appeal and shall not have been modified or amended without the prior written consent of the Required Lenders and, if applicable, the Administrative Agent or the Collateral Agent.

“Interest Election Request” shall mean a request by Borrower to convert or continue a SOFR Borrowing in accordance with Section 2.08(b), substantially in the form of Exhibit D.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each calendar month to occur during any period in which such Loan is outstanding, and (b) with respect to any Term SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part.

“Interest Period” shall mean, with respect to any SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one month thereafter; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

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“Investments” shall have the meaning assigned to such term in Section 6.04.

“IT Systems” shall have the meaning assigned to such term in Section 3.24.

“Joinder Agreement” shall mean a joinder agreement substantially in the form of Exhibit 3 to the Security Agreement.

“Junior Indebtedness” shall mean any Indebtedness of any Company that is (x) secured by a Lien that is junior in priority to the Lien securing the Obligations, (y) by its terms subordinated in right of payment to all or any portion of the Obligations or (z) unsecured.

“Leases” shall mean any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.

“Legal Requirements” shall mean, as to any person, the Organizational Documents of such person, and any treaty, law (including the common law), statute, ordinance, code, rule, regulation, license, permit, guidelines, decrees, requirement, Order or determination of an arbitrator or a court or other Governmental Authority, or other legally binding requirements, in each case would reasonably be interpreted to be applicable to or binding upon such person or any of its Property or to which such person or any of its Property would reasonably be interpreted to be subject.

“Lenders” shall mean (a) each New Money Lender and each Roll-Up Lender, and (b) each financial institution or other person that becomes a party hereto pursuant to an Assignment and Assumption (including pursuant to Section 2.19 and Section 2.20), other than, in each case, any such financial institution or person that has ceased to be a party hereto pursuant to an Assignment and Assumption.

“Lien” shall mean, with respect to any Property, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, encumbrance, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such Property, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; provided, that in no event shall an operating lease be deemed to constitute a Lien.

“Liquidity” shall mean, at any date, the sum of (x) the aggregate amount of cash and Cash Equivalents of the Borrower and its Subsidiaries as of such date, plus (y) the aggregate amount of New Money Commitments not yet drawn (but assuming that the original amount of the New Money Commitments was $20,000,000), minus (z) the aggregate amount of trade payables more than 90 days overdue as of such date.

“Liquidity Test Date” shall have the meaning assigned to such term in Section 6.15.

“Loan” or “Loans” shall mean the New Money Loans and the Roll-Up Loans.

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“Loan Documents” shall mean this Agreement, the Security Documents, the Agent Fee Letter and all other agreements, instruments, certificates and documents, to which the Borrower or another Loan Party is a party, from time to time delivered in connection herewith and to the extent designated as a “Loan Document” therein, in each case, as any or all of the foregoing may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Parties” shall mean the Borrower and the Subsidiary Guarantors.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean, any event, change or condition that, individually or in the aggregate, has had, or could reasonably be expected to have (a) a material adverse effect on the business, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole (other than by virtue of the commencement of the Cases and the events and circumstances giving rise thereto), (b) a material and adverse effect on the rights and remedies of the Administrative Agent under this Agreement or the other Loan Documents (other than solely due to the extent of the action or inaction of the Administrative Agent, or any of the Lenders), or (c) a material and adverse effect on the ability of the Borrower and Guarantors to perform their payment obligations under this Agreement and the other Loan Documents.

“Maximum Rate” shall have the meaning assigned to such term in Section 11.13.

“Minimum Liquidity Covenant” shall have the meaning assigned to such term in Section 6.15.

“Moody’s” shall mean Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” shall mean an agreement, including a mortgage, deed of trust or any other document, creating and evidencing a first priority Lien in favor of the Collateral Agent on Mortgaged Property in a form reasonably satisfactory to the Collateral Agent (including with respect to requirements for title, flood and other insurance and surveys), with such schedules and including such provisions as shall be necessary to conform such document to applicable local or foreign law or as shall be customary under applicable local or foreign Legal Requirements.

“Mortgaged Property” shall mean each Real Property that is (or shall be) subject to a Mortgage delivered on the Closing Date or after the Closing Date pursuant to Section 4.01(o), Section 5.18 or Section 5.10(d).

“Multiemployer Plan” shall mean a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any Company or any ERISA Affiliate has an obligation to contribute or with respect to which any Company or ERISA Affiliate has incurred any undischarged liability or could reasonably be expected to incur any liability (whether contingent or otherwise).

“Net Cash Proceeds” shall mean:

(a)                with respect to any Debt Issuance or any issuance or sale of Equity Interests by the Borrower or any of its Subsidiaries that is not an Equity Issuance, the cash proceeds thereof received by, or on behalf of, any Company, net of fees, commissions, costs and other expenses incurred in connection therewith; and

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(b)                with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received by, or on behalf of, any Company in respect thereof, net of all costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event (including, in respect of any such Casualty Event, transfer and similar taxes and the Borrower’s good faith estimate of income taxes paid or payable in connection with such sale (after taking into account any available tax credits or deductions and any tax sharing arrangements) (provided that, to the extent and at the time that any such taxes are no longer required to be paid or payable, such amounts shall then constitute Net Cash Proceeds)).

“New Money Commitment” shall mean, with respect to any New Money Lender, such New Money Lender’s commitment to make New Money Loans, to the Borrower pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Annex I under the caption “New Money Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such New Money Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate New Money Commitment of all the New Money Lenders shall be $25 million on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“New Money Lender” shall mean at any time, Lenders holding New Money Loans or unused New Money Commitments and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption in respect of any New Money Loans, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“New Money Loan” shall mean the term loans made to the Borrower pursuant to Section 2.01(a).

“Non-Guarantor Subsidiary” shall mean any Subsidiary of the Borrower that is not a Subsidiary Guarantor.

“Non-Public Information” shall mean material non-public information (within the meaning of United States federal, state or other applicable securities laws) with respect to the Borrower or its Subsidiaries or their respective securities.

“Notice of Prepayment” shall have the meaning assigned to such term in Section 2(h).

“Obligations” shall mean (a) all obligations and guarantees thereof of the Borrower and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including any interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower and the other Loan Parties under this Agreement and the other Loan Documents and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower and the other Loan Parties under or pursuant to this Agreement and the other Loan Documents, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising.

“OFAC” shall mean the Office of Foreign Asset Control of the Department of Treasury of the United States of America.

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“Off-Balance Sheet Obligations” of a person shall mean, without duplication, (a) any repurchase obligation or liability of such person with respect to accounts or notes receivable sold by such person, (b) any Synthetic Lease Obligations of such person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such person (other than operating leases).

“Officers’ Certificate” shall mean a certificate executed by (a) the chairman of the Board of Directors (if an officer), the chief executive officer, the president or the chief operating officer or (b) one of the Financial Officers, each in his or her official (and not individual) capacity.

“Order” shall mean any judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction.

“Organizational Documents” shall mean, collectively, with respect to any person, (a) in the case of any corporation, the certificate of incorporation and by-laws (or similar constitutive documents) of such person, (b) in the case of any limited liability company, the certificate of formation and operating agreement (or similar constitutive documents) of such person, (c) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar constitutive documents) of such person, (d) in the case of any general partnership, the partnership agreement (or similar constitutive document) of such person, (e) in any other case, the functional equivalent of the foregoing, and (f) any shareholder, voting trust or similar agreement between or among any holders of Equity Interests of such person.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean any and all present or future stamp, court, intangible, recording, property, filing or documentary Taxes or any similar Taxes, charges or levies arising from any payment made or required to be made under any Loan Document or from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Participant” shall have the meaning assigned to such term in Section 11.04(f).

“Participant Register” shall have the meaning assigned to such term in Section 11.04(f).

“Patriot Act” shall have the meaning assigned to such term in Section 3.21(a).

“Payment Recipient” shall have the meaning assigned to it in Section 10.14(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Pension Plan” shall mean any “employee pension benefit plan” (as defined in Section 3(2) of ERISA) (other than a Multiemployer Plan and other than a Foreign Plan) subject to the provisions of Title IV of ERISA or Section 412 or 430 of the Code or Section 302 of ERISA (a) which is maintained, sponsored, contributed to or required to be contributed to by any Company or any ERISA Affiliate or (b) with respect to which any Company or ERISA Affiliate has incurred any undischarged liability or could reasonably be expected to incur any liability (whether contingent or otherwise) including under Section 4062 or Section 4069 of ERISA.

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“Perfection Certificate” shall mean a perfection certificate in the form of Exhibit F-1 or any other form approved by the Collateral Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

“Perfection Certificate Supplement” shall mean a perfection certificate supplement in the form of Exhibit F-2 or any other form approved by the Required Lenders.

“Periodic Term SOFR Determination Day” shall have the meaning specified in the definition of “Term SOFR.”

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Permitted Priority Liens” means “Prepetition Permitted Prior Liens” as defined in the Orders.

“Permitted Refinancing” shall have the meaning assigned to such term in Section 6.01(k).

“Permitted Variance” shall mean:

(a)                in respect of Actual Operating Receipts, on a cumulative basis, for each Variance Testing Period, 30%;

(b)                in respect of Actual Operating Disbursements, on a cumulative basis, for each Variance Testing Period, 20%;

(c)                in respect of Actual Non-Operating Disbursements, on a cumulative basis, for such Variance Testing Period, 20%; and

(d)                in respect of each Actual Non-Recurring Costs, on a line-item basis, for each Variance Testing Period, 5%.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company (whether limited in liability or otherwise), partnership (whether limited in liability or otherwise) or Governmental Authority, or any other entity, in any case, whether acting in a personal, fiduciary or other capacity.

“Petition Date” shall have the meaning assigned to such term in the Recitals herein.

“Plan Effective Date” means the effective date of the Acceptable Plan, pursuant to which substantial consummation (as defined in section 1101 of the Bankruptcy Code) of the Acceptable Plan shall have occurred.

“Platform” shall mean IntraLinks, SyndTrak or a substantially similar electronic transmission system.

“Pledgor” shall mean each Company listed on Schedule 1.01(a), and each other Subsidiary of any Company that is or becomes a party to this Agreement (in its capacity as a Subsidiary Guarantor) and the Security Documents pursuant to Section 5.10.

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“Prepetition Convertible Notes” shall mean that certain Indebtedness set forth on Schedule 6.01(b).

“Prepetition Credit Agreement” shall mean that certain Credit Agreement, dated as of November 5, 2021 (as amended by that certain First Amendment to Credit Agreement, dated as of January 27, 2022, that certain Second Amendment to Credit Agreement, dated as of December 29, 2022, that certain Third Amendment to Credit Agreement, dated as of January 9, 2023, that certain Fourth Amendment to Credit Agreement, dated as of May 14, 2024, that certain Fifth Amendment to Credit Agreement, dated as of June 2, 2024, that certain Sixth Amendment to Credit Agreement, dated as of August 7, 2024, that certain Seventh Amendment to Credit Agreement, dated as of September 13, 2024, that certain Eighth Amendment to Credit Agreement, dated as of February 7, 2026, that certain Limited Waiver to Credit Agreement, dated as of March 9, 2026, that certain Limited Waiver to Credit Agreement, dated as of March 23, 2026, that certain Limited Waiver to Credit Agreement, dated as of April 6, 2026, that certain Limited Waiver to Credit Agreement, dated as of April 20, 2026, that certain Limited Waiver to Credit Agreement, dated as of May 3, 2026, that certain Limited Waiver to Credit Agreement, dated as of May 11, 2026, that certain Ninth Amendment to Credit Agreement, dated as of May 14, 2026), among the Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto, the Administrative Agent and the Collateral Agent.

“Prepetition Indebtedness” shall mean the Prepetition Secured Indebtedness and the Prepetition Convertible Notes.

“Prepetition Indenture” shall mean that certain Indenture, dated as of September 13, 2024, by and among the Borrower, the guarantors party thereto from time to time and U.S. Bank Trust Company, National Association, a national banking association, as Trustee and Notes Collateral Agent (each as defined therein).

“Prepetition Secured Documents” shall mean, collectively, the Prepetition Credit Agreement and the Prepetition Indenture.

“Prepetition Secured Indebtedness” shall mean collectively the Indebtedness under the Prepetition Secured Documents.

“Prepetition Secured Parties” shall mean the “Secured Parties” under and as defined in the Prepetition Secured Documents.

“Prepetition Term Lender” shall mean a lender under the Prepetition Credit Agreement.

“Prepetition Term Loans” shall mean term loans under the Prepetition Credit Agreement.

“Prime Rate” shall mean the rate of interest which is identified as the “Prime Rate” and normally published in the Money Rates section of The Wall Street Journal (or, if such rate ceases to be so published, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent)); each change in the Prime Rate shall be effective from the date such change is announced as being effective.

“Pro Rata Share” shall have the meaning assigned to such term in Section 7.10(a).

“Property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests of any person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property, cash, securities, accounts, revenues and contract rights.

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“Public Filings” shall mean the Borrower’s filings and submissions to the SEC, including, without limitation, all information filed or furnished pursuant to the Exchange Act.

“Public Lenders” shall mean any Lender that does not wish to receive Non-Public Information with respect to the Borrower or its Subsidiaries or their respective securities.

“Public Official” shall mean (i) any officer, employee or representative of any regional, federal, state, provincial, county or municipal government or government department, agency, or other division; (ii) any officer, employee or representative of any commercial enterprise that is owned or controlled by a government, including any state-owned or controlled veterinary or medical facility; (iii) any officer, employee or representative of any public international organization, such as the African Union, the International Monetary Fund, the United Nations or the World Bank; (iv) any person acting in an official capacity for any government or government entity, enterprise, or organization identified above; and (v) any political party, party official or candidate for political office.

“Purchase Money Obligation” shall mean, for any person, the obligations of such person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any fixed or capital assets (including Equity Interests of any person owning fixed or capital assets) or the cost of installation, construction or improvement of any fixed or capital assets (including capitalized leasehold improvements); provided, however, that (a) such Indebtedness is incurred prior to or within 90 days after such acquisition, installation, construction or improvement of such fixed or capital assets by such person and (b) the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be.

“QFC Credit Support” shall have the meaning assigned to such term in Section 11.20.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligations, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other Property and rights incidental to the ownership, lease or operation thereof.

“Real Property Leases” shall have the meaning assigned to such term in Section 3.05(b).

“Register” shall have the meaning assigned to such term in Section 11.04(d).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

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“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Person” shall mean, with respect to any person, (a) each Affiliate of such person and each of the officers, directors, partners, trustees, employees, affiliates, shareholders, Advisors, agents, administrators, managers, representatives, attorneys-in-fact and Controlling persons of each of the foregoing, and (b) if such person is an Agent, each other person designated, nominated or otherwise mandated by or assisting such Agent pursuant to Section 10.05 or any comparable provision of any Loan Document.

“Release” shall mean any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, depositing, dispersing, migrating, dumping or disposing in, on, into, through or from the Environment or any Real Property (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material).

“Relevant Responsible Officers” shall have the meaning assigned to such term in Section 3.23.

“Required Lenders” shall mean, at any date of determination, Lenders (other than Defaulting Lenders) holding Loans and New Money Commitments representing more than 50.0% of the sum of (i) the aggregate outstanding Loans at such time and (ii) the New Money Commitments then in effect; provided that if, at any date of determination, there are three (3) or more Unaffiliated Lenders, “Required Lenders” shall include at least three (3) such Unaffiliated Lenders.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Response” shall mean (a) “response” as such term is defined in CERCLA, 42 U.S.C. § 9601(25) or any other applicable Environmental Law, or (b) all other actions required pursuant to Environmental Law to (i) clean up, remove, treat, abate, monitor or in any other way address any Release or presence of Hazardous Materials at, in, on, under or from any Real Property, or otherwise in the Environment, (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material, or (iii) perform studies and investigations in connection with, or as a precondition to, clause (i) or (ii) above.

“Responsible Officer” of any person shall mean any executive officer, any executive vice president or Financial Officer of such person.

“Restructuring Support Agreement” shall mean that certain Restructuring Support Agreement, dated as of June 2, 2026, by and among the Borrower, the other Company Parties party thereto and the “Consenting Stakeholders” party thereto, including the exhibits, schedules and other attachments thereto (as amended, supplemented or otherwise modified from time to time in accordance with its terms).

“Roll-Up Lenders” shall have the meaning set forth in Section 2.01(b)(i).

“Roll-Up Loans” shall mean the roll-up loans deemed made on the Closing Date pursuant to Section 2.01(b)(i).

“Rolled-Up Loans” shall have the meaning assigned to such term in Section 2.01(b)(i).

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“S&P” shall mean Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and any successor thereto.

“Sale and Leaseback Transaction” shall have the meaning assigned to such term in Section 6.03.

“Sanctioned Country” shall mean, at any time, a country or territory which is itself the subject or target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic).

“Sanctioned Person” shall mean, at any time, any Person that is the target of Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, or by the United Nations Security Council, the European Union, any European Union member state or the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country, (c) the government of a Sanctioned Country or the Government of Venezuela, or (d) any Person 50% or more owned or controlled by any such Person or Persons or acting for or on behalf of such Person or Persons as described in the foregoing clauses (a), (b), or (c).

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or the United Kingdom (including His Majesty’s Treasury).

“Sarbanes-Oxley Act” shall mean the United States Sarbanes-Oxley Act of 2002, as amended, and all rules and regulations promulgated thereunder.

“Scheduled Unavailability Date” shall have the meaning assigned to such term in Section 2.11(b)(ii).

“SEC” shall mean the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Secured Obligations” shall mean (a) the Obligations and (b) Erroneous Payment Subrogation Rights.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, each other Agent and the Lenders.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Collateral” shall have the meaning assigned to such term in the Security Agreement.

“Security Agreement” shall mean that certain Security Agreement, dated as of the date hereof, among the Loan Parties and the Collateral Agent for the benefit of the Secured Parties, as amended, restated, amended and restated, supplemented or otherwise modified from time to time by one or more Joinder Agreements, or otherwise, in accordance with the terms hereof and thereof.

“Security Agreement Collateral” shall mean all Property pledged or granted as collateral pursuant to the Security Agreement delivered on the Closing Date or thereafter pursuant to Section 5.18 or Section 5.10.

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“Security Documents” shall mean, collectively, the Security Agreement, the Orders, and each other security document or pledge agreement delivered in accordance with applicable local or foreign Legal Requirements to grant a valid, enforceable, perfected security interest (with the priority required under the Loan Documents) in any Property as collateral for the Secured Obligations, and all UCC or other financing statements or instruments of perfection required by this Agreement, the Security Agreement, the Orders, or any other such security document or pledge agreement to be filed with respect to the security interests in Property created pursuant to the Security Agreement, the Orders, and any other document or instrument utilized to pledge any Property as collateral for all (or any of) the Secured Obligations.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” shall mean a Borrowing comprised of Term SOFR Loans.

“SOFR Screen Rate” shall mean the SOFR quote on the applicable screen page the Administrative Agent designates to determine SOFR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“SOFR Successor Rate” shall have the meaning assigned to such term in Section 2.11(b).

“SOFR Successor Rate Conforming Changes” shall mean, with respect to any proposed SOFR Successor Rate, any conforming changes to the definition of “Alternate Base Rate”, “SOFR” or “Interest Period”, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such SOFR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such SOFR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Borrower).

“SPC” shall have the meaning assigned to such term in Section 11.04(i).

“Specified Guarantor Release Provision” shall have the meaning assigned to such term in Section 10.12(c).

“Stated Maturity Date” shall mean the date that is 60 days after the date hereof; provided, however, that if such date is not a Business Day, the Stated Maturity Date shall be the immediately preceding Business Day; provided, further, that such date may be extended by 30 days with the written consent of the Required Lenders.

“Subsequent Borrowing” shall have the meaning assigned to such term in Section 2.01(a)(ii).

“Subsequent Funding Date” shall mean any date of funding of any Subsequent Borrowing.

“Subsidiary” shall mean, with respect to any person (the “parent”) at any date, (a) any person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (b) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors (or similar governing body) thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (c) any partnership (i) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (ii) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (d) any other person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent. Unless the context requires otherwise, “Subsidiary” refers to a Subsidiary of the Borrower.

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“Subsidiary Guarantor” shall mean each Subsidiary of any Loan Party that (i) is a Domestic Subsidiary and (ii) is or becomes a party to this Agreement and the Security Documents pursuant to and in compliance with all the requirements set forth in Section 5.10, including the Subsidiaries listed on Schedule 1.01(c) and specified on such schedule as a Subsidiary Guarantor.

“Superpriority Claim” or “Superpriority Claims” shall mean superpriority administrative expense claims against the Loan Parties on a joint and several basis with priority over any and all claims against the Debtors, now existing or hereafter arising, of any kind whatsoever, including, without limitation, all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code, or specified in or ordered pursuant to sections 105, 326, 327, 328, 330, 331, 361, 362, 363, 364, 365, 503, 506, 507(a), 507(b), 546, 552, 726, 1113 or 1114 of the Bankruptcy Code.

“Supported QFC” shall have the meaning assigned to such term in Section 11.20.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Synthetic Lease” shall mean, as to any person, any lease (including leases that may be terminated by the lessee at any time) of any Property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the Property so leased for U.S. federal income tax purposes, other than any such lease under which such person is the lessor.

“Synthetic Lease Obligations” shall mean, as to any person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“Tax Returns” shall mean all returns, statements, filings, attachments and other documents or certifications required to be filed in respect of Taxes.

“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, fees, deductions, withholdings (including backup withholding) or other similar charges, whether computed on a separate, consolidated, unitary, combined or other basis and any and all liabilities (including interest, fines, penalties or additions to tax) with respect to the foregoing.

“Termination Date” means the earliest to occur of (i) the Stated Maturity Date, (ii) the date on which the Loan Document Obligations become due and payable pursuant to Section 2.01, (iii) the effective date of any chapter 11 plan for the Borrower or any other Debtor, (iv) the date on which all or substantially all assets of the Borrower are sold or otherwise disposed of pursuant to Section 363 of the Bankruptcy Code, and (v) the date that is forty-five (45) calendar days after the Petition Date (or such later date acceptable to the Required Lenders in their sole discretion) if the Final Order has not been entered prior to the expiration of such period.

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“Term SOFR” shall mean:

(a)                for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and

(b)                for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day;

provided that to the extent a comparable or successor rate is determined in accordance with Section 2.11 in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further, that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent (at the written direction of the Required Lenders).

“Term SOFR Adjustment” shall mean a percentage equal to 0.11448% per annum for Interest Periods of up to (and including) 1 month.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan” shall mean a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Alternate Base Rate”.

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Transaction Costs” shall mean any fees, premiums, expenses and other transaction costs incurred or paid by the Loan Parties in connection with the Transactions.

“Transactions” shall mean, with respect to (a) the Borrower, the execution, delivery and performance by the Borrower of this Agreement, and each other Loan Document to which it is a party, the borrowing of New Money Loans, the deemed borrowing of the Roll-Up Loans, the use of the proceeds thereof, and the granting of Liens by the Borrower on Collateral pursuant to the Security Document and the Orders, as applicable, and (b) the other transactions contemplated by the Restructuring Support Agreement.

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“Transferred Guarantor” shall have the meaning assigned to such term in Section 7.09.

“Treasury Regulations” shall mean the regulations promulgated by the United States Department of the Treasury under the Code, as amended from time to time.

“Type” shall mean, when used in reference to any Loan or Borrowing, a reference to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Adjusted Term SOFR or the Alternate Base Rate.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unaffiliated Lenders” shall mean Lenders who are not Affiliates with one another.

“Unfunded Pension Liability” shall mean the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code, as in effect from time to time in any applicable jurisdiction.

“United States” and “U.S.” shall mean the United States of America.

“Upfront Premium” shall have the meaning assigned to such term in Section 2.05(a).

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regimes” shall have the meaning assigned to such term in Section 11.20.

“USCO” shall mean the United States Copyright Office.

“USPTO” shall mean the United States Patent and Trademark Office.

“Variance Testing Period” shall have the meaning assigned to such term in the definition of “Budget Variance Report”.

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“Voting Stock” shall mean, with respect to any person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such person.

“Wholly Owned Subsidiary” shall mean, as to any person, (a) any corporation 100% of whose capital stock (other than directors’ qualifying shares) is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person and (b) any partnership, association, joint venture, limited liability company or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such person have a 100% equity interest (other than immaterial directors’ qualifying shares to the extent required by applicable law) at such time.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02           Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified by and referred to by Type (e.g., a “Term SOFR Loan”).

Section 1.03           Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The phrase “Material Adverse Effect” shall be deemed to be followed by the phrase “, individually or in the aggregate.” The word “asset” shall be construed to have the same meaning and effect as the word “Property.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, refinanced, extended, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, amendments and restatements, refinancing, extensions, supplements or modifications set forth in any Loan Document), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, unless otherwise indicated, (e) any references to any law or regulation shall (i) include all statutory and regulatory provisions consolidating, amending, replacing or interpreting or supplementing such law or regulation, and (ii) unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) all references to “knowledge” in this Agreement or any other Loan Document refers to the actual knowledge (after reasonable inquiry) of such Responsible Officer or other Person making such certification. This Section 1.03 shall apply, mutatis mutandis, to all Loan Documents. Any Responsible Officer executing any Loan Document or any certificate or other document made or delivered pursuant hereto or thereto, so executes or certifies in his/her capacity as a Responsible Officer on behalf of the applicable Loan Party and not in any individual capacity. Notwithstanding anything to the contrary, (a) unless specifically stated otherwise herein, any dollar, number, percentage or other amount available under any basket set forth in any affirmative, negative or other covenant in this Agreement or the other Loan Documents may be accumulated, added, combined, aggregated or used together by any Loan Party and its Subsidiaries with any other basket in the same such covenant; provided that such accumulation, addition, combination or aggregation may only occur to the extent such Loan Party would be permitted to use each such basket for the same transaction or occurrence, and (b) any action or event permitted by this Agreement or the other Loan Documents need not be permitted solely by reference to one provision permitting such action or event but may be permitted in part by one such provision and in part by one or more other provisions of this Agreement and the other Loan Documents; provided that such action or event complies with each such provision applicable to such action or event.

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Section 1.04           Accounting Terms; GAAP. Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and all terms of an accounting or financial nature shall be construed and interpreted in accordance with GAAP, as in effect on the Closing Date. If at any time any change in GAAP would affect the computation of any financial ratio set forth in any Loan Document, and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to approval by the Required Lenders); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and the Borrower shall provide to the Administrative Agent and the Lenders within five days after delivery of each certificate or financial report required hereunder that is affected thereby a written statement of a Financial Officer of the Borrower setting forth in reasonable detail the differences (including any differences that would affect any calculations relating to the financial covenants as set forth in Section 6.15). For purposes of calculations made pursuant to the terms of this Agreement, GAAP will be deemed to treat operating leases and capital leases in a manner consistent with their current treatment under generally accepted accounting principles as in effect on the Closing Date, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.

Section 1.05           [Reserved].

Section 1.06           Resolution of Drafting Ambiguities. Each Loan Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof or thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

Section 1.07           Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.08           Currency Fluctuations. For purposes of determining compliance with Section 6.01, Section 6.02, Section 6.04, Section 6.06 or Section 6.09, with respect to any Indebtedness, Liens, Investments, Asset Sales or other dispositions, or prepayments of other Indebtedness in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time the Borrower or one of its Subsidiaries is contractually obligated to incur, make or acquire such Indebtedness, Liens, Investments, Asset Sales or other dispositions or prepayments of other Indebtedness (so long as, at the time of entering into the contract to incur, make or acquire such Indebtedness, Liens, Investments, Asset Sales or other dispositions or prepayments of other Indebtedness, it was permitted hereunder) and once contractually obligated to be incurred, made or acquired, the amount of such Indebtedness, Liens, Investments, Asset Sales or other dispositions or prepayments of other Indebtedness, shall be always deemed to be at the Dollar amount on such date, regardless of later changes in currency exchange rates.

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Section 1.09           Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

Article II
THE CREDITS

Section 2.01           Commitments.

(a)                New Money Loans. Subject to the terms and conditions set forth herein and relying upon the representations and warranties set forth herein and in the Interim Order and Final Order, as applicable, each New Money Lender severally agrees to make the following New Money Loans to the Borrower; provided, however, that the aggregate principal amount of all New Money Loans funded by such New Money Lender shall not exceed such Lender’s New Money Commitment:

(i)                 a New Money Loan (an “Initial New Money Loan”) to the Borrower in a single Borrowing on the Closing Date (which shall be a Business Day) in Dollars in an aggregate principal amount not to exceed such Lender’s pro rata share of the Initial Borrowing Amount (such Borrowing, the “Initial Borrowing”); and

(ii)               additional New Money Loans (each, a “Final New Money Loan”) to the Borrower which shall be available in multiple borrowings from time to time on any Business Day following the Closing Date in Dollars in an aggregate principal amount not to exceed such Lender’s pro rata share of the Final Borrowing Amount (each such Borrowing, a “Subsequent Borrowing”); provided that (A) the aggregate principal amount of the Initial Borrowing and all Subsequent Borrowings shall not exceed $25,000,000 and (B) the number of Subsequent Borrowings shall not exceed five.

Amounts borrowed under Section 2.01(a) and subsequently repaid or prepaid may not be reborrowed. Each New Money Lender’s New Money Commitment shall (x) automatically and permanently be reduced by the amount of each New Money Loan made hereunder and (y) terminate immediately and without further action on the Termination Date.

(b)                Roll-Up Loans.

(i)                 Subject to the terms and conditions set forth herein and in the Orders, on the Closing Date and concurrently with the Initial Borrowing, without any further action of any Person, for each Lender that is a Prepetition Term Lender (each, a “Roll-Up Lender” and collectively, the “Roll-Up Lenders”), an aggregate principal amount of the Bridge Facility Delayed Draw Term Loans held by such Lender on the Petition Date and set forth on Annex I (including accrued interest thereon that has been capitalized together with the amount of accrued interest paid in kind with respect to such principal amount that has not yet been capitalized to principal with the remainder of accrued interest thereon being paid in cash on the Closing Date) (such Prepetition Term Loans, the “Rolled-Up Loans”) shall be automatically substituted and exchanged, on a cashless basis, for the Roll-Up Loans (which exchange shall not, for the avoidance of doubt, constitute a novation). The Rolled-Up Loans shall have the same interest rate and Interest Period as the Initial New Money Loans.

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(ii)               Subject to the terms and conditions set forth herein and in the Orders, and without any further action by any party to this Agreement, each Roll-Up Lender’s Roll-Up Loans shall be deemed to be Loans, administered hereunder and secured by perfected Liens on, and security interests in, all of the Collateral of the Loan Parties to the same extent as all other obligations of the Loan Parties hereunder, in accordance with Section 2.22.

(iii)             For the avoidance of doubt, until such Rolled-Up Loans are deemed to be Roll-Up Loans hereunder and approved by the Orders, such Rolled-Up Loans shall continue to be “Obligations” under the Prepetition Term Loan Agreement and be guaranteed by the guarantors of and secured by and entitled to the benefits of all liens created and arising under the Prepetition Term Loan Agreement, which liens shall remain in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, and having the same perfected status and priority.

Section 2.02           Loans.

(a)                Each New Money Loan shall be made as part of a Borrowing consisting of New Money Loans made by the New Money Lenders ratably in accordance with their applicable New Money Commitments; provided that the failure of any New Money Lender to make any New Money Loan shall not in itself relieve any other New Money Lender of its obligation to lend hereunder (it being understood, however, that no New Money Lender shall be responsible for the failure of any other New Money Lender to make any New Money Loan required to be made by such other New Money Lender).

(b)                Subject to Section 2.11 and Section 2.12, each Borrowing shall be comprised entirely of ABR Loans or Term SOFR Loans as the Borrower may request pursuant to Section 2.03. Each New Money Lender may at its option make any New Money Loan by causing any domestic or foreign branch or Affiliate of such New Money Lender to make such New Money Loan; provided that any exercise of such option shall not affect the obligation of the New Money Lender to make such New Money Loan and the Borrower to repay such New Money Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than ten SOFR Borrowings outstanding hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c)                Each New Money Lender shall make each New Money Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate from time to time not later than 11:00 a.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account as directed by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met and the Required Lenders so notify the Administrative Agent, return the amounts so received to the respective Lenders within two Business Days.

(d)                Unless the Administrative Agent shall have received written notice from a New Money Lender prior to the date of any Borrowing that such New Money Lender will not make available to the Administrative Agent such New Money Lender’s portion of such Borrowing, the Administrative Agent may assume that such New Money Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above, and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such New Money Lender shall not have made such portion available to the Administrative Agent, each of such New Money Lender and the Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of such New Money Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules or practices on interbank compensation, and (ii) in the case of the Borrower, the interest rate applicable to the Borrowing pursuant to which the Borrower received such funds. If such New Money Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such New Money Lender’s Loan as part of such Borrowing for purposes of this Agreement, and the Borrower’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.02(d) shall cease.

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Section 2.03           Borrowing Procedure. To request a Borrowing, the Borrower shall deliver, by hand delivery, email through a “pdf” copy or facsimile transmission (or transmit by other electronic transmission if arrangements for doing so have been approved in writing by the Administrative Agent), a duly completed and executed Borrowing Request to the Administrative Agent (i) in the case of a SOFR Borrowing, not later than 12:00 p.m., New York City time, on the third Business Day before the date of the proposed Borrowing (or such later time as may be reasonably acceptable to the Administrative Agent, in the case of any Borrowing), and (ii) in the case of an ABR Borrowing, not later than 12:00 p.m., New York City time, on the Business Day prior to the proposed Borrowing (or such later time on such Business Day as may be reasonably acceptable to the Administrative Agent). Each Borrowing Request shall be irrevocable and shall specify the following information:

(a)                the aggregate amount of such Borrowing;

(b)                the date of such Borrowing, which shall be the Closing Date or a Subsequent Funding Date;

(c)                whether such Borrowing is to be an ABR Borrowing or a SOFR Borrowing;

(d)                in the case of a SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(e)                the location and number of the Borrower’s account to which funds are to be disbursed; and

(f)                 that, as of the date of such Borrowing, the conditions set forth in Article IV are satisfied.

The Borrowing Request delivered by the Borrower on the date of the Initial Borrowing shall include, with respect to the Rolled-Up Loans, the amount thereof, and the applicable interest rate and Interest Period. Each Borrowing shall be in a principal amount of not less than $1,000,000 or a whole multiple of $500,000 in excess thereof.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested SOFR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

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Section 2.04           Evidence of Debt; Repayment of Loans.

(a)                Borrower hereby unconditionally promises to pay to (i) the Administrative Agent for the account of each Lender, the unpaid principal amount of each Loan of such Lender on the Termination Date; provided, that any such repayment shall be subject to Section 2.05(d).

(b)                Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)                The Administrative Agent shall maintain the Register in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)                The entries made in the Register maintained pursuant to paragraph (c) above shall be conclusive evidence, absent manifest error, of the existence and amounts of the obligations therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower and the other Loan Parties to pay, and perform, the Obligations in accordance with the Loan Documents. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such entries, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(e)                Any Lender by written notice to the Borrower (with a copy to the Administrative Agent) may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall promptly (and, in all events, within seven Business Days of receipt of such written notice), execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form of Exhibit F-1, F-2, F-3 or F-4, as the case may be. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.05           Premiums and Fees.

(a)                Upfront Premium. The Borrower agrees to pay to the Administrative Agent for the ratable account of each applicable Lender (other than a Defaulting Lender) an upfront premium (the “Upfront Premium”) equal to (x) 4.50% of such Lender’s New Money Commitments (immediately prior to giving effect to any funding thereof), other than in respect of the Excess Amount, which shall be earned, due and payable on the Closing Date plus (y) 4.50% of such Lender’s New Money Commitments (immediately prior to giving effect to any funding thereof) in respect of the Excess Amount, which shall be earned, due and payable on each date of the funding thereof, plus (z) 3.50% of the aggregate principal amount of the Roll-Up Loans deemed made by such Lender on the Closing Date, which shall be earned, due and payable on the Closing Date, in each case which Upfront Premium shall be paid in kind (rather than in cash) and added to the aggregate principal amount of the Loans.

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(b)                Exit Premium. Additionally, the Borrower shall pay (and shall be required to pay) to the Administrative Agent, (i) with respect to each prepayment of Loans under Section 2.10 or any other repayment or prepayment of the Loans and/or any acceleration of the Loans and/or the other Obligations with respect thereto (regardless of whether before or after the occurrence of an Event of Default or the commencement of any bankruptcy or insolvency proceeding or any other proceeding under the Bankruptcy Code (including any deemed repayment or satisfaction in connection therewith)), in each case whether in full or in part, for the ratable account of each Lender whose Loans are so repaid, prepaid or accelerated, a premium in an amount equal to 4.50% of the amount of the Loans so repaid, prepaid or accelerated, in each case, in cash, concurrently with such repayment, prepayment or acceleration and (ii) concurrently with the consummation of the transaction contemplated in Section 2.23, for the ratable account of each Lender, a premium in an amount equal to 4.50% of the aggregate principal amount of the New Money Loans and Roll-Up Loans, which premium shall be earned, due and payable immediately prior to giving effect to such transaction; provided that the premium pursuant to this clause (b)(ii) shall be paid in kind (rather than in cash) and added to the aggregate principal amount of the Loans and, immediately following the consummation of such transaction and upon written notification by the Borrower to the Administrative Agent, the Exit Term Loan Facility (the premiums referred to in the foregoing clauses (b)(i) and (ii), collectively, the “Exit Premium”). For the avoidance of doubt, it is understood and agreed that, if the New Money Loans are accelerated or otherwise become due prior to the Stated Maturity Date, in each case whether in full or in part (regardless of whether before or after the occurrence of an Event of Default or the commencement of any bankruptcy or insolvency proceeding or any other proceeding under the Bankruptcy Code), the Exit Premium will also automatically be due and payable as though the New Money Loans were being repaid or prepaid and shall constitute part of the Obligations with respect to the New Money Loans. For the avoidance of doubt, the Exit Premium shall also be due and payable in cash (i) in the event the New Money Loans are satisfied or released by foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by another means and/or (ii) upon the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any Obligations and/or this Agreement in any insolvency proceeding or other proceeding pursuant to the Bankruptcy Code, foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by other means or the making of a distribution of any kind in any insolvency proceeding or under any Debtor Relief Law to the Administrative Agent, for the account of the Lenders, in full or partial satisfaction of the Obligations.

(c)                Administrative Agent Fees. Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Agent Fee Letter or such other fees payable in the amounts and at the times separately agreed upon between Borrower and the Administrative Agent (the “Administrative Agent Fees”).

Section 2.06           Interest on Loans.

(a)                Subject to the provisions of Section 2.06(c), the Loans shall bear interest at a rate per annum equal to, at the election of the Borrower, the Adjusted Term SOFR or Alternate Base Rate, in each case, plus the Applicable Margin.

(b)                [Reserved].

(c)                Notwithstanding the foregoing, effective immediately upon the occurrence of any Event of Default all principal and, to the extent permitted under applicable law, interest in respect of the Loans shall bear interest, after as well as before judgment, at a rate per annum equal to the rate which is 2% in excess of the non-default rate applicable to the respective Loans from time to time and (y) all other amounts owing under the Loan Documents shall bear interest, after as well as before judgment, at a rate per annum equal to the rate which is 2% in excess of the non-default rate then applicable to Loans from time to time (the “Default Rate”).

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(d)                Accrued interest on each Loan shall be payable in kind (rather than in cash) and added to the aggregate principal amount of Loans on the corresponding Interest Payment Date for such Loan; provided that in the event of any conversion of any Term SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable in kind on the effective date of such conversion.

(e)                All per annum interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted Term SOFR shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error.

Section 2.07           Termination and Reduction of Commitments. Unless previously terminated, the New Money Commitments shall be reduced by the amount of each New Money Loan made to the Borrower. The New Money Commitments shall terminate on the Termination Date.

Section 2.08           Interest Elections.

(a)                Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.08. Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary in this Agreement, the Borrower shall not be entitled to request any conversion or continuation that, if made, would result in more than ten SOFR Borrowings outstanding hereunder at any one time.

(b)                To make an election pursuant to this Section 2.08, the Borrower shall deliver, by hand delivery, email through a “pdf” copy or facsimile transmission (or transmit by other electronic transmission if arrangements for doing so have been approved in writing by the Administrative Agent), a duly completed and executed Interest Election Request to the Administrative Agent not later than the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each Interest Election Request shall be irrevocable.

(c)                Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)                 the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, or if outstanding Borrowings are being combined, allocation to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

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(ii)               the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)             whether the resulting Borrowing is to be an ABR Borrowing or a SOFR Borrowing; and

(iv)              if the resulting Borrowing is a SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a SOFR Borrowing but does not specify an Interest Period, then Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)                Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)                If an Interest Election Request with respect to a SOFR Borrowing is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be deemed converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, the Administrative Agent, at the written direction of the Required Lenders, may require, by notice to the Borrower, that (i) no outstanding Borrowing may be converted to or continued, after any then-applicable Interest Period, as a SOFR Borrowing and (ii) unless repaid, each SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.09           Repayment of Loans. To the extent not previously paid, all Loans shall be due and payable on the Stated Maturity Date, subject to Section 2.23.

Section 2.10           Optional and Mandatory Prepayments of Loans.

(a)                The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, other than the Exit Premium.

(b)                [Reserved].

(c)                Casualty Events. Not later than five (5) Business Days following the receipt by any Company of any Net Cash Proceeds of any Casualty Event, the Borrower shall apply 100% of such Net Cash Proceeds to make prepayments of the Borrowings hereunder; provided that:

(i)                 no such prepayment shall be required under this clause (c) to the extent the aggregate Net Cash Proceeds of all Casualty Events taken together do not result in more than $500,000 in any fiscal year (the “Casualty Events Threshold”), it being understood that once Net Cash Proceeds in excess of the Casualty Events Threshold have been received in any fiscal year, then all such Net Cash Proceeds (including amounts not in excess of the Casualty Events Threshold) received in such fiscal year shall be subject to prepayment under this clause (c);

(ii)               such Net Cash Proceeds shall not be required to be so applied on such date to the extent that the Borrower shall have delivered an Officers’ Certificate to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds are expected to be reinvested in assets used or useful in the business (other than ordinary course current assets and excluding, in any event, any Investments and non-maintenance Capital Expenditures) of the Borrower and the other Loan Parties within 15 days following the date of such Casualty Event (which Officers’ Certificate shall set forth the estimates of the proceeds to be so expended); provided that if the Property subject to such Casualty Event constituted Collateral, then all Property purchased or otherwise acquired with the Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the first priority perfected Lien of the applicable Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties; and

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(iii)             if all or any portion of such Net Cash Proceeds permitted to be reinvested pursuant to clause (ii) above is not contractually committed to be so reinvested within such 15-day period (and actually reinvested within such 15-day period), such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 2.10(c).

(d)                Debt Issuance. Not later than five (5) Business Days following the receipt of any Net Cash Proceeds of any Debt Issuance by any Company (other than Indebtedness permitted by this Agreement), the Borrower shall make prepayments of the Borrowings hereunder in an aggregate principal amount equal to 100% of such Net Cash Proceeds.

(e)                [Reserved].

(f)                 Extraordinary Receipts. Not later than five (5) Business Days following the receipt by the Borrower and its Subsidiaries of Extraordinary Receipts, the Borrower shall apply 100% of such Extraordinary Receipts to make prepayments in accordance with Sections 2.10(h) and (i).

(g)                [Reserved].

(h)                Prior to any optional or mandatory prepayment of the Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (i) of this Section substantially in the form of Exhibit I hereto (the “Notice of Prepayment”).

(i)                 Notice of Prepayment. Borrower shall notify the Administrative Agent by written notice of any prepayment hereunder (i) in the case of prepayment of a SOFR Borrowing, not later than 12:00 p.m., New York City time, on the third Business Day before the date of prepayment (or such later time as may be agreed to by Administrative Agent in its sole discretion) and (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 p.m., New York City time, one Business Day before the date of prepayment (or such later time as may be agreed to by Administrative Agent in its sole discretion). Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Such notice to the Lenders may be by electronic communication. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing and otherwise in accordance with this Section 2.10. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06.

Section 2.11           Alternate Rate of Interest.

(a)                If prior to the commencement of any Interest Period for a Borrowing:

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(i)                 the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining Adjusted Term SOFR for a Loan or for the applicable Interest Period; or

(ii)               the Administrative Agent is advised by the Required Lenders that Adjusted Term SOFR for a Loan or for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders as promptly as practicable thereafter and, until the Administrative Agent (upon the written instruction of the Required Lenders in the case of clause (ii) above) notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a SOFR Borrowing shall be ineffective and the Loans shall be converted to an ABR Borrowing and (y) if any Borrowing Request requests a SOFR Borrowing, such Borrowing shall be made as an ABR Borrowing.

(b)                Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i)                 adequate and reasonable means do not exist for ascertaining Term SOFR for any requested Interest Period, including, without limitation, because the SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary,

(ii)               the Term SOFR Administrator or administrator of the SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which SOFR or the SOFR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or

(iii)             syndicated loans currently being executed, or that include language similar to that contained in this Section 2.11, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace SOFR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent (acting at the written direction of the Required Lenders) and the Borrower may amend this Agreement to replace SOFR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “SOFR Successor Rate”), together with any proposed SOFR Successor Rate Conforming Changes, and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.

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If no SOFR Successor Rate has been determined and the circumstances under clause (b)(i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) the SOFR component shall no longer be utilized in determining the Alternate Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of SOFR Successor Rate shall provide that in no event shall such SOFR Successor Rate be less than the Floor for purposes of this Agreement.

Section 2.12           Increased Costs; Change in Legality.

(a)                If any Change in Law shall:

(i)                 impose, modify or deem applicable any reserve, special deposit or similar requirement against Property of, deposits with or for the account of, or credit extended by, any Lender;

(ii)               subject the Administrative Agent, any Lender or such other Recipient to any Taxes (other than (x) Excluded Taxes and (y) Indemnified Taxes that are covered by Section 2.15) on or with respect to its Loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable to any Loan or New Money Commitment; or

(iii)             impose on any Lender any other condition, cost or expense affecting this Agreement or Term SOFR Loans made by such Lender therein;

and the result of any of the foregoing shall be to increase the cost to the Administrative Agent, such Lender or such other Recipient of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by the Administrative Agent, such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then Borrower will pay to the Administrative Agent, such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate the Administrative Agent, such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered; provided that the foregoing shall not apply to any such costs incurred more than 270 days prior to the date on which Borrower receives a certificate in regard thereto (provided, further, that the foregoing limitation shall not apply to any such costs arising out of the retroactive application of any Change in Law), as provided in subsection (c) below. The protection of this Section 2.12 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

(b)                If any Lender determines (in good faith in its reasonable discretion) that any Change in Law regarding Capital Requirements or liquidity has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the New Money Commitment of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company, for any such reduction suffered; provided that the foregoing shall not apply to any such costs incurred more than 270 days prior to the date on which Borrower receives a certificate in regard thereto (provided, further, that the foregoing limitation shall not apply to any such costs arising out of the retroactive application of any Change in Law), as provided in subsection (c) below.

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(c)                A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.12 shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive and binding absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d)                Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender’s right to demand such compensation, except as otherwise expressly provided in subsection (a) and (b) above.

(e)                If any Lender determines in good faith in its reasonable discretion that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to make, maintain or fund Term SOFR Loans, or to determine or charge interest rates based upon Adjusted Term SOFR, then, on written notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Term SOFR Loans or to convert ABR Loans to Term SOFR Loans or, if such notice relates to the unlawfulness or asserted unlawfulness of charging interest based on Adjusted Term SOFR, to make ABR Loans as to which the interest rate is determined with reference to Adjusted Term SOFR shall be suspended until such Lender notifies in writing the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrower shall, within three Business Days after demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans of such Lender and ABR Loans as to which the interest rate is determined with reference to Adjusted Term SOFR to ABR Loans as to which the rate of interest is not determined with reference to Adjusted Term SOFR, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans or a ABR Loan as to which the interest rate is determined with reference to Adjusted Term SOFR.  Notwithstanding the foregoing and despite the illegality for such a Lender to make, maintain or fund Term SOFR Loans or ABR Loans as to which the interest rate is determined with reference to Adjusted Term SOFR, that Lender shall remain committed to make ABR Loans as to which the rate of interest is not determined with reference to Adjusted Term SOFR and shall be entitled to recover interest at such Alternate Base Rate.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

(f)                 For purposes of paragraph (e) of this Section 2.12, a written notice to the Borrower by any Lender shall be effective as to each Term SOFR Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Term SOFR Loan; in all other cases such notice shall be effective on the date of receipt by Borrower.

Section 2.13           Breakage Payments. In the event of (a) the payment or prepayment, whether optional or mandatory, of any principal of any Term SOFR Loan earlier than the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term SOFR Loan earlier than the last day of the Interest Period applicable thereto, to the extent thereof, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto, to the extent thereof, or (d) the assignment of any Term SOFR Loan earlier than the last day of the Interest Period applicable thereto as a result of a request by Borrower pursuant to Section 2.16, to the extent thereof, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Term SOFR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount reasonably determined by such Lender in good faith to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at Adjusted Term SOFR that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), in excess of (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks in the U.S. market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive and binding absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within seven Business Days after receipt thereof.

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Notwithstanding any of the other provisions of this Section 2.13, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Term SOFR Loans is required to be made under Section 2.10 prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to Section 2.10 in respect of any such Term SOFR Loan prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit with the Administrative Agent the amount of any such prepayment otherwise required to be made hereunder until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with Section 2.10. Such deposit shall constitute cash collateral for the Term SOFR Loans to be so prepaid, provided that the Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to Section 2.10.

Section 2.14           Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a)                The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.12, 2.13 or 2.15, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 1:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff, deduction or counterclaim. Any amounts received after such time on any date may, in the reasonable discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 950 17th Street, Suite 1400, Denver, CO 80202 (or such other office as the Administrative Agent shall specify in writing to the Borrower), except that payments pursuant to Sections 2.12, 2.13, 2.15 and 11.03 shall be made directly to the persons entitled thereto and payments pursuant to other Loan Documents shall be made to the persons specified therein. Subject to Article X, the Administrative Agent shall distribute any such payments received by it for the account of any other persons ratably to the appropriate recipients promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, unless specified otherwise, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in Dollars.

(b)                If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

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(c)                If any Lender shall, by exercising any right of setoff or counterclaim or otherwise (including by exercise of its rights under the Security Documents), obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to any Company or any Affiliates thereof (as to which the provisions of this paragraph shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Legal Requirements, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party pursuant to this Agreement in the amount of such participation. If under applicable bankruptcy, insolvency or any similar law any Secured Party receives a secured claim in lieu of a setoff or counterclaim to which this Section 2.14(c) applies, such Secured Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights to which the Secured Party is entitled under this Section 2.14(c) to share in the benefits of the recovery of such secured claim.

(d)                Unless the Administrative Agent shall have received written notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may (but shall not be obligated to) assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules or practices on interbank compensation.

(e)                If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(c), 2.14(d) or 11.03(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.15           Taxes.

(a)                Any and all payments by or on account of any obligation of any of the Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any and all Taxes; provided that if applicable Legal Requirements (as determined in the good faith discretion of an applicable withholding agent) shall require deduction or withholding of any Tax from such payments, then (i) if such Tax is an Indemnified Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that after all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.15) the applicable Recipient receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable withholding agent shall be entitled to make such deductions or withholdings as required by applicable Legal Requirements and (iii) the applicable withholding agent shall timely pay, or cause to be paid, the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Legal Requirements.

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(b)                In addition, the Borrower and any other Loan Party shall timely pay, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes to the relevant Governmental Authority in accordance with applicable Legal Requirements.

(c)                Borrower and all other Loan Parties shall jointly and severally indemnify the Administrative Agent, each Lender and each other Recipient, within ten Business Days after written demand therefor, for the full amount of any Indemnified Taxes payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient or required to be withheld or deducted from a payment to such Recipient (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15, but, for the avoidance of doubt, without duplication of any amounts withheld or deducted by the applicable withholding agent and for which the Recipient has been paid pursuant to clause (i) of Section 2.15(a)) and any penalties, interest and expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Recipient (in each case, with a copy delivered concurrently to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.

(d)                As soon as practicable after any payment of Taxes pursuant to this Section 2.15 and in any event within thirty (30) days following any such payment being due by Borrower or any other Loan Party to a Governmental Authority, the Borrower or any other Loan Party, as applicable, shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. If the Borrower or any other Loan Party fails to pay any Indemnified Taxes when due to the appropriate Governmental Authority or fails to remit to the Administrative Agent the required receipts or other documentary evidence, the Borrower or such Loan Party shall indemnify the Administrative Agent, each Lender and each other Recipient for any incremental Taxes or expenses that may become payable by the Administrative Agent, such Lender or such other Recipient, as the case may be, as a result of any such failure.

(e)                Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent or as prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law and reasonably requested by Borrower or the Administrative Agent as will permit such payments to be made without withholding (including backup withholding) or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and delivery of such documentation (other than such documentation set forth in Section 2.15(e)(i), Section 2.15(e)(ii) or Section 2.15(e)(iii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or delivery would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

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(i)                 Without limiting the generality of the foregoing, each Foreign Lender (as well as the Administrative Agent, in the event the Administrative Agent is not a “United States person” (as defined in Section 7701(a)(30) of the Code)) shall (i) furnish to the Borrower and the Administrative Agent on or prior to the date it becomes a party hereto, either (a) two accurate and complete executed copies of U.S. Internal Revenue Service Forms W-8BEN, or W-8BEN-E, claiming the benefits under any applicable income tax treaty (or successor form), (b) two accurate and complete executed copies of U.S. Internal Revenue Service Forms W-8ECI (or successor form), (c) two accurate and complete executed copies of U.S. Internal Revenue Service Forms W-8IMY (or successor form) and certification documents from each beneficial owner, as applicable, or (d) two accurate and complete executed copies of U.S. Internal Revenue Service Forms W-8EXP (or successor form), together with any required schedules or attachments, certifying, in each case, to such Foreign Lender’s legal entitlement to an exemption or reduction from U.S. federal withholding tax with respect to all interest payments hereunder, as may be applicable, and (ii) to the extent it may lawfully do so at such times, provide Borrower and the Administrative Agent a new copy of U.S. Internal Revenue Service Form W-8BEN, W-8BEN-E (or successor form), U.S. Internal Revenue Service Form W-8ECI (or successor form), U.S. Internal Revenue Service Form W-8IMY (or successor form) or U.S. Internal Revenue Service Form W-8EXP (or successor form) (in each case, together with any required schedules or attachments) upon the expiration or obsolescence of any previously delivered form, or at any other time upon the reasonable request of the Borrower or the Administrative Agent, to reconfirm any complete exemption from, or any entitlement to a reduction in, U.S. federal withholding tax with respect to any interest payment hereunder; provided that any Foreign Lender that is claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest” shall furnish a “U.S. Tax Certificate” in the form of Exhibit G-1 attached to such Foreign Lender’s U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E; provided, further, that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner.

(ii)               Each Recipient that is a “United States person” (as defined in Section 7701(a)(30) of the Code) shall furnish to the Borrower and the Administrative Agent on or prior to the date it becomes a Recipient hereunder an accurate, properly completed and duly executed U.S. Internal Revenue Service Form W-9 (or successor form) establishing that such Recipient is not subject to U.S. backup withholding or shall otherwise establish an exemption from U.S. backup withholding, and provide a new U.S. Internal Revenue Service Form W-9 (or successor form) upon obsolescence of any previously delivered form.

(iii)             If a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine that such Recipient has or has not complied with such Recipient’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for the purposes of this Section 2.15(e), “FATCA” shall include any amendment made to FATCA after the date of this agreement.

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Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. Notwithstanding the foregoing, this Section 2.15(e) shall not require any Recipient to provide any forms or documentation that it is not legally entitled to provide.

(f)                 If the Administrative Agent or a Lender determines in its sole discretion, exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 2.15, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 2.15 with respect to the Indemnified Taxes or the Other Taxes giving rise to such refund), net of all reasonable and documented out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that if the Administrative Agent or such Lender is required to repay all or a portion of such refund to the relevant Governmental Authority, the Borrower, upon the request of the Administrative Agent or such Lender, shall repay the amount paid over to the Borrower that is required to be repaid (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender within three Business Days after receipt of written notice that the Administrative Agent or such Lender is required to repay such refund (or a portion thereof) to such Governmental Authority. Nothing contained in this Section 2.15(f) shall require the Administrative Agent or any Lender to make available its Tax Returns or any other information which it deems confidential to the Borrower or any other person. Notwithstanding anything to the contrary, in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower the payment of which would place the Administrative Agent or such Lender in a less favorable net after-tax position than the Administrative Agent or such Lender would have been in if the Indemnified Taxes giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Indemnified Taxes had never been paid.

(g)                Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the New Money Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.16           Mitigation Obligations; Replacement of Lenders.

(a)                Mitigation of Obligations. If any Lender requests compensation under Section 2.12(a) or (b), or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender if requested by Borrower shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce materially amounts payable pursuant to Section 2.12(a), 2.12(b), or 2.15, as the case may be, in the future, (ii) would not subject such Lender to any unreimbursed cost or expense, (iii) would not require such Lender to take any action materially inconsistent with its internal policies or legal or regulatory restrictions, and (iv) would not otherwise be materially disadvantageous to such Lender. Borrower shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. A certificate setting forth such costs and expenses in reasonable detail submitted by such Lender to the Administrative Agent shall be conclusive absent manifest error.

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(b)                Replacement of Lenders. In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.12(a) or (b), (ii) any Lender delivers a notice described in Section 2.12(e), (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.15, (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of 100% of the Lenders or 100% of all affected Lenders, and which, in each case, has been consented to by Required Lenders or (v) any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans or other extensions of credit hereunder, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 11.04(b)), upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 11.04), all of its interests, rights and obligations under this Agreement to an assignee which shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (u) in the case of any such assignment resulting from a claim for compensation under Section 2.12(a) or (b) or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments thereafter, (v) in the case of any assignment resulting from the circumstances described in clause (iv) above, the applicable assignee shall have consented to the applicable amendment, waiver or other modification, (w) except in the case of clause (iv) above if the effect of such amendment, waiver or other modification of the applicable Loan Document would cure all Defaults and Events of Default then ongoing, no Default or Event of Default shall have occurred and be continuing, (x) such assignment shall not conflict with any applicable Legal Requirement, (y) to the extent required pursuant to Section 11.04(b)(v), the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, and (z) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender affected by such assignment plus all Fees and other amounts owing to or accrued for the account of such Lender or Administrative Agent hereunder (including any amounts under Sections 2.12 and 2.13 and the assignment fee described in Section 11.04(b)(iii)); provided, further, that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s claim for compensation under Section 2.12(a) or (b) or notice under Section 2.12(e) or the amounts paid pursuant to Section 2.15, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.12(e), or cease to result in amounts being payable under Section 2.15, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (a) of this Section 2.16), or if such Lender shall waive its right to claim further compensation under Section 2.12(a) or (b) in respect of such circumstances or event or shall withdraw its notice under Section 2.12(e) or shall waive its right to further payments under Section 2.15 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby grants to the Administrative Agent (other than any Lender upon written request at the sole discretion of the Administrative Agent) an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Assumption necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.16(b).

(c)                Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that any Lender becomes a Defaulting Lender, then (i) during any Default Period (as defined below) with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender”, and the amount of such Defaulting Lender’s New Money Commitments and Loans shall be excluded for purposes of voting, and the calculation of voting, on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents, except that the amount of such Defaulting Lender’s New Money Commitments and Loans shall be included for purposes of voting, and the calculation of voting, on the matters set forth in Section 11.02(b)(i) to (xii) (including the granting of any consents or waivers) only to the extent that, in the case of Section 11.02(b)(i) to (iii), any such matter directly affects such Defaulting Lender or, in the case of Section 11.02(b)(iv) to (xii), any such matter disproportionately affects such Defaulting Lender; (ii) to the extent permitted by applicable Legal Requirements, until such time as the Default Excess (as defined below) with respect to such Defaulting Lender shall have been reduced to zero, (A) any voluntary prepayment of the Loans pursuant to Section 2.10(a) shall, if the Borrower so directs at the time of making such voluntary prepayment, be applied to the Loans of other Lenders (but not to the Loans of such Defaulting Lender) in accordance with Section 2.10(a) as if such Defaulting Lender had no Loans outstanding, and (B) any mandatory prepayment of the Loans pursuant to Section 2.10 shall, if the Borrower so directs at the time of making such mandatory prepayment, be applied to the Loans of other Lenders (but not to the Loans of such Defaulting Lender) in accordance with Section 2.10 as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that the Borrower shall be entitled to retain any portion of any mandatory prepayment of the Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (B); and (iii) the amount of such Defaulting Lender’s Loans shall be excluded for purposes of calculating the Upfront Premium payable to such Lender pursuant to Section 2.05(a) in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any Upfront Premium pursuant to Section 2.05(a) with respect to such Defaulting Lender’s New Money Commitment with respect to such Defaulting Lender.

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For purposes of this Agreement, (i) “Funding Default” shall mean, with respect to any Defaulting Lender, the occurrence of any of the events set forth in the definition of “Defaulting Lender,” (ii) “Default Period” shall mean, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (a) the date on which all New Money Commitments are cancelled or terminated and/or the Secured Obligations are declared or become immediately due and payable, (b) with respect to any Funding Default (other than any such Funding Default arising pursuant to clause (e) of the definition of “Defaulting Lender”), the date on which (1) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Loans in accordance with the terms hereof or any combination thereof) and (2) such Defaulting Lender shall have delivered to the Borrower and the Administrative Agent a written reaffirmation of its intention to honor its obligations under this Agreement with respect to its New Money Commitment(s), and (c) the date on which the Borrower, the Administrative Agent and the Required Lenders waive all Funding Defaults of such Defaulting Lender in writing, and (iii) “Default Excess” shall mean, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s pro rata percentage of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Defaulting Lenders (including such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of Loans of such Defaulting Lender.

No amount of the New Money Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in Section 2.16(c), performance by the Borrower of its obligations under this Agreement and the other Loan Documents shall not be excused or otherwise modified, as a result of any Funding Default or the operation of Section 2.16(c). The rights and remedies against a Defaulting Lender under Section 2.16(c) are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Funding Default and that the Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

Section 2.17           [Reserved].

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Section 2.18           [Reserved].

Section 2.19           [Reserved].

Section 2.20           [Reserved].

Section 2.21           [Reserved].

Section 2.22           Priority and Liens; No Discharge.

(a)                Each of the Loan Parties that is a Debtor hereby covenants and agrees that upon the entry of the Interim Order (and when entered, the Final Order) its obligations hereunder and under the Loan Documents shall, subject, solely to the extent set forth in the Interim Order (and when entered, the Final Order) to the Carve-Out and Permitted Priority Liens, at all times, pursuant to Section 364(c)(2), (c)(3) and (d) of the Bankruptcy Code, be secured by a perfected Lien on and security interest in all of the Collateral of the Debtors, whether consisting of Real Property, or personal, tangible or intangible property, whether now owned or hereafter acquired, as provided in and with the priority contemplated by the Interim Order (and when entered, the Final Order), excepting Excluded Assets, unless such Collateral has been released in accordance with Section 7.09 in connection with transactions permitted under the Loan Documents.

(b)                The relative priorities of the Liens with respect to the Collateral of the Debtors shall be as set forth in the Interim Order (and, when entered, the Final Order).

(c)                Each Loan Party that is a Debtor hereby confirms and acknowledges that, pursuant to the Interim Order (and, when entered, the Final Order), the Liens in favor of the Collateral Agent on behalf of and for the benefit of the Secured Parties in all of the Collateral of such Loan Party (including, without limitation, (x) all of the outstanding shares of capital stock of subsidiaries and (y) any property and rights of such Loan Parties described in the Orders and/or the Security Agreement) shall be created and perfected, to the maximum extent permitted by law, without the execution or the recordation or filing in any land records or filing offices, of any Mortgage, assignment, security agreements, mortgages, control agreements, pledge agreements, financing statements or other similar documents, or the possession or control by the Collateral Agent of, or over, any such Collateral, as set forth in the Interim Order (and, when entered, the Final Order).

(d)                Further to Section 2.22(a)-(c), the Interim Order (and, when entered, the Final Order), to secure the full and timely payment and performance of (A) the Secured Obligations, each Loan Party that is a Debtor hereby MORTGAGES, GRANTS, BARGAINS, ASSIGNS, SELLS, CONVEYS and CONFIRMS, to the Collateral Agent, for the ratable benefit of the Secured Parties, in each case to the extent constituting Collateral, the Real Property (which, for the avoidance of doubt, shall include all of such Debtor’s right, title and interest now or hereafter acquired in and to all Real Property and (a) all goods, accounts, inventory, general intangibles, instruments, documents, contract rights and chattel paper, (b) all reserves, escrows or impounds and all deposit accounts maintained by such Debtor with respect to the Real Property, (c) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person a possessory interest in, or the right to use, all or any part of the Real Property, together with all related security and other deposits, (d) all of the rents, revenues, royalties, income, proceeds, profits, accounts receivable, security and other types of deposits, and other benefits paid or payable by parties to the leases for using, leasing, licensing possessing, operating from, residing in, selling or otherwise enjoying the Real Property, (e) all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Real Property, (f) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, (g) all property tax refunds payable with respect to the Real Property, (h) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof, (i) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by such Debtor as an insured party, and (j) all awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made to any Debtor by any governmental authority pertaining to any condemnation or other taking (or any purchase in lieu thereof) of all or any Real Property), TO HAVE AND TO HOLD to the Collateral Agent, and such Debtor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to such property, assets and interests unto the Collateral Agent.

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(e)                Each of the Loan Parties agrees that to the extent that the Loan Document Obligations shall not have been satisfied in full in cash, unless a Lender has otherwise agreed in writing (including pursuant to Section 2.23) in respect of the applicable obligations owed to it, (i) such Loan Document Obligations shall not be discharged by any order confirming a Chapter 11 Plan (and each of the Loan Parties, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claims granted to the Administrative Agent and the Lenders pursuant to the Orders and the Liens granted to the Collateral Agent and the Lenders pursuant to the Orders shall not be affected in any manner by any order confirming a Chapter 11 Plan, other than, in each case an Acceptable Plan.

Section 2.23           Exit Term Loan Facility Refinancing. Upon the consummation of the Acceptable Plan and the satisfaction of customary conditions precedent to effectiveness to be set forth in the definitive documentation in respect of the Exit Term Loan Facility, automatically and without any further consent or action required by the Administrative Agent, any Lender, any other Secured Party or any Loan Party, this Agreement shall terminate and be superseded and replaced in its entirety by the Exit Term Loan Facility (with such changes and insertions thereto, as are reasonably satisfactory to the Administrative Agent, the Exit Term Loan Facility Agent, the Required Lenders and the Borrower, incorporated as necessary to make any technical changes necessary to effectuate the intent of this Section 2.23), and the principal amount of all New Money Loans and Roll-Up Loans then outstanding (including the additional principal amount representing the Exit Premium in accordance with Section 2.05(b)) shall be cashlessly exchanged for an equal principal amount of Exit Term Loans under the Exit Term Loan Facility, and the other financing transactions under the Exit Term Loan Facility as contemplated by the Acceptable Plan shall occur.

Article III
REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Administrative Agent, the Collateral Agent and each of the Lenders on the Closing Date and on the date of each Credit Extension (to the extent required pursuant to Article IV) that:

Section 3.01           Existence, Qualification and Power. Each Company (a) is duly incorporated or organized and validly existing under the laws of the jurisdiction of its incorporation or organization, as the case may be, (b) subject in the case of each Loan Party that is a Debtor, to the entry of the Orders and the terms thereof, has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to own, lease and operate its Property and (c) is registered, qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so register, qualify or be in good standing could not reasonably be expected to result in a Material Adverse Effect. There is no existing default under any Organizational Document of any Company or any event which, with the giving of notice or passage of time or both, would constitute a default by any party thereunder.

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Section 3.02           Authorization; Enforceability. Subject in the case of each Loan Party that is a Debtor, to the entry of the Orders and the terms thereof, the Loan Documents to be entered into by each Loan Party are within such Loan Party’s powers and have been duly authorized by all necessary corporate or other organizational action on the part of each such Loan Party. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law.

Section 3.03           No Conflicts. Subject in the case of each Loan Party that is a Debtor, to the entry of the Orders and the terms thereof, the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the other Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i)  as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect or maintain the perfection or priority of the Liens created by the Security Documents and (iii) consents, approvals, registrations, filings, permits or actions the failure of which to obtain or perform would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the Organizational Documents of any Company, (c) will not violate or result in a default or require any consent or approval under (x) any indenture, agreement, or other instrument binding upon any Company or its Property or to which any Company or its Property is subject, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect or (y) any Organizational Document of any Company, (d) will not violate any Legal Requirement in any material respect and (e) will not result in the creation or imposition of any Lien on any Property of any Company, other than the Liens created by the Security Documents.

Section 3.04           Financial Statements; No Material Adverse Effect.

(a)                The Borrower has heretofore delivered to the Agents and the Lenders (i) the Historical Financial Statements, in the case of the financials described in clause (a) of the definition thereof, audited by and accompanied by the unqualified opinion of Ernst & Young LLP, independent public accountants, and (ii) the consolidated balance sheets of the Borrower and certain of its Affiliates (as specified therein) and the related consolidated statements of income or operations, changes in stockholders’ equity and cash flows as of and for the dates specified therein. Such financial statements and all financial statements delivered pursuant to Sections 5.01(a) and (b) have been prepared in accordance with GAAP consistently applied throughout the applicable period covered, thereby and present fairly and accurately, in all material respects, the financial condition and results of operations and cash flows of the entities specified therein as of the dates and for the periods to which they relate (subject to year-end audit adjustments and the absence of footnote disclosures). No Company has any material liabilities of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise except as reflected in such financial statements and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability.

(b)                [Reserved].

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(c)                Since the Petition Date, or if more recent, the date of the most recent audited financial statements delivered to the Agents and the Lenders in accordance with Section 5.01(a), there has been no event, change, circumstance, condition, development or occurrence that has had, or would reasonably be expected to result, either individually or in the aggregate, a Material Adverse Effect.

Section 3.05           Properties.

(a)                Each Company has good, valid and marketable fee simple title to, or valid leasehold interests in, all its Property, free and clear of all Liens except for Permitted Liens. The Property of the Companies, individually and in the aggregate, (i) is in good operating order, condition and repair (ordinary wear and tear and Casualty Events excepted), and (ii) constitutes all of the Property which is required for the business and operations of the Companies as presently conducted.

(b)                As of the Closing Date, Schedule 3.05(b) contains a true and complete list of each ownership and leasehold interest in Real Property (i) owned by any Company and describes the type of interest therein held by such Loan Party, the common street address, and the name of the Loan Party that owns such Real Property and (ii) leased, subleased, licensed or otherwise occupied or utilized by any Company, as lessee, sublessee, franchisee or licensee, the name of the Loan Party that leases such Real Property, a description of the lease, sublease, license, use or occupancy agreement pursuant to which such rights have been granted, and the parties to such agreement (collectively, the “Real Property Leases”). Each Real Property Lease is in full force and effect and constitutes a legal, valid and binding obligation on the applicable Loan Party which is a party to it, enforceable in accordance with its terms, no Loan Party, nor to the Company’s knowledge any other party, is in breach or default under such Real Property Lease and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default or permit the termination, modification or acceleration of rent under such Real Property Lease, and no Loan Party nor the Company has subleased, licensed, or otherwise granted to any Person the right to use or occupy any Real Property.

(c)                [Reserved].

(d)                Each Company owns or has rights to use all of its property and all rights with respect to any of the foregoing which are required for the business and operations of the Companies as presently conducted. The use by each Company of its property and all such rights with respect to the foregoing do not infringe on the rights or other interests of any person. No claim has been made and remains outstanding that any Company’s use of any of its property does or may violate the rights of any third party. The present uses of the Real Property and the current operations of each Company’s business do not violate in any material respect any provision of any applicable building codes, subdivision regulations, fire regulations, health regulations or building and zoning by-laws.

(e)                There is no pending or threatened condemnation or eminent domain proceeding with respect to, or that could affect, any of the Real Property of any Company.

(f)                 Each parcel of Real Property is taxed as a separate tax lot and is currently being used in a manner that is consistent with and in compliance in all material respects with the property classification assigned to it for real estate tax assessment purposes.

(g)                No Company is obligated under, or a party to, any option, right of first refusal or other contractual right to sell, assign or dispose of any Real Property or any portion thereof or interest therein.

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(h)                Other than as set forth on Schedule 3.05(h), there are no leases, subleases, licenses or other use or occupancy agreements granting any other person the right to the possession, use or occupancy of any portion of the Real Property.

(i)                 All buildings, structures, improvements, fixtures, building systems and equipment, and all components thereof included in the Real Property (the “Improvements”) are in good condition and repair (reasonable wear and tear excepted) and sufficient for the operation of the Company’s business. To the knowledge of the Loan Parties, there are no material structural deficiencies or latent defects affecting any of the Improvements and there are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere in any material respect with the use or occupancy of the Improvements or any portion thereof in the operation of the Company’s business.

Section 3.06           Intellectual Property. (a) Each Company owns or is licensed to use, free and clear of all Liens (other than Permitted Liens), patents, copyrights, trademarks, service marks, trade dress, trade names, domain names trade secrets, confidential information, proprietary information, inventions, databases, software, formulae, works of authorship, know-how, processes, and other intellectual property (collectively, the “Intellectual Property”) used in the conduct of the business of such Company as currently conducted and (b) no actions, suits, claims, disputes, or proceedings are pending, or to the knowledge of such Loan Party are threatened, (i) alleging that any Company infringes, misappropriates, dilutes or otherwise violates any Intellectual Property of any third-party, or (ii) challenging the validity, enforceability, registration, or ownership of any Intellectual Property owned any Company, and such Loan Party is not aware of any facts or circumstances that would reasonably form the basis of any such actions, suits, claims, disputes, or proceedings, except in each case as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 3.07           Equity Interests and Subsidiaries.

(a)                Schedule 3.07(a) sets forth a list of (i) each Company and its jurisdiction of incorporation or organization as of the Closing Date and (ii) the number of each class of the Equity Interests of each Company outstanding on the Closing Date. All Equity Interests of each Company are duly and validly issued and are fully paid and non-assessable (as applicable). Each Loan Party is the record and beneficial owner of, and has good title to, the Equity Interests pledged (or purporting to be pledged) by it under the Security Documents, free of any and all Liens, rights or claims of other persons and, as of the Closing Date, there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or Property that is convertible into, or that requires the issuance or sale of, any such Equity Interests (or any economic of voting interests therein).

(b)                Other than as required by foreign Legal Requirements with respect to the Equity Interests in any Foreign Subsidiary, no consent of any person including any general or limited partner, any other member or manager of a limited liability company, any shareholder or any other trust beneficiary is necessary or reasonably desirable (from the perspective of a secured party) in connection with the creation, perfection or first priority status (or the maintenance thereof) of the security interest of the Collateral Agent in any Equity Interests pledged to the Collateral Agent under the Security Documents or the exercise by the Collateral Agent or any other Secured Party of the voting or other rights provided for in the Security Documents or the exercise of remedies in respect of such Equity Interests.

(c)                A complete and accurate organization chart, showing the ownership structure of the Companies on the Closing Date, after giving effect to the Transactions, is set forth on Schedule 3.07(c).

Section 3.08           Litigation; Compliance with Laws.

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(a)                Except for the Cases, there are no actions, suits, claims, disputes, proceedings or, to the knowledge of any Loan Party, investigations at law or in equity by or before any Governmental Authority now pending or, to the knowledge of any Loan Party, threatened against or affecting any Company or any business, Property or rights of any Company that purport to affect or (i) involve any Loan Document or any of the Transactions or (ii)  have resulted in, or, individually or in the aggregate, would reasonably be expected to result in, a Material Adverse Effect.

(b)                No Company or any of its Property is in (i) violation of, nor will the continued operation of its Property or business as currently conducted violate, any Legal Requirements (including any zoning or building ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting any Company’s Real Property or (ii) default with respect to any Order, where such violation or default contemplated under subclauses (i) or (ii), would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 3.09           Federal Reserve Regulations.

(a)                No Company is engaged principally, or as one of its important activities, in the business of purchasing or carrying Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

(b)                No part of the proceeds of any Credit Extension will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for purchasing or carrying Margin Stock or for any other purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X. The pledge of the Securities Collateral pursuant to the Security Agreement does not violate such regulations.

Section 3.10           Investment Company Act. No Company is an “investment company” or a Company “controlled” by an “investment company”, as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 3.11           Use of Proceeds. The proceeds of the Loans shall be used by the Loan Parties only for the following, in each case in accordance with the terms of the Orders, the Loan Documents and the Budget (including the Budget Variance): (i) to pay amounts due to Lenders and the Administrative Agent hereunder and professional fees and expenses (including legal, financial advisor, appraisal and valuation-related fees and expenses) incurred by Lenders and the Administrative Agent, including those incurred in connection with the preparation, negotiation, documentation and court approval of the Transactions, (ii) solely to the extent provided for in the Budget, to fund the working capital needs, capital improvements and general corporate purposes of the Borrower and the other Loan Parties following the commencement of the Cases to the extent authorized by the Bankruptcy Court and not prohibited by the terms hereof, (iii) to pay obligations arising from or related to the Carve Out and (iv) solely in respect of the Excess Amount, strictly for purposes specified in Section 4.03(e).

Section 3.12           Taxes. Subject to Bankruptcy Law, the terms of the applicable Orders and any required approval by the Bankruptcy Court, each Company has (a) timely filed or caused to be timely filed all U.S. federal and state income Tax Returns and all other material Tax Returns required to have been filed by it and (b) duly and timely paid or caused to be duly and timely paid all U.S. federal and state income Taxes and all other material Taxes (whether or not shown on any Tax Return) due and payable by it and all assessments received by it, except Taxes that are being contested in good faith by appropriate proceedings and for which such Company has set aside on its books adequate reserves in accordance with GAAP. Each Company has made adequate provision in accordance with GAAP for all Taxes not yet due and payable. There is no material action, suit, proceeding, investigation, audit, assessment, deficiency or other claim now pending by any taxing authority regarding any Taxes relating to any Company, except to the extent that (i) the validity or amount thereof is currently being contested in good faith by appropriate proceedings timely instituted and diligently conducted and (ii) the applicable entity has set aside on its books adequate reserves or other appropriate provisions with respect thereto in accordance with. No Loan Party is a party to any Tax sharing or similar agreement with any person that is not a Loan Party.

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Section 3.13           No Material Misstatements. On the Closing Date or at the time furnished, reports, financial statements, certificates or other written information furnished (other than forecasts and other forward-looking information, budgets, estimates and information of a general economic or industry-specific nature) by or on behalf of any Company to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) are complete and correct in all material respects and do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

Section 3.14           Labor Matters. There are no strikes, lockouts or slowdowns against any Company pending or, to the knowledge of the Loan Parties, threatened that have resulted in, or could reasonably be expected to result in, a Material Adverse Effect. To the knowledge of the Loan Parties, the hours worked by and payments made to employees of any Company have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable Legal Requirement dealing with such matters in any manner that has resulted in, or would reasonably be expected to result in, a material liability to the Company. All payments due from any Company, or for which any claim may be made against any Company, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Company, except to the extent that the failure to do so has not resulted in, and would not reasonably be expected to result in, a material liability to the Company. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Company is bound.

Section 3.15           [Reserved].

Section 3.16           Employee Benefit Plans.

(a)                (i) Each Employee Benefit Plan complies and is operated and maintained in compliance with all applicable Legal Requirements, including all applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder and (ii) each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service or can rely upon an advisory or opinion letter issued by the Internal Revenue Service and nothing has occurred which would prevent, or reasonably be expected to cause the loss of, such qualification.

(b)                Except as could not reasonably be expected to result in a Material Adverse Effect, no ERISA Event has occurred or is reasonably expected to occur.

(c)                The Companies have no knowledge of any actions, suits or claims pending or threatened with respect to, against or involving an Employee Benefit Plan (other than routine claims for benefits) which would reasonably be expected to be asserted successfully against any Employee Benefit Plan and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to have a Material Adverse Effect.

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(d)                The Companies and, to the knowledge of the Loan Parties, each ERISA Affiliate, have made all material contributions to or under each Employee Benefit Plan and Multiemployer Plan required by law within the applicable time limits described thereby, the terms of such Employee Benefit Plan or Multiemployer Plan, respectively, or any contract or agreement requiring contributions to an Employee Benefit Plan or Multiemployer Plan save where any failure to comply, individually or in the aggregate, would not result in a material liability to the Companies.

(e)                Except as would not reasonably be expected to result in a Material Adverse Effect, each Foreign Plan has been maintained in compliance with its terms and with the requirements of all Legal Requirements and has been maintained, where required, in good standing with applicable Governmental Authorities. All contributions required to be made with respect to a Foreign Plan have been timely made. None of the Companies have incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Plan.

Section 3.17           Environmental Matters. Except as set forth on Schedule 3.17 or would not reasonably be expected to result in a Material Adverse Effect:

(a)                the Companies and their businesses, operations and Real Property are and have at all times during the Companies’ ownership or lease thereof been in compliance with, and the Companies have no liability under, any applicable Environmental Law, and the Loan Parties reasonably believe that compliance with any Environmental Law that is or is expected to become applicable to the Companies and their businesses will be timely attained and maintained without material expense;

(b)                the Companies have obtained, maintained in good standing and are in compliance with all Environmental Permits required for the conduct of their businesses and operations, and the ownership, operation and use of their Real Property. No material expenditures or operational adjustments are reasonably anticipated to be required to remain in compliance with the terms and conditions of, or to renew or modify, such Environmental Permits;

(c)                there has been no Release or threatened Release or any handling, management, generation, treatment, transport, storage or disposal of Hazardous Materials on, at, under or from any Real Property or facility presently or formerly owned, leased or operated by any of the Companies or their predecessors in interest or, to the knowledge of the Loan Parties, at, on, under or from any other location (including, without limitation, any location to which Hazardous Materials have been sent for re-use, recycling, treatment, storage, or disposal), that has resulted in, or is reasonably likely to result in, either liability or obligations of the Companies under Environmental Law, assertion of an Environmental Claim against the Companies, interfere with any of the Companies’ businesses and operations, or impair the fair saleable value of any Real Property;

(d)                there is no Environmental Claim pending or, to the knowledge of the Loan Parties, threatened in writing against any of the Companies, or relating to the Real Property currently or formerly owned, leased or operated by any of the Companies or relating to the operations of the Companies (including, for the avoidance of doubt, any request for information under CERCLA or other Environmental Laws), and, to the knowledge of the Loan Parties, there are no actions, activities, circumstances, conditions, events or incidents that are reasonably likely to form the basis of such an Environmental Claim;

(e)                the Companies are not subject to any pending or outstanding Order or agreement pursuant to which any Company is subject to any material liabilities or obligations under Environmental Law;

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(f)                 no person with an indemnity, contribution or other obligation to any of the Companies relating to compliance with or liability under Environmental Law is in default with respect to any such indemnity, contribution or other obligation, and the Companies have not assumed or retained, by contract or operation of law, any liability arising under Environmental Law of any kind, whether fixed or contingent, known or unknown;

(g)                the Companies have made available to the Lenders all material records and files in the possession, custody or control of, or otherwise reasonably available to, the Companies concerning compliance with or liability or obligation under Environmental Law, including those concerning the environmental condition of the Real Property or the existence of Hazardous Materials at Real Property or facilities currently or formerly owned, operated, leased or used by any of the Companies.

Section 3.18           Insurance. Schedule 3.18 sets forth a description in reasonable detail of all insurance maintained by each Company as of the Closing Date. All insurance maintained by the Companies is in full force and effect, all premiums due have been duly paid, no Company has received notice of violation or cancellation thereof, the premises, and the use, occupancy and operation thereof, comply in all material respects with all Insurance Requirements, and there exists no default under any Insurance Requirement. Each Company has insurance in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations.

Section 3.19           Security Documents.

(a)                The Security Documents are effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable and fully perfected first priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral (other than (A) the Intellectual Property Collateral (as defined in the Security Agreement), except to the extent that the filing of a financing statement or the entry of the Orders is sufficient to perfect a Lien in such Intellectual Property, and (B) such Security Agreement Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction by (x) the filing of the financing statements referred to in clause (i) of this Section 3.19(a) or (y) the taking of possession or control to the extent required by each Security Document), in each case subject to no Liens other than Permitted Liens.

(b)                When (i)  financing statements in appropriate form are filed in the offices specified on Schedule 9 to the Security Agreement (as updated in accordance with the terms hereof), and (ii) with respect to US registered copyrights, US patents and patent applications, and US registered trademarks and trademark applications, when the Security Agreement or one or more of the short forms thereof is filed in the USPTO or the USCO, as applicable, the Liens created by such Security Agreement shall constitute in the United States fully perfected first priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Intellectual Property Collateral, in each case, if and to the extent a security interest in such Intellectual Property Collateral can be perfected by such filings.

(c)                [Reserved].

(d)                Each Security Document delivered pursuant to Sections 5.10 and 5.11 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, each of the Loan Party’s respective right, title and interest in and to the Collateral thereunder, and in the case of (i) pledged equity interests represented by certificates (x) when such certificates are delivered to the Collateral Agent or (y) when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(d) and (ii) the other Collateral described in the Security Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(d) and such other filings as are specified on Schedule 9 to the Security Agreement have been completed to the extent a security interest in such other Collateral can be perfected by such other filings, the Liens in favor of the Collateral Agent created under such Security Document will constitute valid, enforceable and fully perfected first priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in such Collateral, in each case subject to no Liens other than Permitted Liens.

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Section 3.20           Sanctions.

(a)                None of the Borrower, any Subsidiary or any of their respective directors, officers, employees, or agents that act in any capacity with the credit facility established hereby is, or has been within the past five years, (i) a Sanctioned Person, (ii) involved in any transactions or dealings with or involving a Sanctioned Country or Sanctioned Person, (iii) the subject of or otherwise involved in investigations or enforcement actions by any Governmental Authority or other legal proceedings with respect to any actual or alleged violations of Sanctions, or (iv) engaged in a transaction, dealing, or activity that might reasonably be expected to cause such Person to become a Sanctioned Person.

(b)                The Borrower, its Subsidiaries, and their respective directors, officers, employees, and agents that act in any capacity in connection with the credit facility established hereby, are, and have been throughout the past five years, in compliance with applicable Sanctions.

(c)                The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries, and their respective directors, officers, employees and agents with applicable Sanctions.

(d)                The Borrower will not request any Borrowing, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (a) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (b) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 3.21           Anti-Terrorism Laws.

(a)                No Company and, to the knowledge of the Loan Parties, none of their respective Affiliates is in violation of any Legal Requirements relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the USA PATRIOT Improvement and Reauthorization Act, Public Law 109-177 (March 9, 2006), as amended (the “Patriot Act”).

(b)                No Company and, to the knowledge of the Loan Parties, no broker or other agent of any Company acting in any capacity in connection with the Loans conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person or Sanctioned Country.

Section 3.22           Anti-Corruption.

(a)                None of the Borrower or its Subsidiaries nor any Affiliate, director, officer, employee of the Borrower or its Subsidiaries or Affiliates, or any Person acting on behalf of the Borrower or its Subsidiaries or Affiliates has: (i) taken any action in violation of any Legal Requirements relating to any applicable anti-corruption law, including the U.S. Foreign Corrupt Practices Act (15 U.S.C. § 78 dd-1 et seq.), the UK Bribery Act 2010, and laws and regulations implementing the OECD Convention on Combatting Bribery of Foreign Public Officials in International Business Transactions or the UN Convention against Corruption (collectively, “Anti-Corruption Laws”); or (ii) corruptly offered, paid, given, promised to pay or give, or authorized the payment or gift of anything of value, directly or indirectly, to any Person, including any Public Official for purposes of (a) influencing any act or decision of any Person, including any Public Official in an official capacity; (b) inducing such Public Official to do or omit to do any act in violation of a lawful duty; (c) securing any improper advantage; or (d) inducing such Public Official to use his or her influence with a government, government entity, commercial enterprise owned or controlled by any government (including state-owned or controlled veterinary or medical facilities), in order to assist the business or any party related in any way to the business, in obtaining or retaining business.

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(b)                The Borrower, its Subsidiaries and Affiliates have implemented and maintain policies and procedures designed to ensure compliance with Anti-Corruption Laws.

(c)                There have not been, and are not pending or, to the knowledge of the Loan Parties, threatened, any civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings, demand letters, settlements or enforcement actions, involving the Loan Parties in any way relating to this Section 3.22.

Section 3.23           Animal Welfare Laws. Other than with respect to any matters disclosed in writing to the Lenders prior to the Closing Date, none of the Borrower, its Subsidiaries or any of their respective Affiliates, nor any of their respective directors, officers or employees, have, to the knowledge (after due inquiry of Responsible Officers who should or could reasonably be expected to know or so inquire (the “Relevant Responsible Officers”)) of the Loan Parties, violated any Animal Welfare Laws in any material respect as reasonably determined in the good faith judgment of the Relevant Responsible Officers of the Loan Parties.

Section 3.24           Cybersecurity; Data Protection. The Borrower’s and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Borrower and its Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Borrower and its Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses, and to the knowledge of the Borrower there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other Person, nor any incidents under internal review or investigations relating to the same. The Borrower and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the European Union General Data Protection Regulation; (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act; and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation.

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Section 3.25           Controls.

(a)                Disclosure Controls. The Borrower has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Borrower, including its consolidated Subsidiaries, is made known to the Borrower’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Borrower for effectiveness as of the end of the Borrower’s most recent fiscal quarter; and (iii) other than as otherwise disclosed in the Public Filings, are effective in all material respects to perform the functions for which they were established. Other than as otherwise disclosed in the Public Filings, since the end of the Borrower’s most recent audited fiscal year, there have been no significant deficiencies or material weaknesses in the Borrower’s internal control over financial reporting (whether or not remediated) and no change in the Borrower’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Borrower’s internal control over financial reporting. The Borrower is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Borrower’s internal control over financial reporting.

(b)                Accounting Controls. The Borrower and each of its Subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 3.26           Bankruptcy Matters.

(a)                The Cases were commenced on the Petition Date in accordance with applicable laws, and proper notice thereof has been or will be given of (i) the motion seeking approval of the Loan Documents, the Interim Order and the Final Order, (ii) the hearing for the entry of the Interim Order and (iii) the hearing for the entry of the Final Order.

(b)                The Debtors are in material compliance with the terms and conditions of the Orders. The Interim Order (with respect to the period prior to the entry of the Final Order) or the Final Order (from after the date the Final Order is entered), is in full force and effect and has not been vacated or reversed, is not subject to a stay and has not been modified or amended other than as acceptable to the Required Lenders, in their sole discretion.

(c)                After the entry of the Interim Order, and pursuant to and to the extent permitted in the Interim Order and the Final Order, (i) the Loan Document Obligations (including for the avoidance of doubt the Roll-Up Loans) will constitute allowed Superpriority Claims, subject only to the Carve Out and the priorities set forth in the Orders, as applicable, and (ii) in respect of any property owned by a Debtor other than Excluded Assets, to the maximum extent permitted by law, the Loan Document Obligations will be secured by a valid, binding, continuing, enforceable, fully-perfected Lien on all of the “Collateral” pursuant to sections 364(c)(2), (c)(3) and (d), subject only to the Permitted Priority Liens and the Carve Out.

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(d)                The entry of the Orders is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, in respect of each Loan Party that is a Debtor, the Superpriority Claims and, to the maximum extent permitted by law, Liens on the Collateral of each Debtor described in this Section 3.23, without the necessity of the execution (or recordation or filing) of mortgages, security agreements, pledge agreements, financing statements or other agreements or documents.

Article IV
CONDITIONS TO CREDIT EXTENSIONS

Section 4.01           Conditions to Initial Credit Extension. The obligation of each Lender to fund the initial Credit Extension on the Closing Date requested to be made by Borrower shall be subject to the prior or concurrent satisfaction or waiver of the conditions precedent set forth in this Section 4.01 (the making of such initial Credit Extension by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent):

(a)                Loan Documents. The Administrative Agent and Lenders shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower and each Subsidiary Guarantor, (ii) [reserved] and (iii) the Security Agreement, executed and delivered by a duly authorized officer of the Borrower and each Subsidiary Guarantor;

(b)                Corporate Documents. The Administrative Agent and Lenders shall have received:

(i)                 a certificate of the secretary or assistant secretary (or equivalent officer) on behalf of each Loan Party dated the Closing Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document of such Loan Party and, with respect to the articles or certificate of incorporation or organization (or similar document) certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect as of the date of such certificate, and (C) as to the incumbency and specimen signature of each Responsible Officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer or authorized person as to the incumbency and specimen signature of the officer or authorized person executing the certificate in this clause (i));

(ii)               to the extent applicable, a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State (or other applicable Governmental Authority) of its jurisdiction of organization;

(iii)             the results of a recent lien, tax lien, judgment and litigation search in each of the jurisdictions or offices (including, without limitation, in the United States Patent and Trademark Office and the United States Copyright Office) in which UCC financing statement or other filings or recordations should be made to evidence or perfect security interests in all assets of the Loan Parties, and such search shall reveal no Liens or judgments on any of the assets of the Loan Parties, except for (x) Liens and judgments to be terminated on the Closing Date and (y) Existing Liens; and

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(iv)              a certificate dated the Closing Date and signed by a Responsible Officer of the Borrower, confirming satisfaction of the conditions set forth in Sections 4.01(h) and (i) and Sections 4.02(b) and (c).

(c)                Representations and Warranties. The representations and warranties of each Loan Party set forth in Article III hereof shall be true and correct in all material respects on and as of the Closing Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such credit extension or on such earlier date, as the case may be.

(d)                Fees and Expenses. The Lenders and the Administrative Agent shall have received all fees and other amounts due and payable to them on or prior to the Closing Date, including, to the extent invoiced at least two Business Days prior to the Closing Date (unless otherwise reasonably agreed by the Borrower), reimbursement or payment of all reasonable and documented out-of-pocket fees and expenses (including the legal fees and expenses of (i) Davis Polk & Wardwell LLP, special counsel to the Lenders and (ii) Pryor Cashman LLP as counsel to the Administrative Agent and Collateral Agent and local counsel to the Administrative Agent and Collateral Agent, and (iii) recording taxes and fees).

(e)                Patriot Act. The Administrative Agent and the Lenders shall have received, at least three (3) Business Days prior to the Closing Date, all documentation and other information with respect to each Loan Party that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act to the extent reasonably requested by any Lender in writing at least ten (10) Business Days in advance of the Closing Date.

(f)                 Beneficial Ownership Certification. If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, then the Borrower shall have delivered to the Administrative Agent a Beneficial Ownership Certification in relation to the Borrower, to the extent reasonably requested by any Lender in writing at least ten (10) Business Days in advance of the Closing Date.

(g)                Letter of Direction. The Administrative Agent shall have received a funds flow memorandum and duly executed borrowing notice and letter of direction from the Borrower addressed to the Administrative Agent, on behalf of itself and Lenders, directing the disbursement on the Closing Date of the proceeds of the Loans made on such date.

(h)                Petition Date. The Petition Date shall have occurred, and each of the Debtors shall be a debtor and a debtor-in-possession under the Cases.

(i)                 Interim Order. The Interim Order (i) shall have been entered and shall be in full force and effect, (ii) shall not have been amended, supplemented, appealed, altered, stayed, vacated, rescinded or otherwise modified, without the prior written consent of the Required Lenders and (iii) the Loan Parties and their Subsidiaries shall be in compliance with the Interim Order.

(j)                 First Day Orders. The First Day Orders (including a cash management order), which shall be in form and substance reasonably satisfactory to the Required Lenders, shall have been entered upon an application or motion of the Debtors in form and substance reasonably satisfactory to the Required Lenders, shall be in full force and effect, shall not have been vacated or reversed, shall not be subject to a stay and shall not have been modified or amended other than as acceptable to the Required Lenders; provided, that it shall be reasonable that any change to such orders that impacts the interaction between such orders and the Orders is not satisfactory to the Lenders.

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(k)                Budget Approval. The Administrative Agent and the Required Lenders shall have received and the Required Lenders shall have approved the Budget.

(l)                 Restructuring Support Agreement. The Restructuring Support Agreement shall be in full force and effect and shall not have been amended or modified (other than in accordance with its terms) and shall not have been terminated.

The documents referred to in this Section 4.01 shall be delivered to the Administrative Agent for further distribution to the Lenders no later than the Closing Date. The certificates and opinions referred to in this Section 4.01 shall be dated the Closing Date.

Without limiting the generality of the provisions of Article XI, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, or waived each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 4.02           Conditions to the Initial Borrowing. The obligations of each New Money Lender to make any New Money Loan requested to be made by it on any date (including the Closing Date) hereunder is subject to the satisfaction of the following conditions precedent (or waiver thereof in accordance with Section 11.02):

(a)                The Closing Date shall have occurred.

(b)                At the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall have occurred and be continuing or would result therefrom.

(c)                The representations and warranties of the Borrower and the Guarantors set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing, except to the extent any such representations and warranties are expressly limited to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date); provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on the applicable Borrowing date or on such earlier date, as the case may be.

(d)                The Administrative Agent shall have received a Borrowing Request in accordance with Section 2.03.

(e)                No injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against the Borrower, Administrative Agent or any Lender.

(f)                 The outstanding amount of the Initial Borrowing shall not exceed the amount authorized for such Borrowing under the Interim Order.

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(g)                The Restructuring Support Agreement shall be in full force and effect as between the Debtors and the Lenders.

(h)                The Cases of any of the Debtors shall have not been dismissed or converted to cases under Chapter 7 of the Bankruptcy Code.

(i)                 No trustee, receiver or examiner having expanded powers (beyond those set forth under Sections 1106(a)(3) and (4) of the Bankruptcy Code) under Bankruptcy Code section 1104 (other than a fee examiner) shall have been appointed or designated with respect to the Debtors’ business, properties or assets.

Each Borrowing Request shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 4.02(b), (c) and (e).

Section 4.03           Conditions to the Subsequent Borrowing. The obligations of each New Money Lender to make any Subsequent Borrowing hereunder shall not become effective until the date on which each of the following conditions shall be satisfied (or waived in accordance with Section 11.02):

(a)                The conditions precedent set forth in Section 4.02 shall have been satisfied.

(b)                All First Day Orders that were entered on an interim or final basis, as applicable, shall have been entered by the Bankruptcy Court.

(c)                [Reserved.]

(d)                [Reserved].

(e)                To the extent the amount of any Subsequent Borrowing, together with the aggregate amount of all New Money Loans made prior to such Subsequent Borrowing would exceed $20,000,000 (such excess, the “Excess Amount”), (i) the Required Lenders shall have approved the making of such Loans in their sole discretion, (ii) such Excess Amount shall be used solely to finance working capital needs that are not otherwise contemplated by the Budget and (iii) all proceeds of such loans that are not used within three (3) Business Day following receipt thereof to make such required payments under clause (ii) hereof shall be deposited in a segregated bank account and shall be used solely to finance such payments.

Article V
AFFIRMATIVE COVENANTS

Each Loan Party warrants, covenants and agrees with the Administrative Agent, the Collateral Agent and each Lender that so long as this Agreement shall remain in effect and until the New Money Commitments have been terminated and the principal of and interest and premium (if any) on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full (other than unasserted contingent indemnification obligations), each Loan Party will, and will cause each of its Subsidiaries to:

Section 5.01           Financial Statements, Reports, etc. Furnish to the Administrative Agent for distribution to the Lenders:

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(a)                Annual Reports. Within 90 days after the end of each fiscal year, (i) the audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, in comparative form with such financial statements as of the end of, and for, the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP and (except with respect to consolidating information) accompanied by an opinion of Ernst & Young LLP or other independent public accountants of recognized national standing reasonably satisfactory to the Required Lenders (which opinion shall not be qualified as to scope or contain any “going concern” or like qualification or exception other than a “going concern” qualification with respect to (A) any upcoming maturity date of any Indebtedness that is scheduled to occur within one year or (B) any potential inability to satisfy the financial covenants under any Indebtedness on a future date or in a future period), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of the dates and for the periods specified in accordance with GAAP consistently applied, and (ii) a management’s discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries;

(b)                Quarterly Reports. Within forty five (45) days after the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ended after the Closing Date, (i) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal quarter and related consolidated statements of income and cash flows for such fiscal quarter and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income in reasonable detail and cash flows for the comparable periods in the previous fiscal year, all prepared in accordance with GAAP and accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of the date and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with the Historical Financial Statements and management’s historical adjustments thereto, subject to normal year-end adjustments, including audit adjustments, and the absence of footnotes, (ii) a management’s discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries and (iii) a “key performance indicator” report, segment reported in accordance with GAAP, with such content as may be reasonably agreed by the Required Lenders and the Borrower;

(c)                Monthly Reports. Within thirty (30) days after the end of each fiscal month, (i) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal month and related consolidated statements of income and cash flows for such fiscal month and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income in reasonable detail and cash flows for the comparable periods in the previous fiscal year, all prepared in accordance with GAAP (other than any statements of cash flows, which shall be prepared in internal reporting form) and accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of the date and for the periods specified in accordance with GAAP consistently applied (other than any statements of cash flows, which shall be prepared in internal reporting form), and on a basis consistent with the Historical Financial Statements and management’s historical adjustments thereto, subject to normal year-end adjustments, including audit adjustments, and the absence of footnotes and (ii) a “key performance indicator” report, segment reported in accordance with GAAP, with such content as may be reasonably agreed by the Required Lenders and the Borrower and which shall include the metrics specified by the Required Lenders (or their counsel) to the Borrower on or prior to the Closing Date;

(d)                Financial Officer’s Certificate. Concurrently with any delivery of financial statements under Section 5.01(a) or (b), a Compliance Certificate certifying as to whether a Default has occurred and, if a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and that each of the representations and warranties made by any Loan Party in the Loan Documents are true and correct in all material respects as of the date of such Compliance Certificate with the same effect as though made on and as of such date;

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(e)                [Reserved];

(f)                 Other Information. Promptly, from time to time, such other reasonably necessary information regarding the operations, business affairs and financial condition of any Company, or compliance with the terms of any Loan Document or the environmental condition of any Real Property (but in any event, excluding attorney-client privileged information), as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request;

(g)                Certification of Public Information. Borrower and each Lender acknowledge that certain of the Lenders may be Public Lenders and, if documents or notices required to be delivered pursuant to this Section 5.01 or otherwise are being distributed through a Platform, any document or notice that the Borrower has indicated contains Non-Public Information shall not be posted on that portion of the Platform designated for Public Lenders. Borrower agrees to clearly designate all information provided to the Administrative Agent by or on behalf of the Borrower which is suitable to make available to Public Lenders. If the Borrower has not indicated whether a document or notice delivered pursuant to this Section 5.01 contains Non-Public Information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive Non-Public Information with respect to the Borrower, its Subsidiaries or their respective securities;

(h)                Lender Calls. Commencing with the week in which the Closing Date occurs, the Borrower shall hold a conference call each Wednesday of each week to which the Administrative Agent, the Collateral Agent and the Lenders, and their respective advisors, professionals, consultants, agents and representatives, shall be invited to discuss the most recently reported financial results of the Loan Parties and their Subsidiaries, the Budget and any variances with respect thereto, the financial condition of Loan Parties and their Subsidiaries and any strategic transaction, at which shall be available a Responsible Officer of the Borrower, such other senior officers of the Loan Parties as may be reasonably requested to attend by Administrative Agent and representatives of the Loan Party Advisors.

(i)                 Weekly Thirteen Week Cash Flow Forecasts. Within five (5) Business Days following the end of each calendar week, commencing with the calendar week in which the Closing Date occurs, (x) a rolling thirteen (13) week cash flow forecast (each a “Cash Flow Forecast”) setting forth all forecasted receipts and disbursements, prepared on a weekly basis for the Borrower and its Subsidiaries, which shall be in form and detail reasonably satisfactory to the Required Lenders and the Borrower and (y) a Budget Variance Report; and

(j)                 Weekly Liquidity Certificate. Commencing with the week ended Friday, June 12, 2026, within one (1) Business Day after the end of each Liquidity Test Date, a liquidity certificate in form and detail reasonably satisfactory to the Required Lenders and the Borrower evidencing compliance with the Minimum Liquidity Covenant for the preceding Liquidity Test Date.

Section 5.02           Litigation and Other Notices. Furnish to the Administrative Agent (for distribution to the Lenders) written notice of the following promptly (and, in any event, within ten (10) Business Days) following any Responsible Officer’s knowledge thereof:

(a)                any Default or Event of Default specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

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(b)                the filing or commencement of, or any written threat or written notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity or otherwise by or before any Governmental Authority, (i) against any Company or any Affiliate thereof that would reasonably be expected to result in a Material Adverse Effect, (ii) with respect to any Loan Document or (iii) with respect to any of the Transactions;

(c)                any development or event that has resulted in, or would reasonably be expected to result in a Material Adverse Effect;

(d)                the occurrence of a Casualty Event in excess of $1,500,000 (whether or not covered by insurance);

(e)                the occurrence of any ERISA Event that, alone or together with any other ERISA Event that has occurred, would reasonably be expected to result in a Material Adverse Effect;

(f)                 the receipt by any Company of any notice of Environmental Claim or violation of or a potential liability under any Environmental Law, or knowledge by any Company that there exists a condition that could reasonably be expected to result in an Environmental Claim or a violation of or liability under, any Environmental Law, in each case, which would reasonably be expected to result in a Material Adverse Effect; and

(g)                the receipt by any Company of any claim, notice, demand, Order, action, suit, investigation, proceeding, or other communication or legal proceeding alleging that any Company has failed to observe or perform any term, covenant, condition or agreement contained in the 2024 Settlement.

Section 5.03           Existence; Businesses and Properties.

(a)                Do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and good standing under the laws of the jurisdiction of its organization, except as otherwise permitted under Section 6.05 or Section 6.06.

(b)                In each case, (x) except as would not reasonably be expected to result in a Material Adverse Effect, do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, permits, privileges, franchises and authorizations to the conduct of its business; comply with all applicable Legal Requirements (including any and all zoning, building, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property) and decrees and Orders of any Governmental Authority, whether now in effect or hereafter enacted; pay and perform its obligations under all Leases except when such payments or obligations are being contested in good faith; and at all times maintain, preserve and protect all of its Property and keep such Property in good repair, working order and condition (other than wear and tear occurring in the ordinary course of business) and from time to time make, or cause to be made, all necessary and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in all material respects and (y) do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect all Intellectual Property and at all times maintain, preserve and protect all Intellectual Property; provided that nothing in this clause (b) shall prevent (i) Dispositions of Property, consolidations or mergers by or involving any Company in accordance with Section 6.05 or Section 6.06, (ii) the withdrawal by any Company of its qualification as a foreign business organization in any jurisdiction where such withdrawal would not reasonably be expected to result in a Material Adverse Effect, (iii) the expiration of patents and registered copyrights in accordance with their statutory term, (iv) the expiration of any contract, contract right or other agreement in accordance with its terms or (v) the transfer, assignment, lapse, cancellation, abandonment or other disposal by any Company of any immaterial Intellectual Property, contract, contract right or other agreement that such Company reasonably determines is not useful to its businesses and no longer commercially desirable to retain.

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Section 5.04           Insurance.

(a)                Keep its insurable Property insured at all times by financially sound and reputable insurers and maintain such other insurance, in each case, to such extent and against such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including insurance with respect to Mortgaged Properties and other Properties material to the business of the Companies against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses operating in the same or similar locations as determined by such Company (it being agreed by the Lenders that the insurance as in effect and in the amounts and manner in place on the Closing Date complies with the requirements in this Section 5.04).

(b)                With respect to the Loan Parties and the property constituting Collateral, all such insurance shall (unless otherwise agreed to by the Required Lenders) (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Collateral Agent of written notice thereof (or if such cancellation is by reason of nonpayment of premium, at least ten (10) days’ prior written notice) (unless it is such insurer’s policy not to provide such a statement) and (ii) name the Collateral Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable. Borrower shall not permit, consent to or seek any amendment or change to any insurance policy that effects a material reduction in amount or a material change in coverage under such policy that would reasonably be expected to be adverse in any material respect to the interests of the Lenders without first providing the Collateral Agent with at least thirty (30) days prior written notice thereof.

(c)                Notify the Administrative Agent and the Collateral Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.04 is taken out by any Company; and promptly upon request of the Administrative Agent, deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

(d)                If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect) or any successor act thereto, then the Borrower shall, or shall cause the applicable Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the flood insurance laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

Section 5.05           Obligations and Taxes. (a) Pay, file and discharge promptly when due (giving effect to any permitted extensions) all federal and state income Taxes and all other material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its Property, before the same shall become delinquent or in default; provided, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim to the extent (i) the validity or amount thereof shall be contested in good faith by appropriate proceedings timely instituted and diligently conducted and the applicable entity shall have set aside on its books adequate reserves or other appropriate provisions with respect thereto in accordance with GAAP and (ii) such contest operates to suspend the collection of the contested Tax, assessment, charge and enforcement of a Lien and (b) timely and accurately file all federal and state income Tax returns and other material Tax returns required to be filed.

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Section 5.06           Employee Benefits. Except as would not reasonably be expected to result in a Material Adverse Effect, comply with all applicable Legal Requirements, including the applicable provisions of ERISA and the Code with respect to all Employee Benefit Plans, Multiemployer Plans and Foreign Plans. Furnish to the Administrative Agent (a) within ten (10) Business Days (or such later time Required Lenders may agree to in their sole discretion) after any ERISA Event has occurred that, alone or together with any other ERISA Event, would reasonably be expected to result in a Material Adverse Effect, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Companies propose to take with respect thereto, (b)  upon request by the Administrative Agent and to the extent such are reasonably available to such Financial Officer of the Borrower, copies of (i) the annual report (Form 5500 Series) filed by any Company with the U.S. Department of Labor or comparable foreign Governmental Authority with respect to each Pension Plan or Foreign Plan; (ii) the most recent actuarial valuation report, if any, for each Pension Plan and Foreign Plan maintained, sponsored or contributed to, or required to be maintained, sponsored or contributed to, by any Company; (iii) all notices received by any Company from a Multiemployer Plan sponsor or any Governmental Authority concerning an ERISA Event; and (iv) any documents described in Section 101(k) of ERISA that any Company may request with respect to any Multiemployer Plan to which a Company contributes or is required to contribute (provided that if the applicable Company has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, such Company shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents or notices promptly after receipt thereof), and (c) promptly, and in any event within thirty (30) days, after becoming aware that (i) Unfunded Pension Liabilities have reached or reach the amount of $1,000,000 or more or is at a level as would be reasonably likely to have a Material Adverse Effect (taking into account only Employee Benefit Plans with positive Unfunded Pension Liabilities), (ii) potential withdrawal liability under Section 4201 of ERISA, if the Companies and the ERISA Affiliates were to withdraw completely from any and all Multiemployer Plans, has reached or reaches the amount of $1,000,000 or more or are at a level as would be reasonably likely to have a Material Adverse Effect, a detailed written description thereof from a Financial Officer of the Borrower.

Section 5.07           Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Legal Requirements are made of all dealings and transactions in relation to its business and activities. Each Company will permit any representatives designated by the Collateral Agent, the Administrative Agent, the Required Lenders or, during the continuance of a Default or an Event of Default, any Lender as often as reasonably requested upon reasonable prior written notice, in each case, to visit and inspect the financial records and the Property of such Company at reasonable times during regular business hours and to make extracts from and copies of such financial records, and permit any representatives designated by the Collateral Agent, the Administrative Agent, the Required Lenders or any Lender to discuss the affairs, finances, accounts and condition of any Company with the officers and employees thereof and Advisors thereof; provided, that so long as no Default or Event of Default has occurred and is then continuing, the Borrower shall not bear the cost of more than two such inspections in any 12-month period by the Administrative Agent or the Collateral Agent; provided, further, that the Collateral Agent, the Administrative Agent, the Required Lenders or any Lender, as applicable, shall make all reasonable efforts not to disrupt the business or operations of any such Company. In addition, upon the request of the Required Lenders, each Company shall permit a financial advisor designated by the Required Lenders to meet on-site, in person, with the management of such Company to discuss the affairs, finances, accounts and condition of such Company after the Closing Date.

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Section 5.08           Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in Section 3.11.

Section 5.09           Compliance with Environmental Laws.

(a)                Except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect, comply, and shall cause each of its Subsidiaries to comply, and use commercially reasonable efforts to cause all lessees and other persons occupying Real Property owned, operated or leased by any Company or any of its Subsidiaries to comply, in all material respects, with all Environmental Laws and Environmental Permits applicable to its operations and the Real Property; obtain and maintain in full force and effect all material Environmental Permits applicable to its operations and the Real Property; and conduct all Responses required by any Governmental Authority or under any applicable Environmental Laws, including making appropriate responses to any investigation, notice, demand, claim, suit or other proceeding asserting liability under Environmental Law against the Loan Parties or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder, and in accordance with, the requirements of any Governmental Authority and applicable Environmental Laws.

(b)                Except as would not reasonably be expected to have a Material Adverse Effect, do or cause to be done all things necessary to prevent any Release of Hazardous Materials by the Companies in, on, under, to or from any Real Property owned, leased or operated by any of the Companies, and ensure that there shall be no Hazardous Materials present at, in, on, or under any Real Property owned, leased or operated by any of the Companies except those that are used, stored, handled and managed in full compliance with applicable Environmental Laws.

(c)                Except as would not reasonably be expected to result in a Material Adverse Effect, undertake all actions, including Responses, required under Environmental Law or as otherwise reasonably requested by the Administrative Agent, all at the sole cost and expense of the Companies, (i) to address any Release of Hazardous Materials at, from or onto any Real Property owned, leased or operated by any of the Companies or their predecessors in interest as required pursuant to Environmental Law or the requirements of any Governmental Authority; and (ii) to address any environmental conditions relating to any Company, any Company’s business or to any Real Property owned, leased or operated by any of the Companies pursuant to any reasonable written request of the Administrative Agent and share with the Administrative Agent all data, information and reports generated or prepared in connection therewith;.

(d)                Prior to the date that is ninety (90) days after the closing date (subject to extensions by the Administrative Agent, in its sole discretion), notify the Administrative Agent in writing of: (1) any Release or threatened Release of Hazardous Materials in, on, under, at, from or migrating to any Real Property owned, leased or operated by any of the Companies, (2) any non-compliance with, or violation of, any Environmental Law applicable to any Company, any Company’s business and any Real Property owned, leased or operated by any of the Companies, (3) any Lien (other than Permitted Liens) pursuant to Environmental Law imposed on any Real Property owned by any of the Companies, (4) any investigation or remediation of any Real Property owned, leased or operated by any of the Companies required to be undertaken pursuant to Environmental Law, and (5) any written notice or other written communication received by any Company from any person or Governmental Authority relating to any material Environmental Claim or material liability or potential liability of any Company pursuant to any Environmental Law.

Section 5.10           Additional Collateral; Additional Guarantors.

(a)                Subject to this Section 5.10, with respect to any Property acquired after the Closing Date by any Loan Party that is intended to be subject to the Lien created by any of the Security Documents but is not so subject, promptly notify the Administrative Agent thereof and take all actions reasonably necessary to cause such Lien to be duly perfected to the extent required by such Security Documents in accordance with all applicable Legal Requirements, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Required Lenders for the benefit of the Administrative Agent or the Collateral Agent to the extent required pursuant to the Security Agreement (it being understood that, with respect to the assets of a Debtor constituting Collateral, such assets shall automatically be subject to a Lien and security interest pursuant to the Orders). Subject to the limitations set forth herein and in the other Loan Documents, the Borrower and the other Loan Parties shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Required Lenders shall reasonably require to confirm the validity, perfection and priority of the Lien of the Security Documents against such after-acquired Properties. Except in accordance with the Acceptable Plan, no Loan Party or Subsidiary thereof shall form or acquire any Subsidiary, whether direct or indirect, after the Closing.

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(b)                [Reserved].

(c)                [Reserved].

(d)                [Reserved].

(e)                Notwithstanding the foregoing provisions of this Section 5.10 or any other provision in this Agreement or of any other Loan Document, (i) none of the Loan Parties shall be required to grant a security interest in any Excluded Assets, (ii) none of the Loan Parties shall be required to perfect any pledges, security interests and mortgages in the Collateral by any means other than filings pursuant to the Uniform Commercial Code in the office of the Secretary of State of the relevant State.

Section 5.11           Security Interests; Further Assurances.

(a)                Subject to the limitations set forth in this Agreement or any other Loan Document, promptly, upon the reasonable request of the Administrative Agent (at the written direction of the Required Lenders), the Collateral Agent (at the written direction of the Required Lenders) or any Lender, at the Borrower’s expense, execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Required Lenders reasonably necessary or advisable for the continued validity, enforceability, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except Permitted Liens, or obtain any consents or waivers as may be necessary or appropriate in connection therewith.

(b)                Deliver or cause to be delivered to the Administrative Agent and the Collateral Agent from time to time such other documentation, consents, authorizations, approvals and Orders in form and substance reasonably satisfactory to the the Required Lenders as the Required Lenders shall reasonably deem reasonably necessary or advisable to perfect or maintain the validity, enforceability, perfection and priority of the Liens on the Collateral pursuant to the Security Documents, subject to the terms, conditions and limitations of this Agreement and the Security Documents.

(c)                Upon the exercise by the Administrative Agent, the Collateral Agent or any Lender of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent or the Collateral Agent (each acting at the written direction of the Required Lenders) or such Lender may reasonably require.

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(d)                If the Required Lenders reasonably determine that they are required by any Legal Requirements to have appraisals prepared in respect of the Real Property of any Loan Party constituting Collateral, the Borrower shall provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real estate Appraisal Reform Amendments of FIRREA and are otherwise in form and substance reasonably satisfactory to the Required Lenders.

(e)                In furtherance of the foregoing in this Section 5.11 and Section 5.10, to the maximum extent permitted by applicable Legal Requirements, each Loan Party (A) authorizes each of the Collateral Agent and/or the Administrative Agent to (x) if any of the Companies shall be in non-compliance with Section 5.11 or Section 5.12 or of any provision of any of the Security Agreement or if any Default or Event of Default has occurred and is then continuing, execute any such documentation, consents, authorizations, approvals, Orders, applications, certifications, instruments and other documents and papers in such Loan Party’s name to the extent necessary to satisfy such Company’s obligations under Section 5.11 or 5.12 herein or under any Security Document, and (y) to file such agreements, instruments or other documents in any appropriate filing office, and (B) authorizes each of the Collateral Agent and/or the Administrative Agent to file any financing statement (and/or equivalent foreign registration) required hereunder or under any other Loan Document, and any continuation statement or amendment (and/or equivalent foreign registration) with respect thereto, in any appropriate filing office without the signature of such Loan Party.

Section 5.12           Information Regarding Collateral.

(a)                Not effect any change (i) in any Loan Party’s legal name, (ii) in the location of any Loan Party’s chief executive office (if such Loan Party is not a registered organization), (iii) in any Loan Party’s organizational type, (iv) in any Loan Party’s federal taxpayer identification number or organizational identification number, if any (except as may be required by applicable Legal Requirements, in which case, the Borrower shall promptly notify the Administrative Agent of such change), or (v) in any Loan Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), unless (A) it gives the Collateral Agent and the Administrative Agent not less than thirty (30) days’ (or such shorter period as agreed to in writing by the Collateral Agent) prior written notice of such change, clearly describing such change and providing such other information in connection therewith as the Collateral Agent or the Administrative Agent (each acting at the written direction of the Required Lenders) may reasonably request and (B) it takes all action reasonably requested by the Required Lenders to maintain the validity, enforceability, perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable, subject to the terms, conditions and limitations of this Agreement and the Security Documents. Each Loan Party shall promptly provide the Collateral Agent with certified Organizational Documents reflecting any of the changes described in the preceding sentence for further distribution to the Lenders. Each Loan Party shall promptly notify the Collateral Agent of any change in the location of any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral is located (including the establishment of any such new office or facility), other than changes in location to a Mortgaged Property.

(b)                Concurrently with the delivery of financial statements pursuant to Section 5.01(a), deliver to the Administrative Agent and the Collateral Agent for distribution to the Lenders a Perfection Certificate Supplement accompanied by a comparison of such Perfection Certificate Supplement to the most recent previously delivered Perfection Certificate or Perfection Certificate Supplement.

(c)                Concurrently with the delivery of financial statements pursuant to Section 5.01(b), deliver to the Administrative Agent and the Collateral Agent for distribution to the Lenders (i) a true and correct organization chart showing the ownership structure of the Borrower and its Subsidiaries as of the date of such delivery; and (ii) a certification dated as of such delivery date that the Borrower has no Subsidiaries other than those Subsidiaries listed on such certification, which list shall identify (w) the direct owner(s) of each such owner(s) and their percentage ownership interest therein, (x) the jurisdiction of organization of such Subsidiary, (y) if such Subsidiary is a Loan Party or a non-Loan Party, and (z) if such Subsidiary is a non-Loan Party, the basis on which the Borrower has determined that such Person is an Excluded Subsidiary or otherwise not required to become a Subsidiary Guarantor pursuant to this Agreement.

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Section 5.13           [Reserved].

Section 5.14           [Reserved].

Section 5.15           Fiscal Year. Maintain its fiscal year-end to the date of September 30.

Section 5.16           Sanctions; Anti-Money Laundering; Anti-Corruption Compliance.

(a)                Not directly or indirectly use the proceeds of any Borrowing (i) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (ii) in any manner that would result in the violation of any Anti-Corruption Laws or Sanctions applicable to any party hereto (and the Loan Parties shall deliver to the Lenders confirmation requested from time to time by any Lender in its reasonable discretion, of the Loan Parties’ compliance with this Section 5.16).

(b)                Not cause or permit any of the funds of such Loan Party that are used to repay the Loans to be derived from any unlawful activity.

(c)                Each Loan Party (i) will comply, and will ensure that its directors, officers, employees, agents and Affiliates comply, with the Anti-Corruption Laws; and (ii) will maintain in effect and enforce policies and procedures designed to ensure compliance by the Loan Parties and their respective directors, officers, employees, agents and Affiliates with Anti-Corruption Laws.

Section 5.17           Line of Business. Not engage in any material line of business substantially different from those lines of business conducted by any Loan Party on the Closing Date or any business reasonably related, similar, corollary, ancillary, complementary or incidental thereto or reasonable extensions thereof.

Section 5.18           Post-Closing Obligations. Within the time periods specified on Schedule 5.18 (or such later date to which the Administrative Agent consents in its sole discretion), comply with the provisions set forth in Schedule 5.18.

Section 5.19           Beneficial Ownership Certifications. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

Section 5.20           [Reserved].

Section 5.21           Case Milestones. The Loan Parties shall ensure satisfaction of the milestones set forth below (the “Case Milestones”), unless waived or extended with the consent of the Required Lenders in their sole discretion or the Administrative Agent (with the consent of the Required Lenders) (which may be by email from the Required Lenders or their counsel):

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(a)                no later than one (1) calendar day following the Petition Date, the Company Parties shall have filed with the Bankruptcy Court the Acceptable Plan and Acceptable Disclosure Statement, in each case, in form and substance reasonably acceptable to the Required Lenders;

(b)                no later than three (3) calendar days following the Petition Date, the Bankruptcy Court shall have entered the Interim Order;

(c)                no later than forty-five (45) calendar days following the Petition Date, the Bankruptcy Court shall have entered the Final Order;

(d)                no later than forty-five (45) calendar days following the Petition Date, the (A) Bankruptcy Court shall have entered an order approving the Acceptable Disclosure Statement and (B) a hearing to consider confirmation of an acceptable plan of reorganization shall have occurred; and

(e)                no later than fifty (50) calendar days following the Petition Date, the Plan Effective Date shall have occurred.

Section 5.22           Bankruptcy Covenants.

(a)                The Debtors shall cause all proposed First Day Orders, “second day” orders and all other orders establishing procedures for administration of the Cases or approving significant or outside the ordinary course of business transactions submitted to the Bankruptcy Court, as each such order may be amended and in effect from time to time (with the reasonable consent of the Required Lenders), to be in accordance with and permitted by the terms of this Agreement and, in any event, reasonably acceptable to the Required Lenders in all respects

(b)                The Loan Parties shall comply in all material respects with each order, as may be amended and in effect from time to time (with the reasonable consent of the Required Lenders), entered by the Bankruptcy Court.

(c)                The Debtors shall comply in a timely manner with their material obligations and responsibilities as debtors-in-possession under the Bankruptcy Code, the Orders, and any other order of the Bankruptcy Court.

(d)                The Debtors shall deliver or cause to be delivered to the Required Lenders or their counsel for review and comment, as soon as reasonably practicable in advance of (but no later than three (3) Business Days prior to) any filing with the Bankruptcy Court, copies of all proposed pleadings, motions, applications, orders, financial information and other documents to be filed by or on behalf of the Loan Parties with the Bankruptcy Court except those that are ministerial or administrative pleadings, motions, applications, orders, financial information and other documents to be filed by or on behalf of the Loan Parties, or distributed by or on behalf of the Loan Parties to any official or unofficial committee appointed or appearing in the Cases or any other party in interest; provided that this shall not apply to any retention applications, procedures with respect to ordinary course professionals, or professional compensation applications.

(e)                The Debtors shall provide (i) if not otherwise provided by the Bankruptcy Court’s electronic docketing system or the website maintained by the Debtors’ noticing and service agent, copies to the Administrative Agent of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Debtors with the Bankruptcy Court or filed with respect to any Loan Document, (ii) reporting and financial information distributed by or on behalf of the Debtors to the Consenting Stakeholders (as defined in the Restructuring Support Agreement) or any statutory committee appointed in the Cases and (iii) such other reports and information as the Required Lenders may, from time to time, reasonably request.

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(f)                 The Borrower and the other Debtors shall use reasonable best efforts to obtain the Final Order.

(g)                Each Debtor shall provide the Administrative Agent and the Lenders with reasonable access to non-privileged information (including historical information) and relevant personnel regarding strategic planning, cash and liquidity management, operational and restructuring activities, in each case subject to customary confidentiality restrictions.

(h)                All pleadings related to procedures for approval of significant transactions in an amount greater than $1,000,000, including, without limitation, asset sale procedures, regardless of when filed or entered, shall be reasonably satisfactory in form and substance reasonably to the Required Lenders in their sole discretion.

Article VI
NEGATIVE COVENANTS

Each Loan Party warrants, covenants and agrees with the Administrative Agent, the Collateral Agent and each Lender that, so long as this Agreement shall remain in effect and until the New Money Commitments have been terminated and the principal of and interest and premium (if any) on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full (other than unasserted contingent indemnification obligations), no Loan Party will, nor will they cause or permit any Subsidiaries to:

Section 6.01           Indebtedness. Incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except:

(a)                Indebtedness incurred under this Agreement and the other Loan Documents;

(b)                Indebtedness outstanding on the Closing Date and listed on Schedule 6.01(b);

(c)                [reserved];

(d)                Indebtedness resulting from Investments permitted by Section 6.04;

(e)                Indebtedness of the Borrower and its Subsidiaries in respect of Purchase Money Obligations, Capital Lease Obligations and Synthetic Lease Obligations in an amount not to exceed, in the aggregate, at any time outstanding, $1,000,000;

(f)                 Indebtedness of the Borrower and its Subsidiaries in respect of (x) workers’ compensation claims and self-insurance obligations (in each case other than for or constituting an obligation for money borrowed), including guarantees or obligations of any Company with respect to letters of credit supporting such workers’ compensation claims and/or self-insurance obligations and (y) bankers’ acceptances and bid, performance, surety bonds or similar instruments issued for the account of any Company in the ordinary course of business, including guarantees or obligations of any Company with respect to bankers’ acceptances and bid, performance or surety obligations (in each case other than for or constituting an obligation for money borrowed);

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(g)                Contingent Obligations of the Borrower and its Subsidiaries in respect of Indebtedness otherwise permitted under this Section 6.01;

(h)                Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business so such Indebtedness is extinguished within five (5) Business Days;

(i)                 Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(j)                 [reserved];

(k)                Indebtedness which represents a refinancing, refunding, extension or renewal of any of the Indebtedness described in clause (b) (solely in respect of such Indebtedness representing Purchase Money Obligations, Capital Lease Obligations and Synthetic Lease Obligations), (e) or (l) (any such refinancing, refunding, extension or renewal, a “Permitted Refinancing”); provided that (A) any such refinancing, refunded, extended or renewed Indebtedness is in an aggregate principal amount (or aggregate amount, as applicable) not greater than the aggregate principal amount (or aggregate amount, as applicable) of the Indebtedness being refinanced, refunded, extended or renewed, plus the amount of any accrued or capitalized interest, premiums required to be paid thereon and reasonable fees and expenses associated therewith, plus the amount of any existing commitments unutilized thereunder, (B) such refinancing, refunded, extended or renewed Indebtedness has a later or equal final maturity and longer or equal weighted average life to maturity than the Indebtedness being renewed or refinanced, (C) the covenants, events of default, subordination (including lien subordination) and other terms and provisions thereof (including any guarantees thereof or security documents in respect thereof) shall be, in the aggregate, no less favorable to the debtholders in respect thereof than those contained in the Indebtedness being refinanced, refunded, extended or renewed, (D) such refinanced, refunded, extended or renewed Indebtedness shall not be secured by any additional assets that do not secure such Indebtedness immediately prior to such refinancing, refunding, extension or renewal (and if so secured, such liens shall be of the same or lower priority as the liens securing such refinanced, refunded, extended or renewed Indebtedness), (E) if such Indebtedness being refinanced, refunded, extended or renewed is Guaranteed, it shall not be Guaranteed by any Person other than a Loan Party, (F) such refinanced, refunded, extended or renewed Indebtedness is incurred by the person or persons who are the obligors on the Indebtedness immediately prior to such refinancing, refunding, extension or renewal, (G) if such Indebtedness being refinanced, refunded, extended or renewed is subordinated relative to the Obligations, such Permitted Refinancing shall be at least as subordinated to the Obligations as such Indebtedness being refinanced, refunded, extended or renewed and (H) no Default or Event of Default has occurred or is continuing or would immediately thereafter result therefrom; provided, further, that any Permitted Refinancing of Indebtedness described in clauses (e) or (l) of this Section 6.01 shall not be deemed to “refresh, “reload” or otherwise create any additional capacity to incur Indebtedness pursuant to such clauses (e) or (l).

(l)                 intercompany Indebtedness owing (i) by and among the Loan Parties, (ii) by Subsidiaries that are not Loan Parties to Subsidiaries that are not Loan Parties, (iii) by Subsidiaries that are not Loan Parties to Loan Parties; provided that outstanding Indebtedness under this clause (l)(iii) (together with Investments in Subsidiaries that are not Loan Parties outstanding pursuant to Section 6.04(e)(iv) or Section 6.04(k)(C)) shall not exceed $1,700,000 at any time, and (iv) by Loan Parties to Subsidiaries that are not Loan Parties, provided that Indebtedness under this clause (l)(iv) shall be subordinated to the Obligations pursuant to subordination terms reasonably acceptable to the Required Lenders;

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(m)              Indebtedness arising as a direct result of judgments against the Borrower or any of its Subsidiaries, in each case to the extent not constituting an Event of Default;

(n)                unsecured Indebtedness representing any Taxes to the extent such Taxes are permitted to not be paid or discharged at such time in accordance with Section 5.05 herein;

(o)                [reserved];

(p)                Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(q)                [reserved];

(r)                 [reserved];

(s)                 [reserved];

(t)                 Indebtedness in respect of netting services, automatic clearinghouse arrangements and similar arrangements in each case in connection with deposit accounts incurred in the ordinary course;

(u)                obligations in respect of performance, bid, customs, government, appeal and surety bonds, performance and completion guaranties and similar obligations provided by Borrower or any of its Subsidiaries, in each case in the ordinary course of business;

(v)                conditional sale, title retention, consignment or similar arrangements for the sale of goods in the ordinary course of business;

(w)              [reserved];

(x)                additional Indebtedness of the Loan Parties; provided that (i) immediately after giving effect to any incurrence of Indebtedness under this clause (x), the sum of the aggregate principal amount of Indebtedness at any time outstanding under this clause (x) shall not exceed $500,000 at any time outstanding, and (ii) if such Indebtedness is secured, it shall only be secured by a Lien on the Collateral that is junior to the Lien securing the Obligations and shall be subject to intercreditor arrangements in form and substance satisfactory to the Required Lenders;;

(y)                [reserved]; and

(z)                [reserved].

Notwithstanding the foregoing, the aggregate principal amount of Indebtedness of all non-Loan Parties and Foreign Subsidiaries incurred after the Petition Date shall not exceed $1,000,000 at any time outstanding.

Section 6.02           Liens. Create, incur, assume or permit to exist, directly or indirectly, any Lien on any Property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, the “Permitted Liens”):

(a)                Liens for Taxes, assessments or governmental charges or levies not yet due and payable and Liens for Taxes, assessments or governmental charges or levies which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or Orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the Property subject to any such Lien;

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(b)                Liens in respect of Property of any Company imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, and  which do not individually or in the aggregate materially impair the use, occupancy or value of the Property of the Companies, and are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or Orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the Property subject to any such Lien;

(c)                any Lien in existence on the Petition Date and set forth on Schedule 6.02(c) (any such Lien, an “Existing Lien”) and any Lien granted as a replacement or substitute therefor; provided that any such replacement or substitute Lien (i)  does not secure an aggregate amount of Indebtedness or other obligations, if any, greater than that secured on the Closing Date plus any capitalized interest, fees and expenses thereon, (ii) does not encumber any Property other than the Property subject thereto on the Closing Date and any proceeds and products thereof and (iii) is of the same or lower priority than such Existing Lien;

(d)                easements, rights-of-way, restrictions (including zoning restrictions), covenants, licenses, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case that do not or would not materially interfere with the present conduct, occupancy or value of the Companies at such Real Property;

(e)                Liens to the extent (i) arising out of judgments, attachments or awards not constituting an Event of Default at the time such Liens are created and (ii) constituting the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any Legal proceeding;

(f)                 Liens (other than any Lien imposed by ERISA) (x) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation, or letters of credit or guarantees issued respect thereof, (y) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations or letters of credit or guarantees issued in respect thereof (in each case, exclusive of obligations for the payment of Indebtedness) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that (i) with respect to clauses (x), (y) and (z) of this clause (f), such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings or Orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the Property subject to any such Lien, and (ii) to the extent such Liens are not imposed by Legal Requirements, such Liens shall in no event encumber any Property other than cash and Cash Equivalents;

(g)                licenses or Leases of the Properties (other than Intellectual Property) of any Company, and the rights of ordinary-course lessees described in Section 9-321 of the UCC, in each case entered into in the ordinary course of such Company’s business so long as such licenses or Leases and rights do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of any Company or (ii) materially impair the use (for its intended purposes) or the value of the Property subject thereto;

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(h)                Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Company in the ordinary course of business in accordance with the past practices of such Company;

(i)                 Liens securing Indebtedness incurred pursuant to Section 6.01(e) (or pursuant to Section 6.01(k) to the extent relating to a refinancing or renewal of Indebtedness incurred pursuant to Section 6.01(e)); provided that (i) any such Liens attach only to the Property (including proceeds thereof) being financed pursuant to such Indebtedness and (ii) do not encumber any other Property of any Company;

(j)                 bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Company, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, including to secure amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of applicable Legal Requirements, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(k)                [reserved];

(l)                 Liens granted pursuant to the Security Documents to secure the Secured Obligations;

(m)              non-exclusive licenses and sublicenses of Intellectual Property granted by any Company in the ordinary course of business that, individually or in the aggregate, do not (i) interfere in any material respect with the ordinary conduct of the business of any Company or (ii) materially impair the use (for its intended purposes) or the value of the Intellectual Property subject thereto;

(n)                the filing of UCC (or equivalent) financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;

(o)                Liens of a collecting bank arising in the ordinary course of business under Section 4-208 or Section 4-210 of the UCC covering only the items being collected upon;

(p)                Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(q)                [reserved];

(r)                 [reserved]; and

(s)                 Liens on insurance policies and the proceeds thereof granted in the ordinary course of business to secure the financing of insurance premiums for such insurance policies pursuant to Section 6.01(p);

Section 6.03           Sale and Leaseback Transactions. Sell or transfer any Property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such Property (a “Sale and Leaseback Transaction”).

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Section 6.04           Investments, Loans and Advances. Directly or indirectly, lend money or credit (by way of guarantee, assumption of debt or otherwise) or make advances to any person, or purchase or acquire any stock, bonds, notes, debentures or other obligations or securities of, or any other interest in, or make any capital contribution to, any other person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (all of the foregoing, collectively, “Investments”), except that the following shall be permitted:

(a)                Investments outstanding on the Closing Date and identified on Schedule 6.04(a);

(b)                the Companies may (i) acquire, hold and Dispose of accounts receivable owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms (excluding, in all events, the Disposition of accounts receivable pursuant to any factoring or receivables securitization agreement or arrangement), (ii) invest in, acquire and hold cash and Cash Equivalents, (iii) endorse negotiable instruments held for collection in the ordinary course of business or (iv) make lease, utility and other similar deposits in the ordinary course of business;

(c)                [reserved];

(d)                loans and advances to directors, employees and officers of the Borrower and its Subsidiaries for bona fide business purposes (including travel and relocation), in aggregate amount not to exceed $100,000 at any time outstanding; provided that no loans in violation of the Sarbanes-Oxley Act (including Section 402 thereof) shall be permitted hereunder;

(e)                Investments (i) by any Loan Party in any other Loan Party; provided that, in each case, such Investments shall be pledged as Collateral pursuant to and to the extent required by the Security Documents, (ii) by a Non-Guarantor Subsidiary in any other Non-Guarantor Subsidiary, (iii) constituting loans or advances by any Non-Guarantor Subsidiary to the Borrower or any Subsidiary Guarantor; provided that such Investment shall be unsecured and subordinated to the Obligations, and (iv) by Borrower or any Loan Party in any Non-Guarantor Subsidiary; provided that (x) the aggregate amount of such investments pursuant to this clause (e)(iv) (together with intercompany Indebtedness outstanding under Section 6.01(l)(iii) and Investments in Subsidiaries that are not Loan Parties outstanding pursuant to Section 6.04(k)) shall not exceed $1,700,000 at any time, and (y) any Investment in the form of a loan or advance shall be evidenced by a note in form and substance reasonably satisfactory to the Administrative Agent, in each case pledged by such Loan Party as Collateral pursuant to the Security Documents;

(f)                 Investments in securities of trade creditors or customers in the ordinary course of business and consistent with such Company’s past practices that are received (A) in settlement of bona fide disputes or delinquent obligations or (B) pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy, insolvency or other restructuring of such trade creditors or customers;

(g)                non-cash Investments to the extent arising solely from mergers, consolidations and other transactions in compliance with Section 6.05;

(h)                Investments made by Borrower or any Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 6.06;

(i)                 to the extent constituting Investments, Indebtedness in compliance with Section 6.01 (other than clause 6.01(l) (with a commensurate dollar-for-dollar reduction of their ability to incur additional Indebtedness under such Section));

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(j)                 [reserved];

(k)                Guarantees by (A) the Borrower or any Subsidiary of Indebtedness of any Loan Party to the extent such Indebtedness is otherwise permitted under Section 6.01 or of any other obligation not constituting Indebtedness, (B) a Non-Guarantor Subsidiary of any Indebtedness of a Non-Guarantor Subsidiary to the extent such Indebtedness is otherwise permitted under Section 6.01 or of any other obligation not constituting Indebtedness or (C) a Loan Party of any Indebtedness of a Non-Guarantor Subsidiary to the extent such Indebtedness is otherwise permitted under Section 6.01 or of any other obligation not constituting Indebtedness; provided, that (x) the aggregate amount of all Guarantees under this clause (l)(C) shall not (together with intercompany Indebtedness outstanding under Section 6.01(l)(iii) and Investments in Subsidiaries that are not Loan Parties outstanding pursuant to Section 6.04(e)) exceed $1,000,000 at any time, and (y) no Default or Event of Default has occurred and is continuing at the time such Guarantee is entered into or would result therefrom;

(l)                 [reserved];

(m)              the Borrower’s ownership of the Equity Interests of each of its Subsidiaries and the ownership by each Subsidiary of the Borrower of the Equity Interests of each of its Subsidiaries;

(n)                non-cash Investments to the extent arising solely from a subsequent increase in the value (excluding any value for which any additional consideration of any kind whatsoever has been paid or otherwise transferred, directly or indirectly, by, or on behalf of the Borrower or any of its Subsidiaries) of an Investment otherwise permitted hereunder and made prior to such subsequent increase in value;

(o)                Investments to the extent constituting the reinvestment of the Net Cash Proceeds arising from any Casualty Events to repair, replace or restore any Property in respect of which such Net Cash Proceeds were paid or to reinvest in other fixed or capital assets or assets that are otherwise useful in the business of the Companies (provided that, such Investment shall not be permitted to the extent such Net Cash Proceeds shall be required to be applied to make prepayments in accordance with Section 2.10(c));

(p)                to the extent constituting Investments, (i) purchases and other acquisitions of inventory, materials and equipment and intangible Property in the ordinary course of business, (ii) Capital Expenditures, (iii) leases or licenses of real or personal Property in the ordinary course of business and in accordance with the applicable Security Documents so long as such leases or licenses do not, individually or in the aggregate, (x) interfere in any material respect with the ordinary conduct of the business of any Company or (y) materially impair the use (or its intended purposes) or the value of the Property subject thereto and (iv) [reserved];

(q)                [reserved];

(r)                 other Investments in an aggregate amount not to exceed $250,000 at any time outstanding; provided that no Default or Event of Default has occurred and is continuing at the time of such Investment or would result therefrom; and

(s)                 to the extent constituting Investments, advances in respect of transfer pricing and cost-sharing arrangements (i.e. “cost-plus” arrangements) that are (i) in the ordinary course of business and consistent with the historical practices of the Companies and (ii) funded not more than 120 days in advance of the applicable transfer pricing and cost-sharing payment;

Notwithstanding the foregoing, the aggregate amount of Investments made in all non-Loan Parties and Foreign Subsidiaries shall not exceed $1,000,000 at any time outstanding.

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Section 6.05           Mergers and Consolidations. Wind up, liquidate or dissolve its affairs or consummate any transaction of merger or consolidation.

Section 6.06           Asset Sales. Effect any Disposition of any Property, except that the following shall be permitted:

(a)                Dispositions of worn out, obsolete or surplus Property by Borrower or any of its Subsidiaries in the ordinary course of business and the abandonment, transfer, assignment, cancellation, lapse or other Disposition of immaterial Intellectual Property that is, in the reasonable good faith judgment of the Borrower or such Subsidiary, no longer economically practicable or commercially desirable to maintain or useful in the conduct of the business of the Companies;

(b)                other Dispositions of Property not to exceed $250,000; provided that such Dispositions of Property are made for not less than Fair Market Value;

(c)                leases, subleases, or non-exclusive licenses or sublicenses of real or personal Property (including Intellectual Property or other general intangibles) to third parties in the ordinary course of business and in accordance with the applicable Security Documents;

(d)                Permitted Liens in compliance with Section 6.02;

(e)                to the extent constituting a Disposition, the making of Investments in compliance with Section 6.04;

(f)                 [reserved];

(g)                [reserved];

(h)                Dispositions of cash and Cash Equivalents in the ordinary course of business;

(i)                 any Disposition of Property that constitutes a Casualty Event;

(j)                 sales, transfers, leases and other Dispositions (excluding sales of Equity Interests of any Subsidiary) (i) to the Borrower or to any other Loan Party and (ii) to any Subsidiary that is not a Loan Party from another Subsidiary that is not a Loan Party;

(k)                sale, forgiveness, or discount of customer delinquent notes or accounts receivable in the ordinary course of business (excluding, in all events, the Disposition of accounts receivable pursuant to any factoring or receivables securitization agreement or arrangement);

(l)                 sale or Disposition of immaterial Equity Interests to qualified directors where required by applicable law or to satisfy other similar requirements of applicable law with respect to the ownership of Equity Interests;

(m)              any trade-in of equipment or other Property in exchange for other equipment or other replacement Property;

(n)                [reserved]; and

(o)                surrender or waiver of contractual rights and settlement or waiver of contractual or litigation claims in the ordinary course of business and consistent with past practice;

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Notwithstanding anything to the contrary in this Agreement, in no event shall this Section 6.06 or Section 6.01 permit any factoring, receivables, securitization or similar facilities.

Section 6.07           Dividends. Authorize, declare or pay, directly or indirectly, any Dividends with respect to any Company, except for the following:

(a)                Dividends by any Company (i) that is a Subsidiary of the Borrower to the Borrower or any Subsidiary Guarantor or (ii) that is a Non-Guarantor Subsidiary to any other Non-Guarantor Subsidiary; provided, that if such Company is a non-wholly owned Subsidiary, any such Dividend is paid to all shareholders on a pro rata basis.

Section 6.08           Transactions with Affiliates. Enter into, directly or indirectly, any transaction or series of related transactions for the payment of money, sale of goods or provision of services, whether or not in the ordinary course of business, with any Affiliate of any Company (other than between or among Borrower and one or more Subsidiary Guarantors), other than on terms and conditions at least as favorable to such Company as would reasonably be obtained by such Company at that time in a comparable arm’s-length transaction with a person other than an Affiliate, except that the following shall be permitted:

(a)                (i) Dividends permitted by Section 6.07 and (ii) the Transactions, including the payment of Transaction Costs;

(b)                Investments permitted under Section 6.04, including loans and advances, permitted by Section 6.04(d) and (e) and any Indebtedness permitted by Section 6.01(l), to the extent such transactions are on terms and conditions at least as favorable to such Company as would reasonably be obtained by such Company at that time in a comparable arm’s-length transaction with a person other than an Affiliate;

(c)                director, officer and employee compensation (including bonuses and severance) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case, approved by the Board of Directors of the applicable Company;

(d)                transactions between or among (i) Loan Parties to the extent otherwise expressly permitted hereunder, (ii) Non-Guarantor Subsidiaries to the extent otherwise expressly permitted hereunder, and (iii) Loan Parties and Non-Guarantor Subsidiaries to the extent otherwise expressly permitted hereunder;

(e)                [reserved];

(f)                 [reserved]; and

(g)                any other agreement, arrangement or transaction as in effect on the Closing Date and listed on Schedule 6.08(g), and any amendment or modification thereto or restatement thereof, and the performance of obligations thereunder, so long as such amendment or modification or restatement is not materially adverse to the interests of the Lenders.

Section 6.09           Prepayments of Other Indebtedness; Modifications of Organizational Documents, etc. Directly or indirectly:

(a)                make or make a binding offer to make any voluntary or optional payment or prepayment on or redemption, retirement, defeasance or acquisition for value of, or any prepayment, repurchase or redemption, retirement, defeasance as a result of any asset sale, change of control or similar event of, any Junior Indebtedness of the Borrower or any of its Subsidiaries, except:

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(i)                 (A) repayments of loans and advances made by a Non-Guarantor Subsidiary to a Loan Party pursuant to Section 6.04(e); provided that, the repayment of such loan or advance shall only be permitted to be made with the proceeds of a Dividend made by such Non-Guarantor Subsidiary to such Loan Party and the repayment of such loan or advance shall be made substantially concurrently with the payment of such Dividend or (B) a Permitted Refinancing;

(ii)               [reserved]; and

(iii)             [reserved].

(b)                waive, amend, modify, terminate or release any of the documents governing any Junior Indebtedness to the extent that any such waiver, amendment, modification, termination or release would, taken as a whole, be adverse to the Lenders in any material respect or prohibited by any applicable intercreditor agreement or subordination agreement; or

(c)                amend, restate, supplement or otherwise modify any of its Organizational Documents or any agreement to which it is a party with respect to its Equity Interests (including any stockholders’ agreement), or enter into any new agreement with respect to its Equity Interests, other than any such amendments, modifications or changes or such new agreements which are not, and could not reasonably be expected to be, adverse in any material respect to the interests of the Lenders.

Section 6.10           Limitation on Certain Restrictions on Subsidiaries. Directly or indirectly create or otherwise cause or suffer to exist or become effective any encumbrance, restriction or condition on the ability of any Subsidiary to (i) pay Dividends or make any other distributions on its Equity Interests or any other interest or participation in its profits owned by any Company, or pay any Indebtedness owed to any Company, (ii) make loans or advances to any Company or (iii) transfer any of its Properties to any Company, except for:

(a)                such encumbrances, restrictions or conditions existing by reason of application of mandatory Legal Requirements;

(b)                this Agreement and the other Loan Documents;

(c)                in the case of clause (iii), customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Subsidiary;

(d)                in the case of clause (iii), customary provisions restricting assignment of any agreement entered into by a Subsidiary in the ordinary course of business;

(e)                customary restrictions and conditions contained in any agreement relating to the sale or other Disposition of any Property or Asset Sale permitted by Section 6.06 pending the consummation of such sale or other Disposition or Asset Sale; provided, that (i) such restrictions and conditions apply only to the Property to be sold or Disposed of and (ii) such sale or other Disposition or Asset Sale is permitted hereunder;

(f)                 any agreement in effect at the time such Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Subsidiary of the Borrower;

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(g)                any encumbrances or restrictions imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clause (f) above; provided, that such amendments or refinancings are no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing; or

(h)                [reserved].

and other than as provided for in the Prepetition Credit Agreement.

Section 6.11           Business.

(a)                With respect to the Borrower, engage in any business activities or have any Properties or liabilities, other than (i) its ownership of the Equity Interests of the Borrower and business activities related thereto, (ii) obligations under the Loan Documents and (iii) sales of Equity Interests to the extent not prohibited by this Agreement.

(b)                With respect to the Borrower and its Subsidiaries, engage (directly or indirectly) in any businesses other than those businesses in which Borrower and its Subsidiaries are engaged on the Closing Date (or which are similar, corollary, ancillary, complementary, incidental or related business or reasonable extensions thereof).

Section 6.12           [Reserved].

Section 6.13           Fiscal Year. Change its fiscal year-end to a date other than September 30 or make any material change in its accounting treatment and financial reporting policies except as required by GAAP.

Section 6.14           No Further Negative Pledge. Enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Company to create, incur, assume or suffer to exist any Lien upon any of its Properties or revenues, whether now owned or hereafter acquired, or which requires the grant of any Lien for an obligation if a Lien is granted for another obligation, except the following: (1) this Agreement and the other Loan Documents; (2) with respect Property not constituting Collateral, restrictions in documents creating Liens permitted by Section 6.02 prohibiting further Liens on the Properties encumbered thereby; (3) any prohibition or limitation that (a) is non-consensual and exists pursuant to applicable Legal Requirements, or (b) consists of customary restrictions and conditions contained in any agreement relating to the sale or other Disposition of any Property pending the consummation of such sale or other Disposition; provided that (i) such restrictions apply only to such Property, and (ii) such sale or other Disposition is permitted hereunder; (4) with respect to leases not constituting Collateral, restrictions prohibiting the grant or existence of liens and encumbrances, including leasehold mortgages; and (5) as set forth in Schedule 6.14.

Section 6.15           Minimum Liquidity.. Commencing with the week ending June 12, 2026, permit the average Liquidity for the five (5) Business Day period ending on the last Business Day of each week (each, a “Liquidity Test Date”) to be less than $5,000,000 (the “Minimum Liquidity Covenant”).

Section 6.16           Anti-Terrorism Law; Anti-Money Laundering; Sanctions; Anti-Corruption Law.

(a)                Violate any applicable Anti-Terrorism Law, Sanctions or Anti-Corruption Law (and the Loan Parties will deliver to the Administrative Agent any certification or other evidence requested from time to time by the Administrative Agent in its reasonable discretion, confirming the Borrower’s and its Subsidiaries’ compliance with this Section 6.16).

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(b)                Directly or indirectly, cause or permit any of the funds of such Borrower or Subsidiary that are used to repay the Loans to be derived from any unlawful activity.

(c)                Directly or indirectly, cause, permit, or authorize any part of the proceeds or other transaction contemplated by this Agreement to be used, contributed, or otherwise made available to fund any trade, business, or other activity of or with any Sanctioned Person, or in any Sanctioned Country, or in any other manner that could reasonably be expected to result in any party to this Agreement (including any Person participating in the Transactions, whether as underwriter, agent, advisor, investor, or otherwise) being in breach of any Sanctions or becoming a Sanctioned Person.

(d)                Use, directly or indirectly, any part of the proceeds of the Loans (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable anti-corruption law or (ii) for any unlawful activity.

Section 6.17           Sanctioned Persons. cause or permit (a) any of the funds or properties of the Borrower and its Subsidiaries that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, any Sanctioned Person, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by applicable requirements of law, or the Loans made by the Lenders would be in violation of applicable requirements of law, or (b) any Sanctioned Person to have any direct or indirect interest, of any nature whatsoever in the Loan Parties, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by applicable requirements of law or the Loans are in violation of applicable requirements of law.

Section 6.18           Variance. For each Variance Testing Period, permit, without the written consent of the Required Lenders: (a) the Actual Operating Receipts to be less than Budgeted Operating Receipts, in each case, for such Variance Testing Period, by more than the Permitted Variance for such Variance Testing Period, (b) the Actual Operating Disbursements to exceed the Budgeted Operating Disbursements, in each case, for such Variance Testing Period, by more than the Permitted Variance for such Variance Testing Period, (c) the Actual Non-Operating Disbursements to exceed the Budgeted Non-Operating Disbursements, in each case, for such Variance Testing Period, by more than the Permitted Variance for such Variance Testing Period, and (d) the Actual Non-Recurring Costs, on a line item basis, to exceed the Budgeted Non-Recurring Costs, for such Variance Testing Period, by more than the Permitted Variance for such Variance Testing Period; provided that the line items in the Budget with the title “Professional Fees – Lender (4)”, “RCF Deferred Fee & Accrued Interest”, and “Bridge Facility Cash Interest” under the heading “Non-Recurring Costs” will not be tested.

Section 6.19           Additional Bankruptcy Matters.

No Debtor shall, and no Debtor shall permit any of its Subsidiaries to, without the Required Lenders’ prior written consent, do any of the following:

(a)                object to or contest the validity or enforceability of any Order, any Liens granted to the Collateral Agent and the Lenders therein, or any terms of the Loan Documents or cooperate with any party with respect to such objection or contest;

(b)                seek to modify any of the rights granted under the Orders to any of the Administrative Agent, the Collateral Agent or the Lenders in any manner adverse to the Administrative Agent, the Collateral Agent or the Lenders (including incurring, creating, assuming or suffering to exist or permit any other superpriority claim which is pari passu or senior to the superpriority claims of the Administrative Agent, the Collateral Agent and the Lenders hereunder;

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(c)                assert any claim against any Lender under Section 506(c) of the Bankruptcy Code;

(d)                incur, create, assume, suffer or permit any claim or Lien or encumbrance against its or any of its property or assets in the Cases to be pari passu with or senior to the claims of the Lenders against the Debtors in respect of the Secured Obligations hereunder, or apply to the Bankruptcy Court for authority to do so, other than pursuant to the Orders; or

(e)                assert, join, investigate, support or prosecute any claim or cause of action against any of the Secured Parties (in their capacities as such), unless such claim or cause of action is in connection with the enforcement of the Loan Documents against any of the Agents or Lenders.

(f)                 subject to the terms of the Orders and subject to Article 7, object to, contest, delay, prevent or interfere with in any material manner the exercise of rights and remedies by the Agents or the Lenders with respect to the Collateral following the occurrence of an Event of Default; provided that any Debtor may contest or dispute whether a Default has occurred, has been cured or has been waived in accordance with the terms of the Orders.

Article VII
GUARANTEE

Section 7.01           The Guarantee. The Guarantors hereby, jointly and severally, guarantee, as primary obligors and not merely as sureties to each Secured Party and their respective successors and assigns, the prompt payment and performance in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) on the Loans made by the Lenders to the Borrower and all other Secured Obligations (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if the Borrower or any other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Section 7.02           Obligations Unconditional. The obligations of the Guarantors under Section 7.01 shall constitute a guaranty of payment and performance and not of collection and to the fullest extent permitted by applicable Legal Requirements, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Loan Documents or the Guaranteed Obligations under this Agreement, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for the Discharge of the Guaranteed Obligations). Without limiting the generality of the foregoing and subject to applicable law, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

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(a)                at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b)                any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein or therein, including any exercise of remedies, shall be done or omitted;

(c)                the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended or modified in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or, respectively, therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(d)                any Lien or security interest granted to, or in favor of, any Secured Party as security for any of the Guaranteed Obligations shall fail to be valid, perfected or to have the priority required under the Loan Documents or is avoided or set aside as a preference, fraudulent conveyance or otherwise;

(e)                the release of any other Guarantor pursuant to Section 7.09;

(f)                 any renewal, extension or acceleration of, or any increase in the amount of the Guaranteed Obligations, or any amendment, supplement, modification or waiver of, or any consent to departure from, the Loan Documents,; or

(g)                any failure or omission to assert or enforce or agreement or election not to assert or enforce, delay in enforcement, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under any Loan Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations.

The Guarantors hereby expressly waive, to the extent permitted by law, diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against Borrower or any Guarantor under this Agreement or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive, to the extent permitted by law, any and all notice of the modifications, creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment and performance without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. Each payment required to be made hereunder shall be made without setoff or counterclaim in immediately available funds at the office of the Administrative Agent as set forth in Section 2.14. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and their respective successors and assigns, and shall inure to the benefit of the Secured Parties, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

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Section 7.03           Reinstatement. The obligations of the Guarantors under this Article VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Section 7.04           Subrogation; Subordination. Each Guarantor hereby agrees that until the Discharge of the Guaranteed Obligations it shall subordinate and not exercise any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 7.01, whether by subrogation, continuation, indemnification or otherwise, against Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Loan Party owing to another Company shall be subordinated to such Loan Party’s Secured Obligations in the manner evidencing such Indebtedness; provided that upon the payment and satisfaction in full of all Guaranteed Obligations (other than contingent indemnity obligations) and the expiration or termination of the New Money Commitments of the Lenders under this Agreement, without any further action by any person, the Guarantors shall be automatically subrogated to the rights of the Administrative Agent and the Lenders to the extent of any payment hereunder.

Section 7.05           Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the Obligations of the Borrower under this Agreement and other Loan Documents may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such Obligations being deemed to have become automatically due and payable), such Obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 7.01.

Section 7.06           Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article VII constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

Section 7.07           Continuing Guarantee. The guarantee in this Article VII is a continuing guarantee of payment and performance, and shall apply to all Guaranteed Obligations whenever arising.

Section 7.08           General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Legal Requirement affecting the rights of creditors generally, if the obligations of any Guarantor under Section 7.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the rights of subrogation and contribution established in Section 7.04 and Section 7.10, respectively) that is valid and enforceable, not void or voidable and not subordinated to the claims of other creditors as determined in such action or proceeding.

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Section 7.09           Release of Guarantors. Subject to the Orders, to the extent applicable and the Specified Guarantor Release Provision, if, in compliance with the terms and provisions of the Loan Documents, all of the Equity Interests or all or substantially all of the Property of any Guarantor are sold or otherwise transferred (a “Transferred Guarantor”) to a person or persons (other than any Loan Party) then such Transferred Guarantor shall, upon the consummation of such sale or transfer, be immediately and automatically released from its obligations under this Agreement (including under Section 11.03) and the other Loan Documents and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document and, in the case of the sale of all of the Equity Interests of the Transferred Guarantor, the pledge of such Equity Interests to the Collateral Agent pursuant to the Security Documents shall be immediately and automatically released, and so long as Borrower shall have previously provided the Collateral Agent and the Administrative Agent such certifications or documents as the Collateral Agent and/or the Administrative Agent shall reasonably request (at the written direction of the Required Lenders), the Collateral Agent shall take such actions as are necessary or reasonably requested to effect each release described in this Section 7.09 in accordance with the relevant provisions of the Security Documents.

Section 7.10           Right of Contribution.

(a)                The Loan Parties hereby agree as among themselves that, if any Loan Party shall make an Excess Payment (as defined below), such Loan Party shall have a right of contribution from each other Loan Party in an amount equal to such other Loan Party’s Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Loan Party under this Section 7.10 shall be subordinate and subject in right of payment to the Secured Obligations until such time as the Discharge of the Guaranteed Obligations, and none of the Loan Parties shall exercise any right or remedy under this Section 7.10 against any other Loan Party until such time as the Discharge of the Guaranteed Obligations. For purposes of this Section 7.10, (x) “Excess Payment” shall mean the amount paid by any Loan Party in excess of its Pro Rata Share of any Secured Obligations, (y) “Pro Rata Share” shall mean, for any Loan Party in respect of any payment of the Secured Obligations, the ratio (expressed as a percentage) as of the date of such payment of the Secured Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and Properties exceeds the amount of all debts and liabilities of such Loan Party (including contingent, subordinated, un-matured, and un-liquidated liabilities, but excluding the Secured Obligations of such Loan Party) to (ii) the amount by which the aggregate present fair salable value of its assets and other Properties of all Loan Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, un-matured, and un-liquidated liabilities, but excluding the Secured Obligations of all Loan Parties) of the Loan Parties; and (z) “Contribution Share” shall mean, for any Loan Party in respect of any Excess Payment made by any other Loan Party, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and Properties exceeds the amount of all debts and liabilities of such Loan Party (including contingent, subordinated, un-matured, and un-liquidated liabilities, but excluding the Secured Obligations of such Loan Party) to (ii) the amount by which the aggregate present fair salable value of all assets and other Properties of the Loan Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, un-matured, and un-liquidated liabilities, but excluding the Secured Obligations of the Loan Parties) of the Loan Parties other than the maker of such Excess Payment. Nothing in this Section 7.10 shall require any Loan Party to pay its Contribution Share of any Excess Payment in the absence of a demand therefor by the Loan Party that has made the Excess Payment. Without limiting the foregoing in any manner, it is the intent of the parties hereto that as of any date of determination, no Contribution Share of any Loan Party shall be greater than the maximum amount of the claim which could then be recovered from such Loan Party under this Section 7.10 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

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(b)                This Section 7.10 is intended only to define the relative rights of the Loan Parties and nothing set forth in this Section 7.10 is intended to or shall impair the Secured Obligations of the Loan Parties, jointly and severally, to pay any amounts and perform any Secured Obligations as and when the same shall become due and payable or required to be performed in accordance with the terms of this Agreement or any other Loan Document, as the case may be. Nothing contained in this Section 7.10 shall limit the liability of the Borrower to pay the Loans and other Credit Extensions made to the Borrower and accrued interest, Fees and expenses with respect thereto of the Borrower and its Subsidiaries, in each case, for which Borrower and its Subsidiaries, as applicable, shall be primarily liable.

(c)                The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Loan Parties to which such contribution and indemnification is owing.

(d)                The rights of any indemnified Loan Party against the other Loan Parties under this Section 7.10 shall be exercisable upon, but shall not be exercisable prior to, the full indefeasible payment of the Secured Obligations (other than unasserted contingent indemnification obligations) and termination or expiration of the New Money Commitments under the Loan Documents.

Section 7.11           Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guarantee in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 7.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.11, or otherwise under this Guarantee, as it relates to such Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until a Discharge of the Guaranteed Obligations. Each Qualified ECP Guarantor intends that this Section 7.11 constitute, and this Section 7.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Article VIII
EVENTS OF DEFAULT

Section 8.01           Events of Default. Upon the occurrence and during the continuance of any of the following events (each, an “Event of Default”):

(a)                default shall be made in the payment of any principal or premium of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for mandatory prepayment thereof or by acceleration thereof or otherwise;

(b)                default shall be made in the payment of any interest or premium on any Credit Extension or any Fee or any other amount (other than an amount referred to in paragraph (a) above) due under any Loan Document, when and as the same shall become due and payable, whether at the due date thereof (including an Interest Payment Date) or at a date fixed for prepayment (whether voluntary or mandatory) or by acceleration or demand thereof or otherwise, and such default shall continue unremedied for a period of five (5) Business Days;

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(c)                any representation or warranty made or deemed made in or in connection with any Loan Document or the Borrowings hereunder, or any representation, warranty, statement or information contained in any written report, certificate, financial statement or other written instrument furnished by or on behalf of the Borrower or any of its Subsidiaries or any Related Persons of any of the foregoing in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(d)                default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in (i) Section 5.02(a), Section 5.03(a) (only with respect to the Borrower), Section 5.21, Section 5.22, or Article VI, (ii)  Section 5.01(a), Section 5.01(b), Section 5.01(c) or Section 5.01(d) and, in the case of this clause (ii), if such default shall continue unremedied or shall not be waived for a period of ten (10) days, or (iii) Section 5.01(i) or Section 5.01(j), and, in the case of this clause (iii), if such default shall continue unremedied or shall not be waived for a period of five (5) days;

(e)                default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (a), (b) and (d) immediately above) and such default shall continue unremedied or shall not be waived for a period of fifteen (15) days;

(f)                 any Company shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness, when and as the same shall become due and payable beyond any applicable grace period, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee or other representative on its or their behalf (with or without the giving of notice, the lapse of time or both and taking into account any applicable grace periods or waivers) to cause, such Indebtedness to become due prior to its stated maturity or become subject to a mandatory offer to purchase by the obligor; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the sale, transfer or other Disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other Disposition is not prohibited under this Agreement and such Indebtedness is repaid in accordance with its terms); provided, further, that this clause (f) shall not apply, in the case of any Debtor, to any Prepetition Indebtedness (including any guarantee thereof) or any other secured or unsecured debt of a Debtor that arose prior to the Petition Date as to which remedial action by the holder of such debt is subject to the automatic stay of the Bankruptcy Code imposed in the Cases or otherwise barred or enjoined by a court of competent jurisdiction;

(g)                an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Subsidiary of the Borrower that is not a Debtor, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar Legal Requirement; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Subsidiary of the Borrower that is not a Debtor; or (iii) the winding-up or liquidation of any Company; and such proceeding or petition shall continue undismissed for sixty (60) days or an Order approving or ordering any of the foregoing shall be entered;

(h)                other than the Cases, any Subsidiary of the Borrower that is not a Debtor shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar Legal Requirement; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Company or for a substantial part of the Property of any Company; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) except as permitted in Section 6.05, wind up or liquidate; or (viii) take any corporate (or equivalent) action for the purpose of effecting any of the foregoing;

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(i)                 Other than in connection with the 2024 Settlement, one or more Orders, settlements, penalties or fines for the payment of money in an aggregate amount in excess of $500,000 (to the extent not covered by (i) insurance in respect of which a solvent and unaffiliated insurance company has not denied coverage thereof and for which the carrier has not disclaimed responsibility and for which a claim (A) has been submitted, (B) is in the process of being submitted or (C) is intended to be submitted promptly or (ii) a third-party indemnification agreement under which the indemnifying party has accepted responsibility and would reasonably be expected to remain solvent after satisfying such indemnification obligation)) shall be rendered against any Company or any combination thereof and the same shall remain undischarged, unpaid, unvacated, unstayed, or unbonded for a period of 90 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon Properties of any Company to enforce any such Order;

(j)                 (i) one or more ERISA Events shall have occurred that, when taken together with all other such ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect with respect to the liabilities of any Company; (ii) there is or arises an Unfunded Pension Liability (taking into account only Plans with positive Unfunded Pension Liability) that would be reasonably likely to result in a Material Adverse Effect; (iii) there is or arises any potential withdrawal liability under Section 4201 of ERISA if the Companies or the ERISA Affiliates were to withdraw from any and all Multiemployer Plans that would be reasonably likely to result in a Material Adverse Effect, (iv) there is or arises any violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable Legal Requirement dealing with such matters in any manner that has resulted in a liability that is material to the Companies as a whole, (v) there is or arises any claim may be made against any Company, on account of wages and employee health and welfare insurance and other benefits which results in a liability that is material to the Companies as a whole, or (vi) the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code;

(k)                any material security interest and Lien purported to be created by any Security Document (x) shall cease to be in full force and effect, or (y) shall cease to give the Collateral Agent, for the benefit of the Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Security Documents (including a valid, enforceable, perfected first priority (except as otherwise provided in this Agreement or any Security Document) security interest in and Lien on, all of the Collateral thereunder (except as otherwise expressly provided in this Agreement or such Security Document and except as the direct and exclusive result of an action or a failure to act, in each case in a manner otherwise specified as required to be undertaken (or not undertaken, as the case may be) by a provision of any Loan Document, on the part of any Agent, Lender or Secured Party)) in favor of the Collateral Agent, or (z) shall be asserted by or on behalf of any Company not to be, a valid, enforceable, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in or Lien on the Collateral covered thereby; provided that it will not be an Event of Default under this clause (k) if (i) the Collateral Agent shall not have or shall cease to have a valid, enforceable and perfected first priority Lien on any material portion of the Collateral purported to be covered by the Security Documents, individually or in the aggregate, having a Fair Market Value of less than $500,000 or (ii) the failure to have a valid, enforceable and perfected first priority Lien on any material portion of the Collateral resulted solely from the action or inaction of the Administrative Agent, the Collateral Agent, or any Lender (other than actions or inactions taken as a direct result of the advice of or at the direction of any Company);

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(l)                 any Loan Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by or on behalf of the Borrower or any of its Subsidiaries or any Related Persons of any of the foregoing, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Loan Party (or any of their respective Related Persons) (directly or indirectly) shall repudiate or deny any portion of its liability or obligation for the Obligations;

(m)              there shall have occurred a Change in Control;

(n)                any representation or warranty made, or deemed to be made, by any Loan Party herein or in any of the other Loan Documents or in any certificate or notice delivered or required to be delivered pursuant hereto or thereto shall prove false in any material respect (or, to the extent that the representation or warranty is qualified by “materiality”, “Material Adverse Effect” or similar language, in any respect) on the date as of which it was made or deemed to have been made;

(o)                (w) any amounts owed by any Loan Party under the 2024 Settlement have been declared to be due and payable and such acceleration has not been waived or cured, (x) any Company shall fail to observe or perform any term, covenant, condition or agreement contained in the 2024 Settlement that is capable of being cured and such failure shall continue unremedied or shall not be waived prior to the date that is thirty (30) days after receipt by any Loan Party of written notice of such failure from the United States Department of Justice pursuant to the 2024 Settlement, (y) any Company shall fail to observe or perform any other term, covenant, condition or agreement contained of the 2024 Settlement to the extent such breach is not capable of being cured or waived or (z) the United States Department of Justice shall file any charges against any Company as a result of failure to comply with the 2024 Settlement; or

(p)                there occurs any of the following:

(i)                 an order shall be entered that is not stayed, vacated, or withdrawn within three (3) calendar days from entry in any of the Cases appointing, or any Loan Party shall file an application for an order with respect to any of the Cases seeking the appointment of, in either case without the prior written consent of the Administrative Agent (at the direction of the Required Lenders), (i) a trustee under Section 1104 of the Bankruptcy Code or (ii) an examiner or any other Person with enlarged powers relating to the operation of the business (i.e., powers beyond those set forth in Sections 1104(d) and 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code;

(ii)               the filing of a motion by any of the Loan Parties seeking dismissal of any of the Cases, the dismissal of any of the Cases, the filing of a motion by any of the Loan Parties seeking to convert any of the Cases to a case under Chapter 7 of the Bankruptcy Code or the conversion of any of the Cases to a case under Chapter 7 of the Bankruptcy Code;

(iii)             an order shall be entered that is not stayed pending appeal granting relief from the Automatic Stay to any creditor of a Loan Party (other than the Administrative Agent and the Lenders) with respect to any claim against any property that, when taken together with all other orders entered on the docket of the Bankruptcy Court that are not stayed pending appeal granting relief from the Automatic Stay with respect to the Loan Parties’ Collateral having a value in excess of $500,000 individually or in the aggregate;

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(iv)              an order shall be entered that is not stayed, vacated, or withdrawn within three (3) calendar days from entry authorizing the liquidation of such Loan Party’s business pursuant to one or more sales pursuant to Section 363 of the Bankruptcy Code or otherwise liquidating all or substantially all of the assets of the Loan Parties, other than as consented to by the Required Lenders;

(v)                failure of the Final Order to be entered in the Cases within forty-five (45) days after the Petition Date;

(vi)              an order shall be entered terminating or reducing the Loan Parties’ exclusivity period for proposing a plan of reorganization or liquidation (to the extent such motion is not made by Administrative Agent or Lenders constituting the Required Lenders);

(vii)            (i) the amendment, modification, reversal, revocation, issuance of a stay or order to vacate or supplementing of the Interim Order or the Final Order, or any other material order of the Bankruptcy Court, in a manner not satisfactory to the Required Lenders, (ii) the material amendment, modification or supplementing of the Acceptable Plan documentation in any manner not (A) in compliance with the Restructuring Support Agreement and (B) reasonably acceptable to the Required Lenders to the extent any such material amendment, modification or supplement adversely affects the Obligations or the claims of the Administrative Agent and the Lenders hereunder, (iii) the waiver of any condition precedent to confirmation of the Acceptable Plan or effective date of the Acceptable Plan without the consent of the Required Lenders, or (iv) an order shall be entered with respect to the Case or Cases, without the prior written consent of the Required Lenders (A) to permit any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have administrative priority equal or superior to the priority of the Administrative Agent and Lenders in respect of the Obligations other than the Carve-Out or as otherwise authorized pursuant to the Orders, (B) terminating or denying the use of cash collateral, or authorizing the use of cash collateral, or (C) granting or permitting the grant of a lien that is equal in priority with or senior to the liens securing the Obligations other than the Carve-Out or as otherwise authorized pursuant to the Orders in each case;

(viii)          failure to meet any of the Case Milestones; provided, that the Required Lenders (in their sole and absolute discretion) may agree to an extension of any of the Case Milestone dates;

(ix)              the Loan Parties’ solicitation, filing and/or seeking or entry of an order by the Bankruptcy Court confirming a plan of reorganization or liquidation in any of the Cases other than the Acceptable Plan;

(x)                a failure to comply by any Loan Party or Subsidiary thereof of any of the provisions of either of the Orders;

(xi)              an order shall be entered that is not stayed, vacated, or withdrawn within three (3) calendar days from entry rejecting an unexpired lease or other contract that is projected to give rise to a prepetition damages claim or an administrative expense claim of at least $500,000, other than with the prior written consent of the Required Lenders;

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(xii)            any Loan Party commences, or supports any person (other than as required by the Bankruptcy Court including in connection with any Federal Rule of Civil Procedure as made applicable to the Bankruptcy Rules), in any litigation challenging or seeking to challenge the DIP Liens against the Administrative Agent, or the Lenders, except as may be permitted under the Orders;

(xiii)          if the Acceptable Confirmation Order is entered in form and substance which is not reasonably acceptable to the Required Lenders in respect of the treatment of the claims of the Administrative Agent and the Lenders;

(xiv)          unless consented to by the Required Lenders, any Loan Party shall make any payment or grant any form of adequate protection with respect to Indebtedness existing prior to the Petition Date (other than, in each case, as permitted under this Agreement, the Orders or the Approved Plan or relief sought in any “first day” motions filed on the Petition Date (to the extent such “first day” motions and the orders entered in respect thereof are in form and substance reasonably acceptable to the Required Lenders));

(xv)            a notice of termination or breach shall have been delivered by the Required Consenting Lenders under the Restructuring Support Agreement.

(xvi)          (A) the entry of an order in any of the Cases denying or terminating use of cash collateral of the Secured Parties by the Loan Parties that are Debtors; (B) the termination of the right of any Loan Party that is a Debtor to use any cash collateral of the Secured Parties under the Interim Order or the Final Order, and in either case the Debtors have not otherwise obtained authorization to use cash collateral with the prior written consent of the Administrative Agent (at the direction of the Required Lenders) and the Required Lenders; or (C) any other event that terminates the Loan Parties’ right to use cash collateral; or

(xvii)        the entry of an order in any of the Cases granting, or the filing of a motion by the Loan Parties (or any affiliate thereof) seeking, authority to use cash collateral (other than with the prior written consent of the Required Lenders) or to obtain financing under Section 364 of the Bankruptcy Code (other than the Orders);

then, and in every such event, and at any time thereafter during the continuance of such event, the Administrative Agent may, with the prior consent of the Required Lenders, and at the request of the Required Lenders and subject to the terms of the Orders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the New Money Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Loan Parties accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Loan Parties, anything contained herein or in any other Loan Document or otherwise to the contrary notwithstanding, and (iii) exercise any and all of its other rights and remedies under applicable Legal Requirements, hereunder and under the other Loan Documents; provided that so long as the Orders are in effect, with respect to the enforcement of Liens or other remedies with respect to the Collateral, the Administrative Agent shall provide the Borrower at least five (5) Business Days’ notice prior to the taking of such action; provided, further, that during such period, any party in interest shall be entitled to seek an emergency hearing with the Bankruptcy Court solely to the extent permitted under the Orders. Notwithstanding anything to the contrary herein, the enforcement of Liens or remedies with respect to the Collateral and the exercise of all other remedies provided for in this Agreement and the other Loan Documents, shall be subject to the provisions of the Interim Order (and, when entered, the Final Order).

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Section 8.02           [Reserved].

Section 8.03           [Reserved].

Article IX
APPLICATION OF COLLATERAL PROCEEDS

Section 9.01           Collateral Account.

(a)                The Collateral Agent is hereby authorized to establish and maintain at its office (or, at the Collateral Agent’s discretion, at the office of its designee from time to time) at 950 17th Street, Suite 1400, Denver, CO 80202, a restricted deposit account designated by the Collateral Agent in its discretion from time to time. Each Loan Party shall deposit into the Collateral Account from time to time any cash, but only to the extent, that such Loan Party is expressly required to pledge as additional collateral security hereunder pursuant to the Loan Documents. The balance from time to time in the Collateral Account shall constitute part of the Collateral and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. At any time following the occurrence and during the continuance of an Event of Default, the Collateral Agent if instructed by the Required Lenders shall apply or cause to be applied (subject to collection) the balance from time to time outstanding in such restricted deposit account to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 9.02. The Loan Parties shall have no right to withdraw, transfer or otherwise receive any funds deposited in the Collateral Account except to the extent specifically provided herein or in any other Loan Document.

(b)                Amounts on deposit in the Collateral Account shall be invested and reinvested from time to time in Cash Equivalents as the applicable Loan Party (or, after the occurrence and during the continuance of an Event of Default, the Collateral Agent) shall determine by written instruction to the Collateral Agent, or if no such instructions are given, then as the Collateral Agent, in its sole and reasonable discretion, shall determine, which Cash Equivalents shall be held in the name and be under the control of the Collateral Agent (or any sub-agent); provided that at any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent shall if instructed by the Required Lenders at any time and from time to time elect to liquidate any such Cash Equivalents and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 9.02.

Section 9.02           Application of Proceeds.

(a)                The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement or any other Loan Document, promptly by the Collateral Agent as follows:

(i)                 First, to the payment of all reasonable and documented costs and expenses, fees, commissions and Taxes of such sale, collection or other realization including compensation to the Administrative Agent and/or the Collateral Agent and its agents and counsel and all expenses, liabilities and advances made or incurred by the Administrative Agent and/or the Collateral Agent in connection therewith and all amounts for which the Administrative Agent and/or the Collateral Agent is entitled to indemnification pursuant to the provisions of any Loan Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

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(ii)               Second, to the payment of all other reasonable and documented costs and expenses of such sale, collection or other realization including compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(iii)             Third, without duplication of amounts applied pursuant to clauses (i) and (ii) above, to the indefeasible payment in full in cash, pro rata, of interest and other amounts constituting Obligations on or in respect of the New Money Loans in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

(iv)              Fourth, to the indefeasible payment in full in cash, pro rata, of the principal amount of the Obligations constituting New Money Loans;

(v)                Fifth, without duplication of amounts applied pursuant to clauses (i) and (ii) above, to the indefeasible payment in full in cash, pro rata, of interest and other amounts constituting Obligations on or in respect of the Roll-Up Loans in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

(vi)              Sixth, to the indefeasible payment in full in cash, pro rata, of the principal amount of the Obligations constituting Roll-Up Loans;

(vii)            Seventh, to the indefeasible payment in full in cash, pro rata, of interest and other amounts constituting Obligations on or in respect of the Prepetition Term Loans, in each case equally and ratably in accordance with the respective amounts thereof then due and owing; and

(viii)          Eighth, the balance, if any, after all Obligations have been paid in full, to the person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct.

In the event that any such proceeds are insufficient to pay in full the items described in the preceding sentences of this Section 9.02, the Loan Parties shall remain liable, jointly and severally, for any deficiency.

Article X
THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

Section 10.01       Appointment.

(a)                Each Lender hereby irrevocably designates and appoints each of the Administrative Agent and the Collateral Agent as an agent of such Lender under this Agreement and the other Loan Documents. Each Lender irrevocably authorizes each Agent, in such capacity, through its agents or employees, to take such actions on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article X are solely for the benefit of the Agents and the Lenders, and no Loan Party shall have rights as a third party beneficiary of any such provisions. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and any rights of the Secured Parties with respect thereto as contemplated by and in accordance with the provisions of this Agreement and the other Loan Documents. In performing its functions and duties hereunder, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower or any of its Subsidiaries. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties. The permissive authorizations, entitlements, powers, and rights (including the right to request that the Borrower take an action or deliver a document and the exercise of remedies following an Event of Default) granted to each Agent herein shall not be construed as duties. No Agent shall have any responsibility for interest or income on any funds held by it hereunder and any funds so held shall be held un-invested pending distribution thereof. Whether or not explicitly set forth therein, the rights, powers, protections, immunities, and indemnities granted to the Agents herein shall apply to any document entered into by an Agent in connection with its role as Administrative Agent or Collateral Agent, as applicable, under the Loan Documents. Except to the extent expressly provided otherwise herein, the Required Lenders shall have the right to direct the Agents in all matters concerning the Loan Documents.

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(b)                Each Lender irrevocably appoints each other Lender as its agent and bailee for the purpose of perfecting Liens (whether pursuant to Section 8-301(a)(2) of the UCC or otherwise), for the benefit of the Secured Parties, in assets in which, in accordance with the UCC or any other applicable Legal Requirement, a security interest can be perfected by possession or control. Should any Secured Party (other than the Collateral Agent) obtain possession or control of any such Collateral, such Person shall notify the Collateral Agent thereof, and, promptly following the Collateral Agent’s request therefor, shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

Section 10.02       Agent in Its Individual Capacity. Each person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the person serving as an Agent hereunder in its individual capacity. Such person and its Affiliates may accept deposits from, lend money to, act as financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, any Company or Affiliate thereof as if it were not an Agent hereunder and without duty to account therefor to the Lenders.

Section 10.03       Exculpatory Provisions; Agent Acting at Direction of Required Lenders. No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02 or Section 10.12(b)); provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability, if such Agent is not indemnified to its satisfaction, or that is contrary to any Loan Document or applicable Legal Requirements including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Insolvency Law or that may effect a foreclosure, modification or termination of property of a Defaulting Lender under any Debtor Relief Law, and (c) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose or shall be liable for the failure to disclose, any information relating to any Company or any of its Affiliates that is communicated to or obtained by the person serving as such Agent or any of its Affiliates in any capacity. The Administrative Agent and the Collateral Agent may request instructions from the Required Lenders and may refrain from taking any action unless and until such instructions are received. Notwithstanding any other provision of this Agreement or the other Loan Documents, no Agent shall be liable for any action taken or not taken by it with the consent or at the request or direction of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, to give such request or direction hereunder). No Agent shall be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in act or law, or for anything which it may do or refrain from doing in connection herewith, in each case, except for its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof describing such default is given to such Agent by Borrower or a Lender and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document. Each party to this Agreement acknowledges and agrees that the Collateral Agent may from time to time use one or more outside service providers for the tracking of all UCC financing statements (and/or other collateral related filings and registrations from time to time) required to be filed or recorded pursuant to the Loan Documents and the notification to the Collateral Agent, of, among other things, the upcoming lapse or expiration thereof, and that each of such service providers will be deemed to be acting at the request and on behalf of the Borrower and the other Loan Parties. No Agent shall be liable for any action taken or not taken by any such service provider. No Agent nor any of their Related Persons shall BE LIABLE FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY ANY OF THEM UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (EXCEPT FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IN CONNECTION WITH ITS DUTIES EXPRESSLY SET FORTH HEREIN AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NONAPPEALABLE JUDGMENT); PROVIDED THAT NO ACTION TAKEN OR NOT TAKEN AT THE DIRECTION OF THE REQUIRED LENDERS (OR SUCH OTHER NUMBER OR PERCENTAGE OF LENDERS AS IS REQUIRED UNDER SECTION 11.02 OR SECTION 10.12(B)) SHALL BE CONSIDERED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. In no event shall any Agent be liable, directly or indirectly, for any special, indirect, punitive or consequential damages (including lost profits), even if such Agent has been advised of the possibility of such damages and regardless of the form of action. Each of the Administrative Agent and Collateral Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its respective duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or indemnity satisfactory to it against, or security for, such risk or liability is not reasonably assured to it. In no event shall any Agent be responsible or liable for any failure (e) or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, epidemics, pandemics, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

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Anything herein or in the other Loan Documents to the contrary notwithstanding, whenever reference is made in this Agreement or any other Loan Document to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by any Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by any such Agents hereunder or thereunder (except for the Administrative Agent’s ability to waive the fee set forth in Section 11.04(b)(iii) or in connection with an Agent’s ability to enter into any amendment to any Loan Document to which it is a party when such amendment affects the rights and obligations of such Agent, which shall be made in the applicable Agent’s sole discretion), it is understood that in all cases the Agents shall solely be acting, giving, withholding, suffering, omitting, taking or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same) as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) and shall be fully protected in acting pursuant to such written directions.

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Notwithstanding any provision of this Agreement or the other Loan Documents to the contrary, before taking or omitting any action to be taken or omitted by an Agent under the terms of this Agreement and the other Loan Documents, an Agent may seek the written direction of the Required Lenders (or such other number or percentage of Lenders as is required under Section 11.02 or Section 10.12(b)), which written direction may be in the form of an email, and the Agents are entitled to rely (and are fully protected in so relying) upon such direction. If an Agent requests such direction with respect to any action, the Agents shall be entitled to refrain from such action unless and until an Agent has received such direction, and no Agent shall incur liability to any Person by reason of so refraining. In the absence of an express statement in the Loan Documents regarding which Lenders shall direct in any circumstance, the direction of the Required Lenders shall apply and be sufficient for all purposes. If an Agent so requests, it must first be indemnified to its satisfaction by the Lenders against any and all fees, losses, liabilities and expenses which may be incurred by such Agent by reason of taking or continuing to take, or omitting, any action directed by any Lender prior to having any obligation to take or omit to take any such action. Any provision of this Agreement or the other Loan Documents authorizing an Agent to take any action does not obligate such Agent to take such action.

Except to the extent that the consent of such Lender is required under Section 11.02 or Section 10.12(b), each Lender agrees that any action taken by the Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized by and binding upon, all of the Lenders.

Section 10.04       Reliance by Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent, or otherwise authenticated by a proper person. Each Agent also may rely upon any statement made to it orally and believed by it to be made by a proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless each Agent shall have received written notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with legal counsel (who may be counsel for the Borrower or any other Loan Party), independent accountants and other advisors selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or advisors.

Section 10.05       Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through, or delegate any and all such rights and powers to, any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of the preceding paragraphs shall apply, without limiting the foregoing, to any such sub-agent and to the Affiliates of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent. The Agents shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

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Section 10.06       Successor Agent. Each Agent may resign as such at any time upon at least thirty (30) days’ prior notice to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent from among the Lenders, with the consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned and not required if a Default or Event of Default shall have occurred and be continuing). If no successor shall have been so appointed by the Required Lenders and no successor shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, with the consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned and not required if a Default or Event of Default shall have occurred and be continuing), which successor shall be a commercial banking institution organized under the laws of the United States (or any State thereof) or a United States branch or agency of a commercial banking institution, in each case, having combined capital and surplus of at least $500,000,000; provided that if no successor agent which meets the qualifications set forth above has accepted appointment by the date which is 30 days following a resigning Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the retiring (or retired) Agent shall be discharged from its duties and obligations under the Loan Documents, and the Lenders shall assume and perform all of the duties of such Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent.

Upon the acceptance of its appointment as an Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring (or retired) Agent shall be discharged from its duties and obligations under the Loan Documents (if not already discharged therefrom as provided above in this Section 10.06). The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article X, Section 11.03 and Sections 11.08 to 11.10 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

Section 10.07       Non-Reliance on Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Persons and based on such documents and information as it has deemed appropriate, conducted its own independent investigation of the financial condition and affairs of the Loan Parties and their Subsidiaries and made its own credit analysis and decision to enter into this Agreement. Each Lender further represents and warrants that it has reviewed the Lender Presentation and each other document made available to it on the Platform in connection with this Agreement and has acknowledged and accepted the terms and conditions applicable to the recipients thereof (including any such terms and conditions set forth, or otherwise maintained, on the Platform with respect thereto). Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Persons and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

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Section 10.08       [Reserved].

Section 10.09       Indemnification. The Lenders severally agree to indemnify each Agent in its capacity as such and each of its Related Persons (to the extent not reimbursed by Borrower or the other Loan Parties and without limiting the obligation of the Borrower or other Loan Parties to do so), ratably according to their respective outstanding Loans and New Money Commitments in effect on the date on which indemnification is sought under this Section 10.09 (or, if indemnification is sought after the date upon which all New Money Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such outstanding Loans and New Money Commitments as in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, fines, penalties, actions, claims, suits, judgments, litigations, investigations, inquiries or proceedings, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent or Related Person in any way relating to or arising out of, the New Money Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein, the Transactions or any of the other transactions contemplated hereby or thereby or any action taken or omitted by such Agent or Related Person under or in connection with any of the foregoing (IN ALL CASES, WHETHER OR NOT CAUSED OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF ANY AGENT OR RELATED PERSON); provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, judgments, fines, penalties, actions, claims, suits, litigations, investigations, inquiries or proceedings, costs, expenses or disbursements that are found by a final and non-appealable judgment of a court of competent jurisdiction to have directly resulted solely and directly from such Agent’s or Related Person’s, as the case may be, gross negligence or willful misconduct. The agreements in this Section 10.09 shall survive the payment of the Loans and all other amounts payable hereunder.

Section 10.10       Withholding Taxes. To the extent required by any Legal Requirement, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the U.S. Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, or if the Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding Tax from such payment, such Lender shall indemnify the Administrative Agent fully for, and shall make payable in respect thereof within ten (10) days after demand therefor, (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Tax attributable to such Lender’s failure to comply with the provisions of Section 11.04(f) relating to the maintenance of the Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 10.10. The agreements in this Section 10.10 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the New Money Commitments and the repayment, satisfaction or discharge of all other Obligations and the termination of this Agreement.

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Section 10.11       Lender’s Representations, Warranties and Acknowledgements.

(a)                Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Borrower and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the Lenders to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of any Credit Extension or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to the Lenders. Each Lender acknowledges that no Agent or Related Person of any Agent has made any representation or warranty to it. Except for documents expressly required by any Loan Document to be transmitted by an Agent to the Lenders, no Agent shall have any duty or responsibility (either express or implied) to provide any Lender with any credit or other information concerning any Loan Party or any of its Affiliates, including the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of a Loan Party, that may come in to the possession of an Agent or any of its Related Persons.

(b)                Each Lender, by delivering its signature page to this Agreement or an Assignment and Assumption Agreement and funding its Loan of making any other Credit Extension, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, the Required Lenders or the Lenders, as applicable, hereunder (including each document delivered on the Closing Date).

Section 10.12       Collateral Documents and Guarantee.

(a)                Agents under Collateral Documents and Guarantee. Each Secured Party hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Guarantee, the Collateral and the Loan Documents. Subject to Section 11.02, without further written consent or authorization from any Secured Party, the Administrative Agent or the Collateral Agent, as applicable, may execute any documents or instruments necessary to (i) in connection with a sale or disposition of assets permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which the Required Lenders (or such other Lenders as may be required to give such consent under Section 11.02) have otherwise consented or (ii) release any Guarantor from the Guarantee pursuant to Section 7.09 or with respect to which the Required Lenders (or such other Lenders as may be required to give such consent under Section 11.02) have otherwise consented.

(b)                Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Loan Documents may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, for the benefit of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the collateral documents may be exercised solely by the Collateral Agent for the benefit of the Secured Parties in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), the Collateral Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from Lenders (x) having outstanding Loans and New Money Commitments representing more than 67% of the sum of all Loans outstanding and unused New Money Commitments at such time and (y) if there are three (3) or more Unaffiliated Lenders, constituting at least three (3) such Unaffiliated Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

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(c)                Release of Collateral and Guarantees, Termination of Loan Documents.

(i)                 Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent shall (without notice to, or vote or consent of, any Lender) take such actions as shall be required to release its security interest in any Collateral subject to any disposition permitted by the Loan Documents, and to release any guarantee obligations under any Loan Document of any person subject to such disposition, to the extent necessary to permit consummation of such disposition in accordance with the Loan Documents; provided that, if any Guarantor ceases to constitute a Wholly Owned Subsidiary, such Guarantor shall not be released from its Guarantee unless such Guarantor is no longer a direct or indirect Subsidiary of the Borrower and such Dispositions of capital stock is a good faith Disposition to a bona fide unaffiliated third party for fair market value and for a bona fide business purpose (the requirements in this clause (c)(i), the “Specified Guarantor Release Provision”);

(ii)               Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations have been paid in full and all New Money Commitments have terminated or expired, upon request of the Borrower, the Administrative Agent shall (without notice to, or vote or consent of, any Lender) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of unasserted contingent indemnification obligations. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

(d)                The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Collateral Agent shall have no obligation to file or record any financing statements, notices, instruments, documents, notes, consents or other papers as shall be necessary to (i) create, preserve, perfect or validate any security interest granted to the Collateral Agent pursuant to any Loan Document or (ii) enable the Collateral Agent to exercise and enforce its rights under any Loan Document. In addition, the Collateral Agent shall have no responsibility or liability (i) in connection with the acts or omissions of any person in respect of the foregoing or (ii) for or with respect to the legality, validity and enforceability of any security interest created in the Collateral or the perfection and priority of such security interest. Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control.

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(e)                Upon request by any Agent at any time, the Required Lenders (or such other number or percentage of Lenders as is required under Section 11.02 or Section 10.12(b)) will confirm in writing the Agents’ authority, and will direct the Agents, to release particular types or items of the Collateral pursuant to this Section 10.12 and the Agents shall be entitled to conclusively rely, and shall be fully protected in so relying, upon the authorization of the Required Lenders (or such other number or percentage of Lenders as is required under Section 11.02 or Section 10.12(b)) in the granting any release under this Section 10.12.

Section 10.13       Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Laws relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)                at the direction of the Required Lenders, to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;

(b)                at the direction of the Required Lenders, to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its respective agents and counsel and all other amounts due the Administrative Agent under Section 2.03 and Section 11.03) allowed in such judicial proceeding; and

(c)                to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under this Agreement. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Administrative Agent, its agents and counsel, and any other amounts due the Administrative Agent under this Agreement out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

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Section 10.14       Erroneous Payments.

(a)                If the Administrative Agent notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party such Lender (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof) (provided that, without limiting any other rights or remedies (whether at law or in equity), the Administrative Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within thirty (30) days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall use commercially reasonable efforts to (or, with respect to any Payment Recipient who received such funds on its behalf, shall use commercially reasonable efforts to cause such Payment Recipient to) promptly return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received). A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)                Without limiting immediately preceding clause (a), each Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party such Lender hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)                 (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)               such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within three (3) Business Days of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.14(b).

(c)                Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

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(d)                In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its New Money Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not New Money Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable New Money Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the New Money Commitments of any Lender and such New Money Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)                The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.

(f)                 To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

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(g)                Each party’s obligations, agreements and waivers under this Section 10.14 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the New Money Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

Article XI
MISCELLANEOUS

Section 11.01       Notices.

(a)                Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email or facsimile transmission, as follows:

if to any Loan Party, to the Borrower at:

Inotiv, Inc.

2701 Kent Avenue

West Lafayette, IN 47906

Attention: President

Email: bleasure@inotivco.com

and to:

Ropes & Gray LLP

800 Boylston Street
Boston, MA 02199-3600

Attention: Milap Patel

Email: Milap.Patel@ropesgray.com

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036-9704

Attention: Sam Badawi, Cristine Pirro Schwarzman

Email: sam.badawi@ropesgray.com; Cristine.Schwarzman@ropesgray.com if to the Administrative Agent or the Collateral Agent, to it at:

Acquiom Agency Services LLC
950 17th Street, Suite 1400
Denver, CO 80202
Attention: Lisha John, Loan Agency Relationship Management Director
Email: ljohn@srsacquiom.com and loanagency@srsacquiom.com

if to a Lender, to it at its address (or facsimile number) set forth herein or in the Assignment and Assumption pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement or any other Loan Documents shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by facsimile or by certified or registered mail, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 11.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 11.01, and failure to deliver courtesy copies of notices and other communications shall in no event affect the validity or effectiveness of such notices and other communications.

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Notices delivered through electronic communications to the extent provided in Section 11.01(b) below, shall be effective as provided in Section 11.01(b).

(b)                Electronic Communications. Notices and other communications to the Lenders hereunder may (subject to Section 11.01(d)) be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent (in a manner set forth in Section 11.01(a)) that it is incapable of receiving notices under such Article by electronic communication. The Borrower agrees to accept notices and other communications to it hereunder by electronic communications, and the Administrative Agent and the Collateral Agent may, in their respective sole discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures, respectively, approved by it (including as set forth in Section 11.01(d)); provided that approval of such procedures by the Administrative Agent and the Collateral Agent may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (including by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)                Change of Address, etc. Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

(d)                Posting. Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications, collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at such e-mail address(es) provided to the Borrower by the Administrative Agent from time to time or in such other form, including hard copy delivery thereof, as the Administrative Agent shall reasonably require. In addition, each Loan Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement or any other Loan Document or in such other form, including hard copy delivery thereof, as the Administrative Agent shall reasonably require. Nothing in this Section 11.01 shall prejudice the right of the Agents, any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document or as any such Agent shall reasonably require. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that the failure of any Loan Party to comply with the delivery requirements set forth in this clause (d) shall not constitute a Default or Event of Default for any purpose under any Loan Document as long as such Loan Party has delivered such item in a manner otherwise permitted under this Agreement or any other Loan Document, as applicable.

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(e)                The Administrative Agent agrees that receipt of the Communications by the Administrative Agent at its e-mail address(es) set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents; provided that the Borrower shall also deliver to the Administrative Agent an executed original of each Compliance Certificate required to be delivered hereunder.

(f)                 Each Loan Party further agrees that the Administrative Agent may make the Communications available to the other Agents or the Lenders by posting the Communications on a Platform. The Platform and any Approved Electronic Communications are provided “as is” and “as available.” The Agents and their Related Persons do not warrant the accuracy, adequacy or completeness of the Communications or the Platform and expressly disclaim liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent or their Related Persons in connection with the Communications or the Platform. Each party hereto agrees that no Agent has any responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Approved Electronic Communications or otherwise required for the Platform. In no event shall any Agent or any of its Related Persons have any liability to any Loan Party, any Lender or any other person for damages of any kind, whether or not based on strict liability and including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in contract, tort or otherwise) arising out of or related to any Loan Party’s or any Agent’s transmissions of Communications through Internet (including the Platform). In no event shall any Agent or any of its Related Persons have any liability for any damages arising from the use by others of any information or other materials obtained through internet, electronic, telecommunications or other information transmission systems, except to the extent the same resulted primarily from the gross negligence or willful misconduct of such Agent or its Related Persons, in each case as determined by a court of competent jurisdiction in a final and non-appealable judgment. Notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (a) of notification that such notice or communication is available and identifying the website address therefor. Each Loan Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of the Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(g)                The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address. Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

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(h)                Each Loan Party, each Lender and each Agent agrees that the Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.

(i)                 All uses of the Platform shall be governed by and subject to, in addition to this Section 11.01, separate terms and conditions posted or referenced in such Platform and related agreements executed by the Lenders and their Affiliates in connection with the use of such Platform.

(j)                 Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to information that is not made available through the “Public Side Information” portion of the Platform and that may contain Non-Public Information with respect to the Borrower, its Subsidiaries or their securities for purposes of United States federal or state securities laws. In the event that any Public Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither Borrower nor the Agents or other Lenders with access to such information shall have (x) any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Loan Documents or (y) any duty to disclose such information to such electing Lender or to use such information on behalf of such electing Lender, and shall not be liable for the failure to so disclose or use such information.

Section 11.02       Waivers; Amendment.

(a)                No failure or delay by any Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 11.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on Borrower or any other Loan Party in any case shall entitle Borrower or any other Loan Party to any other or further notice or demand in similar or other circumstances.

(b)                Subject to Section 11.02(c), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, supplemented or modified, except (A) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or the Administrative Agent acting with the written consent of the Required Lenders); provided that the Administrative Agent and the Borrower may, without the consent of the other, amend, modify or supplement this Agreement and any other Loan Document to cure any ambiguity, omission, typographical error, defect or inconsistency if such amendment, modification or supplement is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof or (B)  in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent, the Collateral Agent (in the case of any Security Document) and the Loan Party or Loan Parties that are parties thereto, in each case with the written consent of the Required Lenders; provided further that no such agreement shall:

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(i)                 increase or extend the expiry date of the New Money Commitment of any Lender without the written consent of such Lender (it being understood that no amendment, modification, termination, waiver or consent with respect to any condition precedent, covenant or Default (or any definition used, respectively, therein) shall constitute an increase in or extension of the expiry date of the New Money Commitment of any Lender for purposes of this clause (i));

(ii)               reduce or forgive the principal amount, interest, or premium, if any, of any Loan or reduce or forgive the rate of interest thereon (other than waiver of any increase in the rate of interest pursuant to Section 2.06(c)), or reduce or forgive any Fees (including any prepayment fee), or other amount payable hereunder, or change the form or currency of payment of any Obligation, without the written consent of each Lender directly affected thereby;

(iii)             postpone or extend the maturity of any Loan, or any scheduled date of payment of or the installment otherwise due on the principal amount of any Loan under Section 2.09, or any date for the payment of any interest or fees or other amounts payable hereunder, or reduce the amount of, waive or excuse any such payment (other than a waiver of any increase in the rate of interest pursuant to Section 2.06(c)) without the written consent of each Lender directly affected thereby;

(iv)              change Section 11.04(b) in a manner which further restricts assignments thereunder without the written consent of each Lender directly affected thereby;

(v)                change any provision altering the order of or the pro rata sharing of payments or setoffs required thereby, including, without limitation, Section 2.14(b) or (c) or Section 9.02, without the written consent of each Lender directly affected thereby;

(vi)              change the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document (including this Section 11.02) specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender;

(vii)            amend Section 9.02 in a manner that directly and adversely affects any Lender without the consent of such Lender;

(viii)          release all or substantially all of the value of the Guarantees of the Guarantors (except as expressly provided in Article VII), or limit their liability in respect of such Guarantees, without the written consent of each Lender;

(ix)              release all or substantially all of the Collateral in any transaction or series of related transactions (it being understood that a transaction permitted under Section 6.05 or Section 6.06 shall not constitute the release of all or substantially all of the Collateral), without the written consent of each Lender;

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(x)                except as otherwise permitted in any Security Document, release all or substantially all of the value of the Collateral from the Liens of the Security Documents (except in connection with Asset Sales permitted hereunder) or alter the relative priorities of the Secured Obligations entitled to the Liens of the Security Documents (except in connection with securing additional Obligations equally and ratably with the other Secured Obligations to the extent permitted hereunder), in each case without the written consent of each Lender;

(xi)              change any provisions of any Loan Document (including Section 9.02) in a manner that by its terms adversely affects the rights in respect of payments due to any Lender differently than those of any other Lender, without the written consent of each Lender directly affected thereby;

(xii)            change any provision affecting the order of application of prepayments among Loans and any other Obligations in each case in a manner that directly and adversely affects any Lender without the consent of such Lender;

(xiii)          (A) subordinate any of the Obligations under the Loan Documents to any other Indebtedness or (B) subordinate the Liens securing any of the Obligations on the Collateral to any other Lien securing any other Indebtedness, in each case, without the consent of each Lender directly affected thereby (in each case of the foregoing clauses (A) and (B), other than Indebtedness incurred by the Borrower after the Closing Date that is pari passu in right of payment and security with the New Money Loans); or

(xiv)          adversely affect any “tranche” in a disproportionate manner without the consent of both (x) as calculated on any date of determination, the Lenders having more than 50% of the sum of the aggregate principal amount of all outstanding Loans and New Money Commitments under such “tranche” and (y) the Required Lenders; provided that any waiver, amendment, supplement or otherwise modification which affects solely any single “tranche” may be effected solely with the consent of, as calculated of any date of determination, the Lenders having more than 50% of the sum of the aggregate principal amount of all outstanding Loans and New Money Commitments under such “tranche” and without the consent of Lenders under any other “tranche” (in their capacity as Lenders under such other “tranche”);

provided, further, that (1) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent without the prior written consent of the Administrative Agent or the Collateral Agent, as the case may be, and (2) any waiver, amendment or modification of this Agreement that by its terms directly affects the rights or duties under this Agreement of Lenders may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the affected Lenders that would be required to consent thereto under this Section 11.02 if such Lenders were the only Lenders hereunder at the time. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower, the Required Lenders and the Administrative Agent if (x) by the terms of such agreement the New Money Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment, (y) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of, premium, if any, and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement, and (z) Section 2.16(b) is complied with.

(c)                Without the consent of any other person, the applicable Loan Party or Loan Parties and the Administrative Agent and/or Collateral Agent may (in its or their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional Property to become Collateral for the benefit of the Secured Parties, or as required by applicable Legal Requirements to give effect to, or protect any security interest for the benefit of the Secured Parties, in any Property or assets so that the security interests therein comply with applicable Legal Requirements.

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(d)                Any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, typographical error, defect or inconsistency (including, without limitation, amendments, supplements or waivers to any of the Security Documents, guarantees, intercreditor agreements or related documents executed by any Loan Party or any other Subsidiary in connection with this Agreement if such amendment, supplement or waiver is delivered in order to cause such Security Documents, guarantees, intercreditor agreements or related documents to be consistent with this Agreement and the other Loan Documents) so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Lenders constituting the Required Lenders stating that the Required Lenders object to such amendment.

Section 11.03       Expenses; Indemnity.

(a)                The Loan Parties agree, jointly and severally, to pay, promptly upon demand in accordance with subclauses (d) and (g) below:

(i)                 all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent and the Collateral Agent, including the reasonable and documented fees, charges and disbursements of Advisors for the Administrative Agent and the Collateral Agent, in connection with the syndication of the Loans and New Money Commitments, the preparation, negotiation, execution and delivery of the Loan Documents, the administration of the Credit Extensions and New Money Commitments (including with respect to the establishment and maintenance of a Platform), the filing, perfection and maintenance of the Liens securing the Collateral and any actual or proposed amendment, supplement or waiver of any of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated); provided that the fees, charges and disbursements of legal counsel shall be limited for the Administrative Agent and the Collateral Agent, taken as a group, to one primary counsel, one counsel in each relevant jurisdiction, one specialty counsel for each relevant specialty, and, in the case of one or more actual or potential conflicts of interest, one or more additional counsel for each class of similarly situated persons;

(ii)               all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent and the Collateral Agent, including the reasonable and documented fees, charges and disbursements of Advisors for the Administrative Agent and the Collateral Agent, in connection with any action, claim, suit, litigation, investigation, inquiry or proceeding affecting the Collateral or any part thereof, in which action, claim, suit, litigation, investigation, inquiry or proceeding the Administrative Agent or the Collateral Agent is made a party or participates or in which the right to use the Collateral or any part thereof is threatened, or in which it becomes necessary in the judgment of the Administrative Agent or the Collateral Agent to defend or uphold the Liens granted by the Security Documents (including any action, claim, suit, litigation, investigation, inquiry or proceeding to establish or uphold the compliance of the Collateral with any Legal Requirements); and

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(iii)             all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent, the Collateral Agent, any other Agent or any Lender, including the reasonable and documented fees, charges and disbursements of Advisors for any of the foregoing, incurred in connection with the enforcement, preservation or protection of its rights under the Loan Documents, including its rights under this Section 11.03(a), or in connection with the Loans made hereunder and the collection of the Secured Obligations, including all such costs and expenses incurred during any workout, restructuring or negotiations in respect of the Secured Obligations; provided that, unless a Default or Event of Default has occurred and is then continuing, such costs and expenses incurred by Advisors retained by all or any of the Lenders (but not retained by the Administrative Agent, the Collateral Agent or any other Agent) shall be limited to such costs and expenses of such Advisors retained by Lenders constituting at least the Required Lenders (together with such additional Advisors as may be necessary or advisable to be retained by any Lender to resolve any conflicts of interest affecting such Lender or Lenders); provided that the fees, charges and disbursements of legal counsel shall be limited to (u) [reserved], (v) one primary counsel for the Administrative Agent and the Collateral Agent, taken as a group, (w) one primary counsel for the Lenders, taken as a group, (x) one counsel for the Administrative Agent and the Collateral Agent, taken as a group, in each relevant jurisdiction and one specialty counsel for the Administrative Agent and the Collateral Agent, taken as a group, for each relevant specialty, (y) one counsel for the Lenders, taken as a group, in each relevant jurisdiction and one specialty counsel for the Lenders, taken as a group, for each relevant specialty and (z) in the case of one or more actual or potential conflicts of interest, one or more additional counsel for each class of similarly situated persons.

(b)                The Loan Parties agree, jointly and severally, to indemnify the Agents, each Lender, each affiliate of any of the foregoing persons, each of their successors and assigns and each Related Person of each of the foregoing (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, all reasonable and documented out-of-pocket costs and any and all actual losses, claims, damages, liabilities, fees, fines, penalties, actions, judgments, suits and related expenses, including reasonable and documented Advisors fees, charges and disbursements (in each case, subject to the provisos in Section 11.03(a)(i), (ii) and (iii) with respect to certain Advisors) (collectively, “Claims”), incurred by or asserted against any Indemnitee, directly or indirectly, arising out of, in any way connected with, or as a result of (i) the execution, delivery, performance, administration or enforcement of the Loan Documents or any agreement or instrument contemplated thereby or the performance by the parties thereto of their respective obligations thereunder, (ii) any actual or proposed use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing or any agreement or instrument contemplated thereby or the performance by the parties thereto of their respective obligations thereunder, whether brought by a third party or by any Loan Party or otherwise, and regardless of whether any Indemnitee is a party thereto, (iv) any actual or alleged presence or Release or threatened Release of Hazardous Materials, on, at, under or from any Property owned, leased or operated by any Company at any time, or any Environmental Claim or threatened Environmental Claim related in any way to any Company, (v) any past, present or future non-compliance with, or violation of, Environmental Laws or Environmental Permits applicable to any Company, or any Company’s business, or any Property presently or formerly owned, leased, or operated by any Company or their predecessors in interest, (vi) the environmental condition of any Property owned, leased, or operated by any Company at any time, or the applicability of any Legal Requirements relating to such Property, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of any Company, (vii) the imposition of any Lien pursuant to Environmental Law encumbering Real Property, (viii) the consummation of the Transactions and the other transactions contemplated hereby or (ix) any actual or prospective claim, action, suit, litigation, inquiry, investigation, or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party or otherwise, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted directly from (i) the gross negligence or willful misconduct of such Indemnitee, any of its Affiliates or any of their Related Persons (as determined in a final and non-appealable judgment of a court of competent jurisdiction), (ii) other than with respect to the Administrative Agent and the Collateral Agent, a material breach of any Indemnitee’s obligations or the obligations of any of its Subsidiaries or its or their Related Persons under the Loan Documents (as determined in a final and non-appealable judgment of a court of competent jurisdiction) or (iii) any dispute among Indemnitees (other than a dispute involving claims against the Administrative Agent or the Collateral Agent solely in connection with its activities in such capacities) not arising out of any acts or omissions of the Borrower or any of its Affiliates. Claims shall include any Taxes, losses, claims or damages arising from any non-Tax claim in respect of the Loan Documents.

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(c)                The Loan Parties agree, jointly and severally, that, without the prior written consent of the Administrative Agent and any affected Lender, which consent(s) will not be unreasonably withheld, delayed or conditioned the Loan Parties will not enter into any settlement of a Claim in respect of the subject matter of clauses (i) through (ix) of Section 11.03(b) unless such settlement includes an explicit and unconditional release from the party bringing such Claim of all affected Indemnitees from all liability or claims that are the subject matter of such Claim and does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnitees.

(d)                The provisions of this Section 11.03 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the Transactions and the other transactions contemplated hereby, the repayment of the Loans and any other Secured Obligations, the release of any Guarantor or of all or any portion of the Collateral, the expiration of the New Money Commitments, the invalidity or unenforceability of any term or provision of this Agreement, any other Loan Document or any investigation made by or on behalf of the Agents or any Lender. All amounts due under this Section 11.03 shall be payable promptly on written demand therefor in accordance with paragraph (g) below accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(e)                To the extent that the Loan Parties fail to indefeasibly pay any amount required to be paid by them to the Agents under paragraph (a) or (b) of this Section 11.03 in accordance with paragraph (g) of this Section 11.03, each Lender severally agrees to pay to the Agents such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount in electronic wire (and indemnity shall be effective whether or not the related losses, claims, damages, liabilities and related expenses are incurred or asserted by any party hereto or any third party); provided that the unreimbursed Claim was incurred by or asserted against any Agent in its capacity as such.

(f)                 To the fullest extent permitted by applicable Legal Requirements, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto (or any of their respective Affiliates, Subsidiaries and their and their Affiliates and Subsidiaries’ Related Persons), on any theory of liability, for special, indirect, consequential, or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof, except to the extent such damages result from a claim that would otherwise be subject to indemnification pursuant to the terms of Section 11.03(b); provided that nothing contained in this sentence shall limit the Borrower’s indemnification obligations. No Indemnitee shall be liable for any damages (other than those damages resulting from gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment) arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with the Loan Documents or the transactions contemplated hereby or thereby.

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(g)                All amounts due under this Section 11.03 shall be payable not later than five Business Days after demand therefor.

Section 11.04       Successors and Assigns.

(a)                The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Loan Parties may not assign or otherwise transfer any of their respective rights or obligations hereunder without the prior written consent of the Administrative Agent, the Collateral Agent and each Lender, which respective consents may be withheld in their sole discretion (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void). Nothing in this Agreement or any other Loan Document, express or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent expressly provided in paragraph (f) of this Section 11.04 and, to the extent expressly contemplated hereby, the other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement or any other Loan Document.

(b)                Any Lender shall have the right at any time to assign to one or more assignees (other than any Company or any Affiliate thereof or a natural person) all or a portion of its rights and obligations under this Agreement (including all or a portion of its New Money Commitment and the Loans at the time owing to it); provided that:

(i)                 [reserved];

(ii)               each partial assignment shall be made as an assignment of a proportionate part of all of the assigning Lender’s rights and obligations under this Agreement, except that this clause (ii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations;

(iii)             the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption (to be acknowledged in writing by the Administrative Agent in accordance with Section 11.4(e) below), together with a processing and recordation fee of $3,500 to be paid either by the assignor or assignee (which fee may be waived or reduced by the Administrative Agent in its sole discretion); provided that such fee shall not be payable in the case of an assignment by any Lender to an Affiliate, joint venture partner or Approved Fund of such Lender; and

(iv)              the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acknowledgment, acceptance and recording thereof pursuant to paragraph (d) of this Section 11.04, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement (provided that any liability of the Borrower to such assignee under Section 2.12, 2.13 or 2.15 shall be limited to the amount, if any, that would have been payable thereunder by the Borrower in the absence of such assignment, except to the extent any such amounts are attributable to a Change in Law occurring after the date of such assignment), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.15 and 11.03).

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(c)                [Reserved].

(d)                The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and acknowledged and accepted by it, and a register for the recordation of the names and addresses of the Lenders, and the New Money Commitments of, and principal amount and stated interest of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement and the other Loan Documents, notwithstanding notice to the contrary. The Borrower and each Lender intend that the Register cause each Loan and other obligation hereunder to be in registered form within the meaning of Section 5f.103-1(c) and Proposed Section 1.163-5(b) of the United States Treasury Regulations and within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code. Notwithstanding the foregoing, the Administrative Agent does not take on any obligation to ensure that the Register complies with the requirements in the previous sentence, except inasmuch as it is required to comply with the other provisions of this paragraph (and this Agreement) and to maintain a Register. The Register shall be available for inspection by the Borrower, the Collateral Agent and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice.

(e)                Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 11.04, any written consent to such assignment required by paragraph (b) of this Section 11.04, if applicable, the completion of the Administrative agent’s “know your customer” requirements and, if required, any applicable tax forms, the Administrative Agent shall reasonably promptly acknowledge (in writing) and accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with the requirements of this Section 11.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section 11.04.

(f)                 Any Lender shall have the right at any time, without the consent of, or notice to the Borrower, the Administrative Agent or any other person to sell participations to any person (other than, (x) if the list of Disqualified Institutions is posted to all Lenders (which the Administrative Agent has express authority to do), any Disqualified Institution, (y) any Company or any Affiliate thereof or (z) a natural person) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its New Money Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Collateral Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) is described in clauses (i), (ii), (iii), (viii) or (ix) of the proviso to Section 11.02(b) and (2) directly affects such Participant. Subject to the last sentence of this Section 11.04(f), each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.15 to the same extent as if it were a Lender (it being understood that the documentation required under Section 2.15(e) shall be delivered to the participating Lender; provided, however, that a Participant that is claiming exemption from U.S. federal withhold tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest” shall furnish a “U.S. Tax Certificate” in the form of Exhibit G-2 or G-3, as applicable) and had acquired its interest by assignment pursuant to paragraph (b) of this Section 11.04. To the extent permitted by Legal Requirements, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees in writing to be subject to Section 2.14(c) as though it were a Lender. Each Lender that sells a participation shall, acting for this purpose as a non-fiduciary agent of the Borrower, maintain at one of its offices a register for the recordation of the names and addresses of its Participants, and the principal amounts and stated interest of its participations (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender (and the Borrower, to the extent that the Participant requests payment from the Borrower; provided that the Borrower has had a reasonable opportunity to review such Participant Register to confirm such Participant is a Participant in accordance with the terms hereof and other relevant information in connection with making any such payment) shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register to any person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) and Proposed Section 1.163-5(b) of the United States Treasury Regulations and within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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(g)                A Participant shall not be entitled to receive any greater payment under Section 2.12, 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of such participation to such Participant is made with the prior written consent of the Borrower (which consent shall not be unreasonably withheld, delayed or conditioned) or such greater payment is as a result of a Change in Law after the date the participation was sold to the Participant. A Participant that would be a Foreign Lender if it were a Lender shall be entitled to the benefits of Section 2.15 and such Participant agrees, for the benefit of the Borrower, to supply any forms required by Section 2.15(e) to the participating Lender (and shall not be required to supply such forms to the Borrower or the Administrative Agent).

(h)                Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender without restriction, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank, and this Section 11.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. Without limiting the foregoing, in the case of any Lender that is a fund that invests in bank loans or similar extensions of credit, such Lender may, without the consent of the Borrower, the Administrative Agent or any other person, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities.

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(i)                 Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to such Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof; provided, further, that nothing herein shall make the SPC a “Lender” for the purposes of this Agreement, obligate the Borrower or any other Loan Party or the Administrative Agent to deal with such SPC directly, obligate the Borrower or any other Loan Party in any manner to any greater extent than they were obligated to the Granting Lender, or increase costs or expenses of the Borrower. The Loan Parties and the Administrative Agent shall be entitled to deal solely with, and obtain good discharge from, the Granting Lender and shall not be required to investigate or otherwise seek the consent or approval of any SPC, including for the approval of any amendment, waiver or other modification of any provision of any Loan Document. The making of a Loan by an SPC hereunder shall utilize the New Money Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability or payment obligation for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States of America or any state thereof. In addition, notwithstanding anything to the contrary contained in this Section 11.04(i), any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any Non-Public Information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

(j)                 The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Legal Requirement, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(k)                None of the Lenders or the Agents shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment or participation of Loans or New Money Commitments, or disclosure of confidential information, to any Disqualified Institution. Upon request by any Lender, the Administrative Agent shall be permitted to disclose to such Lender the identity of the Disqualified Institutions. Each Lender hereby acknowledges and agrees that the information disclosed to it by the Administrative Agent pursuant to the immediately preceding sentence shall be subject in all respects to the provisions set forth in Section 11.12. Notwithstanding anything to the contrary herein, each Loan Party and each Lender acknowledges and agrees that the Administrative Agent shall have no liability with respect to any assignment or participation made to any Disqualified Institution or natural person (regardless of whether the consent of the Administrative Agent is required thereto), and no Loan Party, any Lender or their respective Affiliates will bring any claim to such effect.

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Section 11.05       Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the reports, certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any Loan or any Obligation hereunder shall remain unpaid or unsatisfied and so long as the New Money Commitments have not expired or terminated. The provisions of Article X and Sections 2.12 to 2.15, 11.03, 11.09, 11.08, 11.10 and 11.18 shall survive and remain in full force and effect regardless of the consummation of the Transactions and the other transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the New Money Commitments or the termination of this Agreement or any provision hereof.

Section 11.06       Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Without limiting the requirements that each of the conditions precedent in Article IV with respect to each Credit Extension requested by Borrower be satisfied, to the extent set forth therein, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission (e.g., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 11.07       Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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Section 11.08       Right of Setoff. Subject to the Orders, if an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates are hereby irrevocably authorized at any time and from time to time (without notice to the Borrower or any other Loan Party, any such notice being expressly waived by each of the Borrower and each other Loan Party), to the fullest extent permitted by applicable Legal Requirements, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of any Loan Party now or hereafter existing under this Agreement or any other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided that such Lender complied with Section 2.14(c). The rights of each Lender under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided, however, that in no event shall the failure to give such notice affect the validity or enforceability of any such setoffs. No Agent or Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to the Administrative Agent or Lenders (or to the Administrative Agent, on behalf of the Lenders), or any Agent or Lender enforces any security interests or exercises any right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Section 11.09       Governing Law; Jurisdiction; Consent to Service of Process.

(a)                This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether sounding in contract, tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York and, to the extent applicable, the Bankruptcy Code.

(b)                Each party hereto hereby irrevocably and unconditionally consents and agrees that the Bankruptcy Court shall have exclusive jurisdiction to hear and determine any claims or disputes among the parties hereto pertaining to this Agreement or the other Loan Documents or to any matter arising out of or relating to this Agreement or any of the other Loan Documents; provided, that the Administrative Agent, Lenders and the Loan Parties acknowledge that any appeals from the Bankruptcy Court may have to be heard by a court other than the Bankruptcy Court; provided, further, that nothing in this Agreement shall be deemed or operate to preclude (i) either Administrative Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Secured Obligations, or to enforce a judgment or other court order in favor of the Administrative Agent or (ii) any party from bringing any legal action or proceeding in any jurisdiction for the recognition or enforcement of any judgment. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements. Each Loan Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Loan Party hereby waives any objection that such Loan Party may have based upon lack of personal jurisdiction, improper venue or forum-non-conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.

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(c)                Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirements, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 11.09(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                Each party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than facsimile or email) in Section 11.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Legal Requirements.

Section 11.10       Waiver of Jury Trial. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to any Loan Document, the TRANSACTIONS or the other transactions contemplated hereby or thereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 11.10.

Section 11.11       Headings; No Adverse Interpretation of Other Agreements. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 11.12       Confidentiality. Each of the Administrative Agent, Collateral Agent and the other Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Persons, (b) to its Related Persons’ directors, officers, employees, agents, advisors and other representatives, including independent auditors, legal counsel, other experts or agents and other advisors in connection with the Transactions (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential pursuant to the terms hereof), (c) to the extent required by any governmental or regulatory authority or any self-regulatory authority (such as the National Association of Insurance Commissioners and the U.S. Securities and Exchange Commission), (d) in any legal, judicial, administrative proceeding or other compulsory process to the extent required (i) by applicable Legal Requirements or (ii) by any subpoena or similar legal process or in connection with any pledge or assignment made pursuant to Section 11.04(g), (e) to any other party to this Agreement (solely with respect to clauses (a) and (b) above, it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential pursuant to the terms hereof), (f) in connection with the exercise of any remedies under the Loan Documents or any suit, action or proceeding relating to this Agreement, any other Loan Document or the enforcement of rights hereunder or thereunder, but only to the extent required in connection with such exercise or enforcement, (g) subject to an agreement containing provisions substantially the same as those of this Section 11.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (iii) any rating agency for the purpose of obtaining a credit rating applicable to any Loan or Loan Party or (iv) any actual or prospective investor in an SPC, (h) with the prior written consent of the Borrower or (i) to the extent such Information (i) is publicly available at the time of disclosure or becomes publicly available other than as a result of a breach of this Section 11.12, (ii) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than a Company other than as a result of a breach of this Section 11.12, (iii) is received from a third party that is not known to be subject to confidentiality obligations to the Company or (iv) is independently developed without the use of any confidential information; provided, however, that with respect to clauses (c) and (d) above, if the Administrative Agent, the Collateral Agent or any Lender receives a subpoena, interrogatory or other request (verbal or otherwise) for any Information (other than with regard to filings made with the U.S. Securities and Exchange Commission); or believes that it is legally required to disclose any of the Information to a third party, it shall (other than in connection with any routine audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority), as far in advance of such disclosure as is practicable, to the extent practicable and legally permissible, promptly provide to the Borrower notice of any such request or requirement so that the Borrower or the applicable Loan Party (or Subsidiary thereof) may seek a protective order or other remedy (it being understood and agreed that Administrative Agent, Collateral Agent and any Lenders shall cooperate in securing a protective order or other remedy in respect thereof); provided, further, that it shall (1) exercise commercially reasonable efforts to preserve the confidentiality of such Information, (2) to the extent legally permissible, use commercially reasonable efforts to provide Borrower, as far in advance of such disclosure as is practicable, with copies of any Information it intends to disclose (and, if applicable, the text of the disclosure language itself), and (3) reasonably cooperate with the Borrower and the applicable Loan Party (or Subsidiary thereof) to the extent either of them may seek to limit such disclosure. In addition, the Agents and the Lenders may disclose the existence of the Loan Documents and information about the Loan Documents to market data collectors, similar service providers to the financing community, and service providers to the Agents and the Lenders and in connection with league table reporting. For the purposes of this Section 11.12, “Information” shall mean all information received from a Loan Party or any of its Related Persons relating to any Loan Party or any Company or any of its or their Subsidiaries, other than any such information that is available to the Administrative Agent, the Collateral Agent or any Lender on a non-confidential basis prior to disclosure by a Company. Any person required to maintain the confidentiality of Information as provided in this Section 11.12 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person accords to its own confidential information. Agents and Lenders agree that money damages may not be a sufficient remedy for any breach of this confidentiality provision, and in addition to all other remedies, the Loan Parties will be entitled, without the need to prove irreparable injury, to seek specific performance and injunctive or other equitable relief as a remedy for any such breach, and Agents and Lenders further waive any requirement for the securing or posting of a bond in connection with such remedy.

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Section 11.13       Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Legal Requirements, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 11.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment (or, if greater, but without duplication, the interest rate otherwise required to be paid under the Loan Documents on such cumulated amount during such period of accumulation), shall have been received by such Lender.

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Section 11.14       Assignment and Assumption. Each Lender to become a party to this Agreement (other than the Administrative Agent and any other Lender that is a signatory hereto) shall do so by delivering to the Administrative Agent an Assignment and Assumption duly executed by such Lender, the Borrower (if the Borrower consent to such assignment is required hereunder) and the Administrative Agent.

Section 11.15       Obligations Absolute. To the fullest extent permitted by applicable law, all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:

(a)                any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;

(b)                any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;

(c)                any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;

(d)                any exchange, release or non-perfection or loss of priority of any Liens on any or all of the Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

(e)                any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or

(f)                 any other circumstances which might otherwise constitute a defense (other than the indefeasible payment in full of the Secured Obligations) available to, or a discharge of, the Loan Parties.

Section 11.16       Waiver of Defenses; Absence of Fiduciary Duties.

(a)                Each of the Loan Parties hereby waives any and all suretyship defenses available to it as a Guarantor arising out of the joint and several nature of its respective duties and obligations hereunder (including any defense contained in Article VII other than any defense of the indefeasible payment in full of the Secured Obligations).

(b)                Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its stockholders or its affiliates, on the other. The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its affiliates with respect to the transactions contemplated hereby or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other person. Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto.

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Section 11.17       Patriot Act. Each Lender hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act, it may be required to obtain, verify and record information that identifies the Loan Parties, which information includes the name, address and taxpayer identification number of each Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act.

Section 11.18       [Reserved].

Section 11.19       Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)                the effects of any Bail-In Action on any such liability, including, if applicable:

(i)                 a reduction in full or in part or cancellation of any such liability;

(ii)               a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)             the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 11.20       Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

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In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

As used in this Section 11.20, the following terms have the following meanings:

“BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” shall mean any of the following:

(i)                 a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

(ii)               a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

(iii)             a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 11.21       Orders Control.

It is acknowledged and agreed that in the event of any conflict or inconsistency between this Agreement and the Orders, the Orders shall control in all respects.

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[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers or other authorized signatories as of the day and year first above written.

INOTIV, INC.,
as Borrower

By:
Name: Title:

[●],
as Subsidiary Guarantor

By:
Name: Title:

ACQUIOM AGENCY SERVICES LLC,
as Administrative Agent and Collateral Agent

By:
Name: Title:

EXHIBIT C

Liquidation Analysis

INTRODUCTION

Often referred to as the “best interests” test, section 1129(a)(7) of the Bankruptcy Code1 requires, as a condition to confirmation, that the chapter 11 plan provides, with respect to each impaired class, that each Holder of a Claim or Interest in their respective impaired Class either (i) accepts the Plan or (ii) receives or retains under the Plan property of a value, as of the assumed effective date of the confirmed Plan, that is not less than the amount such Holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

To demonstrate that the Plan satisfies the “best interests” test, the Debtors, with the assistance of their financial advisors, FTI Consulting, Inc. (“FTI”), have prepared this hypothetical liquidation analysis (the “Liquidation Analysis”) and have taken the following steps:

(i)	estimated the cash proceeds that a chapter 7 trustee (a “Trustee”) would generate if each Debtor’s chapter 11 case were instead a chapter 7 case filed on the Petition Date and the assets of such Debtor’s estate were liquidated (the “Liquidation Proceeds”);

(ii)	determined the distribution that each Holder of a Claim or Interest would receive from the Liquidation Proceeds under the priority scheme set forth in chapter 7 of the Bankruptcy Code (the “Liquidation Distribution”); and

(iii)	compared each Holder’s Liquidation Distribution to the distribution such Holder would receive under the Debtors’ Plan if the Plan were confirmed and consummated.

This Liquidation Analysis represents an estimate of cash distributions and recovery percentages based on a hypothetical chapter 7 liquidation of the Debtors’ assets as an alternative to the Plan. It is, therefore, a hypothetical analysis based on certain assumptions discussed herein and in the Disclosure Statement. As such, asset values and claims discussed herein may differ materially from amounts referred to in the Plan and Disclosure Statement. This Liquidation Analysis should be read in conjunction with the assumptions, qualifications, and explanations set forth in the Disclosure Statement and the Plan in their entirety, as well as the notes and assumptions set forth below.

The determination of the costs of, and proceeds from, the hypothetical liquidation of the Debtors’ assets in a chapter 7 case involves the use of estimates and assumptions that, although considered reasonable by the Debtors based on their business judgment and input from their advisors, are subject to significant business, economic, competitive uncertainties and contingencies beyond the control of the Debtors, their management, and their advisors. This Liquidation Analysis was prepared for the sole purpose of generating a reasonable, good-faith estimate of the proceeds that would be generated if the Debtors’ assets were liquidated in accordance with chapter 7 of the Bankruptcy Code. The Liquidation Analysis is not intended, and should not be used, for any other purpose.

[1]	Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Disclosure Statement, to which this Liquidation Analysis is attached Exhibit C, or the Plan attached to the Disclosure Statement as Exhibit A.

2

All limitations and risk factors set forth in the Disclosure Statement are applicable to this Liquidation Analysis and are incorporated by reference herein. The underlying financial information in the Liquidation Analysis was prepared using policies that are generally consistent with those applied in historical financial statements but was not compiled or examined by independent accountants in accordance with standards promulgated by the American Institute of Certified Public Accountants.

Based on this Liquidation Analysis and as reflected in the recovery comparison below, the Debtors, with the assistance of FTI, believe the Plan satisfies the “best interests” test and that each Holder of an Impaired Claim or Interest will receive value under the Plan on the Plan Effective Date that is not less than the value such Holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. The Debtors believe that this Liquidation Analysis and the conclusions set forth herein are fair and represent the Debtors’ best judgment regarding the results of a hypothetical liquidation of the Debtors under chapter 7 of the Bankruptcy Code.

THE DEBTORS AND THEIR ADVISORS MAKE NO REPRESENTATIONS OR WARRANTIES REGARDING THE ACCURACY OF THE ESTIMATES CONTAINED HEREIN OR A CHAPTER 7 TRUSTEE’S ABILITY TO ACHIEVE FORECASTED RESULTS. IN THE EVENT THESE CHAPTER 11 CASES ARE CONVERTED TO CHAPTER 7 LIQUIDATIONS, ACTUAL RESULTS COULD VARY MATERIALLY FROM THE ESTIMATES SET FORTH IN THIS LIQUIDATION ANALYSIS.

BASIS OF PRESENTATION

The Liquidation Analysis assumes a chapter 7 liquidation commences on or about June 3, 2026 (the “Conversion Date”), on which date it is assumed that the Bankruptcy Court would appoint a Trustee to oversee the liquidation of the Debtors’ Estates. Except as otherwise noted herein, the values reflected in this Liquidation Analysis are based upon the Debtors’ unaudited books and records as of April 30, 2026, which are assumed to be representative of the Debtors’ assets as of the Conversion Date.

The Debtors operate a highly complex and regulated business, including contract research organization services, research model breeding and supply operations, and the maintenance of significant live animal inventory. Certain Debtor subsidiaries hold licenses under the USDA’s Animal Welfare Act, and the Debtors are subject to ongoing obligations under a Plea Agreement with the U.S. Department of Justice. Given these operational complexities, the Liquidation Analysis assumes that the Debtors’ assets would be liquidated in an orderly process over a period of approximately 60 to 90 days (the “Liquidation Period”), during which time the Trustee would be required to maintain certain facilities to permit the orderly wind-down of live animal inventory. Appointment of a Trustee without institutional knowledge of the Debtors’ operations could increase the time required to effectuate the wind-down or reduce the contemplated recoveries.

The Liquidation Analysis has been prepared on a consolidated basis. The Debtors’ ownership interests in their foreign non-debtor affiliates are reflected as a single line item, with estimated liquidation proceeds of such entities netted against liabilities to approximate the residual equity value available for distribution to the Debtors’ Estates.

3

The Liquidation Analysis does not include any recoveries or related litigation costs resulting from any potential preference, fraudulent transfer, or other avoidance actions that may be available under the Bankruptcy Code, which are assumed to have zero value for purposes of this analysis. The Liquidation Analysis does not estimate contingent or unliquidated claims against the Debtors. The Liquidation Analysis does not include estimates for the tax consequences that may be triggered upon the liquidation of the Debtors’ assets in the manner described above. Such tax consequences may be material.

The cessation of business in a liquidation is likely to trigger certain claims and funding requirements that would otherwise not exist under the Plan. Such claims could include incremental contract rejection damages claims (including with respect to ongoing study contracts and customer agreements), priority tax claims, and chapter 7 administrative expense claims, including wind-down costs, trustee fees, and professional fees, among other claims. In particular, the termination of ongoing preclinical studies would likely give rise to significant claims from customers for unfinished work and could result in the forfeiture of milestone-based receivables.

NOTHING CONTAINED IN THIS LIQUIDATION ANALYSIS IS INTENDED TO BE, OR CONSTITUTES, A CONCESSION, ADMISSION, OR ALLOWANCE OF ANY CLAIM OR INTEREST BY THE DEBTORS. THE ACTUAL AMOUNT OR PRIORITY OF ALLOWED CLAIMS AND INTERESTS IN THE CHAPTER 11 CASES COULD MATERIALLY DIFFER FROM THE ESTIMATED AMOUNTS SET FORTH AND USED IN THIS LIQUIDATION ANALYSIS. THE DEBTORS RESERVE ALL RIGHTS TO SUPPLEMENT, MODIFY, OR AMEND THE ANALYSIS SET FORTH HEREIN.

LIQUIDATION PROCESS

The Debtors’ liquidation would be conducted pursuant to chapter 7 of the Bankruptcy Code. The Debtors have assumed that their liquidation would occur in an orderly process over the Liquidation Period, during which time the Trustee would effectively monetize substantially all of the assets on the Debtors’ consolidated balance sheet and administer and wind down the Debtors’ Estates. This analysis assumes reduced operating capacity at the facility level following the Conversion Date, with the Trustee maintaining only the staffing and overhead necessary to preserve the value of live animal inventory and comply with applicable USDA regulations during the wind-down period.

As part of the Trustee’s liquidation process, the initial step would be to develop a liquidation plan designed to generate proceeds from the sale of assets that the Trustee would then distribute to creditors. This liquidation process would have three major components:

(i)	Cash proceeds from asset sales (“Gross Liquidation Proceeds”);

(ii)	Costs to wind down the business, liquidate assets, and administer the Estates under chapter 7 (“Liquidation Costs”), including trustee fees, professional fees, and facility maintenance costs during the wind-down of live animal inventory; and

(iii)	Remaining proceeds available for distribution to claimants (“Net Liquidation Proceeds Available for Distribution”).

4

Under section 704 of the Bankruptcy Code, a Trustee must, among other duties, collect and reduce to money the property of the Estates as expeditiously as is compatible with the best interests of parties in interest, which could result in potentially distressed recoveries. This Liquidation Analysis assumes the Trustee will market the assets on an accelerated timeline and consummate sale transactions within the Liquidation Period.

Under the “absolute priority rule,” no junior creditor may receive any distributions until all senior creditors are paid in full, and no equity holder may receive any distribution until all creditors are paid in full. The assumed distributions to creditors as reflected in the Liquidation Analysis are estimated in accordance with the absolute priority rule.

(i)	Gross Liquidation Proceeds

The Gross Liquidation Proceeds reflect the total proceeds the Trustee would generate from a hypothetical chapter 7 liquidation of the Debtors’ assets. The Debtors’ assets were grouped into major categories, including cash, trade receivables, inventories, prepaid expenses and other current assets, property and equipment, intangible assets, and the Debtors’ ownership interests in their foreign non-debtor affiliates. Recovery percentages were applied to each asset category based on the Debtors’ and FTI’s assessment of estimated realizable value in a distressed liquidation scenario. Additional detail regarding each asset category and the applicable recovery assumptions is set forth in the notes accompanying the Liquidation Analysis tables below.

(ii)	Liquidation Costs

Liquidation Costs reflect the chapter 7 liquidation costs the Trustee is expected to incur to monetize the assets and wind down the estates in chapter 7. These costs will be incurred during the period from the Conversion Date through the Liquidation Period. The Liquidation Costs include the following:

·	Expenses necessary to efficiently and effectively monetize the assets, including local operating costs and corporate overhead;

·	Chapter 7 Trustee fees; and

·	Chapter 7 professional fees.

(iii)	Net Liquidation Proceeds Available for Distribution

The Net Liquidation Proceeds Available for Distribution reflect amounts available to Holders of Claims and Interests after the Liquidation Costs are netted against the Gross Liquidation Proceeds. Under this analysis, the Liquidation Proceeds are distributed to Holders of Claims against, and Interests in, the Debtors in accordance with the Bankruptcy Code’s priority scheme.

5

CONCLUSION

Based on the foregoing, the Debtors, with the assistance of FTI, have concluded that the Plan satisfies the “best interests” test under section 1129(a)(7) of the Bankruptcy Code. As set forth in the recovery comparison below, each Holder of an Allowed Claim or Interest in an Impaired Class will receive or retain under the Plan property of a value, as of the Plan Effective Date, that is not less than the amount such Holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

The Liquidation Analysis should be reviewed with the accompanying “Specific Notes to the Liquidation Analysis” set forth on the following pages.2

[2]	Claim amounts are estimates as of the Petition Date and are subject to change.

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SPECIFIC NOTES TO THE LIQUIDATION ANALYSIS

Net Proceeds Available for Distribution

1.	Cash and Cash Equivalents. The estimated Cash balance as of the Conversion Date is per the DIP Budget delivered May 31, 2026, and is presented net of any estimated trust fund taxes as of the Conversion Date.

2.	Trade Receivables. Trade receivables represent amounts as of May 31, 2026 owed to the Debtors by customers for services rendered prior to the Conversion Date and exclude any unbilled receivables. The Debtors estimate a recovery range of 60% to 80% of book value on RMS receivables less than 90 days and 40% to 60% of book value on DSA receivables less than 90 days. The Debtors’ DSA receivables are largely related to milestones reached in relation to ongoing studies. In a hypothetical liquidation, the Debtors believe there is material collection risk for receivables relating to ongoing studies, which would be terminated on the Conversion Date.

3.	Inventories. Inventory primarily relates to live animal stock, which requires ongoing care and expenditure. Practically speaking, there is a limited universe of buyers for these research models. This, coupled with ongoing carrying costs, would likely lead to lower realized value. The remainder of the inventory largely relates to agricultural and work in progress goods, which by their nature are not monetizable. The Debtors estimate a blended recovery range of 72% to 92% across all of their inventory excluding any costs to achieve.

4.	Prepaid Expenses and Other Current Assets. The majority of this category is related to advances to foreign suppliers of models, which the Debtors believe would be difficult to recover given the termination of their business relationship. This category also contains receivables on account of insurance claims related to the 2025 Cybersecurity Incident that the Debtors believe would be largely recoverable in a hypothetical liquidation. The Debtors estimate a blended recovery range of 10% to 16% from all of their other current assets.

5.	Property and Equipment. The Debtors own 12 unencumbered properties. The liquidation value of this property is uncertain and an illustrative 30% to 50% was applied to the latest appraisal value, net of closing costs and transfer taxes, to account for a distressed sale of a specialized real estate portfolio. The appraisal value includes certain of the personal property at these sites. No value was ascribed to leasehold improvements, work in progress construction, or other remnant assets.

6.	Goodwill, Other Intangible Assets, and Other Assets. These assets are non-cash in nature and are not estimated to provide any liquidation value.

7.	International Distributable Value. The foreign entities were analyzed on an individual basis and rolled up to a total. Estimated liquidation proceeds were netted against liabilities at such foreign entities to approximate the residual value of the Debtors’ ownership interests in their foreign non-debtor affiliates.

7

Chapter 7 Liquidation Costs

8.	Chapter 7 Trustee Fees. The Debtors calculated chapter 7 trustee fees in accordance with section 326 of the Bankruptcy Code, which provides for compensation based on a percentage of distributions made. A rate of 3.0% was applied to Gross Distributable Value in both the low and high recovery scenarios.

9.	Wind-Down and Dissolution Costs. Given the Company’s operations, and in particular, their live animal inventory, a hypothetical liquidation would be an extremely complex endeavor. The Debtors believe that in order to wind down their live animal inventory, they would need to partially maintain facilities for at least 60 to 90 days, and likely longer, while an orderly liquidation of inventory is being conducted. Illustratively, wind-down costs reflect 60 to 90 days of labor and overhead at these facilities, estimated at $20 million to $30 million. These costs include animal husbandry staff, veterinary oversight, feed and supplies, utilities, security, and regulatory compliance personnel necessary to maintain USDA-licensed facilities during the wind-down period.

Net Liquidation Proceeds Available for Distribution

10.	Bridge Claims. Estimated amounts outstanding under the Debtors’ bridge facility as of the Conversion Date, including accrued and unpaid interest and fees. This liquidation analysis assumes no draws on the DIP facility prior to the Conversion Date.

11.	Prepetition First Lien Claims. Represents amounts outstanding under the Debtors’ first lien credit agreement as of the Conversion Date, including accrued and unpaid interest and fees.

12.	Prepetition PIK Notes Claims. Represents amounts outstanding under the second lien notes as of May 31, 2026, including accrued and unpaid interest and fees.

13.	DOJ Claims. Represents the face amount outstanding under that certain Plea Agreement, dated June 3, 2024, made by and between the Company, the United States Attorney’s Office for the Western District of Virginia, and the United States Department of Justice. Does not reflect potential setoff from amounts owed by the U.S. Government or its agencies. Additional accrued and unpaid costs in connection with the Plea Agreement may be asserted. The face amount under the Plea Agreement is presented as of the Conversion Date, net of the $5 million installment assumed to be paid on or before the Conversion Date.

14.	Employee Wages. Represents accrued and unpaid wages and salaries, commissions, reimbursable expenses, and any severance payable as of the Conversion Date, subject to the 507(a) priority cap.

15.	Taxes. Represents accrued but unpaid tax obligations of the Debtors as of the Conversion Date, including property and income taxes.

8

16.	Prepetition Unsecured Convertible Notes Claims. Represents unsecured obligations, including accrued and unpaid interest at the stated rate of 3.250%.

17.	General Unsecured Claims. Represents remaining general unsecured claims of the Debtors, including (a) vendors and suppliers for amounts owed, (b) customer deposits as of the Conversion Date, (c) any employee claims only for amounts above the cap, (d) an estimated reserve for unbilled audit and legal fees, and (e) an unsecured obligation owed by the Debtors to Orient BioResource Center, Inc., including accrued and unpaid interest as of the Conversion Date.

9

Best Interest Test Results

		Plan	Chapter 7 Recovery
Class Name	Class	Recovery	Low	High	Pass / Fail
Administrative Claims	Unclassified	100.0%	n/a	n/a	n/a
Bridge Claims	Unclassified	100.0%	100.0%	100.0%	Pass
Non-Bridge Prepetition First Lien Claims	Class 3	54.4%	5.3%	23.7%	Pass
Prepetition PIK Notes Claims	Class 5	3.5%	0.0%	0.0%	Pass
DOJ Claims	Class 4	100.0%	0.0%	0.0%	Pass
Other Priority Claims	Class 1	100.0%	0.0%	0.0%	Pass
Prepetition Unsecured Convertible Notes Claims	Class 6	3.5%	0.0%	0.0%	Pass
General Unsecured Claims	Class 7	100.0%	0.0%	0.0%	Pass
Other Secured Claims	Class 2	n/a	n/a	n/a	n/a
Intercompany Claims	Class 8	n/a	n/a	n/a	n/a
Intercompany Interests	Class 9	n/a	n/a	n/a	n/a
Section 510(b) Claims	Class 10	n/a	n/a	n/a	n/a
Existing Equity Interests	Class 11	n/a	n/a	n/a	n/a

10

Liquidation Analysis Results

		Recovery Range (%)		Recovery Range ($)
($ USD thousands)	Value	Low	High	Low	High
I. DISTRIBUTABLE VALUE
US Distributable Value
Cash and Cash Equivalents	$2,519	100.0%	100.0%	$2,519	$2,519
Trade Receivables	50,794	46.4%	64.7%	23,590	32,871
Inventories	35,443	72.4%	92.3%	25,659	32,710
Prepaid Expenses and Other Current Assets	28,386	10.3%	16.0%	2,919	4,532
Property and Equipment, Net	155,809	21.5%	35.8%	33,451	55,752
Goodwill	94,286	-	-	-	-
Other Intangible Assets, Net	208,030	-	-	-	-
Other Assets	8,028	-	-	-	-
US - Gross Distributable Value	$583,295			$88,138	$128,385

Net International Distributable Value Available to Debtors				$-	$2,851

Gross Distributable Value				$88,138	$131,236

Gross to Net Distributable Value Adjustments
Trustee Fee		3.0%	3.0%	$(2,644)	$(3,937)
Wind Down and Dissolution Costs				(30,000)	(20,000)

Net Distributable Value				$55,494	$107,299

II. SECURED CLAIMS

Bridge Claims	$40,470	100.0%	100.0%	$40,470	$40,470
Non-Bridge Prepetition First Lien Claims	282,411	5.3%	23.7%	15,024	66,829
Prepetition PIK Notes Claims	28,327	-	-	-	-
DOJ Claims	13,266	-	-	-	-
Secured Claims	$364,474			$55,494	$107,299

Net Value Available for Distribution to Unsecured Claims				$-	$-

III. UNSECURED CLAIMS

Employee Wages	$3,516	-	-	$-	$-
Taxes	235	-	-	-	-
Prepetition Unsecured Convertible Notes Claims	131,667	-	-	-	-
General Unsecured Claims	53,657	-	-	-	-
Unsecured Claims	$189,076			$-	$-

Net Value Available for Equity Interests				$-	$-

11

EXHIBIT D

Financial Projections

Financial Projections1

The financial projections (the “Financial Projections”) for the Debtors are based on the Debtors’ latest budget for the quarter ended March 31, 2026, and long-term financial projections for fiscal years 2026 through 2030 (collectively, the “Forecast Period”), as informed by the current and projected conditions in each of the Debtors’ markets and businesses. The Debtors’ fiscal year ends on September 30th; years indicated shall be presumed to be fiscal years unless otherwise stated. The Financial Projections have been prepared on a consolidated basis in sufficient detail to provide adequate information in accordance with section 1125 of the Bankruptcy Code.

The Financial Projections were prepared by Management with the assistance of the Debtors’ advisors and are based on assumptions developed by Management with respect to the future performance of the Debtors’ operations. Although Management prepared the Financial Projections in good faith and believes the assumptions to be reasonable, there can be no assurances that such assumptions will be realized. Management continues to monitor industry results and reserves the right (but is under no obligation) to modify the Financial Projections to reflect, among other things, any revised assumptions regarding the overall industry growth rate during the Forecast Period. As described in detail in the Disclosure Statement, a variety of risk factors could affect the Debtors’ financial results and must be considered. Accordingly, the Financial Projections should be reviewed in conjunction with a review of the risk factors set forth in Article VI of the Disclosure Statement and the assumptions described herein, including all relevant qualifications and footnotes.

The Debtors believe that the Plan meets the feasibility requirements set forth in section 1129(a)(11) of the Bankruptcy Code, as confirmation of the Plan is not likely to be followed by a liquidation or the need for further financial reorganization of the Debtors or any successor under the Plan. In connection with the planning and development of the Plan and for the purposes of determining whether the Plan would satisfy this feasibility standard, the Debtors analyzed their ability to satisfy their financial obligations while maintaining sufficient liquidity and capital resources to operate their business.

The Financial Projections were not prepared with a view toward compliance with published guidelines of the United States Securities and Exchange Commission or guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. An independent auditor has not examined, compiled, or performed any procedures with respect to the prospective financial information contained in this Exhibit and, accordingly, the Financial Projections do not express an opinion or any other form of assurance on the information contained herein or the attainability of the Financial Projections. The Debtors’ independent auditor assumes no responsibility for, and denies any association with, the prospective financial information.

[1]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Disclosure Statement for the Joint Prepackaged Chapter 11 Plan of Reorganization of Inotiv, Inc. and its Affiliated Debtors (the “Disclosure Statement”).

2

Principal Assumptions for the Financial Projections

The Financial Projections (i) have been prepared in good faith, (ii) are based on fully disclosed assumptions which, in light of the circumstances under which they were made, are reasonable, (iii) reflect the Debtors’ best currently available estimates, and (iv) reflect the good faith judgments of the Debtors. The Debtors do not offer an opinion as to the attainability of the Financial Projections.

The future financial performance of the Reorganized Debtors is contingent on various factors, many of which are beyond the control or knowledge of the Debtors, and consequently, are inherently difficult to predict. The Reorganized Debtors’ actual future results may differ materially from the Financial Projections. See Article VI of the Disclosure Statement entitled “Certain Factors to be Considered.” In addition, the assumptions underlying the Financial Projections may not appropriately account for the uncertainty and disruption of the business that may accompany a restructuring pursuant to the Bankruptcy Code.

In deciding whether to vote to accept or reject the Plan, Holders of Claims entitled to vote must make their own determinations as to the reasonableness of such assumptions and the reliability of the Financial Projections. See Article VI of the Disclosure Statement entitled “Certain Factors to be Considered.”

Under Accounting Standards Codification “ASC” 852, “Reorganizations,” the Debtors note that the Financial Projections reflect the operational emergence from the Chapter 11 Cases, but not the impact of fresh-start accounting that may be required upon the Effective Date. Fresh-start accounting requires all assets, liabilities, and equity instruments to be valued at “fair value.” The Financial Projections account for the reorganization and related transactions pursuant to the Plan. While the Debtors expect that they will be required to implement fresh-start accounting upon emergence, they have not yet completed the work required to quantify the effect upon the Financial Projections, which could be material.

THE DEBTORS DO NOT, AS A MATTER OF COURSE, PUBLISH OR DISCLOSE THEIR FINANCIAL PROJECTIONS. ACCORDINGLY, THE DEBTORS DO NOT INTEND, AND DISCLAIM ANY OBLIGATION TO, (A) FURNISH UPDATED FINANCIAL PROJECTIONS TO HOLDERS OF CLAIMS OR INTERESTS AT ANY TIME IN THE FUTURE, (B) INCLUDE UPDATED INFORMATION IN ANY DOCUMENTS THAT MAY BE REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, OR (C) OTHERWISE MAKE UPDATED INFORMATION OR FINANCIAL PROJECTIONS PUBLICLY AVAILABLE.

Safe Harbor Under the Private Securities Litigation Reform Act of 1995

The Financial Projections contain statements that constitute “forward-looking statements” within the meaning of the Securities Act and the Securities Exchange Act. Forward-looking statements in the Financial Projections include the intent, belief, or current expectations of the Debtors and Management with respect to the timing of, completion of, and scope of the current restructuring, the Plan, the Debtors’ business plan, market conditions and the Debtors’ future liquidity, as well as the assumptions upon which such statements are based.

3

While the Debtors believe that the expectations are based on reasonable assumptions within the bounds of their knowledge of their business and operations, parties-in-interest are cautioned that any such forward-looking statements are not guarantees of future performance, involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

Select Risk Factors Related to the Financial Projections

The Financial Projections are subject to inherent risks and uncertainties, most of which are difficult to predict and many of which are beyond Management’s control. Many factors could cause actual results, performance, or achievements to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. A description of the risk factors associated with the Plan, the Disclosure Statement, and the Financial Projections is included in Article VI of the Disclosure Statement.

General Assumptions and Methodology

The Debtors’ Financial Projections, which are presented on a consolidated basis, were developed through a combination of Management’s detailed 2026 budgeting process and higher-level projections for 2026-2030 incorporating Management’s view of annualized 2026 results and achievable long-term revenue and cost structure targets.

Revenue for 2026 is based on Management’s annual budget and reflects recent performance trends and a detailed forecast for the year. For 2026-2030, revenue projections are forecasted by individual categories that include: (i) Research Models and Services (“RMS”) and (ii) Discovery and Safety Assessment (“DSA”). Specific business drivers, including NHP unit pricing, transportation cost optimization, projected third-party sourced NHP volumes, among others, have been incorporated.

COGS in the Forecast Period are forecasted by business segments, RMS and DSA, with each segment’s Cost of Sales further bifurcated between (i) operating Cost of Sales (costs directly tied to the production of products and services, such as raw materials and direct labor, excluding depreciation) and (ii) a depreciation component (the portion of Cost of Sales attributable to depreciation of assets used in production). COGS are projected by segment using projected revenue and implied unit sales volumes, while non-personnel indirect costs (such as overhead and utilities) are forecasted by general ledger account and department based on historical experience. Cost of Sales are forecast through fiscal 2026–2030 (fiscal year ending September 30th) based on 2026 annualized levels, accounting for factors such as inflation and the level of spend required to support projected sales targets.

4

Operating expenses for 2026 are projected consistent with Inotiv’s segment reporting structure, encompassing (i) SG&A expenses, (ii) unallocated corporate expenses (including salaries and benefits, third party fees, legal fees, selling expenses, start-up expenses), and (iii) other segment operating expenses. For fiscal 2026–2030, each category is projected from 2026 annualized levels, incorporating factors such as inflation and spend required to support projected sales targets.

The Financial Projections consist of the following unaudited, pro-forma projected financial statements: (i) consolidated income statement, (ii) consolidated balance sheet, and (iii) consolidated statement of cash flows.

Projected Consolidated Income Statement & Select Assumptions

Revenue: The Debtors’ revenues are derived from two reportable segments: Discovery and Safety Assessment (“DSA”), which supports discovery, nonclinical development, and clinical development needs for small molecule drug candidates, biotherapeutics, and biomedical devices, and Research Models and Services (“RMS”), which provides research models, including rodents, rabbits and non-human primates (“NHPs”), and associated services to the life sciences industry. Within each segment, revenue is comprised of service revenue and product revenue.

Cost of Goods Sold (“COGS”): COGS primarily includes compensation and benefits, costs associated with research models (including NHPs), facility-related expenses such as repairs, maintenance and utilities, and transportation costs.

Operating Expenses: Includes expenses related to selling, general and administrative (“SG&A”) expenses, unallocated corporate expenses (which include salaries and benefits, stock-based compensation, corporate legal fees, consolidated audit fees, other professional fees, and general product, liability and corporate IT costs), other segment operating expenses, startup costs, and restructuring costs.

Depreciation and Amortization (“D&A”): Includes depreciation of existing PP&E and amortization of intangible assets.

Research and Development (“R&D”): Represents costs incurred by the Company in connection with the development and initiation of new service offerings not yet generating revenue.

Non-Recurring Expenses: Includes (i) remaining restructuring costs associated with the Chapter 11 Cases, (ii) advisory fees incurred in connection with the reorganization, (iii) costs associated with the ongoing site optimization program, and (iv) other one-time charges not expected to recur post-emergence.

Interest: Interest is based on the post-emergence capital structure, as contemplated by the Plan, assumed to take effect on [July 17, 2026].

5

Adjusted EBITDA2: Adjusted EBITDA is a non-GAAP metric utilized by Management to evaluate the operating performance of the business and excludes the impact of non-recurring expenses.

Income Statement

	3Q26F	4Q26F	2027E	2028E	2029E	2030E	'22A - '25A	'25A - '30E
Revenue:
RMS	$66	$81	$297	$305	$312	$320	(5.3)%	(0.3)%
DSA	50	51	206	218	230	242	4.5%	5.2%
Total Revenue	$115	$132	$504	$523	$542	$563	(2.2)%	1.9%
Cost of Sales:
RMS	$55	$59	$235	$239	$240	$242	(1.6)%	(1.0)%
DSA	37	36	145	150	156	161	8.5%	3.1%
Total Cost of Sales	$92	$95	$380	$389	$396	$402	1.6%	0.5%
Gross Profit:
RMS	$10	$22	$62	$66	$72	$79	(15.1)%	2.0%
DSA	13	15	62	67	74	82	(4.3)%	10.5%
Total Gross Profit	$23	$37	$124	$133	$146	$160	(11.3)%	5.8%
Operating Expenses:
(-) SG&A	$(23)	$(23)	$(93)	$(93)	$(94)	$(95)	(2.4)%	1.5%
(-) R&D	(0)	(0)	(1)	(1)	(1)	(2)	50.2%	1.8%
(-) Depreciation & Amortization	(14)	(14)	(56)	(57)	(59)	(60)	4.2%	1.3%
(-) Other	(22)	(16)	(8)	(8)	(8)	(8)	(72.4)%	5.5%
Total Operating Expenses	$(59)	$(54)	$(159)	$(160)	$(162)	$(164)	(29.7)%	1.6%
Total Operating Income / (Loss)	$(36)	$(17)	$(35)	$(27)	$(16)	$(4)
Operating Margin (%)			(7.0)%	(5.1)%	(3.0)%	(0.7)%

Operating Income / (Loss)	$(36)	$(17)	$(35)	$(27)	$(16)	$(4)	(51.0)%	(33.4)%
(+) Depreciation & Amortization	14	14	56	57	59	60	4.2%	1.3%
(+) Stock-Based Comp. Expense	2	2	8	8	8	8	(40.7)%	5.3%
(+/-) Other Adjustments	21	14	4	4	4	4	(78.1)%	6.6%
Adjusted EBITDA	$0	$13	$33	$42	$54	$67	(27.9)%	14.7%

[2]	Operating income (loss) before depreciation and amortization, stock-based compensation, acquisition and integration costs, startup costs, restructuring costs, unrealized foreign exchange gain/loss, amortization of inventory step-up, gain/loss on disposition of assets, gain on debt extinguishment, amounts received from legal settlements, and other unusual third-party costs.

6

Select Projected Cash Flow Statement Assumptions3,4

Change in Net Working Capital: Driven by changes in trade receivables and contract assets, inventory, prepaid expenses and other current assets, accounts payable, accrued expenses and other liabilities, and fees invoiced in advance.

Capital Expenditures: Management projects moderate capital investments into the forecast period.

Debt Repayment: Proceeds and repayments are projected based on the terms of the capital structure contemplated by the Plan, including the Exit Facility.

Anticipated Working Capital Facility: The Company intends to enter into a working capital facility, to the extent necessary, to be provided by Prepetition First Lien Lenders or another capital provider to support liquidity post-emergence. The Prepetition First Lien Lenders and the Company continue to evaluate the proper structure and quantum of such working capital facility and will file any such commitment for any such facility as part of the Plan Supplement.

Cash Flow Statement

	3Q26F	4Q26F	2027E	2028E	2029E	2030E
Earnings before Cash Interest and Tax	$(12)	$(12)	$(35)	$(27)	$(16)	$(4)
(-) Cash Interest Expense	(9)	(4)	(17)	(17)	(17)	(17)

Earnings before Tax	$(22)	$(16)	$(52)	$(44)	$(33)	$(21)
(+) Depreciation & Amortization	14	14	56	57	59	60
(+) Other Non-Cash Items	1	2	5	2	8	8
(+/-) Δ in Net Working Capital	(1)	(0)	(10)	17	(5)	(3)
Cash Flow from Operations	$(7)	$(1)	$(2)	$32	$29	$44

(-) Capital Expenditures	$(5)	$(4)	$(15)	$(16)	$(16)	$(17)
Cash Flow from Investing	$(5)	$(4)	$(15)	$(16)	$(16)	$(17)

(+) Debt Borrowings	$28	$-	$-	$-	$-	$-
(-) Debt Repayment	(14)	-	-	-	-	-
(+/-) Anticipated Working Capital Facility	-	-	14	(14)	-	-
(-) Other Financing Outflows	(3)	-	-	-	-	-
Cash Flow from Financing	$10	$-	$14	$(14)	$-	$-

Net Change in Cash & Cash Equivalents	$(2)	$(5)	$(3)	$3	$13	$27

Cash & Cash Equivalents, Beginning of Period	$15	$13	$8	$5	$8	$20
Cash & Cash Equivalents, Ending of Period	$13	$8	$5	$8	$20	$48

[3]	Beginning cash balance for 3Q’26 reflects the Approved Budget (inclusive of restructuring costs), plus $25 million in DIP proceeds.

[4]	Illustratively assumes an all-in cash interest rate of 11.00% on the takeback debt facility, subject to ongoing discussions with the lenders, and 10.00% on the Anticipated Working Capital Facility during the projection period.

7

EXHIBIT E

Valuation Analysis

Valuation Analysis1

A.	Disclaimer

THE ANALYSIS SET FORTH HEREIN (THE “VALUATION ANALYSIS”) REPRESENTS ESTIMATED VALUATION FOR THE REORGANIZED DEBTORS AND DOES NOT NECESSARILY REFLECT VALUES THAT COULD BE ATTAINABLE IN THE PUBLIC OR PRIVATE MARKETS. THE VALUE OF THE NEW EQUITY INTERESTS DOES NOT PURPORT TO BE OR CONSTITUTE (I) AN ESTIMATE OF THE POST-REORGANIZATION MARKET VALUE OF THE REORGANIZED DEBTORS; (II) AN OPINION AS TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE CONSIDERATION TO BE RECEIVED UNDER THE PLAN, THE TERMS AND PROVISIONS OF THE PLAN, OR ANY RESTRUCTURING TRANSACTION CONTEMPLATED UNDER THE PLAN OR OTHERWISE DESCRIBED THEREIN; OR (III) AN APPRAISAL OF THE ASSETS OF THE REORGANIZED DEBTORS.

THE INFORMATION CONTAINED HEREIN IS NOT A PREDICTION OR GUARANTEE OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED FROM ANY INDEBTEDNESS OR SECURITIES TO BE ISSUED PURSUANT TO THE PLAN. THE INFORMATION IS PRESENTED SOLELY FOR THE PURPOSE OF PROVIDING ADEQUATE INFORMATION AS REQUIRED BY SECTION 1125 OF THE BANKRUPTCY CODE TO ENABLE THE HOLDERS OF CLAIMS ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN TO MAKE AN INFORMED JUDGMENT ABOUT THE PLAN AND SHOULD NOT BE USED OR RELIED UPON FOR ANY OTHER PURPOSE, INCLUDING THE PURCHASE OR SALE OF CLAIMS AGAINST THE DEBTORS OR ANY OF THEIR AFFILIATES.

B.	Valuation Estimate

Solely for the purposes of the Plan, the Debtors directed their investment banker, Perella Weinberg Partners, LP (“PWP”), to estimate the going-concern value of the Reorganized Debtors (the “Enterprise Value”). This analysis has been prepared for the Debtors’ sole use and is based on information provided to PWP by the Debtors. The analysis herein reflects the combined assets and operations of all Debtor subsidiaries of the Company.

Based on the Financial Projections prepared on behalf of the Debtors, a copy of which are attached to the Disclosure Statement as Exhibit [D], and subject to the disclaimers and the descriptions of PWP’s methodology set forth herein, and solely for purposes of the Plan, PWP estimates the Enterprise Value of the Reorganized Debtors will be within the range of approximately $222 million to $273 million on or around July 17, 2026 (the “Assumed Effective Date”), with an estimated midpoint of approximately $247 million. This Valuation Analysis assumes that the Reorganized Debtors will have, as of the Assumed Effective Date, funded debt obligations of $150 million (consisting of $150 million outstanding under the New Takeback Debt and access to $25 million undrawn under the New [Anticipated Working Capital Facility2 and [unrestricted cash] of $5 million. The range of total equity value, which takes into account the Enterprise Value less the estimated debt as of the Assumed Effective Date, was estimated by PWP to be between approximately $77 million and $128 million, with an estimated midpoint of approximately $102 million. The implied Enterprise Value of the Reorganized Debtors should be considered as a whole, and the underlying analyses should not be considered indicative of the values of any individual operation of the Reorganized Debtors.

[1]	Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Disclosure Statement for the Amended Joint Chapter 11 Plan of Reorganization of Inotiv, Inc. and its Affiliated Debtors (the “Disclosure Statement”).

[2]	The Company intends to enter into a working capital facility, to the extent necessary, to be provided by Prepetition First Lien Lenders or another capital provider to support liquidity post-emergence. The Prepetition First Lien Lenders and the Company continue to evaluate the proper structure and quantum of such working capital facility and will file any such commitment for any such facility as part of the Plan Supplement.

In preparing the estimated Enterprise Value for the Reorganized Debtors, PWP:

(i)	reviewed certain historical financial information of the Debtors for recent years and interim periods provided by the Debtors;

(ii)	reviewed certain internal financial and operating data of the Debtors relating to the business, such as earnings, cash flow, assets, liabilities, and other prospects, including the Financial Projections, which were prepared and provided to PWP by the Debtors’ management team, and which relate to the Debtors’ business and its prospects;

(iii)	met with certain members of the Debtors’ management team to discuss the Debtors’ operations and future prospects;

(iv)	reviewed publicly available financial data and market-implied valuation statistics of public companies deemed by PWP to be potentially comparable to the operating businesses of the Debtors;

(v)	considered certain economic and industry information relevant to the Debtors’ operating businesses;

(vi)	prepared discounted cash flow (“DCF”) analyses based on the Financial Projections for years 2026 through 2030, utilizing various discount rates and assumptions in the calculation of terminal values;

(vii)	considered the implied value of change-of-control transactions undertaken by companies deemed by PWP to be comparable to the operating business of the Debtors;

(viii)	conducted such other analyses as PWP deemed appropriate.

Although PWP conducted a review and analysis of the Debtors’ business, operating assets and liabilities, and business plans, PWP relied on the accuracy and completeness of all financial and other information furnished to it by the Debtors and by other advisors retained by the Debtors, as well as certain publicly available information as to which PWP does not have independent knowledge.

The Financial Projections prepared in consultation with the Debtors are for the period beginning May 2026 through September 2030 (the “Projection Period”). The Financial Projections: (i) are based on assumptions disclosed fully in Exhibit D to the Disclosure Statement; (ii) reflect the Debtors’ best currently available estimates; and (iii) reflect the good faith judgments of the Debtors. PWP does not offer an opinion as to the attainability of the Financial Projections. The future results of the Reorganized Debtors are dependent upon various factors, many of which are beyond the control or knowledge of the Debtors and, consequently, are inherently difficult to project. The Reorganized Debtors’ actual future results may differ materially (positively or negatively) from the Financial Projections and, as a result, the actual Enterprise Value of the Reorganized Debtors may be significantly higher or lower than the estimated range provided herein.

No independent evaluations or appraisals of the Debtors’ assets were sought or obtained in connection with PWP’s valuation. PWP did not conduct an independent investigation into any of the legal, tax, pension, or accounting matters affecting the Debtors and therefore makes no representations as to their impact on the Debtors’ financial statements.

C.	Valuation Considerations

This valuation is based upon information available to, and analyses undertaken by, PWP as of May 29, 2026] (the “Assumed Valuation Date”), and reflects, among other factors discussed below, the current financial market conditions and the inherent uncertainty today as to the achievement of the Financial Projections. The value of an operating business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial conditions and prospects of such a business. For purposes of this valuation, PWP has assumed that no material changes that would affect value will occur between the date of this Disclosure Statement and the Assumed Effective Date. Events and conditions subsequent to the Assumed Valuation Date, including but not limited to updated projections, as well as other factors, could have a substantial impact upon the Reorganized Debtors’ value. Neither PWP nor the Debtors have any obligation to update, revise, or reaffirm the Enterprise Value.

This valuation also reflects a number of assumptions, including a successful reorganization of the Debtors’ business and finances in a timely manner, achieving the forecasts reflected in the Financial Projections, market conditions, the Reorganized Debtors’ capitalization and available cash as set forth further in the Plan and Disclosure Statement, and the Plan becoming effective in accordance with its terms on a basis consistent with the estimates and other assumptions discussed herein. Among other things, failure to consummate the Plan in a timely manner may have a materially negative impact on the Enterprise Value of the Reorganized Debtors. As discussed above, PWP’s views are also necessarily based on economic, monetary, market, and other conditions as in effect on the Assumed Valuation Date.

Further, the valuation of the New Equity Interests to be issued upon the Assumed Effective Date is subject to additional uncertainties and contingencies, all of which are difficult to predict. Actual market prices of such securities at issuance will depend upon, among other things: (i) prevailing interest rates; (ii) conditions in the financial markets; (iii) the anticipated initial securities holdings of prepetition creditors, some of whom may prefer to liquidate their investment rather than hold it on a long-term basis; and (iv) other factors that generally influence the prices of securities. Actual prices at which such securities can be sold also may be affected by the Chapter 11 Cases or by other factors not possible to predict. Accordingly, the Enterprise Value ascribed in the analysis does not purport to be an estimate of the post-reorganization market trading value of the Reorganized Debtors or their securities. Such trading value may be materially different from the Enterprise Value ranges associated with PWP’s Valuation Analysis. The Reorganized Debtors are anticipated to be a private company that will not be obligated to file public reports or disclosures, and the New Equity Interests will not be listed on any securities exchange. There can be no assurance that any trading market will develop for the New Equity Interests. The estimated values for the Reorganized Debtors do not necessarily reflect the values that may be attainable in public or private markets.

The estimate of Enterprise Value set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein depending on the results of the Debtors’ operations or changes in the financial markets. Additionally, these estimates of value represent hypothetical enterprise and equity values of the Reorganized Debtors as the continuing owner of the Debtors’ business and assets and do not purport to reflect or constitute appraisals, liquidation values, or estimates of the actual market value that may be realized through the sale of any securities to be issued pursuant to the Plan, which may be significantly different than the amounts set forth herein. Such estimates were developed solely for purposes of formulation and negotiation of the Plan and analysis of implied relative recoveries to creditors thereunder. The value of owning a business such as the Debtors’ business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial condition and prospects of such business. The estimated distributable value in this Valuation Analysis does not purport to constitute an appraisal or necessarily reflect the actual market value that might be realized through a sale or liquidation of the Reorganized Debtors, their securities, or their assets, which may be materially higher or lower than the estimated distributable value range herein.

PWP’s estimated valuation range of the Reorganized Debtors does not constitute a recommendation to any Holder of Allowed Claims as to how such person should vote or otherwise act with respect to the Plan. The estimated value of the Reorganized Debtors set forth herein does not constitute an opinion as to the solvency of the Debtors or the fairness from a financial point of view to any person of the consideration to be received by such person under the Plan or of the terms and provisions of the Plan. Valuation estimates are inherently subject to uncertainties, and consequently, none of the Debtors, PWP, or any other professional or person assumes responsibility for any differences between the estimated valuation ranges herein and any actual outcome.

D.	Valuation Methodology

In preparing its valuation, PWP performed a variety of financial analyses and considered a variety of factors. PWP largely relied on three generally accepted valuation techniques: (i) DCF analysis; (ii) comparable public company analysis; and (iii) precedent transactions analysis.

a.	DCF Analysis

DCF analysis is a forward-looking enterprise valuation methodology that can be used to estimate the value of an asset or business by calculating the present value of expected future cash flows generated by that asset or business. Under this methodology, projected future cash flows are discounted by the business’ weighted average cost of capital (the “Discount Rate”). The Discount Rate reflects the estimated blended rate of return that would be required by debt and equity investors to invest in the business based on its capital structure and interest tax shield (if any). The Enterprise Value of the firm is determined by calculating the present value of the unlevered after-tax free cash flows based on the Company’s financial projections for the five-year period ending September 2030, plus an estimate for the value of the firm beyond the Projection Period, known as the terminal value.

b.	Comparable Public Company Analysis

Comparable public company analysis estimates the value of a company relative to publicly traded companies with similar operating and financial characteristics. A set of publicly traded companies was selected based on similar business and financial characteristics to the Reorganized Debtors. Criteria for the selected reference group included, among other relevant characteristics, similarity in industry, product type, end customers, operations, business risk, and growth prospects. The selected reference group may not be comparable to the Reorganized Debtors in all aspects and may differ materially in others. Under this methodology, certain financial multiples that measure financial performance and value are calculated for each selected company and then applied to the Reorganized Debtors’ financials to imply an enterprise value for the Reorganized Debtors. PWP used, among other measures, enterprise value for each selected company as a multiple of such company’s publicly available consensus earnings before interest, taxes and depreciation expense (“EBITDA”).

The comparable public company methodology has several limitations in this instance, including a limited universe of publicly traded peers, none of which is a perfect comparable with the exact same operating and financial characteristics as the Reorganized Debtors, as discussed above.

c.	Precedent Transaction Analysis

Precedent transaction analysis is based on the implied enterprise values of companies and assets involved in merger and acquisition transactions for which the targets had operating and financial characteristics comparable in certain respects to the Reorganized Debtors. Under this methodology, a multiple is derived using the enterprise value of each such target, calculated as the consideration paid and the net debt assumed in the selected precedent transaction relative to a financial metric, in this case EBITDA for the prior twelve-months from when the transaction occurred.

For the purposes of calculating the estimated Enterprise Value of the Reorganized Debtors, PWP weighted the high and low end of the range of each of these methodologies equally.

* * *

The summary herein does not purport to be a complete description of the analyses and factors undertaken to support PWP’s conclusions. The preparation of a valuation is a complex process involving various quantitative and qualitative determinations as to the most appropriate analyses and factors to consider, and the application of those analyses and factors to the particular circumstances of the Debtors. As a result, the process involved in preparing a valuation is not readily summarized.

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EXHIBIT F

Corporate Organizational Chart